The information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED FEBRUARY 12, 2007, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE
(THIS FREE WRITING PROSPECTUS ACCOMPANIES THE ATTACHED PROSPECTUS DATED SEPTEMBER 22, 2006)

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130786) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 400-7834 or by emailing Avinash Bappanad at bappanad_avinash@jpmorgan.com.

$3,611,325,000 (Approximate)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18
Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor
JPMorgan Chase Bank, N.A.
CIBC Inc.
Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18, which represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18. The assets of the issuing entity will primarily be 226 fixed rate mortgage loans secured by first liens on 314 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2007-CIBC18 certificates. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus. In addition, JPMorgan Chase Bank, N.A. will provide an interest rate swap agreement for the benefit of the Class A-MFL certificates and an interest rate swap agreement for the benefit of the Class A-JFL certificates as described under ‘‘Description of the Swap Contracts’’ in this free writing prospectus. The Series 2007-CIBC18 certificates are interests in the issuing entity only and are not interests in or obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2007-CIBC18 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 12th day of each month, commencing on April 12, 2007.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/S&P)(5)	Rated Final Distribution Date(3)
Class A-1(6)	$105,817,000		%	(7)	February 12, 2012	Aaa/AAA	June 12, 2047
Class A-3(6)	$251,333,000		%	(7)	July 12, 2016	Aaa/AAA	June 12, 2047
Class A-4(6)	$2,002,203,000		%	(7)	January 12, 2017	Aaa/AAA	June 12, 2047
Class A-1A(6)	$373,541,000		%	(7)	January 12, 2017	Aaa/AAA	June 12, 2047
Class X	$3,904,135,398	(8)	%	Variable(9)	December 12, 2016	Aaa/AAA	June 12, 2047
Class A-M	$290,414,000		%	(7)	February 12, 2017	Aaa/AAA	June 12, 2047
Cass A-MFL	$100,000,000	(10)	%	Floating(11)	February 12, 2017	Aaa/AAA(12)	June 12, 2047
Class A-J	$226,971,000		%	(7)	February 12, 2017	Aaa/AAA	June 12, 2047
Class A-JFL	$100,000,000	(10)	%	Floating(11)	February 12, 2017	Aaa/AAA(12)	June 12, 2047
Class B	$73,203,000		%	(7)	February 12, 2017	Aa2/AA	June 12, 2047
Class C	$29,281,000		%	(7)	February 12, 2017	Aa3/AA−	June 12, 2047
Class D	$58,562,000		%	(7)	February 12, 2017	A2/A	June 12, 2047

(Footnotes on table on page S-9)

You should carefully consider the risk factors beginning on page S-43 of this free writing prospectus and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.
The underwriters, J.P. Morgan Securities Inc., CIBC World Markets Corp. and Credit Suisse Securities (USA) LLC, will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc. and CIBC World Markets Corp. are acting as co-lead managers for this offering. Credit Suisse Securities (USA) LLC is acting as co-manager for this offering. J.P. Morgan Securities Inc. is acting as sole bookrunner for this offering.

JPMorgan	CIBC World Markets

Credit Suisse

February    , 2007

Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18

Washington
Idaho
Utah
Missouri
Iowa
Minnesota
Illinois
Michigan
New York
Vermont
Maine
New Hampshire
Wisconsin
Indiana
Pennsylvania
Massachusetts
Connecticut
New Jersey
Ohio
Delaware
District of Columbia
Maryland
Virginia
North Carolina
South Carolina
Georgia
Florida
Kentucky
Tennessee
Alabama
Mississippi
Louisiana
Arkansas
Texas
Oklahoma
Kansas
New Mexico
Colorado
Arizona
California
Nevada
Oregon
Alaska
< 1.0% of Cut-off Date Balance
1.0% - 5.0% of Cut-off Date Balance
5.1% - 10.0% of Cut-off Date Balance
> 10.0% of Cut-off Date Balance

131 South Dearborn — Chicago, IL

Quantico Property Trust — Various

Barnes & Noble
Booksellers
STOP

Centro Heritage IV Portfolio — Various

Marriott – Hilton Head Island — Hilton Head Island, SC

Hilton

Hilton – Anchorage — Anchorage, AK

Bryant Park Hotel New York, NY

Presidential Tower Crystal City, VA

The Plaza at PPI Center Allentown, PA

AmeriCold Pool 2 Various

SUMMARY OF CERTIFICATES	S-9
SUMMARY OF TERMS	S-11
RISK FACTORS	S-43
Geographic Concentration Entails Risks	S-43
Risks Relating to Mortgage Loan Concentrations	S-44
Risks Relating to Enforceability of Cross-Collateralization	S-46
The Borrower’s Form of Entity May Cause Special Risks	S-46
Ability to Incur Other Borrowings Entails Risk	S-48
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date	S-51
The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts	S-52
Commercial and Multifamily Lending Is Dependent Upon Net Operating Income	S-53
Tenant Concentration Entails Risk	S-54
Certain Additional Risks Relating to Tenants	S-55
Substitution of Mortgaged Properties May Lead to Increased Risks	S-56
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-57
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	S-57
Tenant Bankruptcy Entails Risks	S-58
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-58
Retail Properties Have Special Risks	S-58
Office Properties Have Special Risks	S-60
Multifamily Properties Have Special Risks	S-60
Hotel Properties Have Special Risks	S-62
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-63
Industrial Properties Have Special Risks	S-63
Manufactured Housing Community Properties Have Special Risks	S-65
Self Storage Properties Have Special Risks	S-65
Risks Relating to Certain Assistance Programs	S-66
Lack of Skillful Property Management Entails Risks	S-66
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-67
Condominium Ownership May Limit Use and Improvements	S-67
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-68
Limitations of Appraisals	S-69
Risks Relating to Underwritten Net Cash Flow	S-69
Shari’ah Compliant Loans	S-70
Potential Conflicts of Interest	S-70
Special Servicer May Be Directed to Take Actions	S-72
Bankruptcy Proceedings Entail Certain Risks	S-73
Risks Relating to Prepayments and Repurchases	S-75
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-77
Sensitivity to LIBOR and Yield Considerations	S-78
Risks Relating to the Swap Contracts	S-78
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-79
Risks Relating to Interest on Advances and Special Servicing Compensation	S-79
Risks of Limited Liquidity and Market Value	S-79
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-80
Subordination of Subordinate Offered Certificates	S-80
Limited Information Causes Uncertainty	S-80
Environmental Risks Relating to the Mortgaged Properties	S-80

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING COMMUNITY LOANS
ANNEX C	FORM OF REPORT TO CERTIFICATEHOLDERS

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of offered certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus.

The information contained herein supersedes any previous information delivered to you and may be superseded by information delivered to you prior to the time of sale.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates.

You should rely only on the information contained in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with several introductory sections describing the Series 2007-CIBC18 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-9 of this free writing prospectus, which sets forth important statistical information relating to the Series 2007-CIBC18 certificates;

Summary of Terms, commencing on page S-11 of this free writing prospectus, which gives a brief introduction of the key features of the Series 2007-CIBC18 certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-43 of this free writing prospectus, which describe risks that apply to the Series 2007-CIBC18 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page S-223 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page 129 of the prospectus.

All annexes and schedules attached to this free writing prospectus are a part of this free writing prospectus.

In this free writing prospectus, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A ‘‘RELEVANT MEMBER STATE’’), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE ‘‘RELEVANT IMPLEMENTATION DATE’’) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A)    TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B)    TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C)    IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN ‘‘OFFER OF CERTIFICATES TO THE PUBLIC’’ IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION ‘‘PROSPECTUS DIRECTIVE’’ MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)(i)    IT IS A PERSON WHOSE ORDINARY ACTIVITIES INVOLVE IT IN ACQUIRING, HOLDING, MANAGING, OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF ITS BUSINESS AND (ii) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL THE CERTIFICATES OTHER THAN TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR WHO IT IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES WHERE THE ISSUE OF THE CERTIFICATES WOULD OTHERWISE CONSTITUTE A CONTRAVENTION OF SECTION 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (‘‘FSMA’’);

(B)    IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE ‘‘FSMA’’)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(C)    IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IF MADE BY A PERSON WHO IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (‘‘HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.’’) OR 19 (INVESTMENT PROFESSIONALS) OF THE FSMA (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE ‘‘RELEVANT PERSONS’’). THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/ S&P)(5)	Principal Window(4)
Offered Certificates
A-1(6)	$105,817,000		30.000%	(7)	February 12, 2012%		3.27	Aaa/AAA	4/07-2/12
A-3(6)	$251,333,000		30.000%	(7)	July 12, 2016%		7.73	Aaa/AAA	2/12-7/16
A-4(6)	$2,002,203,000		30.000%	(7)	January 12, 2017%		9.76	Aaa/AAA	7/16-1/17
A-1A(6)	$373,541,000		30.000%	(7)	January 12, 2017%		9.16	Aaa/AAA	4/07-1/17
X	$3,904,135,398	(8)	N/A	Variable(9)	December 12, 2016%		N/A	Aaa/AAA	N/A
A-M	$290,414,000		20.000%	(7)	February 12, 2017%		9.86	Aaa/AAA	1/17-2/17
A-MFL	$100,000,000	(10)	20.000%	Floating(11)	February 12, 2017%		9.86	Aaa/AAA(12)	1/17-2/17
A-J	$226,971,000		11.625%	(7)	February 12, 2017%		9.93	Aaa/AAA	2/17-2/17
A-JFL	$100,000,000	(10)	11.625%	Floating(11)	February 12, 2017%		9.93	Aaa/AAA(12)	2/17-2/17
B	$73,203,000		9.750%	(7)	February 12, 2017%		9.93	Aa2/AA	2/17-2/17
C	$29,281,000		9.000%	(7)	February 12, 2017%		9.93	Aa3/AA−	2/17-2/17
D	$58,562,000		7.500%	(7)	February 12, 2017%		9.93	A2/A	2/17-2/17
Non-Offered Certificates
E	$39,041,000		6.500%	(7)	N/A	%	N/A	A3/A−	N/A
F	$58,562,000		5.000%	(7)	N/A	%	N/A	Baa1/BBB+	N/A
G	$43,922,000		3.875%	(7)	N/A	%	N/A	Baa2/BBB	N/A
H	$43,921,000		2.750%	(7)	N/A	%	N/A	Baa3/BBB−	N/A
J	$9,761,000		2.500%	(7)	N/A	%	N/A	Ba1/BB+	N/A
K	$14,640,000		2.125%	(7)	N/A	%	N/A	Ba2/BB	N/A
L	$14,641,000		1.750%	(7)	N/A	%	N/A	Ba3/BB−	N/A
M	$9,760,000		1.500%	(7)	N/A	%	N/A	B1/B+	N/A
N	$4,880,000		1.375%	(7)	N/A	%	N/A	B2/B	N/A
P	$14,641,000		1.000%	(7)	N/A	%	N/A	B3/B−	N/A
NR	$39,041,398		N/A	(7)	N/A	%	N/A	NR/NR	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 10%.

(2)	The credit support percentages set forth for the Class A-1, Class A-3, Class A-4 and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for the Class A-M and Class A-MFL certificates are represented in the aggregate. The credit support percentages set forth for the Class A-J and Class A-JFL certificates are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this free writing prospectus. The rated final distribution date for each class of certificates is June 12, 2047. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this free writing prospectus.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this free writing prospectus and on the assumptions that there are no prepayments or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)	Ratings shown are those of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

(6)	For purposes of making distributions on the Class A-1, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. As of the cut-off date, loan group 1 will consist of 191 mortgage loans, representing approximately 90.4% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will consist of 35 mortgage loans, representing approximately 9.6% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will include approximately 95.3% of all the mortgage loans secured by multifamily and manufactured housing community properties.

So long as funds are sufficient on any distribution date to make distributions of all interest and principal on such distribution date to the Class A-1, Class A-3, Class A-4, Class A-1A and Class X certificates, interest and principal distributions on the Class A-1, Class A-3 and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest and principal distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally the Class A-1, Class A-3 and Class A-4 certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the certificate principal balance of the Class A-4 certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class NR certificates and the Class A-MFL and Class A-JFL regular interests have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-3, Class A-4 and Class A-1A certificates, pro rata.

(7)	The pass-through rates applicable to the Class A-1, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates and the Class A-MFL and Class A-JFL regular interests on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(8)	The Class X notional amount will be equal to the aggregate of the certificate balances of each class of certificates (other than the Class A-MFL, Class A-JFL, Class X, Class R and Class LR certificates) and the Class A-MFL and Class A-JFL regular interests.

(9)	The pass-through rate on the Class X certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates for all of the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on all of the other certificates (other than the Class A-MFL, Class A-JFL, Class R and Class LR certificates) and the Class A-MFL and Class A-JFL regular interests, weighted on the basis of their respective certificate balances immediately prior to that distribution date. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

(10)	The certificate balance of the Class A-MFL certificates will be equal to the certificate balance of the Class A-MFL regular interest. The certificate balance of the Class A-JFL certificates will be equal to the certificate balance of the Class A-JFL regular interest.

(11)	The pass-through rate applicable to the Class A-MFL certificates on each distribution date will be a per annum rate equal to LIBOR plus %. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-MFL certificates may convert to a fixed rate equal to % per annum. The pass-through rate applicable to the Class A-JFL certificates on each distribution date will be a per annum rate equal to LIBOR plus %. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-JFL certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined on March 5, 2007 and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period.

(12)	The ratings assigned to the Class A-MFL certificates only reflect the receipt of a fixed rate of interest at a rate equal to % per annum. The ratings assigned to the Class A-JFL certificates only reflect the receipt of a fixed rate of interest at a rate equal to % per annum. See ‘‘Ratings’’ in this free writing prospectus.

The Class R and Class LR certificates are not offered by this free writing prospectus and are not represented in this table.

SUMMARY OF TERMS

This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9271. See ‘‘Transaction Parties—The Depositor’’ in this free writing prospectus.

Issuing Entity	J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see ‘‘Transaction Parties—The Issuing Entity’’ in this free writing prospectus.

Mortgage Loan Sellers	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States and CIBC Inc., a Delaware corporation. JP Morgan Chase Bank, N.A. is also an affiliate of each of the depositor and J.P. Morgan Securities Inc., one of the underwriters. CIBC Inc. is an affiliate of CIBC World Markets Corp., one of the underwriters. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ in this free writing prospectus.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
JPMorgan Chase Bank, N.A.	121	$2,224,013,348	57.0%	58.2%	45.1%
CIBC Inc.	105	1,680,122,050	43.0	41.8	54.9
Total	226	$3,904,135,398	100.0%	100.0%	100.0%

Master Servicer	Capmark Finance Inc., a California corporation, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. The principal commercial mortgage servicing offices of the master servicer are located at 116 Welsh Road,

Horsham, Pennsylvania 19044, and its telephone number is (215) 328-1258. See ‘‘Transaction Parties—The Master Servicer’’ in this free writing prospectus.

The 131 South Dearborn loan will be serviced under the 131 South Dearborn pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9. The master servicer of the 131 South Dearborn whole loan under the 131 South Dearborn pooling and servicing agreement is Midland Loan Services, Inc., a Delaware corporation. The servicing offices of Midland Loan Services, Inc. are located at 1081 Mastin, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000.

Special Servicers	ARCap Servicing, Inc., a Delaware corporation, will act as special servicer with respect to the mortgage loans (other than the Americold Portfolio loan and the 131 South Dearborn loan) and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. The primary servicing office of ARCap Servicing, Inc. is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75309, and its telephone number is (972) 868-5300.

LNR Partners, Inc., a Florida corporation, will act as special servicer with respect to the Americold Portfolio loan. The primary servicing offices of LNR Partners, Inc. are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. See ‘‘Transaction Parties—The Special Servicers’’ in this free writing prospectus.

The 131 South Dearborn loan will be specially serviced under the 131 South Dearborn pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9. The special servicer of the 131 South Dearborn whole loan under the 131 South Dearborn pooling and servicing agreement is LNR Partners, Inc.

Trustee and Paying Agent	Wells Fargo Bank, N.A., a national banking association, with its principal corporate offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See ‘‘Transaction Parties—The Trustee,

Paying Agent, Certificate Registrar and Authenticating Agent’’ in this free writing prospectus. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan, except for the 131 South Dearborn loan for which LaSalle Bank National Association, as trustee, is the mortgagee of record under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9.

Sponsors	JPMorgan Chase Bank, N.A., a national banking association and CIBC Inc., a Delaware corporation. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus and ‘‘The Sponsor’’ in the prospectus.

Certain Affiliations	JPMorgan Chase Bank, N.A. and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. and CIBC Inc. originated or acquired the mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, N.A. is also the Swap Counterparty and an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates. JPMorgan Chase Bank, N.A. is also a sponsor. CIBC Inc. is an affiliate of CIBC World Markets Corp., an underwriter for the offering of the certificates. These roles and other potential relationships may give rise to conflicts of interest as further described in this free writing prospectus under ‘‘Risk Factors—Potential Conflicts of Interest.’’

Swap Counterparty	JPMorgan Chase Bank, N.A. will provide an interest rate swap contract for the benefit of the Class A-MFL certificates and an interest rate swap contract for the benefit of the Class A-JFL certificates.

Cut-off Date	With respect to each mortgage loan, the due date of the related mortgage loan in March 2007, or, March 1, 2007, with respect to those mortgage loans that were originated in February 2007 and have their first due date in April 2007.

Closing Date	On or about March 7, 2007.

Distribution Date	The 12th day of each month or, if the 12th day is not a business day, on the next succeeding business day, beginning in April 2007.

Interest Accrual Period	Interest will accrue on the offered certificates (other than with respect to the Class A-MFL and Class A-JFL certificates) and the Class A-MFL and the Class A-JFL regular interests during the calendar month prior to the related distribution date. With respect to the Class A-MFL and Class A-JFL certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the closing date) to, but excluding, the related distribution date. Except with respect to the Class A-MFL and Class A-JFL certificates, interest will be calculated on the offered certificates and the Class A-MFL and Class A-JFL regular interests assuming that each month has 30 days and each year has 360 days. With respect to the Class A-MFL and Class A-JFL certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days, provided that if the pass-through rates for the Class A-MFL and Class A-JFL certificates convert to a fixed rate, the interest calculation method and interest accrual period for the Class A-MFL and Class A-JFL certificates will be the same as the Class A-MFL and A-JFL regular interests, respectively.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Swap Contracts	The trust will have the benefit of two interest rate swap contracts: one contract relating to the Class A-MFL certificates and one contract relating to the Class A-JFL certificates. Each contract will be issued by JPMorgan Chase Bank, N.A., which, as of the date of this free writing prospectus, has a long-term certificate of deposit rating of ‘‘Aa2’’ by Moody’s Investors Service, Inc. and ‘‘AA−’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The initial notional amount of the A-MFL swap contract will be equal to the initial certificate balance of the Class A-MFL regular interest (and correspondingly, the Class A-MFL certificates). The notional amount of the A-MFL swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-MFL regular interest (and correspondingly, the Class A-MFL certificates). The A-MFL swap contract will have a maturity date of June 12, 2047 (the same date as the rated final distribution date of the Class A-MFL certificates). Under the A-MFL swap contract, the issuing entity will generally be obligated to pay to the swap counterparty on the related distribution date an amount equal to the sum of (i) any yield maintenance charges distributable to the Class A-MFL regular interest and (ii) the product of (A) the notional amount of the A-MFL swap contract and (B) the pass-through rate on the Class A-MFL regular interest. The swap counterparty will generally be obligated to pay to the issuing entity one business day prior to each distribution date an amount equal to the product of (i) the notional amount of the A-MFL swap contract and (ii) LIBOR plus % per annum. If there is an interest shortfall with respect to the Class A-MFL regular interest, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the issuing entity and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-MFL certificates for that distribution date.

The initial notional amount of the A-JFL swap contract will be equal to the initial certificate balance of the Class A-JFL regular interest (and correspondingly, the Class A-JFL certificates). The notional amount of the A-JFL swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-JFL regular interest (and correspondingly, the Class A-JFL certificates). The A-JFL swap contract will have a maturity date of June 12, 2047 (the same date as the rated final distribution date of the Class A-JFL certificates). Under the A-JFL swap contract, the issuing entity will generally be obligated to pay to the swap counterparty on the related distribution date an amount equal to the sum of (i) any yield maintenance charges distributable to the Class A-JFL regular interest and (ii) the product of (A) the notional amount of the A-JFL swap contract and (B) the pass-through rate on the Class A-JFL regular interest. The swap counterparty will generally be obligated to pay to the issuing entity one business day prior to each distribution date an amount equal to the product of (i) the notional amount of the A-JFL swap contract and (ii) LIBOR plus % per annum. If there is an interest shortfall with respect to the Class A-JFL regular interest, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the issuing entity and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-JFL certificates for that distribution date.

See ‘‘Risk Factors—Risks Relating to the Swap Contracts’’ and ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

Transaction Overview

On the closing date, each sponsor will sell its mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be entered into among the depositor, the master servicer, the special servicers and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the 131 South Dearborn loan) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Securities

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2007-CIBC18:

•	Class A-1

•	Class A-3

•	Class A-4

•	Class A-1A

•	Class X

•	Class A-M

•	Class A-MFL

•	Class A-J

•	Class A-JFL

•	Class B

•	Class C

•	Class D

Series 2007-CIBC18 will consist of the above classes and the following classes that are not being offered through this free writing prospectus and the accompanying prospectus: Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR.

The Series 2007-CIBC18 certificates will collectively represent beneficial ownership interests in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 226 fixed rate mortgage loans secured by first liens on 314 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 10%:

Class A-1	$105,817,000
Class A-3	$251,333,000
Class A-4	$2,002,203,000
Class A-1A	$373,541,000
Class X	$3,904,135,398
Class A-M	$290,414,000
Class A-MFL	$100,000,000
Class A-J	$226,971,000
Class A-JFL	$100,000,000
Class B	$73,203,000
Class C	$29,281,000
Class D	$58,562,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial pass-through rate is set forth below for each class:

Class A-1	%(1)
Class A-3	%(1)
Class A-4	%(1)
Class A-1A	%(1)
Class X	%(2)
Class A-M	%(1)
Class A-MFL	%(3)
Class A-J	%(1)
Class A-JFL	%(4)
Class B	%(1)
Class C	%(1)
Class D	%(1)

(1)	The pass-through rates applicable to the Class A-1, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(2)	The interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of each class of certificates (other than the Class A-MFL, Class A-JFL, Class X, Class R and Class LR certificates) and the Class A-MFL and Class A-JFL regular interests. The pass-through rate on the Class X certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates for all of the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on all of the other certificates (other than the Class A-MFL, Class A-JFL, Class R and Class LR certificates) and the Class A-MFL and Class A-JFL regular interests, weighted on the basis of their respective certificate balances immediately prior to that distribution date, which will be calculated as described under ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

(3)	The pass-through rate applicable to the Class A-MFL certificates on each distribution date will be a per annum rate equal to LIBOR plus % per annum. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-MFL certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined on March 5, 2007, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See ‘‘Description of the Swap Contracts—The A-MFL Swap Contract’’ in this free writing prospectus.

(4)	The pass-through rate applicable to the Class A-JFL certificates on each distribution date will be a per annum rate equal to LIBOR plus % per annum. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-JFL certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined on March 5, 2007, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See ‘‘Description of the Swap Contracts—The A-JFL Swap Contract’’ in this free writing prospectus.

B. Interest Rate Calculation Convention
Interest on the certificates (other than the Class A-MFL and Class A-JFL certificates) and the Class A-MFL and Class A-JFL regular interests will be calculated based on a 360-day year consisting of twelve 30-day months, or a ‘‘30/360 basis.’’ Interest on the Class A-MFL and Class A-JFL certificates will be calculated based on the actual number of days in each accrual period and a 360 day year, or an ‘‘actual/360 basis.’’ However, if the pass through rate for the Class A-MFL or Class A-JFL certificates converts to a fixed rate, interest on such class will be calculated on 30/360 basis.

For purposes of calculating the pass-through rates on each of the classes of certificates with a pass-through rate that is based on, limited by, or equal to the weighted average of the net mortgage rates on the mortgage loans, the mortgage loan interest rates will not reflect any default interest rate, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an ‘‘actual/360 basis,’’ will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates—Distributions— Pass-Through Rates’’ and ‘‘—Interest Distribution Amount’’ in this free writing prospectus.

C. Servicing and Administration Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans. The master servicing fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the 131 South Dearborn loan) in the trust fund at the master servicing fee rate equal to a per annum rate ranging from 0.01% to 0.11%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (excluding the 131 South Dearborn loan, which will be subject to a special servicing fee pursuant to the 131 South Dearborn pooling and servicing agreement) that is a specially serviced mortgage loan at the special servicing fee rate equal to a per annum rate of 0.25%. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the 131 South Dearborn loan) in the trust fund at the trustee fee rate equal to a per annum rate of 0.00054%. See ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus.

Distributions

A. Amount and Order of Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-3, Class A-4, Class A-1A and Class X certificates: To pay interest concurrently, (a) on the Class A-1, Class A-3 and Class A-4 certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (b) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (c) on the Class X certificates from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes, pro rata, without regard to loan groups, in accordance with their interest entitlements for that distribution date.

Second/Class A-1, Class A-3, Class A-4 and Class A-1A certificates: To the extent of funds allocated to principal and available for distribution concurrently, (a) (1) first to principal on the Class A-1 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-1 certificates has been reduced to zero, (2) then to principal on the Class A-3 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a)(1) above have been made and, after the Class A-1A certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-3 certificates has been reduced to zero and (3) then to principal on the Class A-4 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1) and (a)(2) above have been made and, after the Class A-1A certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-4 certificates has been reduced to zero, and (b) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the certificate balance of the Class A-4 certificates has been reduced to zero, the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a) have been made, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-3, Class A-4 and Class A-1A certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-3, Class A-4 and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups or the distribution priorities above.

Third/Class A-1, Class A-3, Class A-4 and Class A-1A certificates: To reimburse the Class A-1, Class A-3, Class A-4 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

Fourth/Class A-M certificates and Class A-MFL regular interest: To the Class A-M certificates and the Class A-MFL regular interest as follows: (a) first, to interest on the Class A-M certificates and the Class A-MFL regular interest, pro rata, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-3, Class A-4 and Class A-1A certificates), to principal on the Class A-M certificates and the Class A-MFL regular interest, pro rata, until the certificate balance of each of the Class A-M certificates and the Class A-MFL regular interest has been reduced to zero;

and (c) third, to reimburse the Class A-M certificates and the Class A-MFL regular interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class A-J certificates and Class A-JFL regular interest: To the Class A-J certificates and the Class A-JFL regular interest as follows: (a) first, to interest on the Class A-J certificates and the Class A-JFL regular interest, pro rata, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-3, Class A-4, Class A-1A and Class A-M certificates and the Class A-MFL regular interest), to principal on the Class A-J certificates and the Class A-JFL regular interest, pro rata, until the certificate balance of each of the Class A-J certificates and the Class A-JFL regular interest has been reduced to zero; and (c) third, to reimburse the Class A-J certificates and the Class A-JFL regular interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Sixth/Class B certificates: To the Class B certificates as follows: (a) first, to interest on the Class B certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-3, Class A-4, Class A-1A, Class A-M and Class A-J certificates and the Class A-MFL and the Class A-JFL regular interests), to principal on the Class B certificates, until the certificate balance of the Class B certificates has been reduced to zero; and (c) third, to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Seventh/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates’ allocations of priority Sixth above.

Eighth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates’ allocations of priority Sixth above.

Ninth/Non-offered certificates: In the amounts and order of priority described in ‘‘Description of the Certificates—Distributions—Priority’’ in this free writing prospectus.

For purposes of making distributions to the Class A-1, Class A-3, Class A-4 and Class A-1A certificates, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 191 mortgage loans, representing approximately 90.4% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 35 mortgage loans, representing approximately 9.6% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include approximately 95.3% of all the mortgage loans secured by multifamily and manufactured housing community properties as a percentage of the aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this free writing prospectus will set forth the loan group designation with respect to each mortgage loan.

On each distribution date, funds available for distribution on the Class A-MFL certificates (which include any net swap payments related to the Class A-MFL certificates) will be distributed in the following amounts and order of priority: (a) first, to interest on the Class A-MFL certificates, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal in respect of the Class A-MFL regular interest, to principal on the Class A-MFL certificates until the certificate balance of the Class A-MFL certificates has been reduced to zero; and (c) third, to reimburse the Class A-MFL certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such class.

On each distribution date, funds available for distribution on the Class A-JFL certificates (which include any net swap payments related to the Class A-JFL certificates) will be distributed in the following amounts and order of priority: (a) first, to interest on the Class A-JFL certificates, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal in respect of the Class A-JFL regular interest, to principal on the Class A-JFL certificates until the certificate balance of the Class A-JFL certificates has been reduced to zero; and (c) third, to reimburse the Class A-JFL certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such class.

B. Interest and Principal Entitlements
A description of the interest entitlement of each class of offered certificates and the Class A-MFL and Class A-JFL regular interests can be found in ‘‘Description of the Certificates—Distributions—Interest Distribution Amount’’ in this free writing prospectus.

A description of the amount of principal required to be distributed to each class of offered certificates and the Class A-MFL and Class A-JFL regular interests entitled to principal on a particular distribution date can be found in ‘‘Description of the Certificates—Distributions—Principal Distribution Amount’’ in this free writing prospectus.

C. Yield Maintenance Charges	Yield maintenance charges with respect to the mortgage loans will be allocated to the offered certificates (other than the Class A-MFL and Class A-JFL certificates) and the Class A-MFL and Class A-JFL regular interests as described in ‘‘Description of the Certificates —Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this free writing prospectus.

For so long as the applicable swap contract is in effect, any yield maintenance charges distributable in respect of the Class A-MFL or Class A-JFL regular interests will be payable to the swap counterparty pursuant to the terms of their respective swap contract. If the applicable swap contract is no longer in effect, any yield maintenance charges allocable to the Class A-MFL or Class A-JFL regular interests, as the case may be will be paid to the holders of the Class A-MFL or Class A-JFL certificates, as applicable.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates and the Class A-MFL and Class A-JFL regular interests will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and the Class A-MFL and Class A-JFL regular interests. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates and the Class A-MFL and Class A-JFL regular interests on any distribution date in descending order (beginning with the Class A-1, Class A-3, Class A-4, Class A-1A and Class X certificates). It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates and the Class A-MFL and Class A-JFL regular interests in ascending order (beginning with the other classes of certificates (other than the Class R and Class LR certificates) that are not being offered by this free writing prospectus). No principal payments or mortgage loan losses will be allocated to the Class R, Class LR or Class X certificates, although principal payments and mortgage loan losses may reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue. In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-MFL and Class A-JFL certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-MFL and Class A-JFL regular interests, in reduction of the certificate balance of the Class A-MFL and Class A-JFL regular interests, respectively, and the amount of their interest entitlement. Any decrease in the certificate balance of the Class A-MFL and Class A-JFL regular interests will result in a corresponding decrease in the certificate balance of the Class A-MFL and Class A-JFL certificates, respectively, and any interest shortfalls suffered by the Class A-MFL and Class A-JFL regular interests will reduce the amount of interest distributed on the Class A-MFL and Class A-JFL certificates, respectively, to the extent described in this free writing prospectus.

*	The Class X certificates are interest-only certificates.

**	The Class A-MFL and Class A-JFL certificates are entitled to receive floating rate interest payments from a swap provider under their respective interest rate swap contracts in exchange for the fixed rate interest payments to which the Class A-MFL and Class A-JFL regular interests are entitled.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement or interest rate protection will be available for the benefit of the holders of the offered certificates.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class X, Class A-MFL, Class A-JFL, Class R or Class LR certificates) or the Class A-MFL or Class A-JFL regular interests will reduce the certificate balance of that class of certificates or the Class A-MFL or Class A-JFL regular interests (and correspondingly the Class A-MFL or Class A-JFL certificates, as applicable).

See ‘‘Description of the Certificates’’ in this free writing prospectus.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates and the Class A-MFL or Class A-JFL regular interests with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. Reductions in distributions to the Class A-MFL or Class A-JFL regular interests will cause a corresponding reduction in distributions to the Class A-MFL or Class A-JFL certificates, respectively, to the extent described in this free writing prospectus. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates (other than the Class A-MFL and Class A-JFL certificates) and the Class A-MFL and Class A-JFL regular interests (and thus to the Class A-MFL and Class A-JFL certificates, respectively, to the extent described in this free writing prospectus), on a pro rata basis, to reduce the amount of interest payable on the certificates to the extent described in this free writing prospectus). See ‘‘Description of the Certificates—Distributions— Priority’’ in this free writing prospectus.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic mortgage loan payment (unless the master servicer or the special servicer determines that the advance would be non-recoverable). The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus. If an interest advance is made by the master servicer, the master servicer will not advance its servicing fee, but will advance the trustee’s fee. None of the master servicer or the trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-MFL or Class A-JFL certificates or be liable for any breakage, termination or other costs owed by the issuing entity to the swap counterparty. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus.

B. Property Protection Advances	The master servicer may be required, and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal, as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See ‘‘Description of the Certificates—Advances’’ and ‘‘—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus and ‘‘Description of the Certificates —Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be 226 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 314 commercial, multifamily and manufactured housing community properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $3,904,135,398.

The Americold Portfolio loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus) with a principal balance as of the cut-off date of $70,000,000 and representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of four mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Americold Portfolio loan, which is included in the trust. The second, third and fourth of these mortgage loans, the Americold Portfolio pari passu companion loans, are part of the split loan structure but are not included in the trust, and are pari passu in right of payment with the Americold Portfolio loan. The Americold Portfolio pari passu companion loans have an outstanding principal balance as of the cut-off date of $35,000,000, $35,000,000 and $210,000,000, respectively.

The Americold Portfolio loan and the Americold Portfolio pari passu companion loans will be serviced in accordance with the pooling and servicing agreement by the master servicer and the applicable special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, the holder of the fourth Americold Portfolio pari passu companion loan, referred to in this free writing prospectus as the Americold Portfolio A1 pari passu companion loan (the controlling holder will be the holder of the Americold Portfolio A1 pari passu companion loan for this purpose), will have the right, subject to certain conditions set forth in the related intercreditor agreement, to direct the master servicer and/or the applicable special servicer, and or consent, with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Americold Portfolio loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The Americold Portfolio Whole Loan’’ in this free writing prospectus.

The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the Americold

Portfolio loan is the aggregate principal balance of the Americold Portfolio loan and the Americold Portfolio pari passu companion loans.

The 131 South Dearborn loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), with a principal balance as of the cut-off date of $236,000,000 and representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of two mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the 131 South Dearborn loan, which is included in the trust. The second of these mortgage loans, the 131 South Dearborn pari passu companion loan, is part of the split loan structure, and is not included in the trust but is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9. The 131 South Dearborn pari passu companion loan is pari passu in right of payment with the 131 South Dearborn loan.

The 131 South Dearborn loan and the 131 South Dearborn pari passu companion loan will be serviced in accordance with the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 by the 131 South Dearborn master servicer and the 131 South Dearborn special servicer, and in accordance with the applicable servicing standards provided in the 131 South Dearborn pooling and servicing agreement. In addition, the holder of the 131 South Dearborn pari passu companion loan (the directing certificateholder under the 131 South Dearborn pooling and servicing agreement will be the holder of the 131 South Dearborn pari passu companion loan for this purpose) will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the 131 South Dearborn master servicer and/or the 131 South Dearborn special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the 131 South Dearborn loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The 131 South Dearborn Whole Loan’’ in this free writing prospectus.

The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the 131 South Dearborn loan is the aggregate principal balance of the 131 South Dearborn loan and the 131 South Dearborn pari passu companion loan.

2 mortgage loans (referred to in this free writing prospectus as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of leases, with the AB subordinate companion loan not being part of the trust fund. The AB mortgage loans are secured by the related mortgaged properties identified on Annex A-1 to this free writing prospectus as Golden East Crossing and Miramar Professional Plaza, representing in the aggregate approximately 1.3% of the aggregate principal balance of the mortgage loans as of the cut-off date (approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

The following table and discussion contains general information regarding the AB mortgage loans:

AB Mortgage Loan	% of Initial Pool Balance	Loan Group	% of Initial Loan Group Balance
Golden East Crossing	1.3%	1	1.4%
Miramar Professional Plaza	0.1%	1	0.1%

Each AB mortgage loan and its related AB subordinate companion loan are subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the related mortgage loan prior to a monetary event of default, or material non-monetary event of default to the mortgage loan in the trust fund and the related AB subordinate companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such mortgage loans first to the mortgage loan in the trust and second to the related AB subordinate companion loan. The master servicer and the special servicer will service and administer each AB mortgage loan and its AB subordinate companion loan pursuant to the pooling and servicing agreement and the related intercreditor agreement so long as such AB mortgage loan is part of the trust fund. Amounts attributable to each AB subordinate companion loan will not be assets of the trust, and will be beneficially owned by the holder of the AB subordinate companion loan. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus.

The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holder of certain of the AB subordinate companion loans will have the right to approve certain modifications to the related senior loan under certain circumstances. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this free writing prospectus, information presented in this free writing prospectus (including loan-to-value ratios and debt service coverage ratios) with respect to any AB mortgage loan is calculated without regard to the related AB subordinate companion loan, and in the case of the Americold Portfolio loan and the 131 South Dearborn loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the Americold Portfolio pari passu companion loans and the 131 South Dearborn pari passu companion loan, respectively. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this ‘‘Summary of Terms’’ are calculated as described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate outstanding principal balance(1)	3,904,135,398	3,530,593,522	373,541,876
Number of mortgage loans	226	191	35
Number of mortgaged properties	314	274	40
Number of crossed loan pools	2	2	0
Crossed loan pools as a percentage	1.9%	2.1%	0.0%
Range of mortgage loan principal balances	$800,000 to $236,000,000	$800,000 to $236,000,000	$2,273,163 to $31,000,000
Average mortgage loan principal balances	17,274,935	18,484,783	10,672,625
Range of mortgage rates	5.3230% to 6.6400%	5.3230% to 6.6400%	5.4400% to 6.4700%
Weighted average mortgage rate	5.74693%	5.72787%	5.92705%
Range of original terms to maturity	60 months to 180 months	60 months to 180 months	60 months to 120 months
Weighted average original term to maturity	119 months	119 months	116 months
Range of remaining terms to maturity	58 months to 177 months	58 months to 177 months	58 months to 120 months
Weighted average remaining term to maturity	117 months	117 months	113 months
Range of original amortization term(2)	180 months to 360 months	180 months to 360 months	360 months to 360 months
Weighted average original amortization term(2)	356 months	355 months	360 months
Range of remaining amortization terms(2)	177 months to 360 months	177 months to 360 months	354 months to 360 months
Weighted average remaining amortization term(2)	355 months	354 months	359 months
Range of loan-to-value ratios(3)	37.5% to 83.6%	37.5% to 83.6%	59.9% to 82.4%
Weighted average loan-to-value ratio(3)	73.0%	72.9%	73.7%
Range of loan-to-value ratios as of the maturity date(3)(5)	42.6% to 80.0%	42.6% to 80.0%	56.2% to 80.0%
Weighted average loan-to-value ratio as of the maturity(3)(5)	67.7%	67.7%	68.1%
Range of debt service coverage ratios(4)	1.10x to 2.15x	1.10x to 2.15x	1.15x to 1.92x
Weighted average debt service coverage ratio(4)	1.40x	1.41x	1.30x
Percentage of aggregate outstanding principal balance consisting of:
Balloon mortgage loans
Interest only	39.1%	40.9%	22.2%
Partial interest only	38.0%	35.8%	59.3%
Balloon	22.6%	23.0%	18.5%
Fully amortizing loans	0.3%	0.3%	0.0%

(1)	Subject to a permitted variance of plus or minus 10%.

(2)	Excludes the mortgage loans that pay interest-only to maturity.

(3)	In the case of 9 mortgage loans (identified as Loan Nos. 17, 18, 52, 60, 63, 67, 90, 151 and 158 on Annex A-1 to this free writing prospectus), the loan-to-value ratios were based upon the ‘‘as-stabilized’’ values as defined in the related appraisal. In the case of 1 mortgage loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus), the loan-to-value ratio was based on the aggregate cut-off date principal balance of the Americold Portfolio loan and the Americold Portfolio pari passu companion loans. In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), the loan-to-value ratio was based on the aggregate cut-off date principal balance of the 131 South Dearborn loan and the 131 South Dearborn pari passu companion loan.

(4)	For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments to be made into the trust during the term of the loan. With respect to the Americold Portfolio loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus), the debt service coverage ratio was based on the aggregate cut-off date principal balance and debt service of the Americold Portfolio loan and the Americold Portfolio pari passu companion loans. With respect to the 131 South Dearborn loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), the debt service coverage ratio was based on the aggregate cut-off date principal balance and debt service of the 131 South Dearborn loan and the 131 South Dearborn pari passu companion loan.

(5)	Excludes the fully amortizing mortgage loans.

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	226	$3,904,135,398	100.0%	100.0%	100.0%
Total	226	$3,904,135,398	100.0%	100.0%	100.0%

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Ballon Loans
Balloon	58	$882,334,251	22.6%	23.0%	18.5%
Partial Interest Only	118	1,484,294,996	38.0	35.8	59.3
Interest Only	48	1,525,634,468	39.1	40.9	22.2
Subtotal	224	3,892,263,715	99.7	99.7	100.0
Fully Amortizing Loans
Fully Amortizing	2	11,871,683	0.3	0.3	0.0
Total	226	$3,904,135,398	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	206	$3,535,412,550	90.6%	89.6%	100.0%
Yield Maintenance	18	268,832,848	6.9	7.6	0.0
Defeasance/Yield Maintenance	2	99,890,000	2.6	2.8	0.0
Total	226	$3,904,135,398	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited ‘‘open period’’ immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods(1)

Open Period	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
2	1	$16,750,000	0.4%	0.0%	4.5%
3	2	71,565,000	1.8	2.0	0.0
4	208	3,471,973,006	88.9	88.2	95.5
5	3	98,000,000	2.5	2.8	0.0
7	10	233,975,709	6.0	6.6	0.0
13	2	11,871,683	0.3	0.3	0.0
Total	226	$3,904,135,398	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this free writing prospectus.

Current Uses of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	104	$1,246,728,813	31.9%	35.3%	0.0%
Office	47	901,148,324	23.1	25.5	0.0
Hotel	18	683,405,911	17.5	19.4	0.0
Industrial	83	489,541,037	12.5	13.9	0.0
Multifamily	40	379,141,876	9.7	0.4	98.1
Mixed Use	15	174,944,438	4.5	5.0	0.0
Self-Storage	3	16,200,000	0.4	0.5	0.0
Manufactured Housing	4	13,025,000	0.3	0.2	1.9
Total	314	$3,904,135,398	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgaged properties are located in 42 states and the District of Columbia. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans or related loan group, as applicable, as of the cut-off date:

Geographic Distribution—All Loans(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
New York	25	$490,830,631	12.6%
Illinois	20	$403,061,249	10.3%
California	27	$389,632,179	10.0%
Texas	43	$319,443,970	8.2%
Virginia	21	$252,721,148	6.5%
Pennsylvania	13	$213,645,405	5.5%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 1(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
New York	17	$440,547,399	12.5%
Illinois	19	$395,861,249	11.2%
California	26	$382,232,179	10.8%
Virginia	21	$252,721,148	7.2%
Texas	37	$244,840,807	6.9%
Pennsylvania	12	$208,895,405	5.9%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 2(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Texas	6	$74,603,163	20.0%
New York	8	$50,283,232	13.5%
North Carolina	3	$34,248,401	9.2%
Colorado	1	$31,000,000	8.3%
Michigan	2	$27,050,000	7.2%
Wisconsin	1	$26,000,000	7.0%
Louisiana	3	$21,500,000	5.8%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Additional Aspects of Certificates

Denominations	The offered certificates (other than the Class A-MFL, Class A-JFL and Class X certificates) will be offered in minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1. The Class A-MFL and Class A-JFL certificates will be offered in minimum denominations of $100,000 initial certificate balance. The Class X certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000, and in integral multiples of $1 in excess thereof.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this free writing prospectus and in the prospectus.

Information Available to Certificateholders
On each distribution date, the paying agent will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.; and

•	the paying agent’s website initially located at www.ctslink.com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this free writing prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates. The issuing entity may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class R and Class LR certificates), including the Class X certificates (provided, however, that the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the issuing entity.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus and ‘‘Description of the Certificates —Termination’’ in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans
Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the issuing entity as a result of a material document defect or a material breach of the representations and warranties made by the related mortgage loan seller with respect to the mortgage loan in the related purchase agreement. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class, and (ii) the special servicer, in that order, have the option to purchase from the trust any defaulted mortgage loan. Furthermore, the AB subordinate companion loan holders also have a purchase option with respect to the AB mortgage loans, and holders of mezzanine loans may have a purchase option on the related defaulted mortgage loan. See ‘‘Servicing of the Mortgage Loans —Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus.

Tax Status	Elections will be made to treat designated portions of the trust (exclusive of the Class A-MFL and Class A-JFL regular interests, the swap contracts and the floating rate accounts) as two separate REMICs—a lower-tier REMIC and an upper-tier REMIC—for federal income tax purposes. The portion of the trust representing the Class A-MFL and Class A-JFL regular interests, the swap contracts and the floating rate accounts will be treated as a grantor trust for federal income tax purposes, and the Class A-MFL and Class A-JFL certificates will represent undivided beneficial interests in the related portions of the grantor trust. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates, other than the Class A-MFL and Class A-JFL certificates, and the Class A-MFL and Class A-JFL regular interests will represent ‘‘regular interests’’ in the upper-tier REMIC.

•	Each regular interest will be treated as a newly originated debt instrument for federal income tax purposes.

•	You will be required to report income on the regular interest represented by your certificates using the accrual method of accounting.

•	It is anticipated that the Class X and Class certificates will be issued with original issue discount, that the Class certificates will be issued with a de minimis amount of original issue discount and that the Class , Class , Class , Class , Class , Class ,Class , Class and Class certificates will be issued at a premium for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this free writing prospectus and in the prospectus.

Certain ERISA Considerations	Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this free writing prospectus and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. In particular, fiduciaries of plans contemplating a purchase of the Class A-MFL or Class A-JFL certificates should review the additional requirements for purchases of Class A-MFL or Class A-JFL certificates by plans, as discussed under ‘‘Certain ERISA Considerations’’ in this free writing prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘Legal Investment’’ in this free writing prospectus and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Moody’s	S&P
Class A-1	Aaa	AAA
Class A-3	Aaa	AAA
Class A-4	Aaa	AAA
Class A-1A	Aaa	AAA
Class X	Aaa	AAA
Class A-M	Aaa	AAA
Class A-MFL	Aaa	AAA
Class A-J	Aaa	AAA
Class A-JFL	Aaa	AAA
Class B	Aa2	AA
Class C	Aa3	AA−
Class D	A2	A

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of default interest or yield maintenance charges, or the tax treatment of the certificates. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., do not address the application of net aggregate prepayment interest shortfalls to the certificates. Also, the security ratings do not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). In addition, a security rating of the Class A-MFL and Class A-JFL certificates does not represent any assessment as to whether the floating interest rate on such certificates will convert to a fixed rate. With respect to the Class A-MFL and Class A-JFL certificates, Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. are only rating the receipt of interest up to the fixed per annum rate applicable to the Class A-MFL and Class A-JFL regular interests. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., do not address any shortfalls or delays in payment that investors in the Class A-MFL or Class A-JFL certificates may experience as a result of the conversion of the pass-through rate on the Class A-MFL or Class A-JFL certificates from a floating interest rate to a fixed rate. See ‘‘Yield and Maturity Considerations,’’ ‘‘Risk Factors’’ and ‘‘Description of the Certificates—Advances’’ in this free writing prospectus and ‘‘Yield and Maturity Considerations’’ in the prospectus.

See ‘‘Ratings’’ in this free writing prospectus and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

 RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Geographic Concentration Entails Risks

Mortgaged properties located in New York, Illinois, California, Texas, Virginia and Pennsylvania secure mortgage loans representing approximately 12.6%, 10.3%, 10.0%, 8.2%, 6.5% and 5.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgaged properties located in New York, Illinois, California, Virginia, Texas and Pennsylvania secure mortgage loans representing approximately 12.5%, 11.2%, 10.8%, 7.2%, 6.9% and 5.9%, respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

Mortgaged properties located in Texas, New York, North Carolina, Colorado, Michigan, Wisconsin and Louisiana secure mortgage loans representing approximately 20.0%, 13.5%, 9.2%, 8.3%, 7.2%, 7.0% and 5.8%, respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

With respect to the mortgaged properties located in California, 12 mortgaged properties securing mortgage loans representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in northern California (11 mortgaged properties securing mortgage loans in loan group 1 representing approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgaged property securing a mortgage loan in loan group 2 representing approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) and 15 mortgaged properties securing mortgage loans representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in southern California (approximately 6.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

During the past several years, California’s economy has benefited from a rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue.

Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgaged properties and consequently the amount and timing of distributions on the certificates.

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See
‘‘—Other Risks—Past Hurricanes’’ below, ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ and ‘‘Certain Legal Aspects of the Mortgage Loans’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 6.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 8.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 15.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 16.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 21.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 31.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 34.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 54.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this free writing prospectus.

Each of the other mortgage loans represents approximately no more than 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents approximately no more than 1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents approximately no more than 3.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	104	$1,246,728,813	31.9%	35.3%	0.0%
Office	47	$901,148,324	23.1%	25.5%	0.0%
Hotel	18	$683,405,911	17.5%	19.4%	0.0%
Industrial	83	$489,541,037	12.5%	13.9%	0.0%
Multifamily	40	$379,141,876	9.7%	0.4%	98.1%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	20 groups of mortgage loans (comprised of 63 mortgage loans), representing approximately 28.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (14 groups of mortgage loans in loan group 1, representing approximately 27.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, 1 group of mortgage loans in loan group 2, representing approximately 12.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date and 5 groups of mortgage loans in both loan group 1 and loan group 2, representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 8.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under ‘‘Related Borrower’’ on Annex A-1 to this free writing prospectus.

•	2 groups of mortgage loans (comprised of 6 mortgage loans), representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are cross-collateralized and cross-defaulted.

•	15 mortgage loans, representing approximately 17.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgage loans in loan group 1, representing approximately 18.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 5.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Risks Relating to Enforceability of Cross-Collateralization

As described above and in Annex A-1 to this free writing prospectus, the mortgage loans in 2 groups of mortgage loans, comprised of 6 mortgage loans representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are cross-collateralized and cross-defaulted with each other. These mortgage loans are indicated on Annex A-1 to this free writing prospectus as Loan Nos. 11, 12, 221, 224, 225 and 226. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.

For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘single-purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 4 mortgage loans, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single-purpose entities. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

8 mortgage loans (including certain mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this free writing prospectus), representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7 mortgage loans in loan group 1, representing approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 6.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this free writing prospectus. As a result, if a borrower that has not waived its right to partition exercises this right, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are single-purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 2 mortgage loans (referred to in this free writing prospectus as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the AB subordinate companion loan not being part of the trust fund. Each AB mortgage loan is secured by one of the mortgaged properties identified on Annex A-1 to this free writing prospectus as Golden East Crossing and Miramar Professional Plaza, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust. The second loan in each case is an AB subordinate companion loan and is not included in the trust. However, the AB subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement.

In addition to the AB mortgage loans, the Americold Portfolio loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus), representing approximately 1.8% of the aggregate principal balance of the pool of the mortgage loans in the trust (approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged properties. The first of these mortgage loans is the Americold Portfolio loan, which is included in the trust. The second, third and fourth mortgage loans in the split loan structure are the Americold Portfolio pari passu companion loans, which are not included in the trust.

However, the Americold Portfolio pari passu companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—The Americold Portfolio Whole Loan’’ in this free writing prospectus.

In addition to the AB mortgage loans and the Americold Portfolio loan, the 131 South Dearborn loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus) representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans in the trust (approximately 6.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged property as one companion loan, referred to in this free writing prospectus as the 131 South Dearborn pari passu companion loan, which is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9. See ‘‘Description of the Mortgage Pool—The 131 South Dearborn Whole Loan’’ in this free writing prospectus.

The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of certain of the AB subordinate companion loans and the holder of the 131 South Dearborn pari passu companion loan will have the right to approve certain modifications to the related loans included in the trust fund under certain circumstances. In exercising the foregoing rights, the holder of the related AB subordinate companion loan and the holder of the 131 South Dearborn pari passu companion loan, as applicable, do not have any obligation to consider the interests of, or the impact of such exercise on, the trust fund or the certificates. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this free writing prospectus. The AB subordinate companion loans are generally subordinate in right of payment to the related senior mortgage loans, subject to the terms of the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this free writing prospectus.

Although the Americold Portfolio pari passu companion loans, the 131 South Dearborn pari passu companion loan and each AB subordinate companion loan are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the Americold Portfolio loan, the 131 South Dearborn loan or the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of all of the senior obligations, the subordinate obligations or the pari passu obligations, as applicable, upon the maturity of the Americold Portfolio loan, the 131 South Dearborn loan or the related AB mortgage loan, as the case may be.

See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Additional Debt,’’ ‘‘—AB Mortgage Loan Pair,’’ ‘‘—The Americold Portfolio Whole Loan’’ and ‘‘—The 131 South Dearborn Whole Loan’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The borrowers under certain of the mortgage loans may incur in the future secured, subordinate debt. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), permit the related borrower to incur secured subordinate debt, subject to various conditions, generally including that each rating agency confirms in writing that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates and that certain loan-to-value and debt service coverage ratio tests are met. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See ‘‘Description of the Mortgage Pool—Additional Debt—Unsecured Subordinate Indebtedness’’ in this free writing prospectus. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

In the case of 2 mortgage loans (identified as Loan Nos. 16 and 115 on Annex A-1 to this free writing prospectus), representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower has incurred a secured loan having an original principal balance of approximately $8,000,000 (with respect to Loan No. 16) and $500,000 (with respect to Loan No. 115) as of the time of origination of the related mortgage loan, subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks’’ in the prospectus. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	With respect to 5 mortgage loans (identified as Loan Nos. 1, 9, 22, 50, and 66 on Annex A-1 to this free writing prospectus), representing approximately 9.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 10.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 5.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

•	With respect to 47 mortgage loans (identified as Loan Nos. 2, 3, 6, 8, 9, 14, 18, 21, 28, 29, 46, 48, 50, 51, 60, 69, 72, 74, 75, 78, 80, 81, 82, 87, 89, 101, 106, 107, 108, 109, 111, 112, 123, 135, 136, 137, 138, 144, 156, 158, 176, 183, 185, 194, 214, 222, 223 on Annex A-1 to this free writing prospectus), representing approximately 30.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (39 mortgage loans in loan group 1, representing approximately 30.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 8 mortgage loans in loan group 2, representing approximately 31.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the direct or indirect owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future under certain circumstances.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The applicable mortgage loan sellers have informed us that 224 of the mortgage loans, representing 99.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (189 mortgage loans in loan group 1, representing 99.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 35 mortgage loans in loan group 2, representing 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 118 mortgage loans, representing approximately 38.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (98 mortgage loans in loan group 1, representing approximately 35.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 20 mortgage loans in loan group 2, representing approximately 59.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 12 to 84 months of their respective terms and 48 mortgage loans, representing approximately 39.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (42 mortgage loans in loan group 1, representing approximately 40.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 6 mortgage loans in loan group 2, representing approximately 22.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only until their respective maturity dates.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the prospectus.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily, manufactured housing community and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or those tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 32 mortgage loans, representing approximately 10.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans that are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of these mortgage loans. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. See ‘‘—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks’’ below. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates of those mortgage loans. See Annex A-1 to this free writing prospectus for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see ‘‘—Retail Properties Have Special Risks’’ and ‘‘—Office Properties Have Special Risks’’ below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. In addition, with respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant even if the rent being paid by the sublessee is lower.

The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. For example, certain of the mortgaged properties securing mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this free writing prospectus, such as the mortgaged property securing 1 mortgage loan

(identified as Loan No. 8 on Annex A-1 to this free writing prospectus), representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have 100% lease rollover prior to the maturity date. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘—Risks Relating to Prepayments and Repurchases’’ below and ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this free writing prospectus.

Substitution of Mortgaged Properties May Lead to Increased Risks

With respect to 4 mortgage loans (identified as Loan Nos. 2, 3, 10 and 14 on Annex A-1 to this free writing prospectus), representing 12.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 13.8% of the aggregate principal balance of the mortgage loans in loan group 1 mortgage loans) the related borrower is permitted to substitute a property of like kind and quality or substantially similar use for the mortgaged property currently securing the related mortgage loan. As a result, it is possible that the mortgaged property that secures such mortgage loan as of the cut-off date may not secure the related mortgage loan for its entire term. Any substitution will require the borrower to meet certain conditions, which may include debt service coverage tests and/or property value tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel (or a private letter ruling from the Internal Revenue Service) that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this free writing prospectus.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. We cannot assure you the space ‘‘leased’’ by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. For example, the borrower or an affiliate of the borrower entered into a lease at the mortgaged properties securing the mortgage loan identified on Annex A-1 to this free writing prospectus as Loan No. 137.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Retail Properties Have Special Risks

Retail properties secure 82 mortgage loans representing approximately 31.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 34.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

72 of the mortgaged properties, securing mortgage loans representing approximately 26.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 29.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an ‘‘anchor tenant.’’ 4 of the mortgaged properties, securing mortgage loans representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘shadow anchored.’’ 28 of the mortgaged properties, securing mortgage loans representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored.’’

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an ‘‘anchor’’ or a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space would be occupied or that the related mortgaged property would not suffer adverse economic consequences if any anchor tenant failed to renew its lease. In this regard, see ‘‘—Tenant Bankruptcy Entails Risks’’ and ‘‘—Certain Additional Risks Relating to Tenants’’ above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Certain of the retail properties (including the mortgaged property securing the mortgage loan identified as Loan No. 35 on Annex A-1 to this free writing prospectus, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)), have a movie theater as part of the mortgaged property. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See ‘‘—Tenant Bankruptcy Entails Risks’’ above.

Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Office Properties Have Special Risks

Office properties secure 35 mortgage loans representing approximately 20.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 22.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See ‘‘—Risks Relating to Mortgage Loan Concentrations’’ above.

Multifamily Properties Have Special Risks

Multifamily properties secure 35 mortgage loans representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 34 mortgage loans in loan group 2, representing approximately 98.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, if there is a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	in the case of student housing facilities (5 mortgaged properties securing the mortgage loans identified as Loan Nos. 46, 64, 84, 95 and 98 on Annex A-1 to this free writing prospectus, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 18.2% of the aggregate principal balance of the mortgage loans in group 2 as of the cut-off date)), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	government assistance/rent subsidy programs.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma. However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See ‘‘—Other Risks—Past Hurricanes’’ in this free writing prospectus.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants in respect of various units within the mortgaged properties.

Hotel Properties Have Special Risks

Hotel properties secure 17 of the mortgage loans representing approximately 17.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 19.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties. See ‘‘Risk Factors—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts’’ in the prospectus.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Sixteen (16) of the hotel properties that secure mortgage loans representing approximately 14.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 16.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchise or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and/or

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Industrial Properties Have Special Risks

Industrial properties secure 33 of the mortgage loans representing approximately 10.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Risks Associated With Refrigerated Distribution Warehouse Facilities.    With respect to 2 mortgage loans (identified as Loan Nos. 10 and 72 on Annex A-1 to this free writing prospectus), representing approximately 2.1% of the aggregate principal of the pool of mortgage loans as of the cut-off date (approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related mortgaged properties consist of refrigerated distribution/warehouse facilities (‘‘cold storage facilities’’). Significant factors determining the value of such cold storage facilities are the quality and mix of tenants, building design and the location of the property. Since tenants frequently incur transportation costs that are significantly greater than warehousing costs, location is a major factor. A cold storage facility requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. In certain locations, tenants depend upon shipping products in pooled shipments with products of other tenants going to the same markets. In these cases, the mix of tenants in a cold storage facility can significantly influence the cost of delivering products to markets.

Cold storage facilities are often located near or adjacent to tenants’ processing facilities and in such cases, a majority of and, in some cases, the entire property is devoted to the use of a single tenant or a small number of major tenants commodities. An interruption or reduction in the business received by such properties from such tenants or a reduction in demand for such commodities could result in a decrease in the sales and overall profitability at cold storage facilities. Cold storage facilities may be adversely affected by reduced demand for cold storage space occasioned by a decline in a particular industry segment, and a particular facility that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Aspects of building site design and adaptability affect the value of a cold storage facility. Site characteristics that are valuable to such a property include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

Warehousing sales can be seasonal, depending on the timing and availability of crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage facility’s revenues and operating expenses.

Manufactured Housing Community Properties Have Special Risks

Manufactured housing community properties secure 4 mortgage loans representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1 representing approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2 representing 1.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Self Storage Properties Have Special Risks

Self storage properties secure 3 mortgage loans, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this free writing prospectus did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Risks Relating to Certain Assistance Programs

Two (2) of the mortgaged properties, securing 2 mortgage loans, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain governmental programs such as Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy related to the applicable program. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime.

Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

Zoning or other restrictions may also prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions May Adversely Affect Property Value’’ below. See also ‘‘—Industrial Properties Have Special Risks’’, ‘‘—Self Storage Properties Have Special Risks’’ and ‘‘—Manufactured Housing Community Properties Have Special Risks’’ above.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Three (3) mortgaged properties, securing mortgage loans representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1 representing approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2 representing approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), consist of a leasehold interest in the related mortgaged property, but not by any corresponding fee interest. In addition, 4 mortgaged properties, securing mortgage loans representing approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), consist of both a fee parcel and a leasehold interest in a separate adjacent parcel.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.

Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect both ‘‘as-stabilized’’ and ‘‘as-is’’ values although the appraised value reflected in this free writing prospectus with respect to the related mortgaged property may reflect only the ‘‘as-stabilized’’ value. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 9 mortgage loans (identified as Loan Nos.  17, 18, 52, 60, 63, 67, 90, 151 and 158 on Annex A-1 to this free writing prospectus), representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1 representing approximately 4.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2 representing approximately 4.5% of the aggregate principal balance of the mortgage loans as of the cut-off date), the appraised value represented is the ‘‘as-stabilized’’ value. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Risks Relating to Underwritten Net Cash Flow

As described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows. Each investor should review these assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Shari’ah Compliant Loans

One (1) mortgage loan (identified as Loan No. 219 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is structured to allow the beneficial owner of the related mortgaged property to comply with Islamic law (Shari’ah). Under the Shari’ah structure, title to the mortgaged property is held by the related borrower, which is owned beneficially by an attorney-at-law or a non Shari’ah compliant affiliate of the beneficial owner. The borrower master leases the related mortgaged property to a master lessee, which is owned by persons who (as of the closing of the mortgage loan) are Muslim investors. The rent payable pursuant to the master lease equals the debt service payments required under the related mortgage loan; in addition, the master lease obligates the master lessee to pay the amounts required to be deposited to the various reserve accounts under the related mortgage loan (i.e., for taxes, insurance and replacement reserve). The master lease is subordinate to the related mortgage loan pursuant to a recorded subordination agreement. The sole trustee and beneficiary of the trust that is the related borrower are the same single-purpose entity and the lessee under the master lease is a separate single-purpose entity.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, the special servicers or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a special servicer or any of their respective affiliates holds Series 2007-CIBC18 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2007-CIBC18 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2007-CIBC18 non-offered certificates. See ‘‘—Special Servicer May Be Directed to Take Actions’’ below.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. For example, with respect to 1 mortgage loan (identified as Loan No. 66 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the interests in the related borrower secure $1,700,000 in mezzanine debt, which debt is held by the related mortgage loan seller. In the circumstances described above, the interests of the applicable mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

JPMorgan Chase Bank, National Association is one of the mortgage loan sellers and the swap counterparty and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters and is the largest tenant at the mortgaged property securing the largest loan, the 131 South Dearborn loan.

CIBC Inc. is one of the mortgage loan sellers and is an affiliate of CIBC World Markets Corp., one of the underwriters.

Each of the foregoing relationships should be considered carefully by prospective investors.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

2 mortgage loans (identified as Loan Nos. 18 and 204 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are each evidenced by one of two notes secured by a single mortgage and a single assignment of leases. The AB subordinate companion loan, in each case, will not be included as an asset of the trust fund. However, each AB subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of an AB subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, various modifications and waivers or other matters affecting the related AB mortgage loan and certain actions and amendments to the loan documents proposed by the special servicer with respect to the related mortgaged property or with respect to the purchase of the related AB mortgage loan if the AB mortgage loan is in default. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus. In exercising such rights, no holder of any AB subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The Americold Portfolio pari passu companion loans will not be included as assets of the trust fund, but will be serviced under the pooling and servicing agreement, subject to the Americold Portfolio intercreditor agreement. The holder of one of the Americold Portfolio pari passu companion loans, referred to in this free writing prospectus as the Americold Portfolio A1 pari passu companion loan, has certain rights with respect to the Americold Portfolio whole loan, including the right, under certain conditions, to direct and/or consent with respect to certain actions with respect to the mortgaged properties proposed by the applicable special servicer. In exercising such rights, the holder of the Americold Portfolio A1 pari passu companion loan does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificateholders.

In addition, the 131 South Dearborn pari passu companion loan is being serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2007-CIBC18 certificates will be issued, subject to the 131 South Dearborn intercreditor agreement. The holder of the 131 South Dearborn pari passu companion loan has certain rights with respect to the 131 South Dearborn whole loan and the related mortgaged property, including the right, under certain conditions, to advise and direct the 131 South Dearborn master servicer and/or the 131 South Dearborn special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the 131 South Dearborn loan. In exercising such rights, the holder of the 131 South Dearborn pari passu companion loan does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the applicable special servicer may, at the direction of the directing certificateholder (or, with respect to any AB Mortgage Loan, in certain circumstances the holder of a related AB subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder or the holder of an AB subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the directing certificateholder or the holder of an AB subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this free writing prospectus. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs,’’ ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘Transaction Parties—The Special Servicers’’ in this free writing prospectus.

In addition, the applicable special servicer under the pooling and servicing agreement may, at the direction of the Americold Portfolio controlling holder, take actions with respect to the Americold Portfolio loan that could adversely affect the holders of some or all of the classes of offered certificates. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus. The Americold Portfolio controlling holder will exercise its rights in accordance with the pooling and servicing agreement pursuant to which the Americold Portfolio loan and the Americold Portfolio pari passu companion loans are serviced. The Americold Portfolio controlling holder may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the Americold Portfolio controlling holder may direct the applicable special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the applicable special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or breach the terms of the related mortgage loan documents. In addition, the applicable special servicer may be removed without cause by the Americold Portfolio controlling holder as described in this free writing prospectus. See ‘‘Servicing of the Mortgage Loans—General,’’ ‘‘—Directing Certificateholder’’ and ‘‘Transaction Parties—The Special Servicers’’ in this free writing prospectus.

In addition, the 131 South Dearborn special servicer under a separate pooling and servicing agreement that governs the servicing of the 131 South Dearborn loan and the 131 South Dearborn pari passu companion loan may, at the direction of the 131 South Dearborn directing certificateholder, take actions with respect to the 131 South Dearborn loan that could adversely affect the holders of some or all of the classes of the offered certificates. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus. The 131 South Dearborn directing certificateholder will exercise its rights in accordance with the separate pooling and servicing agreement pursuant to which the 131 South Dearborn loan and the 131 South Dearborn pari passu companion loan are serviced. Each of the 131 South Dearborn directing certificateholder and the holder of the 131 South Dearborn pari passu companion loan may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the 131 South Dearborn directing certificateholder or the holder of the 131 South Dearborn pari passu companion loan may direct the 131 South Dearborn special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the 131 South Dearborn special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or breach the terms of the related mortgage loan documents. In addition, the 131 South Dearborn special servicer may be removed without cause by the 131 South Dearborn directing certificateholder as described in this free writing prospectus. See ‘‘Servicing of the Mortgage Loans—General,’’ ‘‘—The Directing Certificateholder’’ and ‘‘Transaction Parties—The Special Servicers’’ in this free writing prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection for themselves or their affiliates, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related sponsor has emerged, or is in the process of emerging, from bankruptcy. For example, a principal of the borrower under 2 mortgage loans (identified as Loan Nos. 16 and 27 on Annex A-1 to this free writing prospectus), representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), was involved in bankruptcy filings in the last 10 years that have not yet been closed. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

In the case of 1 mortgage loan (identified as Loan No. 16 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the borrower, LaGuardia Associates, L.P. (‘‘LGA’’), owner of the Crowne Plaza LaGuardia Hotel (the mortgaged property), filed a chapter 11 petition in the United States Bankruptcy Court for the Eastern District of Pennsylvania (the ‘‘Bankruptcy Court’’) on October 29, 2004. LGA filed a proposed plan of reorganization (as amended, the ‘‘Plan’’), which was confirmed by the Bankruptcy Court by confirmation order dated October 27, 2006. The confirmation order was appealed by U.S. Bank National Association, as successor bond trustee (‘‘U.S. Bank’’). Pursuant to a settlement agreement and amendment to the Plan, which were approved by the Bankruptcy Court by an order entered on February 9, 2007, the appeal has been dismissed and the Plan will be confirmed if no appeal is entered within 10 days after entry of this order. Generally any claims against LGA that were pending as of the petition date will be satisfied pursuant to the Plan upon the closing of the related mortgage loan, at which time LGA will have received a discharge of all such claims.

In the case of 1 mortgage loan (identified as Loan No. 27 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the borrower, JFK Field Family Associates (‘‘FFA’’), owner of the Hampton Inn – JFK Hotel (the mortgaged property), is not a debtor in a bankruptcy case. However, one of its affiliated entities, Field Hotel Associates, L.P. (‘‘FHA’’), owner of the Holiday Inn-JFK Hotel, is a debtor in a chapter 11 case pending in the United States Bankruptcy Court for the Eastern District of Pennsylvania (the ‘‘Bankruptcy Court’’). FHA’s case is administratively consolidated with the pending bankruptcy case in the Bankruptcy Court of an affiliated entity, LGA, owner of the Crowne Plaza LaGuardia Hotel, the mortgaged property for the mortgage loan identified as Loan No. 16 on Annex A-1 to this free writing prospectus. FHA has potential intercompany claims against FFA in the amount of approximately $3.07 million. The Bankruptcy Court granted a motion by U.S. Bank, as successor bond trustee, to bring an action to recover such monies against FFA derivatively on behalf of FHA (the ‘‘Derivative Action’’) and such action is presently pending. A settlement agreement has been reached with U.S. Bank that would, among other things, if approved by the Bankruptcy Court, dismiss the Derivative Action. Additionally, FHA’s proposed plan of reorganization releases the intercompany claims underlying the Derivative Action. Such plan will be brought before the Bankruptcy Court for approval on an expedited basis. To cover any exposure to the holder of the mortgage loan in connection with the FHA claims, a $3.07 million reserve has been established pursuant to the mortgage and a principal of the mortgagor has personally guaranteed that such reserve will at all times be sufficient to pay in full such exposure.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-3, Class A-4 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-3 and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

The yield on each of the classes of certificates with a pass-through rate equal to, limited by, or based on, the weighted average net mortgage rate of the mortgage loans could (or in the case of any class of certificates with a pass-through rate equal to, or based on, the weighted average of the net mortgage rate of the mortgage loans, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

The Class X certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X certificates is based upon the outstanding certificate balances of the other certificates (other than the Class A-MFL, Class A-JFL, Class R and Class LR certificates) and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest, the yield to maturity on the Class X certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although the mortgage loans (other than the mortgage loans identified as Loan Nos. 12 and 72 on Annex A-1 to this free writing prospectus representing approximately 0.9% of the aggregate principal balance of the mortgage loans as of the cut-off date (approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)) have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 12 months. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus for an overview of the open periods. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ in the prospectus. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of AB subordinate companion loans may have the option to purchase the related mortgage loan in the trust after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)    will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)    if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus.

Sensitivity to LIBOR and Yield Considerations

The yield to investors in the Class A-MFL and Class A-JFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-MFL and Class A-JFL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-MFL and Class A-JFL certificates.

In addition, because interest payments on the Class A-MFL and Class A-JFL certificates may be reduced or the applicable pass-through rate may convert to a fixed rate, in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-MFL and/or Class A-JFL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments, that are not subject to these interest rate restrictions.

In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity. As a result, the effect on an investor’s yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A-MFL and Class A-JFL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contracts and/or, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate would have this kind of a negative impact. We cannot assure you that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-MFL and/or Class A-JFL certificates. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

Risks Relating to the Swap Contracts

The issuing entity will have the benefit of two swap contracts issued by JPMorgan Chase Bank, N.A. relating to the Class A-MFL and Class A-JFL certificates. Because the Class A-MFL and Class A-JFL regular interests accrue interest at a fixed rate of interest, the ability of the holders of the Class A-MFL or Class A-JFL certificates to obtain the payment of interest at the designated pass-through rates (which payment of interest may be reduced in certain circumstances as described in this free writing prospectus) will depend on payment by the swap counterparty pursuant to the applicable swap contract. See ‘‘Description of the Swap Contracts—The Swap Counterparty’’ in this free writing prospectus.

If the swap counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc. or ‘‘A−’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a rating agency trigger event will occur and the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause a rating agency trigger event to occur. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-MFL or Class A-JFL certificates, as applicable, to enforce the rights of the issuing entity under their respective swap contract as may be permitted by the terms of that swap contract and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any proceeds will instead be distributed to the holders of the Class A-MFL or Class A-JFL certificates, as applicable. We cannot assure you that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contracts.

During the occurrence of a trigger event and in the event that a replacement swap counterparty is not found, the Class A-MFL or Class A-JFL certificate pass-through rate will convert to a fixed interest rate. Any conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-MFL or Class A-JFL certificates if The

Depository Trust Company (‘‘DTC’’) does not receive notice of the resulting change in payment terms of the Class A-MFL or Class A-JFL certificates within the time frame and in advance of the distribution date that DTC requires to modify the payment.

In addition, if the funds allocated to payment of interest distributions on the Class A-MFL or Class A-JFL regular interest are insufficient to make all required interest payments on the Class A-MFL or Class A-JFL regular interests, respectively, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the applicable swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-MFL or Class A-JFL regular interest, as applicable, had been sufficient to make all required interest payments on the Class A-MFL or Class A-JFL regular interest. As a result, the holders of the Class A-MFL and/or Class A-JFL certificates, as the case may be, may experience an interest shortfall. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A. solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the master servicer, each special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See ‘‘Risk Factors— Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this free writing prospectus, unless your certificates are Class A-1, Class A-3, Class A-4, Class A-1A or Class X certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Environmental Risks Relating to the Mortgaged Properties

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a ‘‘no further action’’ letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such ‘‘no further action’’ or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

See ‘‘Transaction Parties—The Mortgage Loan Sellers—Underwriting Guidelines and Processes—Environmental Site Assessment’’ and ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus and ‘‘Risk Factors—Failure to Comply with Environmental Law May Result in Additional Losses’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the prospectus.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a ‘‘one action’’ rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Property Insurance May Not Be Sufficient

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 10.0%, 8.2% and 3.9% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.8%, 6.9% and 3.9%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 2.0%, 20.0% and 4.5%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California, Texas and Florida, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’

amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions. For example, with respect to 4 mortgage loans (identified as Loan Nos. 4, 5, 13 and 25 on Annex A-1 to this free writing prospectus) representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), in the event that terrorism insurance rates rise significantly or such coverage is not available with an all-risk policy, then the cost of the annual premium associated with terrorism insurance that the mortgagor shall be required to incur shall be limited to 200% of the cost of the then current premium for all-risk casualty insurance without terrorism coverage.

With respect to 1 mortgage loan (identified as loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $700,000.

With respect to 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $300,000.

With respect to 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $39,750, if the Terrorism Risk Insurance Act is in effect on the date of determination, or $77,250, if the Terrorism Risk Insurance Act is not in effect on the date of determination.

With respect to 1 mortgage loan (identified as Loan No. 8 on Annex A-1 to this free writing prospectus), representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $175,000.

With respect to 1 mortgage loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus), representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $250,000.

With respect to 1 mortgage loan (identified as Loan No. 14 on Annex A-1 to this free writing prospectus), representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $150,000.

With respect to certain of the mortgage loans, the ‘‘all-risk’’ policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its ‘‘all-risk’’ policy or under a stand-alone policy.

Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards and after consultation with the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

In the case of 1 mortgage loan (identified as Loan No. 27 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), there is currently a derivative action against the borrower by creditors of its bankrupt affiliate (as more fully described in that certain Third Amended Plan of Reorganization of Field Hotel Associates, L.P., a New York limited partnership (‘‘FHA’’) submitted to the United States Bankruptcy Court for the Eastern District of Pennsylvania In re: LaGuardia Associates, L.P., et al., as debtors as Case No. 04-34512 SR dated as of January 17, 2007 (the ‘‘Third Amended Plan’’)) styled as Field Hotel Associates, L.P. through Sun Trust Bank, successor indenture trustee and duly authorized derivative representative vs. Field Family Associates, LLC. At origination of this mortgage loan, a reserve was taken in the amount of $3,070,000.00 as an estimate of the liabilities evidenced by the derivative action, and a principal of the mortgagor personally guaranteed that such reserve will at all times be sufficient to pay in full such liabilities. Pursuant to the mortgage, the reserve is to be released upon the latter of (i) the dismissal of the derivative action against borrower and (ii) confirmation of the Third Amended Plan by a final order of the bankruptcy court at which time the intercompany claim of FHA against the borrower shall be fully released.

See also ‘‘—Bankruptcy Proceedings Entail Certain Risks’’ above.

Risks Relating to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are either not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, mortgage loans originated for securitization are generally originated in accordance with the lender’s underwriting guidelines. For more information, see ‘‘Transaction Parties—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers—Underwriting Guidelines and Processes’’ in this free writing prospectus.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Other Risks

Past Hurricanes.    In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. The long-term national, regional and local economic and other effects of that damage, are not yet fully known. Economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine how long these effects may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storms. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

See ‘‘Risk Factors’’ in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

 DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of 226 fixed rate mortgage loans secured by 314 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $3,904,135,398 as of the Cut-off Date (the ‘‘Initial Pool Balance’’). The ‘‘Cut-off Date’’ with respect to each mortgage loan is the due date of the related mortgage loan in March 2007, or, March 1, 2007, with respect to those mortgage loans that were originated in February 2007 and have their first due date in April 2007. All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this free writing prospectus without further description are approximate percentages by Initial Pool Balance.

The pool of mortgage loans will be deemed to consist of two loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’) for the purpose of principal and interest distributions on the Class A Certificates (as described in this free writing prospectus). Loan Group 1 will consist of 191 mortgage loans, representing approximately 90.4% of the Initial Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 35 mortgage loans, representing approximately 9.6% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this free writing prospectus sets forth the Loan Group designation with respect to each mortgage loan.

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each Mortgage Loan Seller taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate Certificates, property type and geographic location.

The ‘‘Cut-off Date Balance’’ of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios (‘‘LTV Ratios’’) and debt service coverage ratios (‘‘DSCR’’) (i) with respect to each mortgage loan with an AB subordinate companion loan, is calculated without regard to the related AB subordinate companion loan, (ii) with respect to the Americold Portfolio Loan, is calculated including the Americold Portfolio Pari Passu Companion Loans, (iii) with respect to the 131 South Dearborn Loan, is calculated including the 131 South Dearborn Pari Passu Companion Loan and (iv) with respect to mortgage loans with permitted subordinate debt or permitted pari passu debt in the future, particularly as it relates to DSCRs and LTV Ratios, does not include any potential subordinate or pari passu debt.

Each mortgage loan is evidenced by one or more promissory notes (each, a ‘‘Mortgage Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’) that creates a first mortgage lien:

(1)    on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

(2)    with respect to 3 mortgaged properties securing mortgage loans (identified as Loan Nos. 37, 61 and 178 on Annex A-1 to this free writing prospectus), representing approximately 1.2% of the Initial Pool Balance (2 mortgaged properties securing mortgage loans representing approximately 0.6% of the Initial Loan Group 1 Balance and 1 mortgaged property securing a mortgage loan representing approximately 7.0% of the Initial Loan Group 2 Balance), on a leasehold estate in one or more of the related commercial properties but not on the corresponding fee interest with respect to such property; or

(3)    with respect to 4 mortgaged properties securing mortgage loans (identified as Loan Nos. 5, 9, 13 and 47 on Annex A-1 to this free writing prospectus), representing approximately 6.5% of the Initial Pool Balance (representing approximately 7.2% of the Initial Loan Group 1 Balance), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a ‘‘Mortgaged Property’’).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans —Bankruptcy Laws’’ in the prospectus.

On or about March 7, 2007 (the ‘‘Closing Date’’), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will acquire the mortgage loans from JPMorgan Chase Bank, National Association (‘‘JPMCB’’) and CIBC Inc. (collectively, the ‘‘Mortgage Loan Sellers’’) pursuant to a separate mortgage loan purchase agreement with each Mortgage Loan Seller (collectively, the ‘‘Purchase Agreements’’), each between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (in such capacity, the ‘‘Trustee’’), for the benefit of the holders of the Certificates (the ‘‘Certificateholders’’). In addition, on the Closing Date, the applicable Mortgage Loan Seller will be required to remit to Wells Fargo Bank, N.A., as paying agent (in such capacity, the ‘‘Paying Agent’’) an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until April 2007. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

The mortgage loans were or will be originated in the period between February 7, 2006 and February 21, 2007. 11 of the mortgage loans, representing approximately 7.9% of the Initial Pool Balance (10 mortgage loans in Loan Group 1, representing approximately 8.4% of the Initial Loan Group 1 Balance, and 1 mortgage loan in Loan Group 2, representing approximately 3.2% of the Initial Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

As of the Cut-off Date, none of the mortgage loans are 30-days or more delinquent and none of the mortgage loans have been 30-days or more delinquent since origination. A mortgage loan will be treated as 30-days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Additional Debt

General.    Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The Americold Portfolio Loan.    The Americold Portfolio Loan, with a principal balance as of the Cut-off Date of $70,000,000, is part of a split loan structure with the Americold Portfolio Pari Passu Companion Loans (which are each pari passu with the Americold Portfolio Loan) and are not included in the trust. See ‘‘—The Americold Portfolio Whole Loan’’ below.

The 131 South Dearborn Loan.    The 131 South Dearborn Loan, with a principal balance as of the Cut-off Date of $236,000,000, is part of a split loan structure with the 131 South Dearborn Pari Passu Companion Loan (which is pari passu with the 131 South Dearborn Loan) and is not included in the trust. See ‘‘—The 131 South Dearborn Whole Loan’’ below.

AB Mortgage Loans.    Two (2) mortgage loans (each, an ‘‘AB Mortgage Loan’’) (identified as Loan Nos. 18 and 204 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the Initial Pool Balance (approximately 1.5% of the Initial Loan Group 1 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the ‘‘AB Subordinate Companion Loan’’ and, together with the related AB Mortgage Loan, an ‘‘AB Mortgage Loan Pair’’). No AB Subordinate Companion Loan is an asset of the trust. Each such AB Mortgage Loan Pair is evidenced by a separate senior note and a subordinate note, both of which are secured by a single mortgage instrument on the related Mortgaged Property.

The AB Mortgage Loan (‘‘Golden East Crossing AB Mortgage Loan’’) identified as Loan No. 18 on Annex A-1 to this free writing prospectus has a principal balance as of the Cut-off Date of $49,000,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $3,075,000.

The AB Mortgage Loan (the ‘‘Miramar Professional Plaza AB Mortgage Loan’’) identified as Loan No. 204 on Annex A-1 to this free writing prospectus has a principal balance as of the Cut-off Date of $3,223,841. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $205,000.

The Golden East Crossing AB Mortgage Loan and the Miramar Professional Plaza AB Mortgage Loan are collectively referred to in this free writing prospectus as the ‘‘Mezz Cap AB Mortgage Loans’’ (and each, individually, a ‘‘Mezz Cap AB Mortgage Loan’’), and the related AB Mortgage Loan Pairs are collectively referred to in this free writing prospectus as the ‘‘Mezz Cap Loan Pairs’’ (and each, individually, a ‘‘Mezz Cap Loan Pair’’).

Each of the AB Subordinate Companion Loans, the 131 South Dearborn Pari Passu Companion Loan and the Americold Portfolio Pari Passu Companion Loan are referred to as a ‘‘Companion Loan’’ in this free writing prospectus. The holders of the AB Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan, as described under ‘‘—AB Mortgage Loan Pairs’’ below.

The following table sets forth for each of the AB Mortgage Loans both the DSCR and LTV Ratios without taking into account the related AB Subordinate Companion Loan and the combined DSCR and LTV Ratios taking into account the related AB Subordinate Companion Loan.

Mortgage Loan	Loan Group	Mortgage Loan DSCR	Combined DSCR	Mortgage Loan Cut-off Date LTV Ratio	Cut-off Date Combined LTV Ratio
Golden East Crossing AB Mortgage Loan	1	1.22x	1.10x	79.7%	84.7%
Miramar Professional Plaza AB Mortgage Loan	1	1.29x	1.16x	78.6%	83.6%

Other Secured Indebtedness.    As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of the following existing or specifically permitted secured indebtedness with respect to the mortgage loans:

•	With respect to 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 5.8% of the Initial Pool Balance (approximately 6.4% of the Initial Loan Group 1 Balance), the related borrower is permitted to incur secured indebtedness of equal priority (pari passu) with the debt of the mortgage loan in the future, subject to satisfaction of certain conditions, including, but not limited to, (i) the LTV Ratio must not exceed 53.1%; (ii) the DSCR must be greater than or equal to 2.18x; (iii) the related borrower must provide the lender with confirmation from the Rating Agencies that the proposed issuance of additional debt will not result in a re-qualification, reduction or withdrawal of the then current ratings assigned to the Certificates; (iv) the term of the additional debt must be conterminous with the term of the mortgage loan; and (v) the additional debt must be issued by an approved lender.

•	In the case of 2 mortgage loans (identified as Loan Nos. 16 and 115 on Annex A-1 to this free writing prospectus), representing approximately 1.5% of the Initial Pool Balance (approximately 1.7% of the Initial Loan Group 1 Balance), the related borrower has incurred a secured loan having an original principal balance of approximately $8,000,000 (with respect to Loan No. 16) and $500,000 (with respect to Loan No. 115) as of the time of origination of the related mortgage loan, subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 61 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the Initial Pool Balance (approximately 0.5% of the Initial Loan Group 1 Balance), the related borrower is permitted to obtain future secured debt in an amount not to exceed $200,000 to acquire furniture, fixtures and equipment at the mortgaged property.

Mezzanine Debt.    Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the related intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 6.0% of the Initial Pool Balance (6.7% of Group 1), two mezzanine loans secured by the owners’ ownership interests in the related borrower and its sole member, with an aggregate principal balance of $50,000,000 as of the date of the origination of the mortgage loan, have been made to the direct and indirect owners of the related borrower.

•	In the case of 47 mortgage loans (identified as Loan Nos. 2, 3, 6, 8, 9, 14, 18, 21, 28, 29, 46, 48, 50, 51, 60, 69, 72, 74, 75, 78, 80, 81, 82, 87, 89, 101, 106, 107, 108, 109, 111, 112, 123, 135, 136, 137, 138, 144, 156, 158,176, 183, 185, 194, 214, 222, and 223 on Annex A-1

to this free writing prospectus), representing approximately 30.2% of the Initial Pool Balance (39 mortgage loans in Loan Group 1, representing approximately 30.1% of the Initial Loan Group 1 Balance and 8 mortgage loans in Loan Group 2, representing approximately 31.5% of the Initial Loan Group 2 Balance), the direct or indirect owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include: (i) the consent of the mortgage lender and/or (ii) LTV Ratio and DSCR tests.

•	In the case of 1 mortgage loan (identified as Loan No. 9 on Annex A-1 to this free writing prospectus), representing approximately 1.9% of the Initial Pool Balance (approximately 2.1% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $7,000,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 22 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the Initial Pool Balance (approximately 1.1% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $4,220,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 66 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), a mezzanine loan secured by the owners’ ownership interests in the related borrower, with an aggregate principal balance of $1,700,000 as of the date of the origination of the mortgage loan, has been made to the direct owners of the related borrower.

Unsecured Subordinate Indebtedness.    The applicable Mortgage Loan Seller is aware of the following unsecured debt with respect to each mortgage loan:

•	In the case of 1 mortgage loan (identified as Loan No. 17 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the Initial Pool Balance (approximately 1.4% of the Initial Loan Group 1 Balance), the related borrower has incurred an unsecured loan having an original principal balance of approximately $8,125,000 as of the time of origination of the related mortgage loan, subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 54 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the Initial Pool Balance (approximately 0.5% of the Initial Loan Group 1 Balance), the related borrower has incurred an unsecured loan having a principal balance of approximately $150,000 as of the time of origination of the related mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 61 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the Initial Pool Balance (approximately 0.5% of the Initial Loan Group 1 Balance), the related borrower is permitted to obtain future unsecured debt in an amount not to exceed 3% of the outstanding principal balance of the mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 82 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1 Balance), the borrower is permitted to obtain future unsecured debt from its members, provided that such unsecured debt shall be repayable only out of excess cash flow from the Mortgaged Property after payment of all expenses related to the Mortgaged Property, including, without limitation, debt service on the mortgage loan and all other sums currently payable under the mortgage loan documents. Such future unsecured debt shall be subordinate to the mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 168 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (approximately 0.1% of the Initial Loan Group 1 Balance), the related borrower is permitted to obtain future unsecured debt from its members upon terms reasonably acceptable to the holder of the mortgage loan, subject to the unsecured lenders executing a subordination and standstill agreement acceptable to the holder of the mortgage loan.

In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

Preferred Equity.    The applicable Mortgage Loan Seller is aware that the following related borrowers have issued or are permitted to issue in the future preferred equity in such borrower with respect to each mortgage loan:

•	In the case of 1 mortgage loan (identified as Loan No. 28 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the Initial Pool Balance (approximately 0.9% of the Initial Loan Group 1 Balance), the related borrower is permitted under the mortgage loan documents to issue preferred equity in such borrower, subject to the satisfaction of certain specified conditions.

•	In the case of 2 mortgage loans (identified as Loan Nos. 67 and 101 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the Initial Pool Balance (approximately 0.7% of the Initial Loan Group 1 Balance), the related borrower has issued preferred equity in such borrower in an amount equal to approximately $1,762,295 and $10,767,772, respectively.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risk’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The Americold Portfolio Whole Loan

The Loans.    One (1) mortgage loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus) (the ‘‘Americold Portfolio Loan’’), representing approximately 1.8% of the Initial Pool Balance (approximately 2.0% of the Initial Loan Group 1 Balance), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Americold Portfolio Mortgaged Property’’). The Americold Portfolio Loan is evidenced by promissory note A-2A. The mortgage loans evidenced by promissory notes A1, A-2B and A-2C are collectively referred to in this free writing prospectus as the ‘‘Americold Portfolio Pari Passu Companion Loans.’’ The mortgage loan evidenced by promissory note A1 is also referred to in this free writing prospectus as the ‘‘Americold Portfolio A1 Pari Passu Companion Loan.’’ The mortgage loan evidenced by promissory note A-2A has an outstanding principal balance of $70,000,000. The mortgage loans evidenced by promissory notes A1, A-2B and A-2C have outstanding principal balances of $210,000,000, $35,000,000 and $35,000,000, respectively. The Americold Portfolio Pari Passu Companion Loans are not included in the trust. Only the Americold Portfolio Loan is included in the trust. The Americold Portfolio Loan and the Americold Portfolio Pari Passu Companion Loans are pari passu with each other and are referred to in this free writing prospectus as the ‘‘Americold Portfolio Notes.’’ The Americold Portfolio Loan and the Americold Portfolio Pari Passu Companion Loans are collectively, referred to in this free writing prospectus as the ‘‘Americold Portfolio Whole Loan.’’

The holders of the Americold Portfolio Notes (the ‘‘Americold Portfolio Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each Americold

Portfolio Noteholder (the ‘‘Americold Portfolio Intercreditor Agreement’’). Pursuant to the terms of the Americold Portfolio Intercreditor Agreement, the Americold Portfolio Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the applicable Special Servicer, as applicable, according to the Servicing Standards. The Americold Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Americold Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the Americold Portfolio Noteholders.

As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus, the holder of the Americold Portfolio A1 Pari Passu Companion Loan (the ‘‘Americold Portfolio Controlling Holder’’) has the right to direct the Master Servicer and the applicable Special Servicer with respect to certain actions set forth below, and the Americold Portfolio Controlling Holder is required to consult on a non-binding basis with the holder of the Americold Portfolio Loan (the Master Servicer or the applicable Special Servicer, as applicable (in each case, in consultation with the Directing Certificateholder) will be the holder of the Americold Portfolio Loan for this purpose), with respect to such actions (in the event that the Americold Portfolio Controlling Holder and the holder of the Americold Portfolio Loan disagree, the Americold Portfolio Intercreditor Agreement provides that the Americold Portfolio Controlling Holder’s decision will be binding upon the holder of the Americold Portfolio Loan):

(1)    any modification of, or waiver with respect to, the Americold Portfolio Whole Loan that would result in the extension of the maturity date, a reduction in the interest rate or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Americold Portfolio Whole Loan or a modification or waiver of any other monetary term of the Americold Portfolio Whole Loan relating to the amount of any payment of principal or interest or any other sums due and payable under the Americold Portfolio Whole Loan documents or a modification or waiver of any material non-monetary provision of the Americold Portfolio Whole Loan, including, but not limited to, provisions that restrict the related borrower or its equity owners from incurring additional indebtedness or transferring interests in the Americold Portfolio Mortgaged Property or the related borrower;

(2)    any modification of, or waiver with respect to, the Americold Portfolio Whole Loan that would result in a discounted pay-off of the Americold Portfolio Whole Loan;

(3)    any foreclosure upon or comparable conversion (which may include acquisition of an REO property) of the ownership of the Americold Portfolio Mortgaged Property or any acquisition of the Americold Portfolio Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default;

(4)    any sale of all or any portion of the Americold Portfolio Mortgaged Property or REO property;

(5)    any action to bring the Americold Portfolio Mortgaged Property or REO property into compliance with any laws relating to hazardous materials;

(6)    the sale of the Americold Portfolio Whole Loan for less than the outstanding principal balance of the Americold Portfolio Whole Loan plus all accrued and unpaid interest thereon;

(7)    any substitution or release of collateral for the Americold Portfolio Whole Loan;

(8)    any release of the related borrower or guarantor from liability with respect to the Americold Portfolio Whole Loan including, without limitation, by acceptance of an assumption of the Americold Portfolio Whole Loan by a successor borrower or replacement guarantor;

(9)    any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

(10)    any transfer of the Americold Portfolio Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in the related borrower, except in each case as expressly permitted by the Americold Portfolio Whole Loan documents;

(11)    any incurring of additional debt by the related borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed and any waiver of or amendment or modification to the terms of any such document or agreement;

(12)    any approval of a replacement special servicer for the Americold Portfolio Whole Loan (other than in connection with the Trustee’s becoming the successor special servicer upon the occurrence of an event of default under the Pooling and Servicing Agreement with respect to the applicable Special Servicer);

(13)    consenting to any modification or waiver of any provision of any Americold Portfolio Whole Loan documents governing the types, nature or amounts of insurance coverage required to be obtained and maintained by the related borrower;

(14)    approval of any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required by the Americold Portfolio Whole Loan documents);

(15)    the execution, renewal or material modification of any major lease, to the extent lender approval is required by the Americold Portfolio Whole Loan documents;

(16)    approval of the termination or replacement of a manager or of the execution, termination, renewal or material modification of any management agreement, to the extent lender approval is required by the Americold Portfolio Whole Loan documents;

(17)    any waiver of amounts required to be deposited into escrow reserve accounts under the Americold Portfolio Whole Loan documents, or any amendment to any of the Americold Portfolio Whole Loan documents that would modify the amount required to be deposited into reserve accounts established under the Americold Portfolio Whole Loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

(18)    the settlement of any insurance claim or condemnation proceeding for a cash payment that will be applied to the principal amount of the Americold Portfolio Whole Loan, if such settlement would result in a shortfall of amounts due and payable to the Americold Portfolio Noteholders;

(19)    the approval or adoption of any annual budget for, or material alteration at, the Americold Portfolio Mortgaged Property (if lender approval is required by the Americold Portfolio Whole Loan documents);

(20)    (A) the release to the related borrower of any escrow to which the related borrower is not entitled under the Americold Portfolio Whole Loan documents or under applicable law; and (B) the approval of significant repair or renovation projects (other than in connection with casualty or condemnation events) that are intended to be funded through the disbursement of any funds from any reserve accounts established in accordance with the Americold Portfolio Whole Loan documents (to the extent the lender’s consent is required by the Americold Portfolio Whole Loan documents); or

(21)    the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty.

Servicing.    The Americold Portfolio Intercreditor Agreement generally provides that the Americold Portfolio Whole Loan will be serviced by the Master Servicer and the applicable Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.

Distributions.    Under the terms of the Americold Portfolio Intercreditor Agreement, any payment (whether principal or interest or prepayment under the Americold Portfolio Notes, or proceeds relating to the Americold Portfolio Mortgaged Property (in each case, subject to the rights of the Master Servicer, the applicable Special Servicer, the Depositor, the Trustee, Wells Fargo Bank, N.A., in its capacity as paying agent (in that capacity, the ‘‘Paying Agent’’) and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement)) will be applied to the Americold Portfolio Loan and the Americold Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

The 131 South Dearborn Whole Loan

The Loans.    One (1) mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus) (the ‘‘131 South Dearborn Loan’’), representing approximately 6.0% of the Initial Pool Balance (approximately 6.7% of the Initial Loan Group 1 Balance), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘131 South Dearborn Mortgaged Property’’). The 131 South Dearborn Loan is evidenced by promissory note A2. The mortgage loan evidenced by promissory note A1 is referred to in this free writing prospectus as the ‘‘131 South Dearborn Pari Passu Companion Loan.’’ The mortgage loan evidenced by promissory note A2 has an outstanding principal balance of $236,000,000. The 131 South Dearborn Pari Passu Companion Loan is not included in the trust. Only the 131 South Dearborn Loan is included in the trust. The 131 South Dearborn Loan and the 131 South Dearborn Pari Passu Companion Loan are pari passu with each other and are referred to in this free writing prospectus as the ‘‘131 South Dearborn Notes.’’ The 131 South Dearborn Loan and the 131 South Dearborn Pari Passu Companion Loan are collectively referred to in this free writing prospectus as the ‘‘131 South Dearborn Whole Loan’’ and, together with the Americold Portfolio Whole Loan, individually or collectively, as the ‘‘Whole Loan.’’

The holders of the 131 South Dearborn Notes (the ‘‘131 South Dearborn Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each 131 South Dearborn Noteholder (the ‘‘131 South Dearborn Intercreditor Agreement’’). Pursuant to the terms of the 131 South Dearborn Intercreditor Agreement, the 131 South Dearborn Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9 (the ‘‘131 South Dearborn Pooling and Servicing Agreement’’). The 131 South Dearborn Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 131 South Dearborn Whole Loan will be allocated, on a pro rata and pari passu basis, to the 131 South Dearborn Noteholders.

As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus, the holder of the 131 South Dearborn Pari Passu Companion Loan (the directing certificateholder under the 131 South Dearborn Pooling and Servicing Agreement (the ‘‘131 South Dearborn Directing Certificateholder’’) will be the holder of the 131 South Dearborn Pari Passu Companion Loan for this purpose) has the right to consult with and advise the Master Servicer and the Special Servicer with respect to the 131 South Dearborn Whole Loan, but will be required to consult with the holder of the 131 South Dearborn Loan with respect to such advice, consent or action. In the event that the 131 South Dearborn Directing Certificateholder and the holder of the 131 South Dearborn Loan disagree, the 131 South Dearborn Intercreditor Agreement provides that the 131 South Dearborn Directing Certificateholder’s decision will be binding upon the holder of the 131 South Dearborn Loan.

Servicing.    The 131 South Dearborn Intercreditor Agreement generally provides that the 131 South Dearborn Whole Loan will be serviced by the master servicer (the ‘‘131 South Dearborn

Master Servicer’’) and the special servicer (the ‘‘131 South Dearborn Special Servicer’’) according to the Servicing Standards under the 131 South Dearborn Pooling and Servicing Agreement.

Distributions.    Under the terms of the 131 South Dearborn Intercreditor Agreement, any payment (whether principal or interest or prepayment under the 131 South Dearborn Notes, or proceeds relating to the 131 South Dearborn Mortgaged Property (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee, LaSalle Bank National Association, in its capacity as paying agent and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the 131 South Dearborn Pooling and Servicing Agreement)) will be applied to the 131 South Dearborn Loan and the 131 South Dearborn Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.

AB Mortgage Loan Pairs

General

Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single Mortgage and a single assignment of leases and rents. The AB Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two notes, will not be part of the trust fund.

Each AB Mortgage Loan and the related AB Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this free writing prospectus with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related AB Subordinate Companion Loan.

The trust, as the holder of each AB Mortgage Loan, and the holder of the related AB Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an ‘‘Intercreditor Agreement’’). Under the terms of each Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

The AB Mortgage Loan Pairs and the related Mortgaged Properties will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under ‘‘Servicing of the Mortgage Loans’’ in this free writing prospectus, but subject to the terms of the related Intercreditor Agreement to the extent set forth in such Intercreditor Agreement. In servicing any AB Mortgage Loan Pair, the Servicing Standards set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the related AB Subordinate Companion Loans as a collective whole. The Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to the AB Mortgage Loan Pairs.

Amounts payable to the trust as holder of any AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this free writing prospectus and amounts payable to the holder of the related AB Subordinate Companion Loan will be distributed to such holder net of certain fees and expenses on the related AB Subordinate Companion Loan as set forth in the related Intercreditor Agreement.

Mezz Cap AB Mortgage Loans

Servicing Provisions of the Mezz Cap Loan Pairs’ Intercreditor Agreements.    The Master Servicer and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan pursuant to the Pooling and Servicing

Agreement and the related Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related mortgage loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related AB Subordinate Companion Loan (which may or may not be the Master Servicer or the sub-servicer with respect to such Mezz Cap AB Mortgage Loan) will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related AB Subordinate Companion Loan in a material manner without the consent of the holder of the related AB Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus.

Application of Payments on the Mezz Cap Loan Pairs.    Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceedings affecting the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the related AB Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan will be paid to the Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceedings affecting the borrower, and subject to certain rights of the holder of the related AB Subordinate Companion Loan to purchase the related Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related AB Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan will be paid:

First, to the Master Servicer, Special Servicer, Trustee or Paying Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan;

Third, to the trust, in an amount equal to interest due with respect to the Mezz Cap AB Mortgage Loan (excluding any default interest);

Fourth, to the trust, in an amount equal to the principal balance of the Mezz Cap AB Mortgage Loan until paid in full;

Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

Sixth, to the holder of the related AB Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related AB Subordinate Companion Loan;

Seventh, to the holder of the related AB Subordinate Companion Loan, in an amount equal to interest due with respect to the related AB Subordinate Companion Loan (excluding any default interest);

Eighth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to the principal balance of the related AB Subordinate Companion Loan until paid in full;

Ninth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Subordinate Companion Loan;

Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related AB Subordinate Companion Loan in an amount equal to default interest accrued on the related AB Subordinate Companion Loan;

•	to the trust and the holder of the related AB Subordinate Companion Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the Master Servicer, the Special Servicer or the Trustee; and

•	any excess, to the trust as holder of the Mezz Cap AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, based upon the outstanding principal balances.

Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB Mortgage Loans.    Amounts payable to the trust as holder of the Mezz Cap AB Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this free writing prospectus and amounts payable to the holders of the related AB Subordinate Companion Loans will be distributed to such holders net of fees and expenses on the related AB Subordinate Companion Loans.

Purchase Options.    In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related AB Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related AB Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30-days after its receipt of a repurchase option notice from the Master Servicer or Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on such Mezz Cap AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

Loan Name	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	Loan per Unit	UW DSCR(1)(2)	Cut-off LTV Ratio(2)	Property Type
131 South Dearborn	1	$236,000,000	6.0%	$314	1.28x	80.0%	Office
Centro Heritage Portfolio IV	1	$226,109,468	5.8	$81	2.15x	53.1%	Retail
Quantico Portfolio	1	$131,250,000	3.4	$140	1.46x	79.7%	Various
Marriott – Hilton Head Island	1	$124,609,905	3.2	$243,379	1.37x	74.6%	Hotel
Hilton – Anchorage	1	$95,000,000	2.4	$156,766	1.27x	75.8%	Hotel
Bryant Park Hotel	1	$90,000,000	2.3	$703,125	1.20x	79.6%	Hotel
Courtyard by Marriott – Times Square South	1	$89,589,759	2.3	$367,171	1.25x	71.7%	Hotel
Presidential Tower	1	$80,000,000	2.0	$240	1.48x	78.4%	Office
The Plaza at PPL Center	1	$75,000,000	1.9	$297	1.24x	77.6%	Office
Americold Portfolio	1	$70,000,000	1.8	$64	2.09x	75.9%	Industrial
Southside Works & Quantum One Portfolio	1	$69,500,000	1.8	$173	1.38x	78.2%	Various
Marriott – Albany, New York	1	$64,797,151	1.7	$180,493	1.42x	74.7%	Hotel
Cabot Industrial Portfolio	1	$61,365,000	1.6	$29	1.85x	68.3%	Industrial
Leadership Square	1	$61,000,000	1.6	$83	1.40x	79.2%	Office
Crowne Plaza – LaGuardia	1	$50,000,000	1.3	$139,665	1.39x	79.9%	Hotel
Total Weighted Average		$1,524,221,283	39.0%		1.51x	73.6%

(1)	The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(2)	Calculated based upon the aggregate principal balance and debt service of the 131 South Dearborn Loan and 131 South Dearborn Pari Passu Companion Loan and the Americold Portfolio Loan and Americold Portfolio Pari Passu Companion Loans, each as of the Cut-off Date.

For more information regarding the fifteen largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information’’ in Annex A-3 to this free writing prospectus.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans.    The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1st	226	$3,904,135,398	100.0%	100.0%	100.0%
Total:	226	$3,904,135,398	100.0%	100.0%	100.0%

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
0	1	$18,750,000	0.5%	0.5%	0.0%
3	1	61,365,000	1.6	1.7	0.0
5	12	708,654,000	18.2	18.9	11.4
7	193	2,981,943,504	76.4	76.6	74.4
8	4	11,980,000	0.3	0.3	0.0
10	15	121,442,895	3.1	1.9	14.1
Total:	226	$3,904,135,398	100.0%	100.0%	100.0%

As used in this free writing prospectus, ‘‘grace period’’ is the number of days following the due date before a payment default under each mortgage loan.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’), as set forth in the following table:

Interest Accrual Basis

Accrual	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	226	$3,904,135,398	100.0%	100.0%	100.0%
Total:	226	$3,904,135,398	100.0%	100.0%	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Amort Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Balloon	58	$882,334,251	22.6%	23.0%	18.5%
Partial Interest Only	118	1,484,294,996	38.0	35.8	59.3
Interest Only	48	1,525,634,468	39.1	40.9	22.2
Subtotal	224	$3,892,263,715	99.7%	99.7%	100.0%
Fully Amortizing Loans	2	$11,871,683	0.3%	0.3%	0.0%
Total:	226	$3,904,135,398	100.0%	100.0%	100.0%

Prepayment Provisions.    Most mortgage loans prohibit any prepayments or Defeasance for a specified period of time after its date of origination (a ‘‘Lockout Period’’). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

Overview of Prepayment Protection(1)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	206	$3,535,412,550	90.6%	89.6%	100.0%
Yield Maintenance	18	268,832,848	6.9	7.6	0.0
Defeasance/Yield Maintenance	2	99,890,000	2.6	2.8	0.0
Total:	226	$3,904,135,398	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest (including any balloon payment) from the prepayment date through the date specified in the related mortgage loan documents (which will generally be the maturity date or the first date on which the borrower can prepay without a yield maintenance charge) determined by discounting such payments at the ‘‘Discount Rate,’’ defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of a series of ‘‘Monthly Amounts’’ assumed to be paid at the end of each month remaining from the prepayment date through the date specified in the related mortgage loan documents (which will generally be the maturity date or the first date on which the borrower can prepay without a yield maintenance charge), discounted at the ‘‘Discount Rate.’’ ‘‘Monthly Amount’’ will generally mean the note rate of such mortgage loan less the Discount Rate divided by 12 and the quotient thereof then multiplied by the amount being prepaid.

The term ‘‘Discount Rate’’ referred to in the preceding two paragraphs generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, or the remaining weighted average life, of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

Yield Maintenance Charges and any prepayment premiums are distributable as described in this free writing prospectus under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.’’

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an ‘‘open period’’ immediately prior to and including the stated maturity date set forth in the following table:

Prepayment Open Periods(1)

Open Period (No. of Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
2	1	$16,750,000	0.4%	0.0%	4.5%
3	2	71,565,000	1.8	2.0	0.0
4	208	3,471,973,006	88.9	88.2	95.5
5	3	98,000,000	2.5	2.8	0.0
7	10	233,975,709	6.0	6.6	0.0
13	2	11,871,683	0.3	0.3	0.0
Total:	226	$3,904,135,398	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

Unless a mortgage loan is relatively near its stated maturity date unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Such application of the holdback may require a payment of a corresponding amount of a yield maintenance charge or prepayment premium based upon the amount of the principal being paid. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Defeasance; Collateral Substitution; Property Releases.    The terms of 208 of the mortgage loans, representing approximately 93.1% of the Initial Pool Balance (173 mortgage loans in Loan Group 1, representing approximately 92.4% of the Initial Loan Group 1 Balance and 35 mortgage loans in Loan Group 2, representing approximately 100.0% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a ‘‘Defeasance’’). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a)    pays or delivers to the Master Servicer on any due date (the ‘‘Release Date’’) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment, and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b)    delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

Except as described below, the mortgage loans secured by more than one parcel comprising the related Mortgaged Property that permit release of one or more of such parcels without releasing all such parcels by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of such parcel, a specified percentage (generally between 110% and 130%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining parcels comprising the related Mortgaged Property after the partial Defeasance.

Additionally, certain mortgage loans permit the release of the Mortgaged Properties securing such mortgage loans from cross-collateralization arrangements with the Mortgaged Properties securing other mortgage loans in certain circumstances under the terms of the related mortgage loan documents.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

With respect to 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus, representing approximately 5.8% of the Initial Pool Balance (approximately 6.4% of the Initial Group 1 Balance)), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of up to 3 individual properties during each calendar year by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraised values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the value of all of the properties originally mortgaged in connection with the mortgage loan based on the appraisals delivered to the lender in connection with the closing of the mortgage loan and the appraisal for any substitute property delivered in connection with any substitution, (ii) the fair market value of the substitute property is not less than one hundred percent (100%) of the greater of (x) the fair market value of the substituted property as of the origination date and (y) the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) the net operating income from the substitute property is greater than one hundred percent (100%) of the net operating income of the substituted property, (iv) receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

With respect to 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus, representing approximately 3.4% of the Initial Pool Balance (approximately 3.7% of the Initial Group 1 Balance)), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of individual properties by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate allocated loan amount of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 40% of the original amount of the loan, (ii) the fair market value of the substitute property is equal to or greater than the appraised value of the substituted property, (iii) the annualized underwritable cash flow for the substitute property is equal to or greater than the underwritable cash flow of the substituted property, (iv) receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property. After April 1, 2009, the borrower may make a partial prepayment of the loan and pay applicable yield maintenance premiums or deliver additional collateral for the loan in order to satisfy the foregoing requirements, provided that in no event shall a substitute property have a loan-to-value ratio of greater than 100% nor a debt service coverage ratio of less than 1.00x.

With respect to 1 mortgage loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus, representing approximately 1.8% of the Initial Pool Balance (approximately 2.0% of the Initial Group 1 Balance)), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of individual properties by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate allocated loan amount of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 20% of the original amount of the loan, (ii) the fair market value of the substitute property is equal to or greater than the appraised value of the substituted property at the time of closing of the mortgage loan, (iii) the debt service coverage ratio of all of the mortgaged properties after the substitution is greater than (x) the debt service coverage ratio on the origination date, and (y) the debt service coverage ratio immediately preceding the substitution, (iv) receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

With respect to 1 mortgage loan (identified as Loan No. 14 on Annex A-1 to this free writing prospectus, representing approximately 1.6% of the Initial Pool Balance (approximately 1.7% of the Initial Group 1 Balance)), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of individual properties by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate allocated loan amount of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the original amount of the loan, (ii) the fair market value of the substitute property is equal to or greater than the appraised value of the substituted property at the time of closing of the mortgage loan, (iii) the debt service coverage ratio of all of the mortgaged properties after the substitution is greater than (x) the debt service coverage ratio on the origination date, and (y) the debt service coverage ratio immediately preceding the substitution, (iv) receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

With respect to 1 mortgage loan (identified as Loan No. 119 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of the Initial Group 1 Balance), the borrower may release a portion of the mortgaged property (via a lot line adjustment or the like) to which value was allocated without payment of any portion of the principal amount of the mortgage loan so long as (i) none of the improvements (excluding parking structures that are replaced with equal or better facilities to which the borrower has access via a reciprocal easement agreement or the like) are located on such portion of the mortgaged property; (ii) mortgagee receives an appraisal confirming that the Loan to Value Ratio (as defined in the mortgage loan documents) for the mortgage loan is no more than 80%; and (iii) the Debt Service Coverage Ratio (as defined in the mortgage loan documents) was at least 1.20:1 for the two prior quarters.

With respect to 4 mortgage loans (identified as Loan Nos. 221, 224, 225 and 226 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance (approximately 0.1% of the Initial Group 1 Balance), these 4 mortgage loans are cross-collateralized. A borrower may release its individual mortgaged property from the cross-collateralization provided that such borrower pays the greater of (i) 110% of the ‘‘Allocated Amount’’ (as amortized to reflect the payments actually made) for such release parcel; (ii) an amount that will cause the Debt Service Coverage Ratio (as defined in the mortgage loan documents) for the properties remaining following the release to be greater than or equal to 1.30:1.0 (calculated as of the most recent two quarters); and (iii) an amount that will cause the Loan to Value Ratio (as defined in the mortgage loan documents) for the mortgage loan, based upon the remaining properties, to be less than or equal to 75%. Alternatively, a Borrower may sell an individual mortgaged property to a third party, and the allocated loan amount for that individual mortgaged property may be assumed by such party and the individual mortgaged property released from the cross-collateralization, provided that (i) the Debt Service Coverage Ratio for the cross-collateralized properties following the release is greater than or equal to 1.30:1.0 (calculated as of the most recent two quarters); (ii) the Debt Service Coverage Ratio for the mortgaged property to be released from the cross-collateralization is greater than or equal to 1.30:1.0 (calculated as of the most recent two quarters); (iii) the Loan to Value Ratio for the mortgage loan, based upon the remaining properties, is less than or equal to 75% and (iv) the Loan to Value Ratio for the mortgage loan to be assumed is less than or equal to 75%.

Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants-in-common borrowers to transfer ownership to other tenants-in-common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—Additional Debt’’ above and ‘‘Risk Factors—Multifamily Properties Have Special Risks’’ in this free writing prospectus.

The Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-sale’’ clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a

Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

With respect to a mortgage loan with a ‘‘due-on-encumbrance’’ clause, the Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the Special Servicer, with respect to Specially Serviced Mortgage Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Master Servicer or Special Servicer, as the case may be, has obtained (a) the consent of the Directing Certificateholder and (b) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted, has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has an LTV Ratio greater than 85% (including any existing and proposed debt) or (3) has a DSCR less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000. Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or the Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ and ‘‘—Subordinate Financing’’ in the prospectus.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 42 of the Mortgaged Properties, securing mortgage loans representing approximately 15.5% of the Initial Pool Balance (39 of the Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 16.1% of the Initial Loan Group 1 Balance and 3 of the Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 9.6% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include all or parts of the States of California, Nevada, Oregon, Tennessee, Utah and Washington.

With respect to any environmental insurance policy that may have been obtained by a Mortgage Loan Seller in lieu of a Phase I environmental site assessment, such environmental insurance policy is generally a blanket policy covering the Mortgage Loan Seller’s mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See ‘‘Risk Factors—Property Insurance May Not Be Sufficient’’ in this free writing prospectus for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate. Unless otherwise noted, all numerical and statistical information presented in this free writing prospectus, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan.

For purposes of the statistical information in this free writing prospectus, unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and UW DSCRs, with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan; provided, however, the loan amount and debt service payments used in this free writing prospectus for purposes of calculating the LTV Ratios and UW DSCRs of the Americold Portfolio Loan is the aggregate principal balance and aggregate debt service of the Americold Portfolio Loan and the Americold Portfolio Pari Passu Companion Loans. In addition, the loan amount and debt service payments used in this free writing prospectus for purposes of calculating the LTV Ratios and UW DSCRs of the 131 South Dearborn Loan and the 131 South Dearborn Pari Passu Companion Loan are the aggregate principal balance and aggregate debt service of the 131 South Dearborn Loan and the 131 South Dearborn Pari Passu Companion Loan.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

The ‘‘Underwritten Cash Flow Debt Service Coverage Ratio’’ or ‘‘UW DSCR’’ for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all partial interest-only loans was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. ‘‘Underwritten Cash Flow’’ or ‘‘UW NCF’’ means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

‘‘Underwritten NOI’’ or ‘‘UW NOI’’ means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (‘‘Effective Gross Income’’) is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, ‘‘Net Operating Income’’ or ‘‘NOI,’’ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the Issuing Entity, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or the Trustee have control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual NOI for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a Mortgage Loan Seller in determining the relevant operating information. See ‘‘Risk Factors—Risks Relating to Underwritten Net Cash Flow’’ in this free writing prospectus.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the ‘‘Operating Statements’’). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers’ projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

The tables presented in Annex A-2 that are entitled ‘‘Cut-off Date LTV Ratios’’ and ‘‘Maturity Date LTV Ratios’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates of the mortgage loans. An ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 9 mortgage loans (identified as Loan Nos. 17, 18, 52, 60, 63, 67, 90, 151 and 158 on Annex A-1 to this free writing prospectus), representing approximately 4.8% of the Initial Pool Balance (8 mortgage loans in Loan Group 1 representing approximately 4.8% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2 representing approximately 4.5% of the Initial Loan Group 2 Balance), the LTV Ratios were based on the ‘‘as-stabilized’’ values as defined in the related appraisal. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this free writing prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under ‘‘Transaction Parties—The Mortgage Loan Sellers—Underwriting Guidelines and Processes’’ and in the prospectus under ‘‘Description of the Trust Funds—Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans.’’

Sale of Mortgage Loans: Mortgage File Delivery

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each mortgage loan sold by the applicable Mortgage Loan Seller (except that with respect to the 131 South Dearborn Loan, the Trustee will only hold originals of the documents described in clause (i)) (collectively, as to each mortgage loan, the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan.

Notwithstanding the foregoing, with respect to any Mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, no Mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period or (2) substitute a qualified substitute mortgage loan for such mortgage loan and pay the Trustee a shortfall amount. See ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

The Pooling and Servicing Agreement requires that the Trustee take the actions specified in the Pooling and Servicing Agreement necessary to maintain the security interest of the trust fund in the mortgage loans. In addition, the Trustee is required to maintain custody of the Mortgage File for each mortgage loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor, which will be delivered to the Rating Agencies, to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related

Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(a)    the mortgage loan is not delinquent 30-days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

(b)    the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c)    the Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower’s personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

(d)    there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e)    to the Mortgage Loan Seller’s actual knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

(f)    the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

(g)    the Mortgaged Property is covered by a title insurance policy (or binding commitment therefor) insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

(h)    at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

(i)    the related assignment of mortgage and related assignment of the assignment of leases and rents are legal, valid and binding;

(j)    the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(k)    each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(l)    the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(m)    the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(n)    except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and other creditors’ rights limitations on enforceability, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

(o)    the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

(p)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, the related Mortgaged Property was, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender’s title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of a related mortgage loan;

(q)    to (i) the Mortgage Loan Seller’s knowledge, in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and (ii) the Mortgage Loan Seller’s actual knowledge, no condemnation proceedings are pending;

(r)    as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(s)    all escrow amounts required to be deposited by the borrower at origination have been deposited;

(t)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, there were and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan; and

(u)    the terms of the mortgage loan documents evidencing such mortgage loan comply in all material respects with all applicable local, state, and federal laws and regulations and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination, funding and servicing of the mortgage loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the mortgage loan.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan (or in the case of certain representations and warranties, is deemed to materially and adversely affect the value of a mortgage loan), the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the ‘‘Initial Resolution Period’’), then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust expenses relating to such mortgage (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or defect if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under ‘‘—Repurchase or Substitution of Cross-Collateralized Mortgage Loans’’ below.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan; (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a ‘‘value’’ for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (‘‘MAI’’); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) become a part of the same Loan Group as the deleted mortgage loan. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, J.P. Morgan Securities Inc., CIBC World Markets Corp. and Credit Suisse Securities (USA) LLC (collectively, the ‘‘Underwriters’’) or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a ‘‘Crossed Loan’’), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in ‘‘—Representations and Warranties; Repurchases and Substitutions.’’ The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties as of the Cut-off Date, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date and (y) 75% and (iii) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loans prior to such repurchase and provides the Trustee with certain REMIC opinions.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

Lockbox Accounts

With respect to 131 mortgage loans (the ‘‘Lockbox Loans’’), representing approximately 73.3% of the Initial Pool Balance (114 mortgage loans in Loan Group 1, representing approximately 75.5% of the Initial Loan Group 1 Balance and 17 mortgage loans in Loan Group 2, representing approximately 52.0% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the ‘‘Lockbox Accounts’’) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 4 Lockbox Loans, representing approximately 7.4% of the Initial Pool Balance (approximately 8.2% of the Initial Loan Group 1 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 24 Lockbox Loans, representing approximately 22.3% of the Initial Pool Balance (23 mortgage loans in Loan Group 1 representing approximately 24.1% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2 representing approximately 4.8% of the Initial Loan Group 2 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 104 Lockbox Loans, representing approximately 44.0% of the Initial Pool Balance (88 mortgage loans in Loan Group 1, representing approximately 43.7% of the Initial Loan Group 1 Balance and 16 mortgage loans in Loan Group 2, representing approximately 47.2% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as an event of default under the related mortgage loan documents. Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

TRANSACTION PARTIES

The Sponsors

JPMorgan Chase Bank, National Association

General.    JPMCB, a national banking association, is a sponsor. JPMCB is also acting as a Mortgage Loan Seller and as the Swap Counterparty under the Swap Contracts with respect to the Class A-MFL and Class A-JFL Certificates. JPMCB is an affiliate of J.P. Morgan Securities Inc. and of the Depositor. See ‘‘The Sponsor’’ in the prospectus.

Sponsor’s Securitization Program.    The following is a description of JPMCB’s commercial mortgage-backed securities securitization program. JPMCB originates and underwrites loans through six regional offices.

JPMCB’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for JPMCB’s securitization program. As sponsor, JPMCB sells the majority of the loans it originates through CMBS securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of September 30, 2006, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $43.9 billion. Of that amount, approximately $41.6 billion have been securitized by the Depositor. In its fiscal year ended December 31, 2005, JPMCB originated approximately $12.0 billion of commercial mortgage loans, of which approximately $10.0 billion were securitized by the Depositor.

JPMCB’s annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $12.0 billion in 2005. The commercial mortgage loans originated by JPMCB include both fixed- and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities Inc., and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which JPMCB has participated to date include the ‘‘CIBC’’ program, in which JPMCB and CIBC Inc. generally are loan sellers, and the ‘‘Large Diversified Pool’’ program (‘‘LDP’’), in which JPMCB, Nomura Credit & Capital, Inc., LaSalle Bank National Association, Eurohypo AG, New York Branch, PNC Bank, National Association, Capmark Finance Inc. and other financial institutions generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of September 30, 2006, JPMCB securitized approximately $22.4 billion through the CIBC program and approximately $18.0 billion through the LDP program.

Neither JPMCB nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank, National Association, among others.

JPMCB is also a Mortgage Loan Seller, the Swap Counterparty and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an Underwriter for this transaction.

CIBC Inc.

General.    CIBC Inc. is a sponsor. CIBC Inc. is also acting as a Mortgage Loan Seller. CIBC Inc. is an affiliate of CIBC World Markets Corp., one of the Underwriters for this transaction.

CIBC Inc. is a majority owned subsidiary of Canadian Imperial Holdings Inc. and is a corporation incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is an indirect wholly owned subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York.

Sponsor’s Securitization Program.    The following is a description of CIBC Inc.’s commercial mortgage-backed securities securitization program. CIBC Inc. originates and underwrites loans through five regional offices.

CIBC Inc.’s primary business is the underwriting and origination of fixed rate mortgage loans secured by commercial or multifamily properties for CIBC Inc.’s securitization program. CIBC Inc. also originates floating rate loans (e.g. construction and interim loans) on the same property types, the majority of which CIBC Inc. holds on its balance sheet. As sponsor, CIBC Inc. sells the majority of the fixed-rate loans it originates through commercial mortgage-backed securities securitizations. CIBC Inc. began originating commercial mortgage loans for securitization in 1997 and securitizing commercial mortgage loans in 1998. As of December 31, 2006, the total amount of commercial mortgage loans originated and securitized by CIBC Inc. is in excess of $13.4 billion.

In the calendar year ended December 31, 2006, CIBC Inc. originated approximately $4.7 billion of commercial mortgage loans, and securitized approximately $3.9 billion of commercial mortgage loans.

CIBC Inc.’s annual commercial mortgage loan originations intended for securitization have grown from approximately $154 million in 1997 to approximately $1 billion in 2001 and to approximately $4.7 billion in 2006. The commercial mortgage loans originated by CIBC Inc. include both fixed-rate and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. CIBC Inc. primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. CIBC Inc. originates loans in every state other than in Arizona and Wisconsin (in Arizona and Wisconsin, CIBC Inc.’s affiliate Canadian Imperial Bank of Commerce, New York Agency originates commercial mortgage loans).

As a sponsor, CIBC Inc. originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC Inc. works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. CIBC Inc. acts as sponsor, originator or loan seller in transactions in which other entities also act as sponsor and/or mortgage loan seller. Multiple seller transactions in which CIBC Inc. has participated to date have included for the most part the ‘‘CIBC’’ program, in which CIBC Inc. and JPMCB generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of December 31, 2006, CIBC Inc. securitized approximately $11.3 billion through the CIBC program.

Neither CIBC Inc. nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, CIBC Inc. sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank National Association, among others.

The Depositor

On the Closing Date, the Depositor will acquire the mortgage loans from each sponsor and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See ‘‘The Depositor’’ in the prospectus.

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMCB and CIBC Inc. JPMCB is also a sponsor and is an affiliate of each of the Depositor and J.P. Morgan Securities Inc., one of the Underwriters. CIBC Inc. is also a sponsor and is an affiliate of CIBC World Markets Corp., one of the Underwriters.

JPMorgan Chase Bank, National Association

See ‘‘The Sponsors’’ in this free writing prospectus and the prospectus for a discussion relating to JPMCB.

CIBC Inc.

See ‘‘The Sponsors’’ in this free writing prospectus for a discussion relating to CIBC Inc.

The information set forth in this free writing prospectus concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers.

Underwriting Guidelines and Processes

Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by each Mortgage Loan Seller in accordance with the commercial mortgage-backed securitization program of each Mortgage Loan Seller.

Property Analysis.    The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.    The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus.

Appraisal and Loan-to-Value Ratio.    For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, a Mortgage Loan Seller may also obtain a value on an ‘‘as-stabilized’’ basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower.    The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment.    Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies violations that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have secured creditor or other environmental policies. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance’’ above.

Physical Assessment Report.    Prior to origination, the related Mortgage Loan Seller obtains a physical assessment report (‘‘PAR’’) for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy.    The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance.    The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

The Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, the issuing entity (the ‘‘Issuing Entity’’), will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in the prospectus.

The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this free writing prospectus. Accordingly, the Issuing Entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer, the Special Servicer and the Trustee may make advances of delinquent monthly debt service payments and servicing advances to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set in this free writing prospectus under ‘‘Servicing of the Mortgage Loans—Amendment.’’ The Issuing Entity administers the mortgage loans through the

Trustee, the Paying Agent, the Master Servicer and the Special Servicer. A discussion of the duties of the Trustee, the Paying Agent, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under ‘‘—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent,’’ ‘‘—The Master Servicer’’ and ‘‘—The Special Servicer’’ and ‘‘Servicing of the Mortgage Loans.’’

The only assets of the Issuing Entity other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this free writing prospectus, and indemnity obligations to the Trustee, the Paying Agent, the Depositor, the Master Servicer and the Special Servicer. The fiscal year of the Trust is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Paying Agent, the Master Servicer and the Special Servicer.

The Depositor is contributing the mortgage loans to the Issuing Entity. The Depositor is purchasing the mortgage loans from the Mortgage Loan Sellers, as described in this free writing prospectus under ‘‘Description of the Mortgage Pool—Sale of the Mortgage Loans, Paying Agent; Mortgage File Delivery’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions.’’

The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) will be the trustee, paying agent, certificate registrar (in that capacity, the ‘‘Certificate Registrar’’), authenticating agent (in that capacity, the ‘‘Authenticating Agent’’) and custodian under the Pooling and Servicing Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23 million customers and 167,000 employees as of September 30, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Mortgage Loan Sellers, the Master Servicer and the Special Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo Bank was acting as trustee on more than 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $290 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Wells Fargo Bank is also acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo Bank was acting as custodian of more than 43,000 commercial mortgage loan files.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by one or more of the Mortgage Loan Sellers or an affiliate of such Mortgage Loan Sellers and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the custodial agreement under which those services are provided by the Trustee are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC and grantor trust tax and information returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D and the filing of annual reports on Form 10-K and certain reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage-backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

Using information set forth in this free writing prospectus, the Trustee will develop the cash flow model for the trust. Based on the monthly loan information provided by the Master Servicer, the Trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the Master Servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Master Servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

As compensation for the performance of its routine duties, Wells Fargo Bank will be paid a fee (collectively, the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to ..00054% per annum (the ‘‘Trustee Fee Rate’’) and the Stated Principal Balance of the mortgage loans and will be computed in the same manner as interest is calculated on such mortgage loans. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the Trustee, Paying Agent, Certificate Registrar and Authenticating Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee, Paying Agent, Certificate Registrar or Authenticating Agent under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the Americold Portfolio Pari Passu Companion Loan. See ‘‘Description of the Pooling Agreements—The Trustee,’’ ‘‘—Duties of the Trustee,’’ ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the prospectus.

The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful misfeasance on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

The Master Servicer

Capmark Finance Inc. (‘‘Capmark’’), will be the master servicer (the ‘‘Master Servicer’’ ) and will be responsible for the master servicing and administration of the mortgage loans pursuant to the Pooling and Servicing Agreement.

Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of December 31, 2006, Capmark was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $135.3 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2003 to 2006 in respect of which Capmark has acted as master servicer.

	Year (amts in $ billions)
	2003	2004	2005	2006
CMBS (US)	99.0	100.2	122.4	135.3
Other	103.3	97.0	102.8	131.5
Total	202.3	197.2	225.2	266.8

Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer as a result of any action or inaction of Capmark as master servicer, including as a result of Capmark’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

GMAC Commercial Mortgage Corporation legally changed its name to Capmark Finance Inc. in May 2006. Capmark Finance Inc. is a wholly-owned subsidiary of Capmark Financial Group Inc. (‘‘Capmark Financial Group’’), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consist of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

Capmark Servicer Ireland Limited (formerly known as GMAC Commercial Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for Capmark’s portfolio in the United States.

CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark’s portfolio in the United States.

Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing India Private Limited report to the same managing director of Capmark.

From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

The Special Servicers

General

The ‘‘ Special Servicer’’ with respect to all of the mortgage loans (other than the Americold Portfolio Loan) will be ARCap Servicing, Inc., and with respect to the Americold Portfolio Loan will be LNR Partners, Inc.

ARCap Servicing, Inc.

ARCap Servicing, Inc. (‘‘ASI’’) will be appointed as the Special Servicer of all of the mortgage loans (other than the Americold Portfolio Loan), and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. ASI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Charter Mac Corporation, a wholly-owned subsidiary of CharterMac, a publicly traded company. ARCap REIT, Inc., an affiliate of ASI, is anticipated to be the Directing Certificateholder with respect to the transaction described in this free writing prospectus. The principal offices of ASI are located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

Certain of the duties of the Special Servicer and the provisions of the Pooling and Servicing Agreement regarding the Special Servicer, including without limitation information regarding the rights and obligations of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the mortgage loans are set forth in this free writing prospectus under ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments,’’ and ‘‘—Realization Upon Defaulted Mortgage Loans.’’    Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described in this free writing prospectus under ‘‘—Replacement of the Special Servicer.’’    Certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement are described in this free writing prospectus under ‘‘Servicing of the Mortgage Loan—General.’’ ASI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the mortgage loan documents and applicable laws.

ASI has a special servicer rating of ‘‘CSS1’’ from Fitch. ASI is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked ‘‘STRONG’’ by S&P. As of December 31, 2006, ASI was the named special servicer in approximately 62 commercial mortgage-backed securities transactions representing approximately 9,519 loans, with an aggregate outstanding principal balance of approximately $71.83 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 44 assets with an outstanding principal balance of approximately $201.2 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through December 31, 2006, ASI has resolved 263 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.465 billion.

The Special Servicer will segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and will establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan if in connection with a Loan Pair). This account or accounts will be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the Special Servicer, or the funds of any of the Special Servicer’s other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

ASI has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and Servicing Agreement, applicable law and the applicable servicing standard.

ASI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. ASI was formed in 2002 for the purpose of supporting the related business of ARCap REIT, Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which ASI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately 62 transactions consisting of approximately 9,519 loans with an approximate outstanding aggregate principal balance of $71.83 billion as of December 31, 2006.

The information set forth in this free writing prospectus concerning the Special Servicer has been provided by it.

LNR Partners, Inc.

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as Special Servicer for only the Americold Portfolio Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the Special Servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 193 as of December 31, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion. Additionally, LNR Partners has resolved over $17.4 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.9 billion for the twelve months ended December 31, 2006.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California and Colorado, and in Europe in England and Germany. As of December 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included over 23,000 assets in the 50 states and in Europe with a then-current face value in excess of $252 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P, Moody’s and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving the Americold Portfolio Loan or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage-backed securitization pools generally, for which LNR Partners has developed processes and procedures that materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgage backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the sponsor(s), the trust, the Master Servicer, the other Special Servicer, the Trustee or any originator of any of the underlying mortgage loans identified in this free writing prospectus.

Except for LNR Partners acting as Special Servicer for the Americold Portfolio Loan, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed at any time by the Directing Certificateholder, provided, that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates. With respect to the Americold Portfolio Whole Loan, the applicable Special Servicer may be removed, and a successor special servicer appointed, at any time by the Americold Portfolio Controlling Holder, to the extent set forth in the Americold Portfolio Intercreditor Agreement. With respect to the 131 South Dearborn Whole Loan, the 131 South Dearborn Special Servicer may be removed, and a successor 131 South Dearborn Special Servicer appointed at any time by the 131 South Dearborn Directing Certificateholder, to the extent set forth in the 131 South Dearborn Intercreditor Agreement.

Servicing and Other Compensation and Payment of Expenses

The fee of the Master Servicer (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of each mortgage loan (including the 131 South Dearborn Loan) and, if provided under the related Intercreditor Agreement, the Companion Loans and the AB Subordinate Companion Loans, and will accrue at a rate (the ‘‘Servicing Fee Rate’’), equal to a per annum rate ranging from 0.01% to 0.11%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be approximately 0.02384% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (other than with respect to the 131 South Dearborn Loan), (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, provided, further, that the applicable Master Servicer will not be entitled to any fees for defeasances or releases received with respect to the 131 South Dearborn Loan, (2) a specified percentage of all assumption (subject to certain subservicing agreements and other than with respect to any fees for assumptions received with respect to the 131 South Dearborn Loan), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans, the AB Subordinate Companion Loans and the related Companion Loans (to the extent permitted under the related Intercreditor Agreement) that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans or the related Companion Loans (to the extent permitted under the related Intercreditor Agreement) and, if provided under the related Intercreditor Agreement, the related AB Subordinate Companion Loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or, if provided under the related Intercreditor Agreement, the related AB Subordinate Companion Loans since the Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the 131 South Dearborn Loan), the related Companion Loans and the AB Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the AB Subordinate Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (‘‘30/360 Basis’’) for purposes of calculating the Net Mortgage Rate. With respect to the AB Subordinate Companion Loans, the Servicing Fee, if any, will be computed and allocated as provided in the related Intercreditor Agreement.

The principal compensation to be paid to each Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The 131 South Dearborn Loan will be serviced under the 131 South Dearborn Pooling and Servicing Agreement (including those occasions under the 131 South Dearborn Pooling and Servicing Agreement when the servicing of the 131 South Dearborn Loan has been transferred from the 131 South Dearborn Master Servicer to the 131 South Dearborn Special Servicer). Accordingly, in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any servicing compensation for the 131 South Dearborn Loan. Only the 131 South Dearborn Special Servicer will be entitled to special servicing compensation on the 131 South Dearborn Loan.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the ‘‘Special Servicing Fee Rate’’) calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation Proceeds with respect to such Specially Serviced Mortgage Loan and then from general collections on all the mortgage loans and any REO Properties in the trust fund. The 131 South Dearborn Whole Loan will be subject to a special servicing fee pursuant to the 131 South Dearborn Pooling and Servicing Agreement, which will accrue at a rate equal to 0.25% per annum.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan (including the Americold Portfolio Loan) for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan. The 131 South Dearborn Whole Loan will be subject to a workout fee pursuant to the 131 South Dearborn Pooling and Servicing Agreement, which will accrue at a rate equal to 1.00% per annum.

If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1.00% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase in the related mortgage loan purchase agreement, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class within the first 90 days after the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan, the Special Servicer, within the first 90 days after the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan, or its assignee (other than an unaffiliated assignee of the Special Servicer which purchases such Specially Serviced Mortgage Loan more than 90 days following the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan) or the Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of an AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan generally within the first 90 days after such AB Mortgage Loan becomes a Specially Serviced Mortgage Loan pursuant to the related Intercreditor Agreement, (v) the purchase of any loan by a related mezzanine lender, provided that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender, if such purchase by the related mezzanine lender does not occur within 90 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan or (vi) with respect to the Americold Portfolio Pari Passu Companion Loan, the purchase of the related Americold Portfolio Companion Note under a separate pooling and servicing agreement. The 131 South Dearborn Whole Loan will be subject to a liquidation fee pursuant to the 131 South Dearborn Pooling and Servicing Agreement, which will accrue at a comparable rate per annum. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

Any Liquidation Fees in respect of the Americold Portfolio Loan will be payable out of, and based on, collections on the Americold Portfolio Whole Loan.

The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees or other fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans (except for the 131 South Dearborn Loan) that are not Specially Serviced Mortgage Loans and for which the Special Servicer’s consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date.

Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this free writing prospectus under ‘‘Description of the Certificates—Advances,’’ the Master Servicer, the Trustee and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See ‘‘Description of the Certificates—Distributions—Method, Timing and Amount’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements— Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus.

If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a ‘‘Prepayment Interest Excess.’’ Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a ‘‘Prepayment Interest Shortfall.’’ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a ‘‘Compensating Interest Payment’’) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than a Specially Serviced Mortgage Loan or a mortgage loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum, (B) all Prepayment Interest Excesses in respect of the mortgage loans for the related Distribution Date and (C) to the extent earned solely on principal payments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loans and related Companion Loan subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of the Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees payable to the Master Servicer for such Due Period, (B) all Prepayment Interest Excesses payable to the Master Servicer and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Paying Agent (the ‘‘Pooling and Servicing Agreement’’) and will represent in the aggregate the entire beneficial ownership interest in J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, which will be a trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Floating Rate Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and (6) the Swap Contracts for the benefit of the Class A-MFL and Class A-JFL Certificates (the ‘‘Swap Contracts’’).

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18 (the ‘‘Certificates’’) will consist of the following classes (each, a ‘‘Class’’): the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class X Certificates, and the Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this free writing prospectus as the ‘‘Senior Certificates.’’ The Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this free writing prospectus as the ‘‘Subordinate Certificates.’’ The Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C and Class D Certificates are referred to in this free writing prospectus as the ‘‘Subordinate Offered Certificates.’’ The Class R and Class LR Certificates are referred to collectively in this free writing prospectus as the ‘‘Residual Certificates.’’

Only the Class A-1, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class X, Class B, Class C and Class D Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

On the Closing Date, the ‘‘Class A-MFL Regular Interest’’ will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The Class A-MFL Regular Interest is not offered by this free writing prospectus. The Depositor will transfer the Class A-MFL Regular Interest to the trust in exchange for the Class A-MFL Certificates. The Class A-MFL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-MFL Regular Interest, the A-MFL Floating Rate Account and the A-MFL Swap Contract.

On the Closing Date, the ‘‘Class A-JFL Regular Interest’’ will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The Class A-JFL Regular Interest is not offered by this free writing prospectus. The Depositor will transfer the Class A-JFL Regular Interest to the trust in exchange for the Class A-JFL Certificates. The Class A-JFL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-JFL Regular Interest, the A-JFL Floating Rate Account and the A-JFL Swap Contract.

The ‘‘Certificate Balance’’ of any Class of Certificates (other than the Class A-MFL, Class A-JFL and Class X Certificates and Residual Certificates) and the Class A-MFL and the Class A-JFL Regular

Interests (and correspondingly the Class A-MFL and the Class A-JFL Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class A-MFL, Class A-JFL and Class X Certificates and Residual Certificates) and the Class A-MFL and the Class A-JFL Regular Interests will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the Class A-MFL, Class A-JFL and Class X Certificates and Residual Certificates) and the Class A-MFL and the Class A-JFL Regular Interests on that Distribution Date. With respect to any Class of Certificates (other than the Class A-MFL and the A-JFL Certificates) or the Class A-MFL or Class A-JFL Regular Interest that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under ‘‘—Distributions—Priority’’ below. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this free writing prospectus. The Class X Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Certificate Balance of the Class A-MFL Certificates will be reduced or increased on each Distribution Date in an amount corresponding to any such reduction or increase in the Certificate Balance of the Class A-MFL Regular Interest. The initial Certificate Balance of the Class A-MFL Certificates will be equal to the initial Certificate Balance of the Class A-MFL Regular Interest, which is expected to be the balance set forth on the cover of this free writing prospectus.

The Certificate Balance of the Class A-JFL Certificates will be reduced or increased on each Distribution Date in an amount corresponding to any such reduction or increase in the Certificate Balance of the Class A-JFL Regular Interest. The initial Certificate Balance of the Class A-JFL Certificates will be equal to the initial Certificate Balance of the Class A-JFL Regular Interest, which is expected to be the balance set forth on the cover of this free writing prospectus.

The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (‘‘Notional Amount’’). The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class A-MFL and Class A-JFL Certificates and the Residual Certificates) (the ‘‘Principal Balance Certificates’’) and the Class A-MFL and Class A-JFL Regular Interests outstanding from time-to-time. The initial Notional Amount of the Class X Certificates will be approximately $3,904,135,398.

The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $292,810,398.

The Offered Certificates (other than the Class A-MFL, the Class A-JFL and the Class X Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class A-MFL and Class A-JFL Certificates will be offered in minimum denominations of $100,000 initial Certificate Balance. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an

Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream’’) and Euroclear Bank, as operator of the Euroclear System (‘‘Euroclear’’) participating organizations, (the ‘‘Participants’’), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General.    Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the ‘‘Depositories’’) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (‘‘Indirect Participants’’). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates.    Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Upon the occurrence of certain events, as described in the prospectus in the second to last paragraph under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amount, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Distributions

Method, Timing and Amount.    Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in April 2007 (each, a ‘‘Distribution Date’’). The ‘‘Determination Date’’ for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The amount allocated to the Class A-MFL or Class A-JFL Regular Interest due to the Swap Counterparty under the related Swap Contract with respect to each Distribution Date will be deposited into the related Floating Rate Account on the business day prior to the related Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under a Swap Contract with respect to the Distribution Date will be deposited into the related Floating Rate Account. See ‘‘Description of the Swap Contracts—The A-MFL Swap Contract’’ and ‘‘—The A-JFL Swap Contract’’ in this free writing prospectus.

The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the ‘‘Certificate Account’’) as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Insurance and Condemnation Proceeds’’) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’)), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the Americold Portfolio Loan, the 131 South Dearborn Loan and the AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

The Paying Agent is required to establish and maintain accounts (the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Lower-Tier Distribution Account’’, each of which may be sub-accounts of a single account (collectively, the ‘‘Distribution Account’’)), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders (other than the Holders of the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests as described in this free writing prospectus. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Paying Agent is required to establish and maintain an ‘‘Interest Reserve Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the ‘‘Withheld Loans’’), in an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Paying Agent is required to establish and maintain an account (the ‘‘Gain-on-Sale Reserve Account’’), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The Paying Agent is required to establish and maintain a ‘‘Floating Rate Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-MFL and Class A-JFL Certificates. Promptly upon receipt of any payment or other receipt in respect of the Class A-MFL or Class A-JFL Regular Interests or the Swap Contract, the Paying Agent will be required to deposit the same into the Floating Rate Account. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (‘‘Permitted Investments’’). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. The Paying Agent is authorized but not required to direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The Paying Agent will be entitled to retain any interest or other income earned on such funds and the Paying Agent will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

The aggregate amount available for distribution to Certificateholders (other than the holders of the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests (and thus to the holders of the Class A-MFL and Class A-JFL Certificates) on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account (and with respect to the 131 South Dearborn Loan, only to the extent received by the Paying Agent pursuant to the 131 South Dearborn Pooling and Servicing Agreement and/or 131 South Dearborn Intercreditor Agreement), as of the related Master Servicer Remittance Date, exclusive of (without duplication):

(1)    all scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’) and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)    all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

(3)    all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)    with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)    all Yield Maintenance Charges;

(6)    all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(7)    any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See ‘‘Description of the Pooling Agreements— Certificate Account’’ in the prospectus; and

(z) with respect to the Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The aggregate amount available for distributions to the holders of the Class A-MFL Certificates on each Distribution Date (the ‘‘Class A-MFL Available Funds’’) will equal the sum of

(i) the total amount of all principal and/or interest distributions on or in respect of the Class A-MFL Regular Interest with respect to the Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the A-MFL Swap Contract for the Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the A-MFL Swap Contract for the Distribution Date. See ‘‘Description of the Swap Contracts—The A-MFL Swap Contract’’ in this free writing prospectus.

The aggregate amount available for distributions to the holders of the Class A-JFL Certificates on each Distribution Date (the ‘‘Class A-JFL Available Funds’’) will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-JFL Regular Interest with respect to the Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the A-JFL Swap Contract for the Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the A-JFL Swap Contract for the Distribution Date. See ‘‘Description of the Swap Contracts—The A-JFL Swap Contract’’ in this free writing prospectus.

The ‘‘Due Period’’ for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the Due Date for the mortgage loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if the mortgage loan had a Due Date in April 2007 and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority.    On each Distribution Date, for so long as the Certificate Balances or Notional Amount of the Certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Certificate Balances of the Class A-MFL and the Class A-JFL Regular Interests have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently, (i) on the Class A-1, Class A-3 and Class A-4 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X Certificates from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for such Class, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date;

Second, to the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i) (A) first, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is

reduced to zero, (B) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3 Certificates is reduced to zero and (C) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (B) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-4 Certificates is reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Certificate Balance of the Class A-4 Certificates has been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

Third, to the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Fourth, concurrently, to the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in respect of interest, up to an amount equal to the Interest Distribution Amount for those Classes;

Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in reduction of their Certificate Balances, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balances of those Classes are reduced to zero;

Sixth, to the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates and the Class A-MFL Regular Interest, but not previously reimbursed, have been reimbursed in full;

Seventh, concurrently, to the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, in respect of interest, up to an amount equal to the Interest Distribution Amount for those Classes;

Eighth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates and Class A-MFL Regular Interest to zero, to the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates and Class A-MFL Regular Interest on that Distribution Date), until the Certificate Balances of those Classes are reduced to zero;

Ninth, to the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates and the Class A-JFL Regular Interest, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates and Class A-JFL Regular Interest to zero, to the Class B Certificates, in reduction of their Certificate Balances, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A

Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates and Class A-JFL Regular Interest on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twelfth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifteenth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Eighteenth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-first, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A

Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-fourth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-seventh, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirtieth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-second, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-first, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-fourth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F

Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-seventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-eighth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fiftieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-first, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Fifty-second, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the

Certificate Balance of the Class of Certificates or Class A-MFL and Class A-JFL Regular Interests in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-3, Class A-4 and Class A-1A Certificates, without regard to the priorities set forth above and without regard to Loan Groups.

Distributions on the Class A-MFL Certificates.    On each Distribution Date, for so long as the Certificate Balance of the Class A-MFL Regular Interest (and, correspondingly, the Class A-MFL Certificates) has not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the A-MFL Floating Rate Account to the extent of the Class A-MFL Available Funds, in the following order of priority:

First, to the Class A-MFL Certificates in respect of interest, up to an amount equal to the Class A-MFL Interest Distribution Amount;

Second, to the Class A-MFL Certificates in respect of principal, the Class A-MFL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

Third, to the Class A-MFL Certificates until all amounts of Collateral Support Deficit previously allocated to the Class A-MFL Certificates, but not previously reimbursed, have been reimbursed in full. See ‘‘Description of the Swap Contracts—The A-MFL Swap Contract’’ in this free writing prospectus.

Distributions on the Class A-JFL Certificates.    On each Distribution Date, for so long as the Certificate Balance of the Class A-JFL Regular Interest (and, correspondingly, the Class A-JFL Certificates) has not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the A-JFL Floating Rate Account to the extent of the Class A-JFL Available Funds, in the following order of priority:

First, to the Class A-JFL Certificates in respect of interest, up to an amount equal to the Class A-JFL Interest Distribution Amount;

Second, to the Class A-JFL Certificates in respect of principal, the Class A-JFL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

Third, to the Class A-JFL Certificates until all amounts of Collateral Support Deficit previously allocated to the Class A-JFL Certificates, but not previously reimbursed, have been reimbursed in full. See ‘‘Description of the Swap Contracts—The A-JFL Swap Contract’’ in this free writing prospectus.

Pass-Through Rates.    The interest rate (the ‘‘Pass-Through Rate’’) applicable to each Class of Certificates (other than the Residual Certificates) or Regular Interests for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-MFL Regular Interest is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-MFL Certificates is a per annum rate equal to LIBOR plus         %; provided, however, under certain circumstances described under ‘‘Description of the

Swap Contracts—The A-MFL Swap Contract’’ in this free writing prospectus, the Pass-Through Rate on the Class A-MFL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-MFL Regular Interest.

The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-JFL Regular Interest is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-JFL Certificates is a per annum rate equal to LIBOR plus         %; provided, however, under certain circumstances described under ‘‘Description of the Swap Contracts—The A-JFL Swap Contract’’ in this free writing prospectus, the Pass-Through Rate on the Class A-JFL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-JFL Regular Interest.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to         %.

The term ‘‘LIBOR’’ means, with respect to the Class A-MFL and Class A-JFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major banks in the London interbank market selected by the Paying Agent to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will request the principal London office of each of those four banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by the Paying Agent will be binding absent manifest error.

The ‘‘LIBOR Determination Date’’ for the Class A-MFL and Class A-JFL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A ‘‘LIBOR Business Day’’ is any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately         % per annum. The Pass-Through Rate for the Class X Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class A-MFL, Class A-JFL, Class R and Class LR Certificates) and the Class A-MFL and Class A-JFL Regular Interests, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-9 of this free writing prospectus. The Pass-Through Rate on the Class A-MFL Regular Interest for the first Distribution Date is expected to be a per annum rate equal to         %. The Pass-Through Rate on the Class A-JFL Regular Interest for the first Distribution Date is expected to be a per annum rate equal to         %.

The ‘‘WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the Withheld Amounts for the immediately preceding February and January as applicable.

‘‘Administrative Cost Rate’’ as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

‘‘Mortgage Rate’’ with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

Interest Distribution Amount.    Interest will accrue for each Class of Certificates (other than the Class A-MFL and Class A-JFL Certificates and the Residual Certificates) and the Class A-MFL and Class A-JFL Regular Interests during the related Interest Accrual Period. The ‘‘Interest Distribution Amount’’ of any Class of Certificates (other than the Class A-MFL and Class A-JFL Certificates and the Residual Certificates) and the Class A-MFL and Class A-JFL Regular Interests for any

Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that Class of Certificates or the Class A-MFL or Class A-JFL Regular Interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest from Recoveries for such Class of Certificates or the Class A-MFL or Class A-JFL Regular Interest, to the extent not previously paid, for all prior Distribution Dates.

The ‘‘Class A-MFL Interest Distribution Amount’’ will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-MFL Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-MFL Certificates for all previous Distribution Dates. See ‘‘Description of the Swap Contracts—The A-MFL Swap Contract’’ in this free writing prospectus.

The ‘‘Class A-JFL Interest Distribution Amount’’ will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-JFL Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-JFL Certificates for all previous Distribution Dates. See ‘‘Description of the Swap Contracts—The A-JFL Swap Contract’’ in this free writing prospectus.

‘‘Accrued Interest from Recoveries’’ in respect of each Distribution Date and any Class of Certificates (other than the Class A-MFL, Class A-JFL and Class X Certificates and the Residual Certificates) or the Class A-MFL or Class A-JFL Regular Interest that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Class A-MFL and Class A-JFL Certificates and the Residual Certificates) and the Class A-MFL and Class A-JFL Regular Interests for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. With respect to the Class A-MFL and Class A-JFL Certificates, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date and will be calculated on an Actual/360 Basis; provided, however, if the Pass-Through Rate for the Class A-MFL or Class A-JFL Certificates converts to a fixed rate, the Interest Accrual Period for that Class will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. See ‘‘Description of the Swap Contracts—The A-MFL Swap Contract’’ in this free writing prospectus.

The ‘‘Distributable Certificate Interest’’ in respect of each Class of Certificates (other than the Class A-MFL and Class A-JFL Certificates and the Residual Certificates) and the Class A-MFL and Class A-JFL Regular Interests for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-MFL or Class A-JFL Regular Interest on that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates’ or the Class A-MFL or the Class A-JFL Regular Interest’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’).

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates and the Class A-MFL, Class A-JFL and Class X Certificates) and the Class A-MFL and Class A-JFL Regular Interests will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Residual Certificates and the Class A-MFL, Class A-JFL, and Class X Certificates) and the Class A-MFL and Class A-JFL Regular Interests for the related Distribution Date.

Principal Distribution Amount.    So long as (i)  the Class A-4 Certificates and (ii) the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of (i)  the Class A-4 Certificates or (ii) the Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of ‘‘Group 2 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 2 Principal Distribution Amount,’’ such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

The ‘‘Group 2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of ‘‘Group 1 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 1 Principal Distribution Amount,’’ such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-MFL and Class A-JFL Regular Interests on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term ‘‘Group 1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-3 and Class A-4 Certificates exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-3 and Class A-4 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term ‘‘Group 2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

With respect to any Distribution Date, the ‘‘Class A-MFL Principal Distribution Amount’’ will be an amount equal to the amount of principal allocated in respect of the Class A-MFL Regular Interest on that Distribution Date. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Swap Contracts—The A-MFL Swap Contract’’ in this free writing prospectus.

With respect to any Distribution Date, the ‘‘Class A-JFL Principal Distribution Amount’’ will be an amount equal to the amount of principal allocated in respect of the Class A-JFL Regular Interest on that Distribution Date. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Swap Contracts—The A-JFL Swap Contract’’ in this free writing prospectus.

Certain Calculations with Respect to Individual Mortgage Loans.    The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The ‘‘Stated Principal Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the Certificates and the Class A-MFL and Class A-JFL Regular Interests, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (including any REO Property with respect to the 131 South Dearborn Whole Loan held pursuant to the 131 South Dearborn Pooling and Servicing Agreement) (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this free writing prospectus and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered Certificates (excluding the Class A-MFL, Class A-JFL and Class X Certificates) and the Class A-MFL and Class A-JFL Regular Interests and the Class E, Class F, Class G and Class H Certificates in the following manner: the holders of each Class of Offered Certificates (excluding the Class A-MFL, Class A-JFL and Class X Certificates) and the Class A-MFL and Class A-JFL Regular Interests and the Class E, Class F, Class G and Class H Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or the Class A-MFL or Class A-JFL

Regular Interest, as applicable, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the Class A-MFL or Class A-JFL Regular Interests, as applicable, entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of Certificates and/or the Class A-MFL and Class A-JFL Regular Interests up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

On any Distribution Date, for so long as the A-MFL Swap Contract is in effect, Yield Maintenance Charges distributable in respect of the Class A-MFL Regular Interest will be payable to the Swap Counterparty and on any Distribution Date on which the A-MFL Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-MFL Regular Interest will be distributable to the holders of the Class A-MFL Certificates. See ‘‘Description of the Swap Contracts—The A-MFL Swap Contract’’ in this free writing prospectus.

On any Distribution Date, for so long as the A-JFL Swap Contract is in effect, Yield Maintenance Charges distributable in respect of the Class A-JFL Regular Interest will be payable to the Swap Counterparty and on any Distribution Date on which the A-JFL Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-JFL Regular Interest will be distributable to the holders of the Class A-JFL Certificates. See ‘‘Description of the Swap Contracts—The A-JFL Swap Contract’’ in this free writing prospectus.

The ‘‘Base Interest Fraction’’ with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-MFL and Class A-JFL Regular Interests is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates or the Class A-MFL or the Class A-JFL Regular Interest, as applicable, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X Certificates entirely.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	February 12, 2012
Class A-3	July 12, 2016
Class A-4	January 12, 2017
Class A-1A	January 12, 2017
Class X	December 12, 2016
Class A-M	February 12, 2017
Class A-MFL	February 12, 2017
Class A-J	February 12, 2017
Class A-JFL	February 12, 2017
Class B	February 12, 2017
Class C	February 12, 2017
Class D	February 12, 2017

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above (other than with respect to the Class X Certificates) were calculated on the basis of a 0% CPR. With respect to the Class X Certificates, the Assumed Final Distribution Date set forth above was calculated on the basis of a 100% CPR, and the assumption that the optional termination of the trust will be exercised on the first eligible Distribution Date. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The Rated Final Distribution Date for each Class of Offered Certificates will be June 12, 2047. See ‘‘Ratings’’ in this free writing prospectus.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this free writing prospectus:

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J and Class A-JFL Certificates,

•	the rights of the holders of the Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M and Class A-MFL Certificates, and

•	the rights of the holders of the Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

In addition, neither the Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class A-MFL or Class A-JFL Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M and Class A-MFL Certificates, the holders of the Class A-J and Class A-JFL Certificates, the holders of the Class B

Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M and Class A-MFL Certificates, the holders of the Class A-J and Class A-JFL Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes.

The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the ‘‘Non-Offered Subordinate Certificates’’), to the holders of the Class C Certificates by the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J and Class A-JFL Certificates by the subordination of the Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-M and Class A-MFL Certificates by the subordination of the Class A-J, Class A-JFL, Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates that are still outstanding, pro rata, without regard to Loan Groups until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, second, to the Class A-3 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and then, if any of the Class A-1, Class A-3 and Class A-4 Certificates are still outstanding, first, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, second, to the Class A-3 Certificates until their Certificate Balance has been reduced to zero, and third, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates the percentage interest in the trust evidenced by the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, the Class A-J Certificates and Class A-JFL Regular Interest, pro rata, the Class B Certificates, the Class C Certificates and the Class D Certificates and the remaining Non-Offered Certificates (other than the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-M Certificates and Class A-MFL Regular Interest, pro rata,

Class A-J Certificates and Class A-JFL Regular Interest, pro rata, Class B Certificates, Class C Certificates and Class D Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class A-MFL, Class A-JFL and Class X Certificates and the Residual Certificates) and the Class A-MFL and Class A-JFL Regular Interests with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans, including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class A-MFL, Class A-JFL and Class X Certificates and the Residual Certificates) and Class A-MFL and Class A-JFL Regular Interests after giving effect to distributions of principal on that Distribution Date (any deficit, ‘‘Collateral Support Deficit’’). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates (other than the Class A-MFL, Class A-JFL and Class X Certificates and the Residual Certificates) and the Class A-MFL and Class A-JFL Regular Interests as follows: to Class NR Certificates, Class P Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H Certificates, Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates, Class A-J Certificates and Class A-JFL Regular Interest, pro rata, and Class A-M Certificates and Class A-MFL Regular Interest, pro rata, and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates or Regular Interests has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates and the Class A-MFL and Class A-JFL Regular Interests to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-3, Class A-4 and Class A-1A Certificates, pro rata, without regard to Loan Groups (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates (or, in the case of the Class A-MFL and Class A-JFL Certificates, a reduction in Certificate Balance corresponding to any Collateral Support Deficit allocated to the Class A-MFL and Class A-JFL Regular Interests, respectively), will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates may be reduced if the related Classes of Certificates (other than the Class A-MFL and the Class A-JFL Certificates and the Residual Certificates) or the Class A-MFL or Class A-JFL Regular Interests are reduced by such loan losses or such Collateral Support Deficits.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus, certain reimbursements to the Paying Agent as described under ‘‘Transaction Parties—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent’’ in this free writing prospectus, certain reimbursements to the Master Servicer and the Depositor as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer and the Depositor’’ in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance (or Notional Amount, in the case of the Class X Certificates) is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates (other than the Class A-MFL, Class A-JFL and the Class X Certificates) or the Class A-MFL or Class A-JFL Regular Interests in accordance with the payment priorities set forth in ‘‘—Distributions—Priority’’ above.

Advances

On the business day immediately preceding each Distribution Date (the ‘‘Master Servicer Remittance Date’’), the Master Servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the 131 South Dearborn Loan) and any REO Loan during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan (including the 131 South Dearborn Loan) or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or prepayment premiums or with respect to the Americold Portfolio Pari Passu Companion Loans, the 131 South Dearborn Pari Passu Companion Loan or any AB Subordinate Companion Loan. In addition, neither the Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class A-MFL or Class A-JFL Certificates.

If an Appraisal Reduction has been made with respect to any mortgage loan or, in the case of the 131 South Dearborn Whole Loan, an appraisal reduction has been made in accordance with the 131 South Dearborn Pooling and Servicing Agreement, and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option (with respect to emergency advances) (in each case, subject to the limitations described in this free writing prospectus), to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan (other than the 131 South Dearborn Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made for the Americold Portfolio Loan in accordance with the Americold Portfolio Intercreditor Agreement, the Americold Portfolio Pari Passu Companion Loans and, with respect to an AB Mortgage Loan in accordance with the related Intercreditor Agreement, the related AB Subordinate Companion Loan), as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (‘‘Related Proceeds’’). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’).

Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer.

If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a consecutive period up to 12 months and any election to so defer shall be deemed to be in accordance with the servicing standard; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that

Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections on the mortgage loans in the Certificate Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in the second preceding paragraph, such reimbursement will be made first from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group).

To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee; however, the Special Servicer will have no such option to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the Master Servicer. Notwithstanding the foregoing, if the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the Master Servicer shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable. Additionally, with respect to the Americold Portfolio Loan, if any servicer in connection with a subsequent securitization of an Americold Portfolio Pari Passu Companion Loan determines that any P&I Advance with respect to such Americold Portfolio Pari Passu Companion Loan, if made, would be non-recoverable, such determination will not be binding on the Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the Americold Portfolio Loan. Additionally, with respect to the 131 South Dearborn Loan, if the Master Servicer or the Special Servicer determines that any P&I Advance with respect to the 131 South Dearborn Loan, if made, would be non-recoverable, such determination will not be binding on the 131 South Dearborn Master Servicer and the trustee under the 131 South Dearborn Pooling and Servicing Agreement as it relates to any proposed P&I Advance with respect to the 131 South Dearborn Pari Passu Companion Loan. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer and the Master Servicer shall rely conclusively on any non-recoverability determination of the Special Servicer. If the Special Servicer determines that a portion of an Advance is or would be non-recoverable, neither the Master Servicer nor the Trustee will be precluded from determining that the remainder of such Advance is or would be non-recoverable. Non-recoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

No P&I Advances will be made by the Master Servicer or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on the Americold Portfolio Pari Passu Companion Loans, the 131 South Dearborn Pari Passu Companion Loan or any AB Subordinate Companion Loan. No Servicing Advances will be made with respect to the Americold Portfolio Pari Passu Companion Loan or any AB Subordinate Companion Loans if the Americold Portfolio Loan or any related AB Mortgage Loan, as applicable, is no longer part of the trust. Any requirement of the Master Servicer, Special Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan (except for the 131 South Dearborn Whole Loan), an Appraisal Reduction is required to be calculated. An ‘‘Appraisal Reduction Event’’ will occur on the earliest of:

(1)    120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or a related AB Subordinate Companion Loan (except with respect to a balloon payment);

(2)    the date on which a reduction in the amount of Periodic Payments on a mortgage loan or a related AB Subordinate Companion Loan, or a change in any other material economic term of the mortgage loan or a related AB Subordinate Companion Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3)    the date on which a receiver has been appointed;

(4)    60 days after a borrower declares bankruptcy;

(5)    60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)    90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan or a related AB Subordinate Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

(7)    immediately after a mortgage loan or a related AB Subordinate Companion Loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan (except for the 131 South Dearborn Whole Loan) as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the Special Servicer (which calculation may be relied upon by the Master Servicer as of 1 business day prior to the related Determination Date) as of the first Determination Date that is at least 10 business days following the date the Special Servicer receives an appraisal or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the 131 South Dearborn Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate and report to the Directing Certificateholder (and, in the case of the Americold Portfolio Whole Loan, the holder of the Americold Portfolio Pari Passu Companion Loan), the Master Servicer, the Trustee and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB Mortgage Loan and the related AB Subordinate Companion Loan, and all resulting Appraisal Reductions will be allocated to the related AB Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates or the Class A-MFL or Class A-JFL Regular Interests then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-JFL Regular Interest (and correspondingly to the Class A-JFL Certificates) and the Class A-J Certificates, pro rata, then to the Class A-MFL Regular Interest (and correspondingly to the Class A-MFL Certificates) and the Class A-M Certificates, pro rata, and then to the Class A Certificates and the Class X Certificates, pro rata). See ‘‘—Advances’’ above.

With respect to each mortgage loan (other than the 131 South Dearborn Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30-days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine and report to the Directing Certificateholder (and, in the case of the Americold Portfolio Whole Loan, the holder of the Americold Portfolio Pari Passu Companion Loan), the Master Servicer, the Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

The Americold Portfolio Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction in respect of the Americold Portfolio Whole Loan will be allocated to the Americold Portfolio Notes on a pro rata basis.

The 131 South Dearborn Loan is subject to the provisions in the 131 South Dearborn Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the 131 South Dearborn Pooling and Servicing Agreement in respect of the 131 South Dearborn Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the 131 South Dearborn Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the 131 South Dearborn Pooling and Servicing Agreement, the 131 South Dearborn Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the 131 South Dearborn Whole Loan will be allocated to the 131 South Dearborn Loan and the 131 South Dearborn Pari Passu Companion Loan, pro rata, based on their outstanding principal balances.

Any mortgage loan (other than the 131 South Dearborn Whole Loan) previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, the holders of the Americold Portfolio Pari Passu Companion Loans, the holder of each AB Subordinate Companion Loan, each Rating Agency, the Swap Counterparty, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a ‘‘Statement to Certificateholders’’) based in part upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

(1)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest, the Class A-MFL Interest Distribution Amount, and with respect to the Class A-MFL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-MFL Regular Interest, which amount is being paid as a result of an A-MFL Swap Default, the Class A-JFL Interest Distribution Amount, and with respect to the Class A-JFL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-JFL Regular Interest, which amount is being paid as a result of an A-JFL Swap Default;

(3)    the aggregate amount of P&I Advances made in respect of the Distribution Date;

(4)       the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

(5)    the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7)    the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 to 119 days (and for each 30-day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8)    the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9)    the Available Distribution Amount, the Class A-MFL Available Funds and the Class A-JFL Available Funds for the Distribution Date;

(10)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

(11)    the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12)    the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13)    the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14)    the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

(15)    the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16)    the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(17)    the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

(18)    a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(19)    a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(20)    all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

(21)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

(22)    the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23)    with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(24)    with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the

Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25)    the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(26)    the aggregate amount of interest on Servicing Advances (other than with respect to the 131 South Dearborn Loan) paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(27)    the original and then-current credit support levels for each Class of Certificates;

(28)    the original and then-current ratings for each Class of Certificates;

(29)    the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(30)    the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31)    LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

(32)    the amounts received and paid in respect of the A-MFL Swap Contract and the A-JFL Swap Contract;

(33)    identification of any Rating Agency Trigger Event, A-MFL Swap Default or A-JFL Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the A-MFL Swap Contract or the A-JFL Swap Contract;

(34)    the amount of any (A) payment by the Swap Counterparty under the A-MFL Swap Contract or the A-JFL Swap Contract as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event;

(35)    the amount of and identification of any payments on the Class A-MFL or Class A-JFL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the A-MFL Swap Contract or the A-JFL Swap Contract, respectively;

(36)    identification of any material modification, extension or waiver of a mortgage loan; and

(37)    identification of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable Mortgage Loan Seller.

Under the Pooling and Servicing Agreement, the Master Servicer is required to provide to the holder of the related AB Subordinate Companion Loan certain other reports, copies and information relating to the applicable AB Mortgage Loan Pair.

The Paying Agent will make available each month the Statements to Certificateholders and the other parties to the Pooling and Servicing Agreement through its website, which is initially located at www.ctslink.com. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent’s website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

In addition, copies of each Statement to Certificateholders will be filed with the Securities and Exchange Commission through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the Securities and Exchange Commission at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In the case of information furnished pursuant to clauses (1), (2), (10), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers’ annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7), which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder, the holder of the Americold Portfolio Pari Passu Companion Loan, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1)    the Pooling and Servicing Agreement and any amendments to that agreement;

(2)    all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

(3)    all officer’s certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(4)    all accountants’ reports delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(5)    the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

(6)    copies of the mortgage loan documents;

(7)    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

(8)    any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

The Trustee will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing Agreement via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘Description of Certificates—Reports to Certificateholders’’ relating to the Issuing Entity available through its website on the same date they are filed with the Securities and Exchange Commission. The Trustee’s internet website will initially be located at ‘‘www.ctslink.com’’. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

The Trustee is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust.

The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the prior Distribution Date. None of the Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders and the Swap Counterparty of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject to the Pooling and Servicing Agreement, (2) the voluntary exchange of all the then outstanding certificates (other than the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Residual Certificates) and (c) the Master Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the Paying Agent to each Certificateholder, the Swap Counterparty and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee plus the reasonable out of pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser, and amounts owed under the A-MFL Swap Contract or the A-JFL Swap Contract and (3) if the 131 South Dearborn Mortgaged Property is an REO Property under the terms of the 131 South Dearborn Pooling and Servicing Agreement, the pro rata portion of the fair market value of the related property, as determined by the 131 South Dearborn Master Servicer in accordance with clause (2) above. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus), will be applied generally as described above under ‘‘—Distributions—Priority’’ in this free writing prospectus.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

DESCRIPTION OF THE SWAP CONTRACTS

The A-MFL Swap Contract

On the Closing Date, the Depositor will transfer the Class A-MFL Regular Interest to the trust in exchange for the Class A-MFL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-MFL Regular Interest, the A-MFL Swap Contract and the A-MFL Floating Rate Account.

The Trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the Class A-MFL Regular Interest (the ‘‘A-MFL Swap Contract’’), with JPMCB (the ‘‘Swap Counterparty’’). The A-MFL Swap Contract will have a maturity date of the Distribution Date in June 12, 2047 (the same date as the Rated Final Distribution Date of the Class A-MFL Certificates). The Paying Agent will make available to the Swap Counterparty the Statement to Certificateholders for each Distribution Date, which statement will include LIBOR applicable to the related Interest Accrual Period. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus. The Paying Agent will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the A-MFL Swap Contract.

The A-MFL Significance Percentage with respect to the interest rate swap payments under the A-MFL Swap Contract is less than 10%. As used in the preceding sentence, ‘‘A-MFL Significance Percentage’’ refers to the percentage that the amount of the A-MFL Significance Estimate represents of the aggregate initial principal balance of the Class A-MFL Certificates. ‘‘A-MFL Significance Estimate’’ refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in JPMCB’s internal risk management process in respect of similar instruments.

The Paying Agent may make withdrawals from the A-MFL Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-MFL Certificates the Class A-MFL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the A-MFL Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the A-MFL Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

The A-MFL Swap Contract will provide that, so long as the A-MFL Swap Contract is in effect, (a) on each Distribution Date, commencing in April 2007, the Paying Agent will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-MFL Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-MFL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-MFL Certificates, and (b) on the business day before each Distribution Date, commencing in April 2007, the Swap Counterparty will pay to the Paying Agent, for the benefit of the Class A-MFL Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-MFL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-MFL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-MFL Regular Interest, are insufficient to pay all amounts due to the Swap Counterparty under the A-MFL Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the A-MFL Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-MFL Certificates, will experience a shortfall in their anticipated yield.

If the Swap Counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc., or at least ‘‘A−’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (a ‘‘Rating Agency Trigger Event’’), the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or if it fails to make a payment to the trust required under the A-MFL Swap Contract or an early termination date is designated under the A-MFL Swap Contract in accordance with its terms (each such event, an ‘‘A-MFL Swap Default’’), then the Paying Agent will be required, subject to the Trustee’s determination (or the Paying Agent’s determination on behalf of the Trustee) that costs of enforcement will be recoverable from or indemnified by the holders of the Class A-MFL Certificates, to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-MFL Certificates, to enforce the rights of the trust under the A-MFL Swap Contract as may be permitted by the terms of the A-MFL Swap Contract and the Pooling and Servicing Agreement and use any termination fees received from the Swap Counterparty (as described below under ‘‘—Termination Fees’’) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the A-MFL Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-MFL Certificates.

Any conversion to distributions equal to distributions on the Class A-MFL Regular Interest pursuant to an A-MFL Swap Default will become permanent following the determination by the Paying Agent or the holders of 25% of the Class A-MFL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-MFL Certificates. Any such A-MFL Swap Default and the consequent conversion to distributions equal to distributions on the Class A-MFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-MFL Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-MFL Certificates if notice of the resulting change in payment terms of the Class A-MFL Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the A-MFL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-MFL Regular Interest for such Distribution Date is actually received by the Paying Agent.

Termination Fees.    In the event of the termination of the A-MFL Swap Contract and the failure of the Swap Counterparty to replace the A-MFL Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for a replacement swap contract, then that termination fee will be distributed to the Class A-MFL Certificateholders.

The A-JFL Swap Contract

On the Closing Date, the Depositor will transfer the Class A-JFL Regular Interest to the trust in exchange for the Class A-JFL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-JFL Regular Interest, the A-JFL Swap Contract and the A-JFL Floating Rate Account.

The Trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the Class A-JFL Regular Interest (the ‘‘A-JFL Swap Contract’’ and together with the A-MFL Swap Contract, the ‘‘Swap Contracts’’), with JPMCB. The A-JFL Swap Contract will have a maturity date of the Distribution Date in June 12, 2047 (the same date as the Rated Final Distribution Date of the Class A-JFL Certificates). The Paying Agent will make available to the Swap Counterparty the Statement to Certificateholders for each Distribution Date, which statement will include LIBOR applicable to the related Interest Accrual Period. See ‘‘Description of the Certificates—

Distributions’’ in this free writing prospectus. The Paying Agent will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the A-JFL Swap Contract.

The A-JFL Significance Percentage with respect to the interest rate swap payments under the A-JFL Swap Contract is less than 10%. As used in the preceding sentence, ‘‘A-JFL Significance Percentage’’ refers to the percentage that the amount of the A-JFL Significance Estimate represents of the aggregate initial principal balance of the Class A-JFL Certificates. ‘‘A-JFL Significance Estimate’’ refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in JPMCB’s internal risk management process in respect of similar instruments.

The Paying Agent may make withdrawals from the A-JFL Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-JFL Certificates the Class A-JFL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the A-JFL Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the A-JFL Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

The A-JFL Swap Contract will provide that, so long as the A-JFL Swap Contract is in effect, (a) on each Distribution Date, commencing in April 2007, the Paying Agent will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-JFL Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-JFL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-JFL Certificates, and (b) on the business day before each Distribution Date, commencing in April 2007, the Swap Counterparty will pay to the Paying Agent, for the benefit of the Class A-JFL Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-JFL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-JFL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-JFL Regular Interest, are insufficient to pay all amounts due to the Swap Counterparty under the A-JFL Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the A-JFL Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-JFL Certificates, will experience a shortfall in their anticipated yield.

If the Swap Counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc., or at least ‘‘A−’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (a ‘‘Rating Agency Trigger Event’’), the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or if it fails to make a payment to the trust required under the A-JFL Swap Contract or an early termination date is designated under the A-JFL Swap Contract in accordance with its terms (each such event, an ‘‘A-JFL Swap Default’’), then the Paying Agent will be required, subject to the Trustee’s determination (or the Paying Agent’s determination on behalf of the Trustee) that costs of enforcement will be recoverable from or indemnified by the holders of the Class A-JFL Certificates, to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-JFL Certificates, to enforce the rights of the trust under the A-JFL Swap Contract as may be permitted by the terms of the A-JFL Swap Contract and the Pooling and Servicing Agreement and use any termination fees received from the Swap Counterparty (as described below under ‘‘—Termination Fees’’) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the A-JFL Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-JFL Certificates.

Any conversion to distributions equal to distributions on the Class A-JFL Regular Interest pursuant to an A-JFL Swap Default will become permanent following the determination by the Paying Agent or the holders of 25% of the Class A-JFL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-JFL Certificates. Any such A-JFL Swap Default and the consequent conversion to distributions equal to distributions on the Class A-JFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-JFL Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-JFL Certificates if notice of the resulting change in payment terms of the Class A-JFL Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the A-JFL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-JFL Regular Interest for such Distribution Date is actually received by the Paying Agent.

Termination Fees.    In the event of the termination of the A-JFL Swap Contract and the failure of the Swap Counterparty to replace the A-JFL Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for a replacement swap contract, then that termination fee will be distributed to the Class A-JFL Certificateholders.

The Swap Counterparty

JPMCB is the Swap Counterparty under the Swap Contracts. JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor and is an affiliate of J.P. Morgan Securities Inc., which is an underwriter.

JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

The long-term certificates of deposit of JPMCB are rated ‘‘Aa2’’ and ‘‘AA−’’ by Moody’s and S&P, respectively, as of the date of this free writing prospectus.

JPMorgan Chase & Co. files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans (including the Americold Portfolio Whole Loan, but excluding the 131 South Dearborn Loan) and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (excluding the 131 South Dearborn Loan) and any REO Properties. The 131 South Dearborn Loan will be serviced in accordance with the 131 South Dearborn Pooling and Servicing Agreement by the 131 South Dearborn Master Servicer and the 131 South Dearborn Special Servicer and according to the servicing standards provided for in the 131 South Dearborn Pooling and Servicing Agreement, which require, among other things, that the 131 South Dearborn Master Servicer and 131 South Dearborn Special Servicer attempt to maximize recovery on all portions of the 131 South Dearborn Whole Loan. All references to ‘‘mortgage loans’’ in this section, ‘‘Servicing of the Mortgage Loans,’’ do not include the 131 South Dearborn Loan and any related REO Property unless otherwise specifically stated. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this free writing prospectus supersedes any contrary information set forth in the prospectus. See ‘‘Description of the Pooling Agreements’’ in the prospectus.

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans (including the Americold Portfolio Whole Loan, but excluding the 131 South Dearborn Loan) for which it is responsible. Each of the Master Servicer and the Special Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Master Servicer and Special Servicer, as applicable, will remain primarily responsible for the servicing of those mortgage loans). Notwithstanding the foregoing, the Special Servicer shall not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement, unless (i) the Special Servicer receives the consent of the Directing Certificateholder and (ii) the Special Servicer receives the written confirmation of Moody’s and S&P that such agreement will not cause the downgrade, withdrawal or qualification of any of the then current ratings assigned to any Class of Certificates.

The Master Servicer will be required to service and administer the mortgage loans (including the Americold Portfolio Whole Loan, but excluding the 131 South Dearborn Loan) for which it is obligated to service and administer, as an independent contractor, pursuant to the Pooling and Servicing Agreement on behalf of the trust and in the best interests of and for the benefit of Certificateholders as a collective whole (as determined by the Master Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loan documents (and in the case of the Americold Portfolio Loan, a mezzanine loan or an AB Subordinate Companion Loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the mortgage loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

(A)    any relationship that the Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

(B)    the ownership of any Certificate or, if applicable, mezzanine loan or AB Subordinate Companion Loan, by the Master Servicer or any of its affiliates, as the case may be;

(C)    the Master Servicer’s obligation to make Advances; and

(D)    the right of the Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the ‘‘Master Servicer Servicing Standards’’).

The Special Servicer will be required to service and administer the mortgage loans (including the Americold Portfolio Whole Loan, but excluding the 131 South Dearborn Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of the Americold Portfolio Loan, each AB Mortgage Loan or mezzanine loan, the terms of the related Intercreditor Agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or the Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan and the Certificateholders (as a collective whole), and, in the case of the Americold Portfolio Loan, the holder of the Americold Portfolio Pari Passu Companion Loans), as determined by the Special Servicer, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

(A)    any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B)    the ownership of any Certificate or, if applicable, mezzanine loan or AB Subordinate Companion Loan, by the Special Servicer or any of its affiliates;

(C)    the Special Servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(D)    the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer;

(E)    any option to purchase any mortgage loan or AB Subordinate Companion Loan it may have; and

(F)    any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of their affiliates (the foregoing, collectively referred to as the ‘‘Special Servicing Standards’’).

‘‘Servicing Standards’’ means (i) with respect to the Master Servicer, the Master Servicer Servicing Standards and (ii) with respect to the Special Servicer, the Special Servicer Servicing Standards.

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the Americold Portfolio Whole Loan and each AB Mortgage Loan, but excluding the 131 South Dearborn Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the Americold Portfolio Pari Passu Companion Loans and any related AB Subordinate Companion Loan):

(1)    as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; or in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer (who shall promptly notify the Special Servicer and the Directing

Certificateholder of such delinquency) on or prior to the related maturity date (or, with respect to a mortgage loan where the borrower continues to make its Assumed Scheduled Payment and diligently pursues financing and the Directing Certificateholder consents, prior to the 60th day after the related maturity date) with a bona fide written commitment for refinancing reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within 120 days of such related maturity date, provided that if such refinancing does not occur within such period, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of the 120-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur or immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date at any time before the refinancing);

(2)    as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of each AB Mortgage Loan or mortgage loan with mezzanine debt, the holder of the related AB Subordinate Companion Loan or mezzanine loan cures such delinquency);

(3)    as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)    as to which the Master Servicer or the Special Servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)    as to which, in the judgment of the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6)    as to which a default that the Master Servicer or Special Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the Master Servicer or Special Servicer (in the case of the Special Servicer with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to the Americold Portfolio Loan, the interests of the Certificateholders and the holders of the Americold Portfolio Pari Passu Companion Loans or, with respect to each AB Mortgage Loan, the interests of the Certificateholders and the holder of the related AB Subordinate Companion Loan, in each case as a collective whole) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than in certain circumstances the failure to maintain terrorism insurance if such failure constitutes an Acceptable Insurance Default (or if no grace period is specified for events of default which are capable of cure, 60 days); or

(7)    as to which the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to the Americold Portfolio Loan, the interests of the Certificateholders and the holders of the Americold Portfolio Pari Passu Companion Loans or, with respect to each AB Mortgage Loan, the interests of Certificateholders and the holder of the related AB Subordinate Companion Loan, in each case as a collective whole), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for

30-days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided, that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under ‘‘—Maintenance of Insurance’’ below.

However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including the Americold Portfolio Whole Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the Americold Portfolio Whole Loan) (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Americold Portfolio Whole Loan and any AB Subordinate Companion Loans, but not including the 131 South Dearborn Loan) serviced by the Special Servicer and any mortgage loans (including the Americold Portfolio Whole Loan and any AB Subordinate Companion Loans, but not including the 131 South Dearborn Loan) that have become REO Properties are referred to in this free writing prospectus as the ‘‘Specially Serviced Mortgage Loans.’’ If any Americold Portfolio Pari Passu Companion Loan or any of the AB Subordinate Companion Loans becomes specially serviced, then the Americold Portfolio Whole Loan or the related AB Mortgage Loan, as applicable, will become a Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related AB Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided, that no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a ‘‘Corrected Mortgage Loan’’) to the Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan (other than the 131 South Dearborn Loan) that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Master Servicer, the Trustee (upon request), the Paying Agent and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30-days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced

Mortgage Loan within 90 days of the Directing Certificateholder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. Each final Asset Status Report will be required to be delivered to the Master Servicer, the Trustee (upon request) and each Rating Agency.

The Directing Certificateholder

The Directing Certificateholder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Mortgage Loans, (2) the Special Servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and the Master Servicer with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must directly obtain the consent or deemed consent of the Directing Certificateholder, and (3) the Special Servicer, with respect to all mortgage loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer. Except as otherwise described in the succeeding paragraphs below, both (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer (which will be deemed to have been granted if the Special Servicer does not respond within a specified number of days following the Master Servicer’s delivery of certain notice and other information) and (b) the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)    any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this free writing prospectus) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

(vii)    any property management company changes (with respect to a mortgage loan with a principal balance greater than $2,500,000) or franchise changes for which the lender is required to consent or approve under the mortgage loan documents;

(viii)    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

(ix)    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

(x)    any determination by the Special Servicer of an Acceptable Insurance Default;

provided, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder’s response.

In addition, the Directing Certificateholder may direct the Master Servicer and/or Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions (and, with respect to any AB Mortgage Loan, subject to the rights of the holder of the related AB Subordinate Companion Loan as described under ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus).

With respect to the Americold Portfolio Whole Loan only, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the Americold Portfolio Controlling Holder, provided, nothing precludes the Directing Certificateholder from consulting with the applicable Special Servicer, regardless of whether the Americold Portfolio Controlling Holder is entitled to exercise such rights. See ‘‘Description of the Mortgage Pool—The Americold Portfolio Whole Loan’’ in this free writing prospectus.

With respect to the 131 South Dearborn Whole Loan only, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the 131 South Dearborn Directing Certificateholder, provided, nothing precludes the Directing Certificateholder from consulting with the 131 South Dearborn Special Servicer, regardless of whether the 131 South Dearborn Directing Certificateholder is entitled to exercise such rights.

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder will be ARCap REIT, Inc.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Certificateholder, or any failure to approve an action by or objection of the Directing Certificateholder, that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standards), the Americold Portfolio Intercreditor Agreement or the REMIC Provisions.

The Master Servicer and the Special Servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. The Master Servicer may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. The Special Servicer may generally be replaced at any time by the Directing Certificateholder so long as, among other things, those Certificateholders provide or the Directing Certificateholder provides, as applicable, a replacement that is acceptable to the Rating Agencies. Additionally, either of the Master Servicer or the Special Servicer, as applicable, may be replaced by the Trustee, or Certificateholders representing at least 51% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either the Master Servicer or the Special Servicer resigns or is replaced and no replacement is otherwise provided for, the Trustee is required to immediately take the place of such resigning Master Servicer and the Master Servicer is required to immediately take the place of such resigning Special Servicer unless the Trustee or the Master Servicer, as applicable, is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the Trustee or the Master Servicer, as applicable, in any case in which a Master Servicer or Special Servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder (and, with respect to the 131 South Dearborn Whole Loan, the 131 South Dearborn Directing Certificateholder, and, with respect to the Americold Portfolio Whole Loan, the Americold Portfolio Controlling Holder) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder (and, with respect to the 131 South Dearborn Whole Loan, the 131 South Dearborn Directing Certificateholder, and, with respect to the Americold Portfolio Whole Loan, the Americold Portfolio Controlling Holder) will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and, with respect to the 131 South Dearborn Whole Loan, the 131 South Dearborn Directing Certificateholder, and, with respect to the Americold Portfolio Whole Loan, the Americold Portfolio Controlling Holder):

(a)    may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

(b)    may act solely in the interests of the holders of the Controlling Class (or, with respect to the 131 South Dearborn Whole Loan, the 131 Directing Certificateholder, or, with respect to the Americold Portfolio Whole Loan, the Americold Portfolio Controlling Holder),

(c)    does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to the 131 South Dearborn Whole Loan, the 131 South Dearborn Directing Certificateholder, or, with respect to the Americold Portfolio Whole Loan, the Americold Portfolio Controlling Holder), and

(d)    may take actions that favor the interests of the holders of the Controlling Class (or, with respect to the 131 South Dearborn Whole Loan, the 131 South Dearborn Directing Certificateholder, or, with respect to the Americold Portfolio Whole Loan, the Americold Portfolio Controlling Holder) over the interests of the holders of one or more other Classes of Certificates.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Generally, the holders of the AB Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the Directing Certificateholder described above.

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer (with respect to the mortgage loans, the Americold Portfolio Whole Loan and the Specially Serviced Mortgage Loans, but excluding the 131 South Dearborn Loan) or the Special Servicer (with respect to REO Properties other than the 131 South Dearborn Mortgaged Property) will be required to use efforts consistent with the Servicing Standards (other than with respect to the 131 South Dearborn Loan, which is serviced under the 131 South Dearborn Pooling and Servicing Agreement) to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recoverability determination with respect to any required Servicing Advance the Master Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties other than the 131 South Dearborn Mortgaged Property) will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Master Servicer in accordance with the Servicing Standards; provided, that the Master Servicer will be obligated to use reasonable efforts to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the Special Servicer; provided, further, that the Master Servicer will not itself be required to maintain any insurance coverage with respect to a Mortgaged Property that is not available at commercially reasonable rates (and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. The Master Servicer will be entitled to rely on insurance consultants (at the Master Servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards. The Directing Certificateholder shall have no liability with respect to that determination.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain ‘‘all risk’’ property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (‘‘Additional Exclusions’’), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special

Servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default the Special Servicer will be required to notify the Master Servicer and the Master Servicer will be required to use efforts consistent with the Servicing Standard to cause the borrower to maintain such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

‘‘Acceptable Insurance Default’’ means, with respect to any mortgage loan (other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism (or that expressly requires the borrower to maintain insurance coverage for acts of terrorism but limits the amounts that must be spent by the borrower for the related premium), a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standards and with the consent of the Directing Certificateholder (or, with respect to the Americold Portfolio Whole Loan, subject to the consent of the Americold Portfolio Controlling Holder or, with respect to the 131 South Dearborn Whole Loan, subject to the consent of the 131 Directing Certificateholder), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (and, in the case of the Americold Portfolio Whole Loan, the Americold Portfolio Controlling Holder, and, in the case of the 131 South Dearborn Whole Loan, the 131 Directing Certificateholder) will not have more than 30-days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder (or, in the case of the Americold Portfolio Whole Loan, the Americold Portfolio Controlling Holder, or, in the case of the 131 South Dearborn Whole Loan, the 131 Directing Certificateholder), the Special Servicer will not be required to do so. The Special Servicer shall be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a Servicing Advance.

During the period that the Special Servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, none of the Master Servicer, the Special Servicer or the Directing Certificateholder will be liable for any loss related to its failure to require the borrower to maintain (or to itself maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to the 131 South Dearborn Loan, which is serviced under the 131 South Dearborn Pooling and Servicing Agreement), to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the ‘‘REO Account’’) or advanced by the Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the Master Servicer to the Special Servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a ‘‘significant modification’’ of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority (but may be required under the Pooling and Servicing Agreement to take direction from and obtain the approval of the Directing Certificateholder) to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related AB Subordinate Companion Loan to consent to such modification, waiver or amendment).

The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1)    extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

(2)    provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class A-MFL, Class A-JFL and Class X Certificates and the Residual Certificates) and Class A-MFL and Class A-JFL Regular Interests with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and, in the case of the Americold Portfolio Loan, the Americold Portfolio Controlling Holder, and, in the case of the 131 South Dearborn Whole Loan, the 131 Directing Certificateholder), the applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the Americold Portfolio Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Americold Portfolio Intercreditor Agreement, such that neither the trust as holder of the Americold Portfolio Loan nor the holder of any Americold Portfolio Pari Passu Companion Loan gains a priority over the other holders that is not reflected in the related loan documents and the Americold Portfolio Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the 131 South Dearborn Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the 131 South Dearborn Intercreditor Agreement, such that neither the trust as holder of the 131 South Dearborn Loan nor the holder of the 131 South Dearborn Pari Passu Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the 131 South Dearborn Intercreditor Agreement.

Realization Upon Defaulted Mortgage Loans

Within 30-days after a mortgage loan (other than with respect to the 131 South Dearborn Loan) has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30-days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

In the event a mortgage loan is in default, the Directing Certificateholder and the Special Servicer will each have an assignable option (a ‘‘Purchase Option’’) to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related AB Subordinate Companion Loan and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under ‘‘Description of the Mortgage Pool—General’’ in this free writing prospectus) at a price (the ‘‘Option Price’’) equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Directing Certificateholder will have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Pair, the purchase of any AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a

Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable one-time fee for such determination not to exceed $1,000 per mortgage loan plus reasonable out-of-pocket costs and expenses.

The Purchase Option with respect to each AB Mortgage Loan (and the purchase price) is subject to the right of the holder of the related AB Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement (and such purchase price is subject to the terms of the related Intercreditor Agreement). See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus. The Purchase Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See ‘‘Description of the Mortgage Pool—Additional Debt—Mezzanine Debt’’ in this free writing prospectus.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property,’’ which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property (other than the Mortgaged Property securing the 131 South Dearborn Loan, which is subject to inspection pursuant to the 131 South Dearborn Pooling and Servicing Agreement) securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2007 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of any AB Mortgage Loan, as an expense of the holder of the related AB Subordinate Companion Loan to the extent provided by the related Intercreditor Agreement, and, in the case of the Americold Portfolio Whole Loan, as an expense of the holders of the Americold Portfolio Pari Passu Companion Loans to the extent provided by the Americold Portfolio Intercreditor Agreement). The Special Servicer or the Master Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any material change in the condition of the Mortgaged Property to the extent evident from the inspection, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning Master Servicer or Special Servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. The Pooling and Servicing Agreement will also provide that the 131 South Dearborn Master Servicer, the Depositor, the 131 South Dearborn Special Servicer, the trustee under the 131 South Dearborn Pooling and Servicing Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the 131 South Dearborn Loan under the 131 South Dearborn Pooling and Servicing Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the 131 South Dearborn Master Servicer, the 131 South Dearborn Special Servicer, the Depositor or the trustee under the 131 South Dearborn Pooling and Servicing Agreement in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the 131 South Dearborn Pooling and Servicing Agreement.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related AB Subordinate Companion Loan (as a collective whole) and in the case of the Americold Portfolio Loan, the rights of the Certificateholders and the holders of the Americold Portfolio Pari Passu Companion Loans (as a collective whole)) under the Pooling and Servicing Agreement; provided, however, that if the Americold Portfolio Whole Loan and/or holder of an Americold Portfolio Pari Passu Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the Americold Portfolio Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the Americold Portfolio Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the

Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)    any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days in the case of a failure by the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the Americold Portfolio Loan, by the holder of the Americold Portfolio Pari Passu Companion Loan; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30-days;

(d)    any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30-days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the Americold Portfolio Loan, by the holder of the Americold Portfolio Pari Passu Companion Loan; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30-days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)    a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on ‘‘watch status’’ in contemplation of a ratings downgrade or withdrawal (and such ‘‘watch status’’ placement shall not have been withdrawn by Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; and

(g)    the Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated to S&P’s Select Servicer List within 30 days of such removal and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such a delisting.

Rights Upon Event of Default

If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of Certificates:

(a)    to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder;

(b)    to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this free writing prospectus with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

(c)    to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided, that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

(d)    to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates’’ in the prospectus);

(e)    to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

(f)    to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency or any class of certificates backed by an Americold Portfolio Pari Passu Companion Loan by an applicable rating agency.

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller. Additionally, no amendment may be made that would adversely affect the Swap Counterparty under the Swap Contracts or the rights of the holders of the Class A-MFL or Class A-JFL Certificates without the consent of the Swap Counterparty and 66 2/3% of the holders of the Class A-MFL and/or Class A-JFL Certificates, as applicable.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of any AB Subordinate Companion Loan or Americold Portfolio Pari Passu Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related AB Subordinate Companion Loan or any Americold Portfolio Pari Passu Companion Loan, without the consent of the holders of all

Certificates of that Class then outstanding or the holder of the related AB Subordinate Companion Loan or any Americold Portfolio Pari Passu Companion Loan, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related AB Subordinate Companion Loan or any Americold Portfolio Pari Passu Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee, the Master Servicer and the Special Servicer having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

 YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X Certificates, reduction of the Notional Amount of the Class X Certificates); (3) the aggregate amount of distributions on the Certificate (or in the case of the Class X Certificates, reduction of the Notional Amount of the Class X Certificates, as a result of such distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X Certificates, in reduction of the Notional Amount of the Class X Certificates). In addition, the yield to investors in the Class A-MFL and Class A-JFL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

Pass-Through Rate.    The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this free writing prospectus. See ‘‘Description of the Certificates’’ in this free writing prospectus.

Rate and Timing of Principal Payments.    The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, second, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, and third, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates and Class A-MFL Regular Interest, pro rata, the Class A-J Certificates and Class A-JFL Regular Interest, pro rata, the Class B Certificates, the Class C Certificates and the Class D Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-3 and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the Notional Amount of the related Class X Certificates.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates and the Class A-MFL and Class A-JFL Regular Interests or, in the case of the Class X Certificates, applied to reduce the Notional Amount of the Class X Certificates. An investor should consider, in the case of any Offered Certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X Certificates is based upon the outstanding principal balance of other Classes of Certificates (other than the Residual Certificates and the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on the Classes of Certificates with a Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR Certificates, Class P Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H Certificates, Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates, Class A-J Certificates and Class A-JFL Regular Interest, pro rata, and Class A-M Certificates and Class A-M Regular Interest, pro rata, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates. Although losses will not be allocated to the Class X Certificates directly, they will reduce the Notional Amount of the Class X Certificates, to the extent such losses are allocated to any Class of Principal Balance Certificates or the Class A-MFL or Class A-JFL Regular Interests, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-MFL and Class A-JFL Certificates, losses allocated to the Class A-MFL or Class A-JFL Regular Interests will result in a corresponding reduction of the Certificate Balance of the Class A-MFL or Class A-JFL Certificates, as applicable.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions.    Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates (other than the Class A-MFL and Class A-JFL Certificates, for which distributions are made 0 days after the end of the related Interest Accrual Period, unless the Pass-Through Rate for the Class A-MFL or Class A-JFL Certificates converts to a fixed rate) and the Class A-MFL and Class A-JFL Regular Interests, the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘Description of the Certificates —Distributions—Priority’’ in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates, or the Class A-MFL or Class A-JFL Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates, or the Class A-MFL or Class A-JFL Regular Interest, then the shortfall will be distributable to holders of that Class of Certificates, or the Class A-MFL or Class A-JFL Regular Interest on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-MFL Regular Interest will be distributed to the holders of the Class A-MFL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the A-MFL Swap Contract and any such shortfall distributed to the Class A-JFL Regular Interest will be distributed to the holders of the Class A-JFL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the A-JFL Swap Contract.

Pass-Through Rate of the Class A-MFL and Class A-JFL Certificates.    The yield to investors in the Class A-MFL and Class A-JFL Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-MFL and Class A-JFL Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class A-MFL and Class A-JFL Certificates. In addition, because interest payments on the Class A-MFL and Class A-JFL Certificates may be reduced or the Pass-Through Rate may convert to a fixed rate in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-MFL and Class A-JFL Certificates under those circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions. In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-MFL and Class A-JFL Certificates. As a result, the effect on such investor’s yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-MFL and Class A-JFL Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this free writing prospectus, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, second, in respect of the Class A-3 Certificates, until their Certificate Balance is reduced to zero, and third, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates and Class A-MFL Regular Interest, pro rata, Class A-J Certificates and Class A-JFL Regular Interest, pro rata, Class B Certificates, Class C Certificates and Class D Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of each such Class of Certificates or Regular Interest is reduced to zero. A reduction in the Certificate Balance of the Class A-MFL or Class A-JFL Regular Interests will result in a corresponding reduction of the Certificate Balance of the Class A-MFL or Class A-JFL Certificates, as applicable.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this free writing prospectus is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model.

The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before its maturity date. The columns headed ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a)    scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in April 2007;

(b)    the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)    no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of an AB Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d)    any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

(e)    no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f)    the Closing Date is March 7, 2007;

(g)    the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective Classes of Certificates and the Class A-MFL and Class A-JFL Regular Interests are as described in this free writing prospectus;

(h)    the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(i)    the optional termination of the trust will not be exercised;

(j)    the Swap Contracts are not subject to a Swap Default; and

(k)    no reserves, earnouts or holdbacks are applied to prepay any mortgage loan in whole or in part.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables (except for the last two tables, which are labeled ‘‘Discount Margins for the Class A-MFL Certificates at the Respective CPRs Set Forth Below’’ and ‘‘Discount Margins for the Class A-JFL Certificates at the Respective CPRs Set Forth Below’’) indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The last two tables, which are labeled ‘‘Discount Margins for the Class A-MFL Certificates at the Respective CPRs Set Forth Below’’ and ‘‘Discount Margins for the Class A-JFL Certificates at the Respective CPRs Set Forth Below’’, show the discount margins for the Class A-MFL and Class A-JFL Certificates, respectively.

The discount margins set forth in the last two tables represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-MFL or Class A-JFL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified in such tables, in each case, expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class A-MFL or Class A-JFL Certificates, respectively. The last two tables attached assume that the Class A-MFL and Class A-JFL Certificates settle without accrued interest. The last two tables have been prepared on the basis of the modeling assumptions above.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2008	90	90	90	90	90
March 12, 2009	77	77	77	77	77
March 12, 2010	60	60	60	60	60
March 12, 2011	38	38	38	38	38
March 12, 2012	0	0	0	0	0
Weighted Average Life (years)(1)	3.27	3.26	3.26	3.26	3.22

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	99	99	99	99	99
March 12, 2013	86	86	86	86	86
March 12, 2014	63	63	63	63	63
March 12, 2015	49	49	49	49	49
March 12, 2016	7	7	7	7	7
March 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	7.73	7.72	7.71	7.70	7.60

(1)	The weighted average life of the Class A-3 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	100	100	100	100	100
March 12, 2014	100	100	100	100	100
March 12, 2015	100	100	100	100	100
March 12, 2016	100	100	100	100	100
March 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.76	9.75	9.72	9.69	9.49

(1)	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

Percent of the Initial Certificate Balance
of the Class A-1A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	99	99	99	99	99
March 12, 2010	99	99	99	99	99
March 12, 2011	98	98	98	98	98
March 12, 2012	93	93	93	93	93
March 12, 2013	92	92	92	92	92
March 12, 2014	88	88	88	88	88
March 12, 2015	87	87	87	87	87
March 12, 2016	84	84	84	84	84
March 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.16	9.15	9.13	9.11	8.93

(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	100	100	100	100	100
March 12, 2014	100	100	100	100	100
March 12, 2015	100	100	100	100	100
March 12, 2016	100	100	100	100	100
March 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.86	9.85	9.85	9.85	9.62

(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance
of the Class A-MFL Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	100	100	100	100	100
March 12, 2014	100	100	100	100	100
March 12, 2015	100	100	100	100	100
March 12, 2016	100	100	100	100	100
March 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.86	9.85	9.85	9.85	9.62

(1)	The weighted average life of the Class A-MFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-MFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-MFL Certificates.

Percent of the Initial Certificate Balance
of the Class A-J Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	100	100	100	100	100
March 12, 2014	100	100	100	100	100
March 12, 2015	100	100	100	100	100
March 12, 2016	100	100	100	100	100
March 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.93	9.93	9.92	9.89	9.68

(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Percent of the Initial Certificate Balance
of the Class A-JFL Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	100	100	100	100	100
March 12, 2014	100	100	100	100	100
March 12, 2015	100	100	100	100	100
March 12, 2016	100	100	100	100	100
March 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.93	9.93	9.92	9.89	9.68

(1)	The weighted average life of the Class A-JFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-JFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-JFL Certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	100	100	100	100	100
March 12, 2014	100	100	100	100	100
March 12, 2015	100	100	100	100	100
March 12, 2016	100	100	100	100	100
March 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.93	9.93	9.93	9.93	9.68

(1)	The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	100	100	100	100	100
March 12, 2014	100	100	100	100	100
March 12, 2015	100	100	100	100	100
March 12, 2016	100	100	100	100	100
March 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.93	9.93	9.93	9.93	9.68

(1)	The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	100	100	100	100	100
March 12, 2014	100	100	100	100	100
March 12, 2015	100	100	100	100	100
March 12, 2016	100	100	100	100	100
March 12, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	9.93	9.93	9.93	9.93	9.68

(1)	The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

Discount Margins
for the Class A-MFL Certificates at the Respective CPRs
Set Forth Below:

Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)
%
%
%
%
%
%
%
%
%
%
Weighted Average Life (years)(1)

(1)	The weighted average life of the Class A-MFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-MFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-MFL Certificates.

Discount Margins
for the Class A-JFL Certificates at the Respective CPRs
Set Forth Below:

Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)
%
%
%
%
%
%
%
%
%
%
Weighted Average Life (years)(1)

(1)	The weighted average life of the Class A-JFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-JFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-JFL Certificates.

Yield Sensitivity of the Class X Certificates

The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Description of the Certificates —Termination; Retirement of Certificates’’ in this free writing prospectus.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class X Certificates for the specified CPRs based on the assumptions set forth under ‘‘—Weighted Average Life’’ above. It was further assumed that the purchase price of the Class X Certificates are as specified in the table below, expressed as a percentage of the initial Notional Amount, plus accrued interest from March 1, 2007 to the Closing Date.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.

For purposes of this free writing prospectus, prepayment assumptions with respect to the mortgage loans are presented in terms of the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model described under ‘‘—Weighted Average Life’’ above.

Sensitivity to Principal Prepayments of the Pre-Tax
Yields to Maturity of the Class X Certificates

Assumed Purchase Price (of Initial Notional Amount of Class X Certificates)	Prepayment Assumption (CPR)
	0%	25%	50%	75%	100%
%	%	%	%	%	%

Effect of Loan Groups

Generally, the Class A-1, Class A-3 and Class A-4 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group 1 until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the Certificate Balance of the Class A-4 Certificates has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with all provisions of the 131 South Dearborn Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the 131 South Dearborn Pooling and Servicing Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the ‘‘Upper-Tier REMIC’’ and the ‘‘Lower-Tier REMIC,’’ respectively, and each, a ‘‘REMIC’’) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code, and (1) the Class A-1, Class A-3, Class A-4, Class A-1A, Class X, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-MFL and Class A-JFL Regular Interests will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of ‘‘residual interest’’ in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class A-MFL, Class A-JFL, Class R and Class LR Certificates) and the Class A-MFL and Class A-JFL Regular Interests are ‘‘Regular Certificates’’ as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Class A-MFL and Class A-JFL Regular Interests, the Swap Contracts and the Floating Rate Accounts will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class A-MFL and Class A-JFL Certificates will represent undivided beneficial interests in the related portions of the grantor trust.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (in the case of the 131 South Dearborn Loan, a beneficial interest in an allocable portion of the property securing the 131 South Dearborn Loan and in the case of any AB Mortgage Loan, an allocable portion of the property securing the related AB Mortgage Loan Pair), and will issue certain uncertificated classes of regular interests (the ‘‘Lower-Tier REMIC Regular Interests’’) and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each Class of Offered Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. [It is anticipated that the Class X Certificates will be issued with original issue discount, and that the other Classes of Offered Certificates will be issued at a premium for federal income tax purposes]. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0% (the ‘‘Prepayment Assumption’’). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class A-MFL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-MFL Regular Interest and the A-MFL Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-MFL Regular Interest, and with respect to the Class A-MFL Certificates, references in such discussion to the ‘‘regular interests’’ are to the Class A-MFL Regular Interest and amounts allocable thereto. Similarly, holders of the Class A-JFL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-JFL Regular Interest and the A-JFL Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-JFL Regular Interest, and with respect to the Class A-JFL Certificates, references in such discussion to the ‘‘regular interests’’ are to the Class A-JFL Regular Interest and amounts allocable thereto.

Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Class (assuming the WAC Rate changes in accordance with the Prepayment Assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from March 1, 2007). Any ‘‘negative’’ amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Offered Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-MFL Regular Interest will be treated as received by the holders of the Class A-MFL Certificates and paid as a periodic payment by the holders of the Class A-MFL Certificates under the A-MFL Swap Contract and any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-JFL Regular Interest will be treated as received by the holders of the Class A-JFL Certificates and paid as a periodic payment by the holders of the Class A-JFL Certificates under the A-JFL Swap Contract.

Except as provided below, the Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or ‘‘REIT’’ and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as ‘‘loans .. . . secured by an interest in real property which is . .. . residential real property’’ under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 10.0% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition,

(i) mortgage loans that have been defeased with U.S. Treasury obligations and (ii) the Class A-MFL and Class A-JFL Certificates to the extent of their basis, if any, allocable to their respective Swap Contract will not qualify for the foregoing treatments. Moreover, the Offered Certificates, other than the Class A-MFL and Class A-JFL Certificates, which represent interests in their respective Swap Contract, in addition to their respective interests in the Class A-MFL and Class A-JFL Regular Interests, will be ‘‘qualified mortgages’’ for another REMIC within the meaning of Section 860G(a)(3) of the Code. See ‘‘Certain Federal Income Tax Consequences— Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

Taxation of the Swap Contracts

Each holder of a Class A-MFL or Class A-JFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under their respective Swap Contract. Holders of the Class A-MFL or Class A-JFL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-MFL or Class A-JFL Regular Interest, respectively, and their respective Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the ‘‘Swap Premium’’) paid or received by the holders of the Class A-MFL or the Class A-JFL Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-MFL or Class A-JFL Regular Interest. If the Swap Premium is received by the holders, it will be deemed to have increased the purchase price for the Class A-MFL or Class A-JFL Regular Interest. If their respective Swap Contract is ‘‘on-market,’’ no amount of the purchase price will be allocable to it. [Based on the anticipated issue price of the Class A-MFL and Class A-JFL Certificates, it is anticipated that the Class A-MFL and Class A-JFL Regular Interests will be issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class A-MFL or Class A-JFL Certificates.] The holder of a Class A-MFL or Class A-JFL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of their respective Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of the Class A-MFL and Class A-JFL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of Treasury (‘‘Treasury’’) treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is ‘‘significant.’’ It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.

Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-MFL or Class A-JFL Certificates.

Any amount of proceeds from the sale, redemption or retirement of a Class A-MFL or Class A-JFL Certificate that is considered to be allocated to the holder’s rights under their respective Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a ‘‘termination payment’’ allocable to such Certificate under Treasury regulations. A holder of a Class A-MFL or Class A-JFL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of the Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in their respective Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in their respective Swap Contract. Gain or loss realized upon the termination of their respective Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

The Class A-MFL and Class A-JFL Certificates, representing a beneficial ownership in the Class A-MFL and Class A-JFL Regular Interests, respectively, and in their respective Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder’s capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-MFL or Class A-JFL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-MFL or Class A-JFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related Swap Contract.

Withholding and Backup Withholding.    Pursuant to the Pooling and Servicing Agreement (i) the Trustee shall deliver or cause to be delivered the federal taxpayer identification number of the grantor trust that holds the Swap Contracts on an IRS Form W-9 to the Swap Counterparty as soon as possible after the Swap Contracts are entered into (but no later than the first payment date under the Swap Contracts) and, if requested by a Swap Counterparty (unless not permitted under federal income tax law) an IRS Form W-8IMY, (ii) each non-exempt Class A-MFL and Class A-JFL Certificateholder shall be obligated pursuant to the Pooling and Servicing Agreement to provide applicable certification to the Paying Agent (with copies directly from such Certificateholder to each Swap Counterparty) to enable the Paying Agent to make payments to the Class A-MFL and Class A-JFL Certificateholders without federal withholding or backup withholding, and (iii) as authorized by the Class A-MFL and Class A-JFL Certificateholders under the Pooling and Servicing Agreement, the Trustee may forward any such certification received to the Swap Counterparty if requested. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Swap Counterparty to the Trust Fund. For an additional discussion of withholding and backup withholding, see ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Backup Withholding’’ in the Prospectus.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The ‘‘Restricted Group’’ consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

Further, the Exemption imposes additional requirements for purchases by Plans of classes of Certificates subject to swap contracts, such as the Class A-MFL and Class A-JFL Certificates which benefit from the related Swap Contract:

1.	Each swap contract must be an ‘‘eligible swap’’ with an ‘‘eligible swap counterparty’’ (as each term is defined in PTE 2000-58);

2.	If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify the Certificateholders that the Exemption will cease to apply with respect to the class of Certificates subject to the swap contract; and

3.	The fiduciary of a Plan purchasing any class of Certificates subject to the swap contracts must be either:

•	a ‘‘qualified professional asset manager’’ (as defined in PTE 84-14);

•	an ‘‘in-house asset manager’’ (as defined in PTE 96-23); or

•	a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

The Depositor believes that each of the Swap Contracts will meet all of the relevant requirements to be considered an ‘‘eligible swap’’ as of the Closing Date. However, any Plan contemplating purchase of the Class A-MFL or Class A-JFL Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-MFL or Class A-JFL Certificates.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Recently enacted legislation, the Pension Protection Act of 2006, makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York, Illinois and California that is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

25 of the Mortgaged Properties, securing mortgage loans representing approximately 12.6% of the Initial Pool Balance (17 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 12.5% of the Initial Group 1 Balance, and 8 Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 13.5% of the Initial Group 2 Balance), are located in the State of New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

20 of the Mortgaged Properties, securing mortgage loans representing approximately 10.3% of the Initial Pool Balance (19 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 11.2% of the Initial Group 1 Balance, and 1 Mortgaged Property securing a mortgage loan in Loan Group 2, representing approximately 1.9% of Initial Group 2 Balance), are located in the State of Illinois. Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is usually accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with Article 15 of the Illinois Mortgage Foreclosure Law on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge or sheriff. The notice of sale shall set forth, among other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a ‘‘one action rule’’ or ‘‘anti-deficiency legislation.’’ Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale. In certain circumstances, the lender may have a receiver appointed.

27 of the Mortgaged Properties, securing mortgage loans representing approximately 10.0% of the Initial Pool Balance (26 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 10.8% of the Initial Group 1 Balance, and 1 Mortgaged Property securing a mortgage loan in Loan Group 2, representing approximately 2.0% of Initial Group 2 Balance), are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s ‘‘one action rule’’ requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Other Aspects.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc. (‘‘Moody’s’’) and Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’ and, together with Moody’s, the ‘‘Rating Agencies’’):

Class	Moody’s	S&P
A-1	Aaa	AAA
A-3	Aaa	AAA
A-4	Aaa	AAA
A-1A	Aaa	AAA
X	Aaa	AAA
A-M	Aaa	AAA
A-MFL	Aaa	AAA
A-J	Aaa	AAA
A-JFL	Aaa	AAA
B	Aa2	AA
C	Aa3	AA−
D	A2	A

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by June 12, 2047 (the ‘‘Rated Final Distribution Date’’). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, Yield Maintenance Charges or net default interest. In addition, S&P’s ratings on the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this free writing prospectus, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction of the Certificate Balance of any other Class of Certificates and the Class A-MFL and Class A-JFL Regular Interests, whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

A rating on the Class A-MFL and/or Class A-JFL Certificates does not represent any assessment of whether the floating interest rate on those Certificates will convert to a fixed rate. With respect to the Class A-MFL and/or Class A-JFL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-MFL Regular Interest or Class A-JFL Regular Interest, as applicable, and are not rating the receipt of interest accrued at LIBOR plus     % or     %, as applicable. In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class A-MFL and/or Class A-JFL Certificates may experience as a result of the conversion of the Pass-Through Rate on those Certificates from a rate based on LIBOR to a fixed rate.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

INDEX OF DEFINED TERMS

Page
131 South Dearborn Directing Certificateholder	S-97
131 South Dearborn Intercreditor Agreement	S-97
131 South Dearborn Loan	S-97
131 South Dearborn Master Servicer	S-97
131 South Dearborn Mortgaged Property	S-97
131 South Dearborn Noteholders	S-97
131 South Dearborn Notes	S-97
131 South Dearborn Pari Passu Companion Loan	S-97
131 South Dearborn Pooling and Servicing Agreement	S-97
131 South Dearborn Special Servicer	S-98
131 South Dearborn Whole Loan	S-97
30/360 Basis	S-133
AB Mortgage Loan	S-91
AB Mortgage Loan Pair	S-91
AB Subordinate Companion Loan	S-91
Acceptable Insurance Default	S-188
Accrued Interest from Recoveries	S-153
Actual/360 Basis	S-102
Additional Exclusions	S-187
Administrative Cost Rate	S-152
Advances	S-164
A-JFL Significance Estimate	S-178
A-JFL Significance Percentage	S-178
A-JFL Swap Contract	S-177
A-JFL Swap Default	S-178
Americold Portfolio A1 Pari Passu Companion Loan	S-94
Americold Portfolio Controlling Holder	S-95
Americold Portfolio Intercreditor Agreement	S-95
Americold Portfolio Loan	S-94
Americold Portfolio Mortgaged Property	S-94
Americold Portfolio Noteholders	S-94
Americold Portfolio Notes	S-94
Americold Portfolio Pari Passu Companion Loans	S-94
Americold Portfolio Whole Loan	S-94
A-MFL Significance Estimate	S-176
A-MFL Significance Percentage	S-176
A-MFL Swap Contract	S-176
A-MFL Swap Default	S-177
Appraisal Reduction	S-167
Appraisal Reduction Event	S-166
ASI	S-129
Asset Status Report	S-183
Assumed Final Distribution Date	S-159
Assumed Scheduled Payment	S-156
Authenticating Agent	S-126
Available Distribution Amount	S-143
Bankruptcy Court	S-74, S-75
Base Interest Fraction	S-158
Capmark	S-128
Capmark Financial Group	S-128
CBE	S-212
Certificate Account	S-141
Certificate Balance	S-137
Certificate Owner	S-138
Certificate Registrar	S-126
Certificateholders	S-90
Certificates	S-137
Class	S-137
Class A Certificates	S-137
Class A-JFL Available Funds	S-144
Class A-JFL Interest Distribution Amount	S-153
Class A-JFL Principal Distribution Amount	S-157
Class A-JFL Regular Interest	S-137
Class A-MFL Available Funds	S-143
Class A-MFL Interest Distribution Amount	S-153
Class A-MFL Principal Distribution Amount	S-156
Class A-MFL Regular Interest	S-137
Clearstream	S-139
Closing Date	S-90
CMBS	S-130
CMSA Investor Reporting Package	S-171
Code	S-213
cold storage facilities	S-64
Collateral Support Deficit	S-162
Companion Loan	S-91
Compensating Interest Payment	S-136
Contract Rent’’	2
Controlling Class	S-185
Controlling Class Certificateholder	S-185
Corrected Mortgage Loan	S-183
Crossed Loan	S-119
Cross-Over Date	S-150
Custodian	S-113
Cut-off Date	S-89

Page
Cut-off Date Balance	S-89
Cut-off Date LTV Ratios	S-112
Defeasance	S-105
Defeasance Lockout Period	S-105
Depositor	S-90
Depositories	S-139
Derivative Action	S-75
Determination Date	S-141
Direct Participants	S-139
Directing Certificateholder	S-185
Discount Rate	S-103
Distributable Certificate Interest	S-153
Distribution Account	S-142
Distribution Date	S-141
DSCR	S-89
DTC	S-79, S-138
Due Period	S-144
Effective Gross Income	S-111
ERISA	S-216
ERISA Plan	S-216
ESA	S-124
Euroclear	S-139
Events of Default	S-196
Excluded Plan	S-218
Exemption	S-217
FIRREA	S-124
Floating Rate Account	S-142
Form 8-K	S-111
FSMA	S-8
Gain-on-Sale Reserve Account	S-142
Golden East Crossing AB Mortgage Loan	S-91
Group 1 Principal Distribution Amount	S-154
Group 1 Principal Shortfall	S-156
Group 2 Principal Distribution Amount	S-155
Group 2 Principal Shortfall	S-156
Indirect Participants	S-139
Initial Loan Group 1 Balance	S-89
Initial Loan Group 2 Balance	S-89
Initial Pool Balance	S-89
Initial Resolution Period	S-117
Insurance and Condemnation Proceeds	S-141
Intercreditor Agreement	S-98
Interest Accrual Period	S-153
Interest Distribution Amount	S-152
Interest Reserve Account	S-142
IRS	S-192
Issuing Entity	S-125
JPMCB	S-90
LIBOR	S-151
LIBOR Business Day	S-152
LIBOR Determination Date	S-152
Liquidation Fee	S-134
Liquidation Fee Rate	S-134
Liquidation Proceeds	S-141
LNR	S-130
LNR Partners	S-130
Loan Group 1	S-89
Loan Group 2	S-89
Loan Groups	S-89
Lockbox Accounts	S-120
Lockbox Loans	S-120
Lockout Period	S-102
Lower-Tier Distribution Account	S-142
Lower-Tier REMIC	S-213
Lower-Tier REMIC Regular Interests	S-213
LTV Ratio	S-112
LTV Ratios	S-89
MAI	S-118
Master Servicer	S-128
Master Servicer Remittance Date	S-163
Master Servicer Servicing Standards	S-181
Maturity Date LTV Ratios	S-112
Mezz Cap AB Mortgage Loan	S-91
Mezz Cap AB Mortgage Loans	S-91
Mezz Cap Loan Pair	S-91
Mezz Cap Loan Pairs	S-91
Miramar Professional Plaza AB Mortgage Loan	S-91
Monthly Amount	S-103
Moody’s	S-221
Mortgage	S-89
Mortgage File	S-113
Mortgage Loan Sellers	S-90
Mortgage Note	S-89
Mortgage Rate	S-152
Mortgaged Property	S-90
Net Aggregate Prepayment Interest Shortfall	S-153
Net Mortgage Rate	S-152
Net Operating Income	S-112
NOI	S-112
Non-Offered Certificates	S-137
Non-Offered Subordinate Certificates	S-161
Nonrecoverable Advance	S-164
Notional Amount	S-138
Offered Certificates	S-137

Page
Operating Statements	S-112
Option Price	S-191
PAR	S-125
Participants	S-139
Pass-Through Rate	S-150
Paying Agent	S-90, S-97
Percentage Interest	S-138
Periodic Payments	S-143
Permitted Investments	S-142
Plan	S-74, S-216
Pooling and Servicing Agreement	S-137
Prepayment Assumption	S-213
Prepayment Interest Excess	S-135
Prepayment Interest Shortfall	S-136
Primary Collateral	S-120
Prime Rate	S-166
Principal Balance Certificates	S-138
Principal Distribution Amount	S-154
Principal Shortfall	S-156
Purchase Agreements	S-90
Purchase Option	S-191
Purchase Price	S-117
P&I Advance	S-163
Qualified Substitute Mortgage Loan	S-118
Rated Final Distribution Date	S-221
Rating Agencies	S-221
Rating Agency Trigger Event	S-176, S-178
Record Date	S-141
Regular Certificates	S-213
Reimbursement Rate	S-166
Related Proceeds	S-164
Release Date	S-105
REMIC	S-213
REMIC Provisions	S-213
REO Account	S-189
REO Loan	S-157
REO Property	S-183
Residual Certificates	S-137
Restricted Group	S-217
Rules	S-140
Scheduled Principal Distribution Amount	S-155
Senior Certificates	S-137
Servicing Advances	S-164
Servicing Fee	S-133
Servicing Fee Rate	S-133
Servicing Standards	S-181
Similar Law	S-216
Special Servicer	S-129
Special Servicing Fee	S-134
Special Servicing Fee Rate	S-134
Special Servicing Standards	S-181
Specially Serviced Mortgage Loans	S-183
Stated Principal Balance	S-157
Statement to Certificateholders	S-169
Subordinate Certificates	S-137
Subordinate Offered Certificates	S-137
Swap Contracts	S-137, S-177
Swap Counterparty	S-176
Swap Premium	S-215
S&P	S-221
Treasury	S-215
Trustee	S-90
Trustee Fee	S-127
Trustee Fee Rate	S-127
Underwriters	S-119
Underwritten Cash Flow	S-111
Underwritten Cash Flow Debt Service Coverage Ratio	S-111
Underwritten NOI	S-111
Unscheduled Principal Distribution Amount	S-156
Upper-Tier Distribution Account	S-142
Upper-Tier REMIC	S-213
UW DSCR	S-111
UW NCF	S-111
UW NOI	S-111
Voting Rights	S-174
WAC Rate	S-152
Wells Fargo Bank	S-126
Whole Loan	S-97
Withheld Amounts	S-142
Withheld Loans	S-142
Workout Fee	S-134
Workout Fee Rate	S-134
Workout-Delayed Reimbursement Amount	S-165
Yield Maintenance Charge	S-103

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Annex A-1-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

[THIS PAGE INTENTIONALLY LEFT BLANK.]

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-1

ANNEX
 ID#    LOAN #  SELLER  PROPERTY NAME                                  STREET ADDRESS
------  ------  ------  -------------                                  --------------

  1       1      JPMCB  131 South Dearborn                             131 South Dearborn Street
  2       2      JPMCB  Centro Heritage Portfolio IV                   Various
 2.01    2.01           Water Tower Plaza                              489-493 North Main Street
 2.02    2.02           Warminster Towne Centre                        918 West Street Road
 2.03    2.03           University Commons                             341 South College Road
 2.04    2.04           McMullen Creek Shopping Center                 8310-8334 Pineville-Matthews Road
 2.05    2.05           University Commons Greenville                  3040 South Evans Street
 2.06    2.06           Naples Shopping Center                         1900-2075 Tamiami Trail North
 2.07    2.07           Crossroads I & II                              19-29 and 49 Pavilions Drive
 2.08    2.08           Park Shore Shopping Center                     4111 9th Street North
 2.09    2.09           Nesconset Shopping Center                      4810 Nesconset Highway
 2.10    2.10           Long Meadow Commons                            1120-1178 West Maple Avenue
 2.11    2.11           Roanoke Plaza                                  1080-1120 Old Country Road
 2.12    2.12           Capitol Shopping Center                        50 Storrs Street
 2.13    2.13           Pine Tree Shopping Center                      1100 Brighton Avenue
 2.14    2.14           Slater Street                                  110, 120 and 170 Slater Street
 2.15    2.15           Crossroads III                                 432 Buckland Hills Drive
 2.16    2.16           St Francis Plaza                               1090-1096 South Saint Francis Drive
  3       3      JPMCB  Quantico Portfolio                             Various
 3.01    3.01           4801 Stonecroft- TASC I/II                     4801 Stonecroft Boulevard
 3.02    3.02           22815 Glenn Drive                              22815 Glenn Drive
 3.03    3.03           22879 Glenn Drive                              22879 Glenn Drive
 3.04    3.04           22626 Sally Ride Drive                         22626 Sally Ride Drive
 3.05    3.05           22635 Davis Drive                              22635 Davis Drive
 3.06    3.06           22750 Glenn Drive                              22750 Glenn Drive
 3.07    3.07           22601 Davis Drive                              22601 Davis Drive
 3.08    3.08           22880 Glenn Drive                              22880 Glenn Drive
 3.09    3.09           22825 Davis Drive                              22825 Davis Drive
 3.10    3.10           22645 Sally Ride Drive                         22645 Sally Ride Drive
 3.11    3.11           22633 Davis Drive                              22633 Davis Drive
 3.12    3.12           22620 Sally Ride Drive                         22620 Sally Ride Drive
 3.13    3.13           107 Carpenter Drive                            107 Carpenter Drive
 3.14    3.14           109 Carpenter Drive                            109 Carpenter Drive
  4       4      CIBC   Marriott - Hilton Head Island                  One Hotel Circle
  5       5      CIBC   Hilton - Anchorage                             500 West Third Avenue
  6       6      CIBC   Bryant Park Hotel                              40 West 40th Street
  7       7      CIBC   Courtyard by Marriott - Times Square South     114 West 40th Street
  8       8      JPMCB  Presidential Tower                             2511 Jefferson Davis Highway
  9       9      CIBC   The Plaza at PPL Center                        835 West Hamilton Street
  10      10     JPMCB  Americold Portfolio                            Various
10.01   10.01           Clearfield                                     755 East 1700 South Street
10.02   10.02           Murfreesboro                                   2641 Stephenson Drive
10.03   10.03           Connell                                        720 West Juniper Street
10.04   10.04           Strasburg                                      545 Radio Station Road
10.05   10.05           Amarillo                                       10300 Southeast Third Street
10.06   10.06           Thomasville                                    121 Roseway Drive
10.07   10.07           West Memphis                                   1651 South Airport Road
10.08   10.08           Russellville                                   203 Industrial Boulevard
10.09   10.09           Syracuse                                       264 Farrell Road
10.10   10.10           Atlanta                                        1740 Westgate Parkway
10.11   10.11           Babcock                                        1524 Necedah Road
10.12   10.12           Turlock                                        660 Fifth Street
10.13   10.13           Nampa                                          231 Second Road North
10.14   10.14           Woodburn                                       1440 Silverton Avenue
10.15   10.15           Wichita                                        2707 North Mead Street
10.16   10.16           Fort Smith                                     1634 Midland Boulevard
10.17   10.17           Sebree                                         1541 US Highway 41
10.18   10.18           Boston                                         100 Widett Circle
10.19   10.19           Bettendorf                                     6875 State Street
10.20   10.20           Walla Walla                                    1115 West Rose Street
  11             JPMCB  Southside Works/Quantum Roll-up                Various
11.01     11     JPMCB  Southside Works                                Various
11.02   11.01           2700 East Carson Street                        2700 East Carson Street
11.03   11.02           2600 East Carson                               2600 East Carson Street
11.04   11.03           2800 Block Associates                          2800 East Carson Street
11.05     12     JPMCB  Quantum One                                    2 Hot Metal Street
  12      13     CIBC   Marriott - Albany, New York                    189 Wolf Road
  13      14     JPMCB  Cabot Industrial Portfolio                     Various
13.01   14.01           Brewster Creek Boulevard                       1452 Brewster Creek Boulevard
13.02   14.02           Citizens and Southlake Parkway                 1286 & 1136 Citizens Parkway / 7625 Southlake Parkway
13.03   14.03           Northpark Commerce Center                      6325-6383 North Orange Blossom Trail
13.04   14.04           Aviation Boulevard                             1231 Aviation Boulevard
13.05   14.05           West Little York Road                          7701 West Little York Road
13.06   14.06           West Republic Drive                            1005 West Republic Drive
13.07   14.07           East Raines Road                               5465 East Raines Road
13.08   14.08           East Wilson Bridge Road                        400-406 East Wilison Bridge Road
13.09   14.09           Avalon Ridge Parkway                           5060 Avalon Ridge Parkway
13.10   14.10           East Devon Avenue                              2500-2540 East Devon Avenue
13.11   14.11           1670 Frontenac Road                            1670 Frontenac Road
13.12   14.12           Old Lamar Avenue                               4515 and 4533 Old Lamar Avenue
13.13   14.13           South Mendenhall Road                          4105 South Mendenhall Road
13.14   14.14           Dallas and Houston Properties                  5700-5710 Savoy Lane, 440 Town East Boulevard, 9402-9408
                                                                       North Loop East
13.15   14.15           451 Kingston Court                             451 Kingston Court
13.16   14.16           West 32nd Street                               322 West 32nd Street
  14      15     JPMCB  Leadership Square                              211 North Robinson Avenue
  15      16     CIBC   Crowne Plaza - LaGuardia                       104-04 Ditmars Boulevard
  16      17     JPMCB  Fifth Third Center                             600 Superior Avenue
  17      18     CIBC   Golden East Crossing                           1100 North Wesleyan Boulevard
  18      19     JPMCB  Conroe Marketplace Shopping Center             2916 Interstate Highway 45
  19      20     CIBC   Concorde Portfolio I                           Various
19.01   20.01           Space City Complex                             1001 and 1051 Pineloch Drive
19.02   20.02           Grand Parkway                                  5720-5818 New Territory Boulevard
19.03   20.03           Concorde Centre                                411 Bay Area Boulevard
19.04   20.04           New Territory Country Shops                    6350 Highway 90A
19.05   20.05           Greatwood Country Shops                        1270 Crabb River Road
19.06   20.06           Fairfield Country Shops                        15201 Mason Road
19.07   20.07           Cypress Station                                1250 Cypress Station Drive
19.08   20.08           Conroe Professional Building                   404 River Pointe Drive
19.09   20.09           Concorde Centre II                             515 Bay Area Boulevard
19.10   20.10           Pasadena Professional Building                 3323 South Burke Road
  20      21     CIBC   Prime Outlets at Pleasant Prairie              11211 120th Avenue
  21      22     JPMCB  City Walk - 227                                227 Sandy Springs Place, Northeast
  22      23     JPMCB  Kimco PNP - Sunset Esplanade                   2525 SE Tualatin Valley Highway
  23      24     JPMCB  Moreno Valley Plaza                            23583-23965 Sunnymead Boulevard
  24      25     CIBC   Marriott - Oklahoma City                       3233 Northwest Expressway
  25      26     CIBC   Lake Shore Athletic Club                       1320 West Fullerton Avenue
  26      27     CIBC   Hampton Inn - JFK                              144-10 135th Avenue
  27      28     CIBC   Kaiser Foundation Health Plan                  2155 Iron Point Road
  28      29     CIBC   The Overlook Apartments                        3010-3190 West 14th Avenue
  29      30     JPMCB  Kimco PNP - Bixby Hacienda Plaza               17110 Colima Road
  30      31     CIBC   TRW Automotive Inc.                            4505 West 26 Mile Road
  31      32     JPMCB  Kimco PNP - North County Plaza                 1810-1884 Marron Road
  32      33     JPMCB  Market Square                                  Western Avenue at Northgate Lane
  33      34     JPMCB  Kimco PNP - Granary Square                     25880 McBean Parkway
  34      35     CIBC   The Prado at Spring Creek                      25101 South Tamiami Trail
  35      36     JPMCB  Kimco PNP - Century Center                     2401 East Orangeburg Avenue
  36      37     JPMCB  West Grove on The Lake Apartments              2105 Kensington Drive
  37      38     CIBC   Courtney Manor Apartments                      9100 Independence Parkway
  38      39     CIBC   The Gladstone Telex Portfolio                  Various
38.01   39.01           Telex Building                                 12000 Portland Avenue South
38.02   39.02           Home Made Brand Foods Building                 2 Opportunity Way
38.03   39.03           St. Vincent Mercy Medical Center               3930 Sunforest Court
  39      40     JPMCB  Kimco PNP - Country Gables Shopping Center     6811 - 6987 Douglas Boulevard
  40      41     JPMCB  UnaSource Health LLC                           4600 Investment Drive
  41      42     CIBC   Palmer Square                                  200 Petersville Road
  42      43     JPMCB  55 Waugh Office Building                       55 Waugh Drive
  43      44     JPMCB  Timonium Fairgrounds Shopping Center           63 West Aylesbury Road
  44      45     JPMCB  Leray Heights Apartments                       Anabel Avenue
  45      46     JPMCB  Campus View Apartments                         10235 42nd Avenue
  46      47     JPMCB  745 64th Street                                745 64th Street
  47      48     JPMCB  Doubletree Hotel                               10 Brickyard Drive
  48      49     JPMCB  Kimco PNP - Green Valley Town and Country      4140 East Sunset Road
  49      50     JPMCB  River Pointe Apartments                        1600 River Pointe Drive
  50      51     JPMCB  City Centre                                    2000 PGA Boulevard
  51      52     CIBC   South Cove Commons                             Lefante Way
  52      53     JPMCB  Kimco PNP - Dublin Retail Center               7876-7898 Dublin Boulevard
  53      54     CIBC   Wingate Inn Portfolio                          Various
53.01   54.01           Wingate Inn Portfolio - Fredericksburg, VA     20 Sanford Drive
53.02   54.02           Wingate Inn Portfolio - Stafford, VA           15 Salisbury Drive
  54      55     CIBC   Ashton Springs Apartments                      25220 109th Place Southeast
  55      56     JPMCB  Lenox                                          16507 Hunters Green Parkway
  56      57     JPMCB  2200/2250 Park Place                           2200/2250 Park Place
  57      58     JPMCB  Kimco PNP - Tacoma Central                     3130-3408 South 23rd Street
  58      59     CIBC   Rhode Island Place                             1060 Brentwood Road, Northeast
  59      60     CIBC   Lakeside Village                               501 North 116th Avenue N
  60      61     JPMCB  Carmel Mission Inn                             3665 Rio Road
  61      62     JPMCB  Palladium Park                                 3902 Pallas Way
  62      63     CIBC   Eagle Rock Commons                             555 Eagle Rock Avenue
  63      64     JPMCB  University Village                             3333 Melrose Club Boulevard
  64      65     JPMCB  Cypresswoods Commons                           Interstate 45 and Cypresswood Drive
  65      66     JPMCB  Safrin Portfolio                               Various
65.01   66.01           842 Virginia Run Road                          842 Virginia Run Road
65.02   66.02           11777 Industriplex Boulevard                   11777 Industriplex Boulevard
65.03   66.03           2040 Toledo Road                               2040 Toledo Road
65.04   66.04           25 Industrial Park Drive Bldgs 2 & 3           25 Industrial Park Drive
  66      67     CIBC   Whiting Commons                                1180 Highway 70
  67      68     JPMCB  Kimco PNP - Fairmont Shopping Center           739 Hickey Boulevard
  68      69     JPMCB  Schmier/Louisville United                      6001 Global Distribution Way
  69      70     CIBC   Gladstone Portfolio                            Various
69.01   70.01           Corinthian College Office/Flex                 6550 First Park Ten Boulevard
69.02   70.02           Sara Lee Bakery                                725 North Great Southwest Parkway
69.03   70.03           Owens-Brockway Warehouse                       9698 Old US Highway 52
  70      71     CIBC   Lindsey Office Building                        1200 East Joyce Boulevard
  71      72     CIBC   Atlas Cold Storage                             725 West Pioneer Trace
  72      73     JPMCB  Sypris                                         10901 North McKinley Drive
  73      74     CIBC   Heartland Village Shopping Center              1275 Richmond Avenue
  74      75     CIBC   Pioneer Place                                  333 - 343 South Kirkwood Road
  75      76     CIBC   Heritage at Hooper Hill                        901 Wilson Road
  76      77     JPMCB  116 Defense Highway                            116 Defense Highway
  77      78     JPMCB  208-212 West 30th St.                          208-212 West 30th Street
  78      79     JPMCB  Kimco PNP - Canyon Ridge Plaza                 26015-26301 104th Avenue Southeast
  79      80     CIBC   Lofts at the Mill                              800 James Avenue
  80      81     CIBC   Produce Container Building                     3366 East Muscat Avenue
  81      82     CIBC   Poplar Square Shopping Center                  2380 Poplar Drive
  82      83     JPMCB  Plaza Rios Shopping Center                     8602 Skillman Street
  83      84     CIBC   Frog Pond Apartments                           3800 University Parkway
  84      85     CIBC   Tweeter Home Entertainment Group Headquarters  10 and 40 Pequot Way
  85      86     JPMCB  9915 Bryn Mawr Avenue                          9915 West Bryn Mawr Avenue
  86      87     CIBC   Ecolab Building                                386 North Wabasha Street
  87      88     CIBC   Brighton Way                                   9625-9635 Brighton Way
  88      89     JPMCB  Kiowa Village Retail Center                    2235 South Power Road
  89      90     CIBC   445 Simarano Drive                             445 Simarano Drive
  90      91     CIBC   Residence Inn Alliance Airport                 13400 North Freeway
  91      92     CIBC   Ogden Commons                                  6840 Market Street
  92      93     JPMCB  Somerset Plaza Shopping Center                 3151 Route 27
  93      94     JPMCB  6400 Laurel Canyon Blvd                        6400 Laurel Canyon Boulevard
  94      95     CIBC   Parkway Crossing Phase II                      1200 South Geneva Road
  95      96     CIBC   Falls Plaza                                    North 18 West 15066 Appleton Avenue
  96      97     JPMCB  Middletown Village Mall                        1040-1090 State Route 35
  97      98     CIBC   College Square Apartments                      923 Maplewood Drive
  98      99     JPMCB  111 Canfield Road                              111 Canfield Road
  99     100     CIBC   AT&T Portfolio                                 Various
99.01   100.01          Fort Worth AT&T Call Center                    15100 FAA Boulevard
99.02   100.02          Houston AT&T Revenue Management Center         3900 Dacoma Street
 100     101     CIBC   Cobalt Building                                2200 First Avenue South
 101     102     JPMCB  Kimco PNP - Creekside Center                   20800 Mission Boulevard
 102     103     JPMCB  Valley View Pointe                             4325-4333 West Tropicana & 4330-4340 South
                                                                       Valley View Boulevard
 103     104     JPMCB  186 Lincoln Street                             186 Lincoln Street
 104     105     JPMCB  Kimco PNP - Panther Lake                       20632-20662 108th Avenue Southeast and 10820 Southeast
                                                                       208th Street
 105     106     CIBC   Preston Place & Port Au Prince Portfolio       Various
105.01  106.01          Preston Place Apartments                       414 Preston Boulevard
105.02  106.02          Port Au Prince Apartments                      400 Preston Boulevard
 106     107     CIBC   Falls on Antoine                               6101 Antoine Drive
 107     108     CIBC   Plaza Del Rey                                  5700-5720 Bellaire Boulevard
 108     109     JPMCB  Riviera Building                               1650 South Pacific Coast Highway
 109     110     JPMCB  Fairfield Inn & Suites RDU Airport             2750 Slater Road
 110     111     JPMCB  Plaza 303 Shopping Center                      301-433 East Pioneer Parkway
 111     112     JPMCB  Spring Knoll Shopping Center                   20 Plantation Drive
 112     113     JPMCB  Champion Self Storage                          11 Pine Lakes Parkway North
 113     114     CIBC   Stone Quarry Commons                           91, 93, & 95 Wagner Road
 114     115     JPMCB  Brett's Building - Mankato Place               11 Civic Center Plaza
 115     116     JPMCB  Warwick Place Apartments                       902-932 Emjay Way
 116     117     CIBC   Electronic Arts Building                       215 West Ohio Street
 117     118     JPMCB  Holiday Inn Rutland                            476 US Route 7 South
 118     119     CIBC   Cachet Homes Perimeter Center Office           17200 North Perimeter Drive
 119     120     JPMCB  Fairfield Inn & Suites - Raleigh               2201 Summit Park Lane
 120     121     JPMCB  Sedgewick Pines                                801 Tamarack Drive
 121     122     CIBC   Wickes Furniture                               12704 Amargosa Road
 122     123     CIBC   Tamiami Square                                 14700 Tamiami Trail North
 123     124     JPMCB  100 Interstate 45 North                        100 North Freeway
 124     125     CIBC   Club at Stablechase                            13504 Schroeder Road
 125     126     CIBC   New Windsor Marketplace                        1520, 1540, 1550 and 1560 Main Street
 126     127     CIBC   3350 Rogerdale                                 3350 Rogerdale Road
 127     128     CIBC   Medical Diagnostic Laboratories                2439 Kuser Road
 128     129     JPMCB  1155 35th Lane                                 1155 35th Lane
 129     130     CIBC   Northridge Villas                              93 Castro Street
 130     131     JPMCB  9300 Santa Fe Springs Road                     9300 Santa Fe Springs Road
 131     132     JPMCB  Airport Highway Park                           500-510, 516, 517, 524 35th Street North, 608-614 37th
                                                                       Street North and 3636 7th Avenue North
 132     133     JPMCB  Gray Falls Center                              12000 Westheimer Road and 2470 Gray Falls Drive
 133     134     CIBC   Johnstown Village Square                       625-733 West Coshocton Street
 134     135     JPMCB  Mason Woods Village                            13414 Clayton Road
 135     136     JPMCB  Old Oaks                                       850 Villa Street
 136     137     CIBC   Baxa Corporate Headquarters                    14445 Grasslands Drive
 137     138     CIBC   New Lake Hill Shopping Center                  1700-1730 Lakeville Road
 138     139     JPMCB  North Pointe Apartments                        3688 Northpointe Drive
 139     140     CIBC   The Michigan Street Buildings                  780 and 800 South Michigan Street, 801 and 808 South Fidalgo
                                                                       Street
 140     141     JPMCB  Holiday Inn Express - Oceanside                3170 Vista Way
 141     142     JPMCB  PRD Development                                4555 & 4565 Wilson and 151, 155, & 185 44th Street
 142     143     JPMCB  Kimco PNP - Oceanside Town & Country           1715 - 1771 Oceanside Boulevard
 143     144     CIBC   5849 Peachtree Road                            5849 Peachtree Road
 144     145     JPMCB  8100 North McCormick Boulevard                 8100 North McCormick Boulevard
 145     146     JPMCB  Berkshire Business Park                        3640 Sandhurst Drive
 146     147     CIBC   Agriflora Group & Emerald Farms Portfolio      Various
146.01  147.01          Emerald Farms                                  9800 Northwest 17 Street
146.02  147.02          Agriflora Group                                9475 Northwest 13th Street
 147     148     CIBC   Parc Bordeaux Apartments                       3410 Rue Chanel
 148     149     JPMCB  Sealy Uptown Retail Center                     4800-5848 Line Avenue
 149     150     JPMCB  Fairfield Park                                 912 State Highway 33
 150     151     CIBC   Commercial Park West Buildings 2300 and 4915   2300 Englert Drive and 4915 Prospectus Drive
 151     152     CIBC   Liberty Plaza                                  1208 - 1280 South Abel Street
 152     153     JPMCB  Holiday Inn Express - Birmingham               5911 Valley Road
 153     154     CIBC   Northwend Shopping Center                      9515 North Lamar Boulevard
 154     155     CIBC   Reddy Ice                                      1201 Searless Avenue
 155     156     CIBC   Atrium Office Building                         5618 Odana Road
 156     157     CIBC   202 Stinson Drive                              202 Stinson Drive
 157     158     JPMCB  Nautilus                                       10757 East Ute Street
 158     159     JPMCB  Northwood Grove Apartments                     1100 Larch Circle
 159     160     JPMCB  Masonite US Corp Industrial Facility           1101 & 1201 South Eisenhower Drive
 160     161     CIBC   Monterey Park                                  2054 Saturn Street
 161     162     JPMCB  Grand Blanc                                    11541 South Saginaw Street
 162     163     CIBC   Mutual Investments LP                          Various
162.01  163.01          River Bend                                     167 Anderson Ferry Road
162.02  163.02          The Oaks                                       6380 Cheviot Road
162.03  163.03          Boudinot                                       2378-2436 Boudinot Avenue
 163     164     JPMCB  Elder Beerman Center                           1780 Plover Road
 164     165     CIBC   401 Queen Anne                                 401 Queen Anne Avenue North
 165     166     CIBC   QXL                                            381 Colonial Manor Road
 166     167     JPMCB  Rite Aid                                       4117 Kitsap Way
 167     168     JPMCB  Concord Road Associates                        2201 Industrial Highway
 168     169     CIBC   Oleander Plaza                                 1925 and 1929 Oleander Drive
 169     170     CIBC   28 Diana Lane                                  28 Diana Lane
 170     171     JPMCB  Mountain Ridge Business Park                   1248 Sussex Turnpike
 171     172     JPMCB  Concorde Center                                4631 Airport Boulevard
 172     173     CIBC   Pine Ridge Estates                             52 Fitchburg Road
 173     174     CIBC   55 Joseph Street                               46-88 Cornelia Street, 67-83 Lister Avenue, 55-60 Joseph
                                                                       Street
 174     175     JPMCB  Orion Marketplace                              1176-1240 Lapeer Road
 175     176     JPMCB  Central Heights Shopping Center                601 North Ridge Road
 176     177     JPMCB  Gordman's                                      5201 War Memorial Drive
 177     178     JPMCB  9221 Corbin Avenue                             9221 Corbin Avenue
 178     179     CIBC   Chasemont Apartments                           54 Cheswold Boulevard
 179     180     JPMCB  41 Mountain Boulevard                          41 Mountain Boulevard
 180     181     CIBC   Lakepointe West Office                         4045 North West 64th Street
 181     182     JPMCB  Buttonwood Gardens                             332 Buttonwood Avenue
 182     183     CIBC   Maidman Syracuse Portfolio                     Various
182.01  183.01          Pine Tree Apartments                           1136 Vine Street
182.02  183.02          Fennaway Green Apartments                      1-36 Fenner Street
182.03  183.03          Lawrence Terrace                               402 Lawrence Avenue
 183     184     JPMCB  Mariner Plaza                                  625 North Highway 231
 184     185     JPMCB  1801 Van Ness Ave.                             1801-1819 Van Ness Avenue
 185     186     JPMCB  Florence Marketplace                           1036 Vandercar Way
 186     187     CIBC   Sargent Center                                 5601-5615 Sargent Road
 187     188     CIBC   Harrisburg Plaza                               5104 Harrisburg Boulevard
 188     189     CIBC   Columbia Fitzhugh Shopping Center              4800 Columbia Avenue
 189     190     JPMCB  Safe Storage Lexington                         910 Enterprise Court
 190     191     JPMCB  Winchester Woods Apartments                    2008 Woodhaven Drive
 191     192     JPMCB  Tunkhannock Geisinger Building                 110 Triebel Road
 192     193     JPMCB  Parklane                                       1210 Parklane Road
 193     194     CIBC   Clocktower Square                              1401 Plainfield Naperville Road
 194     195     CIBC   Fern Forest Apartments                         1024 Ashwood Court
 195     196     JPMCB  Fountain Park Plaza                            33328 Plymouth Road
 196     197     CIBC   Hidden Creek Village Apartments                3923 Woodley Road
 197     198     JPMCB  Gilbert Road Self Storage                      405 North Gilbert Road
 198     199     CIBC   610 East Morehead Street                       610 East Morehead Street
 199     200     JPMCB  Thornhill Terrace Apartments                   1000 Hemlock Drive
 200     201     JPMCB  Fairview Shopping Center                       1051 Village Highway
 201     202     CIBC   Cornwall Towne Center                          55 Quaker Avenue
 202     203     CIBC   CVS Plaza - Queensbury, NY                     216 Quaker Road
 203     204     CIBC   Miramar Professional Plaza                     8901 Miramar Parkway
 204     205     CIBC   Gold's Gym Layton, UT                          18 North Fort Lane
 205     206     JPMCB  119th Street Plaza                             801-837 West 119th Street
 206     207     JPMCB  779 East New York Ave                          779 East New York Avenue
 207     208     JPMCB  Triangle Retail                                6927 Pendleton Pike
 208     209     JPMCB  Staples - Clarksville IN                       1250 Veterans Parkway
 209     210     CIBC   Urth Cafe                                      2327 Main Street
 210     211     CIBC   Ponca City Shopping Center                     2900 North 14th Street
 211     212     JPMCB  Croft Station                                  9115 Old Statesville Road
 212     213     CIBC   Lakeway Market                                 2114 Lakeway Boulevard
 213     214     JPMCB  Cortland MHC                                   1512 North Somonauk Road
 214     215     JPMCB  Westwood Square                                9402 Country Creek
 215     216     CIBC   Gentry Apartments                              13925 Alderson
 216     217     JPMCB  The Devonshire Shops                           3815 Devonshire Avenue
 217     218     JPMCB  Office Depot Benton, Arkansas                  1621 Military Road
 218     219     CIBC   95 East Main Street                            95 East Main Street
 219     220     JPMCB  Davids Bridal - Radio Shack - Topeka           1530 Southwest Wanamaker Road
 220     221     CIBC   Fairfield Country Shops II                     15202 Mason Road
 221     222     JPMCB  Countryside MHC                                5192 South Route 45-52
 222     223     JPMCB  Oak Forest                                     5110 West 159th Street
 223     224     CIBC   Greatwood Country Shops - Phase II             1480 Crabb River Road
 224     225     CIBC   Westheimer and Mason                           3333 Mason Road
 225     226     CIBC   Fairfield Village/Market                       15050 Fairfield Village Drive

ANNEX                                                                     NUMBER OF  PROPERTY              PROPERTY
 ID#    CITY                     STATE   ZIP CODE  COUNTY                PROPERTIES  TYPE                  SUBTYPE
------  ----                    -------  --------  ------                ----------  --------              -------

  1     Chicago                   IL       60603   Cook                       1      Office                CBD
  2     Various                 Various   Various  Various                   16      Retail                Anchored
 2.01   Leominster                MA       01453   Worcester                  1      Retail                Anchored
 2.02   Warminster                PA       18974   Bucks                      1      Retail                Anchored
 2.03   Wilmington                NC       28403   New Hanover                1      Retail                Anchored
 2.04   Charlotte                 NC       28226   Mecklenburg                1      Retail                Anchored
 2.05   Greenville                NC       27834   Pitt                       1      Retail                Anchored
 2.06   Naples                    FL       34102   Collier                    1      Retail                Anchored
 2.07   Manchester                CT       06042   Hartford                   1      Retail                Anchored
 2.08   Naples                    FL       34103   Collier                    1      Retail                Anchored
 2.09   Port Jefferson Station    NY       11776   Suffolk                    1      Retail                Anchored
 2.10   Mundelein                 IL       60060   Lake                       1      Retail                Anchored
 2.11   Riverhead                 NY       11901   Suffolk                    1      Retail                Anchored
 2.12   Concord                   NH       03301   Merrimack                  1      Retail                Anchored
 2.13   Portland                  ME       04102   Cumberland                 1      Retail                Anchored
 2.14   Manchester                CT       06040   Hartford                   1      Retail                Anchored
 2.15   Manchester                CT       06042   Hartford                   1      Retail                Anchored
 2.16   Santa Fe                  NM       87505   Santa Fe                   1      Retail                Anchored
  3     Various                   VA      Various  Various                   14      Various               Various
 3.01   Chantilly                 VA       20151   Fairfax                    1      Office                Suburban
 3.02   Sterling                  VA       20164   Loudoun                    1      Industrial            Warehouse/Distribution
 3.03   Sterling                  VA       20164   Loudoun                    1      Industrial            Warehouse/Distribution
 3.04   Sterling                  VA       20164   Loudoun                    1      Industrial            Flex
 3.05   Sterling                  VA       20164   Loudoun                    1      Industrial            Flex
 3.06   Sterling                  VA       20164   Loudoun                    1      Industrial            Warehouse/Distribution
 3.07   Sterling                  VA       20164   Loudoun                    1      Industrial            Warehouse/Distribution
 3.08   Sterling                  VA       20164   Loudoun                    1      Industrial            Warehouse/Distribution
 3.09   Sterling                  VA       20164   Loudoun                    1      Industrial            Warehouse/Distribution
 3.10   Sterling                  VA       20164   Loudoun                    1      Industrial            Warehouse/Distribution
 3.11   Sterling                  VA       20164   Loudoun                    1      Industrial            Flex
 3.12   Sterling                  VA       20164   Loudoun                    1      Industrial            Flex
 3.13   Sterling                  VA       20164   Loudoun                    1      Office                Suburban
 3.14   Sterling                  VA       20164   Loudoun                    1      Office                Suburban
  4     Hilton Head Island        SC       29928   Beaufort                   1      Hotel                 Full Service
  5     Anchorage                 AK       99501   Anchorage                  1      Hotel                 Full Service
  6     New York                  NY       10018   New York                   1      Hotel                 Full Service
  7     New York                  NY       10018   New York                   1      Hotel                 Full Service
  8     Arlington                 VA       22202   Arlington                  1      Office                CBD
  9     Allentown                 PA       18101   Lehigh                     1      Office                CBD
  10    Various                 Various   Various  Various                   20      Industrial            Warehouse/Distribution
10.01   Clearfield                UT       84015   Davis                      1      Industrial            Warehouse/Distribution
10.02   Murfreesboro              TN       37133   Rutherford                 1      Industrial            Warehouse/Distribution
10.03   Connell                   WA       99326   Franklin                   1      Industrial            Warehouse/Distribution
10.04   Strasburg                 VA       22657   Shenandoah                 1      Industrial            Warehouse/Distribution
10.05   Amarillo                  TX       79118   Potter                     1      Industrial            Warehouse/Distribution
10.06   Thomasville               GA       31792   Thomas                     1      Industrial            Warehouse/Distribution
10.07   West Memphis              AR       72301   Crittenden                 1      Industrial            Warehouse/Distribution
10.08   Russellville              AR       72802   Pope                       1      Industrial            Warehouse/Distribution
10.09   Syracuse                  NY       13209   Onondaga                   1      Industrial            Warehouse/Distribution
10.10   Atlanta                   GA       30336   Fulton                     1      Industrial            Warehouse/Distribution
10.11   Babcock                   WI       54413   Wood                       1      Industrial            Warehouse/Distribution
10.12   Turlock                   CA       95380   Stanislaus                 1      Industrial            Warehouse/Distribution
10.13   Nampa                     ID       83687   Canyon                     1      Industrial            Warehouse/Distribution
10.14   Woodburn                  OR       97071   Marion                     1      Industrial            Warehouse/Distribution
10.15   Wichita                   KS       67219   Sedgwick                   1      Industrial            Warehouse/Distribution
10.16   Fort Smith                AR       72901   Sebastian                  1      Industrial            Warehouse/Distribution
10.17   Sebree                    KY       42455   Webster                    1      Industrial            Warehouse/Distribution
10.18   Boston                    MA       02118   Suffolk                    1      Industrial            Warehouse/Distribution
10.19   Bettendorf                IA       52722   Scott                      1      Industrial            Warehouse/Distribution
10.20   Walla Walla               WA       99362   Walla Walla                1      Industrial            Warehouse/Distribution
  11    Pittsburgh                PA       15203   Allegheny                  4      Various               Various
11.01   Pittsburgh                PA       15203   Allegheny                  3      Mixed Use             Various
11.02   Pittsburgh                PA       15203   Allegheny                  1      Mixed Use             Office/Retail
11.03   Pittsburgh                PA       15203   Allegheny                  1      Mixed Use             Multifamily/Retail
11.04   Pittsburgh                PA       15203   Allegheny                  1      Mixed Use             Office/Retail
11.05   Pittsburgh                PA       15203   Allegheny                  1      Office                CBD
  12    Albany                    NY       12205   Albany                     1      Hotel                 Full Service
  13    Various                   VA      Various  Various                   16      Industrial            Various
13.01   Bartlett                  IL       60103   Dupage                     1      Industrial            Warehouse/Distribution
13.02   Morrow                    GA       30260   Clayton                    1      Industrial            Warehouse/Distribution
13.03   Orlando                   FL       32810   Orange                     1      Industrial            Flex
13.04   Hebron                    KY       41048   Boone                      1      Industrial            Warehouse/Distribution
13.05   Houston                   TX       77040   Harris                     1      Industrial            Flex
13.06   Addison                   IL       60101   Dupage                     1      Industrial            Warehouse/Distribution
13.07   Memphis                   TN       38115   Shelby                     1      Industrial            Warehouse/Distribution
13.08   Worthington               OH       43085   Franklin                   1      Industrial            Flex
13.09   Norcross                  GA       30071   Gwinnett                   1      Industrial            Flex
13.10   Elk Grove Village         IL       60007   Cook                       1      Industrial            Flex
13.11   Naperville                IL       60563   Dupage                     1      Industrial            Warehouse/Distribution
13.12   Memphis                   TN       38118   Shelby                     1      Industrial            Warehouse/Distribution
13.13   Memphis                   TN       38115   Shelby                     1      Industrial            Flex
13.14   Various                   TX      Various  Various                    1      Industrial            Flex
13.15   Mount Prospect            IL       60056   Cook                       1      Industrial            Flex
13.16   Charlotte                 NC       28206   Mecklenburg                1      Industrial            Flex
  14    Oklahoma City             OK       73102   Oklahoma                   1      Office                CBD
  15    East Elmhurst             NY       11369   Queens                     1      Hotel                 Full Service
  16    Cleveland                 OH       44114   Cuyahoga                   1      Office                CBD
  17    Rocky Mount               NC       27804   Nash                       1      Retail                Anchored
  18    Conroe                    TX       77304   Montgomery                 1      Retail                Anchored
  19    Victorville               TX      Various  Various                   10      Various               Various
19.01   Houston                   TX       77062   Harris                     1      Retail                Unanchored
19.02   Sugar Land                TX       77479   Fort Bend                  1      Retail                Unanchored
19.03   Houston                   TX       77058   Harris                     1      Retail                Unanchored
19.04   Sugar Land                TX       77478   Fort Bend                  1      Retail                Unanchored
19.05   Richmond                  TX       77469   Fort Bend                  1      Retail                Unanchored
19.06   Cypress                   TX       77433   Harris                     1      Retail                Unanchored
19.07   Houston                   TX       77090   Harris                     1      Office                Suburban
19.08   Conroe                    TX       77304   Montgomery                 1      Office                Suburban
19.09   Houston                   TX       77058   Harris                     1      Retail                Unanchored
19.10   Pasadena                  TX       77504   Harris                     1      Office                Suburban
  20    Pleasant Prairie          WI       53158   Kenosha                    1      Retail                Anchored
  21    Sandy Springs             GA       30328   Fulton                     1      Retail                Anchored
  22    Hillsboro                 OR       97123   Washington                 1      Retail                Anchored
  23    Moreno Valley             CA       92553   Riverside                  1      Retail                Anchored
  24    Oklahoma City             OK       73112   Oklahoma                   1      Hotel                 Full Service
  25    Chicago                   IL       60614   Cook                       1      Retail                Unanchored
  26    Jamaica                   NY       11436   Queens                     1      Hotel                 Limited Service
  27    Folsom                    CA       95630   Sacramento                 1      Office                Suburban
  28    Denver                    CO       80204   Denver                     1      Multifamily           Mid/High Rise
  29    Hacienda Heights          CA       91745   Los Angeles                1      Retail                Anchored
  30    Washington                MI       48094   Macomb                     1      Industrial            Flex
  31    Carlsbad                  CA       92008   San Diego                  1      Retail                Anchored
  32    Lake Forest               IL       60045   Lake                       1      Mixed Use             Office/Retail
  33    Santa Clarita             CA       91355   Los Angeles                1      Retail                Anchored
  34    Bonita Springs            FL       34134   Lee                        1      Retail                Anchored
  35    Modesto                   CA       95355   Stanislaus                 1      Retail                Anchored
  36    Waukesha                  WI       53188   Waukesha                   1      Multifamily           Garden
  37    Plano                     TX       75025   Collin                     1      Multifamily           Garden
  38    Various                 Various   Various  Various                    3      Various               Various
38.01   Burnsville                MN       55337   Dakota                     1      Office                Suburban
38.02   Newburyport               MA       01950   Essex                      1      Industrial            Warehouse/Distribution
38.03   Toledo                    OH       43623   Lucas                      1      Office                Suburban
  39    Granite Bay               CA       95746   Placer                     1      Retail                Anchored
  40    Troy                      MI       48098   Oakland                    1      Office                Suburban
  41    New Rochelle              NY       10801   Westchester                1      Retail                Anchored
  42    Houston                   TX       77007   Harris                     1      Office                Suburban
  43    Timonium                  MD       21093   Baltimore                  1      Retail                Anchored
  44    Le Ray                    NY       13637   Jefferson                  1      Multifamily           Garden
  45    Allendale                 MI       49401   Ottawa                     1      Multifamily           Garden
  46    Brooklyn                  NY       11220   Kings                      1      Office                CBD
  47    Bloomington               IL       61701   McLean                     1      Hotel                 Full Service
  48    Henderson                 NV       89014   Clark                      1      Retail                Anchored
  49    Conroe                    TX       77304   Montgomery                 1      Multifamily           Garden
  50    Palm Beach Gardens        FL       33408   Palm Beach                 1      Mixed Use             Office/Retail
  51    Bayonne                   NJ       07002   Hudson                     1      Retail                Anchored
  52    Dublin                    CA       94568   Alameda                    1      Retail                Anchored
  53    Various                   VA      Various  Stafford                   2      Hotel                 Limited Service
53.01   Fredericksburg            VA       22406   Stafford                   1      Hotel                 Limited Service
53.02   Stafford                  VA       22554   Stafford                   1      Hotel                 Limited Service
  54    Kent                      WA       98030   King                       1      Multifamily           Garden
  55    Hagerstown                MD       21740   Washington                 1      Industrial            Warehouse/Distribution
  56    El Segundo                CA       90245   Los Angeles                1      Retail                Unanchored
  57    Tacoma                    WA       98405   Pierce                     1      Retail                Anchored
  58    Washington                DC       20018   District of Columbia       1      Retail                Shadow Anchored
  59    St. Petersburg            FL       33716   Pinellas                   1      Multifamily           Garden
  60    Carmel                    CA       93923   Monterey                   1      Hotel                 Full Service
  61    High Point                NC       27265   Guilford                   1      Multifamily           Garden
  62    Roseland                  NJ       07068   Essex                      1      Retail                Anchored
  63    Raleigh                   NC       27603   Wake                       1      Multifamily           Garden
  64    Spring                    TX       77388   Harris                     1      Retail                Anchored
  65    Various                 Various   Various  Various                    4      Various               Various
65.01   Memphis                   TN       38122   Shelby                     1      Office                Suburban
65.02   Baton Rouge               LA       70809   East Baton Rouge           1      Office                Suburban
65.03   Elkhart                   IN       46516   Elkhart                    1      Industrial            Warehouse/Distribution
65.04   Little Falls              NY       13365   Herkimer                   1      Industrial            Warehouse/Distribution
  66    Manchester                NJ       08759   Ocean                      1      Retail                Anchored
  67    Pacifica                  CA       94044   San Mateo                  1      Retail                Anchored
  68    Louisville                KY       40228   Jefferson                  1      Industrial            Warehouse/Distribution
  69    Various                 Various   Various  Various                    3      Industrial            Various
69.01   San Antonio               TX       78213   Bexar                      1      Office                Suburban
69.02   Arlington                 TX       76011   Tarrant                    1      Industrial            Warehouse/Distribution
69.03   Lexington                 NC       27295   Davidson                   1      Industrial            Warehouse/Distribution
  70    Fayetteville              AR       72703   Washington                 1      Office                Suburban
  71    Pendleton                 IN       46064   Madison                    1      Industrial            Flex
  72    Tampa                     FL       33612   Hillsborough               1      Industrial            Flex
  73    Staten Island             NY       10314   Richmond                   1      Retail                Anchored
  74    Kirkwood                  MO       63122   St. Louis                  1      Mixed Use             Office/Retail
  75    Conroe                    TX       77301   Montgomery                 1      Multifamily           Garden
  76    Annapolis                 MD       21401   Anne Arundel               1      Office                Suburban
  77    New York                  NY       10001   New York                   1      Mixed Use             Multifamily/Retail
  78    Kent                      WA       98030   King                       1      Retail                Anchored
  79    Scranton                  PA       18510   Lackawanna                 1      Multifamily           Garden
  80    Fresno                    CA       93725   Fresno                     1      Industrial            Warehouse/Distribution
  81    Medford                   OR       97504   Jackson                    1      Retail                Anchored
  82    Dallas                    TX       75243   Dallas                     1      Retail                Anchored
  83    Natchitoches              LA       71458   Natchitoches               1      Multifamily           Garden
  84    Canton                    MA       02021   Norfolk                    1      Industrial            Flex
  85    Rosemont                  IL       60018   Cook                       1      Office                Suburban
  86    St. Paul                  MN       55102   Ramsey                     1      Office                CBD
  87    Beverly Hills             CA       90210   Los Angeles                1      Mixed Use             Office/Retail
  88    Mesa                      AZ       85209   Maricopa                   1      Retail                Unanchored
  89    Marlborough               MA       01752   Middlesex                  1      Industrial            Flex
  90    Fort Worth                TX       76177   Tarrant                    1      Hotel                 Extended Stay
  91    Wilmington                NC       28405   New Hanover                1      Retail                Anchored
  92    Franklin Park             NJ       08823   Somerset                   1      Retail                Anchored
  93    North Hollywood           CA       91606   Los Angeles                1      Office                Suburban
  94    Orem                      UT       84058   Utah                       1      Multifamily           Garden
  95    Menomonee Falls           WI       53051   Waukesha                   1      Retail                Anchored
  96    Middletown                NJ       07748   Monmouth                   1      Retail                Anchored
  97    Cedar Falls               IA       50613   Black Hawk                 1      Multifamily           Garden
  98    Randolph                  NJ       07869   Morris                     1      Industrial            Flex
  99    Various                   TX      Various  Various                    2      Office                Suburban
99.01   Fort Worth                TX       76155   Tarrant                    1      Office                Suburban
99.02   Houston                   TX       77092   Harris                     1      Office                Suburban
 100    Seattle                   WA       98134   King                       1      Office                CBD
 101    Hayward                   CA       94541   Alameda                    1      Retail                Anchored
 102    Las Vegas                 NV       89103   Clark                      1      Industrial            Flex
 103    Boston                    MA       02111   Suffolk                    1      Office                CBD
 104    Kent                      WA       98031   King                       1      Retail                Anchored
 105    Bossier City              LA       71111   Bossier                    2      Multifamily           Garden
105.01  Bossier City              LA       71111   Bossier                    1      Multifamily           Garden
105.02  Bossier City              LA       71111   Bossier                    1      Multifamily           Garden
 106    Houston                   TX       77091   Harris                     1      Multifamily           Garden
 107    Houston                   TX       77081   Harris                     1      Retail                Anchored
 108    Redondo Beach             CA       90277   Los Angeles                1      Mixed Use             Office/Retail
 109    Morrisville               NC       27560   Wake                       1      Hotel                 Limited Service
 110    Grand Prairie             TX       75051   Dallas                     1      Retail                Anchored
 111    Fredericksburg            VA       22406   Stafford                   1      Retail                Unanchored
 112    Palm Coast                FL       32137   Flagler                    1      Self-Storage          Self-Storage
 113    Monaca                    PA       15061   Beaver                     1      Retail                Anchored
 114    Mankato                   MN       56001   Blue Earth                 1      Mixed Use             Office/Retail
 115    Carthage                  NY       13619   Jefferson                  1      Multifamily           Garden
 116    Chicago                   IL       60610   Cook                       1      Office                CBD
 117    Rutland                   VT       05701   Rutland                    1      Hotel                 Full Service
 118    Scottsdale                AZ       85255   Maricopa                   1      Office                Suburban
 119    Raleigh                   NC       27612   Wake                       1      Hotel                 Limited Service
 120    West Carthage             NY       13619   Jefferson                  1      Multifamily           Garden
 121    Victorville               CA       92392   San Bernardino             1      Retail                Unanchored
 122    Naples                    FL       34110   Collier                    1      Retail                Unanchored
 123    Conroe                    TX       77301   Montgomery                 1      Office                Suburban
 124    Houston                   TX       77070   Harris                     1      Multifamily           Garden
 125    Windsor                   CO       80550   Weld                       1      Retail                Anchored
 126    Houston                   TX       77042   Harris                     1      Industrial            Flex
 127    Hamilton Township         NJ       08690   Mercer                     1      Office                Suburban
 128    Vero Beach                FL       32960   Indian River               1      Office                Suburban
 129    Salinas                   CA       93906   Monterey                   1      Multifamily           Garden
 130    Santa Fe Springs          CA       90670   Los Angeles                1      Industrial            Flex
 131    Birmingham                AL       35222   Jefferson                  1      Industrial            Warehouse/Distribution
 132    Houston                   TX       77077   Harris                     1      Office                CBD
 133    Johnstown                 OH       43031   Licking                    1      Retail                Anchored
 134    St. Louis                 MO       63131   St. Louis                  1      Mixed Use             Office/Retail
 135    Elgin                     IL       60120   Kane                       1      Manufactured Housing  Manufactured Housing
 136    Englewood                 CO       80112   Denver                     1      Industrial            Flex
 137    New Hyde Park             NY       11040   Nassau                     1      Retail                Unanchored
 138    Holland                   MI       49424   Ottawa                     1      Multifamily           Garden
 139    Seattle                   WA       98108   King                       1      Industrial            Flex
 140    Oceanside                 CA       92056   San Diego                  1      Hotel                 Limited Service
 141    Various                   MI       49418   Various                    1      Office                Suburban
 142    Oceanside                 CA       92054   San Diego                  1      Retail                Anchored
 143    Chamblee                  GA       30341   DeKalb                     1      Industrial            Flex
 144    Skokie                    IL       60076   Cook                       1      Office                Suburban
 145    York                      PA       17406   York                       1      Industrial            Warehouse/Distribution
 146    Doral                     FL       33172   Miami-Dade                 2      Industrial            Warehouse/Distribution
146.01  Doral                     FL       33172   Miami-Dade                 1      Industrial            Warehouse/Distribution
146.02  Doral                     FL       33172   Miami-Dade                 1      Industrial            Warehouse/Distribution
 147    Indianapolis              IN       46227   Marion                     1      Multifamily           Garden
 148    Shreveport                LA       71106   Caddo                      1      Retail                Anchored
 149    Howell Township           NJ       07728   Monmouth                   1      Industrial            Office/Warehouse
 150    Durham                    NC       27713   Durham                     1      Industrial            Flex
 151    Milpitas                  CA       95035   Santa Clara                1      Retail                Unanchored
 152    Trussville                AL       35173   Jefferson                  1      Hotel                 Limited Service
 153    Austin                    TX       78753   Travis                     1      Retail                Unanchored
 154    Las Vegas                 NV       89101   Clark                      1      Industrial            Warehouse/Distribution
 155    Madison                   WI       53719   Dane                       1      Office                Suburban
 156    Danville                  VA       24540   Danville City              1      Industrial            Flex
 157    Tulsa                     OK       74116   Tulsa                      1      Industrial            Flex
 158    Gouverneur                NY       13642   St. Lawrence               1      Multifamily           Garden
 159    Goshen                    IN       46526   Elkhart                    1      Industrial            Warehouse/Distribution
 160    Monterey Park             CA       91755   Los Angeles                1      Office                Suburban
 161    Grand Blanc               MI       48439   Genesee                    1      Retail                Anchored
 162    Cincinnati                OH      Various  Hamilton                   3      Multifamily           Garden
162.01  Cincinnati                OH       45238   Hamilton                   1      Multifamily           Garden
162.02  Cincinnati                OH       45247   Hamilton                   1      Multifamily           Garden
162.03  Cincinnati                OH       45238   Hamilton                   1      Multifamily           Garden
 163    Plover                    WI       54467   Portage                    1      Retail                Anchored
 164    Seattle                   WA       98109   King                       1      Office                Suburban
 165    North Huntingdon          PA       15642   Westmoreland               1      Industrial            Flex
 166    Bremerton                 WA       98312   Kitsap                     1      Retail                Anchored
 167    York                      PA       17402   York                       1      Industrial            Flex
 168    Wilmington                NC       28403   New Hanover                1      Retail                Anchored
 169    Dracut                    MA       01826   Middlesex                  1      Industrial            Flex
 170    Randolph                  NJ       07869   Morris                     1      Industrial            Flex
 171    Austin                    TX       78751   Travis                     1      Retail                Anchored
 172    Townsend                  MA       01469   Middlesex                  1      Multifamily           Garden
 173    Newark                    NJ       07105   Essex                      1      Industrial            Warehouse/Distribution
 174    Orion Township            MI       48360   Oakland                    1      Mixed Use             Office/Retail
 175    Wichita                   KS       67212   Sedgwick                   1      Retail                Anchored
 176    Peoria                    IL       61615   Peoria                     1      Retail                Unanchored
 177    Northridge                CA       91324   Los Angeles                1      Office                Suburban
 178    Newark                    DE       19713   New Castle                 1      Multifamily           Garden
 179    Warren                    NJ       07059   Somerset                   1      Retail                Anchored
 180    Oklahoma City             OK       73116   Oklahoma                   1      Office                Suburban
 181    Hallam                    PA       17406   York                       1      Multifamily           Garden
 182    Various                   NY      Various  Various                    3      Multifamily           Garden
182.01  Liverpool                 NY       13088   Onondaga                   1      Multifamily           Garden
182.02  Cazenovia                 NY       13035   Madison                    1      Multifamily           Garden
182.03  Syracuse                  NY       13212   Onondaga                   1      Multifamily           Garden
 183    Panama City               FL       32405   Bay                        1      Retail                Unanchored
 184    San Francisco             CA       94109   San Francisco              1      Mixed Use             Office/Retail
 185    Florence                  KY       41042   Boone                      1      Retail                Shadow Anchored
 186    Hyattsville               MD       20782   Prince Georges             1      Retail                Anchored
 187    Houston                   TX       77011   Harris                     1      Retail                Unanchored
 188    Dallas                    TX       75226   Dallas                     1      Retail                Anchored
 189    Lexington                 KY       40510   Fayette                    1      Self-Storage          Self-Storage
 190    Fort Wayne                IN       46819   Allen                      1      Multifamily           Garden
 191    Tunkhannock               PA       18657   Wyoming                    1      Office                CBD
 192    McComb                    MS       39648   Pike                       1      Multifamily           Garden
 193    Naperville                IL       60564   Dupage                     1      Retail                Unanchored
 194    Gastonia                  NC       28054   Gaston                     1      Multifamily           Garden
 195    Livonia                   MI       48150   Wayne                      1      Retail                Shadow Anchored
 196    Montgomery                AL       36116   Montgomery                 1      Multifamily           Garden
 197    Gilbert                   AZ       85234   Maricopa                   1      Self-Storage          Self-Storage
 198    Charlotte                 NC       28202   Mecklenburg                1      Office                Suburban
 199    Lowville                  NY       13367   Lewis                      1      Multifamily           Garden
 200    Rustburg                  VA       24588   Campbell                   1      Retail                Anchored
 201    Cornwall                  NY       12518   Orange                     1      Retail                Anchored
 202    Queensbury                NY       12804   Warren                     1      Retail                Anchored
 203    Miramar                   FL       33025   Broward                    1      Office                Suburban
 204    Layton                    UT       84041   Davis                      1      Retail                Unanchored
 205    Chicago                   IL       60643   Cook                       1      Mixed Use             Office/Retail
 206    Brooklyn                  NY       11203   KIngs                      1      Mixed Use             Industrial/Retail
 207    Indianapolis              IN       46226   Marion                     1      Retail                Anchored
 208    Clarksville               IN       47129   Clark                      1      Retail                Anchored
 209    Santa Monica              CA       90405   Los Angeles                1      Retail                Anchored
 210    Ponca City                OK       74601   Kay                        1      Retail                Anchored
 211    Charlotte                 NC       28269   Mecklenburg                1      Industrial            Flex
 212    Lakeway                   TX       78734   Travis                     1      Retail                Anchored
 213    DeKalb                    IL       60115   DeKalb                     1      Manufactured Housing  Manufactured Housing
 214    Houston                   TX       77036   Harris                     1      Retail                Unanchored
 215    Houston                   TX       77015   Harris                     1      Multifamily           Garden
 216    Salem                     OR       97305   Marion                     1      Retail                Shadow Anchored
 217    Benton                    AR       72015   Saline                     1      Retail                Unanchored
 218    Westborough               MA       01581   Worcester                  1      Office                Suburban
 219    Topeka                    KS       66604   Shawnee                    1      Retail                Unanchored
 220    Cypress                   TX       77433   Harris                     1      Retail                Unanchored
 221    Chebanse                  IL       60922   Kankakee                   1      Manufactured Housing  Manufactured Housing
 222    Oak Forest                IL       60452   Cook                       1      Manufactured Housing  Manufactured Housing
 223    Richmond                  TX       77469   Fort Bend                  1      Retail                Unanchored
 224    Katy                      TX       77450   Fort Bend                  1      Retail                Unanchored
 225    Cypress                   TX       77433   Harris                     1      Retail                Unanchored

ANNEX                 YEAR                  UNIT OF                       OCCUPANCY    APPRAISED   APPRAISAL    CURRENT
 ID#    YEAR BUILT  RENOVATED   UNITS(1)    MEASURE    OCCUPANCY %(2)(3)     DATE    VALUE ($)(4)     DATE    LTV %(5)(6)
------  ----------  ---------  ---------  -----------  -----------------  ---------  ------------  ---------  -----------

  1        2003                1,504,364  Square Feet         92.3         11/01/06   590,000,000   09/29/06      80.0
  2      Various     Various   2,788,226  Square Feet         94.4         08/01/06   425,700,000   Various       53.1
 2.01      1988       2001       296,320  Square Feet         95.6         08/01/06    56,300,000   09/01/06
 2.02      1997                  237,234  Square Feet        100.0         08/01/06    40,900,000   09/01/06
 2.03      1989                  235,345  Square Feet         96.0         08/01/06    38,000,000   09/01/06
 2.04      1987                  283,323  Square Feet         82.8         08/01/06    34,700,000   09/01/06
 2.05      1996                  232,818  Square Feet        100.0         08/01/06    33,800,000   09/01/06
 2.06      1976       1989       198,843  Square Feet        100.0         08/01/06    32,700,000   08/15/06
 2.07      1990                  105,662  Square Feet        100.0         08/01/06    28,546,341   09/01/06
 2.08      1973       1992       231,830  Square Feet        100.0         08/01/06    27,400,000   08/15/06
 2.09      1961       1988       122,996  Square Feet        100.0         08/01/06    25,000,000   09/01/06
 2.10      1996                  118,470  Square Feet         84.9         08/01/06    22,400,000   07/31/06
 2.11      1972                   99,131  Square Feet        100.0         08/01/06    18,500,000   09/01/06
 2.12      1961       2000       182,821  Square Feet        100.0         08/01/06    18,000,000   09/01/06
 2.13      1960       2006       287,513  Square Feet         87.9         08/01/06    18,000,000   09/01/06
 2.14      1996                   51,370  Square Feet        100.0         08/01/06    14,200,000   09/01/06
 2.15      1990                   68,750  Square Feet         52.8         08/01/06     9,953,659   09/01/06
 2.16      1961       2000        35,800  Square Feet        100.0         08/01/06     7,300,000   07/31/06
  3      Various                 938,769  Square Feet         99.5         12/31/06   164,600,000   01/07/07      79.7
 3.01      1998                  241,283  Square Feet        100.0         12/31/06    70,000,000   01/07/07
 3.02      2000                  126,841  Square Feet        100.0         12/31/06    15,800,000   01/07/07
 3.03      1989                   94,545  Square Feet        100.0         12/31/06    12,200,000   01/07/07
 3.04      1999                   43,120  Square Feet        100.0         12/31/06     8,400,000   01/07/07
 3.05      1999       2006        48,958  Square Feet        100.0         12/31/06     7,900,000   01/07/07
 3.06      1988                   69,587  Square Feet        100.0         12/31/06     7,700,000   01/07/07
 3.07      1987                   61,500  Square Feet        100.0         12/31/06     7,600,000   01/07/07
 3.08      1998                   64,537  Square Feet        100.0         12/31/06     7,500,000   01/07/07
 3.09      1997                   57,600  Square Feet        100.0         12/31/06     7,400,000   01/07/07
 3.10      1990       2006        42,580  Square Feet        100.0         12/31/06     5,600,000   01/07/07
 3.11      1990                   24,050  Square Feet        100.0         12/31/06     4,500,000   01/07/07
 3.12      1999                   21,600  Square Feet        100.0         12/31/06     4,400,000   01/07/07
 3.13      1987                   24,196  Square Feet        100.0         12/31/06     3,300,000   01/07/07
 3.14      1987                   18,372  Square Feet         72.0         12/31/06     2,300,000   01/07/07
  4        1976       2006           512     Rooms            67.2         11/30/06   167,000,000   11/01/06      74.6
  5        1957       2006           606     Rooms            66.5         11/30/06   125,300,000   01/01/07      75.8
  6        1924       2001           128     Rooms            80.9         12/31/06   113,000,000   11/01/06      79.6
  7        1998                      244     Rooms            91.9         11/30/06   125,000,000   11/01/06      71.7
  8        1972       1994       332,928  Square Feet        100.0         10/31/06   102,000,000   11/21/06      78.4
  9        2003                  252,193  Square Feet         85.3         10/13/06    96,600,000   11/08/06      77.6
  10     Various     Various   5,489,324  Square Feet         78.4         03/01/07   461,350,000   Various       75.9
10.01      1973       1978       455,227  Square Feet         83.6         03/01/07    54,800,000   10/10/06
10.02      1982       2000       226,423  Square Feet         79.7         03/01/07    40,500,000   11/06/06
10.03      1969       1971       299,776  Square Feet         89.8         03/01/07    38,200,000   10/01/06
10.04      1999                  243,170  Square Feet         90.6         03/01/07    34,500,000   10/09/06
10.05      1973       2003       163,796  Square Feet         92.3         03/01/07    32,400,000   10/01/06
10.06      1997                  252,419  Square Feet         83.8         03/01/07    28,400,000   10/01/06
10.07      1985       1995       252,075  Square Feet         81.9         03/01/07    24,800,000   10/01/06
10.08      1995                  270,772  Square Feet         91.6         03/01/07    24,500,000   10/01/06
10.09      1960       1985       573,183  Square Feet         41.0         03/01/07    22,000,000   12/03/06
10.10      1990       1993       431,369  Square Feet         80.3         03/01/07    19,000,000   10/01/06
10.11      1999                  127,260  Square Feet         50.2         03/01/07    19,400,000   10/18/06
10.12      1955       1989       188,734  Square Feet         89.7         03/01/07    20,600,000   10/01/06
10.13      1946       1974       458,518  Square Feet         40.5         03/01/07    16,600,000   10/09/06
10.14      1952       1979       327,601  Square Feet         53.1         03/01/07    15,300,000   10/16/06
10.15      1972       1984       168,007  Square Feet         87.1         03/01/07    13,800,000   10/01/06
10.16      1960       2005       118,003  Square Feet         83.6         03/01/07    10,950,000   10/01/06
10.17      1998                  111,499  Square Feet         93.2         03/01/07    11,300,000   10/10/06
10.18      1969       2004       260,356  Square Feet         90.0         03/01/07    13,700,000   10/03/06
10.19      1973                  398,223  Square Feet         45.3         03/01/07    13,200,000   09/27/06
10.20      1960       1968       162,914  Square Feet         31.3         03/01/07     7,400,000   10/01/06
  11     Various     Various     402,787  Square Feet         91.3          Various    88,868,000   11/15/06
11.01    Various     Various     251,346  Square Feet         86.1         10/09/06    64,000,000   11/15/06      78.2
11.02      2004                  171,244  Square Feet         88.8         10/09/06    33,038,500   11/15/06
11.03      2003                   42,809  Square Feet         67.5         10/09/06    23,995,162   11/15/06
11.04      2002                   37,293  Square Feet         94.8         10/09/06     6,966,337   11/15/06
11.05      2001                  151,441  Square Feet        100.0         12/28/06    24,868,000   11/15/06      78.2
  12       1985       2006           359     Rooms            74.1         11/30/06    86,700,000   10/13/06      74.7
  13     Various     Various   2,108,357  Square Feet         87.7          Various    89,890,000   Various       68.3
13.01      2006                  259,200  Square Feet        100.0         10/31/06    15,000,000   11/15/06
13.02      1986       1996       445,204  Square Feet         96.1         12/02/06    11,500,000   11/21/06
13.03      1985                  148,822  Square Feet         94.6         10/31/06     8,700,000   11/16/06
13.04      1999                  146,000  Square Feet        100.0         10/31/06     6,500,000   11/27/06
13.05      2001                   61,800  Square Feet         72.8         11/15/06     5,400,000   11/20/06
13.06      1979                  103,000  Square Feet        100.0         10/31/06     5,430,000   11/15/06
13.07      1996                  180,000  Square Feet         33.3         10/31/06     4,825,000   11/21/06
13.08      1983                   99,810  Square Feet         71.0         10/31/06     4,875,000   11/21/06
13.09      1995                   93,133  Square Feet        100.0         10/31/06     5,100,000   11/30/06
13.10      1971       2005        68,742  Square Feet         81.1         10/31/06     4,620,000   11/15/06
13.11      1988                   93,405  Square Feet         78.1         10/31/06     4,010,000   11/15/06
13.12      1980       2004       124,812  Square Feet        100.0         10/31/06     3,600,000   11/21/06
13.13      1996       2006       102,500  Square Feet        100.0         10/31/06     3,175,000   11/21/06
13.14      1967       2001        67,334  Square Feet        100.0         10/31/06     2,755,000   Various
13.15      1989                   34,475  Square Feet          0.0         10/31/06     2,400,000   05/15/07
13.16      1970                   80,120  Square Feet        100.0         10/31/06     2,000,000   11/26/06
  14       1984       2005       732,122  Square Feet         82.9         01/19/07    77,000,000   12/05/06      79.2
  15       1986       2005           358     Rooms            84.8         11/30/06    62,600,000   10/27/06      79.9
  16       1991                  508,397  Square Feet         83.0         11/08/06    66,750,000   10/16/07      73.8
  17       1986       2005       461,699  Square Feet         95.7         01/15/07    61,500,000   12/01/08      79.7
  18       2006                  375,656  Square Feet         90.5         12/15/06    62,500,000   09/13/06      67.8
  19     Various                 200,031  Square Feet         98.0          Various    53,590,000   Various       77.6
19.01      1990                   52,196  Square Feet         95.3         11/30/06    12,500,000   12/10/06
19.02      1997                   22,875  Square Feet        100.0         11/30/06    11,825,000   12/10/06
19.03      1993                   45,902  Square Feet         96.7         11/30/06    11,400,000   12/10/06
19.04      1995                   14,228  Square Feet        100.0         11/30/06     3,550,000   12/10/06
19.05      2000                   14,220  Square Feet        100.0         11/30/06     3,300,000   12/10/06
19.06      2001                   16,385  Square Feet        100.0         11/30/06     3,250,000   12/03/06
19.07      1997                   14,300  Square Feet        100.0         03/01/07     3,000,000   12/03/06
19.08      2002                    9,000  Square Feet        100.0         11/30/06     2,175,000   12/03/06
19.09      2001                    5,925  Square Feet        100.0         11/30/06     1,540,000   12/10/06
19.10      2000                    5,000  Square Feet        100.0         03/01/07     1,050,000   12/03/06
  20       2005       2006       142,369  Square Feet         92.0         12/01/06    55,100,000   12/01/06      69.5
  21       1998       2006       170,723  Square Feet         93.1         01/01/07    47,850,000   01/01/07      80.0
  22       1989                  260,954  Square Feet         97.1         10/03/06    52,000,000   10/01/06      69.2
  23       1985       1989       341,011  Square Feet         95.8         11/25/06    50,000,000   09/15/06      70.5
  24       1985       2005           354     Rooms            71.9         11/30/06    46,000,000   11/01/06      74.5
  25       1979       2006       136,900  Square Feet        100.0         03/01/07    45,900,000   10/12/06      72.9
  26       2001                      216     Rooms            78.0         10/30/06    43,100,000   11/01/06      75.4
  27       2002                  121,378  Square Feet        100.0         03/01/07    39,800,000   10/14/06      80.0
  28       1967       2003           475     Units            92.2         10/05/06    42,000,000   10/09/06      73.8
  29       1986                  135,012  Square Feet        100.0         09/22/06    39,750,000   10/01/06      77.5
  30       1987       1990       279,625  Square Feet        100.0         03/01/07    41,000,000   09/27/06      74.1
  31       1987                  160,928  Square Feet         97.7         10/03/06    42,000,000   10/01/06      71.4
  32       1904       1982       100,591  Square Feet         95.4         12/06/06    43,760,000   11/27/06      66.3
  33       1982                  143,333  Square Feet        100.0         10/03/06    45,000,000   10/01/06      64.2
  34       2000                  152,072  Square Feet        100.0         10/26/06    36,600,000   08/07/06      77.9
  35       1979       1996       214,772  Square Feet         98.4         09/22/06    39,000,000   10/01/06      71.3
  36       1972       2006           476     Units            97.9         11/21/06    33,500,000   01/01/07      77.6
  37       2004       2005           322     Units            89.8         06/20/06    34,900,000   06/06/06      65.9
  38     Various     Various     208,066  Square Feet        100.0         03/01/07    27,590,000   Various       79.2
38.01      1984       2006       114,100  Square Feet        100.0         03/01/07    15,400,000   11/10/06
38.02      1994       2000        70,598  Square Feet        100.0         03/01/07     8,440,000   03/14/06
38.03      1979       2006        23,368  Square Feet        100.0         03/01/07     3,750,000   11/09/06
  39       1989                  140,184  Square Feet         97.3         10/03/06    29,400,000   10/01/06      73.1
  40       1999                   72,743  Square Feet        100.0         11/08/06    27,500,000   10/04/06      76.4
  41       2006                   74,107  Square Feet        100.0         02/01/07    27,000,000   11/17/06      77.6
  42       1983       2002       244,076  Square Feet         98.8         12/18/06    26,000,000   11/10/06      79.6
  43       1998                  106,594  Square Feet        100.0         11/30/06    29,700,000   10/23/06      69.0
  44       1988                      300     Units            99.0         06/12/06    30,000,000   04/06/06      67.6
  45       1966       2006         1,002      Beds           100.0         10/13/06    33,400,000   11/27/06      59.9
  46       1953       1998        86,638  Square Feet        100.0         01/01/07    28,300,000   12/15/06      70.6
  47       1996       2005           197     Rooms            73.5         06/30/06    26,700,000   11/01/06      74.7
  48       1990       2004       130,773  Square Feet         86.0         10/03/06    29,500,000   10/01/06      66.4
  49       1999                      311     Units            90.0         10/17/06    24,250,000   10/16/06      79.5
  50       1988       1999        93,563  Square Feet         88.1         10/31/06    35,000,000   09/22/06      53.6
  51       2000       2006        96,620  Square Feet         84.6         11/12/06    28,600,000   10/01/07      64.7
  52       1980                  154,728  Square Feet        100.0         10/03/06    28,500,000   10/01/06      64.6
  53     Various     Various         228     Rooms            59.5         09/30/06    23,500,000   Various       75.7
53.01      2000       2005           129     Rooms            52.2         09/30/06    13,600,000   11/08/06
53.02      2003                       99     Rooms            69.1         09/30/06     9,900,000   11/08/06
  54       1985       1987           329     Units            87.5         11/21/06    26,000,000   06/01/06      68.3
  55       2003                  506,003  Square Feet        100.0         12/27/06    28,100,000   12/12/06      62.5
  56       1966       2000       100,836  Square Feet        100.0         12/01/06    24,450,000   10/17/06      69.5
  57       1987       1994       134,868  Square Feet        100.0         10/03/06    32,500,000   10/01/06      52.3
  58       2006                   57,529  Square Feet        100.0         11/30/06    22,400,000   10/01/06      75.9
  59       1975       2005           304     Units            90.8         10/30/06    23,400,000   06/01/08      71.6
  60       1968       1995           165     Rooms            74.2         10/31/06    22,100,000   12/09/06      72.4
  61       2005                      216     Units            90.3         12/15/06    19,800,000   11/01/06      78.3
  62       2006                   37,159  Square Feet         90.3         01/22/07    20,100,000   04/30/07      74.6
  63       1996       2005           600      Beds            96.7         11/20/06    18,800,000   11/03/06      79.8
  64       2000       2006        80,371  Square Feet        100.0         08/01/06    19,920,000   12/15/06      75.2
  65     Various     Various     368,034  Square Feet        100.0          Various    18,600,000   Various       80.0
65.01      2005                   30,266  Square Feet        100.0         01/31/07     6,000,000   10/12/06
65.02      1984                   30,800  Square Feet        100.0         11/27/06     4,700,000   10/05/06
65.03      1979       1988       144,800  Square Feet        100.0         11/27/06     4,400,000   10/23/06
65.04      1974                  162,168  Square Feet        100.0         12/26/06     3,500,000   10/16/06
  66       2006                  131,046  Square Feet        100.0         01/01/07    20,500,000   01/01/08      72.2
  67       1988                  104,281  Square Feet        100.0         10/03/06    29,650,000   10/01/06      49.6
  68       2006                  360,000  Square Feet        100.0         12/04/06    19,000,000   11/01/06      77.4
  69     Various     Various     278,245  Square Feet        100.0         03/01/07    18,100,000   Various       79.1
69.01      1999       2004        60,245  Square Feet        100.0         03/01/07     9,100,000   09/27/06
69.02      1966       2000        64,000  Square Feet        100.0         03/01/07     5,400,000   09/25/06
69.03      1986                  154,000  Square Feet        100.0         03/01/07     3,600,000   10/03/06
  70       2006                   68,750  Square Feet         64.0         07/12/06    17,500,000   10/10/06      79.2
  71       2006                  158,928  Square Feet        100.0         03/01/07    17,000,000   10/19/06      80.0
  72       1970       2001       308,320  Square Feet        100.0         11/13/06    16,900,000   11/27/06      79.7
  73       1976                   56,819  Square Feet        100.0         12/14/06    23,000,000   10/11/06      58.3
  74       1996       1998        83,447  Square Feet         96.4         12/26/06    16,750,000   12/05/06      80.0
  75       2005                      210     Units            89.0         01/19/07    17,000,000   09/22/06      77.6
  76       1988       2004        81,931  Square Feet         96.6         11/14/06    16,600,000   11/01/06      78.8
  77       1924       2006        77,100  Square Feet         87.7         08/01/06    23,500,000   10/01/06      55.3
  78       1995                   86,909  Square Feet        100.0         09/22/06    19,700,000   10/01/06      66.0
  79       1897       2006            89     Units            92.1         09/01/06    16,800,000   03/01/07      76.2
  80       1975       1996       333,470  Square Feet        100.0         03/01/07    18,800,000   07/01/06      67.6
  81       1984                  116,583  Square Feet         93.8         12/12/06    15,400,000   11/16/06      79.7
  82       1981                  125,195  Square Feet         93.0         01/05/07    15,000,000   12/08/06      80.0
  83       2004                      480      Beds            82.3         09/30/06    16,200,000   11/18/06      74.1
  84       1973       2005       145,350  Square Feet        100.0         03/01/07    16,800,000   11/28/06      71.4
  85       2006                   71,132  Square Feet        100.0         12/20/06    15,500,000   12/01/06      77.3
  86       1971       2006       153,763  Square Feet        100.0         11/30/06    15,600,000   11/21/06      73.7
  87       1972                   20,520  Square Feet        100.0         10/31/06    21,000,000   10/23/06      53.8
  88       2006                   46,871  Square Feet         94.2         11/27/06    14,200,000   11/27/06      78.9
  89       1969       2006       176,020  Square Feet        100.0         11/01/06    14,150,000   04/01/08      77.7
  90       1999       2006           111     Rooms            77.3         09/30/06    14,600,000   10/18/06      75.3
  91       1996                   76,249  Square Feet         93.7         11/30/06    14,125,000   01/01/07      77.7
  92       1987       2005        67,546  Square Feet         94.6         01/01/07    15,000,000   11/14/06      73.2
  93       1986       2004        88,148  Square Feet         94.1         02/01/07    16,710,000   09/28/06      65.2
  94       2004                      394      Beds            84.0         09/21/16    14,630,000   05/25/06      73.1
  95       1976       2006       123,036  Square Feet         96.8         08/01/06    13,300,000   11/01/06      79.9
  96       1975                   72,870  Square Feet        100.0         12/01/06    14,000,000   12/06/06      75.7
  97       1974       2001           436      Beds            97.5         08/16/06    13,060,000   08/17/06      80.0
  98       1991       1996       139,442  Square Feet        100.0         12/04/06    14,200,000   10/26/06      71.8
  99     Various     Various     127,729  Square Feet        100.0         03/01/07    12,845,000   11/20/06      79.4
99.01      1998                   64,292  Square Feet        100.0         03/01/07     6,870,000   11/20/06
99.02      1972       2003        63,437  Square Feet        100.0         03/01/07     5,975,000   11/20/06
 100       1909       1999        93,119  Square Feet        100.0         12/11/06    20,000,000   09/25/06      51.0
 101       1968       1999        80,911  Square Feet         97.4         10/03/06    15,850,000   10/01/06      64.4
 102       1985       1991        92,897  Square Feet        100.0         01/12/07    17,000,000   12/08/06      58.8
 103       1899       2003        67,932  Square Feet         95.4         01/05/07    14,100,000   11/21/06      69.5
 104       1988       1992        69,090  Square Feet        100.0         10/03/06    14,650,000   10/01/06      66.9
 105     Various      2004           272     Units            92.6         10/04/06    12,700,000   09/06/06      74.8
105.01     1985       2004           148     Units            94.6         10/04/06     7,800,000   09/06/06
105.02     1972       2004           124     Units            90.3         10/04/06     4,900,000   09/06/06
 106       1984                      348     Units            89.1         10/30/06    11,700,000   12/20/05      79.9
 107       2003       2005        58,646  Square Feet        100.0         10/31/06    11,400,000   09/19/06      80.0
 108       1962       2006        31,539  Square Feet        100.0         09/27/06    12,750,000   02/01/07      70.6
 109       1998                      112     Units            75.1         09/30/06    11,950,000   10/13/06      75.1
 110       1973       1980       124,476  Square Feet         92.6         11/17/06    11,300,000   12/01/06      79.4
 111       1984       1996        55,098  Square Feet        100.0         11/20/06    12,000,000   11/29/06      72.5
 112       1999       2004           779     Units            79.1         03/01/07    13,100,000   10/07/06      64.1
 113       2006                   67,407  Square Feet        100.0         12/28/06    10,500,000   12/12/06      80.0
 114       1890       2003       142,292  Square Feet         90.4         11/25/06    10,500,000   09/27/06      79.0
 115       1986       2001           126     Units            95.2         06/12/06    11,500,000   04/06/06      70.1
 116       1909       2006        45,626  Square Feet        100.0         03/01/07    10,060,000   10/16/06      79.4
 117       1972       1985           151     Rooms            65.6         08/31/06    11,300,000   10/01/06      70.6
 118       1999                   42,418  Square Feet        100.0         12/07/06    12,990,000   10/23/06      61.2
 119       1996                      125     Units            72.0         09/30/06    10,525,000   10/13/06      75.1
 120       1986                      122     Units            99.2         06/12/06    10,500,000   04/06/06      74.9
 121       2006                   39,200  Square Feet        100.0         03/01/07    12,430,000   12/22/06      62.3
 122       2004       2005        31,289  Square Feet        100.0         12/12/06     9,700,000   11/10/06      79.4
 123       1975       2005        81,036  Square Feet         94.7         01/03/07     9,575,000   11/21/06      78.3
 124       1999                      133     Units            92.5         11/06/06     9,580,000   11/29/06      78.3
 125       2003                   96,987  Square Feet         95.7         12/01/06    10,000,000   10/31/06      75.0
 126       1982                  192,007  Square Feet        100.0         11/01/06     9,400,000   09/01/06      79.5
 127       2004       2006        60,000  Square Feet        100.0         03/01/07    12,375,000   01/01/07      60.4
 128       2004                   39,966  Square Feet        100.0         10/11/06    10,800,000   12/01/06      68.5
 129       1986       2005           104     Units            92.5         10/15/06    10,730,000   10/12/06      69.0
 130       1980       2004        63,837  Square Feet         87.2         11/01/06    10,750,000   12/01/06      68.6
 131       1970       2006       312,398  Square Feet        100.0         12/04/06     9,200,000   11/11/06      80.0
 132       1980       2006        99,206  Square Feet         93.4         12/05/06     9,200,000   12/01/06      79.9
 133       1991       1998        80,178  Square Feet        100.0         10/02/06     9,000,000   11/09/06      80.0
 134       1966       1978        55,614  Square Feet         94.9         09/01/06     9,000,000   09/22/06      80.0
 135       1970                      263      Pads            97.7         11/17/06     9,370,000   10/12/06      76.8
 136       2002                  105,651  Square Feet        100.0         03/01/07    10,100,000   12/04/06      70.3
 137       1987                   39,717  Square Feet        100.0         11/16/06     9,200,000   09/22/06      77.2
 138       2003       2006           120     Units            91.7         12/12/06     9,150,000   11/09/06      77.0
 139       1958       1969        78,913  Square Feet        100.0         06/16/06    10,200,000   03/25/06      68.6
 140       1980       2003            62     Rooms            78.6         09/30/06     9,400,000   10/26/06      74.3
 141       1990       2004        67,128  Square Feet         91.0         11/17/06     8,765,000   10/16/06      78.7
 142       1971       2006        88,414  Square Feet         94.4         09/22/06    11,200,000   10/01/06      60.7
 143       1978       1991       206,040  Square Feet         84.3         11/06/06     8,775,000   11/29/06      77.3
 144       1938       2006        93,159  Square Feet         99.9         11/10/06    10,200,000   10/27/06      65.7
 145       2001                  246,500  Square Feet        100.0         01/17/07    14,500,000   10/01/06      45.7
 146       1979                   79,686  Square Feet        100.0         03/01/07     8,500,000   10/18/06      77.6
146.01     1979       1997        44,065  Square Feet        100.0         03/01/07     4,800,000   10/18/06
146.02     1979                   35,621  Square Feet        100.0         03/01/07     3,700,000   10/18/06
 147       1970       2002           208     Units            93.3         09/25/06     8,125,000   09/26/06      80.0
 148       1975       2006       120,156  Square Feet         93.1         12/05/06    11,500,000   01/01/07      56.4
 149       1962       1978       176,943  Square Feet        100.0         11/08/06    11,400,000   11/06/06      56.9
 150       1984                   98,577  Square Feet         77.0         12/05/06     8,550,000   08/09/08      74.3
 151       1990                   29,638  Square Feet        100.0         11/01/06     9,000,000   10/18/06      68.9
 152       2000                       64     Rooms            76.8         11/11/06     8,200,000   10/17/06      73.4
 153       1984                   63,753  Square Feet         97.2         12/31/06     7,960,000   11/14/06      75.4
 154       1979       2006       110,000  Square Feet        100.0         03/01/07     9,300,000   12/07/06      64.5
 155       1984       2006        33,108  Square Feet        100.0         01/04/07     7,900,000   12/01/06      75.7
 156       1996                  259,728  Square Feet        100.0         03/01/07     7,500,000   10/10/06      79.1
 157       1982                  134,600  Square Feet        100.0         11/30/06     7,600,000   03/19/07      77.1
 158       1986                       96     Units            74.0         06/12/06     8,900,000   04/06/06      65.4
 159       1976       1998       196,320  Square Feet        100.0         11/29/06     7,760,000   11/20/06      74.2
 160       1972       2003        54,103  Square Feet         83.1         10/25/06     8,300,000   10/26/06      69.3
 161       1968       1999        60,589  Square Feet         94.1         10/02/06     7,300,000   10/03/06      78.5
 162     Various     Various         250     Units            96.0         10/05/06     7,930,000   10/19/06      71.7
162.01     1971                      120     Units            95.8         10/05/06     4,365,000   10/19/06
162.02     1936       1981            90     Units            96.7         10/05/06     2,765,000   10/19/06
162.03     1941       1991            40     Units            95.0         10/05/06       800,000   10/19/06
 163       2000                   65,964  Square Feet        100.0         12/05/06     7,550,000   12/05/06      75.2
 164       1919       2004        14,400  Square Feet        100.0         03/01/07     7,000,000   11/03/06      78.1
 165       1964       2005        70,000  Square Feet        100.0         03/01/07     7,400,000   05/15/06      73.8
 166       2006                  111,997  Square Feet        100.0         10/23/06     7,150,000   11/01/06      74.5
 167       1955       1998       251,372  Square Feet         86.3         01/17/07    14,000,000   10/01/06      37.5
 168       1995                   50,450  Square Feet         95.9         12/11/06     6,570,000   01/01/07      79.7
 169       1989                   69,000  Square Feet        100.0         12/26/06     6,600,000   11/17/06      78.0
 170       1986                   69,950  Square Feet        100.0         10/17/06     7,300,000   10/26/06      69.9
 171       1985                   48,245  Square Feet         90.7         11/30/06     6,250,000   10/30/06      80.0
 172       1972       1998            90     Units            93.3         11/30/06     6,400,000   09/05/06      78.1
 173       1970       2004        96,000  Square Feet        100.0         12/22/06     7,200,000   05/10/06      69.3
 174       1990                   59,572  Square Feet         90.7         12/07/06     6,600,000   11/10/06      75.5
 175       1968       2004        99,800  Square Feet         98.7         11/17/06     6,500,000   11/16/06      76.7
 176       2006                   60,947  Square Feet        100.0         12/01/05     9,010,000   11/04/06      54.9
 177       1983       2005        48,203  Square Feet        100.0         11/29/06     6,400,000   11/09/06      76.9
 178       1970       2005            83     Units            96.4         12/01/06     6,400,000   11/22/06      75.8
 179       2002                   25,125  Square Feet        100.0         11/15/06     7,700,000   08/15/06      62.3
 180       1982                   85,246  Square Feet         90.9         11/01/06     6,100,000   02/21/07      78.5
 181       2006                       76     Units           100.0         11/20/06     6,100,000   11/17/06      77.9
 182     Various     Various         137     Units            94.9         12/16/06     6,100,000   11/29/06      77.5
182.01     1965       2006            65     Units            96.9         12/16/06     2,700,000   11/29/06
182.02     1963       2006            36     Units            91.7         12/16/06     1,800,000   11/29/06
182.03     1975       2004            36     Units            94.4         12/16/06     1,600,000   11/29/06
 183       1968       1990        54,027  Square Feet         98.1         12/15/06     5,500,000   11/22/06      83.6
 184       1920       1999        11,992  Square Feet         92.9         12/11/06     5,500,000   10/09/06      80.0
 185       2006                   24,913  Square Feet        100.0         11/16/06     5,600,000   10/12/06      76.8
 186       1963       1999        55,582  Square Feet        100.0         10/05/06     7,700,000   10/17/06      55.8
 187       1929       2005        22,746  Square Feet        100.0         07/31/06     5,350,000   09/13/06      79.7
 188       1964       2006        49,390  Square Feet        100.0         01/19/07     5,575,000   09/01/06      76.1
 189       2000                      830     Units            63.4         11/10/06     6,030,000   09/28/06      69.7
 190       1968       2006           168     Units            95.8         01/18/07     5,220,000   11/28/06      79.7
 191       2006                   25,800  Square Feet        100.0         12/14/06     5,100,000   10/22/06      79.6
 192       1998                       88     Units            94.3         12/12/06     4,950,000   11/16/06      80.0
 193       1989       2005        15,283  Square Feet        100.0         10/05/06     4,800,000   11/16/06      79.4
 194       1963       1974           181     Units            91.2         09/01/06     4,550,000   07/20/06      82.4
 195       2006                   17,828  Square Feet        100.0         12/18/06     4,650,000   12/01/06      80.0
 196       1968       2005           120     Units            92.5         12/06/06     5,100,000   10/25/06      72.5
 197       1984                      626     Units            89.7         11/03/06     4,900,000   11/03/06      73.5
 198       1954       1992        20,200  Square Feet        100.0         10/30/06     4,500,000   09/27/06      79.7
 199       1987                       56     Units            85.7         06/12/06     5,000,000   04/06/06      70.6
 200       1999                   46,700  Square Feet        100.0         11/28/06     4,400,000   11/08/06      80.0
 201       2006                   20,303  Square Feet         93.8         12/04/06     4,400,000   11/30/06      79.5
 202       1997                   25,008  Square Feet        100.0         10/03/06     4,700,000   08/18/06      74.5
 203       1986                   30,536  Square Feet         94.2         07/01/06     4,100,000   06/09/06      78.6
 204       1977       2006        42,247  Square Feet         81.0         12/14/06     5,630,000   11/09/06      56.7
 205       1967       1970        59,875  Square Feet        100.0         10/01/06     4,050,000   08/11/06      74.1
 206       1925       2006        30,000  Square Feet        100.0         11/15/06     4,000,000   09/20/06      75.0
 207       2006                   12,900  Square Feet        100.0         11/01/06     4,330,000   10/04/06      69.1
 208       2006                   20,388  Square Feet        100.0         09/01/06     4,580,000   11/15/06      63.3
 209       2005                    5,288  Square Feet        100.0         03/01/07     5,860,000   11/16/06      47.8
 210       1985       1998        90,222  Square Feet        100.0         07/01/06     3,400,000   10/01/06      80.0
 211       1997                   40,250  Square Feet         84.7         07/31/06     3,400,000   11/15/06      79.8
 212       2006                   11,728  Square Feet        100.0         09/30/06     3,430,000   09/08/06      75.8
 213       1950                      102      Pads            97.1         11/06/06     3,330,000   10/12/06      73.5
 214       1978                   49,274  Square Feet         88.3         12/12/06     3,000,000   11/01/06      80.0
 215       1979       2006           106     Units            93.4         09/30/06     2,890,000   10/23/06      78.7
 216       2005                   12,130  Square Feet         87.6         11/15/06     3,360,000   11/10/06      65.5
 217       2001                   20,515  Square Feet        100.0         03/01/07     3,400,000   10/20/06      62.6
 218       1977       2002        14,955  Square Feet        100.0         11/02/06     2,580,000   09/07/06      77.5
 219       2006                   10,150  Square Feet        100.0         11/07/06     3,100,000   10/19/06      64.5
 220       2004                   12,020  Square Feet         90.3         11/30/06     2,750,000   12/03/06      73.0
 221       1948                       92      Pads            90.2         11/06/06     2,130,000   10/13/06      80.0
 222       1950                       65      Pads            90.8         11/02/06     2,480,000   10/13/06      67.5
 223       2005                    7,400  Square Feet         83.8         12/01/06     1,615,000   12/10/06      73.0
 224       2004                    6,000  Square Feet        100.0         11/30/06     1,350,000   12/03/06      73.0
 225       1991                    5,200  Square Feet        100.0         12/01/06     1,000,000   12/03/06      73.0

                        ORIGINAL                      CURRENT                     LOAN       % OF      % OF
ANNEX     ORIGINAL     BALANCE PER     CURRENT      BALANCE PER   % OF INITIAL    GROUP      LOAN      LOAN     CROSSED    RELATED
 ID#    BALANCE ($)  UNIT ($)(5)(6)  BALANCE ($)  UNIT ($)(5)(6)  POOL BALANCE  1 OR (2)  GROUP (1)  GROUP (2)  LOAN(7)  BORROWER(8)
------  -----------  --------------  -----------  --------------  ------------  --------  ---------  ---------  -------  -----------

  1     236,000,000             314  236,000,000             314       6.0%         1        6.7%
  2     226,109,468              81  226,109,468              81       5.8%         1        6.4%
 2.01    29,309,468              99   29,309,468              99
 2.02    21,800,000              92   21,800,000              92
 2.03    20,200,000              86   20,200,000              86
 2.04    18,500,000              65   18,500,000              65
 2.05    18,000,000              77   18,000,000              77
 2.06    17,400,000              88   17,400,000              88
 2.07    15,200,000             144   15,200,000             144
 2.08    14,600,000              63   14,600,000              63
 2.09    13,300,000             108   13,300,000             108
 2.10    11,900,000             100   11,900,000             100
 2.11     9,900,000             100    9,900,000             100
 2.12     9,600,000              53    9,600,000              53
 2.13     9,600,000              33    9,600,000              33
 2.14     7,600,000             148    7,600,000             148
 2.15     5,300,000              77    5,300,000              77
 2.16     3,900,000             109    3,900,000             109
  3     131,250,000             140  131,250,000             140       3.4%         1        3.7%
 3.01    55,817,132             231   55,817,132             231
 3.02    12,598,724              99   12,598,724              99
 3.03     9,728,129             103    9,728,129             103
 3.04     6,698,056             155    6,698,056             155
 3.05     6,299,362             129    6,299,362             129
 3.06     6,139,886              88    6,139,886              88
 3.07     6,060,146              99    6,060,146              99
 3.08     5,980,407              93    5,980,407              93
 3.09     5,900,668             102    5,900,668             102
 3.10     4,465,371             105    4,465,371             105
 3.11     3,588,244             149    3,588,244             149
 3.12     3,508,505             162    3,508,505             162
 3.13     2,631,379             109    2,631,379             109
 3.14     1,833,991             100    1,833,991             100
  4     125,000,000         244,141  124,609,905         243,379       3.2%         1        3.5%                             3
  5      95,000,000         156,766   95,000,000         156,766       2.4%         1        2.7%
  6      90,000,000         703,125   90,000,000         703,125       2.3%         1        2.5%                             14
  7      90,000,000         368,852   89,589,759         367,171       2.3%         1        2.5%
  8      80,000,000             240   80,000,000             240       2.0%         1        2.3%
  9      75,000,000             297   75,000,000             297       1.9%         1        2.1%                             11
  10     70,000,000              64   70,000,000              64       1.8%         1        2.0%
10.01     8,768,000              19    8,768,000              19
10.02     6,480,000              29    6,480,000              29
10.03     5,882,800              20    5,882,800              20
10.04     5,520,000              23    5,520,000              23
10.05     4,989,600              30    4,989,600              30
10.06     4,373,600              17    4,373,600              17
10.07     3,819,200              15    3,819,200              15
10.08     3,773,000              14    3,773,000              14
10.09     3,234,000               6    3,234,000               6
10.10     3,040,000               7    3,040,000               7
10.11     2,987,600              23    2,987,600              23
10.12     2,950,200              16    2,950,200              16
10.13     2,556,400               6    2,556,400               6
10.14     2,356,200               7    2,356,200               7
10.15     2,125,200              13    2,125,200              13
10.16     1,752,000              15    1,752,000              15
10.17     1,740,200              16    1,740,200              16
10.18     1,370,000               5    1,370,000               5
10.19     1,320,000               3    1,320,000               3
10.20       962,000               6      962,000               6
  11     69,500,000             173   69,500,000             173
11.01    49,610,000             173   49,610,000             173       1.3%         1        1.4%                  B          16
11.02    25,610,000             173   25,610,000             173
11.03    18,600,000             173   18,600,000             173
11.04     5,400,000             173    5,400,000             173
11.05    19,890,000             173   19,890,000             173       0.5%         1        0.6%                  B          16
  12     65,000,000         181,058   64,797,151         180,493       1.7%         1        1.8%                             3
  13     61,365,000              29   61,365,000              29       1.6%         1        1.7%
13.01    10,042,824              39   10,042,824              39
13.02     7,699,498              17    7,699,498              17
13.03     5,824,838              39    5,824,838              39
13.04     4,351,890              30    4,351,890              30
13.05     3,916,701              63    3,916,701              63
13.06     3,635,502              35    3,635,502              35
13.07     3,615,417              20    3,615,417              20
13.08     3,531,726              35    3,531,726              35
13.09     3,414,560              37    3,414,560              37
13.10     3,207,008              47    3,207,008              47
13.11     2,798,600              30    2,798,600              30
13.12     2,410,278              19    2,410,278              19
13.13     2,125,731              21    2,125,731              21
13.14     1,844,532              27    1,844,532              27
13.15     1,606,852              47    1,606,852              47
13.16     1,339,043              17    1,339,043              17
  14     61,000,000              83   61,000,000              83       1.6%         1        1.7%
  15     50,000,000         139,665   50,000,000         139,665       1.3%         1        1.4%
  16     49,250,000              97   49,250,000              97       1.3%         1        1.4%
  17     49,000,000             106   49,000,000             106       1.3%         1        1.4%
  18     42,350,000             113   42,350,000             113       1.1%         1        1.2%                             12
  19     41,600,000             208   41,600,000             208       1.1%         1        1.2%
19.01     9,455,000             181    9,455,000             181
19.02     9,235,000             404    9,235,000             404
19.03     8,960,000             195    8,960,000             195
19.04     2,810,000             197    2,810,000             197
19.05     2,620,000             184    2,620,000             184
19.06     2,590,000             158    2,590,000             158
19.07     2,340,000             164    2,340,000             164
19.08     1,690,000             188    1,690,000             188
19.09     1,090,000             184    1,090,000             184
19.10       810,000             162      810,000             162
  20     38,300,000             269   38,300,000             269       1.0%         1        1.1%
  21     38,280,000             224   38,280,000             224       1.0%         1        1.1%
  22     36,000,000             138   36,000,000             138       0.9%         1        1.0%                             12
  23     35,250,000             103   35,250,000             103       0.9%         1        1.0%
  24     34,400,000          97,175   34,292,646          96,872       0.9%         1        1.0%                             3
  25     33,500,000             245   33,457,497             244       0.9%         1        0.9%
  26     32,500,000         150,463   32,500,000         150,463       0.8%         1        0.9%
  27     31,840,000             262   31,840,000             262       0.8%         1        0.9%
  28     31,000,000          65,263   31,000,000          65,263       0.8%         2                   8.3%
  29     30,800,000             228   30,800,000             228       0.8%         1        0.9%                             12
  30     30,400,000             109   30,400,000             109       0.8%         1        0.9%
  31     30,000,000             186   30,000,000             186       0.8%         1        0.8%                             12
  32     29,000,000             288   29,000,000             288       0.7%         1        0.8%
  33     28,900,000             202   28,900,000             202       0.7%         1        0.8%                             12
  34     28,500,000             187   28,500,000             187       0.7%         1        0.8%
  35     27,800,000             129   27,800,000             129       0.7%         1        0.8%                             12
  36     26,000,000          54,622   26,000,000          54,622       0.7%         2                   7.0%
  37     23,000,000          71,429   23,000,000          71,429       0.6%         2                   6.2%
  38     21,846,000             105   21,846,000             105       0.6%         1        0.6%                             7
38.01    12,000,000             105   12,000,000             105
38.02     6,846,000              97    6,846,000              97
38.03     3,000,000             128    3,000,000             128
  39     21,500,000             153   21,500,000             153       0.6%         1        0.6%                             12
  40     21,000,000             289   21,000,000             289       0.5%         1        0.6%
  41     21,000,000             283   20,954,830             283       0.5%         1        0.6%
  42     20,700,000              85   20,700,000              85       0.5%         1        0.6%
  43     20,500,000             192   20,500,000             192       0.5%         1        0.6%
  44     20,400,000          68,000   20,283,927          67,613       0.5%         2                   5.4%                  10
  45     20,000,000          19,960   20,000,000          19,960       0.5%         2                   5.4%
  46     20,000,000             231   19,971,660             231       0.5%         1        0.6%
  47     20,000,000         101,523   19,954,370         101,291       0.5%         1        0.6%
  48     19,600,000             150   19,600,000             150       0.5%         1        0.6%                             12
  49     19,280,000          61,994   19,280,000          61,994       0.5%         2                   5.2%
  50     18,750,000             200   18,750,000             200       0.5%         1        0.5%
  51     18,500,000             191   18,500,000             191       0.5%         1        0.5%
  52     18,400,000             119   18,400,000             119       0.5%         1        0.5%                             12
  53     17,800,000          78,070   17,800,000          78,070       0.5%         1        0.5%
53.01     9,050,000          70,155    9,050,000          70,155
53.02     8,750,000          88,384    8,750,000          88,384
  54     17,750,000          53,951   17,750,000          53,951       0.5%         2                   4.8%                  19
  55     17,550,000              35   17,550,000              35       0.4%         1        0.5%
  56     17,000,000             169   17,000,000             169       0.4%         1        0.5%
  57     17,000,000             126   17,000,000             126       0.4%         1        0.5%                             12
  58     17,000,000             296   17,000,000             296       0.4%         1        0.5%
  59     16,750,000          55,099   16,750,000          55,099       0.4%         2                   4.5%
  60     16,000,000          96,970   16,000,000          96,970       0.4%         1        0.5%
  61     15,500,000          71,759   15,500,000          71,759       0.4%         2                   4.1%
  62     15,000,000             404   15,000,000             404       0.4%         1        0.4%
  63     15,000,000          25,000   15,000,000          25,000       0.4%         2                   4.0%
  64     15,000,000             187   14,980,390             186       0.4%         1        0.4%
  65     14,880,000              40   14,880,000              40       0.4%         1        0.4%                             11
65.01     4,800,000             159    4,800,000             159
65.02     3,760,000             122    3,760,000             122
65.03     3,520,000              24    3,520,000              24
65.04     2,800,000              17    2,800,000              17
  66     14,800,000             113   14,800,000             113       0.4%         1        0.4%
  67     14,700,000             141   14,700,000             141       0.4%         1        0.4%                             12
  68     14,700,000              41   14,700,000              41       0.4%         1        0.4%
  69     14,309,000              51   14,309,000              51       0.4%         1        0.4%                             7
69.01     7,260,000             121    7,260,000             121
69.02     4,168,000              65    4,168,000              65
69.03     2,881,000              19    2,881,000              19
  70     13,900,000             202   13,855,960             202       0.4%         1        0.4%
  71     13,600,000              86   13,600,000              86       0.3%         1        0.4%
  72     13,461,000              44   13,461,000              44       0.3%         1        0.4%
  73     13,400,000             236   13,400,000             236       0.3%         1        0.4%
  74     13,400,000             161   13,400,000             161       0.3%         1        0.4%
  75     13,200,000          62,857   13,200,000          62,857       0.3%         2                   3.5%
  76     13,074,000             160   13,074,000             160       0.3%         1        0.4%
  77     13,000,000             169   13,000,000             169       0.3%         1        0.4%
  78     13,000,000             150   13,000,000             150       0.3%         1        0.4%                             12
  79     12,800,000         143,820   12,800,000         143,820       0.3%         1        0.4%
  80     12,750,000              38   12,712,359              38       0.3%         1        0.4%
  81     12,280,000             105   12,280,000             105       0.3%         1        0.3%
  82     12,020,000              96   12,003,542              96       0.3%         1        0.3%
  83     12,000,000          25,000   12,000,000          25,000       0.3%         2                   3.2%
  84     12,000,000              83   12,000,000              83       0.3%         1        0.3%
  85     12,000,000             169   11,984,030             168       0.3%         1        0.3%
  86     11,500,000              75   11,500,000              75       0.3%         1        0.3%
  87     11,300,000             551   11,300,000             551       0.3%         1        0.3%
  88     11,200,000             239   11,200,000             239       0.3%         1        0.3%
  89     11,000,000              62   11,000,000              62       0.3%         1        0.3%                             8
  90     11,000,000          99,099   11,000,000          99,099       0.3%         1        0.3%
  91     11,000,000             144   10,975,392             144       0.3%         1        0.3%                             9
  92     10,975,000             162   10,975,000             162       0.3%         1        0.3%
  93     10,900,000             124   10,900,000             124       0.3%         1        0.3%
  94     10,700,000          27,157   10,700,000          27,157       0.3%         2                   2.9%
  95     10,625,000              86   10,625,000              86       0.3%         1        0.3%
  96     10,600,000             145   10,600,000             145       0.3%         1        0.3%
  97     10,450,000          23,968   10,450,000          23,968       0.3%         2                   2.8%
  98     10,200,000              73   10,200,000              73       0.3%         1        0.3%                             4
  99     10,200,000              80   10,200,000              80       0.3%         1        0.3%
99.01     5,400,000              84    5,400,000              84
99.02     4,800,000              76    4,800,000              76
 100     10,200,000             110   10,200,000             110       0.3%         1        0.3%
 101     10,200,000             126   10,200,000             126       0.3%         1        0.3%                             12
 102     10,000,000             108   10,000,000             108       0.3%         1        0.3%
 103      9,800,000             144    9,800,000             144       0.3%         1        0.3%
 104      9,800,000             142    9,800,000             142       0.3%         1        0.3%                             12
 105      9,500,000          34,926    9,500,000          34,926       0.2%         2                   2.5%
105.01    5,834,646          39,423    5,834,646          39,423
105.02    3,665,354          29,559    3,665,354          29,559
 106      9,350,000          26,868    9,350,000          26,868       0.2%         2                   2.5%                  18
 107      9,120,000             156    9,120,000             156       0.2%         1        0.3%
 108      9,000,000             285    9,000,000             285       0.2%         1        0.3%
 109      9,000,000          80,357    8,971,624          80,104       0.2%         1        0.3%                             17
 110      9,000,000              72    8,970,843              72       0.2%         1        0.3%
 111      8,700,000             158    8,700,000             158       0.2%         1        0.2%
 112      8,400,000          10,783    8,400,000          10,783       0.2%         1        0.2%
 113      8,400,000             125    8,400,000             125       0.2%         1        0.2%
 114      8,300,000              58    8,300,000              58       0.2%         1        0.2%
 115      8,100,000          64,286    8,062,822          63,991       0.2%         2                   2.2%                  10
 116      8,000,000             175    7,989,570             175       0.2%         1        0.2%
 117      8,000,000          52,980    7,982,848          52,867       0.2%         1        0.2%
 118      7,950,000             187    7,950,000             187       0.2%         1        0.2%
 119      7,925,000          63,400    7,900,108          63,201       0.2%         1        0.2%                             17
 120      7,900,000          64,754    7,863,740          64,457       0.2%         2                   2.1%                  10
 121      7,750,000             198    7,750,000             198       0.2%         1        0.2%
 122      7,700,000             246    7,700,000             246       0.2%         1        0.2%
 123      7,500,000              93    7,500,000              93       0.2%         1        0.2%
 124      7,500,000          56,391    7,500,000          56,391       0.2%         2                   2.0%
 125      7,500,000              77    7,500,000              77       0.2%         1        0.2%
 126      7,500,000              39    7,477,511              39       0.2%         1        0.2%
 127      7,500,000             125    7,476,192             125       0.2%         1        0.2%
 128      7,400,000             185    7,400,000             185       0.2%         1        0.2%
 129      7,400,000          71,154    7,400,000          71,154       0.2%         2                   2.0%                  19
 130      7,375,000             116    7,375,000             116       0.2%         1        0.2%
 131      7,360,000              24    7,360,000              24       0.2%         1        0.2%
 132      7,350,000              74    7,350,000              74       0.2%         1        0.2%
 133      7,200,000              90    7,200,000              90       0.2%         1        0.2%
 134      7,200,000             129    7,200,000             129       0.2%         1        0.2%
 135      7,200,000          27,376    7,200,000          27,376       0.2%         2                   1.9%                  6
 136      7,100,000              67    7,100,000              67       0.2%         1        0.2%
 137      7,100,000             179    7,100,000             179       0.2%         1        0.2%                             14
 138      7,050,000          58,750    7,050,000          58,750       0.2%         2                   1.9%                  5
 139      7,000,000              89    7,000,000              89       0.2%         1        0.2%
 140      7,000,000         112,903    6,984,620         112,655       0.2%         1        0.2%
 141      6,900,000             103    6,900,000             103       0.2%         1        0.2%                             5
 142      6,800,000              77    6,800,000              77       0.2%         1        0.2%                             12
 143      6,800,000              33    6,785,397              33       0.2%         1        0.2%
 144      6,700,000              72    6,700,000              72       0.2%         1        0.2%
 145      6,700,000              27    6,628,489              27       0.2%         1        0.2%                             15
 146      6,600,000              83    6,600,000              83       0.2%         1        0.2%                             8
146.01    3,727,059              85    3,727,059              85
146.02    2,872,941              81    2,872,941              81
 147      6,500,000          31,250    6,500,000          31,250       0.2%         2                   1.7%                  19
 148      6,500,000              54    6,485,950              54       0.2%         1        0.2%
 149      6,500,000              37    6,485,122              37       0.2%         1        0.2%
 150      6,350,000              64    6,350,000              64       0.2%         1        0.2%
 151      6,200,000             209    6,200,000             209       0.2%         1        0.2%
 152      6,050,000          94,531    6,022,879          94,107       0.2%         1        0.2%
 153      6,000,000              94    6,000,000              94       0.2%         1        0.2%
 154      6,000,000              55    6,000,000              55       0.2%         1        0.2%
 155      5,985,000             181    5,977,385             181       0.2%         1        0.2%
 156      5,950,000              23    5,931,148              23       0.2%         1        0.2%
 157      5,868,000              44    5,859,988              44       0.2%         1        0.2%
 158      5,850,000          60,938    5,817,478          60,599       0.1%         2                   1.6%                  10
 159      5,775,000              29    5,758,826              29       0.1%         1        0.2%
 160      5,750,000             106    5,750,000             106       0.1%         1        0.2%                             19
 161      5,750,000              95    5,731,984              95       0.1%         1        0.2%                             1
 162      5,700,000          22,800    5,687,080          22,748       0.1%         2                   1.5%
162.01    3,137,516          26,146    3,130,404          26,087
162.02    1,987,453          22,083    1,982,948          22,033
162.03      575,032          14,376      573,728          14,343
 163      5,680,000              86    5,680,000              86       0.1%         1        0.2%
 164      5,465,000             380    5,465,000             380       0.1%         1        0.2%
 165      5,500,000              79    5,462,383              78       0.1%         1        0.2%
 166      5,350,000              48    5,326,037              48       0.1%         1        0.2%
 167      5,300,000              21    5,243,194              21       0.1%         1        0.1%                             15
 168      5,250,000             104    5,238,255             104       0.1%         1        0.1%                             9
 169      5,150,000              75    5,150,000              75       0.1%         1        0.1%
 170      5,100,000              73    5,100,000              73       0.1%         1        0.1%                             4
 171      5,000,000             104    5,000,000             104       0.1%         1        0.1%
 172      5,000,000          55,556    5,000,000          55,556       0.1%         2                   1.3%                  13
 173      5,000,000              52    4,989,192              52       0.1%         1        0.1%
 174      5,000,000              84    4,984,438              84       0.1%         1        0.1%
 175      5,000,000              50    4,983,802              50       0.1%         1        0.1%
 176      4,950,000              81    4,950,000              81       0.1%         1        0.1%                             2
 177      4,920,000             102    4,920,000             102       0.1%         1        0.1%
 178      4,850,000          58,434    4,850,000          58,434       0.1%         2                   1.3%
 179      4,800,000             191    4,800,000             191       0.1%         1        0.1%
 180      4,800,000              56    4,791,417              56       0.1%         1        0.1%
 181      4,750,000          62,500    4,750,000          62,500       0.1%         2                   1.3%
 182      4,725,000          34,489    4,725,000          34,489       0.1%         2                   1.3%
182.01    2,091,393          32,175    2,091,393          32,175
182.02    1,394,263          38,730    1,394,263          38,730
182.03    1,239,344          34,426    1,239,344          34,426
 183      4,600,000              85    4,600,000              85       0.1%         1        0.1%
 184      4,400,000             367    4,400,000             367       0.1%         1        0.1%
 185      4,300,000             173    4,300,000             173       0.1%         1        0.1%
 186      4,300,000              77    4,300,000              77       0.1%         1        0.1%
 187      4,265,000             188    4,265,000             188       0.1%         1        0.1%
 188      4,250,000              86    4,244,689              86       0.1%         1        0.1%
 189      4,200,000           5,060    4,200,000           5,060       0.1%         1        0.1%
 190      4,160,000          24,762    4,160,000          24,762       0.1%         2                   1.1%
 191      4,080,000             158    4,061,338             157       0.1%         1        0.1%
 192      3,960,000          45,000    3,960,000          45,000       0.1%         2                   1.1%
 193      3,815,000             250    3,809,996             249       0.1%         1        0.1%
 194      3,765,000          20,801    3,748,401          20,709       0.1%         2                   1.0%
 195      3,720,000             209    3,720,000             209       0.1%         1        0.1%                             1
 196      3,700,000          30,833    3,700,000          30,833       0.1%         2                   1.0%
 197      3,600,000           5,751    3,600,000           5,751       0.1%         1        0.1%
 198      3,600,000             178    3,585,429             177       0.1%         1        0.1%
 199      3,550,000          63,393    3,530,265          63,040       0.1%         2                   0.9%                  10
 200      3,520,000              75    3,520,000              75       0.1%         1        0.1%
 201      3,500,000             172    3,500,000             172       0.1%         1        0.1%
 202      3,500,000             140    3,500,000             140       0.1%         1        0.1%
 203      3,239,000             106    3,223,841             106       0.1%         1        0.1%                             18
 204      3,200,000              76    3,190,501              76       0.1%         1        0.1%
 205      3,000,000              50    3,000,000              50       0.1%         1        0.1%
 206      3,000,000             100    3,000,000             100       0.1%         1        0.1%
 207      3,000,000             233    2,990,638             232       0.1%         1        0.1%
 208      2,900,000             142    2,900,000             142       0.1%         1        0.1%                             2
 209      2,800,000             530    2,800,000             530       0.1%         1        0.1%
 210      2,720,000              30    2,720,000              30       0.1%         1        0.1%
 211      2,720,000              68    2,713,929              67       0.1%         1        0.1%
 212      2,600,000             222    2,600,000             222       0.1%         1        0.1%
 213      2,446,000          23,980    2,446,000          23,980       0.1%         1        0.1%                             6
 214      2,400,000              49    2,400,000              49       0.1%         1        0.1%
 215      2,280,000          21,509    2,273,163          21,445       0.1%         2                   0.6%
 216      2,200,000             181    2,200,000             181       0.1%         1        0.1%
 217      2,130,000             104    2,130,000             104       0.1%         1        0.1%                             2
 218      2,000,000             134    2,000,000             134       0.1%         1        0.1%                             13
 219      2,000,000             197    2,000,000             197       0.1%         1        0.1%                             2
 220      1,950,000             160    1,950,000             160       0.0%         1        0.1%                  A
 221      1,704,000          18,522    1,704,000          18,522       0.0%         1        0.0%                             6
 222      1,675,000          25,769    1,675,000          25,769       0.0%         1        0.0%                             6
 223      1,080,000             160    1,080,000             160       0.0%         1        0.0%                  A
 224      1,070,000             160    1,070,000             160       0.0%         1        0.0%                  A
 225        800,000             160      800,000             160       0.0%         1        0.0%                  A

                               NET
ANNEX   INTEREST   ADMIN.   MORTGAGE                  MONTHLY DEBT     ANNUAL DEBT                  FIRST
 ID#     RATE %   FEE %(9)   RATE %   ACCRUAL TYPE  SERVICE ($)(10)  SERVICE ($)(11)  NOTE DATE  PAYMENT DATE  REM. TERM
------  --------  --------  --------  ------------  ---------------  ---------------  ---------  ------------  ---------

  1      5.79000   0.01054   5.77946   Actual/360     1,154,515.28     13,854,183.36   11/08/06     01/01/07      117
  2      5.44050   0.02054   5.41996   Actual/360     1,039,361.63     12,472,339.56   12/01/06     01/01/07      117
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
 2.16
  3      5.32300   0.02054   5.30246   Actual/360      590,289.28       7,083,471.35   02/07/07     04/01/07      120
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
  4      5.79000   0.02054   5.76946   Actual/360      732,645.48       8,791,745.76   11/10/06     01/01/07      117
  5      5.99500   0.02054   5.97446   Actual/360      569,267.65       6,831,211.78   02/07/07     04/01/07      120
  6      5.75000   0.02054   5.72946   Actual/360      525,215.57       6,302,586.84   12/12/06     02/01/07      118
  7      5.69000   0.02054   5.66946   Actual/360      562,937.12       6,755,245.44   11/02/06     01/01/07      117
  8      5.52800   0.02054   5.50746   Actual/360      373,651.85       4,483,822.20   12/20/06     02/01/07      118
  9      5.75000   0.02054   5.72946   Actual/360      437,679.64       5,252,155.68   11/24/06     01/01/07      117
  10     5.39600   0.02054   5.37546   Actual/360      319,138.43       3,829,661.16   12/08/06     02/01/07      107
10.01
10.02
10.03
10.04
10.05
10.06
10.07
10.08
10.09
10.10
10.11
10.12
10.13
10.14
10.15
10.16
10.17
10.18
10.19
10.20
  11
11.01    5.72990   0.04054   5.68936   Actual/360      240,173.67       2,882,084.04   01/04/07     03/01/07      119
11.02
11.03
11.04
11.05    5.72990   0.04054   5.68936   Actual/360       96,292.16       1,155,505.92   01/04/07     03/01/07      119
  12     5.79000   0.02054   5.76946   Actual/360      380,975.65       4,571,707.80   11/17/06     01/01/07      117
  13     5.44800   0.02054   5.42746   Actual/360      282,466.50       3,389,598.00   12/27/06     02/01/07      118
13.01
13.02
13.03
13.04
13.05
13.06
13.07
13.08
13.09
13.10
13.11
13.12
13.13
13.14
13.15
13.16
  14     5.83400   0.02054   5.81346   Actual/360      359,241.18       4,310,894.16   01/26/07     03/01/07      119
  15     6.44500   0.02054   6.42446   Actual/360      314,227.65       3,770,731.75   02/07/07     03/01/07      119
  16     5.60760   0.02054   5.58706   Actual/360      282,969.97       3,395,639.64   11/16/06     01/01/07      117
  17     5.67000   0.02054   5.64946   Actual/360      283,465.35       3,401,584.20   02/01/07     03/01/07      119
  18     5.81800   0.02054   5.79746   Actual/360      208,178.68       2,498,144.16   12/21/06     02/01/07      118
  19     6.04000   0.02054   6.01946   Actual/360      250,483.84       3,005,806.08   02/02/07     04/01/07      120
19.01
19.02
19.03
19.04
19.05
19.06
19.07
19.08
19.09
19.10
  20     6.01000   0.02054   5.98946   Actual/360      229,874.15       2,758,489.80   12/08/06     02/01/07      117
  21     5.86800   0.02054   5.84746   Actual/360      189,789.05       2,277,468.60   01/31/07     03/01/07      119
  22     5.44550   0.02054   5.42496   Actual/360      165,633.96       1,987,607.52   11/01/06     12/01/06      116
  23     5.66990   0.02054   5.64936   Actual/360      168,866.55       2,026,398.60   12/13/06     02/01/07      118
  24     5.79000   0.02054   5.76946   Actual/360      201,624.04       2,419,488.48   11/10/06     01/01/07      117
  25     6.47000   0.02054   6.44946   Actual/360      211,082.28       2,532,987.36   01/11/07     03/01/07      119
  26     6.64000   0.02054   6.61946   Actual/360      208,423.51       2,501,082.12   01/23/07     03/01/07      119
  27     5.79000   0.02054   5.76946   Actual/360      155,761.72       1,869,140.64   11/30/06     01/01/07      117
  28     5.83000   0.02054   5.80946   Actual/360      182,486.10       2,189,833.20   11/01/06     12/01/06      116
  29     5.44550   0.02054   5.42496   Actual/360      141,709.05       1,700,508.60   11/01/06     12/01/06      116
  30     5.60000   0.02054   5.57946   Actual/360      174,520.01       2,094,240.12   11/30/06     01/01/07      117
  31     5.44550   0.02054   5.42496   Actual/360      138,028.30       1,656,339.60   11/01/06     12/01/06      116
  32     5.60900   0.07054   5.53846   Actual/360      166,647.52       1,999,770.24   12/26/06     02/01/07      118
  33     5.44550   0.02054   5.42496   Actual/360      132,967.26       1,595,607.12   11/01/06     12/01/06      116
  34     5.98000   0.06054   5.91946   Actual/360      170,505.61       2,046,067.32   11/03/06     01/01/07      117
  35     5.44550   0.02054   5.42496   Actual/360      127,906.22       1,534,874.64   11/01/06     12/01/06      116
  36     6.30230   0.07054   6.23176   Actual/360      160,971.91       1,931,662.92   12/06/06     02/01/07      118
  37     6.19000   0.02054   6.16946   Actual/360      140,718.65       1,688,623.80   10/27/06     12/01/06      116
  38     5.79000   0.02054   5.76946   Actual/360      128,042.99       1,536,515.88   12/22/06     02/01/07      118
38.01
38.02
38.03
  39     5.44550   0.02054   5.42496   Actual/360       98,920.28       1,187,043.36   11/01/06     12/01/06      116
  40     5.72200   0.02054   5.70146   Actual/360      122,177.02       1,466,124.24   11/28/06     01/01/07      117
  41     6.03000   0.02054   6.00946   Actual/360      126,310.93       1,515,731.16   12/22/06     02/01/07      118
  42     5.65800   0.04054   5.61746   Actual/360      119,592.51       1,435,110.12   01/08/07     03/01/07      119
  43     5.54250   0.05934   5.48316   Actual/360      116,943.97       1,403,327.64   12/12/06     02/01/07      118
  44     6.16000   0.02054   6.13946   Actual/360      124,414.65       1,492,975.80   08/24/06     10/01/06      114
  45     5.44000   0.03054   5.40946   Actual/360       91,925.93       1,103,111.16   12/29/06     02/01/07      118
  46     5.38900   0.02054   5.36846   Actual/360      112,168.87       1,346,026.44   01/17/07     03/01/07      119
  47     5.67000   0.02054   5.64946   Actual/360      115,700.14       1,388,401.68   12/04/06     02/01/07      118
  48     5.44550   0.02054   5.42496   Actual/360       90,178.49       1,082,141.88   11/01/06     12/01/06      116
  49     5.81400   0.02054   5.79346   Actual/360       94,708.98       1,136,507.76   11/03/06     01/01/07      117
  50     5.74500   0.06054   5.68446   Actual/360       91,012.37       1,092,148.44   12/06/06     02/01/07      118
  51     6.00000   0.02054   5.97946   Actual/360      110,916.85       1,331,002.20   11/07/06     01/01/07      115
  52     5.44550   0.02054   5.42496   Actual/360       84,657.36       1,015,888.32   11/01/06     12/01/06      116
  53     5.86000   0.02054   5.83946   Actual/360      105,123.14       1,261,477.68   12/28/06     02/01/07      118
53.01
53.02
  54     6.05000   0.02054   6.02946   Actual/360       90,732.49       1,088,789.88   07/31/06     09/01/06      113
  55     5.73000   0.02054   5.70946   Actual/360      102,194.17       1,226,330.04   12/28/06     02/01/07      118
  56     5.56550   0.02054   5.54496   Actual/360       97,223.91       1,166,686.92   01/11/07     03/01/07      119
  57     5.38550   0.02054   5.36496   Actual/360       77,354.23         928,250.76   11/01/06     12/01/06      116
  58     6.35000   0.02054   6.32946   Actual/360      105,780.07       1,269,360.84   12/11/06     02/01/07      117
  59     6.34000   0.02054   6.31946   Actual/360       89,724.94       1,076,699.28   12/28/06     02/01/07       58
  60     5.92000   0.02054   5.89946   Actual/360       95,106.70       1,141,280.40   12/27/06     02/01/07       82
  61     5.50600   0.02054   5.48546   Actual/360       88,065.65       1,056,787.80   12/19/06     02/01/07      118
  62     5.66000   0.02054   5.63946   Actual/360       86,680.21       1,040,162.57   01/31/07     03/01/07      119
  63     5.56000   0.02054   5.53946   Actual/360       85,733.88       1,028,806.56   12/12/06     02/01/07      118
  64     6.16250   0.02054   6.14196   Actual/360       91,505.65       1,098,067.80   01/25/07     03/01/07      119
  65     5.71720   0.02054   5.69666   Actual/360       86,525.83       1,038,309.96   11/30/06     01/01/07      117
65.01
65.02
65.03
65.04
  66     5.75000   0.02054   5.72946   Actual/360       71,901.62         862,819.44   01/19/07     03/01/07      119
  67     5.38550   0.02054   5.36496   Actual/360       66,888.66         802,663.92   11/01/06     12/01/06      116
  68     5.66550   0.06054   5.60496   Actual/360       84,997.75       1,019,973.00   01/08/07     03/01/07      119
  69     5.76000   0.02054   5.73946   Actual/360       83,594.36       1,003,132.32   11/22/06     01/01/07      117
69.01
69.02
69.03
  70     5.71000   0.02054   5.68946   Actual/360       80,763.77         969,165.20   11/28/06     01/01/07      117
  71     5.80000   0.02054   5.77946   Actual/360       79,798.41         957,580.92   12/28/06     02/01/07      118
  72     5.49000   0.07054   5.41946   Actual/360       76,345.64         916,147.68   12/28/06     02/01/07      118
  73     5.49000   0.02054   5.46946   Actual/360       62,156.46         745,877.52   12/19/06     02/01/07      118
  74     5.75000   0.02054   5.72946   Actual/360       78,198.76         938,385.12   12/29/06     02/01/07      118
  75     5.87000   0.02054   5.84946   Actual/360       78,040.81         936,489.72   10/16/06     12/01/06      116
  76     6.00000   0.02054   5.97946   Actual/360       78,385.24         940,622.88   11/15/06     01/01/07      117
  77     5.75700   0.02054   5.73646   Actual/360       63,233.72         758,804.64   10/31/06     12/01/06      116
  78     5.44550   0.02054   5.42496   Actual/360       59,812.26         717,747.12   11/01/06     12/01/06      116
  79     6.01000   0.02054   5.98946   Actual/360       76,824.78         921,897.36   11/09/06     01/01/07      117
  80     6.26000   0.02054   6.23946   Actual/360       84,186.68       1,010,240.16   12/29/06     02/01/07      113
  81     5.68000   0.02054   5.65946   Actual/360       58,932.63         707,191.56   12/20/06     02/01/07      118
  82     5.71000   0.02054   5.68946   Actual/360       69,840.32         838,083.84   01/09/07     03/01/07      119
  83     5.96000   0.02054   5.93946   Actual/360       71,637.75         859,653.00   02/05/07     04/01/07      120
  84     5.67000   0.02054   5.64946   Actual/360       69,420.08         833,040.96   01/11/07     03/01/07      119
  85     5.98500   0.02054   5.96446   Actual/360       71,830.38         861,964.56   01/25/07     03/01/07      119
  86     5.70000   0.02054   5.67946   Actual/360       66,746.05         800,952.60   12/28/06     02/01/07      118
  87     5.58000   0.02054   5.55946   Actual/360       53,274.79         639,297.48   12/07/06     02/01/07       58
  88     5.95800   0.02054   5.93746   Actual/360       66,847.53         802,170.36   11/30/06     01/01/07      117
  89     5.85000   0.02054   5.82946   Actual/360       64,893.50         778,722.00   12/15/06     02/01/07      118
  90     5.93000   0.02054   5.90946   Actual/360       65,456.33         785,475.96   12/01/06     01/01/07      117
  91     5.79000   0.02054   5.76946   Actual/360       64,472.80         773,673.60   12/29/06     02/01/07      118
  92     5.59400   0.06054   5.53346   Actual/360       62,963.65         755,563.80   12/28/06     02/01/07      118
  93     5.61000   0.02054   5.58946   Actual/360       62,643.36         751,720.32   12/07/06     02/01/07      118
  94     6.35000   0.02054   6.32946   Actual/360       66,579.22         798,950.64   10/04/06     12/01/06      116
  95     5.49000   0.02054   5.46946   Actual/360       60,260.94         723,131.28   01/03/07     03/01/07      119
  96     5.88400   0.06054   5.82346   Actual/360       62,763.99         753,167.88   01/30/07     03/01/07      119
  97     5.65000   0.02054   5.62946   Actual/360       60,321.14         723,853.68   12/11/06     02/01/07       82
  98     5.66400   0.06054   5.60346   Actual/360       58,968.35         707,620.20   12/07/06     02/01/07      118
  99     5.61000   0.02054   5.58946   Actual/360       58,620.39         703,444.68   12/27/06     02/01/07      118
99.01
99.02
 100     5.63000   0.02054   5.60946   Actual/360       48,519.65         582,235.80   12/14/06     02/01/07       82
 101     5.44550   0.02054   5.42496   Actual/360       46,929.62         563,155.44   11/01/06     12/01/06      116
 102     5.49000   0.02054   5.46946   Actual/360       56,716.17         680,594.04   01/18/07     03/01/07      119
 103     5.66500   0.02054   5.64446   Actual/360       56,662.07         679,944.84   01/05/07     03/01/07      119
 104     5.44550   0.02054   5.42496   Actual/360       45,089.24         541,070.88   11/01/06     12/01/06      116
 105     5.75000   0.02054   5.72946   Actual/360       55,439.42         665,273.04   11/14/06     01/01/07      117
105.01
105.02
 106     5.98000   0.02054   5.95946   Actual/360       55,937.80         671,253.60   02/07/06     04/01/06      108
 107     5.83000   0.02054   5.80946   Actual/360       44,923.39         539,080.68   11/01/06     12/01/06      116
 108     5.74500   0.07054   5.67446   Actual/360       52,492.97         629,915.64   02/06/07     04/01/07      120
 109     5.73600   0.02054   5.71546   Actual/360       52,441.54         629,298.48   11/30/06     01/01/07      117
 110     5.59200   0.02054   5.57146   Actual/360       51,621.72         619,460.64   12/01/06     01/01/07      117
 111     5.91900   0.02054   5.89846   Actual/360       51,708.70         620,504.40   01/26/07     03/01/07      119
 112     5.78300   0.11054   5.67246   Actual/360       49,196.36         590,356.32   11/17/06     01/01/07      117
 113     5.76000   0.02054   5.73946   Actual/360       49,073.50         588,882.00   01/02/07     03/01/07      119
 114     5.80000   0.06054   5.73946   Actual/360       48,700.50         584,406.00   11/30/06     01/01/07      117
 115     6.27500   0.02054   6.25446   Actual/360       50,004.87         600,058.44   09/06/06     11/01/06      115
 116     6.19000   0.02054   6.16946   Actual/360       48,945.62         587,347.44   01/23/07     03/01/07       59
 117     6.05000   0.02054   6.02946   Actual/360       48,221.51         578,658.12   12/14/06     02/01/07      118
 118     5.73000   0.02054   5.70946   Actual/360       46,293.08         555,516.96   12/14/06     02/01/07      118
 119     5.75600   0.02054   5.73546   Actual/360       46,278.36         555,340.32   11/30/06     01/01/07      117
 120     6.27500   0.02054   6.25446   Actual/360       48,770.18         585,242.16   09/06/06     11/01/06      115
 121     6.11000   0.02054   6.08946   Actual/360       47,014.67         564,176.04   02/06/07     04/01/07      120
 122     5.75000   0.02054   5.72946   Actual/360       44,935.11         539,221.32   12/20/06     02/01/07      118
 123     5.57100   0.02054   5.55046   Actual/360       42,918.87         515,026.44   01/05/07     03/01/07      119
 124     5.75000   0.02054   5.72946   Actual/360       43,767.96         525,215.52   12/20/06     02/01/07      118
 125     5.67000   0.02054   5.64946   Actual/360       35,929.69         431,156.28   12/06/06     02/01/07      118
 126     6.00000   0.02054   5.97946   Actual/360       44,966.29         539,595.48   11/16/06     01/01/07      117
 127     5.70000   0.07054   5.62946   Actual/360       43,530.03         522,360.36   11/21/06     01/01/07      117
 128     5.58500   0.02054   5.56446   Actual/360       42,411.88         508,942.56   12/29/06     02/01/07      118
 129     5.71000   0.02054   5.68946   Actual/360       42,996.54         515,958.48   12/06/06     02/01/07      118
 130     5.70000   0.02054   5.67946   Actual/360       42,804.53         513,654.36   11/14/06     01/01/07      117
 131     5.69100   0.02054   5.67046   Actual/360       42,675.50         512,106.00   12/20/06     02/01/07      118
 132     5.70000   0.02054   5.67946   Actual/360       42,659.43         511,913.16   12/27/06     02/01/07      118
 133     5.88000   0.02054   5.85946   Actual/360       42,613.73         511,364.76   12/21/06     02/01/07      118
 134     5.70000   0.02054   5.67946   Actual/360       34,675.00         416,100.00   12/18/06     02/01/07      118
 135     5.68610   0.06054   5.62556   Actual/360       41,725.43         500,705.16   12/28/06     02/01/07      118
 136     5.58000   0.02054   5.55946   Actual/360       40,670.11         488,041.32   12/27/06     02/01/07      118
 137     5.64000   0.02054   5.61946   Actual/360       40,938.87         491,266.44   12/19/06     02/01/07      118
 138     5.86900   0.02054   5.84846   Actual/360       41,676.38         500,116.56   12/21/06     02/01/07      118
 139     6.40000   0.02054   6.37946   Actual/360       43,785.41         525,424.92   06/29/06     08/01/06      118
 140     5.90000   0.06054   5.83946   Actual/360       41,519.56         498,234.72   12/27/06     02/01/07      118
 141     5.79000   0.02054   5.76946   Actual/360       40,442.03         485,304.36   11/21/06     01/01/07      117
 142     5.44550   0.02054   5.42496   Actual/360       31,286.41         375,436.92   11/01/06     12/01/06      116
 143     6.04000   0.08054   5.95946   Actual/360       40,944.47         491,333.64   12/19/06     02/01/07      118
 144     5.71530   0.02054   5.69476   Actual/360       38,951.81         467,421.72   11/28/06     01/01/07      117
 145     5.65000   0.08054   5.56946   Actual/360       55,279.35         663,352.20   11/30/06     01/01/07      177
 146     5.83000   0.02054   5.80946   Actual/360       38,851.88         466,222.56   12/20/06     02/01/07      118
146.01
146.02
 147     5.62000   0.02054   5.59946   Actual/360       37,397.15         448,765.80   11/30/06     01/01/07      117
 148     6.00000   0.02054   5.97946   Actual/360       38,970.78         467,649.36   12/20/06     02/01/07      118
 149     5.65000   0.04054   5.60946   Actual/360       37,520.33         450,243.96   12/28/06     02/01/07      118
 150     5.75000   0.02054   5.72946   Actual/360       37,056.88         444,682.56   12/07/06     02/01/07      118
 151     5.62000   0.02054   5.59946   Actual/360       35,671.13         428,053.56   12/06/06     02/01/07      118
 152     5.79970   0.09054   5.70916   Actual/360       38,242.85         458,914.20   12/01/06     01/01/07      117
 153     5.70000   0.02054   5.67946   Actual/360       34,824.03         417,888.36   12/19/06     02/01/07      118
 154     6.28000   0.02054   6.25946   Actual/360       37,060.18         444,722.16   02/02/07     04/01/07      120
 155     6.44000   0.02054   6.41946   Actual/360       37,593.42         451,121.04   01/05/07     03/01/07      119
 156     5.71000   0.02054   5.68946   Actual/360       34,571.54         414,858.48   11/14/06     01/01/07      114
 157     5.73700   0.02054   5.71646   Actual/360       34,195.61         410,347.32   01/16/07     03/01/07      119
 158     6.27500   0.02054   6.25446   Actual/360       36,114.63         433,375.56   08/25/06     10/01/06      114
 159     5.62800   0.02054   5.60746   Actual/360       34,705.65         416,467.80   12/22/06     02/01/07      118
 160     5.62000   0.02054   5.59946   Actual/360       33,082.09         396,985.08   12/27/06     02/01/07      118
 161     5.76900   0.07054   5.69846   Actual/360       33,624.87         403,498.44   11/17/06     01/01/07      117
 162     5.71000   0.02054   5.68946   Actual/360       33,118.95         397,427.40   12/21/06     02/01/07      118
162.01
162.02
162.03
 163     5.65600   0.08054   5.57546   Actual/360       32,808.54         393,702.48   01/12/07     03/01/07      119
 164     6.01000   0.02054   5.98946   Actual/360       32,800.58         393,606.96   01/31/07     03/01/07      119
 165     6.48000   0.02054   6.45946   Actual/360       34,691.43         416,297.16   06/26/06     08/01/06      112
 166     5.80500   0.02054   5.78446   Actual/360       33,835.24         406,022.88   11/30/06     01/01/07      117
 167     5.60000   0.08054   5.51946   Actual/360       43,587.18         523,046.16   11/22/06     01/01/07      177
 168     5.79000   0.02054   5.76946   Actual/360       30,771.11         369,253.32   12/29/06     02/01/07      118
 169     5.86000   0.07054   5.78946   Actual/360       30,414.84         364,978.08   01/09/07     03/01/07      119
 170     5.66400   0.06054   5.60346   Actual/360       29,484.18         353,810.16   12/12/06     02/01/07      118
 171     5.71400   0.02054   5.69346   Actual/360       29,064.40         348,772.80   12/11/06     02/01/07      118
 172     5.75000   0.02054   5.72946   Actual/360       24,291.09         291,493.08   12/27/06     02/01/07      118
 173     6.00000   0.02054   5.97946   Actual/360       29,977.53         359,730.36   12/28/06     02/01/07      118
 174     5.87200   0.02054   5.85146   Actual/360       31,824.99         381,899.88   12/12/06     02/01/07      118
 175     5.59200   0.02054   5.57146   Actual/360       28,678.73         344,144.76   12/01/06     01/01/07      117
 176     5.71100   0.02054   5.69046   Actual/360       23,885.07         286,620.84   01/18/07     03/01/07      119
 177     5.84100   0.02054   5.82046   Actual/360       24,280.71         291,368.52   11/30/06     01/01/07      117
 178     5.85000   0.02054   5.82946   Actual/360       28,612.14         343,345.68   12/21/06     02/01/07      118
 179     6.10000   0.02054   6.07946   Actual/360       29,087.75         349,053.00   12/15/06     02/01/07      118
 180     5.93000   0.02054   5.90946   Actual/360       30,721.40         368,656.80   01/08/07     03/01/07      119
 181     5.50000   0.02054   5.47946   Actual/360       26,969.98         323,639.76   12/26/06     02/01/07      118
 182     5.83000   0.02054   5.80946   Actual/360       27,814.41         333,772.92   01/04/07     03/01/07      119
182.01
182.02
182.03
 183     5.70100   0.11054   5.59046   Actual/360       26,701.33         320,415.96   12/20/06     02/01/07      118
 184     5.73500   0.07054   5.66446   Actual/360       25,635.29         307,623.48   12/18/06     02/01/07      118
 185     5.77000   0.07054   5.69946   Actual/360       25,148.29         301,779.48   11/30/06     01/01/07      117
 186     5.88000   0.02054   5.85946   Actual/360       25,449.87         305,398.44   01/29/07     03/01/07      119
 187     5.89000   0.02054   5.86946   Actual/360       25,269.99         303,239.88   10/11/06     12/01/06      116
 188     6.63000   0.02054   6.60946   Actual/360       27,227.27         326,727.24   01/31/07     03/01/07      118
 189     6.05000   0.07054   5.97946   Actual/360       25,316.29         303,795.48   12/04/06     02/01/07      118
 190     5.69100   0.02054   5.67046   Actual/360       24,120.94         289,451.28   01/24/07     03/01/07      119
 191     5.85800   0.02054   5.83746   Actual/360       28,897.14         346,765.68   12/19/06     02/01/07      118
 192     6.00600   0.02054   5.98546   Actual/360       20,095.08         241,140.90   01/31/07     03/01/07      119
 193     6.13000   0.02054   6.10946   Actual/360       23,192.68         278,312.16   01/30/07     03/01/07      119
 194     6.47000   0.08054   6.38946   Actual/360       23,723.13         284,677.56   09/29/06     11/01/06      115
 195     5.53800   0.02054   5.51746   Actual/360       21,210.53         254,526.36   12/29/06     02/01/07      118
 196     5.65000   0.02054   5.62946   Actual/360       21,357.72         256,292.64   12/11/06     02/01/07      118
 197     5.79100   0.11054   5.68046   Actual/360       21,102.48         253,229.76   11/30/06     01/01/07      117
 198     5.95000   0.02054   5.92946   Actual/360       21,468.23         257,618.76   10/31/06     12/01/06      116
 199     6.27500   0.02054   6.25446   Actual/360       21,915.72         262,988.64   08/30/06     10/01/06      114
 200     5.70400   0.06054   5.64346   Actual/360       20,439.02         245,268.24   12/19/06     02/01/07      118
 201     5.88000   0.02054   5.85946   Actual/360       20,715.01         248,580.12   01/19/07     03/01/07      119
 202     5.86000   0.02054   5.83946   Actual/360       20,670.28         248,043.36   12/29/06     02/01/07      118
 203     6.18000   0.02054   6.15946   Actual/360       19,795.85         237,550.20   09/15/06     11/01/06      115
 204     6.22000   0.02054   6.19946   Actual/360       21,050.12         252,601.44   12/29/06     02/01/07      118
 205     6.15000   0.02054   6.12946   Actual/360       18,276.84         219,322.08   10/30/06     12/01/06      116
 206     5.80000   0.02054   5.77946   Actual/360       17,602.59         211,231.08   12/08/06     02/01/07      118
 207     5.79000   0.02054   5.76946   Actual/360       17,583.49         211,001.88   11/22/06     01/01/07      117
 208     5.77500   0.02054   5.75446   Actual/360       14,150.09         169,801.08   12/29/06     02/01/07      118
 209     6.26000   0.02054   6.23946   Actual/360       17,258.30         207,099.60   01/22/07     03/01/07      119
 210     5.93000   0.02054   5.90946   Actual/360       16,185.56         194,226.72   12/12/06     02/01/07      118
 211     5.80400   0.02054   5.78346   Actual/360       15,966.61         191,599.32   12/12/06     02/01/07      118
 212     6.10000   0.02054   6.07946   Actual/360       15,755.86         189,070.32   11/14/06     01/01/07      117
 213     5.73500   0.06054   5.67446   Actual/360       14,250.89         171,010.68   11/10/06     01/01/07      117
 214     6.09500   0.02054   6.07446   Actual/360       14,536.12         174,433.44   12/21/06     02/01/07      118
 215     6.00000   0.02054   5.97946   Actual/360       13,669.75         164,037.00   11/20/06     01/01/07      117
 216     5.77100   0.09054   5.68046   Actual/360       12,867.97         154,415.64   12/15/06     02/01/07      118
 217     5.76500   0.02054   5.74446   Actual/360       10,375.00         124,500.00   11/21/06     01/01/07      117
 218     5.85000   0.02054   5.82946   Actual/360       9,885.42          118,625.04   12/27/06     02/01/07      118
 219     5.76500   0.02054   5.74446   Actual/360       9,741.78          116,901.36   11/14/06     01/01/07      117
 220     6.04000   0.02054   6.01946   Actual/360       11,741.43         140,897.16   02/02/07     04/01/07      120
 221     5.73500   0.06054   5.67446   Actual/360       9,927.85          119,134.20   11/10/06     01/01/07      117
 222     5.74400   0.06054   5.68346   Actual/360       9,768.46          117,221.52   11/10/06     01/01/07      117
 223     6.04000   0.02054   6.01946   Actual/360       6,502.95           78,035.40   02/02/07     04/01/07      120
 224     6.04000   0.02054   6.01946   Actual/360       6,442.73           77,312.76   02/02/07     04/01/07      120
 225     6.04000   0.02054   6.01946   Actual/360       4,817.00           57,804.00   02/02/07     04/01/07      120

ANNEX                    I/O                    PAYMENT   GRACE                             FINAL    ANNEX
 ID#    REM. AMORT  PERIOD(12)(13)  SEASONING  DUE DATE  PERIOD  MATURITY DATE  ARD LOAN  MAT DATE    ID#    LOAN #
------  ----------  --------------  ---------  --------  ------  -------------  --------  --------  -------  ------

  1           0          120            3          1         5      12/01/16        No                 1       1
  2           0          120            3          1         7      12/01/16        No                 2       2
 2.01                                                                                                 2.01    2.01
 2.02                                                                                                 2.02    2.02
 2.03                                                                                                 2.03    2.03
 2.04                                                                                                 2.04    2.04
 2.05                                                                                                 2.05    2.05
 2.06                                                                                                 2.06    2.06
 2.07                                                                                                 2.07    2.07
 2.08                                                                                                 2.08    2.08
 2.09                                                                                                 2.09    2.09
 2.10                                                                                                 2.10    2.10
 2.11                                                                                                 2.11    2.11
 2.12                                                                                                 2.12    2.12
 2.13                                                                                                 2.13    2.13
 2.14                                                                                                 2.14    2.14
 2.15                                                                                                 2.15    2.15
 2.16                                                                                                 2.16    2.16
  3           0          120            0          1         5      03/01/17        No                 3       3
 3.01                                                                                                 3.01    3.01
 3.02                                                                                                 3.02    3.02
 3.03                                                                                                 3.03    3.03
 3.04                                                                                                 3.04    3.04
 3.05                                                                                                 3.05    3.05
 3.06                                                                                                 3.06    3.06
 3.07                                                                                                 3.07    3.07
 3.08                                                                                                 3.08    3.08
 3.09                                                                                                 3.09    3.09
 3.10                                                                                                 3.10    3.10
 3.11                                                                                                 3.11    3.11
 3.12                                                                                                 3.12    3.12
 3.13                                                                                                 3.13    3.13
 3.14                                                                                                 3.14    3.14
  4         357            0            3          1         7      12/01/16        No                 4       4
  5         360            0            0          1         7      03/01/17        No                 5       5
  6         360           36            2          1         7      01/01/17        No                 6       6
  7         297            0            3          1         7      12/01/16        No                 7       7
  8           0          120            2          1         7      01/01/17        No                 8       8
  9         360           36            3          1         7      12/01/16        No                 9       9
  10          0          109            2          1         5      02/01/16        No                 10      10
10.01                                                                                                10.01   10.01
10.02                                                                                                10.02   10.02
10.03                                                                                                10.03   10.03
10.04                                                                                                10.04   10.04
10.05                                                                                                10.05   10.05
10.06                                                                                                10.06   10.06
10.07                                                                                                10.07   10.07
10.08                                                                                                10.08   10.08
10.09                                                                                                10.09   10.09
10.10                                                                                                10.10   10.10
10.11                                                                                                10.11   10.11
10.12                                                                                                10.12   10.12
10.13                                                                                                10.13   10.13
10.14                                                                                                10.14   10.14
10.15                                                                                                10.15   10.15
10.16                                                                                                10.16   10.16
10.17                                                                                                10.17   10.17
10.18                                                                                                10.18   10.18
10.19                                                                                                10.19   10.19
10.20                                                                                                10.20   10.20
  11                                                                                                   11
11.01         0          120            1          1         7      02/01/17        No               11.01     11
11.02                                                                                                11.02   11.01
11.03                                                                                                11.03   11.02
11.04                                                                                                11.04   11.03
11.05         0          120            1          1         7      02/01/17        No               11.05     12
  12        357            0            3          1         7      12/01/16        No                 12      13
  13          0          120            2          1         3      01/01/17        No                 13      14
13.01                                                                                                13.01   14.01
13.02                                                                                                13.02   14.02
13.03                                                                                                13.03   14.03
13.04                                                                                                13.04   14.04
13.05                                                                                                13.05   14.05
13.06                                                                                                13.06   14.06
13.07                                                                                                13.07   14.07
13.08                                                                                                13.08   14.08
13.09                                                                                                13.09   14.09
13.10                                                                                                13.10   14.10
13.11                                                                                                13.11   14.11
13.12                                                                                                13.12   14.12
13.13                                                                                                13.13   14.13
13.14                                                                                                13.14   14.14
13.15                                                                                                13.15   14.15
13.16                                                                                                13.16   14.16
  14        360           12            1          1         5      02/01/17        No                 14      15
  15        360           60            1          1         7      02/01/17        No                 15      16
  16        360           60            3          1         5      12/01/16        No                 16      17
  17        360           60            1          1         7      02/01/17        No                 17      18
  18          0          120            2          1         7      01/01/17        No                 18      19
  19        360            0            0          1         7      03/01/17        No                 19      20
19.01                                                                                                19.01   20.01
19.02                                                                                                19.02   20.02
19.03                                                                                                19.03   20.03
19.04                                                                                                19.04   20.04
19.05                                                                                                19.05   20.05
19.06                                                                                                19.06   20.06
19.07                                                                                                19.07   20.07
19.08                                                                                                19.08   20.08
19.09                                                                                                19.09   20.09
19.10                                                                                                19.10   20.10
  20        360           23            2          1         7      12/01/16        No                 20      21
  21         0           120            1          1         5      02/01/17        No                 21      22
  22         0           120            4          1         7      11/01/16        No                 22      23
  23         0           120            2          1         5      01/01/17        No                 23      24
  24        357            0            3          1         7      12/01/16        No                 24      25
  25        359            0            1          1         7      02/01/17        No                 25      26
  26        360           12            1          1         7      02/01/17        No                 26      27
  27          0          120            3          1         7      12/01/16        No                 27      28
  28        360           60            4          1         7      11/01/16        No                 28      29
  29          0          120            4          1         7      11/01/16        No                 29      30
  30        360           24            3          1         7      12/01/16        No                 30      31
  31          0          120            4          1         7      11/01/16        No                 31      32
  32        360           60            2          1         7      01/01/17        No                 32      33
  33          0          120            4          1         7      11/01/16        No                 33      34
  34        360           36            3          1         7      12/01/16        No                 34      35
  35          0          120            4          1         7      11/01/16        No                 35      36
  36        360           60            2          1         5      01/01/17        No                 36      37
  37        360           24            4          1         7      11/01/16        No                 37      38
  38        360           24            2          1         7      01/01/17        No                 38      39
38.01                                                                                                38.01   39.01
38.02                                                                                                38.02   39.02
38.03                                                                                                38.03   39.03
  39          0          120            4          1         7      11/01/16        No                 39      40
  40        360           60            3          1        10      12/01/16        No                 40      41
  41        358            0            2          1         7      01/01/17        No                 41      42
  42        360           60            1          1         7      02/01/17        No                 42      43
  43        360           84            2          1         7      01/01/17        No                 43      44
  44        354            0            6          1        10      09/01/16        No                 44      45
  45          0          120            2          1         7      01/01/17        No                 45      46
  46        359            0            1          1         7      02/01/17        No                 46      47
  47        358            0            2          1         7      01/01/17        No                 47      48
  48          0          120            4          1         7      11/01/16        No                 48      49
  49          0          120            3          1         7      12/01/16        No                 49      50
  50          0          120            2          1         0      01/01/17        No                 50      51
  51        360           12            3          1         7      10/01/16        No                 51      52
  52          0          120            4          1         7      11/01/16        No                 52      53
  53        360           24            2          1         7      01/01/17        No                 53      54
53.01                                                                                                53.01   54.01
53.02                                                                                                53.02   54.02
  54          0          120            7          1         7      08/01/16        No                 54      55
  55        360           24            2          1         7      01/01/17        No                 55      56
  56        360           60            1          1         5      02/01/17        No                 56      57
  57          0          120            4          1         7      11/01/16        No                 57      58
  58        360           35            2          1         7      12/01/16        No                 58      59
  59          0           60            2          1         5      01/01/12        No                 59      60
  60        360           24            2          1         7      01/01/14        No                 60      61
  61        360           60            2          1         7      01/01/17        No                 61      62
  62        360           60            1          1         7      02/01/17        No                 62      63
  63        360           60            2          1         7      01/01/17        No                 63      64
  64        359            0            1          1         7      02/01/17        No                 64      65
  65        360           36            3          1         7      12/01/16        No                 65      66
65.01                                                                                                65.01   66.01
65.02                                                                                                65.02   66.02
65.03                                                                                                65.03   66.03
65.04                                                                                                65.04   66.04
  66          0          120            1          1         5      02/01/17        No                 66      67
  67          0          120            4          1         7      11/01/16        No                 67      68
  68        360           60            1          1         7      02/01/17        No                 68      69
  69        360           24            3          1         7      12/01/16        No                 69      70
69.01                                                                                                69.01   70.01
69.02                                                                                                69.02   70.02
69.03                                                                                                69.03   70.03
  70        357            0            3          1         7      12/01/16        No                 70      71
  71        360           60            2          1         7      01/01/17        No                 71      72
  72        360           24            2          1         7      01/01/17        No                 72      73
  73          0          120            2          1         7      01/01/17        No                 73      74
  74        360           60            2          1         7      01/01/17        No                 74      75
  75        360           24            4          1         7      11/01/16        No                 75      76
  76        360           48            3          1         5      12/01/16        No                 76      77
  77          0          120            4          1        10      11/01/16        No                 77      78
  78          0          120            4          1         7      11/01/16        No                 78      79
  79        360           24            3          1         7      12/01/16        No                 79      80
  80        298            0            2          1         7      08/01/16        No                 80      81
  81          0          120            2          1         7      01/01/17        No                 81      82
  82        359            0            1          1        10      02/01/17        No                 82      83
  83        360            0            0          1         7      03/01/17        No                 83      84
  84        360           36            1          1         7      02/01/17        No                 84      85
  85        359            0            1          1         7      02/01/17        No                 85      86
  86        360           60            2          1         7      01/01/17        No                 86      87
  87          0           60            2          1         7      01/01/12        No                 87      88
  88        360           24            3          1         7      12/01/16        No                 88      89
  89        360           24            2          1         7      01/01/17        No                 89      90
  90        360           60            3          1         7      12/01/16        No                 90      91
  91        358            0            2          1         7      01/01/17        No                 91      92
  92        360           48            2          1         7      01/01/17        No                 92      93
  93        360           60            2          1         7      01/01/17        No                 93      94
  94        360           36            4          1         7      11/01/16        No                 94      95
  95        360           72            1          1         7      02/01/17        No                 95      96
  96        360           36            1          1         7      02/01/17        No                 96      97
  97        360           36            2          1         7      01/01/14        No                 97      98
  98        360           60            2          1         7      01/01/17        No                 98      99
  99        360           36            2          1         7      01/01/17        No                 99     100
99.01                                                                                                99.01   100.01
99.02                                                                                                99.02   100.02
 100          0           84            2          1         7      01/01/14        No                100     101
 101          0          120            4          1         7      11/01/16        No                101     102
 102        360           60            1          1         7      02/01/17        No                102     103
 103        360           36            1          1         7      02/01/17        No                103     104
 104          0          120            4          1         7      11/01/16        No                104     105
 105        360           36            3          1         7      12/01/16        No                105     106
105.01                                                                                               105.01  106.01
105.02                                                                                               105.02  106.02
 106        360           24           12          1         7      03/01/16        No                106     107
 107          0          120            4          1         7      11/01/16        No                107     108
 108        360           36            0          1         7      03/01/17        No                108     109
 109        357            0            3          1         7      12/01/16        No                109     110
 110        357            0            3          1         7      12/01/16        No                110     111
 111        360           36            1          1         7      02/01/17        No                111     112
 112        360           60            3          1         7      12/01/16        No                112     113
 113        360           60            1          1         7      02/01/17        No                113     114
 114        360           60            3          1         7      12/01/16        No                114     115
 115        355            0            5          1        10      10/01/16        No                115     116
 116        359            0            1          1         7      02/01/12        No                116     117
 117        358            0            2          1         7      01/01/17        No                117     118
 118        360           36            2          1         7      01/01/17        No                118     119
 119        357            0            3          1         7      12/01/16        No                119     120
 120        355            0            5          1        10      10/01/16        No                120     121
 121        360            0            0          1         7      03/01/17        No                121     122
 122        360           60            2          1         7      01/01/17        No                122     123
 123        360           60            1          1         7      02/01/17        No                123     124
 124        360           60            2          1         7      01/01/17        No                124     125
 125          0          120            2          1         7      01/01/17        No                125     126
 126        357            0            3          1         7      12/01/16        No                126     127
 127        357            0            3          1         7      12/01/16        No                127     128
 128        360           60            2          1         7      01/01/17        No                128     129
 129        360           24            2          1         7      01/01/17        No                129     130
 130        360           36            3          1         7      12/01/16        No                130     131
 131        360           36            2          1         7      01/01/17        No                131     132
 132        360           36            2          1         7      01/01/17        No                132     133
 133        360           60            2          1         7      01/01/17        No                133     134
 134          0          120            2          1         7      01/01/17        No                134     135
 135        360           60            2          1        10      01/01/17        No                135     136
 136        360           24            2          1         7      01/01/17        No                136     137
 137        360           36            2          1         7      01/01/17        No                137     138
 138        360           60            2          1         7      01/01/17        No                138     139
 139        360           30            8          1         7      01/01/17        No                139     140
 140        358            0            2          1         7      01/01/17        No                140     141
 141        360           60            3          1         7      12/01/16        No                141     142
 142          0          120            4          1         7      11/01/16        No                142     143
 143        358            0            2          1         7      01/01/17        No                143     144
 144        360           36            3          1         7      12/01/16        No                144     145
 145        177            0            3          1        10      12/01/21        No                145     146
 146        360           24            2          1         7      01/01/17        No                146     147
146.01                                                                                               146.01  147.01
146.02                                                                                               146.02  147.02
 147        360           60            3          1         7      12/01/16        No                147     148
 148        358            0            2          1         7      01/01/17        No                148     149
 149        358            0            2          1         7      01/01/17        No                149     150
 150        360           48            2          1         7      01/01/17        No                150     151
 151        360           24            2          1         7      01/01/17        No                151     152
 152        297            0            3          1         7      12/01/16        No                152     153
 153        360           24            2          1         7      01/01/17        No                153     154
 154        360            0            0          1         7      03/01/17        No                154     155
 155        359            0            1          1         7      02/01/17        No                155     156
 156        357            0            3          1         7      08/28/16        No                156     157
 157        359            0            1          1         7      02/01/17        No                157     158
 158        354            0            6          1        10      09/01/16        No                158     159
 159        322            0            2          1         7      01/01/17        No                159     160
 160        360           60            2          1         7      01/01/17        No                160     161
 161        357            0            3          1         7      12/01/16        No                161     162
 162        358            0            2          1         7      01/01/17        No                162     163
162.01                                                                                               162.01  163.01
162.02                                                                                               162.02  163.02
162.03                                                                                               162.03  163.03
 163        360           60            1          1         7      02/01/17        No                163     164
 164        360           36            1          1         7      02/01/17        No                164     165
 165        352            0            8          1         7      07/01/16        No                165     166
 166        297            0            3          1         7      12/01/16        No                166     167
 167        177            0            3          1        10      12/01/21        No                167     168
 168        358            0            2          1         7      01/01/17        No                168     169
 169        360           36            1          1         7      02/01/17        No                169     170
 170        360           36            2          1         7      01/01/17        No                170     171
 171        360           60            2          1         7      01/01/17        No                171     172
 172          0          120            2          1         7      01/01/17        No                172     173
 173        358            0            2          1         7      01/01/17        No                173     174
 174        298            0            2          1        10      01/01/17        No                174     175
 175        357            0            3          1         7      12/01/16        No                175     176
 176          0          120            1          1         8      02/01/17        No                176     177
 177          0          120            3          1         7      12/01/16        No                177     178
 178        360           36            2          1         7      01/01/17        No                178     179
 179        360           36            2          1         7      01/01/17        No                179     180
 180        299            0            1          1         7      02/01/17        No                180     181
 181        360           24            2          1         7      01/01/17        No                181     182
 182        360           36            1          1         7      02/01/17        No                182     183
182.01                                                                                               182.01  183.01
182.02                                                                                               182.02  183.02
182.03                                                                                               182.03  183.03
 183        360           36            2          1         7      01/01/17        No                183     184
 184        360           36            2          1         7      01/01/17        No                184     185
 185        360           36            3          1         7      12/01/16        No                185     186
 186        360           36            1          1         7      02/01/17        No                186     187
 187        360           24            4          1         7      11/01/16        No                187     188
 188        359            0            1          1         7      01/01/17        No                188     189
 189        360           24            2          1         7      01/01/17        No                189     190
 190        360           60            1          1         7      02/01/17        No                190     191
 191        238            0            2          1         7      01/01/17        No                191     192
 192          0          120            1          1         7      02/01/17        No                192     193
 193        359           36            1          1         7      02/01/17        No                193     194
 194        355            0            5          1         7      10/01/16        No                194     195
 195        360           24            2          1         7      01/01/17        No                195     196
 196        360           36            2          1         7      01/01/17        No                196     197
 197        360           48            3          1         7      12/01/16        No                197     198
 198        356           0             4          1         7      11/01/16        No                198     199
 199        354           0             6          1        10      09/01/16        No                199     200
 200        360           36            2          1         7      01/01/17        No                200     201
 201        360           24            1          1         7      02/01/17        No                201     202
 202        360           36            2          1         7      01/01/17        No                202     203
 203        355           0             5          1         7      10/01/16        No                203     204
 204        298           0             2          1         7      01/01/17        No                204     205
 205        360           36            4          1         7      11/01/16        No                205     206
 206        360           60            2          1         7      01/01/17        No                206     207
 207        357            0            3          1         7      12/01/16        No                207     208
 208          0          120            2          1         8      01/01/17        No                208     209
 209        360           24            1          1         7      02/01/17        No                209     210
 210        360           36            2          1         7      01/01/17        No                210     211
 211        358            0            2          1         7      01/01/17        No                211     212
 212        360           12            3          1         7      12/01/16        No                212     213
 213        360           24            3          1        10      12/01/16        No                213     214
 214        360           60            2          1         7      01/01/17        No                214     215
 215        357            0            3          1         7      12/01/16        No                215     216
 216        360           60            2          1         7      01/01/17        No                216     217
 217          0          120            3          1         8      12/01/16        No                217     218
 218          0          120            2          1         7      01/01/17        No                218     219
 219          0          120            3          1         8      12/01/16        No                219     220
 220        360           12            0          1         7      03/01/17        No                220     221
 221        360           24            3          1        10      12/01/16        No                221     222
 222        360           24            3          1        10      12/01/16        No                222     223
 223        360           12            0          1         7      03/01/17        No                223     224
 224        360           12            0          1         7      03/01/17        No                224     225
 225        360           12            0          1         7      03/01/17        No                225     226

                                                         REMAINING
ANNEX           MATURITY/ARD    MATURITY                 PREPAYMENT                                            MOST RECENT
 ID#    LOAN #   BALANCE ($)  LTV %(5)(6)       PROVISION (PAYMENTS)(14)(24)       2004 NOI ($)  2005 NOI ($)  NOI ($)(15)
------  ------  ------------  -----------  --------------------------------------  ------------  ------------  -----------

  1       1      236,000,000     80.0                L(24),Def(89),O(4)             20,927,360    23,744,535    23,731,408
  2       2      226,109,468     53.1                L(24),Def(89),O(4)             24,680,343    28,025,188    29,910,787
 2.01    2.01     29,309,468                                                         3,491,180     3,720,705     3,731,795
 2.02    2.02     21,800,000                                                         2,830,031     3,005,338     2,830,040
 2.03    2.03     20,200,000                                                         2,120,439     2,478,059     2,600,560
 2.04    2.04     18,500,000                                                         2,503,289     2,526,801     2,460,882
 2.05    2.05     18,000,000                                                         2,669,201     2,728,700     2,715,072
 2.06    2.06     17,400,000                                                         2,128,954     2,180,621     2,208,663
 2.07    2.07     15,200,000                                                                         682,985     2,106,391
 2.08    2.08     14,600,000                                                         1,844,895     1,884,961     2,019,331
 2.09    2.09     13,300,000                                                         1,624,126     1,803,749     1,779,022
 2.10    2.10     11,900,000                                                           905,255     1,387,331     1,448,570
 2.11    2.11      9,900,000                                                         1,488,706     1,336,605     1,336,545
 2.12    2.12      9,600,000                                                         1,052,447     1,377,498     1,297,068
 2.13    2.13      9,600,000                                                         1,602,135     2,093,992     1,585,590
 2.14    2.14      7,600,000                                                                         208,144       886,833
 2.15    2.15      5,300,000                                                                         188,890       507,810
 2.16    2.16      3,900,000                                                           419,685       420,809       396,614
  3       3      131,250,000     79.7             L(24),Grtr1%orYM(92),O(4)          8,666,662     9,540,995    10,531,135
 3.01    3.01     55,817,132                                                         3,745,419     3,888,269     4,041,821
 3.02    3.02     12,598,724                                                           122,334       643,401     1,021,627
 3.03    3.03      9,728,129                                                           716,746       757,548       758,432
 3.04    3.04      6,698,056                                                           589,310       606,474       630,012
 3.05    3.05      6,299,362                                                           598,771       614,449       635,385
 3.06    3.06      6,139,886                                                           465,941       476,759       528,004
 3.07    3.07      6,060,146                                                           204,944       450,381       452,623
 3.08    3.08      5,980,407                                                           474,813       482,953       506,497
 3.09    3.09      5,900,668                                                           567,860       474,788       589,785
 3.10    3.10      4,465,371                                                           365,527       281,952       371,731
 3.11    3.11      3,588,244                                                           221,657       317,343       242,571
 3.12    3.12      3,508,505                                                           315,046       323,217       338,271
 3.13    3.13      2,631,379                                                            78,900        79,354       218,816
 3.14    3.14      1,833,991                                                           199,394       144,107       195,560
  4       4      105,357,753     63.1                L(24),Def(89),O(4)                                         16,528,431
  5       5       80,583,041     64.3                L(24),Def(92),O(4)                            4,691,528     8,585,548
  6       6       80,926,553     71.6                L(24),Def(90),O(4)              4,228,442     6,625,988     8,352,002
  7       7       68,967,005     55.2                L(24),Def(86),O(7)              7,144,911     7,762,596     8,990,133
  8       8       80,000,000     78.4      L(24),Def(10),DeforGrtr1%orYM(77),O(7)    8,251,151     8,152,676
  9       9       67,442,855     69.8                L(24),Def(89),O(4)              5,004,111     6,151,860     6,833,073
  10      10      70,000,000     75.9                L(24),Def(78),O(5)             34,394,285    37,188,835    37,446,508
10.01   10.01      8,768,000                                                         5,621,586     5,345,379     4,949,524
10.02   10.02      6,480,000                                                         2,220,736     2,383,117     3,155,606
10.03   10.03      5,882,800                                                         3,256,111     3,500,395     3,280,928
10.04   10.04      5,520,000                                                         2,043,563     2,167,726     2,765,486
10.05   10.05      4,989,600                                                         1,975,841     2,809,742     2,803,472
10.06   10.06      4,373,600                                                           649,295     1,692,839     2,548,935
10.07   10.07      3,819,200                                                         1,096,038     2,176,644     2,220,892
10.08   10.08      3,773,000                                                         2,727,090     2,521,999     2,128,753
10.09   10.09      3,234,000                                                         2,427,026     1,911,057     1,664,473
10.10   10.10      3,040,000                                                         2,446,253       928,833       218,243
10.11   10.11      2,987,600                                                         1,694,647     1,742,658     1,747,047
10.12   10.12      2,950,200                                                         2,188,948     1,813,510     1,740,461
10.13   10.13      2,556,400                                                           278,356       705,714     1,179,321
10.14   10.14      2,356,200                                                         1,102,532     1,644,827     1,352,782
10.15   10.15      2,125,200                                                           675,029     1,172,964     1,154,472
10.16   10.16      1,752,000                                                           107,317       686,442       938,400
10.17   10.17      1,740,200                                                           791,492       908,144       930,799
10.18   10.18      1,370,000                                                           829,518     1,031,705     1,279,483
10.19   10.19      1,320,000                                                         1,341,819     1,416,935       698,519
10.20   10.20        962,000                                                           921,087       628,207       688,912
  11              69,500,000                                                         1,908,929     2,582,968     3,905,430
11.01     11      49,610,000     78.2                L(24),Def(91),O(4)                              636,952     2,355,712
11.02   11.01     25,610,000                                                                                       818,618
11.03   11.02     18,600,000                                                                         683,260     1,184,072
11.04   11.03      5,400,000                                                                         -46,308       353,022
11.05     12      19,890,000     78.2            Grtr1%orYM(24),Def(91),O(4)         1,908,929     1,946,016     1,549,718
  12      13      54,786,032     63.2                L(24),Def(89),O(4)                                          7,610,191
  13      14      61,365,000     68.3                L(24),Def(91),O(3)                                          6,047,710
13.01   14.01     10,042,824                                                                                       955,420
13.02   14.02      7,699,498                                                                                     1,019,722
13.03   14.03      5,824,838                                                                                       728,834
13.04   14.04      4,351,890                                                                                       501,532
13.05   14.05      3,916,701                                                                                       213,900
13.06   14.06      3,635,502                                                                                       352,306
13.07   14.07      3,615,417                                                                                        15,719
13.08   14.08      3,531,726                                                                                       418,716
13.09   14.09      3,414,560                                                                                       430,371
13.10   14.10      3,207,008                                                                                       348,009
13.11   14.11      2,798,600                                                                                       215,908
13.12   14.12      2,410,278                                                                                       278,168
13.13   14.13      2,125,731                                                                                       261,828
13.14   14.14      1,844,532                                                                                       215,523
13.15   14.15      1,606,852                                                                                      -156,938
13.16   14.16      1,339,043                                                                                       248,692
  14      15      52,702,317     68.4                L(24),Def(91),O(4)                            6,291,897     6,072,515
  15      16      47,045,333     75.2                L(24),Def(91),O(4)              3,012,485     3,873,985     5,653,976
  16      17      45,832,198     68.7                L(24),Def(89),O(4)              2,598,684     3,693,088     3,621,559
  17      18      45,635,974     74.2                L(24),Def(91),O(4)                            3,720,594     3,614,777
  18      19      42,350,000     67.8                L(24),Def(90),O(4)
  19      20      35,333,745     65.9            L(11),Grtr1%orYM(105),O(4)          3,675,375     3,777,533     3,460,797
19.01   20.01      8,030,783                                                           743,252       832,824       812,744
19.02   20.02      7,843,922                                                           924,012       935,135       846,843
19.03   20.03      7,610,345                                                           771,388       688,096       641,021
19.04   20.04      2,386,727                                                           248,234       320,388       224,239
19.05   20.05      2,225,346                                                           192,392       201,272       187,529
19.06   20.06      2,199,865                                                           272,696       256,842       228,169
19.07   20.07      1,987,523                                                           229,104       240,638       225,412
19.08   20.08      1,435,433                                                           140,539       140,717       134,053
19.09   20.09        925,812                                                            73,127        89,471        97,412
19.10   20.10        687,989                                                            80,631        72,151        63,374
  20      21      33,948,874     61.6                L(24),Def(89),O(4)
  21      22      38,280,000     80.0                L(24),Def(91),O(4)                            1,325,808     2,249,369
  22      23      36,000,000     69.2                L(24),Def(88),O(4)              2,968,133     3,061,876     3,078,896
  23      24      35,250,000     70.5                L(24),Def(90),O(4)                            3,162,427     3,074,687
  24      25      28,994,454     63.0                L(24),Def(89),O(4)                            2,672,764     3,252,726
  25      26      28,792,432     62.7                L(24),Def(91),O(4)
  26      27      28,657,386     66.5                L(24),Def(91),O(4)              2,402,953     2,709,472     3,237,156
  27      28      31,840,000     80.0                L(24),Def(89),O(4)
  28      29      28,936,808     68.9                L(24),Def(88),O(4)              1,713,288     1,922,723     1,958,554
  29      30      30,800,000     77.5                L(24),Def(88),O(4)              2,320,941     2,535,143     2,640,019
  30      31      26,692,107     65.1                L(24),Def(89),O(4)
  31      32      30,000,000     71.4                L(24),Def(88),O(4)              2,175,904     2,044,517     2,322,969
  32      33      26,987,029     61.7                L(24),Def(90),O(4)              2,503,785     2,622,695     2,811,839
  33      34      28,900,000     64.2                L(24),Def(88),O(4)              2,412,548     2,501,899     2,551,087
  34      35      25,744,838     70.3                L(24),Def(89),O(4)                            2,635,992     2,316,729
  35      36      27,800,000     71.3                L(24),Def(88),O(4)              2,255,295     2,278,148     2,375,804
  36      37      24,421,713     72.9                L(24),Def(90),O(4)              1,736,991     1,948,654     2,042,587
  37      38      20,467,948     58.6                L(24),Def(88),O(4)                                          1,668,209
  38      39      19,265,537     69.8                L(24),Def(90),O(4)                                            996,399
38.01   39.01     10,582,552
38.02   39.02      6,037,346                                                                                       669,747
38.03   39.03      2,645,638                                                                                       326,652
  39      40      21,500,000     73.1                L(24),Def(88),O(4)              1,728,133     1,858,133     1,893,214
  40      41      19,573,877     71.2                L(24),Def(89),O(4)              1,945,221     2,161,208     2,296,822
  41      42      17,824,962     66.0                L(24),Def(90),O(4)
  42      43      19,275,649     74.1                L(24),Def(91),O(4)              2,420,768     2,284,559     1,754,411
  43      44      19,683,450     66.3                L(24),Def(90),O(4)              2,087,870     1,710,918     2,043,327
  44      45      17,382,255     57.9                L(24),Def(86),O(4)              2,271,858     2,262,993     2,269,194
  45      46      20,000,000     59.9                L(24),Def(90),O(4)              1,274,029     1,316,221     1,867,257
  46      47      16,647,597     58.8                L(24),Def(91),O(4)              1,520,288     1,642,118     1,728,942
  47      48      16,794,390     62.9                L(24),Def(90),O(4)              1,919,735     2,106,132     2,245,512
  48      49      19,600,000     66.4                L(24),Def(88),O(4)              1,684,462     1,524,864     1,597,975
  49      50      19,280,000     79.5                L(24),Def(89),O(4)              1,800,948     1,818,247     1,765,284
  50      51      18,750,000     53.6                L(24),Def(90),O(4)                            1,643,121     2,005,487
  51      52      16,114,236     56.3                L(24),Def(87),O(4)
  52      53      18,400,000     64.6                L(24),Def(88),O(4)              1,581,250     1,578,705     1,611,544
  53      54      15,722,798     66.9                L(24),Def(90),O(4)              1,181,958     1,981,008     1,883,807
53.01   54.01      7,993,894                                                           608,485       980,776       962,196
53.02   54.02      7,728,903                                                           573,473     1,000,232       921,611
  54      55      17,750,000     68.3                L(24),Def(85),O(4)              1,123,535     1,226,496     1,207,820
  55      56      15,455,437     55.0                L(24),Def(90),O(4)
  56      57      15,809,724     64.7                L(24),Def(91),O(4)              1,477,586     1,877,090     1,631,952
  57      58      17,000,000     52.3                L(24),Def(88),O(4)              2,101,709     1,906,170     1,850,402
  58      59      15,465,116     69.0                L(24),Def(89),O(4)
  59      60      16,750,000     71.6                L(24),Def(32),O(2)                558,104       606,611       789,604
  60      61      14,949,962     67.6                L(24),Def(53),O(5)              1,428,571     1,458,907     1,829,430
  61      62      14,403,125     72.7                L(24),Def(90),O(4)                                            555,393
  62      63      13,968,251     69.5                L(24),Def(91),O(4)
  63      64      13,949,180     74.2                L(24),Def(90),O(4)                              417,775       490,335
  64      65      12,779,901     64.2                L(24),Def(91),O(4)
  65      66      13,371,871     71.9                L(24),Def(89),O(4)
65.01   66.01      4,313,507
65.02   66.02      3,378,914
65.03   66.03      3,163,238
65.04   66.04      2,516,212
  66      67      14,800,000     72.2                L(24),Def(91),O(4)
  67      68      14,700,000     49.6                L(24),Def(88),O(4)              1,413,686     1,512,534     1,592,787
  68      69      13,689,935     72.1                L(24),Def(91),O(4)
  69      70      12,610,963     69.7                L(24),Def(89),O(4)                                          1,672,574
69.01   70.01      6,398,462                                                                                       769,241
69.02   70.02      3,673,387                                                                                       526,177
69.03   70.03      2,539,114                                                                                       377,156
  70      71      11,687,467     66.8                L(24),Def(89),O(4)
  71      72      12,689,558     74.6               Grtr1%orYM(114),O(4)
  72      73      11,787,446     69.7                L(24),Def(90),O(4)              1,192,442     1,226,353     1,250,507
  73      74      13,400,000     58.3                L(24),Def(90),O(4)              1,408,678     1,253,264
  74      75      12,494,356     74.6                L(24),Def(90),O(4)              1,183,322     1,142,580     1,215,461
  75      76      11,662,484     68.6                L(24),Def(88),O(4)                                            535,737
  76      77      12,029,845     72.5                L(24),Def(89),O(4)                981,246     1,080,271     1,059,222
  77      78      13,000,000     55.3             L(32),Grtr1%orYM(80),O(4)                        1,041,401     1,029,783
  78      79      13,000,000     66.0                L(24),Def(88),O(4)              1,106,375     1,102,150     1,165,337
  79      80      11,345,838     67.5                L(24),Def(89),O(4)                                            209,887
  80      81      10,112,634     53.8                L(24),Def(85),O(4)
  81      82      12,280,000     79.7                L(24),Def(90),O(4)                898,083       995,752     1,053,309
  82      83      10,104,702     67.4                L(24),Def(91),O(4)              1,145,820     1,100,317     1,046,222
  83      84      10,168,367     62.8                L(24),Def(92),O(4)                              653,642       872,666
  84      85      10,772,255     64.1                L(24),Def(90),O(5)
  85      86      10,171,116     65.6                L(24),Def(91),O(4)
  86      87      10,715,354     68.7                L(24),Def(87),O(7)              1,205,069     1,256,284     1,209,531
  87      88      11,300,000     53.8                L(24),Def(30),O(4)                678,972       781,549       978,307
  88      89       9,915,920     69.8             L(56),Grtr1%orYM(57),O(4)
  89      90       9,714,104     68.7            L(10),Grtr1%orYM(104),O(4)
  90      91      10,282,175     70.4                L(24),Def(89),O(4)                395,060       730,646     1,116,831
  91      92       9,270,538     65.6                L(24),Def(90),O(4)                903,607       836,862       852,428
  92      93      10,029,577     66.9                L(24),Def(90),O(4)                477,214       672,709       855,003
  93      94      10,143,543     60.7                L(24),Def(87),O(7)                173,166       595,409       657,451
  94      95       9,733,384     66.5                L(24),Def(88),O(4)                206,430       595,774       851,988
  95      96      10,039,360     75.5                L(24),Def(91),O(4)                              808,060       938,687
  96      97       9,556,098     68.3                L(24),Def(91),O(4)                642,025       933,125       929,950
  97      98       9,889,914     75.7                L(24),Def(54),O(4)                918,993       952,239       946,711
  98      99       9,499,296     66.9                L(24),Def(87),O(7)                952,733     1,055,509       865,840
  99     100       9,145,844     71.2                L(24),Def(90),O(4)
99.01   100.01     4,841,917
99.02   100.02     4,303,926
 100     101      10,200,000     51.0                L(24),Def(55),O(3)              1,768,518     1,805,479
 101     102      10,200,000     64.4                L(24),Def(88),O(4)                898,378       824,827       825,543
 102     103       9,289,893     54.6                L(24),Def(91),O(4)              1,069,605     1,079,770     1,238,024
 103     104       8,796,455     62.4                L(24),Def(91),O(4)                822,635       853,232       906,849
 104     105       9,800,000     66.9                L(24),Def(88),O(4)                901,484       887,842       916,308
 105     106       8,542,762     67.3                L(24),Def(89),O(4)                                          1,039,589
105.01  106.01     5,246,736                                                                                       619,737
105.02  106.02     3,296,026                                                                                       419,852
 106     107       8,283,380     70.8                L(24),Def(80),O(4)                              509,323       827,761
 107     108       9,120,000     80.0                L(24),Def(88),O(4)                374,635       640,757       733,592
 108     109       8,093,466     63.5                L(24),Def(92),O(4)
 109     110       7,573,395     63.4                L(24),Def(89),O(4)                788,775       843,092     1,156,522
 110     111       7,540,184     66.7                L(24),Def(89),O(4)                738,062       762,172       874,237
 111     112       7,848,596     65.4                L(24),Def(88),O(7)                684,726       756,328       792,152
 112     113       7,836,143     59.8                L(24),Def(89),O(4)                565,659       740,885       871,474
 113     114       7,833,060     74.6                L(24),Def(91),O(4)
 114     115       7,744,663     73.8                L(24),Def(89),O(4)                582,403       785,783       975,002
 115     116       6,925,299     60.2                L(24),Def(87),O(4)                827,275       854,704
 116     117       7,501,613     74.6                L(24),Def(31),O(4)
 117     118       6,794,444     60.1             L(34),Grtr1%orYM(80),O(4)            959,612     1,138,847     1,122,350
 118     119       7,145,653     55.0                L(24),Def(90),O(4)
 119     120       6,672,832     63.4                L(24),Def(89),O(4)                606,855       713,269     1,090,586
 120     121       6,754,304     64.3                L(24),Def(87),O(4)                799,371       953,277
 121     122       6,596,129     53.1                L(24),Def(92),O(4)
 122     123       7,179,593     74.0                L(24),Def(90),O(4)
 123     124       6,975,419     72.9                L(24),Def(91),O(4)                              444,150       686,532
 124     125       6,993,110     73.0                L(24),Def(90),O(4)
 125     126       7,500,000     75.0             L(37),Grtr1%orYM(77),O(4)                          406,865       526,416
 126     127       6,361,139     67.7                L(24),Def(89),O(4)                214,771       264,321
 127     128       6,304,271     50.9                L(24),Def(89),O(4)
 128     129       6,884,022     63.7                L(24),Def(90),O(4)                                            740,480
 129     130       6,513,783     60.7                L(24),Def(90),O(4)                              438,874       516,941
 130     131       6,625,233     61.6                L(24),Def(89),O(4)                263,404       240,783       277,213
 131     132       6,610,170     71.8                L(24),Def(90),O(4)                440,809       549,497       803,159
 132     133       6,602,383     71.8                L(24),Def(90),O(4)                557,277       472,321       449,582
 133     134       6,725,332     74.7             L(8),Grtr1%orYM(106),O(4)            662,373       593,064       610,203
 134     135       7,200,000     80.0                L(24),Def(87),O(7)                611,777       613,315       638,389
 135     136       6,707,448     71.6                L(24),Def(90),O(4)                537,020       592,340       706,516
 136     137       6,230,627     61.7                L(24),Def(90),O(4)
 137     138       6,370,098     69.2                L(24),Def(90),O(4)                603,824       725,585       688,264
 138     139       6,584,238     72.0                L(24),Def(90),O(4)                 88,419       249,402       426,565
 139     140       6,257,881     61.4                L(24),Def(90),O(4)
 140     141       5,918,878     63.0                L(24),Def(90),O(4)                436,733       573,292       920,669
 141     142       6,437,451     73.4                L(24),Def(89),O(4)                741,159       751,830       755,426
 142     143       6,800,000     60.7                L(24),Def(88),O(4)                354,824       454,633       458,248
 143     144       5,773,585     65.8                L(24),Def(90),O(4)                              409,195       663,693
 144     145       6,020,707     59.0                L(24),Def(89),O(4)                              234,599       798,778
 145     146          83,821      0.6               L(24),Def(140),O(13)             1,259,227     1,265,355     1,558,467
 146     147       5,825,781     68.5            L(10),Grtr1%orYM(104),O(4)
146.01  147.01     3,289,853
146.02  147.02     2,535,928
 147     148       6,049,973     74.5                L(24),Def(89),O(4)                494,889       492,446       453,169
 148     149       5,512,389     47.9                L(24),Def(87),O(7)                698,485       318,058       356,784
 149     150       5,454,847     47.8                L(24),Def(90),O(4)                826,455       862,252     1,111,453
 150     151       5,818,393     68.1                L(24),Def(90),O(4)
 151     152       5,445,978     60.5                L(24),Def(90),O(4)                369,222       445,009       505,732
 152     153       4,653,660     56.8                L(24),Def(89),O(4)                              648,955       892,525
 153     154       5,280,212     66.3                L(24),Def(90),O(4)                575,632       581,366       579,117
 154     155       5,131,874     55.2                L(24),Def(92),O(4)
 155     156       5,139,639     65.1                L(24),Def(91),O(4)
 156     157       5,034,113     67.1                L(24),Def(86),O(4)
 157     158       4,937,011     65.0                L(24),Def(91),O(4)
 158     159       5,001,143     56.2                L(24),Def(86),O(4)                592,168       593,314
 159     160       4,609,113     59.4                L(24),Def(90),O(4)                                            585,788
 160     161       5,351,702     64.5                L(24),Def(90),O(4)
 161     162       4,843,389     66.3                L(24),Def(89),O(4)                427,352       435,074       593,331
 162     163       4,792,227     60.4                L(24),Def(90),O(4)                              605,147       633,535
162.01  163.01     2,637,840                                                                         334,079       369,754
162.02  163.02     1,670,934                                                                         208,734       231,286
162.03  163.03       483,453                                                                          62,334        32,495
 163     164       5,289,016     70.1                L(24),Def(91),O(4)                624,525       577,273       608,736
 164     165       4,938,919     70.6                L(24),Def(91),O(4)                447,673       544,043       541,165
 165     166       4,730,464     63.9                L(24),Def(84),O(4)
 166     167       4,115,966     57.6                L(24),Def(89),O(4)
 167     168          65,319      0.5               L(24),Def(140),O(13)             1,136,389     1,149,132     1,353,726
 168     169       4,424,575     67.3                L(24),Def(90),O(4)                478,073       440,476       432,553
 169     170       4,640,630     70.3                L(24),Def(91),O(4)
 170     171       4,577,924     62.7                L(24),Def(87),O(7)                431,784       498,789       444,865
 171     172       4,659,754     74.6                L(24),Def(90),O(4)                              187,201       328,335
 172     173       5,000,000     78.1                L(24),Def(90),O(4)
 173     174       4,240,299     58.9                L(24),Def(90),O(4)
 174     175       3,855,042     58.4                L(24),Def(90),O(4)                475,494       541,787       531,684
 175     176       4,188,992     64.4                L(24),Def(89),O(4)                448,619       495,721       580,096
 176     177       4,950,000     54.9                L(24),Def(91),O(4)
 177     178       4,920,000     76.9                L(24),Def(89),O(4)              1,056,257                     154,335
 178     179       4,369,713     68.3                L(24),Def(90),O(4)                              248,752       308,916
 179     180       4,345,748     56.4                L(24),Def(90),O(4)                493,423       531,641       503,792
 180     181       3,707,674     60.8                L(24),Def(91),O(4)                393,762       367,766
 181     182       4,160,446     68.2                L(24),Def(90),O(4)                                            162,787
 182     183       4,255,145     69.8                L(24),Def(91),O(4)
182.01  183.01     1,883,424
182.02  183.02     1,255,617
182.03  183.03     1,116,103
 183     184       4,132,187     75.1                L(24),Def(90),O(4)                457,326       446,780       490,668
 184     185       3,955,223     71.9                L(24),Def(90),O(4)
 185     186       3,868,269     69.1                L(24),Def(89),O(4)
 186     187       3,876,226     50.3                L(24),Def(88),O(7)                428,497       431,336       449,556
 187     188       3,769,946     70.5                L(24),Def(88),O(4)
 188     189       3,675,262     65.9                L(24),Def(90),O(4)                                             78,392
 189     190       3,725,913     61.8             L(56),Grtr1%orYM(58),O(4)            439,589       423,224       394,683
 190     191       3,875,532     74.2                L(24),Def(91),O(4)                268,150       214,582       515,734
 191     192       2,660,100     52.2                L(24),Def(90),O(4)
 192     193       3,960,000     80.0                L(24),Def(91),O(4)                              330,568       382,958
 193     194       3,456,640     72.0                L(24),Def(91),O(4)                221,579       249,667
 194     195       3,236,822     71.1                L(24),Def(87),O(4)                218,546       253,474
 195     196       3,261,242     70.1                L(24),Def(90),O(4)                                            109,140
 196     197       3,320,300     65.1                L(24),Def(90),O(4)                                            201,296
 197     198       3,301,050     67.4             L(21),Grtr1%orYM(92),O(4)                                        317,402
 198     199       3,048,584     67.7                L(24),Def(88),O(4)
 199     200       3,034,881     60.7                L(24),Def(86),O(4)                398,385       416,570
 200     201       3,162,212     71.9                L(24),Def(90),O(4)                344,532       338,109       330,834
 201     202       3,092,744     70.3                L(24),Def(91),O(4)
 202     203       3,154,023     67.1                L(24),Def(90),O(4)                                            414,333
 203     204       2,761,704     67.4                L(24),Def(87),O(4)
 204     205       2,496,239     44.3                L(24),Def(90),O(4)
 205     206       2,718,730     67.1                L(24),Def(88),O(4)                375,836       356,125       363,644
 206     207       2,799,167     70.0             L(57),Grtr1%orYM(57),O(4)
 207     208       2,528,586     58.4                L(24),Def(89),O(4)
 208     209       2,900,000     63.3                L(24),Def(90),O(4)
 209     210       2,495,331     42.6                L(24),Def(91),O(4)
 210     211       2,454,499     72.2                L(24),Def(90),O(4)                293,784       327,782       327,076
 211     212       2,293,317     67.5                L(24),Def(90),O(4)                                            247,440
 212     213       2,262,377     66.0                L(24),Def(89),O(4)
 213     214       2,154,482     64.7                L(24),Def(89),O(4)                239,081       208,709       216,341
 214     215       2,248,235     74.9                L(24),Def(90),O(4)                310,975       311,829       342,499
 215     216       1,933,786     66.9                L(24),Def(89),O(4)                177,549       121,040       170,221
 216     217       2,051,905     61.1             L(58),Grtr1%orYM(56),O(4)                254        81,524       200,788
 217     218       2,130,000     62.6                L(24),Def(89),O(4)
 218     219       2,000,000     77.5                L(24),Def(90),O(4)                193,832       207,932
 219     220       2,000,000     64.5                L(24),Def(89),O(4)
 220     221       1,693,964     63.4            L(11),Grtr1%orYM(105),O(4)                           90,400        51,205
 221     222       1,500,914     70.5                L(24),Def(89),O(4)                              131,984       155,928
 222     223       1,475,680     59.5                L(24),Def(89),O(4)                              100,946       175,228
 223     224         938,195     63.4            L(11),Grtr1%orYM(105),O(4)                           13,421        54,870
 224     225         929,508     63.4            L(11),Grtr1%orYM(105),O(4)             41,445       116,013        94,432
 225     226         694,959     63.4            L(11),Grtr1%orYM(105),O(4)             70,633        69,801        66,058

ANNEX   MOST RECENT                                         UW                                    UW IO
 ID#      NOI DATE   UW NOI ($)  UW NCF ($)  DSCR (X)(5)(6)(16)(17)(18)(19)(20)  DSCR (X)(5)(6)(16)(17)(18)(19)(20)    TITLETYPE
------  -----------  ----------  ----------  ----------------------------------  ----------------------------------  -------------

  1       08/31/06   36,799,515  35,530,236                1.28                                   1.28                    Fee
  2        Various   29,539,000  26,860,719                2.15                                   2.15                    Fee
 2.01     06/30/06    3,770,069   3,482,639                                                                               Fee
 2.02     06/30/06    2,833,879   2,577,666                                                                               Fee
 2.03     06/30/06    2,551,310   2,315,914                                                                               Fee
 2.04     06/30/06    2,288,132   2,071,369                                                                               Fee
 2.05     06/30/06    2,703,595   2,456,806                                                                               Fee
 2.06     06/30/06    2,119,378   1,949,410                                                                               Fee
 2.07     08/31/06    1,905,308   1,726,951                                                                               Fee
 2.08     06/30/06    1,881,796   1,714,878                                                                               Fee
 2.09     03/31/06    1,724,610   1,531,506                                                                               Fee
 2.10     06/30/06    1,454,987   1,319,930                                                                               Fee
 2.11     06/30/06    1,311,675   1,196,683                                                                               Fee
 2.12     06/30/06    1,311,620   1,184,440                                                                               Fee
 2.13     06/30/06    1,487,194   1,320,437                                                                               Fee
 2.14     09/30/06      911,443     831,820                                                                               Fee
 2.15     08/31/06      863,150     800,588                                                                               Fee
 2.16     03/31/06      420,855     379,685                                                                               Fee
  3       12/31/06   10,668,223  10,307,365                1.46                                   1.46                    Fee
 3.01     12/31/06    4,243,368   4,144,442                                                                               Fee
 3.02     12/31/06      966,840     919,909                                                                               Fee
 3.03     12/31/06      775,080     734,426                                                                               Fee
 3.04     12/31/06      641,260     627,893                                                                               Fee
 3.05     12/31/06      625,774     611,576                                                                               Fee
 3.06     12/31/06      480,093     450,171                                                                               Fee
 3.07     12/31/06      488,198     459,908                                                                               Fee
 3.08     12/31/06      524,758     506,688                                                                               Fee
 3.09     12/31/06      496,043     472,427                                                                               Fee
 3.10     12/31/06      379,889     366,690                                                                               Fee
 3.11     12/31/06      327,215     318,317                                                                               Fee
 3.12     12/31/06      336,058     329,578                                                                               Fee
 3.13     12/31/06      212,616     202,212                                                                               Fee
 3.14     12/31/06      171,030     163,130                                                                               Fee
  4       11/30/06   13,583,245  12,069,259                1.37                                    N/A                    Fee
  5                   9,757,627   8,649,734                1.27                                    N/A               Fee/Leasehold
  6                   8,365,906   7,540,771                1.20                                   1.44                    Fee
  7       11/30/06    9,122,175   8,426,236                1.25                                    N/A                    Fee
  8                   7,016,077   6,629,880                1.48                                   1.48                    Fee
  9       09/01/06    6,689,717   6,489,366                1.24                                   1.48               Fee/Leasehold
  10      09/30/06   41,115,925  40,010,350                2.09                                   2.09                    Fee
10.01     09/30/06    5,081,464   4,989,779                                                                               Fee
10.02     09/30/06    3,975,530   3,929,927                                                                               Fee
10.03     09/30/06    3,363,701   3,303,325                                                                               Fee
10.04     09/30/06    3,363,155   3,314,179                                                                               Fee
10.05     09/30/06    2,812,801   2,779,812                                                                               Fee
10.06     09/30/06    2,181,244   2,130,406                                                                               Fee
10.07     09/30/06    2,217,251   2,166,482                                                                               Fee
10.08     09/30/06    2,139,230   2,084,695                                                                               Fee
10.09     09/30/06    1,832,432   1,716,990                                                                               Fee
10.10     09/30/06    2,645,810   2,558,930                                                                               Fee
10.11     09/30/06    1,668,339   1,642,708                                                                               Fee
10.12     09/30/06    1,467,550   1,429,538                                                                               Fee
10.13     09/30/06    1,445,488   1,353,140                                                                               Fee
10.14     09/30/06    1,450,820   1,384,840                                                                               Fee
10.15     09/30/06    1,210,851   1,177,014                                                                               Fee
10.16     09/30/06    1,087,716   1,063,950                                                                               Fee
10.17     09/30/06      978,546     956,090                                                                               Fee
10.18     09/30/06      763,636     711,199                                                                               Fee
10.19     09/30/06      921,826     841,622                                                                               Fee
10.20     09/30/06      508,533     475,721                                                                               Fee
  11      11/30/06    5,916,172   5,567,785                                                                               Fee
11.01     11/30/06    3,994,634   3,790,116                1.38                                   1.38                    Fee
11.02     11/30/06    2,154,396   2,038,192                                                                               Fee
11.03     11/30/06    1,369,302   1,323,874                                                                               Fee
11.04     11/30/06      470,936     428,050                                                                               Fee
11.05     11/30/06    1,921,538   1,777,669                1.38                                   1.38                    Fee
  12      08/31/06    7,320,650   6,495,442                1.42                                    N/A               Fee/Leasehold
  13       Various    7,124,212   6,259,977                1.85                                   1.85                    Fee
13.01     10/31/06    1,040,867     960,515                                                                               Fee
13.02     11/30/06      951,430     840,129                                                                               Fee
13.03     11/30/06      754,444     705,333                                                                               Fee
13.04     10/31/06      490,248     446,448                                                                               Fee
13.05     11/30/06      505,423     482,557                                                                               Fee
13.06     10/31/06      347,455     310,375                                                                               Fee
13.07     11/30/06      348,368     294,368                                                                               Fee
13.08     11/30/06      549,113     451,299                                                                               Fee
13.09     11/30/06      398,855     336,456                                                                               Fee
13.10     10/31/06      357,627     293,009                                                                               Fee
13.11     10/31/06      276,805     238,509                                                                               Fee
13.12     11/30/06      281,149     196,276                                                                               Fee
13.13     11/30/06      230,822     200,072                                                                               Fee
13.14     11/30/06      225,947     185,546                                                                               Fee
13.15     10/31/06      150,385     123,839                                                                               Fee
13.16     11/30/06      215,274     195,244                                                                               Fee
  14      10/31/06    6,520,659   6,015,495                1.40                                   1.67                    Fee
  15      10/31/06    6,162,071   5,235,605                1.39                                   1.60                    Fee
  16      09/30/06    4,920,246   4,606,862                1.36                                   1.65                    Fee
  17      11/30/06    4,443,953   4,135,348                1.22                                   1.47                    Fee
  18                  4,020,919   3,842,590                1.54                                   1.54                    Fee
  19      12/31/06    3,914,227   3,695,730                1.23                                    N/A                    Fee
19.01     12/31/06      887,172     843,645                                                                               Fee
19.02     12/31/06      859,930     804,079                                                                               Fee
19.03     12/31/06      840,959     799,049                                                                               Fee
19.04     12/31/06      272,534     258,623                                                                               Fee
19.05     12/31/06      248,352     231,102                                                                               Fee
19.06     12/31/06      248,228     230,477                                                                               Fee
19.07     12/31/06      222,104     209,532                                                                               Fee
19.08     12/31/06      156,168     152,651                                                                               Fee
19.09     12/31/06      102,085      94,629                                                                               Fee
19.10     12/31/06       76,695      71,943                                                                               Fee
  20                  3,424,377   3,304,964                1.20                                   1.42                    Fee
  21      12/31/06    3,059,415   3,011,755                1.32                                   1.32                    Fee
  22      09/30/06    3,088,943   2,876,526                1.45                                   1.45                    Fee
  23      09/30/06    3,087,322   2,830,951                1.40                                   1.40                    Fee
  24      08/31/06    3,946,966   3,417,676                1.41                                    N/A                    Fee
  25                  3,501,702   3,357,039                1.33                                    N/A                    Fee
  26      12/31/06    3,356,224   3,000,855                1.20                                   1.37                    Fee
  27                  2,437,034   2,412,758                1.29                                   1.29                    Fee
  28      09/30/06    2,738,230   2,619,230                1.20                                   1.43                    Fee
  29      09/30/06    2,598,817   2,428,230                1.43                                   1.43                    Fee
  30                  2,676,053   2,620,127                1.25                                   1.52                    Fee
  31      09/30/06    2,673,708   2,483,813                1.50                                   1.50                    Fee
  32      12/31/06    2,586,055   2,467,357                1.23                                   1.50                    Fee
  33      09/30/06    2,497,627   2,323,191                1.46                                   1.46                    Fee
  34      09/30/06    2,521,121   2,448,599                1.20                                   1.42                    Fee
  35      09/30/06    2,405,219   2,229,106                1.45                                   1.45                    Fee
  36      11/30/06    2,436,449   2,315,069                1.20                                   1.39                 Leasehold
  37      06/30/06    1,940,478   1,892,178                1.15                                   1.34                    Fee
  38      09/30/06    2,255,488   2,050,502                1.33                                   1.60                    Fee
38.01                 1,256,950   1,126,163                                                                               Fee
38.02     09/30/06      672,215     641,877                                                                               Fee
38.03     09/30/06      326,323     282,462                                                                               Fee
  39      09/30/06    1,854,811   1,725,842                1.45                                   1.45                    Fee
  40      08/31/06    2,106,197   2,004,357                1.37                                   1.65                    Fee
  41                  1,869,319   1,848,499                1.22                                    N/A                    Fee
  42      12/31/06    1,932,109   1,724,704                1.20                                   1.45                    Fee
  43      12/31/06    1,956,800   1,899,239                1.35                                   1.65                    Fee
  44      04/30/06    2,265,484   2,180,359                1.46                                    N/A                    Fee
  45      09/30/06    2,212,239   2,116,839                1.92                                   1.92                    Fee
  46      09/30/06    1,771,548   1,717,183                1.28                                    N/A               Fee/Leasehold
  47      09/30/06    2,634,117   2,297,330                1.65                                    N/A                    Fee
  48      09/30/06    1,667,939   1,541,220                1.42                                   1.42                    Fee
  49      09/31/06    1,780,820   1,720,820                1.51                                   1.51                    Fee
  50      09/30/06    1,750,703   1,648,719                1.51                                   1.51                    Fee
  51                  1,764,119   1,716,056                1.29                                   1.52                    Fee
  52      09/30/06    1,571,078   1,453,485                1.43                                   1.43                    Fee
  53      07/01/13    1,810,303   1,578,694                1.25                                   1.49                    Fee
53.01     09/30/06      923,393     789,378                                                                               Fee
53.02     09/30/06      886,910     789,316                                                                               Fee
  54      08/01/05    1,509,742   1,427,492                1.31                                   1.31                    Fee
  55                  1,888,322   1,787,122                1.46                                   1.75                    Fee
  56      10/31/06    1,486,339   1,378,248                1.18                                   1.44                    Fee
  57      09/30/06    1,755,727   1,623,557                1.75                                   1.75                    Fee
  58                  1,438,721   1,409,957                1.11                                   1.29                    Fee
  59      09/30/06    1,485,463   1,409,463                1.31                                   1.31                    Fee
  60      10/31/06    1,880,374   1,635,254                1.43                                   1.70                 Leasehold
  61      11/30/06    1,265,327   1,222,127                1.16                                   1.41                    Fee
  62                  1,201,760   1,196,187                1.15                                   1.39                    Fee
  63      09/30/06    1,256,130   1,187,244                1.15                                   1.40                    Fee
  64                  1,348,187   1,279,872                1.17                                    N/A                    Fee
  65                  1,398,255   1,292,189                1.24                                   1.50                    Fee
65.01                   404,549     378,217                                                                               Fee
65.02                   362,430     347,770                                                                               Fee
65.03                   330,936     295,637                                                                               Fee
65.04                   300,339     270,565                                                                               Fee
  66                  1,390,512   1,378,458                1.60                                   1.60                    Fee
  67      09/30/06    1,505,342   1,382,291                1.72                                   1.72                    Fee
  68                  1,344,514   1,218,514                1.19                                   1.44                    Fee
  69      05/31/06    1,512,089   1,426,299                1.42                                   1.71                    Fee
69.01     05/31/06      691,559     651,270                                                                               Fee
69.02     05/31/06      471,019     450,851                                                                               Fee
69.03     05/31/06      349,511     324,178                                                                               Fee
  70                  1,291,265   1,212,355                1.25                                    N/A                    Fee
  71                  1,219,947   1,122,047                1.17                                   1.40                    Fee
  72      12/31/06    1,244,064   1,151,941                1.26                                   1.54                    Fee
  73                  1,394,089   1,339,437                1.80                                   1.80                    Fee
  74      11/30/06    1,230,661   1,133,632                1.21                                   1.45                    Fee
  75      11/30/06    1,106,106   1,056,106                1.20                                   1.48                    Fee
  76      09/30/06    1,251,339   1,174,324                1.25                                   1.48                    Fee
  77      09/30/06    1,131,425   1,103,489                1.45                                   1.45                    Fee
  78      09/30/06    1,146,481   1,068,262                1.49                                   1.49                    Fee
  79      03/31/06    1,161,749   1,112,399                1.21                                   1.43                    Fee
  80                  1,456,560   1,349,039                1.34                                    N/A                    Fee
  81      09/30/06    1,138,015   1,047,337                1.48                                   1.48                    Fee
  82      09/30/06    1,064,113     993,264                1.19                                    N/A                    Fee
  83      12/03/06    1,049,588   1,019,588                1.19                                    N/A                    Fee
  84                  1,123,757   1,016,399                1.22                                   1.47                    Fee
  85                  1,023,528     987,962                1.15                                    N/A                    Fee
  86      10/31/06    1,156,991     990,942                1.24                                   1.49                    Fee
  87      09/30/06      981,154     955,006                1.49                                   1.49                    Fee
  88                  1,024,879     973,321                1.21                                   1.44                    Fee
  89                  1,008,759     936,634                1.20                                   1.44                    Fee
  90      09/30/06    1,400,723   1,258,941                1.60                                   1.90                    Fee
  91      11/30/06      968,855     944,449                1.22                                    N/A                    Fee
  92      11/30/06      909,757     879,361                1.16                                   1.41                    Fee
  93      10/31/06      915,393     823,617                1.10                                   1.33                    Fee
  94      08/31/06      935,866     900,666                1.19                                   1.38                    Fee
  95      09/30/06    1,003,530     948,779                1.31                                   1.60                    Fee
  96      10/31/06    1,010,239     949,807                1.26                                   1.50                    Fee
  97      06/30/06      977,661     903,661                1.25                                   1.51                    Fee
  98      09/30/06      952,862     897,085                1.27                                   1.53                    Fee
  99                    914,929     844,228                1.20                                   1.46                    Fee
99.01                   485,070     448,054                                                                               Fee
99.02                   429,859     396,174                                                                               Fee
 100                  1,304,023   1,166,074                2.00                                   2.00                    Fee
 101      09/30/06      881,412     807,298                1.43                                   1.43                    Fee
 102      10/31/06    1,075,718   1,011,582                1.49                                   1.82                    Fee
 103      09/30/06      899,697     834,423                1.23                                   1.48                    Fee
 104      09/30/06      859,842     799,043                1.48                                   1.48                    Fee
 105      07/31/06    1,061,264     973,064                1.46                                   1.76                    Fee
105.01    07/31/06      645,913     597,517                                                                               Fee
105.02    07/31/06      415,351     375,547                                                                               Fee
 106      10/31/06      861,520     769,860                1.15                                   1.36                    Fee
 107      12/31/06      791,191     732,562                1.36                                   1.36                    Fee
 108                    761,952     724,099                1.15                                   1.38                    Fee
 109      09/30/06    1,100,839     983,914                1.56                                    N/A                    Fee
 110      08/31/06      787,417     725,179                1.17                                    N/A                    Fee
 111      10/31/06      765,185     720,556                1.16                                   1.38                    Fee
 112      08/31/06      833,207     819,964                1.39                                   1.66                    Fee
 113                    762,819     713,115                1.21                                   1.45                    Fee
 114      09/30/06      846,384     747,118                1.28                                   1.53                    Fee
 115                    831,726     793,926                1.32                                    N/A                    Fee
 116                    736,041     683,571                1.16                                    N/A                    Fee
 117      09/30/06    1,121,782     937,448                1.62                                    N/A                    Fee
 118                    709,059     664,845                1.20                                   1.44                    Fee
 119      09/30/06      965,632     859,057                1.55                                    N/A                    Fee
 120                    888,229     851,629                1.46                                    N/A                    Fee
 121                    757,361     720,905                1.28                                    N/A                    Fee
 122                    666,489     628,247                1.17                                   1.40                    Fee
 123      12/31/06      743,292     643,618                1.25                                   1.52                    Fee
 124                    606,483     576,558                1.15                                   1.38                    Fee
 125      05/30/06      595,750     570,038                1.32                                   1.32                    Fee
 126                    722,951     649,186                1.20                                    N/A                    Fee
 127                  1,003,897     906,097                1.73                                    N/A                    Fee
 128      09/30/06      738,578     687,660                1.35                                   1.64                    Fee
 129      09/30/06      617,910     591,910                1.15                                   1.38                    Fee
 130      08/31/06      653,467     599,206                1.17                                   1.41                    Fee
 131      10/31/06      769,094     641,011                1.25                                   1.51                    Fee
 132      12/31/06      690,283     618,855                1.21                                   1.46                    Fee
 133      09/30/06      644,989     611,112                1.20                                   1.42                    Fee
 134      10/31/06      641,261     597,621                1.44                                   1.44                    Fee
 135      10/31/06      659,182     632,982                1.26                                   1.52                    Fee
 136                    648,395     601,103                1.23                                   1.50                    Fee
 137      06/30/06      606,501     587,257                1.20                                   1.45                    Fee
 138      10/31/06      599,721     575,721                1.15                                   1.37                    Fee
 139                    678,639     641,799                1.22                                   1.41                    Fee
 140      09/30/06      768,598     694,850                1.39                                    N/A                    Fee
 141      09/30/06      627,940     572,224                1.18                                   1.41                    Fee
 142      09/30/06      608,609     546,719                1.46                                   1.46                    Fee
 143      09/30/06      617,455     566,353                1.15                                    N/A                    Fee
 144      08/31/06    1,000,717     889,388                1.90                                   2.29                    Fee
 145      08/31/06      976,422     900,007                1.36                                    N/A                    Fee
 146                    628,316     566,759                1.22                                   1.45                    Fee
146.01                  347,448     313,408                                                                               Fee
146.02                  280,868     253,351                                                                               Fee
 147      08/31/06      601,881     544,681                1.21                                   1.47                    Fee
 148      10/31/06      702,982     647,725                1.39                                    N/A                    Fee
 149      09/30/06      964,375     864,525                1.92                                    N/A                    Fee
 150                    722,784     672,161                1.51                                   1.82                    Fee
 151      10/13/06      519,044     490,578                1.15                                   1.39                    Fee
 152      10/31/06      688,078     626,729                1.37                                    N/A                    Fee
 153      09/30/06      596,212     544,067                1.30                                   1.57                    Fee
 154                    770,929     733,743                1.65                                    N/A                    Fee
 155                    576,239     548,031                1.21                                    N/A                    Fee
 156                    797,194     745,248                1.80                                    N/A                    Fee
 157                    536,586     504,282                1.23                                    N/A                    Fee
 158                    583,622     545,222                1.26                                    N/A                    Fee
 159      10/31/06      579,790     542,354                1.30                                    N/A                    Fee
 160                    510,082     474,598                1.20                                   1.45                    Fee
 161      10/31/06      541,487     496,077                1.23                                    N/A                    Fee
 162      10/31/06      639,652     575,652                1.45                                    N/A                    Fee
162.01    10/31/06      327,148     297,148                                                                               Fee
162.02    10/31/06      270,218     246,218                                                                               Fee
162.03    10/31/06       42,286      32,286                                                                               Fee
 163      12/31/06      547,863     518,603                1.32                                   1.59                    Fee
 164      09/30/06      509,253     493,601                1.25                                   1.48                    Fee
 165                    558,735     528,200                1.27                                    N/A                    Fee
 166                    470,494     468,767                1.15                                    N/A                    Fee
 167      08/31/06      826,514     756,130                1.45                                    N/A                    Fee
 168      11/30/06      468,298     446,635                1.21                                    N/A                    Fee
 169                    473,426     441,859                1.21                                   1.44                    Fee
 170      09/30/06      439,412     411,572                1.16                                   1.41                    Fee
 171      07/31/06      458,697     422,514                1.21                                   1.46                    Fee
 172                    444,045     421,005                1.44                                   1.44                    Fee
 173                    537,369     473,373                1.32                                    N/A                    Fee
 174      10/31/06      578,245     521,056                1.36                                    N/A                    Fee
 175      10/31/06      465,379     427,455                1.24                                    N/A                    Fee
 176                    636,451     585,379                2.04                                   2.04                    Fee
 177      09/30/06      453,257     400,046                1.37                                   1.37                 Leasehold
 178      10/31/06      431,563     410,688                1.20                                   1.43                    Fee
 179      09/30/06      465,687     430,473                1.23                                   1.45                    Fee
 180                    533,985     458,629                1.24                                    N/A                    Fee
 181      12/31/06      415,725     400,525                1.24                                   1.51                    Fee
 182                    496,700     462,450                1.39                                   1.66                    Fee
182.01                  230,574     214,324                                                                               Fee
182.02                  148,110     139,110                                                                               Fee
182.03                  118,016     109,016                                                                               Fee
 183      10/31/06      440,542     402,182                1.26                                   1.51                    Fee
 184                    373,533     358,783                1.17                                   1.40                    Fee
 185                    439,622     410,972                1.36                                   1.63                    Fee
 186      08/31/06      414,427     375,353                1.23                                   1.46                    Fee
 187                    386,801     364,654                1.20                                   1.43                    Fee
 188      02/28/06      434,954     400,380                1.23                                    N/A                    Fee
 189                    362,151     346,536                1.14                                   1.35                    Fee
 190      05/31/06      488,485     446,485                1.54                                   1.86                    Fee
 191                    414,386     410,516                1.18                                    N/A                    Fee
 192      12/31/06      346,298     324,298                1.34                                   1.34                    Fee
 193                    337,887     321,476                1.16                                    N/A                    Fee
 194                    373,821     327,821                1.15                                    N/A                    Fee
 195      11/27/06      353,556     328,765                1.29                                   1.57                    Fee
 196      10/31/06      347,320     317,320                1.24                                   1.50                    Fee
 197      10/31/06      319,940     310,419                1.23                                   1.47                    Fee
 198                    352,873     335,147                1.30                                    N/A                    Fee
 199                    399,887     383,087                1.46                                    N/A                    Fee
 200      12/31/06      330,343     304,658                1.24                                   1.50                    Fee
 201                    312,136     299,207                1.20                                   1.43                    Fee
 202      11/30/06      362,080     349,367                1.41                                   1.68                    Fee
 203                    354,351     306,850                1.29                                    N/A                    Fee
 204                    356,662     327,471                1.30                                    N/A                    Fee
 205      06/30/06      384,241     347,717                1.59                                   1.86                    Fee
 206                    304,925     285,395                1.35                                   1.62                    Fee
 207                    258,006     256,716                1.22                                    N/A                    Fee
 208                    303,214     293,020                1.73                                   1.73                    Fee
 209                    335,279     316,193                1.53                                   1.78                    Fee
 210      09/30/06      292,837     236,417                1.22                                   1.45                    Fee
 211      12/31/06      261,883     234,516                1.22                                    N/A                    Fee
 212                    237,799     226,323                1.20                                   1.41                    Fee
 213      06/30/06      232,035     226,935                1.33                                   1.60                    Fee
 214      09/30/06      239,442     217,687                1.25                                   1.47                    Fee
 215      09/30/06      257,174     230,674                1.41                                    N/A                    Fee
 216      11/30/06      236,613     223,634                1.45                                   1.74                    Fee
 217                    229,961     217,652                1.75                                   1.75                    Fee
 218                    181,534     175,581                1.48                                   1.48                    Fee
 219                    209,987     198,822                1.70                                   1.70                    Fee
 220      12/31/06      178,143     170,996                1.21                                   1.43                    Fee
 221      06/30/06      157,823     152,295                1.28                                   1.54                    Fee
 222      05/31/06      168,632     165,382                1.41                                   1.70                    Fee
 223      12/31/06       97,451      93,922                1.21                                   1.43                    Fee
 224      12/31/06       98,591      94,120                1.21                                   1.43                    Fee
 225      12/31/06       75,354      69,651                1.21                                   1.43                    Fee

                                                           UPFRONT ESCROW(21)
                  ---------------------------------------------------------------------------------------------------------
ANNEX             UPFRONT CAPEX  UPFRONT ENGIN.  UPFRONT ENVIR.  UPFRONT TI/LC  UPFRONT RE TAX  UPFRONT INS.  UPFRONT OTHER
 ID#     PML %     RESERVE ($)     RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)   RESERVE ($)    RESERVE ($)
------  -------   -------------  --------------  --------------  -------------  --------------  ------------  -------------

  1                           0               0               0      4,100,000       4,718,404        72,938      3,702,491
  2                           0               0               0              0               0             0              0
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
 2.16
  3                           0               0               0         52,317               0             0              0
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
  4                     125,466               0               0              0         813,800       562,509              0
  5       19.0           92,324          36,250               0              0         541,653       195,229              0
  6                      43,946          28,375               0              0          80,350       162,322              0
  7                           0               0               0              0               0             0              0
  8                           0         373,400               0              0         209,688             0              0
  9                       4,016               0               0         41,667         143,746        30,491              0
  10                          0               0               0              0               0             0              0
10.01
10.02
10.03
10.04
10.05
10.06
10.07
10.08
10.09
10.10
10.11
10.12     18.0
10.13
10.14     16.0
10.15
10.16
10.17
10.18
10.19
10.20
  11
11.01                         0               0               0              0         166,925             0      1,668,694
11.02
11.03
11.04
11.05                         0               0               0              0          69,652             0              0
  12                     68,767               0               0              0         454,342       160,607              0
  13    Various               0               0               0              0               0             0              0
13.01
13.02
13.03
13.04
13.05
13.06
13.07     8.0
13.08     8.0
13.09
13.10
13.11
13.12     10.0
13.13     9.0
13.14
13.15
13.16
  14                          0               0               0      1,084,585         245,621       154,934              0
  15                          0         277,521               0              0               0             0              0
  16                          0               0               0              0               0             0              0
  17                     11,543               0               0      3,316,160         150,470        27,452        985,000
  18                          0               0               0      1,257,370               0             0      1,194,228
  19                    100,000               0               0        150,000         159,750             0              0
19.01
19.02
19.03
19.04
19.05
19.06
19.07
19.08
19.09
19.10
  20                      1,822               0               0      2,475,979          37,800        52,500              0
  21                     85,000               0               0        711,130         110,674        31,677        891,900
  22      10.0                0               0               0              0               0             0              0
  23      17.0                0         110,625               0              0               0             0              0
  24                     44,160               0               0              0         250,442        72,583              0
  25                     41,674         313,938               0              0               0             0              0
  26                     27,395               0               0              0          18,608        86,857              0
  27      5.0                 0               0               0              0               0             0              0
  28                      9,917               0               0              0          75,356        35,836              0
  29      16.0                0               0               0              0               0             0              0
  30                          0               0               0              0               0             0              0
  31      11.0                0               0               0              0               0             0              0
  32                          0               0               0              0          69,347        17,250              0
  33      16.0                0               0               0              0               0             0              0
  34                      1,774               0               0          3,802          80,299        49,535              0
  35      8.0                 0               0               0              0               0             0              0
  36                          0          14,750               0              0         531,390        14,385              0
  37                      5,367               0               0              0               0        19,625        500,000
  38                      1,734               0               0              0               0             0              0
38.01
38.02
38.03
  39      8.0                 0               0               0              0               0             0              0
  40                          0               0               0              0         108,172         4,351              0
  41                        917               0               0              0          69,812         5,112         40,459
  42                          0               0               0              0               0             0        214,179
  43                          0               0               0              0          77,496             0              0
  44                          0               0               0              0         146,598        29,090              0
  45                          0               0               0              0               0             0              0
  46                          0         191,438          25,000        150,000          83,783        12,655              0
  47                    250,000               0               0              0          98,129        51,158              0
  48                          0               0               0              0               0             0              0
  49                          0         600,000               0              0               0             0              0
  50                          0         140,850               0              0               0             0              0
  51                      1,208               0               0          6,200          30,577        45,431        196,604
  52      18.0                0               0               0              0               0             0              0
  53                      9,650               0               0              0          27,514        17,485        745,000
53.01
53.02
  54      9.0             6,854               0               0              0               0        26,828              0
  55                          0               0               0              0               0             0              0
  56      19.0                0           2,188               0              0          16,188         5,215              0
  57      11.0                0               0               0              0               0             0              0
  58                        719               0               0          1,678               0         3,122        100,000
  59                  2,500,000               0               0              0          65,020       229,209              0
  60      19.0                0               0               0              0               0             0              0
  61                          0               0               0              0          46,605         7,625              0
  62                          0               0               0              0               0             0              0
  63                          0               0               0              0          31,323        52,420              0
  64                          0               0               0              0          31,269           851      1,515,318
  65                     73,524           6,500               0              0          17,884        13,755              0
65.01
65.02
65.03
65.04
  66                          0               0               0              0           4,742         3,932              0
  67      38.0                0               0               0              0               0             0              0
  68                          0               0               0              0           4,047         3,334        114,000
  69                     96,819               0               0              0               0             0              0
69.01
69.02
69.03
  70                          0               0               0              0          32,965         6,117        520,188
  71                          0               0               0              0               0             0              0
  72                          0               0               0              0               0             0              0
  73                        473         134,070               0          2,367         130,324        28,084              0
  74                      1,218               0               0          7,500          84,190        20,182              0
  75                      2,500               0               0              0               0        30,153              0
  76                    216,000           3,750               0        832,000          51,041         6,321         24,000
  77                          0          96,750               0              0         106,401         1,742              0
  78      9.0                 0               0               0              0               0             0              0
  79                      2,655               0               0          1,458          65,225         7,789        800,000
  80      16.0                0               0               0        200,000          21,335        39,653              0
  81      13.0            1,457          29,688               0          5,417          41,787        16,893              0
  82                          0               0               0              0          89,288         9,658              0
  83                      2,500               0               0              0               0             0              0
  84                          0               0               0              0               0             0              0
  85                          0               0               0              0          40,012         3,973              0
  86                          0               0               0              0          85,787         6,253              0
  87      18.0              478          40,000               0              0          24,150         7,721        100,000
  88                          0               0               0        310,000          15,061         6,595        499,382
  89                      1,467               0               0          1,667          53,986        16,978      1,610,000
  90                     11,840               0               0              0          14,000         8,691              0
  91                        953               0               0          5,000          33,369        10,266              0
  92                          0               0               0              0          14,769        17,927         32,369
  93      19.0          197,395               0               0              0          36,670        12,833              0
  94      7.0             2,934               0               0              0           5,867        43,552        550,000
  95                      1,039               0               0          5,193          32,081         6,551          3,142
  96                          0               0               0              0          13,395         5,293              0
  97                          0               0               0              0         149,324        41,102              0
  98                          0          48,970               0        300,000          87,655        16,288              0
  99                      1,597               0               0              0               0             0              0
99.01
99.02
 100      16.0            1,553               0               0              0          57,704         6,802              0
 101      32.0                0               0               0              0               0             0              0
 102                          0               0               0              0               0             0              0
 103                          0               0               0        500,000          30,860             0              0
 104      9.0                 0               0               0              0               0             0              0
 105                      6,992               0               0              0          88,667        70,618              0
105.01
105.02
 106                     46,138         279,657               0              0          87,602        20,567        350,000
 107                     26,500               0               0        150,000         198,236         7,537              0
 108      18.0                0         103,816               0         60,000          49,267         6,498        155,000
 109                          0               0               0              0          62,674        10,064              0
 110                          0               0               0              0          15,190        31,011              0
 111                          0               0               0              0          17,578         4,812              0
 112                          0               0               0              0               0             0              0
 113                        836               0               0          1,896          92,313         5,330      1,600,000
 114                          0               0               0              0          44,867         6,595              0
 115                          0               0               0              0          66,358        17,459              0
 116                        760               0               0          2,471               0         9,639              0
 117                          0               0               0              0          20,737        11,818      1,300,000
 118                        706               0               0          2,648               0         4,053              0
 119                          0           3,750               0              0          67,612        21,487              0
 120                          0               0               0              0          67,951        13,618              0
 121      10.0                0               0               0        150,000               0             0              0
 122                        391               0               0          2,083          20,101        34,189              0
 123                          0               0               0        250,000          10,871         2,876        126,762
 124                    352,771               0               0              0         256,218        36,041        350,000
 125                          0               0               0              0          77,625         1,314              0
 126                      1,609               0               0          5,417         151,667        47,030              0
 127                      1,000               0               0              0          51,722         4,127              0
 128                          0           4,000               0              0          14,116        17,301              0
 129      17.0            2,167               0               0              0          40,163        17,706              0
 130      15.0                0           6,250               0              0           8,583           784        155,000
 131                          0           3,750               0        300,000          16,547         6,166              0
 132                          0           6,125               0              0          22,911        15,511              0
 133                          0               0               0              0          45,377        15,115              0
 134                      3,468               0               0         50,000          10,284         9,407         80,000
 135                          0          11,820               0              0         105,498             0              0
 136                          0         100,000               0              0               0             0              0
 137                        345               0               0          1,149          90,020        11,622              0
 138                          0               0               0              0          60,074         1,349              0
 139      16.0            1,184               0               0        600,000          41,175         8,084        100,000
 140      10.0                0               0               0              0               0         2,640              0
 141                          0               0               0        190,000          46,392        10,628              0
 142      17.0                0               0               0              0               0             0              0
 143                      1,717               0               0              0          27,319         5,886              0
 144                          0          51,676               0        300,000         107,342         7,527              0
 145                          0               0               0              0          62,535         7,978              0
 146                        664          12,488               0              0               0             0              0
146.01
146.02
 147                     29,767          23,438               0              0          31,565        19,918              0
 148                          0               0               0              0          10,919        42,421              0
 149                          0               0               0              0          23,805        28,482              0
 150                        822         271,539               0              0          10,286         8,092        450,000
 151      10.0              370               0               0          1,875          27,905         3,762              0
 152                          0               0               0              0           5,532         2,205              0
 153                        797          25,625               0         76,966          29,350        28,500              0
 154                     25,000               0               0              0               0             0              0
 155                        414               0               0              0           9,083         1,815        240,000
 156                      2,164          57,081               0          2,164          12,402        46,716        207,429
 157                          0               0               0              0               0             0              0
 158                          0               0               0              0          43,264         7,533              0
 159                          0               0               0              0          27,329         2,509              0
 160      17.0              902          19,445               0        250,000          24,501        10,790         40,000
 161                          0               0               0              0          43,393         2,108              0
 162                      5,333          19,000               0              0          43,173        19,444              0
162.01
162.02
162.03
 163                          0               0               0              0          16,546         1,447              0
 164      26.0              228               0               0              0          12,484         2,428              0
 165                          0               0               0          1,458               0             0              0
 166      9.0                 0               0               0              0               0             0              0
 167                          0               0               0              0          49,335         7,074              0
 168                        631               0         350,000          1,667          16,523         8,628              0
 169                        578          20,063               0          1,250               0             0        140,000
 170                          0               0               0              0          35,653         8,015         47,000
 171                          0               0               0         80,000          15,850         7,392         50,000
 172                          0               0          15,000              0          20,290         7,107              0
 173                      3,200         256,338         125,000              0          40,552        29,118              0
 174                          0               0               0              0           9,939         4,211              0
 175                          0               0               0              0          16,447         6,317        137,000
 176                          0               0               0              0               0             0              0
 177      18.0          140,000           3,325               0         70,285          19,950             0              0
 178                      1,740               0               0              0          19,653         4,480              0
 179                          0               0               0        150,000           5,472        14,254              0
 180                      1,421          97,500               0        312,104          17,616        13,743              0
 181                          0               0          30,500              0          18,911         1,400              0
 182                     94,604          58,250               0              0          73,733        11,079              0
182.01
182.02
182.03
 183                          0               0               0              0           5,906        19,436              0
 184      19.0                0               0               0         25,000          20,921         1,918              0
 185                          0               0               0              0               0             0              0
 186                        868          25,625               0          2,500          36,820        11,832              0
 187                        769               0               0            833          65,510         9,944        117,840
 188                        823               0               0          1,667          13,079         1,621         99,673
 189                          0               0               0              0           6,254         1,832              0
 190                          0               0               0              0               0             0              0
 191                          0               0               0              0               0             0              0
 192                          0               0               0              0          14,872        13,445              0
 193                        191               0               0         31,515          18,400        10,563              0
 194                     35,000          17,125               0              0               0         5,333              0
 195                          0               0               0              0          30,847         2,036              0
 196                      2,500               0               0              0           8,375        20,768              0
 197                          0               0               0              0           9,841         3,102              0
 198                        337               0               0              0          12,000         1,431        123,725
 199                          0               0               0              0          52,299        17,702              0
 200                          0          11,813               0         55,000           2,454         1,595              0
 201                        254               0               0          1,250          11,993         9,563         40,900
 202                        313               0               0          1,250          25,564         7,005              0
 203                        509               0               0          2,500          81,326         7,270              0
 204      11.0              577          15,201               0          1,981           3,408         6,011        150,000
 205                          0          10,000               0              0          31,850         3,550              0
 206                          0           3,750          14,000              0           5,801         2,501              0
 207                          0               0               0              0           3,544             0              0
 208                          0               0               0              0               0             0              0
 209      13.0               66               0               0            441           8,774         2,642              0
 210                          0          26,988               0              0           2,734        15,922        151,295
 211                          0               0               0              0          11,090           978              0
 212                        195               0               0            833           4,699         8,737        300,000
 213                          0               0               0              0           3,391             0              0
 214                     96,852         208,398               0              0          11,610         4,185              0
 215                      1,988         199,921               0              0          33,806        14,722              0
 216      10.0                0           3,750               0              0           6,400           670         18,060
 217                          0               0               0              0               0             0              0
 218                          0               0               0              0           6,018        14,764              0
 219                          0               0               0              0               0             0              0
 220                                                                    20,000          14,926                       50,000
 221                          0          99,711               0              0           7,321             0              0
 222                          0               0               0              0          30,594             0              0
 223                                                                    10,000           6,199                       50,000
 224                                                                    10,000           3,561
 225                                                                    10,000          13,439

                                              MONTHLY ESCROW(22)
        -----------------------------------------------------------------------------------------
ANNEX   MONTHLY CAPEX  MONTHLY ENVIR.  MONTHLY TI/LC  MONTHLY RE TAX  MONTHLY INS.  MONTHLY OTHER  SINGLE
 ID#     RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)   RESERVE ($)    RESERVE ($)   TENANT
------  -------------  --------------  -------------  --------------  ------------  -------------  ------

  1             3,107               0         83,333       1,179,601        72,938              0     No
  2                 0               0              0               0             0              0     No
 2.01                                                                                                 No
 2.02                                                                                                 No
 2.03                                                                                                 No
 2.04                                                                                                 No
 2.05                                                                                                 No
 2.06                                                                                                 No
 2.07                                                                                                 No
 2.08                                                                                                 No
 2.09                                                                                                 No
 2.10                                                                                                 No
 2.11                                                                                                 No
 2.12                                                                                                 No
 2.13                                                                                                 No
 2.14                                                                                                 No
 2.15                                                                                                 No
 2.16                                                                                                 No
  3                 0               0              0               0             0              0     No
 3.01                                                                                                 No
 3.02                                                                                                 No
 3.03                                                                                                 No
 3.04                                                                                                 Yes
 3.05                                                                                                 No
 3.06                                                                                                 Yes
 3.07                                                                                                 Yes
 3.08                                                                                                 Yes
 3.09                                                                                                 No
 3.10                                                                                                 Yes
 3.11                                                                                                 Yes
 3.12                                                                                                 Yes
 3.13                                                                                                 No
 3.14                                                                                                 No
  4           125,466               0              0          62,600             0              0     No
  5            92,324               0              0          77,379             0              0     No
  6            43,946               0              0          40,175        19,451              0     No
  7                 0               0              0               0             0              0     No
  8             4,497               0              0          69,896             0              0     Yes
  9             4,016               0         41,667          21,689        10,164              0     No
  10                0               0              0               0             0              0     No
10.01                                                                                                 No
10.02                                                                                                 No
10.03                                                                                                 No
10.04                                                                                                 No
10.05                                                                                                 No
10.06                                                                                                 No
10.07                                                                                                 No
10.08                                                                                                 No
10.09                                                                                                 No
10.10                                                                                                 No
10.11                                                                                                 No
10.12                                                                                                 No
10.13                                                                                                 No
10.14                                                                                                 No
10.15                                                                                                 No
10.16                                                                                                 No
10.17                                                                                                 No
10.18                                                                                                 No
10.19                                                                                                 No
10.20                                                                                                 No
  11                                                                                                  No
11.01               0               0              0          15,175             0              0     No
11.02                                                                                                 No
11.03                                                                                                 No
11.04                                                                                                 No
11.05               0               0              0           6,332             0              0     Yes
  12           68,767               0              0          59,377             0              0     No
  13                0               0              0               0             0              0     No
13.01                                                                                                 Yes
13.02                                                                                                 No
13.03                                                                                                 No
13.04                                                                                                 Yes
13.05                                                                                                 No
13.06                                                                                                 No
13.07                                                                                                 Yes
13.08                                                                                                 No
13.09                                                                                                 No
13.10                                                                                                 No
13.11                                                                                                 No
13.12                                                                                                 No
13.13                                                                                                 Yes
13.14                                                                                                 No
13.15                                                                                                 Yes
13.16                                                                                                 Yes
  14            8,825               0              0          61,405        14,085              0     No
  15           77,205               0              0         135,860             0              0     No
  16                0               0              0               0             0              0     No
  17           11,543               0         16,160          24,115         9,151              0     No
  18                0               0              0               0             0              0     No
  19            2,921               0              0               0             0              0     No
19.01                                                                                                 No
19.02                                                                                                 No
19.03                                                                                                 No
19.04                                                                                                 No
19.05                                                                                                 No
19.06                                                                                                 No
19.07                                                                                                 Yes
19.08                                                                                                 No
19.09                                                                                                 No
19.10                                                                                                 Yes
  20            1,822               0         12,074          37,800         5,250              0     No
  21            1,403               0          2,526          22,135         3,520              0     No
  22                0               0              0               0             0              0     No
  23                0               0              0               0             0              0     No
  24           44,160               0              0          17,889             0              0     No
  25            1,674               0              0               0             0              0     Yes
  26           27,395               0              0           6,203        10,475              0     No
  27                0               0              0               0             0              0     Yes
  28            9,917               0              0          10,765         7,167              0     No
  29                0               0              0               0             0              0     No
  30                0               0              0               0             0              0     Yes
  31                0               0              0               0             0              0     No
  32            1,540               0              0          17,337         8,625              0     No
  33                0               0              0               0             0              0     No
  34            1,774               0          3,802          26,766         8,498              0     No
  35                0               0              0               0             0              0     No
  36           10,124               0              0          40,876         7,193              0     No
  37            5,367               0              0          50,500         6,542              0     No
  38            1,734               0              0               0             0              0     No
38.01                                                                                                 Yes
38.02                                                                                                 Yes
38.03                                                                                                 Yes
  39                0               0              0               0             0              0     No
  40                0               0              0          27,043         2,176              0     No
  41              917               0              0          16,988         5,112              0     No
  42                0               0              0               0             0              0     No
  43                0               0              0          19,374             0              0     No
  44                0               0              0          22,702         9,697              0     No
  45            6,134               0              0               0             0              0     No
  46              442               0          5,833          27,928         4,218              0     No
  47           28,066               0              0          24,532        12,790              0     No
  48            3,333               0              0               0             0              0     No
  49            5,000               0              0          27,472             0              0     No
  50                0               0              0               0             0              0     No
  51            1,208               0          6,200          10,192         6,280              0     No
  52                0               0              0               0             0              0     No
  53            9,650               0              0           9,171         5,828              0     No
53.01                                                                                                 No
53.02                                                                                                 No
  54            6,854               0              0          23,567         5,366              0     No
  55                0               0              0               0             0              0     Yes
  56            1,667               0              0          48,564         1,304              0     Yes
  57                0               0              0               0             0              0     No
  58              719               0          1,678               0           781              0     No
  59            6,333               0              0          21,673        20,387              0     No
  60           20,226               0              0               0             0              0     No
  61                0               0              0               0             0              0     No
  62                0               0              0               0             0              0     No
  63            5,740               0              0          15,661         4,992              0     No
  64            1,005               0          3,500          15,634           851              0     No
  65            4,554               0         13,000           6,392         5,801              0     No
65.01                                                                                                 Yes
65.02                                                                                                 Yes
65.03                                                                                                 Yes
65.04                                                                                                 Yes
  66              332               0          1,167           4,742           786              0     No
  67                0               0              0               0             0              0     No
  68              546               0          2,085           1,349         1,250              0     No
  69            2,319               0              0               0             0              0     No
69.01                                                                                                 Yes
69.02                                                                                                 Yes
69.03                                                                                                 Yes
  70            1,233               0          5,858           4,121         1,166              0     No
  71                0               0              0               0             0              0     Yes
  72                0               0              0               0             0              0     Yes
  73              473               0          2,367          43,441         3,561              0     No
  74            1,218               0          7,500          28,063         1,835              0     No
  75            2,500               0              0          18,043         3,769              0     No
  76                0               0              0          10,208         3,160              0     No
  77            2,313               0              0          17,734           581              0     No
  78                0               0              0               0             0              0     No
  79            2,655               0          1,458           6,523         2,596              0     No
  80            2,779               0         41,684           5,334         3,605              0     Yes
  81            1,457               0          5,417          10,447         1,689              0     No
  82                0               0              0               0             0              0     No
  83                0               0              0               0             0              0     No
  84                0               0              0               0             0              0     Yes
  85              593               0          3,333          40,012         1,987              0     Yes
  86            2,625               0              0          21,447         1,251              0     No
  87              478               0              0           4,830         3,860              0     No
  88              586               0              0           1,255         1,099              0     No
  89            1,467               0          1,667          13,496         2,830              0     No
  90           11,840               0              0          14,000         2,897              0     No
  91              953               0          5,000           5,561           856              0     No
  92              844               0          1,833          14,769         1,793              0     No
  93              728               0          4,000           9,167         1,167              0     No
  94            2,934               0              0           2,933         3,350              0     No
  95            1,039               0          5,193          10,694         2,184          3,142     No
  96            1,398               0              0          13,395         2,646              0     No
  97            6,167               0              0          29,865         5,138              0     No
  98            1,162               0              0          22,565         1,629              0     No
  99            1,597               0              0               0             0              0     No
99.01                                                                                                 Yes
99.02                                                                                                 Yes
 100            1,553               0              0          11,541         2,267              0     No
 101                0               0              0               0             0              0     No
 102                0               0              0               0             0              0     No
 103                0               0              0          15,430             0              0     No
 104                0               0              0               0             0              0     No
 105            6,992               0              0           6,333         6,420              0     No
105.01                                                                                                No
105.02                                                                                                No
 106            7,638               0              0          21,901         5,833              0     No
 107              735               0          4,583          16,520         2,512              0     No
 108              218               0          3,000           8,211           722              0     No
 109            9,750               0              0           4,821         2,013              0     No
 110            1,037           3,876          5,186          15,190         3,876              0     No
 111              689               0          4,583           4,395         2,406              0     No
 112                0               0              0           6,532             0              0     No
 113              836               0          1,896           8,409         1,333              0     No
 114            1,110               0          4,150          14,956         3,298              0     No
 115                0               0              0          16,811         2,182              0     No
 116              760               0          2,471               0         1,071              0     Yes
 117                0               0              0          10,368         3,939              0     No
 118              706               0          2,648          13,429         1,351              0     No
 119            8,900               0              0           5,201         2,149              0     No
 120                0               0              0          16,627         1,702              0     No
 121                0               0              0               0             0              0     Yes
 122              391               0          2,083           5,030         8,525              0     No
 123            1,553               0          6,753           5,435         1,438              0     No
 124            2,771               0              0          18,301        11,026              0     No
 125                0               0              0           8,625           438              0     No
 126            1,609               0          5,417          11,667         3,359              0     No
 127            1,000               0              0          17,241         1,032              0     Yes
 128              713               0          1,471           7,340         5,767              0     No
 129            2,167               0              0           8,033         1,771              0     No
 130              532               0          2,660           2,861           784              0     No
 131            6,606               0              0           8,274         3,083              0     No
 132            1,824               0          4,134          11,456         1,633              0     No
 133                0               0              0           5,672         1,411              0     No
 134                0               0          4,167          10,284         1,344              0     No
 135              603               0              0          17,583             0              0     No
 136                0               0              0               0             0              0     Yes
 137              345               0          1,149          27,284         1,567              0     No
 138            1,202               0              0          12,015         1,349              0     No
 139            1,184               0              0               0             0              0     No
 140            4,239               0              0           1,613         1,320              0     No
 141            1,305               0              0           9,278           818              0     No
 142                0               0              0               0             0              0     No
 143            1,717               0              0           6,830         1,962              0     No
 144            3,172               0              0          21,468         1,254              0     No
 145                0               0              0          13,211           997              0     No
 146              664               0              0               0             0              0     No
146.01                                                                                                Yes
146.02                                                                                                Yes
 147            4,767               0              0          10,522         2,213              0     No
 148                0               0              0          10,919         6,060              0     No
 149            2,393               0              0          23,805         5,696              0     No
 150              822               0              0           5,143         1,012              0     No
 151              370               0          1,875           5,581           622              0     No
 152            4,525               0              0           2,766         1,102              0     No
 153              797               0          1,966          14,675         2,591              0     No
 154              917               0              0               0             0              0     Yes
 155              414               0              0           3,028           605              0     Yes
 156            2,164               0          2,164           6,201         5,840              0     Yes
 157                0               0              0               0             0              0     Yes
 158            0.00*               0              0          10,816         1,076              0     No
 159            1,466               0          1,484           6,832         1,254              0     Yes
 160              902               0          6,250           4,927         1,079              0     No
 161              757               0          2,525          10,848         1,054              0     No
 162            5,333               0              0          14,391         2,778              0     No
162.01                                                                                                No
162.02                                                                                                No
162.03                                                                                                No
 163              550               0              0           8,273           723              0     No
 164              228               0              0           2,081           809              0     Yes
 165                0               0          1,458               0             0              0     Yes
 166                0               0              0               0             0              0     Yes
 167                0               0              0               0             0              0     No
 168              631               0          1,667           2,754           719              0     No
 169              578               0          1,250               0             0              0     Yes
 170              583               0          1,833           9,178           802              0     No
 171              769               0          2,251           7,925           924              0     No
 172            1,920               0              0           6,763         2,369              0     No
 173            3,200               0              0          10,138         4,067              0     No
 174                0               0              0               0             0              0     No
 175              694               0          2,329           8,224         1,579              0     No
 176                0               0              0               0             0              0     Yes
 177              605               0              0           6,650         1,327              0     No
 178            1,740               0              0           3,275         1,493              0     No
 179              308               0          4,167           5,472         1,296              0     No
 180            1,421               0          7,104           4,404         1,145              0     No
 181            1,267               0              0           4,728           233              0     No
 182            2,854               0              0          13,073         2,770              0     No
182.01                                                                                                No
182.02                                                                                                No
182.03                                                                                                No
 183              675               0          2,083           1,969         2,160              0     No
 184              232               0          1,000           5,230           548              0     No
 185              311               0          2,076               0             0          8,335     No
 186              868               0          2,500           5,260         1,183              0     No
 187              769               0            833           5,459           765              0     No
 188              823               0          1,667           2,180           811              0     No
 189            1,301               0              0           3,127           916              0     No
 190            3,500               0              0               0             0              0     No
 191                0               0              0               0             0              0     Yes
 192            1,455               0              0           7,436         1,222              0     No
 193              191               0          2,626           2,629           880              0     No
 194            3,833               0              0           4,411         2,666              0     No
 195              222               0          2,500           6,169           509              0     No
 196            2,500               0              0           2,792         4,154              0     No
 197                0               0              0           4,920           620              0     No
 198              337               0              0           3,000           477              0     No
 199                0               0              0           7,471         2,213              0     No
 200              750               0              0           1,227           797              0     No
 201              254               0          1,250           3,998           869              0     No
 202              313               0          1,250           6,139           700              0     No
 203              509               0          2,500           6,256         2,423              0     No
 204              577               0          1,981             852           846              0     No
 205              749               0          2,500          10,617           592              0     No
 206              375               0          1,250           2,900           834              0     No
 207                0               0              0           1,772             0              0     Yes
 208                0               0              0               0             0              0     Yes
 209               66               0            441           1,462           661              0     Yes
 210            1,504               0          1,880           1,367         1,447              0     No
 211              227               0          1,500           1,848           244              0     No
 212              195               0            833           1,566         1,248              0     No
 213              425               0              0             848             0              0     No
 214                0               0          1,006           5,805         4,185              0     No
 215            1,988               0              0           2,817         4,907              0     No
 216              101               0            960           1,600           335              0     No
 217                0               0              0               0             0              0     Yes
 218              250               0              0           2,006         1,342              0     No
 219                0               0              0               0             0              0     No
 220              100                                                                                 No
 221              461               0              0           1,830             0              0     No
 222              271               0              0           4,995             0              0     No
 223               62                                                                                 No
 224               50                                          1,187                                  Yes
 225              156                                                                                 No

                                  LARGEST TENANT(23)
        -----------------------------------------------------------------------
ANNEX                                                                   LEASE
 ID#    LARGEST TENANT                                    UNIT SIZE  EXPIRATION
------  ------------------------------------------------  ---------  ----------

  1     JP Morgan Chase                                     541,571   12/31/17
  2
 2.01   Shaw's Supermarket                                   53,225   02/28/11
 2.02   Shop Rite                                            65,197   12/31/26
 2.03   Lowe's Food Stores                                   52,550   02/26/24
 2.04   Burlington Coat Factory                              53,166   10/31/07
 2.05   Kroger                                               67,722   11/30/16
 2.06   Publix Supermarkets                                  47,543   01/29/15
 2.07   The Sports Authority                                 42,295   05/31/14
 2.08   K-Mart                                               94,500   11/30/08
 2.09   Office Depot/Homegoods                               33,460   06/30/09
 2.10   Dominick's                                           65,816   09/30/16
 2.11   TJ Maxx                                              43,150   11/30/14
 2.12   Burlington Coat Factory                              77,014   09/30/09
 2.13   Lowe's Home Improvements                            168,407   01/31/26
 2.14   Office Depot/Bassett Furniture                       20,000   09/30/11
 2.15   PETCO                                                16,278   06/30/10
 2.16   Wild Oats Market                                     20,850   03/31/11
  3
 3.01   TASC, Inc.                                          216,674   08/31/15
 3.02   Panalpina                                            40,569   02/28/11
 3.03   ExxonMobile Corporation                              38,705   05/14/10
 3.04   Rockwell Collins                                     43,120   09/30/09
 3.05   Northrop Grumman                                     26,596   04/01/08
 3.06   Panalpina                                            69,587   02/28/11
 3.07   Gatco of VA and Fortessa                             61,500   11/30/13
 3.08   Reston Lloyd, Ltd                                    64,537   12/31/08
 3.09   General Dynamic Network                              28,170   02/28/09
 3.10   Colorcraft of Virginia                               42,580   12/31/13
 3.11   Rockwell Collins                                     24,050   03/31/13
 3.12   Rockwell Collins                                     21,600   03/31/10
 3.13   Internat'l Cemetery                                   7,520   11/30/15
 3.14   Med-Eval                                              6,184   08/31/11
  4
  5
  6
  7
  8     General Services Admin                              332,928   11/30/10
  9     PPL EnergyPlus, LLC                                 215,112   04/30/18
  10
10.01
10.02
10.03
10.04
10.05
10.06
10.07
10.08
10.09
10.10
10.11
10.12
10.13
10.14
10.15
10.16
10.17
10.18
10.19
10.20
  11
11.01
11.02   AEO Test Fit Lab                                     35,531   03/31/22
11.03   Z Gallerie                                           10,000   09/30/14
11.04   Akustica                                             12,631   12/31/11
11.05   UPMC Health System                                  151,441   02/28/12
  12
  13
13.01   JIT Packaging, Inc.                                 259,200   07/31/16
13.02   Shipper's Group, Inc                                273,000   04/30/07
13.03   Orthomerica Products, Inc.                           62,940   01/31/11
13.04   Leslie's Poolmart, Inc.                             146,000   11/30/10
13.05   GS Marketing, Inc.                                   15,355   05/31/09
13.06   Parts Fit Industry Co., LTD                          51,500   06/30/08
13.07   FDL., Inc                                            60,000   12/31/07
13.08   Home Reach, Inc.                                     24,661   04/30/09
13.09   Canvas System, LLC                                   39,040   03/31/09
13.10   American Airport Limousine Inc                       30,776   06/30/12
13.11   Servex, Inc.                                         41,280     MTM
13.12   Newell Operating Company                            112,422   04/30/08
13.13   Katt Operating Company, Inc.                        102,500   05/31/10
13.14   Custom Bilt Metals                                   20,000   01/31/10
13.15
13.16   SP Richards Company                                  80,120     MTM
  14    Bank of America                                     109,244   07/31/16
  15
  16    Fifth Third Bank                                    103,988   10/31/19
  17    Sears                                                89,564   10/31/12
  18    Applebee's Of Texas                                  55,941   09/30/26
  19
19.01   Gulf Coast MRI                                        8,404   08/31/14
19.02   Hollywood Video Store                                 5,500   02/28/09
19.03   Perry's Grille & Steakhouse                           8,007   10/30/15
19.04   Polly Ryon Memorial Hospital                          7,000   01/31/14
19.05   James Gordon Chick                                    2,500   05/31/12
19.06   Fairfield Family Physicians, PA                       1,625   02/28/12
19.07   Onecare Health Industries                            14,300   05/31/07
19.08   TCH Pediatric Associates, Inc.                        7,500   07/31/17
19.09   Dr. Jerry Hyder dba Today's Vision                    2,400   09/30/11
19.10   TCH Pediatric Associates, Inc.                        5,000   04/30/08
  20    Old Navy                                             16,115   01/31/12
  21    Kroger                                               68,920   02/28/18
  22    Safeway                                              46,114   05/09/14
  23    Superior Warehouse (subleased from Vons)             49,860   05/31/16
  24
  25    Lakeshore Athletic Club                             136,900   10/31/26
  26
  27    Kaiser Foundation Health Plan, Inc.                 121,378   06/30/17
  28
  29    Albertsons                                           44,128   08/31/16
  30    TRW Vehicle Safety Systems Inc.                     279,625   11/30/21
  31    Marshall's                                           27,000   01/31/08
  32    Swift Media Group                                     4,985   10/31/07
  33    Ralph's                                              45,579   01/31/23
  34    Regal Cinemas, Inc.                                  44,288   01/31/20
  35    Gottschalks Inc.                                     87,848   02/28/12
  36
  37
  38
38.01   Telex Communications                                114,100   05/31/15
38.02   Home Made Brand Foods                                70,598   04/30/06
38.03   St Vincent Mercy Medical                             23,368   12/31/10
  39    Raley's                                              60,114   06/30/18
  40    Troy Internal Medicine, P.C.                         19,154   02/28/10
  41    Marshall's/ HomeGoods                                62,337   12/31/16
  42    Carter & Burgess                                     75,192   08/15/12
  43    The Great AM Pacific Tea                             56,795   01/31/19
  44
  45
  46    Metropolitan Health System                           41,138   06/30/23
  47
  48    Albertsons                                           49,100   11/30/09
  49
  50    Wilmington Trust                                     13,986   05/16/09
  51    A.J. Wright                                          25,000   06/30/16
  52    Orchard Supply Hardware                              35,829   01/31/11
  53
53.01
53.02
  54
  55    Lenox, Inc.                                         506,003   12/31/21
  56    Spectrum Club                                       100,836   07/31/07
  57    TJ Maxx                                              25,160   01/31/09
  58    A.J. Wright                                          24,996   01/31/17
  59
  60
  61
  62    Walgreens Eastern Company, Inc.                      14,359   10/31/31
  63
  64    L.A. Fitness                                         45,000   09/30/21
  65
65.01   Dept. of Homeland Security                           30,265   12/01/20
65.02   Capital One Bank                                     30,800   02/28/13
65.03   Sleep Innovations                                   144,800   01/22/14
65.04   Del Labs                                            162,168   10/31/12
  66    Stop and Shop (Ground Lease)                         63,470   04/30/11
  67    Albertsons                                           29,200   10/31/07
  68    Brightpoint Services, LLC                           240,000   10/31/11
  69
69.01   Corinthian Colleges                                  60,245   03/01/14
69.02   Sara Lee Corporation                                 64,000   03/31/13
69.03   Owens-Brockway Glass Container Inc.                 154,000   02/28/09
  70    Lindsey & Associates                                 19,816   08/31/21
  71    Atlas Cold Storage USA, Inc.                        158,928   05/31/16
  72    Sypris Electronics, LLC                             308,320   12/31/16
  73    Rite Aid of New York, Inc.                           14,652   04/30/19
  74    Barnes Jewish Hospital                               17,674   02/28/08
  75
  76    Annapolis Internal Med.                              10,588   08/31/13
  77    KPI Inc.                                              8,500   03/14/07
  78    Ross Dress For Less                                  27,200   01/31/11
  79
  80    Produce Container                                   333,470   07/31/26
  81    Ross Stores Inc.                                     29,612   01/31/18
  82    Tom Thumb                                            72,480   02/21/17
  83
  84    New Engand Audio, Co., Inc.                         145,350   01/31/22
  85    GSA - Homeland Security                              71,132   11/30/16
  86    Ecolab Inc.                                         127,763   12/31/11
  87    Dominium Management                                   7,000   05/31/08
  88    China Olive Chinese Restaurant                        8,366   06/20/13
  89    Cytyc Corporation                                   145,527   02/14/21
  90
  91    Food Lion                                            40,000   11/04/17
  92    Great Wall Supermarket                               40,526   06/15/24
  93    Bankers Toolbox                                      12,667   09/14/11
  94
  95    Majdecki's Sentry Grocery                            47,912   12/31/07
  96    Workout World                                        26,876   02/28/11
  97
  98    Croffut & Smith Storage                              35,750   08/31/07
  99
99.01   AT&T Services, Inc.                                  64,292   12/31/16
99.02   AT&T Services, Inc.                                  63,437   12/31/16
 100    Cobalt Group                                         71,088   12/31/10
 101    99 Cents Only Stores                                 29,300   04/30/10
 102    Office Furniture Concepts                            22,900   09/30/10
 103    Judith Nitsch                                        12,159   02/28/13
 104    Rite Aid                                             23,380   05/31/15
 105
105.01
105.02
 106
 107    Dollar General                                        8,863   07/31/09
 108    EF International Language School Inc.                13,112   08/21/09
 109
 110    Kroger (Signature)                                   51,000   02/29/08
 111    Dollar General                                        8,417   09/30/10
 112
 113    Marshall's (Marmaxx Op. Corp)                        30,500   10/31/16
 114    State of Minnesota Work Force                         9,933   06/30/08
 115
 116    Electronic Arts Inc.,                                45,626   06/30/13
 117
 118    Preferred Medical Claims Solutions                   20,473   06/30/10
 119
 120
 121    Wickes Furniture Company, Inc.                       39,200   05/31/22
 122    Naples Tomato Fine Foods                              6,462   08/16/10
 123    Louisiana Pacific                                    23,120   08/31/11
 124
 125    King Soopers                                         67,617   10/31/23
 126    Tracer Construction                                  52,000   12/14/08
 127    Medical Diagnostic Laboratories, L.L.C.              60,000   11/30/21
 128    Vero Orthopedics II, PA                              20,000   03/31/14
 129
 130    West Coast Analytical                                33,700   11/30/11
 131    Tim-Bar Corporation                                  53,500   07/31/07
 132    Royal Oaks Bank, SSB                                 13,207   02/28/17
 133    Kroger Co                                            32,714   11/30/13
 134    Straub's Markets                                     12,438   12/31/14
 135
 136    Baxa Corporation                                    105,651   12/31/18
 137    Exxon Mobil Oil Corp.                                12,150   10/31/11
 138
 139    Nordstrom, Inc.                                      32,205   07/31/11
 140
 141    Greenridge Realty, Inc.                               9,200   08/01/10
 142    Von's                                                25,000   01/14/08
 143    Innerface Architectural Signag                       79,100   02/09/15
 144    DCFS                                                 31,500   03/31/11
 145    Graham Packaging                                    159,000   05/31/15
 146
146.01  Emerald Farms, Inc.                                  44,065   11/30/16
146.02  Agriflora Corporation                                35,621   10/31/16
 147
 148    Brookshires                                          52,223   01/31/12
 149    Foodarama Supermarkets                               58,000   12/31/07
 150    Arcadis, G & M, Inc.                                 20,171   03/31/10
 151    Thanh Duoc Restaurant                                 6,021   03/31/12
 152
 153    Lamar Entertainment                                  10,500   06/30/12
 154    Reddy Ice Corporation                               110,000   07/31/09
 155    UW Medical Foundation                                33,108   12/31/16
 156    Dan River Inc.                                      259,728   08/28/16
 157    Nautilus                                            134,600   12/31/16
 158
 159    Premdor Corporation Masonite Door                   196,320   10/31/12
 160    TEAC Aerospace Technologies, Inc.                    34,236   08/31/13
 161    Pet Supplies Plus                                    25,640   09/30/15
 162
162.01
162.02
162.03
 163    Elder Beerman                                        54,564   01/31/22
 164    Board of Regents of the University of Washington     14,400   10/31/14
 165    QXL Metals, L.L.C.                                   70,000   12/31/30
 166    Rite Aid                                            111,997   11/21/26
 167    Walton & Co                                          36,367   11/30/11
 168    Food Lion                                            29,000   07/02/21
 169    Verizon New England                                  69,000   11/16/11
 170    Hawk Graphics, Inc.                                  14,950   03/31/11
 171    Dollar General                                        9,988   01/31/12
 172
 173    WSL/Statehouse Produce                               60,000   09/30/21
 174    The Gym                                              12,037   08/31/08
 175    Hobby Lobby                                          63,482   02/28/14
 176    Gordman's                                            60,947   02/28/16
 177    Paragon Subrogation                                  13,068   12/31/10
 178
 179    Dance Studio                                          2,800   08/31/09
 180    Citadel Communications                               15,600   09/30/16
 181
 182
182.01
182.02
182.03
 183    Gulf Coast Workforce                                 18,000   07/31/14
 184    Citibank (West), FSB                                  5,746   08/31/16
 185    Ideal Fitness                                         8,310   03/31/12
 186    Save-a-Lot/Dels                                      20,537   04/30/11
 187    Auto Zone                                             8,572   01/31/21
 188    Malone's Cost Plus                                   25,281   09/30/15
 189
 190
 191    Geisinger Healthcare                                 25,800   10/30/21
 192
 193    Beckers Service Ctr                                   6,600   04/30/09
 194
 195    Pet Food & More                                       5,298   05/31/11
 196
 197
 198    Pinnacle Properties                                  13,700   12/31/21
 199
 200    Food Lion                                            29,000   05/30/19
 201    Golden Dollar                                         3,862   05/31/11
 202    CVS                                                  10,125   11/30/17
 203    William Pierre Louis                                  2,100   12/31/09
 204    Gold's Gym                                           30,000   06/30/21
 205    St. Of Ill - Human Services                          22,042     MTM
 206    Merkos                                               15,800   02/29/16
 207    CVS Drug Store                                       12,900   01/31/32
 208    Staples                                              20,388   10/31/16
 209    Urth Santa Monica Development, LLC                    5,288   12/31/22
 210    Hobby Lobby                                          51,344   03/31/18
 211    Duron (Sherwin Williams)                             10,980   06/30/08
 212    Lakeway Market                                        6,000   07/31/21
 213
 214    Kenny's Cafe                                          5,690   09/30/08
 215
 216    Payless Shoesource Store                              3,010   04/30/15
 217    Office Depot                                         20,515   02/01/16
 218    Kindercare Learning Centers, Inc. (Mulberry)         11,455   01/31/18
 219    David's Bridal                                        7,750   10/31/16
 220    Aeopoca Mexican Grill                                 4,000   12/31/14
 221
 222
 223    Grand Parkway Video, LLC                              2,000   07/31/15
 224    Coldwell Banker                                       6,000   08/31/14
 225    Gambino's Pizza                                       1,075   12/31/07

                                2ND LARGEST TENANT
        ------------------------------------------------------------------------
ANNEX                                                                   LEASE
 ID#    2ND LARGEST TENANT                                 UNIT SIZE  EXPIRATION
------  -------------------------------------------------  ---------  ----------

  1     Citadel Investment Group                             324,812   12/31/13
  2
 2.01   Linens 'N Things                                      33,404   01/31/16
 2.02   Ross Dress For Less                                   30,340   01/31/13
 2.03   T.J. Maxx                                             35,313   03/31/15
 2.04   Rec Warehouse Pools & Spas                            20,376   06/30/13
 2.05   T.J. Maxx                                             30,000   01/31/12
 2.06   Marshall's                                            37,669   01/31/08
 2.07   Borders                                               25,002   05/31/14
 2.08   Hudson Furniture                                      35,080   05/31/10
 2.09   Everything 99 Cents                                   11,788   02/28/11
 2.10   Blockbuster                                            6,627   01/31/07
 2.11   Best Yet Market                                       15,000   10/31/13
 2.12   Marshall's                                            28,000   05/31/09
 2.13   AJ Wright                                             25,245   10/31/11
 2.14   Tweeter, Etc.                                         10,888   11/30/13
 2.15   Go Furniture                                          12,000   02/29/12
 2.16   Walgreens                                             14,950   12/31/43
  3
 3.01   Welkin Associates                                     24,609   03/31/08
 3.02   Circle Solutions, Inc.                                34,257   01/31/15
 3.03   Air Express Int'l USA                                 27,945   04/30/11
 3.04
 3.05   National Conversion                                   22,362   08/31/10
 3.06
 3.07
 3.08
 3.09   Glen Research Corp                                    21,526   12/31/09
 3.10
 3.11
 3.12
 3.13   Data Matrix Solutions, Inc.                            3,536   04/30/07
 3.14   Square D                                               3,452   02/28/11
  4
  5
  6
  7
  8
  9
  10
10.01
10.02
10.03
10.04
10.05
10.06
10.07
10.08
10.09
10.10
10.11
10.12
10.13
10.14
10.15
10.16
10.17
10.18
10.19
10.20
  11
11.01
11.02   GDC4                                                  27,006   03/31/12
11.03   American Eagle Outfitters                              6,190   01/31/16
11.04   Hot Metal Grille                                       6,012   05/31/13
11.05
  12
  13
13.01
13.02   Southern Bonded Warehouse                            124,000   05/31/08
13.03   Contractor's Best of Orlando                          11,500   02/29/08
13.04
13.05   Walgreen Company                                      10,800   09/30/14
13.06   IBC Sales Corporation                                 26,600   10/31/09
13.07
13.08   Cover-All, Inc.                                       14,400   07/31/10
13.09   Renew Computer, Inc.                                  26,000   12/31/10
13.10   Goodyear Tire & Rubber Co.                            25,000   08/31/08
13.11   Bernina of America, Inc.                              31,700   11/20/07
13.12   Southern Oak Hardflooring Dist                        12,390   02/28/12
13.13
13.14   The EADS Company                                      14,456   03/31/07
13.15
13.16
  14    Tronox                                               102,728   03/31/18
  15
  16    McDonald Hopkins                                      78,951   01/31/18
  17    JC Penney                                             81,729   08/31/11
  18    Finger Furniture Company                              48,000   06/30/16
  19
19.01   Texas Gulf Coast Medical Group, Inc.                   7,420   09/30/07
19.02   Crown Liquor & Fine Wines, L.L.C.                      2,500   08/31/07
19.03   Ninfa's                                                6,800   04/30/13
19.04   Sugar Land Grocers-Syed Rahat Ali                      1,600   05/31/09
19.05   Jenny J. Lin, D.D.S., PLLC                             1,690   04/30/11
19.06   Rinker's ATA Blackbelt Accad                           1,600   02/28/11
19.07
19.08   Richard W. McMillan                                    1,500   07/31/09
19.09   Starbucks Corp.                                        2,000   07/31/11
19.10
  20    Restoration Hardware Furniture Outlet                 12,911   07/31/16
  21    Prudential Georgia Real Estate                         9,041   10/31/10
  22    Staples (sublease to Ross)                            24,500   10/31/13
  23    Office Depot                                          22,768   11/30/09
  24
  25
  26
  27
  28
  29    Jubilee Furniture                                     12,000   09/30/07
  30
  31    Dollar Tree                                           16,610   11/30/13
  32    Talbots                                                4,650   10/31/09
  33    Longs Drug Store                                      25,500   02/28/08
  34    Stein-Mart, Inc.                                      28,000   05/31/14
  35    Raley's                                               49,800   05/31/09
  36
  37
  38
38.01
38.02
38.03
  39    Granite Bay Health and Fitness                         9,970   03/31/12
  40    Michigan Heart Group, P.C.                            12,447   03/20/10
  41    Annie Sez                                             11,770   11/30/16
  42    Kirby Corporation                                     66,253   12/31/15
  43    PetsMart Inc.                                         18,638   01/31/15
  44
  45
  46    Maimonides Medical Center                             27,500   05/31/10
  47
  48    Dotty's                                                5,914   10/31/10
  49
  50    Morgan Stanley                                         9,390   04/30/09
  51    Staples Superstore                                    20,000   06/30/16
  52    Marshall's of CA                                      32,000   05/31/10
  53
53.01
53.02
  54
  55
  56
  57    Galaxy Theaters                                       23,228   04/30/08
  58    Anna's Linens                                          5,500   12/11/11
  59
  60
  61
  62    Commerce BankNorth                                     4,111   02/28/11
  63
  64    Office Depot                                          24,871   03/31/12
  65
65.01
65.02
65.03
65.04
  66    Neighborhood Liquor's                                 15,171   01/31/12
  67    Rite Aid Drug Store                                   23,064   09/30/12
  68    HD Smith Wholesale Drug Co                           120,000   08/31/22
  69
69.01
69.02
69.03
  70    Lindsey Management                                    19,816   08/31/21
  71
  72
  73    Ethan Allen, Inc.                                      7,813   02/28/07
  74    Humes & Barrington, PC                                16,147   12/31/10
  75
  76    American Radiology Srvc.                              10,043   10/31/08
  77    Joan Vass                                              5,000   04/30/08
  78    Party City                                             9,962   02/28/09
  79
  80
  81    Jo-Ann Stores, Inc.                                   19,980   01/31/11
  82    Rainbow Shops                                          5,403   01/31/12
  83
  84
  85
  86    Firstar Bank                                          11,400   02/29/08
  87    Pacific Western National Bank                          4,500   01/31/14
  88    Fins                                                   5,042   09/30/11
  89    Cascade Promotion Corp.                               30,493   10/31/11
  90
  91    Eckerd                                                 9,504   02/14/18
  92    Lady of America                                        9,000   01/31/09
  93    Every Child Achieves                                   9,567   11/30/10
  94
  95    Banner Crafts                                         14,890   03/31/07
  96    Middletown Bottle King                                10,200   02/28/11
  97
  98    Landice, Inc.                                         27,500   01/31/12
  99
99.01
99.02
 100    Starbucks                                             17,046   12/31/11
 101    Big Lots                                              23,334   01/31/11
 102    Long Drugs Store Calif.                               10,264   06/14/10
 103    Archstone Smith                                        9,995   11/30/08
 104    Kamas Realty                                           6,840     MTM
 105
105.01
105.02
 106
 107    Greengold Investments, Inc.                            4,886   01/04/11
 108    Riviera Fitness LLC                                    8,986   07/31/11
 109
 110    Five Star                                              9,350   06/30/09
 111    Movie Time                                             4,941   07/31/09
 112
 113    Ross Dress for Less, Inc.                             30,187   01/31/16
 114    Underground Billiards Inc.                             9,664   12/16/08
 115
 116
 117
 118    Cachet-Master Lease                                   11,946   02/28/17
 119
 120
 121
 122    Amir Rug Gallery                                       3,450   03/31/10
 123    Odyssey Healthcare                                     8,681   04/30/10
 124
 125    Goodtimes Liquor                                       4,224   08/31/07
 126    Naturebest Pre-Cut                                    40,000   09/30/14
 127
 128    IRMH (Franco)                                          5,864   01/31/15
 129
 130    WAPADH                                                14,000   03/31/16
 131    Athens Paper Company Inc.                             52,600   10/31/08
 132    Revention Inc.                                         6,322   09/14/10
 133    Family Dollar                                          8,615   12/31/10
 134    Phoenix Photography                                    5,668   03/31/07
 135
 136
 137    Marty Shoes, Inc.                                      8,813   05/31/08
 138
 139    AuBeta Network Corporation                            30,500   06/06/16
 140
 141    Five Star Real Estate, L.L.C.                          8,368   10/31/07
 142    Longs Drugs                                           24,300   02/28/13
 143    Jim Ellis Volkswagen, Inc.                            62,421   12/31/12
 144    Integrated DNA Technologies                           19,780   03/31/11
 145    Professional Veterinary Prod.                         87,500   07/31/10
 146
146.01
146.02
 147
 148    King Hardware                                         10,960   09/30/10
 149    Centra State Medical Center                           39,048   12/31/07
 150    FlowTack, LLC                                         13,671   10/31/08
 151    Sri Krishna Sweets                                     4,165   02/28/07
 152
 153    Tai-Gokul International                                9,824   07/31/16
 154
 155
 156
 157
 158
 159
 160    ATC Group Services, Inc.                              10,740   01/13/12
 161    Rite Aid                                              10,441   05/31/16
 162
162.01
162.02
162.03
 163    Maurices                                               5,000   01/31/09
 164
 165
 166
 167    Bunzl Distribution                                    35,815   08/31/07
 168    CVS                                                    8,450   06/30/11
 169
 170    Randolph Twp. Board of Ed                              7,500   12/31/11
 171    Eric's Billiards                                       9,600   02/28/10
 172
 173    Fresh Cut Produce                                     16,000   09/30/21
 174    Wings Three, Inc. (Future
        Womens Healthcare space)                               7,262   05/31/07
 175    Hancock Fabrics                                       17,416   07/12/13
 176
 177    Countrywide Home Loans                                 5,995   06/30/11
 178
 179    Fun Gym for Kids                                       2,500   11/30/11
 180    Yellowbook                                            14,441   09/30/09
 181
 182
182.01
182.02
182.03
 183    DAVITA, Inc                                           12,064   01/31/12
 184    The Rapallo Group, Inc., a California corporation      1,624   12/31/10
 185    Fashion Bug                                            6,650   01/31/17
 186    Variety Stores, Inc.                                  12,500   07/31/09
 187    Houston Works USA                                      6,792   04/30/16
 188    Family Dollar                                          9,205   12/31/15
 189
 190
 191
 192
 193    SSS Enterprises                                        1,983   10/31/10
 194
 195    Honey Tree                                             3,040   10/31/16
 196
 197
 198    Merriman-Schmidtt Architects                           6,500   12/31/21
 199
 200    Family Dollar                                          8,400   12/31/07
 201    Mar Construction                                       3,800   09/30/11
 202    Hollywood Video                                        7,500   12/31/07
 203    Investment Group                                       2,075   10/30/09
 204    Universal Computers                                    2,800   06/30/21
 205    Aldi Foods                                            14,833   05/31/10
 206    Freeda Inc.                                           14,200   10/31/16
 207
 208
 209
 210    Hastings Entertainment                                22,853   03/31/08
 211    Custom Ads                                             3,300   07/31/10
 212    LT Entertainment                                       3,316   09/30/09
 213
 214    Children Learning Center                               4,500   08/31/08
 215
 216    Gamestop                                               2,600   04/30/15
 217
 218    Zain Realty & Management, Inc.                         3,500   10/01/14
 219    Radio Shack                                            2,400   01/03/12
 220    John Sotolongo                                         2,000   12/31/14
 221
 222
 223    Panda Bistro                                           1,200   07/31/15
 224
 225    Prosperity Bank                                        1,075   05/31/08

                               3RD LARGEST TENANT
        ----------------------------------------------------------------------------
ANNEX                                                                        LEASE            LOAN                   ANNEX
 ID#    3RD LARGEST TENANT                                     UNIT SIZE  EXPIRATION         PURPOSE         LOAN #   ID#
------  -----------------------------------------------------  ---------  ----------  ---------------------  ------  -----

  1     Seyfarth Shaw LLP                                        307,900   06/30/22        Acquisition         1       1
  2                                                                                        Acquisition         2       2
 2.01   T.J. Maxx                                                 25,050   01/31/11        Acquisition        2.01    2.01
 2.02   Petsmart                                                  26,040   01/31/14        Acquisition        2.02    2.02
 2.03   Homegoods                                                 27,612   01/31/15        Acquisition        2.03    2.03
 2.04   Rugged Wearhouse                                          12,922   02/29/12        Acquisition        2.04    2.04
 2.05   Circuit City                                              28,526   01/31/17        Acquisition        2.05    2.05
 2.06   Linens 'N Things                                          29,300   01/31/08        Acquisition        2.06    2.06
 2.07   Office Depot                                              23,498   05/31/14        Acquisition        2.07    2.07
 2.08   Homegoods                                                 25,000   12/31/08        Acquisition        2.08    2.08
 2.09   Marburn Curtains                                           7,725   04/30/09        Acquisition        2.09    2.09
 2.10   Northview Bank                                             5,786   03/31/17        Acquisition        2.10    2.10
 2.11   CVS                                                       11,970   01/31/27        Acquisition        2.11    2.11
 2.12   Demoulas Supermarkets                                     24,537   05/31/07        Acquisition        2.12    2.12
 2.13   Jo-Ann Fabrics                                            21,025   01/31/08        Acquisition        2.13    2.13
 2.14   IPARTY                                                     8,500   09/30/11        Acquisition        2.14    2.14
 2.15   Ski Market                                                 8,000   10/31/08        Acquisition        2.15    2.15
 2.16                                                                                      Acquisition        2.16    2.16
  3                                                                                        Acquisition         3       3
 3.01                                                                                      Acquisition        3.01    3.01
 3.02   Electronic Instrumentation                                27,044   09/30/10        Acquisition        3.02    3.02
 3.03   Cogent Communications                                     14,500   12/31/08        Acquisition        3.03    3.03
 3.04                                                                                      Acquisition        3.04    3.04
 3.05                                                                                      Acquisition        3.05    3.05
 3.06                                                                                      Acquisition        3.06    3.06
 3.07                                                                                      Acquisition        3.07    3.07
 3.08                                                                                      Acquisition        3.08    3.08
 3.09   Affinity Logistics                                         7,904   03/31/10        Acquisition        3.09    3.09
 3.10                                                                                      Acquisition        3.10    3.10
 3.11                                                                                      Acquisition        3.11    3.11
 3.12                                                                                      Acquisition        3.12    3.12
 3.13   Cordy's Inc                                                2,879   02/28/08        Acquisition        3.13    3.13
 3.14   Great-West Life & Annuity                                  1,618   11/30/10        Acquisition        3.14    3.14
  4                                                                                         Refinance          4       4
  5                                                                                         Refinance          5       5
  6                                                                                         Refinance          6       6
  7                                                                                         Refinance          7       7
  8                                                                                        Acquisition         8       8
  9                                                                                        Acquisition         9       9
  10                                                                                        Refinance          10      10
10.01                                                                                       Refinance        10.01   10.01
10.02                                                                                       Refinance        10.02   10.02
10.03                                                                                       Refinance        10.03   10.03
10.04                                                                                       Refinance        10.04   10.04
10.05                                                                                       Refinance        10.05   10.05
10.06                                                                                       Refinance        10.06   10.06
10.07                                                                                       Refinance        10.07   10.07
10.08                                                                                       Refinance        10.08   10.08
10.09                                                                                       Refinance        10.09   10.09
10.10                                                                                       Refinance        10.10   10.10
10.11                                                                                       Refinance        10.11   10.11
10.12                                                                                       Refinance        10.12   10.12
10.13                                                                                       Refinance        10.13   10.13
10.14                                                                                       Refinance        10.14   10.14
10.15                                                                                       Refinance        10.15   10.15
10.16                                                                                       Refinance        10.16   10.16
10.17                                                                                       Refinance        10.17   10.17
10.18                                                                                       Refinance        10.18   10.18
10.19                                                                                       Refinance        10.19   10.19
10.20                                                                                       Refinance        10.20   10.20
  11                                                                                  Acquisition/Refinance            11
11.01                                                                                      Acquisition         11    11.01
11.02   Joseph Beth Booksellers                                   23,189   11/30/14        Acquisition       11.01   11.02
11.03   National City Bank                                         3,463   12/31/18        Acquisition       11.02   11.03
11.04   Penn Center Management                                     5,214   04/30/09        Acquisition       11.03   11.04
11.05                                                                                       Refinance          12    11.05
  12                                                                                        Refinance          13      12
  13                                                                                       Acquisition         14      13
13.01                                                                                      Acquisition       14.01   13.01
13.02   Fresh Express, Inc                                         8,644   07/31/07        Acquisition       14.02   13.02
13.03   Alles of Florida, Inc.                                     9,600   06/30/07        Acquisition       14.03   13.03
13.04                                                                                      Acquisition       14.04   13.04
13.05   Rone Engineering Services, LTD                             7,200   09/30/10        Acquisition       14.05   13.05
13.06   CPS-IL, LLC                                               24,900   02/28/10        Acquisition       14.06   13.06
13.07                                                                                      Acquisition       14.07   13.07
13.08   RMS Management, Inc.                                       8,325   09/30/08        Acquisition       14.08   13.08
13.09   Teleport Communications Group                             14,093   07/31/10        Acquisition       14.09   13.09
13.10                                                                                      Acquisition       14.10   13.10
13.11                                                                                      Acquisition       14.11   13.11
13.12                                                                                      Acquisition       14.12   13.12
13.13                                                                                      Acquisition       14.13   13.13
13.14   M.I.S. Group, Inc.                                        11,008   07/31/08        Acquisition       14.14   13.14
13.15                                                                                      Acquisition       14.15   13.15
13.16                                                                                      Acquisition       14.16   13.16
  14    McAfee & Taft                                             82,306   08/31/18         Refinance          15      14
  15                                                                                        Refinance          16      15
  16    Buckley King                                              28,636   05/31/15        Acquisition         17      16
  17    Ross Dress for Less                                       30,850   01/31/17        Acquisition         18      17
  18    Popeyes / Broford, LTD.                                   44,023   12/31/16        Acquisition         19      18
  19                                                                                       Acquisition         20      19
19.01   Richard Smith Co. dba Coldwell Banker                      7,371   09/30/13                          20.01   19.01
19.02   TGF, L.L.C.                                                2,400   05/31/08                          20.02   19.02
19.03   Kinko's Inc.                                               5,500   03/31/08                          20.03   19.03
19.04   Holiday Cleaners                                           1,600   02/28/11                          20.04   19.04
19.05   Pepperoni's                                                1,600   04/30/11                          20.05   19.05
19.06   Pilgrim Cleaners, Inc.                                     1,600   02/28/07                          20.06   19.06
19.07                                                                                                        20.07   19.07
19.08                                                                                                        20.08   19.08
19.09    Paige Huynh                                               1,525   03/31/10                          20.09   19.09
19.10                                                                                                        20.10   19.10
  20    Adidas                                                    10,030   01/31/17        Acquisition         21      20
  21    US Post office                                             6,452   05/31/11        Acquisition         22      21
  22    Rite Aid                                                  23,714   08/31/14        Acquisition         23      22
  23    Big Lots                                                  19,000   06/30/14         Refinance          24      23
  24                                                                                        Refinance          25      24
  25                                                                                        Refinance          26      25
  26                                                                                        Refinance          27      26
  27                                                                                       Acquisition         28      27
  28                                                                                        Refinance          29      28
  29    Vivo Dance                                                10,000   09/30/07        Acquisition         30      29
  30                                                                                       Acquisition         31      30
  31    Kids 'R' US                                               15,062   01/31/18        Acquisition         32      31
  32    Forest Bootery                                             3,080   02/28/13         Refinance          33      32
  33    Blockbuster Video                                          7,525   11/30/07        Acquisition         34      33
  34    Congress Jewelers                                         10,000   09/30/10         Refinance          35      34
  35    Blockbuster Video                                          6,765   02/28/07        Acquisition         36      35
  36                                                                                        Refinance          37      36
  37                                                                                       Acquisition         38      37
  38                                                                                        Refinance          39      38
38.01                                                                                                        39.01   38.01
38.02                                                                                                        39.02   38.02
38.03                                                                                                        39.03   38.03
  39    Atrium Salon & Spa                                         6,880   11/30/08        Acquisition         40      39
  40    William Beaumont Hospital                                 11,792   03/31/10         Refinance          41      40
  41                                                                                       Acquisition         42      41
  42    Tauber Oil Company                                        18,363   12/31/10        Acquisition         43      42
  43    Aaron Brothers, Inc.                                      12,946   03/31/09         Refinance          44      43
  44                                                                                        Refinance          45      44
  45                                                                                        Refinance          46      45
  46    New York City Police Dept                                 18,000   10/30/10         Refinance          47      46
  47                                                                                        Refinance          48      47
  48    Brando's                                                   4,900   05/31/08        Acquisition         49      48
  49                                                                                       Acquisition         50      49
  50    Oppenheimer & Co., Inc                                     7,584   07/04/14        Acquisition         51      50
  51    Japanese Restaurant                                        6,500   10/20/16         Refinance          52      51
  52    Ross Store                                                31,060   01/31/08        Acquisition         53      52
  53                                                                                       Acquisition         54      53
53.01                                                                                                        54.01   53.01
53.02                                                                                                        54.02   53.02
  54                                                                                       Acquisition         55      54
  55                                                                                       Acquisition         56      55
  56                                                                                        Refinance          57      56
  57    Office Depot                                              22,880   07/31/07        Acquisition         58      57
  58    Citibank, F.S.B.                                           5,000   01/31/17         Refinance          59      58
  59                                                                                        Refinance          60      59
  60                                                                                        Refinance          61      60
  61                                                                                        Refinance          62      61
  62    Bensi Restaurant Group, Inc                                3,782   12/31/21         Refinance          63      62
  63                                                                                        Refinance          64      63
  64    Pearle Vision                                              2,400   06/30/11         Refinance          65      64
  65                                                                                       Acquisition         66      65
65.01                                                                                      Acquisition       66.01   65.01
65.02                                                                                      Acquisition       66.02   65.02
65.03                                                                                      Acquisition       66.03   65.03
65.04                                                                                      Acquisition       66.04   65.04
  66    Dollar Store                                               8,160   12/31/11        Acquisition         67      66
  67    Six Star Factory Outlet                                    8,120   04/30/07        Acquisition         68      67
  68                                                                                        Refinance          69      68
  69                                                                                        Refinance          70      69
69.01                                                                                                        70.01   69.01
69.02                                                                                                        70.02   69.02
69.03                                                                                                        70.03   69.03
  70    Elliott & Smith, PA                                        2,069   08/31/21        Acquisition         71      70
  71                                                                                        Refinance          72      71
  72                                                                                        Refinance          73      72
  73    Richmond Gourmet Superette Inc                             4,273   04/30/10         Refinance          74      73
  74    Kindercare                                                 9,634   05/25/12         Refinance          75      74
  75                                                                                        Refinance          76      75
  76    Advanced Pain Mgmt. Spec.                                  4,737   01/31/10        Acquisition         77      76
  77    Stauber                                                    3,500   05/31/07         Refinance          78      77
  78    Lane Bryant Inc.                                           9,625   01/31/11        Acquisition         79      78
  79                                                                                        Refinance          80      79
  80                                                                                        Refinance          81      80
  81    Craft Warehouse                                           12,015   03/31/11        Acquisition         82      81
  82    McDonalds                                                  5,368   09/24/21        Acquisition         83      82
  83                                                                                        Refinance          84      83
  84                                                                                       Acquisition         85      84
  85                                                                                       Acquisition         86      85
  86    Geraghty, O'loughlin & Kenney                              9,290   01/31/08         Refinance          87      86
  87    Turnbull & Asser USA                                       2,087   08/31/12         Refinance          88      87
  88    R&S Mattress                                               4,224   07/31/11         Refinance          89      88
  89                                                                                        Refinance          90      89
  90                                                                                        Refinance          91      90
  91    Hollywood Video                                            7,488   07/04/12        Acquisition         92      91
  92    Hallmark                                                   3,360      MTM           Refinance          93      92
  93    Washington Mutual Bank                                     8,361   12/14/10         Refinance          94      93
  94                                                                                        Refinance          95      94
  95    Grand Cleaners & Laundry                                   4,677   12/31/07        Acquisition         96      95
  96    Blockbuster Video                                          7,200   03/31/11         Refinance          97      96
  97                                                                                        Refinance          98      97
  98    Kuehn Bevel Inc                                           15,692   05/31/09         Refinance          99      98
  99                                                                                       Acquisition        100      99
99.01                                                                                       Refinance        100.01  99.01
99.02                                                                                       Refinance        100.02  99.02
 100    Kinetix                                                    4,985   08/31/09         Refinance         101     100
 101    Video palace                                               3,360   02/29/08        Acquisition        102     101
 102    Maximum Autobody                                           9,600   03/31/12         Refinance         103     102
 103    Art Plus Technology                                        6,636   08/31/08        Acquisition        104     103
 104    Blockbuster Video                                          5,400      MTM          Acquisition        105     104
 105                                                                                        Refinance         106     105
105.01                                                                                     Acquisition       106.01  105.01
105.02                                                                                      Refinance        106.02  105.02
 106                                                                                        Refinance         107     106
 107    Pain Clinic                                                3,969   04/14/10         Refinance         108     107
 108    Dawn Barnes Karate Kids Inc.                               2,100   05/10/11         Refinance         109     108
 109                                                                                        Refinance         110     109
 110    Family Dollar                                              8,800   12/31/11         Refinance         111     110
 111    Vinnie's Pizzeria                                          3,753   02/27/13         Refinance         112     111
 112                                                                                        Refinance         113     112
 113    Famous Footwear (Brown Group Retail Inc)                   6,720   10/31/16         Refinance         114     113
 114    Abdo Eick & Meyers, LLP                                    9,175   08/31/16         Refinance         115     114
 115                                                                                        Refinance         116     115
 116                                                                                        Refinance         117     116
 117                                                                                        Refinance         118     117
 118    Cachet                                                     9,999   02/28/07         Refinance         119     118
 119                                                                                        Refinance         120     119
 120                                                                                        Refinance         121     120
 121                                                                                        Refinance         122     121
 122    Sam Bucco Mediterranean Bistro                             3,408   06/30/11         Refinance         123     122
 123    Hope & Causey, PC                                          6,967   04/30/10        Acquisition        124     123
 124                                                                                        Refinance         125     124
 125    Countrywide Home Loans                                     2,800   03/31/07         Refinance         126     125
 126    Bekins                                                    33,896   07/31/11        Acquisition        127     126
 127                                                                                        Refinance         128     127
 128    Tim Ioannides, MD, LLC                                     5,102   01/31/11        Acquisition        129     128
 129                                                                                       Acquisition        130     129
 130    Progressive Resources                                      7,980   04/30/11        Acquisition        131     130
 131    Specialty Foundry Products                                25,000   05/31/09        Acquisition        132     131
 132    G & W Systems Corp.                                        4,837   08/31/09         Refinance         133     132
 133    CVS                                                        8,450   03/31/09        Acquisition        134     133
 134    John's Restaurant                                          4,003   01/31/07         Refinance         135     134
 135                                                                                        Refinance         136     135
 136                                                                                        Refinance         137     136
 137    United Retail, Inc.                                        4,517   01/31/16        Acquisition        138     137
 138                                                                                        Refinance         139     138
 139    McGuire Bearing Company                                    9,690   09/30/16        Acquisition        140     139
 140                                                                                        Refinance         141     140
 141    Priority Mortgage, Inc.                                    5,015   06/30/08         Refinance         142     141
 142    West Marine Inc.                                           5,500   09/30/09        Acquisition        143     142
 143    Atlantic Limousine, Inc.                                  32,260   04/30/13         Refinance         144     143
 144    Foundation for Learning & Dev                              8,634   03/31/11         Refinance         145     144
 145                                                                                        Refinance         146     145
 146                                                                                       Acquisition        147     146
146.01                                                                                                       147.01  146.01
146.02                                                                                                       147.02  146.02
 147                                                                                        Refinance         148     147
 148    Tuesday Morning, Inc.                                     10,471   01/15/13         Refinance         149     148
 149    Princeton Separations                                     12,550      MTM           Refinance         150     149
 150    Spectrofuge Corporation of North Carolina, Inc             7,500   02/28/09        Acquisition        151     150
 151    Oak Hill Home Loans                                        3,329   06/30/09         Refinance         152     151
 152                                                                                        Refinance         153     152
 153    Barney's Billiards                                         8,640   02/06/07         Refinance         154     153
 154                                                                                        Refinance         155     154
 155                                                                                        Refinance         156     155
 156                                                                                        Refinance         157     156
 157                                                                                       Acquisition        158     157
 158                                                                                        Refinance         159     158
 159                                                                                       Acquisition        160     159
 160                                                                                        Refinance         161     160
 161    Fitness Zone                                               4,500   08/31/10         Refinance         162     161
 162                                                                                        Refinance         163     162
162.01                                                                                                       163.01  162.01
162.02                                                                                                       163.02  162.02
162.03                                                                                                       163.03  162.03
 163    Movie Gallery                                              4,000   08/31/07        Acquisition        164     163
 164                                                                                        Refinance         165     164
 165                                                                                       Acquisition        166     165
 166                                                                                       Acquisition        167     166
 167    NCB Commodities, Inc.                                     32,100   10/31/11         Refinance         168     167
 168    Rainbow Northeast Leasing, Inc.                            3,000   10/31/10         Refinance         169     168
 169                                                                                        Refinance         170     169
 170    Tree Tech                                                  7,500   08/31/10         Refinance         171     170
 171    Vogue Beauty School                                        4,841   07/31/09        Acquisition        172     171
 172                                                                                       Acquisition        173     172
 173    Forem Bagco                                               10,000   09/30/21         Refinance         174     173
 174    St. Joseph Mercy-Oakland                                   5,212   03/31/07         Refinance         175     174
 175    Renewell Group                                             2,980   02/28/09         Refinance         176     175
 176                                                                                       Acquisition        177     176
 177    Guest Supply, LLC                                          5,023   07/31/10        Acquisition        178     177
 178                                                                                       Acquisition        179     178
 179    Thai Food- Asian Fusion                                    2,500   06/30/11         Refinance         180     179
 180    IHS Energy Group                                          11,220   12/28/11         Refinance         181     180
 181                                                                                        Refinance         182     181
 182                                                                                        Refinance         183     182
182.01                                                                                                       183.01  182.01
182.02                                                                                                       183.02  182.02
182.03                                                                                                       183.03  182.03
 183    Cindy's Fashions                                          10,048   12/31/11         Refinance         184     183
 184    Desvernine Associates, Inc., a California corporation      1,257   06/30/07        Acquisition        185     184
 185    Memories of China Inc.                                     2,578   12/31/16         Refinance         186     185
 186    CVS                                                        8,775   01/31/14         Refinance         187     186
 187    Spin Cycle                                                 5,892   07/31/16         Refinance         188     187
 188    Cici's Pizza                                               4,502   11/30/15         Refinance         189     188
 189                                                                                       Acquisition        190     189
 190                                                                                        Refinance         191     190
 191                                                                                        Refinance         192     191
 192                                                                                        Refinance         193     192
 193    Regina Cleaners                                            1,500   01/31/10         Refinance         194     193
 194                                                                                       Acquisition        195     194
 195    Check Smart                                                1,900   12/31/12         Refinance         196     195
 196                                                                                        Refinance         197     196
 197                                                                                        Refinance         198     197
 198                                                                                       Acquisition        199     198
 199                                                                                        Refinance         200     199
 200    Video 2000                                                 2,400   03/31/07        Acquisition        201     200
 201    B&H Holdings                                               2,100   05/27/08         Refinance         202     201
 202    Rent Way                                                   3,135   11/30/09         Refinance         203     202
 203    Allied Barton                                              1,929   09/30/07        Acquisition        204     203
 204    Wasatch Therapy                                            1,400   01/30/12        Acquisition        205     204
 205    St. Of Ill - Dept of Labor                                13,000      MTM           Refinance         206     205
 206                                                                                        Refinance         207     206
 207                                                                                        Refinance         208     207
 208                                                                                       Acquisition        209     208
 209                                                                                        Refinance         210     209
 210    Dollar General                                            10,240   04/30/09        Acquisition        211     210
 211    DataComm                                                   3,300   08/30/08         Refinance         212     211
 212    TriCoast Mortgage                                          1,617   09/30/09         Refinance         213     212
 213                                                                                        Refinance         214     213
 214    Kenn's Sports Bar & Grill                                  4,500   12/31/10        Acquisition        215     214
 215                                                                                       Acquisition        216     215
 216    Muchas Gracias Mexican Food                                1,505   01/31/12         Refinance         217     216
 217                                                                                       Acquisition        218     217
 218                                                                                        Refinance         219     218
 219                                                                                       Acquisition        220     219
 220    Fairfield Chiropractic                                     1,250   05/31/15        Acquisition        221     220
 221                                                                                        Refinance         222     221
 222                                                                                        Refinance         223     222
 223    Todays Coffee                                              1,000   07/31/15        Acquisition        224     223
 224                                                                                       Acquisition        225     224
 225    Annette L. Vidrine, CPA, P.C.                              1,050   12/31/08        Acquisition        226     225

Footnotes to Annex A-1

(1)	With respect to Loan Number 20, the total square footage presented does not include the multifamily portion of the collateral.

(2)	With respect to Loan Number 15, the Occupancy (%) presented includes approximately 102,728 square feet of space to be occupied by Tronox (NYSE: TRX) pursuant to an executed lease with a term commencing in March of 2008. The current Occupancy (%) without giving effect to the Tronox space is approximately 69.8%.

(3)	With respect to Loan Number 10, the Occupancy (%) presented is a weighted average based on the allocated loan amounts of each property in the portfolio.

(4)	With respect to Loan Numbers 14.15 ($1,820,000 ‘‘as is’’ value), 17 ($63,750,000 ‘‘as is’’ value), 18 ($53,000,000 ‘‘as is’’ value), 52 ($6,800,000 ‘‘as is’’ value), 60 ($13,700,000 ‘‘as is’’ value), 63 ($13,700,000 ‘‘as is’’ value), 67 ($19,700,000 ‘‘as is’’ value), 90 ($12,445,000 ‘‘as is’’ value), 151 ($7,250,000 ‘‘as is’’ value) and 158 ($7,100,000 ‘‘as is’’ value), the appraisal values and appraisal dates are reflective of the as-stabilized values defined in the respective appraisals.

(5)	With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), IO DSCR (x), Current LTV %, Maturity LTV %, Current Balance per Unit ($) and Original Balance per Unit ($) are calculated on an aggregate basis.

(6)	With respect to Loan Numbers 1 and 10, the following fields were calculated on the principal balance of the notes and the related pari passu companion loans: (i) Current LTV %, (ii) Current Balance per Unit ($), (iii) Maturity LTV%, (iv) UW DSCR (x), (v) Original Balance per Unit ($) and (vi) IO DSCR (x).

(7)	Each letter identifies a group of crossed loans.

(8)	Each number identifies a group of related borrowers.

(9)	For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the ‘‘Admin Fee’’).

(10)	For Mortgage Loans that are Interest-only for their entire term, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate (%) and (iii) 365/360.

(11)	Annual Debt Service is calculated by multiplying the Monthly Debt Service ($) by 12.

(12)	With respect to Loan Number 194, there is an interest-only period of (3) years. Principal and interest payments are due from the date the loan closed through and including May 1, 2008. Commencing with the payment date on June 1, 2008 Borrower shall make payments of interest only for 36 months, through and including the payment date on May 1, 2011. Borrower shall resume making payments of principal and interest with the payment date on June 1, 2011, for the remainder of the term of the loan.

(13)	For Mortgage Loans with an Interest-only period, the I/O Period reflects the initial Interest-only period as of the respective Note Date of the Mortgage Loan, excluding Loan Number 96. With respect to Loan Number 96, Interest-only shall be payable, in arrears, on the first day of each calendar month for the following periods: (a) the period commencing on the date of the promissory note through and including January 31, 2012, and (b) the period commencing on June 1, 2013 through, and including April 30, 2014. During such periods, no amortization of the principal balance of the promissory note shall be required. Principal and interest shall be paid in equal monthly installments, each in the amount of $60,260.94, beginning on March 1, 2012 through and including May 1, 2013, and recommencing on June 1, 2014 until payment in full of the promissory note.

Annex A-1-1

(14)	The ‘‘L’’ component of the prepayment provision represents remaining lockout payments.

The ‘‘Def’’ component of the prepayment provision represents remaining defeasance payments.

The ‘‘Grtr1%orYM’’ component of the prepayment provision represents remaining yield maintenance payments.

The ‘‘DeforGrtr1%orYM’’ component of the prepayment provision represents remaining defeasance or yield maintenance payments.

With respect to Loan Numbers 18 and 204, the ‘‘L’’ component and the ‘‘Def’’ component of the prepayment provision could in some cases be impacted by the timing of the securitization of the B-note.

(15)	With respect to Loan Number 4, Most Recent NOI ($) is based on annualized NOI from the date the property was acquired (03/28/06) to and including 11/30/06.

(16)	The UW DSCR (x) and UW IO DSCR (x) for all partial interest-only loans was calculated based on the first principal and interest payment made after the Closing Date during the term of the loan.

(17)	With respect to Loan Number 76, the Mortgage Loan has an UW DSCR (x) of 1.13x and an UW IO DSCR (x) of 1.34x. However, when the UW DSCR (x) and IO DSCR (x) are calculated assuming the application of a $1,200,000 holdback reserve in reduction of its Original Balance ($), the revised UW DSCR (x) and UW IO DSCR (x) are 1.24x and 1.48x, respectively. The holdback reserve will be released when the property achieves a 1.20x DSCR on the full loan proceeds.

(18)	With respect to Loan Number 95, the Mortgage Loan has an UW DSCR (x) of 1.13x and an UW IO DSCR (x) of 1.31x. However, when the UW DSCR (x) and UW IO DSCR are calculated assuming the application of the $550,000 Upfront Other Reserve ($) in reduction of its Original Balance ($), the revised UW DSCR (x) and UW IO DSCR (x) are 1.19x and 1.38x, respectively ..

(19)	With respect to Loan Number 125, the Mortgage Loan has an UW DSCR (x) of 1.10x and an UW IO DSCR (x) of 1.32x. However, when the UW DSCR (x) and UW IO DSCR (x) are calculated assuming the application of the $350,000 Upfront Other Reserve ($) in reduction of its Original Balance ($), the revised UW DSCR (x) and UW IO DSCR (x) are 1.15x and 1.38x, respectively.

(20)	With respect to Loan Number 38, the Mortgage Loan has an UW DSCR (x) of 1.12x and an UW IO DSCR (x) of 1.31x. However, when the UW DSCR (x) and UW IO DSCR (x) are calculated assuming the application of the $500,000 Upfront Other Reserve ($) in reduction of its Original Balance ($), the revised UW DSCR (x) and UW IO DSCR (x) are 1.15x and 1.34x, respectively.

(21)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(22)	Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

(23)	With respect to Loan Number 67, the largest tenant includes the Stop and Shop (Ground Lease) space of 63,470 square feet. This square footage was not included in the total square footage for the property.

(24)	With respect to Loan Number 19, upon the occurrence of an outparcel release during the lockout period, payment of the release amount, accrued interest and the greater of yield maintenance or 1% of the principal amount of the loan being prepaid will be due.

Annex A-1-2

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Annex A-2-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE      % OF                 STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
                                  MORTGAGE        DATE         POOL     MORTGAGE     TERM        UW      LTV         AT
CUT-OFF DATE BALANCES              LOANS         BALANCE      BALANCE     RATE      (MOS.)      DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

$    800,000 - $  2,999,999          19      $   40,452,730      1.0%    5.9037%      118      1.38x    71.1%      64.3%
$  3,000,000 - $  3,999,999          15          52,588,434      1.3     5.9712       117      1.30x    76.0%      67.7%
$  4,000,000 - $  4,999,999          19          87,274,876      2.2     5.8609       118      1.32x    73.9%      64.6%
$  5,000,000 - $  6,999,999          33         196,621,215      5.0     5.8171       121      1.35x    70.9%      60.1%
$  7,000,000 - $  9,999,999          37         295,700,259      7.6     5.8077       116      1.30x    73.8%      67.0%
$ 10,000,000 - $ 14,999,999          39         476,165,672     12.2     5.7524       115      1.33x    72.5%      66.4%
$ 15,000,000 - $ 24,999,999          28         526,480,787     13.5     5.7559       114      1.37x    70.8%      66.0%
$ 25,000,000 - $ 49,999,999          22         774,130,143     19.8     5.7995       118      1.33x    74.0%      69.8%
$ 50,000,000 - $ 99,999,999          10         736,751,910     18.9     5.7490       117      1.44x    76.1%      68.6%
$100,000,000 - $236,000,000           4         717,969,373     18.4     5.5946       118      1.60x    70.5%      68.5%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              226      $3,904,135,398    100.0%    5.7469%      117      1.40x    73.0%      67.5%
                                 =========================================================================================

                                 MORTGAGE RATES

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE      % OF                 STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
                                  MORTGAGE        DATE         POOL     MORTGAGE     TERM        UW      LTV         AT
MORTGAGE RATES                     LOANS         BALANCE      BALANCE     RATE      (MOS.)      DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

5.3230% - 5.4999%                    24      $  860,682,128     22.0%    5.4205%      117      1.74x    66.2%      65.7%
5.5000% - 5.7499%                    77       1,044,174,939     26.7     5.6507       117      1.33x    73.2%      66.7%
5.7500% - 5.9999%                    74       1,425,125,196     36.5     5.8231       117      1.31x    76.8%      70.2%
6.0000% - 6.2499%                    32         314,526,118      8.1     6.0651       116      1.26x    72.1%      63.5%
6.2500% - 6.4999%                    17         222,882,329      5.7     6.3755       113      1.31x    74.2%      67.0%
6.5000% - 6.6400%                     2          36,744,689      0.9     6.6388       119      1.20x    75.5%      66.4%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              226      $3,904,135,398    100.0%    5.7469%      117      1.40x    73.0%      67.5%
                                 =========================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE      % OF                 STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
ORIGINAL TERM TO                  MORTGAGE        DATE         POOL     MORTGAGE     TERM        UW      LTV         AT
MATURITY IN MONTHS                 LOANS         BALANCE      BALANCE     RATE      (MOS.)      DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

 60 -  72                             3      $   36,039,570      0.9%    6.0685%       58      1.33x    67.7%      66.7%
 73 -  84                             3          36,650,000      0.9     5.7623        82      1.54x    68.6%      65.3%
 85 - 120                           217       3,812,574,145     97.7     5.7429       117      1.40x    73.2%      67.8%
121 - 180                             3          18,871,683      0.5     5.9143       155      1.33x    51.9%      23.1%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              226      $3,904,135,398    100.0%    5.7469%      117      1.40x    73.0%      67.5%
                                 =========================================================================================

                                   Annex A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE      % OF                 STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
REMAINING TERM TO                 MORTGAGE        DATE         POOL     MORTGAGE     TERM        UW      LTV         AT
MATURITY IN MONTHS                 LOANS         BALANCE      BALANCE     RATE      (MOS.)      DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

 58 -  60                             3      $   36,039,570      0.9%    6.0685%       58      1.33x    67.7%      66.7%
 61 -  84                             3          36,650,000      0.9     5.7623        82      1.54x    68.6%      65.3%
 85 - 120                           218       3,819,574,145     97.8     5.7441       117      1.40x    73.2%      67.7%
121 - 177                             2          11,871,683      0.3     5.6279       177      1.40x    42.1%       0.6%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              226      $3,904,135,398    100.0%    5.7469%      117      1.40x    73.0%      67.5%
                                 =========================================================================================

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE      % OF                 STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
ORIGINAL AMORTIZATION             MORTGAGE        DATE         POOL     MORTGAGE     TERM        UW      LTV         AT
TERM IN MONTHS                     LOANS         BALANCE      BALANCE     RATE      (MOS.)      DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

180 - 240                             3      $   15,933,022      0.7%    5.6866%      162      1.34x    51.6%      13.7%
241 - 300                             7         126,617,390      5.3     5.7869       117      1.27x    71.5%      55.3%
301 - 360                           168       2,235,950,518     94.0     5.8582       117      1.29x    75.0%      66.7%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              178      $2,378,500,930    100.0%    5.8533%      117      1.29x    74.7%      65.7%
                                 =========================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE      % OF                 STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
REMAINING AMORTIZATION            MORTGAGE        DATE         POOL     MORTGAGE     TERM        UW      LTV         AT
TERM IN MONTHS                     LOANS         BALANCE      BALANCE     RATE      (MOS.)      DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

177 - 240                             3      $   15,933,022      0.7%    5.6866%      162      1.34x    51.6%      13.7%
241 - 300                             7         126,617,390      5.3     5.7869       117      1.27x    71.5%      55.3%
301 - 360                           168       2,235,950,518     94.0     5.8582       117      1.29x    75.0%      66.7%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              178      $2,378,500,930    100.0%    5.8533%      117      1.29x    74.7%      65.7%
                                 =========================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                   Annex A-2-2

                               AMORTIZATION TYPES

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE      % OF                 STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
                                  MORTGAGE        DATE         POOL     MORTGAGE     TERM        UW      LTV         AT
AMORTIZATION TYPES                 LOANS         BALANCE      BALANCE     RATE      (MOS.)      DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                        48      $1,525,634,468     39.1%    5.5811%      116      1.59x    70.3%      70.3%
Partial Interest-Only               118       1,484,294,996     38.0     5.8249       117      1.26x    75.3%      68.4%
Balloon                              58         882,334,251     22.6     5.9041       117      1.33x    74.0%      62.0%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              224      $3,892,263,715     99.7%    5.7473%      117      1.40x    73.1%      67.7%
                                 =========================================================================================
FULLY AMORTIZING LOANS                2         $11,871,683      0.3%    5.6279%      177      1.40x    42.1%       0.6%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              226      $3,904,135,398    100.0%    5.7469%      117      1.40x    73.0%      67.5%
                                 =========================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
UNDERWRITTEN                                    AGGREGATE      % OF                 STATED             CUT-OFF
CASH FLOW                        NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
DEBT SERVICE                      MORTGAGE        DATE         POOL     MORTGAGE     TERM        UW      LTV         AT
COVERAGE RATIOS                    LOANS         BALANCE      BALANCE     RATE      (MOS.)      DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

1.10X - 1.14X                         3      $   32,100,000      0.8%    6.0595%      117      1.11x    71.5%      65.2%
1.15X - 1.19X                        32         313,809,544      8.0     5.8323       116      1.16x    75.2%      67.3%
1.20X - 1.29X                        87       1,473,369,899     37.7     5.8350       118      1.24x    76.4%      69.1%
1.30X - 1.49X                        73       1,410,210,074     36.1     5.7224       116      1.41x    73.7%      68.8%
1.50X - 1.99X                        27         363,386,413      9.3     5.6455       117      1.67x    66.8%      64.1%
2.00X - 2.15X                         4         311,259,468      8.0     5.4410       114      2.13x    58.2%      58.2%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              226      $3,904,135,398    100.0%    5.7469%      117      1.40x    73.0%      67.5%
                                 =========================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                                AGGREGATE      % OF                 STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
CUT-OFF DATE                      MORTGAGE        DATE         POOL     MORTGAGE     TERM        UW      LTV         AT
LTV RATIOS                         LOANS         BALANCE      BALANCE     RATE      (MOS.)      DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

37.4% - 50.0%                         4      $   29,371,683      0.8%    5.5668%      141      1.57x    46.4%      29.1%
50.1% - 60.0%                        14         365,171,041      9.4     5.5069       114      1.97x    54.1%      53.5%
60.1% - 65.0%                        15         149,756,192      3.8     5.6981       117      1.43x    63.4%      59.4%
65.1% - 70.0%                        30         456,158,594     11.7     5.7346       117      1.40x    68.0%      64.1%
70.1% - 75.0%                        50         876,775,487     22.5     5.7713       116      1.35x    73.1%      64.7%
75.1% - 80.0%                       111       2,018,554,000     51.7     5.7875       117      1.32x    78.5%      73.2%
80.1% - 83.6%                         2           8,348,401      0.2     6.0463       117      1.21x    83.1%      73.3%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              226      $3,904,135,398    100.0%    5.7469%      117      1.40x    73.0%      67.5%
                                 =========================================================================================

                                   Annex A-2-3

                           MATURITY DATE LTV RATIOS(1)

                                                                                          WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                                AGGREGATE       % OF                 STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF      INITIAL              REMAINING              DATE    LTV RATIO
MATURITY DATE                     MORTGAGE         DATE         POOL    MORTGAGE      TERM       UW       LTV         AT
LTV RATIOS                         LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR     RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

42.6% - 50.0%                         5      $   33,661,573      0.9%    5.7067%      117      1.64x     52.8%      47.8%
50.1% - 60.0%                        34         641,319,191     16.5     5.6531       115      1.68x     60.5%      54.9%
60.1% - 65.0%                        49         741,573,656     19.1     5.8347       118      1.33x     72.1%      63.1%
65.1% - 70.0%                        64         972,908,327     25.0     5.7983       117      1.33x     74.6%      67.8%
70.1% - 75.0%                        51         675,695,967     17.4     5.7562       115      1.27x     77.3%      72.3%
75.1% - 80.0%                        21         827,105,000     21.2     5.6762       117      1.43x     79.2%      78.7%
                                 ------------------------------------------------------------------------------------------
TOTAL:                              224      $3,892,263,715    100.0%    5.7473%      117      1.40x     73.1%      67.7%
                                 ==========================================================================================

                         TYPE OF MORTGAGED PROPERTIES(2)

                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------
                                                 AGGREGATE      % OF             CUT-OFF
                                  NUMBER OF      CUT-OFF       INITIAL             DATE
                                  MORTGAGED        DATE         POOL       UW       LTV
PROPERTY TYPE                    PROPERTIES      BALANCE       BALANCE    DSCR     RATIO   OCCUPANCY
----------------------------------------------------------------------------------------------------

RETAIL
Anchored                              72      $1,045,395,818     26.8%   1.54x    67.6%      96.1%
Unanchored                            28         174,112,995      4.5    1.27x    73.5%      98.3%
Shadow Anchored                        4          27,220,000      0.7    1.20x    75.8%      99.0%
                                 -------------------------------------------------------------------
SUBTOTAL:                            104      $1,246,728,813     31.9%   1.49x    68.6%      96.5%

OFFICE
CBD                                   13      $  592,012,568     15.2%   1.33x    77.7%      91.7%
Suburban                              34         309,135,756      7.9    1.32x    76.8%      96.9%
                                 -------------------------------------------------------------------
SUBTOTAL:                             47      $  901,148,324     23.1%   1.33x    77.4%      93.5%

HOTEL
Full Service                          10      $  592,226,679     15.2%   1.33x    75.5%       NAP
Limited Service                        7          80,179,232      2.1    1.32x    75.2%       NAP
Extended Stay                          1          11,000,000      0.3    1.60x    75.3%       NAP
                                 -------------------------------------------------------------------
SUBTOTAL:                             18      $  683,405,911     17.5%   1.34x    75.4%       NAP

INDUSTRIAL
Warehouse/Distribution                49      $  257,941,207      6.6%   1.64x    73.6%      92.9%
Flex                                  33         225,114,708      5.8    1.36x    73.1%      95.9%
Office/Warehouse                       1           6,485,122      0.2    1.92x    56.9%     100.0%
                                 -------------------------------------------------------------------
SUBTOTAL:                             83      $  489,541,037     12.5%   1.51x    73.1%      94.4%

MULTIFAMILY
Garden                                39      $  348,141,876      8.9%   1.31x    73.7%      92.6%
Mid/High Rise                          1          31,000,000      0.8    1.20x    73.8%      92.2%
                                 -------------------------------------------------------------------
SUBTOTAL:                             40      $  379,141,876      9.7%   1.30x    73.7%      92.6%

MIXED USE
Office/Retail                         12      $  140,344,438      3.6%   1.34x    70.2%      93.5%
Multifamily/Retail                     2          31,600,000      0.8    1.41x    68.8%      75.8%
Industrial/Retail                      1           3,000,000      0.1    1.35x    75.0%     100.0%
                                 -------------------------------------------------------------------
SUBTOTAL:                             15      $  174,944,438      4.5%   1.35x    70.0%      90.4%

SELF-STORAGE                           3      $   16,200,000      0.4%   1.29x    67.6%      77.4%

MANUFACTURED HOUSING                   4      $   13,025,000      0.3%   1.30x    75.4%      95.7%

                                 -------------------------------------------------------------------
TOTAL:                               314      $3,904,135,398    100.0%   1.40x    73.0%      94.4%
                                 ===================================================================

(1)  Does not include fully amortizing loans
(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                   Annex A-2-4

                      MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                           WEIGHTED AVERAGES
                                                                         --------------------------------------------------
                                                 AGGREGATE       % OF                 STATED            CUT-OFF
                                  NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
                                  MORTGAGED        DATE          POOL    MORTGAGE     TERM        UW      LTV        AT
LOCATION                         PROPERTIES       BALANCE      BALANCE     RATE      (MOS.)      DSCR    RATIO    MATURITY
---------------------------------------------------------------------------------------------------------------------------

New York                              25      $  490,830,631     12.6%    5.8924%      117      1.36x    73.2%      63.9%
Illinois                              20         403,061,249     10.3     5.8139       116      1.37x    75.9%      73.3%
California                            27         389,632,179     10.0     5.6087       114      1.39x    69.4%      67.3%
Texas                                 43         319,443,970      8.2     5.8691       117      1.32x    75.8%      69.0%
Virginia                              21         252,721,148      6.5     5.4622       119      1.46x    78.7%      77.4%
Pennsylvania                          13         213,645,405      5.5     5.7362       121      1.38x    73.3%      66.5%
North Carolina                        16         189,903,182      4.9     5.6218       118      1.53x    70.9%      65.5%
Florida                               14         153,209,679      3.9     5.7626       111      1.50x    67.9%      64.0%
South Carolina                         1         124,609,905      3.2     5.7900       117      1.37x    74.6%      63.1%
New Jersey                            11         108,925,506      2.8     5.7828       118      1.36x    69.3%      63.1%
Oklahoma                               5         108,664,051      2.8     5.8215       118      1.38x    77.6%      66.3%
Michigan                               8          99,786,422      2.6     5.6467       117      1.40x    72.8%      66.3%
Alaska                                 1          95,000,000      2.4     5.9950       120      1.27x    75.8%      64.3%
Washington                            10          92,385,837      2.4     5.6937       111      1.55x    64.5%      62.5%
Wisconsin                              6          89,569,985      2.3     6.0189       117      1.25x    74.1%      67.8%
Massachusetts                          9          82,475,468      2.1     5.6383       118      1.59x    67.2%      62.8%
Ohio                                   7          68,668,806      1.8     5.6444       117      1.37x    74.2%      68.7%
Georgia                                6          63,593,055      1.6     5.7579       117      1.48x    77.2%      76.0%
Maryland                               4          55,424,000      1.4     5.7360       118      1.35x    68.2%      62.9%
Oregon                                 4          52,836,200      1.4     5.5113       116      1.49x    71.8%      71.6%
Colorado                               3          45,600,000      1.2     5.7648       117      1.22x    73.5%      68.8%
Indiana                                7          39,429,464      1.0     5.7237       118      1.29x    77.1%      70.0%
Nevada                                 3          35,600,000      0.9     5.5986       118      1.48x    63.9%      61.2%
Minnesota                              3          31,800,000      0.8     5.7601       118      1.28x    77.2%      70.4%
Louisiana                              5          31,745,950      0.8     5.8766       118      1.32x    71.4%      62.2%
Kentucky                               5          29,292,090      0.8     5.6876       118      1.36x    74.8%      69.8%
Connecticut                            3          28,100,000      0.7     5.4405       117      2.15x    53.1%      53.1%
Arkansas                               5          25,330,160      0.6     5.5988       113      1.60x    76.6%      69.8%
Arizona                                3          22,750,000      0.6     5.8519       117      1.21x    71.9%      64.2%
Utah                                   3          22,658,501      0.6     5.9625       113      1.55x    71.9%      67.0%
Missouri                               2          20,600,000      0.5     5.7325       118      1.29x    80.0%      76.5%
Tennessee                              5          19,431,426      0.5     5.4972       114      1.78x    73.7%      71.7%
Alabama                                3          17,082,879      0.4     5.7204       118      1.29x    76.0%      65.1%
District Of Columbia                   1          17,000,000      0.4     6.3500       117      1.11x    75.9%      69.0%
Iowa                                   2          11,770,000      0.3     5.6215        85      1.34x    79.5%      75.7%
Maine                                  1           9,600,000      0.2     5.4405       117      2.15x    53.1%      53.1%
New Hampshire                          1           9,600,000      0.2     5.4405       117      2.15x    53.1%      53.1%
Kansas                                 3           9,109,002      0.2     5.5843       115      1.54x    73.8%      67.1%
Vermont                                1           7,982,848      0.2     6.0500       118      1.62x    70.6%      60.1%
Delaware                               1           4,850,000      0.1     5.8500       118      1.20x    75.8%      68.3%
Mississippi                            1           3,960,000      0.1     6.0060       119      1.34x    80.0%      80.0%
New Mexico                             1           3,900,000      0.1     5.4405       117      2.15x    53.1%      53.1%
Idaho                                  1           2,556,400      0.1     5.3960       107      2.09x    75.9%      75.9%
                                 ------------------------------------------------------------------------------------------
TOTAL:                               314      $3,904,135,398    100.0%    5.7469%      117      1.40x    73.0%      67.5%
                                 ==========================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                   Annex A-2-5

                          YEARS BUILT/RENOVATED(1),(2)

                                                                                          WEIGHTED AVERAGES
                                                                         --------------------------------------------------
                                                 AGGREGATE       % OF                STATED             CUT-OFF
                                  NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
YEARS                             MORTGAGED         DATE         POOL    MORTGAGE      TERM       UW      LTV         AT
BUILT/RENOVATED                  PROPERTIES       BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------

1948 - 1959                            3      $    5,825,000      0.1%    5.7376%      117      1.34x    73.7%      64.9%
1960 - 1969                            2           7,962,000      0.2     6.2787       117      1.33x    69.5%      63.2%
1970 - 1979                           20         109,894,813      2.8     5.6347       110      1.67x    68.6%      65.5%
1980 - 1989                           50         540,044,295     13.8     5.6105       117      1.51x    69.3%      66.3%
1990 - 1999                           78         905,952,268     23.2     5.6071       117      1.49x    70.9%      65.7%
2000 - 2006                          161       2,334,457,023     59.8     5.8362       117      1.33x    74.8%      68.6%
                                 ------------------------------------------------------------------------------------------
TOTAL:                               314      $3,904,135,398    100.0%    5.7469%      117      1.40x    73.0%      67.5%
                                 ==========================================================================================

                              PREPAYMENT PROTECTION

                                                                                          WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                               AGGREGATE       % OF                 STATED             CUT-OFF
                                 NUMBER OF      CUT-OFF       INITIAL              REMAINING             DATE    LTV RATIO
PREPAYMENT                        MORTGAGE       DATE           POOL    MORTGAGE      TERM       UW      LTV         AT
PROTECTION                         LOANS        BALANCE       BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

Defeasance                          206      $3,535,412,550     90.6%    5.7612%      116      1.41x    72.5%      66.8%
Yield Maintenance                    18         268,832,848      6.9     5.6254       119      1.36x    77.1%      73.1%
Defeasance/Yield Maintenance          2          99,890,000      2.6     5.5682       118      1.46x    78.4%      78.4%
                                 -----------------------------------------------------------------------------------------
TOTAL:                              226      $3,904,135,398    100.0%    5.7469%      117      1.40x    73.0%      67.5%
                                 =========================================================================================

                          PARTIAL INTEREST ONLY PERIODS

                                                                                          WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                               AGGREGATE       % OF                 STATED             CUT-OFF
                                 NUMBER OF      CUT-OFF       INITIAL              REMAINING             DATE    LTV RATIO
PARTIAL INTEREST                  MORTGAGE       DATE          POOL     MORTGAGE      TERM      UW       LTV         AT
ONLY PERIODS                       LOANS        BALANCE       BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

12 - 12                               8      $  119,500,000      8.1%    6.0931%      118      1.32x    75.6%      65.8%
13 - 24                              28         312,576,000     21.1     5.8379       115      1.26x    73.6%      65.1%
25 - 36                              37         435,104,996     29.3     5.8210       117      1.23x    76.2%      68.7%
37 - 48                               4          33,999,000      2.3     5.8001       118      1.27x    75.6%      69.3%
49 - 84                              41         583,115,000     39.3     5.7672       118      1.27x    75.5%      70.5%
                                 -----------------------------------------------------------------------------------------
                                    118      $1,484,294,996    100.0%    5.8249%      117      1.26x    75.3%      68.4%
                                 =========================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                   Annex A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                             --------------------------------------------------
                                                AGGREGATE         % OF                    STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE    LTV RATIO
                                  MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM       UW      LTV         AT
CUT-OFF DATE BALANCES              LOANS         BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

    $800,000 -   $2,999,999          18      $   38,179,567        1.1%       5.8980%      118      1.38x     70.6%      64.1%
  $3,000,000 -   $3,999,999          11          37,649,768        1.1        5.9210%      117      1.30x     75.8%      67.0%
  $4,000,000 -   $4,999,999          15          68,789,876        1.9        5.8990%      118      1.31x     72.9%      63.2%
  $5,000,000 -   $6,999,999          29         173,616,657        4.9        5.8146%      122      1.36x     70.5%      59.1%
  $7,000,000 -   $9,999,999          29         231,773,697        6.6        5.7779%      116      1.30x     73.4%      66.8%
 $10,000,000 -  $14,999,999          35         429,815,672       12.2        5.7306%      115      1.34x     72.1%      66.2%
 $15,000,000 -  $24,999,999          20         378,916,860       10.7        5.7000%      116      1.36x     70.8%      65.5%
 $25,000,000 -  $49,999,999          20         717,130,143       20.3        5.7800%      118      1.34x     73.9%      69.7%
 $50,000,000 -  $99,999,999          10         736,751,910       20.9        5.7490%      117      1.44x     76.1%      68.6%
$100,000,000 - $236,000,000           4         717,969,373       20.3        5.5946%      118      1.60x     70.5%      68.5%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                              191      $3,530,593,522      100.0%       5.7279%      117      1.41x     72.9%      67.4%
                                 ==============================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                             --------------------------------------------------
                                                AGGREGATE         % OF                    STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE    LTV RATIO
                                  MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM       UW      LTV         AT
MORTGAGE RATES                     LOANS         BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

5.3230% - 5.4999%                    23      $  840,682,128       23.8%       5.4200%      116      1.73x     66.4%     65.8%
5.5000% - 5.7499%                    67         963,827,859       27.3        5.6542       118      1.34x     72.9%     66.4%
5.7500% - 5.9999%                    63       1,301,670,196       36.9        5.8210       117      1.31x     76.8%     70.1%
6.0000% - 6.4999%                    36         387,668,652       11.0        6.1796       117      1.28x     73.6%     64.7%
6.5000% - 6.6400%                     2          36,744,689        1.0        6.6388       119      1.20x     75.5%     66.4%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                              191      $3,530,593,522      100.0%       5.7279%      117      1.41x     72.9%     67.4%
                                 ==============================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                             --------------------------------------------------
                                                AGGREGATE         % OF                    STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE    LTV RATIO
ORIGINAL TERM TO                  MORTGAGE         DATE       LOAN GROUP 1   MORTGAGE     TERM        UW      LTV         AT
MATURITY IN MONTHS                 LOANS         BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

 60 -  72                             2      $   19,289,570        0.5%       5.8327%       58      1.35x     64.4%     62.4%
 73 -  84                             2          26,200,000        0.7        5.8071        82      1.65x     64.1%     61.1%
 85 - 120                           184       3,466,232,269       98.2        5.7257       118      1.41x     73.1%     67.8%
121 - 180                             3          18,871,683        0.5        5.9143       155      1.33x     51.9%     23.1%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                              191      $3,530,593,522      100.0%       5.7279%      117      1.41x     72.9%     67.4%
                                 ==============================================================================================

                                   Annex A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                             --------------------------------------------------
                                                AGGREGATE         % OF                    STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE    LTV RATIO
REMAINING TERM TO                 MORTGAGE         DATE       LOAN GROUP 1   MORTGAGE      TERM       UW      LTV         AT
MATURITY IN MONTHS                 LOANS         BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

 58 -  60                             2      $   19,289,570        0.5%       5.8327%       58      1.35x     64.4%     62.4%
 61 -  84                             2          26,200,000        0.7        5.8071        82      1.65x     64.1%     61.1%
 85 - 120                           185       3,473,232,269       98.4        5.7270       118      1.41x     73.1%     67.7%
121 - 177                             2          11,871,683        0.3        5.6279       177      1.40x     42.1%      0.6%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                              191      $3,530,593,522      100.0%       5.7279%      117      1.41x     72.9%     67.4%
                                 ==============================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                              WEIGHTED AVERAGES
                                                                             --------------------------------------------------
                                                AGGREGATE         % OF                    STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE    LTV RATIO
ORIGINAL AMORTIZATION             MORTGAGE         DATE       LOAN GROUP 1   MORTGAGE      TERM       UW      LTV         AT
TERM IN MONTHS                     LOANS         BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

180 - 240                             3      $   15,933,022        0.8%       5.6866%      162      1.34x     51.6%     13.7%
241 - 300                             7         126,617,390        6.1        5.7869       117      1.27x     71.5%     55.3%
301 - 360                           139       1,945,148,642       93.2        5.8462       117      1.29x     75.1%     66.6%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                              149      $2,087,699,054      100.0%       5.8414%      118      1.29x     74.7%     65.5%
                                 ==============================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                              WEIGHTED AVERAGES
                                                                             --------------------------------------------------
                                                AGGREGATE         % OF                    STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF        INITIAL                 REMAINING             DATE    LTV RATIO
REMAINING AMORTIZATION            MORTGAGE         DATE       LOAN GROUP 1   MORTGAGE      TERM       UW      LTV         AT
TERM IN MONTHS                     LOANS         BALANCE        BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

177 - 240                             3      $   15,933,022        0.8%       5.6866%      162      1.34x     51.6%     13.7%
241 - 300                             7         126,617,390        6.1        5.7869       117      1.27x     71.5%     55.3%
301 - 360                           139       1,945,148,642       93.2        5.8462       117      1.29x     75.1%     66.6%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                              149      $2,087,699,054      100.0%       5.8414%      118      1.29x     74.7%     65.5%
                                 ==============================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                   Annex A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                             --------------------------------------------------
                                                AGGREGATE         % OF                   STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE    LTV RATIO
                                  MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM       UW      LTV         AT
AMORTIZATION TYPES                 LOANS         BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                        42      $1,442,894,468       40.9%       5.5637%      116      1.59x    70.3%      70.3%
Partial Interest-Only                98       1,262,759,996       35.8        5.8160       117      1.27x    75.2%      68.3%
Balloon                              49         813,067,375       23.0        5.8838       117      1.33x    74.3%      62.1%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                              189      $3,518,721,839       99.7%       5.7282%      117      1.41x    73.0%      67.7%

FULLY AMORTIZING LOANS                2      $   11,871,683        0.3%       5.6279%      177      1.40x    42.1%       0.6%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                              191      $3,530,593,522      100.0%       5.7279%      117      1.41x    72.9%      67.4%
                                 ==============================================================================================

  UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1 MORTGAGE
                                      LOANS

                                                                                             WEIGHTED AVERAGES
                                                                             --------------------------------------------------
UNDERWRITTEN                                    AGGREGATE         % OF                   STATED             CUT-OFF
CASH FLOW                        NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE    LTV RATIO
DEBT SERVICE                      MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM       UW      LTV         AT
COVERAGE RATIOS                    LOANS         BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

1.10X - 1.14X                         3      $   32,100,000        0.9%       6.0595%      117      1.11x    71.5%      65.2%
1.15X - 1.19X                        22         202,561,143        5.7        5.7896       116      1.17x    75.5%      67.3%
1.20X - 1.29X                        77       1,359,902,421       38.5        5.8288       118      1.24x    76.5%      69.1%
1.30X - 1.49X                        61       1,304,824,077       37.0        5.6930       117      1.41x    73.9%      69.0%
1.50X - 1.99X                        24         319,946,413        9.1        5.6476       117      1.67x    66.3%      63.4%
2.00X - 2.15X                         4         311,259,468        8.8        5.4410       114      2.13x    58.2%      58.2%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                              191      $3,530,593,522      100.0%       5.7279%      117      1.41x    72.9%      67.4%
                                 ==============================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                             --------------------------------------------------
                                                AGGREGATE         % OF                   STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE    LTV RATIO
CUT-OFF DATE                      MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM       UW      LTV         AT
LTV RATIOS                         LOANS         BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

37.5% - 50.0%                         4      $   29,371,683         0.8%      5.5668%      141      1.57x    46.4%      29.1%
50.1% - 60.0%                        13         345,171,041         9.8       5.5108       114      1.97x    53.7%      53.1%
60.1% - 65.0%                        15         149,756,192         4.2       5.6981       117      1.43x    63.4%      59.4%
65.1% - 70.0%                        25         381,907,189        10.8       5.6622       117      1.42x    68.1%      64.7%
70.1% - 75.0%                        40         767,981,580        21.8       5.7341       117      1.36x    73.1%      64.4%
75.1% - 80.0%                        93       1,851,805,836        52.5       5.7843       117      1.33x    78.5%      73.2%
80.1% - 83.6%                         1           4,600,000         0.1       5.7010       118      1.26x    83.6%      75.1%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                              191      $3,530,593,522      100.0%       5.7279%      117      1.41x    72.9%      67.4%
                                 ==============================================================================================

                                   Annex A-2-9

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                             WEIGHTED AVERAGES
                                                                             --------------------------------------------------
                                                AGGREGATE         % OF                   STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE    LTV RATIO
MATURITY DATE                     MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM       UW      LTV         AT
LTV RATIOS                         LOANS         BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

42.6% - 50.0%                         5      $   33,661,573         1.0%      5.7067%      117      1.64x    52.8%      47.8%
50.1% - 60.0%                        30         572,217,786        16.3       5.6147       115      1.71x    60.0%      54.5%
60.1% - 70.0%                        97       1,567,489,913        44.5       5.8023       117      1.34x    73.6%      65.7%
70.1% - 75.0%                        40         556,937,566        15.8       5.7185       117      1.29x    77.2%      72.2%
75.1% - 80.0%                        17         788,415,000        22.4       5.6711       117      1.43x    79.2%      78.7%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                              189      $3,518,721,839       100.0%      5.7282%      117      1.41x    73.0%      67.7%
                                 ==============================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                   WEIGHTED AVERAGES
                                                                              ---------------------------
                                                 AGGREGATE         % OF               CUT-OFF
                                  NUMBER OF       CUT-OFF         INITIAL               DATE
                                  MORTGAGED        DATE        LOAN GROUP 1     UW      LTV
PROPERTY TYPE                    PROPERTIES       BALANCE         BALANCE      DSCR    RATIO    OCCUPANCY
---------------------------------------------------------------------------------------------------------

RETAIL
Anchored                             72       $1,045,395,818       29.6%      1.54x    67.6%       96.1%
Unanchored                           28          174,112,995        4.9       1.27x    73.5%       98.3%
Shadow Anchored                       4           27,220,000        0.8       1.20x    75.8%       99.0%
                                 ------------------------------------------------------------------------
SUBTOTAL:                           104       $1,246,728,813       35.3%      1.49x    68.6%       96.5%

OFFICE
CBD                                  13       $  592,012,568       16.8%      1.33x    77.7%       91.7%
Suburban                             34          309,135,756        8.8       1.32x    76.8%       96.9%
                                 ------------------------------------------------------------------------
SUBTOTAL:                            47       $  901,148,324       25.5%      1.33x    77.4%       93.5%

HOTEL
Full Service                         10       $  592,226,679       16.8%      1.33x    75.5%         NAP
Limited Service                       7           80,179,232        2.3       1.32x    75.2%         NAP
Extended Stay                         1           11,000,000        0.3       1.60x    75.3%         NAP
                                 ------------------------------------------------------------------------
SUBTOTAL:                            18       $  683,405,911       19.4%      1.34x    75.4%         NAP

INDUSTRIAL
Warehouse/Distribution               49       $  257,941,207        7.3%      1.64x    73.6%       92.9%
Flex                                 33          225,114,708        6.4       1.36x    73.1%       95.9%
Office/Warehouse                      1            6,485,122        0.2       1.92x    56.9%      100.0%
                                 ------------------------------------------------------------------------
SUBTOTAL:                            83       $  489,541,037       13.9%      1.51x    73.1%       94.4%

MIXED USE
Office/Retail                        12       $  140,344,438        4.0%      1.34x    70.2%       93.5%
Multifamily/Retail                    2           31,600,000        0.9       1.41x    68.8%       75.8%
Industrial/Retail                     1            3,000,000        0.1       1.35x    75.0%      100.0%
                                 ------------------------------------------------------------------------
SUBTOTAL:                            15       $  174,944,438        5.0%      1.35x    70.0%       90.4%

MULTIFAMILY
Garden                                1       $   12,800,000        0.4%      1.21x    76.2%       92.1%
                                 ------------------------------------------------------------------------
SUBTOTAL:                             1       $   12,800,000        0.4%      1.21x    76.2%       92.1%

SELF-STORAGE                          3       $   16,200,000        0.5%      1.29x    67.6%       77.4%

MANUFACTURED HOUSING                  3       $    5,825,000        0.2%      1.34x    73.7%       93.3%
                                 ------------------------------------------------------------------------
TOTAL:                              274       $3,530,593,522      100.0%      1.41x    72.9%       94.7%
                                 ========================================================================

(1)  Excludes fully amortizing loans.
(2)  Because this table is presented at the Mortgaged  Property  level,  certain information  is based on allocated  loan amounts for mortgage loans secured by more than one Mortgaged  Property.  As a result,  the weighted  averages presented  in this  table  may  deviate  slightly  from  weighted  averages presented at the  mortgage  loan level in other tables in this free writing prospectus.

                                  Annex A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                              --------------------------------------------------
                                                 AGGREGATE         % OF                   STATED             CUT-OFF
                                  NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE    LTV RATIO
                                  MORTGAGED        DATE        LOAN GROUP 1   MORTGAGE      TERM       UW      LTV         AT
LOCATION                         PROPERTIES       BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------------

New York                             17       $  440,547,399       12.5%       5.8588%      118      1.35x    73.6%      64.3%
Illinois                             19          395,861,249       11.2        5.8162       116      1.37x    75.9%      73.3%
California                           26          382,232,179       10.8        5.6067       114      1.39x    69.4%      67.4%
Virginia                             21          252,721,148        7.2        5.4622       119      1.46x    78.7%      77.4%
Texas                                37          244,840,807        6.9        5.8414       118      1.33x    76.1%      69.1%
Pennsylvania                         12          208,895,405        5.9        5.7416       121      1.39x    73.2%      66.5%
North Carolina                       13          155,654,781        4.4        5.6189       118      1.62x    69.0%      63.9%
Florida                              13          136,459,679        3.9        5.6917       117      1.52x    67.4%      63.0%
South Carolina                        1          124,609,905        3.5        5.7900       117      1.37x    74.6%      63.1%
New Jersey                           11          108,925,506        3.1        5.7828       118      1.36x    69.3%      63.1%
Oklahoma                              5          108,664,051        3.1        5.8215       118      1.38x    77.6%      66.3%
Alaska                                1           95,000,000        2.7        5.9950       120      1.27x    75.8%      64.3%
Massachusetts                         8           77,475,468        2.2        5.6311       118      1.60x    66.5%      61.8%
Washington                            9           74,635,837        2.1        5.6090       111      1.61x    63.6%      61.2%
Michigan                              6           72,736,422        2.1        5.6820       117      1.29x    75.9%      67.5%
Georgia                               6           63,593,055        1.8        5.7579       117      1.48x    77.2%      76.0%
Wisconsin                             5           63,569,985        1.8        5.9030       117      1.27x    72.6%      65.7%
Ohio                                  4           62,981,726        1.8        5.6385       117      1.37x    74.5%      69.4%
Maryland                              4           55,424,000        1.6        5.7360       118      1.35x    68.2%      62.9%
Oregon                                4           52,836,200        1.5        5.5113       116      1.49x    71.8%      71.6%
Nevada                                3           35,600,000        1.0        5.5986       118      1.48x    63.9%      61.2%
Minnesota                             3           31,800,000        0.9        5.7601       118      1.28x    77.2%      70.4%
Kentucky                              5           29,292,090        0.8        5.6876       118      1.36x    74.8%      69.8%
Indiana                               5           28,769,464        0.8        5.7519       118      1.27x    76.0%      68.4%
Connecticut                           3           28,100,000        0.8        5.4405       117      2.15x    53.1%      53.1%
Arkansas                              5           25,330,160        0.7        5.5988       113      1.60x    76.6%      69.8%
Arizona                               3           22,750,000        0.6        5.8519       117      1.21x    71.9%      64.2%
Missouri                              2           20,600,000        0.6        5.7325       118      1.29x    80.0%      76.5%
Tennessee                             5           19,431,426        0.6        5.4972       114      1.78x    73.7%      71.7%
District Of Columbia                  1           17,000,000        0.5        6.3500       117      1.11x    75.9%      69.0%
Colorado                              2           14,600,000        0.4        5.6262       118      1.28x    72.7%      68.5%
Alabama                               2           13,382,879        0.4        5.7399       118      1.30x    77.0%      65.0%
Utah                                  2           11,958,501        0.3        5.6158       110      1.88x    70.8%      67.5%
Louisiana                             2           10,245,950        0.3        5.8962       118      1.33x    65.1%      56.7%
Maine                                 1            9,600,000        0.3        5.4405       117      2.15x    53.1%      53.1%
New Hampshire                         1            9,600,000        0.3        5.4405       117      2.15x    53.1%      53.1%
Kansas                                3            9,109,002        0.3        5.5843       115      1.54x    73.8%      67.1%
Vermont                               1            7,982,848        0.2        6.0500       118      1.62x    70.6%      60.1%
New Mexico                            1            3,900,000        0.1        5.4405       117      2.15x    53.1%      53.1%
Idaho                                 1            2,556,400        0.1        5.3960       107      2.09x    75.9%      75.9%
Iowa                                  1            1,320,000        0.0        5.3960       107      2.09x    75.9%      75.9%
                                 -----------------------------------------------------------------------------------------------
TOTAL:                              274       $3,530,593,522      100.0%       5.7279%      117      1.41x    72.9%      67.4%
                                 ===============================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                  Annex A-2-11

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                                WEIGHTED AVERAGES
                                                                              --------------------------------------------------
                                                 AGGREGATE         % OF                    STATED            CUT-OFF
                                  NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE    LTV RATIO
YEARS                             MORTGAGED        DATE        LOAN GROUP 1   MORTGAGE      TERM       UW      LTV        AT
BUILT/RENOVATED                  PROPERTIES       BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO    MATURITY
--------------------------------------------------------------------------------------------------------------------------------

1948 -    1969                         5      $   13,787,000        0.4%       6.0501%      117      1.33x    71.3%      63.9%
1970 -    1979                        17          95,816,008        2.7        5.5957       108      1.73x    67.3%      65.0%
1980 -    1989                        43         473,465,937       13.4        5.5387       117      1.53x    69.1%      66.7%
1990 -    1999                        73         869,638,540       24.6        5.5986       117      1.49x    70.6%      65.2%
2000 -    2006                       136       2,077,886,037       58.9        5.8291       118      1.34x    75.0%      68.7%
                                 -----------------------------------------------------------------------------------------------
TOTAL:                               274      $3,530,593,522      100.0%       5.7279%      117      1.41x    72.9%      67.4%
                                 ===============================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                             --------------------------------------------------
                                                AGGREGATE         % OF                    STATED            CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE    LTV RATIO
PREPAYMENT                        MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE     TERM        UW      LTV        AT
PROTECTION                         LOANS         BALANCE         BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
-------------------------------------------------------------------------------------------------------------------------------

Defeasance                          171      $3,161,870,674       89.6%       5.7416%      117      1.42x    72.4%      66.6%
Yield Maintenance                    18         268,832,848        7.6        5.6254       119      1.36x    77.1%      73.1%
Defeasance/Yield Maintenance          2          99,890,000        2.8        5.5682       118      1.46x    78.4%      78.4%
                                 ----------------------------------------------------------------------------------------------
TOTAL:                              191      $3,530,593,522      100.0%       5.7279%      117      1.41x    72.9%      67.4%
                                 ==============================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                             --------------------------------------------------
                                                AGGREGATE         % OF                   STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE    LTV RATIO
PARTIAL INTEREST                  MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE     TERM        UW      LTV        AT
ONLY PERIODS                       LOANS         BALANCE         BALANCE       RATE      (MOS.)      DSCR    RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------------

12 -    12                            8      $  119,500,000        9.5%       6.0931%      118      1.32x    75.6%      65.8%
13 -    24                           23         254,876,000       20.2        5.8092       115      1.28x    73.9%      65.4%
25 -    36                           31         391,179,996       31.0        5.8140       118      1.23x    76.2%      68.6%
37 -    48                            4          33,999,000        2.7        5.8001       118      1.27x    75.6%      69.3%
49 -    84                           32         463,205,000       36.7        5.7512       118      1.28x    75.0%      70.1%
                                 ----------------------------------------------------------------------------------------------
                                     98      $1,262,759,996      100.0%       5.8160%      117      1.27x    75.2%      68.3%
                                 ==============================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                  Annex A-2-12

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                    STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
                                  MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE     TERM       UW      LTV        AT
CUT-OFF DATE BALANCES              LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------------------

$ 2,273,163 - $ 2,999,999             1      $  2,273,163         0.6%      6.0000%      117      1.41x   78.7%      66.9%
$ 3,000,000 - $ 3,999,999             4        14,938,665         4.0       6.0978       117      1.30x   76.5%      69.5%
$ 4,000,000 - $ 4,999,999             4        18,485,000         4.9       5.7192       118      1.34x   77.7%      70.0%
$ 5,000,000 - $ 6,999,999             4        23,004,559         6.2       5.8361       117      1.33x   73.8%      67.2%
$ 7,000,000 - $ 9,999,999             8        63,926,562        17.1       5.9157       116      1.27x   75.2%      67.5%
$10,000,000 - $14,999,999             4        46,350,000        12.4       5.9545       109      1.21x   76.2%      68.2%
$15,000,000 - $24,999,999             8       147,563,927        39.5       5.8994       110      1.38x   70.7%      67.1%
$25,000,000 - $31,000,000             2        57,000,000        15.3       6.0454       117      1.20x   75.5%      70.7%
                                 -------------------------------------------------------------------------------------------
TOTAL:                               35      $373,541,876       100.0%      5.9270%      113      1.30x   73.7%      68.1%
                                 ===========================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                    STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
                                  MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE     TERM       UW      LTV        AT
MORTGAGE RATES                     LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------------------

5.4400% - 5.9999%                    22      $223,802,080        59.9%      5.7239%      115      1.32x   75.3%      69.8%
6.0000% - 6.2499%                     5        67,267,090        18.0       6.1268       115      1.30x   68.3%      62.5%
6.2500% - 6.4700%                     8        82,472,705        22.1       6.3154       104      1.27x   73.9%      68.0%
                                 -------------------------------------------------------------------------------------------
TOTAL:                               35      $373,541,876       100.0%      5.9270%      113      1.30x   73.7%      68.1%
                                 ===========================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                    STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
ORIGINAL TERM TO                  MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE     TERM       UW      LTV        AT
MATURITY IN MONTHS                 LOANS        BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------------------

60 - 120                             35      $373,541,876       100.0%      5.9270%      113      1.30x   73.7%      68.1%
                                 -------------------------------------------------------------------------------------------
TOTAL:                               35      $373,541,876       100.0%      5.9270%      113      1.30x   73.7%      68.1%
                                 ===========================================================================================

                                  Annex A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                    STATED           CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
REMAINING TERM TO                 MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE     TERM       UW      LTV        AT
MATURITY IN MONTHS(1)              LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------------------

58 - 120                             35      $373,541,876       100.0%      5.9270%      113      1.30x   73.7%      68.1%
                                 -------------------------------------------------------------------------------------------
TOTAL:                               35      $373,541,876       100.0%      5.9270%      113      1.30x   73.7%      68.1%
                                 ===========================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                   STATED            CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
ORIGINAL AMORTIZATION             MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE     TERM       UW      LTV        AT
TERM IN MONTHS                     LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------------------

360 - 360                            29      $290,801,876       100.0%      5.9387%      115      1.24x   74.6%      67.4%
                                 -------------------------------------------------------------------------------------------
TOTAL:                               29      $290,801,876       100.0%      5.9387%      115      1.24x   74.6%      67.4%
                                 ===========================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                           -------------------------------------------------
                                               AGGREGATE        % OF                   STATED            CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING           DATE     LTV RATIO
REMAINING AMORTIZATION            MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE     TERM       UW      LTV        AT
TERM IN MONTHS                     LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
----------------------------------------------------------------------------------------------------------------------------

354 - 360                            29      $290,801,876       100.0%      5.9387%      115      1.24x   74.6%      67.4%
                                 -------------------------------------------------------------------------------------------
TOTAL:                               29      $290,801,876       100.0%      5.9387%      115      1.24x   74.6%      67.4%
                                 ===========================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                  Annex A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                            -------------------------------------------------
                                                AGGREGATE        % OF                   STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF        INITIAL                REMAINING             DATE    LTV RATIO
                                  MORTGAGE        DATE       LOAN GROUP 2   MORTGAGE      TERM       UW      LTV         AT
AMORTIZATION TYPES                 LOANS         BALANCE        BALANCE       RATE       (MOS.)     DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only                20       $221,535,000       59.3%       5.8752%      115      1.21x    75.6%      69.4%
Interest-Only                         6         82,740,000       22.2        5.8860       105      1.51x    70.7%      70.7%
Balloon                               9         69,266,876       18.5        6.1419       116      1.36x    71.3%      61.0%
                                 ---------------------------------------------------------------------------------------------
TOTAL:                               35       $373,541,876      100.0%       5.9270%      113      1.30x    73.7%      68.1%
                                 =============================================================================================

  UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE
                                      LOANS

                                                                                             WEIGHTED AVERAGES
                                                                            --------------------------------------------------
UNDERWRITTEN                                    AGGREGATE        % OF                   STATED             CUT-OFF
CASH FLOW                        NUMBER OF       CUT-OFF        INITIAL                REMAINING             DATE    LTV RATIO
DEBT SERVICE                      MORTGAGE        DATE       LOAN GROUP 2   MORTGAGE      TERM       UW      LTV         AT
COVERAGE RATIOS                    LOANS         BALANCE        BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------

1.15X - 1.19X                        10       $111,248,401       29.8%       5.9102%      117      1.16x    74.6%      67.3%
1.20X - 1.29X                        10        113,467,478       30.4        5.9091       114      1.22x    76.0%      70.1%
1.30X - 1.49X                        12        105,385,997       28.2        6.0866       106      1.39x    71.7%      66.1%
1.50X - 1.69X                         2         23,440,000        6.3        5.7922       117      1.52x    79.5%      78.6%
1.70X - 1.92X                         1         20,000,000        5.4        5.4400       118      1.92x    59.9%      59.9%
                                 ---------------------------------------------------------------------------------------------
TOTAL:                               35       $373,541,876      100.0%       5.9270%      113      1.30x    73.7%      68.1%
                                 =============================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                            --------------------------------------------------
                                                AGGREGATE        % OF                   STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF        INITIAL                REMAINING             DATE    LTV RATIO
CUT-OFF DATE                      MORTGAGE        DATE       LOAN GROUP 2   MORTGAGE      TERM       UW      LTV         AT
LTV RATIOS                         LOANS         BALANCE        BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------

59.9% - 65.0%                         1       $ 20,000,000        5.4%       5.4400%      118      1.92x    59.9%      59.9%
65.1% - 70.0%                         5         74,251,405       19.9        6.1072       115      1.28x    67.2%      60.7%
70.1% - 75.0%                        10        108,793,907       29.1        6.0342       108      1.29x    73.1%      66.5%
75.1% - 80.0%                        18        166,748,163       44.6        5.8231       115      1.26x    78.5%      73.4%
80.1% - 82.4%                         1          3,748,401        1.0        6.4700       115      1.15x    82.4%      71.1%
                                 ---------------------------------------------------------------------------------------------
TOTAL:                               35       $373,541,876      100.0%       5.9270%      113      1.30x    73.7%      68.1%
                                 =============================================================================================

                                  Annex A-2-15

            MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                            --------------------------------------------------
                                                AGGREGATE        % OF                   STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF        INITIAL                REMAINING             DATE    LTV RATIO
MATURITY DATE                     MORTGAGE        DATE       LOAN GROUP 2   MORTGAGE      TERM       UW      LTV         AT
LTV RATIOS                         LOANS         BALANCE        BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------

56.2% - 65.0%                        10       $113,645,312       30.4%       5.9920%      116      1.41x    67.5%      59.8%
65.1% - 70.0%                        10        102,448,163       27.4        5.9031       116      1.26x    73.9%      68.2%
70.1% - 75.0%                        11        118,758,401       31.8        5.9331       109      1.21x    77.6%      72.6%
75.1% - 80.0%                         4         38,690,000       10.4        5.7811       108      1.41x    79.5%      78.3%
                                 ---------------------------------------------------------------------------------------------
TOTAL:                               35       $373,541,876      100.0%       5.9270%      113      1.30x    73.7%      68.1%
                                 =============================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                 WEIGHTED AVERAGES
                                                                            ---------------------------
                                                AGGREGATE        % OF               CUT-OFF
                                  NUMBER OF      CUT-OFF        INITIAL               DATE
                                  MORTGAGED       DATE       LOAN GROUP 2     UW      LTV
PROPERTY TYPE                    PROPERTIES      BALANCE        BALANCE      DSCR    RATIO    OCCUPANCY
-------------------------------------------------------------------------------------------------------

MULTIFAMILY
Garden                               38       $335,341,876       89.8%     1.31x    73.7%      92.6%
Mid/High Rise                         1         31,000,000        8.3      1.20x    73.8%      92.2%
                                 ----------------------------------------------------------------------
SUBTOTAL:                            39       $366,341,876       98.1%     1.30x    73.7%      92.6%

MANUFACTURED HOUSING                  1       $  7,200,000        1.9%     1.26x    76.8%      97.7%
                                 ----------------------------------------------------------------------
TOTAL:                               40       $373,541,876      100.0%     1.30x    73.7%      92.7%
                                 ======================================================================

(1)  Because this table is presented at the Mortgaged  Property  level,  certain information  is based on allocated  loan amounts for mortgage loans secured by more than one Mortgaged  Property.  As a result,  the weighted  averages presented  in this  table  may  deviate  slightly  from  weighted  averages presented at the  mortgage  loan level in other tables in this free writing prospectus.

                                  Annex A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                              WEIGHTED AVERAGES
                                                                            --------------------------------------------------
                                                AGGREGATE        % OF                    STATED            CUT-OFF
                                  NUMBER OF      CUT-OFF       INITIAL                 REMAINING             DATE    LTV RATIO
                                  MORTGAGED       DATE       LOAN GROUP 2   MORTGAGE     TERM        UW      LTV       AT
LOCATION                         PROPERTIES      BALANCE       BALANCE        RATE      (MOS.)      DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------------

Texas                                 6       $ 74,603,163       20.0%       5.9599%      115      1.26x    74.9%      69.0%
New York                              8         50,283,232       13.5        6.1868       115      1.41x    70.0%      60.4%
North Carolina                        3         34,248,401        9.2        5.6352       118      1.15x    79.4%      73.2%
Colorado                              1         31,000,000        8.3        5.8300       116      1.20x    73.8%      68.9%
Michigan                              2         27,050,000        7.2        5.5518       118      1.72x    64.4%      63.1%
Wisconsin                             1         26,000,000        7.0        6.3023       118      1.20x    77.6%      72.9%
Louisiana                             3         21,500,000        5.8        5.8672       119      1.31x    74.4%      64.8%
Washington                            1         17,750,000        4.8        6.0500       113      1.31x    68.3%      68.3%
Florida                               1         16,750,000        4.5        6.3400        58      1.31x    71.6%      71.6%
Utah                                  1         10,700,000        2.9        6.3500       116      1.19x    73.1%      66.5%
Indiana                               2         10,660,000        2.9        5.6477       118      1.34x    79.9%      74.4%
Iowa                                  1         10,450,000        2.8        5.6500        82      1.25x    80.0%      75.7%
California                            1          7,400,000        2.0        5.7100       118      1.15x    69.0%      60.7%
Illinois                              1          7,200,000        1.9        5.6861       118      1.26x    76.8%      71.6%
Ohio                                  3          5,687,080        1.5        5.7100       118      1.45x    71.7%      60.4%
Massachusetts                         1          5,000,000        1.3        5.7500       118      1.44x    78.1%      78.1%
Delaware                              1          4,850,000        1.3        5.8500       118      1.20x    75.8%      68.3%
Pennsylvania                          1          4,750,000        1.3        5.5000       118      1.24x    77.9%      68.2%
Mississippi                           1          3,960,000        1.1        6.0060       119      1.34x    80.0%      80.0%
Alabama                               1          3,700,000        1.0        5.6500       118      1.24x    72.5%      65.1%
                                 ---------------------------------------------------------------------------------------------
TOTAL:                               40       $373,541,876      100.0%       5.9270%      113      1.30x    73.7%      68.1%
                                 =============================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                  Annex A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                              WEIGHTED AVERAGES
                                                                            --------------------------------------------------
                                                AGGREGATE        % OF                    STATED            CUT-OFF
                                  NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE    LTV RATIO
YEARS                             MORTGAGED        DATE      LOAN GROUP 2   MORTGAGE     TERM        UW      LTV         AT
BUILT/RENOVATED                  PROPERTIES      BALANCE        BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------------------

1970 - 1979                           3       $ 14,078,805        3.8%       5.9001%      117      1.27x    77.2%      69.0%
1980 - 1989                           7         66,578,358       17.8        6.1217       113      1.36x    70.5%      63.3%
1990 - 1999                           5         36,313,728        9.7        5.8113       118      1.41x    79.0%      77.7%
2000 - 2006                          25        256,570,985       68.7        5.8944       112      1.28x    73.6%      67.9%
                                 ---------------------------------------------------------------------------------------------
TOTAL:                               40       $373,541,876      100.0%       5.9270%      113      1.30x    73.7%      68.1%
                                 =============================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                           --------------------------------------------------
                                               AGGREGATE       % OF                     STATED            CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE     LTV RATIO
PREPAYMENT                       MORTGAGED       DATE       LOAN GROUP 2   MORTGAGE      TERM       UW      LTV        AT
PROTECTION                         LOANS        BALANCE        BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

Defeasance                           35      $373,541,876      100.0%       5.9270%      113      1.30x    73.7%      68.1%
                                 --------------------------------------------------------------------------------------------
TOTAL:                               35      $373,541,876      100.0%       5.9270%      113      1.30x    73.7%      68.1%
                                 ============================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                           --------------------------------------------------
                                               AGGREGATE        % OF                    STATED            CUT-OFF
                                 NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE    LTV RATIO
PARTIAL INTEREST                  MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE     TERM       UW       LTV        AT
ONLY PERIODS                       LOANS        BALANCE        BALANCE       RATE      (MOS.)      DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------------

24 - 48                              11      $101,625,000       45.9%       5.9295%      112      1.22x    73.8%      66.2%
49 - 60                               9       119,910,000       54.1        5.8292       117      1.20x    77.1%      72.0%
                                 --------------------------------------------------------------------------------------------
                                     20      $221,535,000      100.0%       5.8752%      115      1.21x    75.6%      69.4%
                                 ============================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                  Annex A-2-18

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND GROUPS OF
CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL
MORTGAGE LOAN INFORMATION

Annex A-3-1

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
   TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

   LOAN                                                                      NUMBER OF
SELLER(1)                 LOAN NAME                      CITY, STATE         PROPERTIES
---------   ------------------------------------   ----------------------   -----------

JPMCB       131 South Dearborn                     Chicago, IL                    1
JPMCB       Centro Heritage Portfolio IV           Various, Various              16
JPMCB       Quantico Portfolio                     Various, VA                   14
CIBC        Marriott - Hilton Head Island          Hilton Head Island, SC         1
CIBC        Hilton - Anchorage                     Anchorage, AK                  1
CIBC        Bryant Park Hotel                      New York, NY                   1
CIBC        Courtyard by Marriott - Times Square
            South                                  New York, NY                   1
JPMCB       Presidential Tower                     Arlington, VA                  1
CIBC        The Plaza at PPL Center                Allentown, PA                  1
JPMCB       Americold Portfolio                    Various, Various              20
JPMCB       Southside Works & Quantum One
            Portfolio                              Pittsburgh, PA                 4
CIBC        Marriott - Albany, New York            Albany, NY                     1
JPMCB       Cabot Industrial Portfolio             Various, VA                   16
JPMCB       Leadership Square                      Oklahoma City, OK              1
CIBC        Crowne Plaza - LaGuardia               East Elmhurst, NY              1
            TOP 5 TOTAL/WEIGHTED AVERAGE
            TOP 10 TOTAL/WEIGHTED AVERAGE
            TOP 15 TOTAL/WEIGHTED AVERAGE

                                                SF/              CUT-OFF
   LOAN      LOAN    CUT-OFF DATE     % OF     UNITS/      UW      LTV      PROPERTY
SELLER(1)   GROUP       BALANCE       IPB      ROOMS      DSCR    RATIO       TYPE
---------   -----   --------------   -----   ---------   -----   -------   ----------

JPMCB         1     $  236,000,000    6.0%   1,504,364   1.28x    80.0%      Office
JPMCB         1     $  226,109,468    5.8%   2,788,226   2.15x    53.1%      Retail
JPMCB         1     $  131,250,000    3.4%     938,769   1.46x    79.7%      Various
CIBC          1     $  124,609,905    3.2%         512   1.37x    74.6%       Hotel
CIBC          1     $   95,000,000    2.4%         606   1.27x    75.8%       Hotel
CIBC          1     $   90,000,000    2.3%         128   1.20x    79.6%       Hotel
CIBC
              1     $   89,589,759    2.3%         244   1.25x    71.7%       Hotel
JPMCB         1     $   80,000,000    2.0%     332,928   1.48x    78.4%      Office
CIBC          1     $   75,000,000    1.9%     252,193   1.24x    77.6%      Office
JPMCB         1     $   70,000,000    1.8%   5,489,324   2.09x    75.9%    Industrial
JPMCB
              1     $   69,500,000    1.8%     402,787   1.38x    78.2%      Various
CIBC          1     $   64,797,151    1.7%         359   1.42x    74.7%       Hotel
JPMCB         1     $   61,365,000    1.6%   2,108,357   1.85x    68.3%    Industrial
JPMCB         1     $   61,000,000    1.6%     732,122   1.40x    79.2%      Office
CIBC          1     $   50,000,000    1.3%         358   1.39x    79.9%       Hotel
                    $  812,969,373   20.8%               1.56x    71.2%
                    $1,217,559,132   31.2%               1.52x    73.0%
                    $1,524,221,283   39.0%               1.51x    73.6%

(1)  "JPMCB" = JPMorgan Chase Bank, N.A.; "CIBC" = CIBC Inc.

                                    A-3-2

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                      LOAN GROUP 1 SHORT TERM LOAN SUMMARY
--------------------------------------------------------------------------------

LOAN ID    LOAN                                                      PROPERTY
  NO.     SELLER           LOAN NAME              CITY, STATE          TYPE
-------   ------   ------------------------   ------------------   -----------

5-YEAR
  60       CIBC    Lakeside Village           St. Petersburg, FL   Multifamily
  88       CIBC    Brighton Way               Beverly Hills, CA     Mixed Use
 117       CIBC    Electronic Arts Building   Chicago, IL             Office
7-YEAR
  61       JPMCB   Carmel Mission Inn         Carmel, CA              Hotel
  98       CIBC    College Square             Cedar Falls, IA      Multifamily
                   Apartments
 101       CIBC    Cobalt Building            Seattle, WA             Office

                                REMAINING   REMAINING IO
LOAN ID   CUT-OFF DATE   % OF      TERM         TERM        UW     CUT-OFF
  NO.        BALANCE      IPB    (MONTHS)     (MONTHS)     DSCR   LTV RATIO
-------   ------------   ----   ---------   ------------   ----   ---------

5-YEAR
  60      $16,750,000    0.4%       58           58        1.31x    71.6%
  88      $11,300,000    0.3%       58           58        1.49x    53.8%
 117      $ 7,989,570    0.2%       59            0        1.16x    79.4%
7-YEAR
  61      $16,000,000    0.4%       82           22        1.43x    72.4%
  98      $10,450,000    0.3%       82           34        1.25x    80.0%
 101      $10,200,000    0.3%       82           82        2.00x    51.0%

--------------------------------------------------------------------------------
                             PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

LOAN ID    LOAN
  NO.     SELLER        LOAN NAME        A-NOTE BLANANCE AS OF CUT-OFF DATE
-------   ------   -------------------   ----------------------------------

   1       JPMCB   131 South Dearborn                $236,000,000
                                                     $236,000,000
  10       JPMCB   Americold Portfolio               $ 70,000,000
                                                     $210,000,000
                                                     $ 35,000,000
                                                     $ 35,000,000

LOAN ID
  NO.         TRANSACTION                SERVICER            SPECIAL SERVICER
-------   -----------------   ---------------------------   ------------------

   1       JPMCC 2006-LDP9    Midland Loan Services, Inc.   LNR Partners, Inc.
          JPMCC 2007-CIBC18       Capmark Finance Inc.      LNR Partners, Inc.
  10      JPMCC 2007-CIBC18       Capmark Finance Inc.      LNR Partners, Inc.
                 TBD                      TBD               LNR Partners, Inc.
                 TBD                      TBD               LNR Partners, Inc.
                 TBD                      TBD               LNR Partners, Inc.

--------------------------------------------------------------------------------
                             COMPANION LOAN SUMMARY
--------------------------------------------------------------------------------

LOAN ID    LOAN                                 A-NOTE BALANCE(S) AS   B-NOTE BALANCE AS
  NO.     SELLER           LOAN NAME              OF CUT-OFF DATE       OF CUT-OFF DATE
-------   ------   --------------------------   --------------------   -----------------

   18     CIBC     Golden East Crossing              $49,000,000          $3,075,000
  204     CIBC     Miramar Professional Plaza        $ 3,223,841          $  204,837

            WHOLE LOAN
LOAN ID   BALANCE AS OF                WHOLE LOAN       TRUST      WHOLE LOAN
  NO.      CUT-OFF DATE   TRUST DSCR      DSCR      CUT-OFF LTV   CUT-OFF LTV
-------   -------------   ----------   ----------   -----------   -----------

   18      $52,075,000       1.22x        1.10x        79.7%         84.7%
  204      $ 3,428,678       1.29x        1.16x        78.6%         83.6%

                                    A-3-3

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

                    [2 PHOTOS OF 131 SOUTH DEARBORN OMITTED]

                                    A-3-4

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:(1)       $236,000,000
CUT-OFF DATE PRINCIPAL BALANCE:(1)   $236,000,000
% OF POOL BY IPB:                    6.0%
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            131 South Dearborn, LLC
SPONSOR:                             Robert M. Gans
ORIGINATION DATE:                    11/08/06
INTEREST RATE:                       5.79000%
INTEREST-ONLY PERIOD:                120 months
MATURITY DATE:                       12/01/16
AMORTIZATION TYPE:                   Interest-only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Hard
ADDITIONAL DEBT:(1)                  $286,000,000
ADDITIONAL DEBT TYPE:                Pari Passu Loan and
                                     Mezzanine Loan
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL      MONTHLY
                                     ----------   ----------
TAXES:                               $4,718,404   $1,179,601
INSURANCE:                           $   72,938   $   72,938
CAPEX:                               $        0   $    3,107
TI/LC:(3)                            $4,100,000   $   83,333
OTHER:(4)                            $8,051,366   $        0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Office -- CBD
SQUARE FOOTAGE:                      1,504,364
LOCATION:                            Chicago, IL
YEAR BUILT/RENOVATED:                2003
OCCUPANCY:                           92.3%
OCCUPANCY DATE:                      11/01/06
NUMBER OF TENANTS:                   13
HISTORICAL NOI:
   2004:                             $20,927,360
   2005:                             $23,744,535
   TTM AS OF 08/31/06:               $23,731,408
UW REVENUES:                         $62,976,866
UW EXPENSES:                         $26,177,351
UW NOI:(2)                           $36,799,515
UW NET CASH FLOW:                    $35,530,236
APPRAISED VALUE:                     $590,000,000
APPRAISAL DATE:                      09/29/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(5)
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                $314
CUT-OFF DATE LTV:                    80.0%
MATURITY DATE LTV:                   80.0%
UW IO DSCR:                          1.28x
UW DSCR:                             1.28x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                            RATINGS
                           MOODY'S/    SQUARE   % OF     BASE     LEASE EXPIRATION
TENANT NAME                 S&P(6)      FEET     GLA   RENT PSF         YEAR
------------------------   --------   -------   ----   --------   ----------------

JP MORGAN CHASE & CO.(7)    Aa3/A+    541,571   36.0%   $23.15          2017
CITADEL INVESTMENT GROUP              324,812   21.6%   $31.29          2013
SEYFARTH SHAW LLP                     307,900   20.5%   $16.28          2022

(1)  The total financing amount of $472 million has been split into a $236 million A-1 note not included in the trust and $236 million A-2 note included in the trust. Additionally, there is a mezzanine loan in the amount of $50 million.

(2)  The UW NOI figure was calculated using assumptions in the underwriting and accounts for several events occurring at the property since the TTM figures were calculated: (i) new leases commencing between January and March 2007 totaling $5,597,733 were included in the underwriting; (ii) rents for all tenants with lease terms beyond the term of the loan were underwritten to the average rent under the lease; (iii) all tenants with rent steps occurring before 06/01/07 were underwritten at the stepped up rental rate;
     and (iv) as of September 2006 the parking garage at the property was opened for public use, and income of approximately $1,007,000 was underwritten.

(3)  Borrower deposited $4,100,000 at closing into a rollover funds account associated with JPMorgan Chase lease expiration in 2017. Monthly TI/LCs in the amount of $83,333 are also being escrowed for the 2017 lease expiration of JPMorgan Chase. If tenant/replacement tenant fails to renew the lease by
     March 2015, lender is required to hold all excess cash flow as rollover funds, and commence a cash flow sweep, which will stop upon lender's receipt of a JPMorgan Chase replacement lease or the rollover funds account reaches $20 million. In lieu of commencing a cash flow sweep, the borrower may, upon appropriate notice beginning 36 months prior to the maturity date of the loan, increase its monthly TI/LC payment by 1/36th of the amount necessary to increase the fund balance to $20,000,000 after considering anticipated disbursements over the remaining term of the loan. Moreover, the borrower may elect to deliver a letter of credit to the lender from an approved financial institution in the amount of $20,000,000.

(4)  This consists of a $3,669,244 Tenant TI Reserve, a $33,247 Tenant LC
     Reserve and a $4,348,875.44 reserve in connection with the Seyfarth Shaw rent abatement period of 12 months, to be released once the rent abatement period has expired on 12/31/2007.

(5)  DSCR and LTV ratios and Loan/SF ratios presented are calculated on the cut-off date principal balance of the 131 South Dearborn loan and the related pari passu loan.

(6)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(7)  JPMorgan Chase & Co. is currently subletting approximately 345,000 square feet of its space to Citadel Investment Group (279,000 square feet) and
     Seyfarth Shaw LLP (66,000 square feet).

                                    A-3-5

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

THE LOAN. The 131 South Dearborn mortgage loan is secured by a first mortgage fee interest in a Class A office building comprising approximately 1,504,364 square feet located in the Central Business District ("CBD") of Chicago,
Illinois. The building is also commonly known as the "Citadel Center".

The total financing amount of $472 million is split into two pari-passu notes, a
$236 million A-1 Note not included in the trust and a $236 million A-2 Note included in the trust.

THE BORROWER. The borrowing entity is 131 South Dearborn, LLC, a special purpose entity. The sponsor, Robert M. Gans, owns Metropolitan Lumber in Manhattan which he started in 1975. Metropolitan Lumber's core business is the wholesale/retail sale of lumber, hardware, and building materials to the construction industry.
Over the last several years Mr. Gans has purchased and operated more than 20 real estate ventures (residential and commercial).

THE PROPERTY. The property is a 37-story, multi-tenant Class A office building containing 1,504,364 square feet of net rentable area and 213 garage parking spaces on a 1.53-acre parcel of land located in the CBD of Chicago, Illinois.

The property is located on the northeast corner of Dearborn Street and Adams
Street in the Central Loop submarket of downtown Chicago. The property is accessible by public transportation. Commuter rail service is available from
Union Station, Northwestern Station and LaSalle Street Station which are located in walking proximity. Access to the blue line train is in the outdoor plaza area of the property and the red line train is located one block to the east. Four other train stops are two blocks to the east.

Built in 2003, the building is currently 92.3% occupied with tenants paying an average rent of $21.10 per square foot for office space and $24.11 per square foot for retail space. The office tenants include JPMorgan Chase Bank, Citadel
Investment Group, Seyfarth Shaw LLP and Holland & Knight. The retail tenants include Walgreen's and Starbucks.

SIGNIFICANT TENANTS. JPMorgan Chase & Co. (NYSE: JPM) is a global financial services firm with assets of $1.3 trillion and operations in more than 50 countries. The firm provides investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset and wealth management, and private equity. A component of the
Dow Jones Industrial Average, JPMorgan Chase & Co. has its corporate headquarters in New York and its U.S. retail financial services and commercial banking headquarters in Chicago.

Citadel Investment Group ("Citadel"), which is privately held, accounts for approximately 1-2 percent of all trading activity in New York and Tokyo every day. Because of this high volume, Citadel also acts as a market maker on smaller exchanges for some blue-chip stocks. Citadel currently manages over $12 billion for a wide range of investors across seven core businesses covering nearly every major asset class.

Seyfarth Shaw LLP, founded in 1945, is a full service law firm with over 650 attorneys located in ten offices throughout the United States and Brussels,
Belgium. Seyfarth Shaw LLP has a labor and employment practice and also provides a broad range of legal services in key areas including corporate and securities, real estate, litigation, intellectual property, employee benefits and labor and employment, among others. Seyfarth Shaw LLP represents Fortune 500 clients and other businesses in varied industries.

THE CITADEL LEASE. Citadel's lease includes an obligation for the borrower to reimburse all rent payable under Citadel's previous office location lease
("Prior Space"), net of any revenue received from subleasing. An affiliate of the Prime Group (as defined below) has assumed responsibility for subleasing the
Prior Space, funded an escrow to cover any subleasing shortfalls and provided an indemnity agreement with respect to any amounts payable by the borrower in excess of such escrow. The Prior Space is 100% subleased (86% subleased through the full term). The borrower's exposure for the Prior Space is estimated to be approximately $7,000,000, and is mitigated by the escrow of approximately
$7,100,000, however there can be no assurances that the amounts held in escrow will be sufficient to offset any liabilities ultimately incurred.

THE MARKET(1). The Central Loop office submarket is one of the five submarkets in Chicago's CBD and is bound by the Chicago River to the north, Roosevelt Road to the south, State Street to the east, and Franklin Street to the west. The
Central Loop is considered the heart of the financial district and consists of
92 office buildings comprising approximately 46 million square feet. As of the
Second Quarter 2006, the overall vacancy rate in the submarket was 16.1% with average Class A asking rents of $35.04 per square foot.

The Central Loop and surrounding area is an urban mixed-use community featuring office, government, entertainment, shopping, residential and hotel accommodations. 131 South Dearborn is centrally located between the U.S.
District Court, Federal Plaza, City Hall and the State of Illinois Courthouse.

PROPERTY MANAGEMENT. 131 South Dearborn is managed by Prime Group Realty Trust
("Prime Group"), a REIT, which owns, manages, leases, develops and redevelops office and industrial properties, principally in the metropolitan Chicago area.
Prime Group currently owns 10 office properties and one industrial property.
Prime Group also owns joint ventures interests in three office properties containing an aggregate of 2.6 million rentable square feet.

(1)  Certain information was obtained from the 131 South Dearborn appraisal dated 09/29/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    A-3-6

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE      % OF                   % OF BASE    CUMULATIVE   CUMULATIVE    CUMULATIVE   CUMULATIVE %
               LEASES       FEET        GLA      BASE RENT      RENT      SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
   YEAR       EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING
----------   ---------   ---------   --------   -----------   ---------   -----------   ----------   -----------   ------------

VACANT         NAP         116,493       7.7%          NAP        NAP        116,493         7.7%            NAP        NAP
2007 & MTM       3           9,802       0.7    $         0       0.0%       126,295         8.4%    $         0        0.0%
2008             0               0       0.0              0       0.0        126,295         8.4%    $         0        0.0%
2009             1               0       0.0              0       0.0        126,295         8.4%    $         0        0.0%
2010             0               0       0.0              0       0.0        126,295         8.4%    $         0        0.0%
2011             0               0       0.0              0       0.0        126,295         8.4%    $         0        0.0%
2012             0               0       0.0              0       0.0        126,295         8.4%    $         0        0.0%
2013             7         324,812      21.6     10,164,945      30.6        451,107        30.0%    $10,164,945       30.6%
2014             1          55,074       3.7      1,017,217       3.1        506,181        33.6%    $11,182,162       33.7%
2015             2         129,867       8.6      3,567,590      10.7        636,048        42.3%    $14,749,752       44.4%
2016             3           7,646       0.5        471,678       1.4        643,694        42.8%    $15,221,430       45.8%
2017             1         541,571      36.0     12,439,074      37.8      1,185,265        78.8%    $27,760,504       83.6%
AFTER           11         319,099      21.2      5,448,117      16.4      1,504,364       100.0%    $33,208,621      100.0%
               ---       ---------     -----    -----------     -----
TOTAL           29       1,504,364     100.0%   $33,208,621     100.0%
               ---       ---------     -----    -----------     -----

                                    A-3-7

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF 131 SOUTH DEARBORN OMITTED]

                                    A-3-8

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

               [STACKING PLAN GRAPH OF 131 SOUTH DEARBORN OMITTED]

                                    A-3-9

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

                      [PHOTO OF 131 SOUTH DEARBORN OMITTED]

                                    A-3-10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    A-3-11

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

               [5 PHOTOS OF CENTRO HERITAGE PORTFOLIO IV OMMITED]

                                    A-3-12

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $226,109,468
CUT-OFF DATE PRINCIPAL BALANCE:   $226,109,468
SHADOW RATING (MOODY'S/ S&P):     Baa3/BBB+
% OF POOL BY IPB:                 5.8%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Centro Heritage SPE 4 LLC, et al.
SPONSOR:                          Centro Watt America REIT, Inc.
ORIGINATION DATE:                 12/01/06
INTEREST RATE:                    5.44050%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    12/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),D(89),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:(1,2)        Permitted Mezzanine Loan,
                                  Permitted Secured Debt
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL    MONTHLY
                                  -------   ---------
TAXES:(5)                            $0     Springing
INSURANCE:(5)                        $0     Springing
CAPEX:(6)                            $0     Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE:(3)                2,788,226
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        94.4%
OCCUPANCY DATE:                   08/01/06
NUMBER OF TENANTS:                273
HISTORICAL NOI:
   2004:                          $24,680,343
   2005:                          $28,025,188
   TTM AS OF 06/30/06:(4)         $29,910,787
UW REVENUES:                      $38,172,825
UW EXPENSES:                      $8,633,824
UW NOI:                           $29,539,000
UW NET CASH FLOW:                 $26,860,719
APPRAISED VALUE:                  $425,700,000
APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $81
CUT-OFF DATE LTV:                 53.1%
MATURITY DATE LTV:                53.1%
UW IO DSCR:                       2.15x
UW DSCR:                          2.15x
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                            RATINGS                   % OF     BASE RENT                  LEASE EXPIRATION
TENANT NAME                             MOODY'S/S&P(7)   TOTAL SF   TOTAL SF      PSF      SALES PSF             YEAR
-------------------------------------   --------------   --------   --------   ---------   ---------   ----------------------

LOWE'S HOME IMPROVEMENT                      A1/A+        168,407     6.0%       $ 3.41                         2026
T.J. MAXX (4 LOCATIONS)                      A3/A         133,513     4.8%       $ 9.57       $245     2011, 2012, 2014, 2015
BURLINGTON COAT FACTORY (2 LOCATIONS)                     130,180     4.7%       $ 5.74       $ 86           2007, 2009
K-MART                                        BB+          94,500     3.4%       $ 2.86       $125              2008
LINENS 'N THINGS (3 LOCATIONS)                             84,705     3.1%       $11.57       $190        2008, 2012, 2016
KROGER                                     Baa2/BBB-       67,772     2.4%       $10.73       $280              2016
DOMINICK'S                                 Baa2/BBB-       65,816     2.4%       $13.32       $317              2016
MARSHALL'S (2 LOCATIONS)                                   65,669     2.4%       $ 9.75       $264           2008, 2009
SHOP RITE                                                  65,197     2.3%       $ 8.44                         2026
SHAW'S SUPERMARKET                          B1/BB-         53,225     1.9%       $20.25       $492              2011
BARNES & NOBLE (2 LOCATIONS)                               45,150     1.6%       $14.53       $253           2009, 2012

(1)  So long as the borrower has not obtained other permitted secured debt, future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the loan-to-value ratio ("LTV") for the properties subject to the mortgage must not exceed 65%, (ii) the debt service coverage ratio ("DSCR") for the properties subject to the mortgage shall be equal to or greater than 2.18x, and (iii) the permitted mezzanine loan must be issued by an approved institutional lender.

(2)  So long as the borrower has not obtained other permitted mezzanine debt, future secured debt is permitted on a one time basis in the form of a parri passu loan subject to certain conditions including, but not limited to: (i)
     the LTV for the properties subject to the mortgage does not exceed 53.1%,
     (ii) the DSCR for the properties subject to the mortgage shall be greater than or equal to 2.18x, (iii) the borrower shall have provided the lender with confirmation from the Rating Agencies that the proposed issuance of additional debt will not result in a re-qualification, reduction, or withdrawal of the then current ratings assigned to the certificates, (iv)
     the term of the additional debt must be coterminous with the loan, and (v)
     the additional secured debt must be issued by an approved lender.

(3)  Includes approximately 168,407 square feet ground leased from the borrower at the Pine Tree Shopping Center property by Lowe's Home Improvement for
     $3.41 per square foot.

(4)  Except with respect to Nesconset Shopping Center (03/31/06), Crossroads I &
     II (8/31/06), Slater Street (9/30/06), Crossroads III (8/31/06), and St
     Francis Plaza (3/31/06).

(5)  Upon the occurrence and during the continuance of an event of default, the borrower is required to pay the lender 1/12th of the taxes and insurance premiums that the lender estimates will be payable within the following 12 month period. In lieu of making the foregoing payments each year the borrower may elect to deliver a letter of credit to the lender from an approved financial institution in an amount that would be sufficient to make such payments for the following 12 months.

(6)  Upon the occurrence of and during the continuance of an event of default, the borrower shall pay the lender the sum of $46,806 on each payment date as replacement reserves for capital improvements and repairs to the properties. In lieu of making the foregoing payments each year the borrower may elect to deliver a letter of credit to the lender from an approved financial institution in an amount that would be sufficient to make such payments for the following 12 months.

(7)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    A-3-13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

                                PROPERTY SUMMARY

                                                YEAR BUILT/
                                                    YEAR        SQUARE    OCCUPANCY
PROPERTY NAME                     LOCATION       RENOVATED       FEET         %
--------------------------     --------------   -----------   ---------   ---------

WATER TOWER PLAZA              Leominster, MA    1988/2001      296,320      95.6%
WARMINSTER TOWNE CENTRE        Warminster, PA      1997         237,234     100.0%
UNIVERSITY COMMONS             Wilmington, NC      1989         235,345      96.0%
MCMULLEN CREEK SHOPPING        Charlotte, NC       1987         283,323      82.8%
   CENTER
UNIVERSITY COMMONS             Greenville, NC      1996         232,818     100.0%
   GREENVILLE
NAPLES SHOPPING CENTER         Naples, FL        1976/1989      198,843     100.0%
CROSSROADS I & II              Manchester, CT      1990         105,662     100.0%
PARK SHORE SHOPPING            Naples, FL        1973/1992      231,830     100.0%
   CENTER
NESCONSET SHOPPING CENTER      Port Jefferson    1961/1988      122,996     100.0%
                               Station, NY
LONG MEADOW COMMONS            Mundelein, IL       1996         118,470      84.9%
ROANOKE PLAZA                  Riverhead, NY       1972          99,131     100.0%
CAPITOL SHOPPING CENTER        Concord, NH       1961/2000      182,821     100.0%
PINE TREE SHOPPING CENTER(1)   Portland, ME      1960/2006      287,513      87.9%
SLATER STREET                  Manchester, CT      1996          51,370     100.0%
CROSSROADS III                 Manchester, CT      1990          68,750      52.8%
ST FRANCIS PLAZA               Santa Fe, NM      1961/2000       35,800     100.0%
                                                              ---------     -----
TOTAL/WEIGHTED AVERAGE:                                       2,788,226      94.4%
                                                              ---------     -----

                                          LEAD TENANT           % OF     ALLOCATED
PROPERTY NAME                             (SALES PSF)           GLA     LOAN AMOUNT
--------------------------     ------------------------------   ----   ------------

WATER TOWER PLAZA              Shaw's Supermarket ($492)        18.0%  $ 29,309,468
WARMINSTER TOWNE CENTRE        Shop Rite (N/A)                  27.5%    21,800,000
UNIVERSITY COMMONS             Lowe's Food Stores ($285)        22.3%    20,200,000
MCMULLEN CREEK SHOPPING        Burlington Coat Factory ($105)   18.8%    18,500,000
   CENTER
UNIVERSITY COMMONS             Kroger ($280)                    29.1%    18,000,000
   GREENVILLE
NAPLES SHOPPING CENTER         Publix Supermarkets ($663)       23.9%    17,400,000
CROSSROADS I & II              The Sports Authority (N/A)       40.0%    15,200,000
PARK SHORE SHOPPING            K-Mart ($125)                    40.8%    14,600,000
   CENTER
NESCONSET SHOPPING CENTER      Office Depot/Homegoods (N/A)     27.2%    13,300,000
LONG MEADOW COMMONS            Dominick's ($317)                55.6%    11,900,000
ROANOKE PLAZA                  TJ Maxx ($277)                   43.5%     9,900,000
CAPITOL SHOPPING CENTER        Burlington Coat Factory ($73)    42.1%     9,600,000
PINE TREE SHOPPING CENTER(1)   Lowe's Home Improvement (N/A)    58.6%     9,600,000
SLATER STREET                  Office Depot/Bassett Furniture   38.9%     7,600,000
CROSSROADS III                 PETCO (N/A)                      23.7%     5,300,000
ST FRANCIS PLAZA               Wild Oats Market ($439)          58.2%     3,900,000
                                                                       ------------
TOTAL/WEIGHTED AVERAGE:                                                $226,109,468
                                                                       ------------

(1)  Includes 168,407 square feet of space ground leased from the borrower by
     Lowe's Home Improvement.

                                    A-3-14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

THE LOAN. The Centro Heritage Portfolio IV mortgage loan is secured by a first lien mortgage in a fee interest in 16 anchored retail centers consisting of approximately 2,788,226 square feet located in North Carolina, Massachusetts,
Pennsylvania, Florida, Connecticut, New York, Illinois, New Hampshire, Maine,
and New Mexico.

THE BORROWER. The borrowing entities are Centro Heritage Park Shore SC LLC,
Centro Heritage SPE 4 LLC, Centro Heritage Naples SC LLC, Centro Heritage UC
Greenville LLC, Centro Bradley Manchester I LLC, Centro Bradley Manchester II
Shore SC LLC, Centro Bradley Manchester III LLC, Centro Bradley Slater Street
LLC, Centro Bradley Long Meadow LLC, Centro Heritage Capitol SC LLC, Centro
Heritage Roanoke Plaza LLC, Centro St. Francis Plaza LLC and Centro Heritage
Warminster SPE LLC, each a single purpose entity.

THE SPONSOR. The sponsor for the Centro Heritage Portfolio IV is Centro Watt
America REIT, Inc. ("Centro"), an Australian retail property investment, development and funds management services organization. Centro is a joint-venture between Centro Properties Group (ASX:CNP) of Melbourne, Australia
and Watt Commercial Properties, a privately held real estate company based in
Los Angeles. Centro Properties Group is a retail investment organization specializing in the ownership, management and development of retail shopping centers. Centro manages both listed and unlisted properties and has an extensive portfolio of shopping centers across Australia, New Zealand and the United
States. With funds under management exceeding AUS$14.3 billion. Centro continues to be one of the largert ASX-listed property groups in Australia. Watt
Commercial Properties is one of the most experienced and largest owners, developers, and managers of commercial real estate in the U.S. With more than 40 years of experience, the company's core services include: property management, leasing, asset management, acquisition, development and reporting for all types of commercial real estate. Watt provides a spectrum of expertise in real estate services to investors of retail, multi-family, industrial and office properties.

THE PROPERTIES. The Centro Heritage Portfolio IV consists of 16 retail centers totaling approximately 2,788,226 square feet located in North Carolina,
Massachusetts, Pennsylvania, Florida, Connecticut, New York, Illinois, New
Hampshire, Maine, and New Mexico. The portfolio is leased to approximately 273 local, regional, and national tenants, including anchor tenants such as Lowes
Home Improvement, T.J. Maxx, Burlington Coat Factory, K-Mart, Linens 'N Things,
Kroger, Dominick's, Marshalls, Shop Rite, Shaw's Supermarket, and Barnes &
Noble. These anchor tenants occupy approximately 974,134 square feet or 34.9% of the portfolios rentable area.

Eleven of the properties are anchored by regional and national retailers and serve trade areas ranging from 1 to 15 miles. Five of the properties are anchored by regional and national grocery store chains and have trade areas that range between 1 to 10 miles.

RELEASE. Provided that no event of default exists, after the defeasance lockout date, individual Centro Heritage Portfolio IV properties may be released as part of a partial defeasance from the lien of the mortgage subject to the satisfaction of certain conditions, including, but not limited to: (i) the principal balance of the defeased note must equal or exceed 110% of the allocated loan amount of the individual property to be released, and (ii) the debt service coverage ratio ("DSCR") as of the date immediately subsequent to the release of the individual property for the individual properties then remaining subject to the lien of the mortgage must be equal to or greater than the greater of a) 2.18x and b) the DSCR for the remaining individual properties
(including the individual property to be released) as of the date immediately preceding the release of the individual property.

SUBSTITUTION. The borrower is permitted to substitute individual Centro Heritage
Portfolio IV properties (no more than 3 properties per year) as collateral during the term of the loan subject to certain conditions including, but not limited to: (i) the aggregate appraised value of all of the substituted properties must not exceed thirty five percent (35%) of the value of the original properties based on third party appraisals; and (ii) the fair market value of the substitute property must not be less than 100% of the greater of
(a) the fair market value of the substituted property as of the origination date, or (b) the fair market value of the substituted property as of the date of substitution

THE MARKETS(1). The Centro Heritage Portfolio IV contains 16 individual properties located in six regional markets. Two properties, 14.1% of the portfolio value, are located within the Naples, FL retail market, and three properties, 9.5% of the portfolio value, are located within the Manchester, CT retail market. The remaining properties are located within eleven markets across eight separate states. Each property and its market are summarized in the following table.

PROPERTY MANAGEMENT. The properties comprising Centro Heritage Portfolio IV are managed by Centro Watt Management Joint Venture 2, LP.

(1)  Certain information was obtained from the Water Tower Plaza, Warminster
     Towne Centre, University Commons, McMullen Creek Shopping Center,
     University Commons Greenville, Naples Shopping Center, Crossroads I, II &
     III, Park Shore Shopping Center, Nesconset Shopping Center, Long Meadow
     Commons, Roanoke Plaza, Capitol Shopping Center, Pine Tree Shopping Center,
     Slater Street, and St Francis Plaza appraisals dated between 07/31/06 and
     09/01/06. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                    A-3-15

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

                                MARKET SUMMARY(1)

                                                                  OCCUPANCY
                                                              -----------------
PROPERTY NAME                             LOCATION            PROPERTY   MARKET
------------------------------   --------------------------   --------   ------

WATER TOWER PLAZA                Leominster, MA                 95.6%     97.0%
WARMINSTER TOWNE CENTRE          Warminster, PA                100.0%     93.2%
UNIVERSITY COMMONS               Wilmington, NC                 96.0%     98.0%
MCMULLEN CREEK SHOPPING CENTER   Charlotte, NC                  82.8%     96.8%
UNIVERSITY COMMONS GREENVILLE    Greenville, NC                100.0%     97.0%
NAPLES SHOPPING CENTER           Naples, FL                    100.0%     96.0%
CROSSROADS I & II                Manchester, CT                100.0%     91.6%
PARK SHORE SHOPPING CENTER       Naples, FL                    100.0%     96.0%
NESCONSET SHOPPING CENTER        Port Jefferson Station. NY    100.0%     95.5%
LONG MEADOW COMMONS              Mundelein, IL                  84.9%     90.3%
ROANOKE PLAZA                    Riverhead, NY                 100.0%     95.5%
CAPITOL SHOPPING CENTER          Concord, NH                   100.0%     98.0%
PINE TREE SHOPPING CENTER        Portland, ME                   87.9%     98.0%
SLATER STREET                    Manchester, CT                100.0%     91.6%
CROSSROADS III                   Manchester, CT                 52.8%     91.6%
ST FRANCIS PLAZA                 Santa Fe, NM                  100.0%       N/A

                                                                                         2006 AVERAGE
                                           RENT/PSF              2006 POPULATION(2)   HOUSEHOLD INCOME(2)
                                 -----------------------------   ------------------   -------------------
                                                                  3-MILE    5-MILE     3-MILE     5-MILE
PROPERTY NAME                       PROPERTY         MARKET       RADIUS    RADIUS     RADIUS     RADIUS
------------------------------   -------------   -------------    ------   -------    --------   --------

WATER TOWER PLAZA                $15.28-$16.98   $16.00-$18.00    46,288    90,330    $ 58,741   $ 59,024
WARMINSTER TOWNE CENTRE          $       21.44   $       20.00    75,421   156,158    $ 72,557   $ 84,453
UNIVERSITY COMMONS               $       15.19   $       18.50    50,690   117,483    $ 52,993   $ 59,120
MCMULLEN CREEK SHOPPING CENTER   $12.71-$15.47   $13.50-$16.50    61,528   146,938    $ 92,315   $ 99,385
UNIVERSITY COMMONS GREENVILLE    $       14.49   $       17.50    58,057    86,814    $ 56,899   $ 53,406
NAPLES SHOPPING CENTER           $17.06-$23.11   $16.00-$25.00    37,435    96,351    $ 96,164   $ 90,222
CROSSROADS I & II                $       20.74   $       25.00    61,054   124,846    $ 68,066   $ 72,271
PARK SHORE SHOPPING CENTER       $15.67-$18.30   $16.00-$24.00    43,573    94,582    $108,816   $100,201
NESCONSET SHOPPING CENTER        $16.94-$19.20   $17.00-$23.00    77,446   184,212    $ 95,564   $ 94,636
LONG MEADOW COMMONS              $       14.30   $       15.15    50,524   108,243    $110,257   $111,252
ROANOKE PLAZA                    $       19.02   $       20.00    21,161    31,165    $ 52,964   $ 59,909
CAPITOL SHOPPING CENTER          $       14.47   $       16.00    29,094    44,435    $ 56,805   $ 63,030
PINE TREE SHOPPING CENTER        $       15.19   $       15.00    52,024   104,449    $ 54,172   $ 55,349
SLATER STREET                    $       17.57   $       23.00    62,084   123,802    $ 71,814   $ 72,806
CROSSROADS III                   $       20.74   $       25.00    61,054   124,846    $ 68,066   $ 72,271
ST FRANCIS PLAZA                 $       11.33   $12.00-$20.00    52,488    74,197    $ 68,071   $ 69,485

(1)  Certain information was obtained from the Water Tower Plaza, Warminster
     Towne Centre, University Commons, McMullen Creek Shopping Center,
     University Commons Greenville, Naples Shopping Center, Crossroads I, II, &
     III, Park Shore Shopping Center, Nesconset Shopping Center, Long Meadow
     Commons, Roanoke Plaza, Capitol Shopping Center, Pine Tree Shopping Center,
     and Slater Street appraisals dated between 07/31/06 and 09/01/06. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

(2)  Population and household income figures represent 2005 data for all properties except Long Meadow Commons and St. Francis Plaza.

                     LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE                             % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE   CUMULATIVE %
               LEASES       FEET     % OF GLA    BASE RENT       RENT     SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
   YEAR      EXPIRING     EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
----------   ---------   ---------   --------   -----------   ---------   -----------   ------------   -----------   ------------

VACANT          NAP        156,241      5.6%            NAP       NAP        156,241         5.6%              NAP        NAP
2007 & MTM      72         287,648     10.3     $ 3,133,464      10.2%       443,889        15.9%      $ 3,133,464       10.2%
2008            55         382,358     13.7       4,047,542      13.2        826,247        29.6%      $ 7,181,005       23.5%
2009            40         311,057     11.2       3,646,719      11.9      1,137,304        40.8%      $10,827,724       35.4%
2010            33         176,348      6.3       2,533,463       8.3      1,313,652        47.1%      $13,361,187       43.7%
2011            41         287,090     10.3       4,318,797      14.1      1,600,742        57.4%      $17,679,983       57.8%
2012            18         156,971      5.6       2,101,208       6.9      1,757,713        63.0%      $19,781,191       64.7%
2013            14         157,156      5.6       1,815,060       5.9      1,914,869        68.7%      $21,596,251       70.6%
2014            12         177,766      6.4       2,947,193       9.6      2,092,635        75.1%      $24,543,444       80.3%
2015             6         147,562      5.3       1,232,101       4.0      2,240,197        80.3%      $25,775,545       84.3%
2016             8         177,082      6.4       2,197,607       7.2      2,417,279        86.7%      $27,973,152       91.5%
2017             3          52,872      1.9         569,898       1.9      2,470,151        88.6%      $28,543,050       93.4%
AFTER            8         318,075     11.4       2,029,131       6.6      2,788,226       100.0%      $30,572,181      100.0%
                ---      ---------    -----     -----------     -----
TOTAL:          310      2,788,226    100.0%    $30,572,181     100.0%
                ---      ---------    -----     -----------     -----

                                    A-3-16

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

        [MAP INDICATING LOCATION OF CENTRO HERITAGE PORTFOLIO IV OMMITED]

                                    A-3-17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

             [SITE PLAN OF UNIVERSITY COMMONS - GREENVILLE OMITTED]

             [SITE PLAN OF UNIVERSITY COMMONS - WILMINGTON OMITTED]

                                    A-3-18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

                    [SITE PLAN OF WATER TOWER PLAZA OMITTED]

                     [SITE PLAN OF WARMINSTER PLAZA OMITTED]

                                    A-3-19

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               QUANTICO PORTFOLIO
--------------------------------------------------------------------------------

                    [4 PHOTOS OF QUANTICO PORTFOLIO OMITTED]

                                    A-3-20

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               QUANTICO PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $131,250,000
CUT-OFF DATE PRINCIPAL BALANCE:   $131,250,000
% OF POOL BY IPB:                 3.4%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Quantico Buildings, LLC
SPONSOR:(1)                       Quantico Real Estate LLC
ORIGINATION DATE:                 02/07/07
INTEREST RATE:                    5.32300%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    03/01/17
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Grtr1%orYM(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:(2)          Permitted Mezzanine Loan
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL    MONTHLY
                                  -------   ---------
TAXES:(3)                           $0      Springing
INSURANCE:(3)                       $0      Springing
CAPEX:                              $0         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Various
SQUARE FOOTAGE:                   938,769
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        99.5%
OCCUPANCY DATE:                   12/31/06
NUMBER OF TENANTS:                35
HISTORICAL NOI:
   2004:                          $8,666,662
   2005:                          $9,540,995
   2006:                          $10,531,135
UW REVENUES:                      $13,926,441
UW EXPENSES:                      $3,258,218
UW NOI:                           $10,668,223
UW NET CASH FLOW:                 $10,307,365
APPRAISED VALUE:                  $164,600,000
APPRAISAL DATE:                   01/07/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $140
CUT-OFF DATE LTV:                 79.7%
MATURITY DATE LTV:                79.7%
UW IO DSCR:                       1.46x
UW DSCR:                          1.46x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

TENANT NAME          MOODY'S/ S&P(4)   SQUARE FEET   % OF GLA   BASE RENT PSF   LEASE EXPIRATION YEAR
------------------   ---------------   -----------   --------   -------------   ---------------------

TASC, INC.               Baa2             216,674      23.1%        $16.38              2015
ROCKWELL COLLINS         A2/A             113,741      12.1%        $13.11        2009, 2010, 2013
PANALPINA INC.                            110,156      11.7%        $15.26              2011
RESTON LLOYD, LTD.                         64,537       6.9%        $ 7.99              2008

(1)  The sponsor is 30% owned by Duke Realty Corp., and 70% owned by Belbrook
     Capital Fund, an investment fund managed by Eaton Vance.

(2)  The borrower may obtain mezzanine debt up to the amount such that the aggregate mortgage loan and mezzanine loan LTV does not exceed 85%, and the
     DSCR is greater than 1.05x.

(3)  Upon the occurrence and during the continuance of an event of default, the borrower is required to pay the lender 1/12th of the taxes and insurance premiums that the lender estimates will be payable within the following 12 month period.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    A-3-21

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               QUANTICO PORTFOLIO
--------------------------------------------------------------------------------

                                PROPERTY SUMMARY

                                            YEAR BUILT/
                                               YEAR
PROPERTY NAME                  LOCATION     RENOVATED     SQUARE FEET   OCCUPANCY
-------------------------   -------------   -----------   -----------   ---------

107 CARPENTER DRIVE         Sterling, VA       1987            24,196     100.0%
22626 SALLY RIDE DRIVE      Sterling, VA       1999            43,120     100.0%
22620 SALLY RIDE DRIVE      Sterling, VA       1999            21,600     100.0%
22645 SALLY RIDE DRIVE      Sterling, VA     1990/2006         42,580     100.0%
109 CARPENTER DRIVE         Sterling, VA       1987            18,372      72.0%
22880 GLENN DRIVE           Sterling, VA       1998            64,537     100.0%
22750 GLENN DRIVE           Sterling, VA       1988            69,587     100.0%
22879 GLENN DRIVE           Sterling, VA       1989            94,545     100.0%
22815 GLENN DRIVE           Sterling, VA       2000           126,841     100.0%
22635 DAVIS DRIVE           Sterling, VA     1999/2006         48,958     100.0%
22633 DAVIS DRIVE           Sterling, VA       1990            24,050     100.0%
22825 DAVIS DRIVE           Sterling, VA       1997            57,600     100.0%
22601 DAVIS DRIVE           Sterling, VA       1997            61,500     100.0%
4801 STONECROFT-TASC I/II   Chantilly, VA      1998           241,283     100.0%
                                                              -------     -----
TOTAL/WEIGHTED AVERAGE:                                       938,769      99.5%
                                                              -------     -----

                                                                        ALLOCATED LOAN
PROPERTY NAME                            TOP TENANT          % OF GLA       BALANCE
-------------------------   ------------------------------   --------   --------------

107 CARPENTER DRIVE         National Association of            31.1%      $  2,631,379
                            Cemeteries
22626 SALLY RIDE DRIVE      Rockwell Collins                  100.0%         6,698,056
22620 SALLY RIDE DRIVE      Rockwell Collins                  100.0%         3,508,505
22645 SALLY RIDE DRIVE      Colorcraft of Virginia            100.0%         4,465,371
109 CARPENTER DRIVE         Med-Eval                           33.7%         1,833,991
22880 GLENN DRIVE           Reston Lloyd, Ltd.                100.0%         5,980,407
22750 GLENN DRIVE           Panalpina, Inc.                   100.0%         6,139,886
22879 GLENN DRIVE           ExxonMobil Corporation             40.9%         9,728,129
22815 GLENN DRIVE           Panalpina, Inc.                    32.0%        12,598,724
22635 DAVIS DRIVE           Northrop Grumman                   54.3%         6,299,362
22633 DAVIS DRIVE           Rockwell Collins                  100.0%         3,588,244
22825 DAVIS DRIVE           General Dynamics Network           48.9%         5,900,668
22601 DAVIS DRIVE           Gatco of Virginia and Fortessa    100.0%         6,060,146
4801 STONECROFT-TASC I/II   TASC, Inc.                         89.8%        55,817,132
                                                                          ------------
TOTAL/WEIGHTED AVERAGE:                                                   $131,250,000
                                                                          ------------

THE LOAN. The Quantico Portfolio loan is secured by a first lien mortgage in a fee interest in 14 office and industrial/flex properties comprising a total of approximately 938,769 square feet, located in Sterling and Chantilly, Virginia.

THE BORROWER. The borrowing entity is Quantico Buildings, LLC, a special purpose entity. The borrower is indirectly sponsored by Quantico Real Estate LLC, which is 30% owned by Duke Realty Corporation and 70% owned by Belcrest Capital Fund, an investment fund, managed by Eaton Vance, who will form a private REIT. Duke
Realty Corporation is a publicly traded REIT (NYSE: DRE) specializing in office, industrial, retail and healthcare properties primarily in the Midwest &
Southeast. Duke's current market capitalization is $5.4 billion with an enterprise value of $10.3 billion. Duke is rated BBB+ by S&P and Baa1 by
Moody's. Originating in Boston in 1924, Eaton Vance is one of the oldest investment management firms in America and provides professional investment advice to individuals, trusts, charitable organizations and institutions. Eaton
Vance has over $128 billion under management and employs over 850 people.

THE PROPERTIES. The Quantico Portfolio contains 14 office and industrial flex/warehouse properties, totaling 938,769 square feet of net rentable area located near the Washington Dulles International Airport and less than 30 miles from Washington, DC. Thirteen of the buildings are located at the TransDulles
Center, a 122-acre office and industrial business park located in Loudoun
County, 5 miles northeast of the Dulles Airport in Sterling, Virginia. The remaining building is located 2 miles south of the Dulles Airport in Chantilly,
Virginia within the 1,100-acre Westfields Corporate Center. Thirteen of the 14 buildings are 100.0% occupied.

The office properties consist of 107 Carpenter Drive, 109 Carpenter Drive, located at the TransDulles Center, and 4801 Stonecroft, which is located at the
Westfields Office Park. 4801 Stonecroft is the largest building of the portfolio consisting of 241,283 square feet or approximately 25.7% of the total net rentable area of the portfolio. The three office properties have an average occupancy rate of 90.7% and average in-place rent of $16.35 per square foot. The largest tenants of the 15 currently in occupancy at the properties include TASC,
Inc. (a subsidiary of Northrop Grumman rated Baa2 by Moody's), Welkin
Associates, and National Association of Cemeteries. These properties make up
14.7% of the net rentable area of the portfolio and have an average occupancy of
100.0% as of December 31, 2006. The average in-place rent for the flex properties is $14.12 per square foot.

The remaining 7 properties are located within the TransDulles Center and are industrial warehouse facilities. These facilities represent 55.1% of the net rentable area of the entire portfolio and are all 100.0% occupied. Furthermore, the average rent at the properties is $8.25 per square foot.

RELEASE. Provided that no event of default exists, after April 1, 2009, individual Quantico Portfolio properties may be released from the lien of the mortgage upon the satisfaction of certain conditions including, but not limited to: (i) prepayment of an amount equal to between 100% and 110% of the allocated loan amount of the individual property to be released, plus applicable yield maintenance premiums; (ii) the debt service coverage ratio ("DSCR") as of the date immediately subsequent to the release of the individual property for the properties then subject to the mortgage must be equal to or greater than 1.10x;
and (iii) after 7 individual properties have been released, the loan to value ratio ("LTV") of the remaining properties must be less than or equal to 80%. The borrower is permitted to make a partial prepayment of the loan in order to satisfy the DSCR requirement so long as such prepayment is accompanied by the applicable yield maintenance premium.

                                    A-3-22

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               QUANTICO PORTFOLIO
--------------------------------------------------------------------------------

SUBSTITUTION. The borrower is permitted to substitute individual Quantico
Portfolio properties (representing not more than 40% of the original principal balance) during the term of the loan subject to certain terms and conditions including, but not limited to: (i) the appraised value of the substitute properties must be equal to or greater than the appraised value of the substituted properties, (ii) the annualized underwritten cash flow for the substitute properties may not be less than the underwritten cash flow of the substituted properties. After April 1, 2009, the borrower may make a partial prepayment of the loan and pay applicable yield maintenance premiums or deliver additional collateral for the loan in order to satisfy the foregoing requirements, provided that in no event shall a substitute property have a LTV of greater than 100% nor a DSCR of less than 1.00x.

SIGNIFICANT TENANTS.

TASC, Inc., a subsidiary of Northrop Grumman, occupies 216,674 square feet at the 4801 Stonecroft office property. Northrop Grumman is a leader in advanced information technology, engineering, and business solutions for such clients as the US armed forces, US department of Defense and the national intelligence community. The company reported revenues over $4 billion in 2006 and employs
18,000 employees. TASC, Inc. currently has a lease extending until August 31,
2015. The tenant also has the right to terminate the lease 5 years early in 2010 by providing one and a half years notice and a half year of rent.

Rockwell Collins (Moody's rated A2), headquartered in Cedar Rapids, IA, makes aviation electronics and communication equipment for commercial and military aircraft. The tenant currently occupies 113,741 square feet throughout 4 different properties in the Quantico Property Trust portfolio and has an average rent of $13.11 per square foot. The leases roll over starting in 2009, and continue in 2010 and 2013.

Panalpina Inc. is headquartered in Switzerland and airfreight and ocean freight forwarding and supply chain management services. The company reported sales volumes of $5.2 billion in 2006, employs over 13,500 people, and is listed on the Swiss stock exchange. The tenant occupies 110,156 square feet at two properties within the portfolio. Panalpina Inc. pays an average of $15.26 per square foot and has leases expiring in 2011.

Reston Lloyd Ltd., founded in 1972, is a manufacturer and distributor of kitchenware and flatware specializing in enamel on steel products. The company reported sales of $1.6 million in 2006. With 64,537 square feet, the tenant represents 6.9% of the total net rentable area of the portfolio. The base rent for Reston Lloyd Ltd. Is $7.99 per square foot and the lease term expires in
2008.

THE MARKET(1). The Quantico Portfolio is located within the Rt. 28/Dulles North office submarket, which consists of 5,497,000 square feet or approximately 4.3%
of the region's inventory. As of the third quarter 2006, the submarket experienced a vacancy rate of 9.7% and average rental rates of $24.17 per square foot.

As of the third quarter 2006, the Rt. 28 Industrial submarket contained approximately 94% of the total industrial inventory in Loudon County, with a total of about 134 buildings. The overall average vacancy rate for the submarket is 14.3% and the average gross rent per square foot is $12.72.

PROPERTY MANAGEMENT. The property has been managed by Duke Realty Services,
LLC, an affiliate of the borrower since 1979.

(1)  Certain information was obtained from the Quantico Portfolio appraisal dated 01/07/07. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    A-3-23

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               QUANTICO PORTFOLIO
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF   SQUARE                          % OF BASE   CUMULATIVE  CUMULATIVE   CUMULATIVE   CUMULATIVE %
              LEASES      FEET    % OF GLA   BASE RENT     RENT     SQUARE FEET   % OF GLA    BASE RENT   OF BASE RENT
   YEAR      EXPIRING   EXPIRING  EXPIRING    EXPIRING   EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING
----------   ---------  --------  --------  -----------  ---------  -----------  ----------  -----------  -------------

VACANT          NAP        5,148     0.5%        NAP         NAP        5,148        0.5%        NAP            NAP
2007 & MTM       1         3,536     0.4    $    60,021      0.6%       8,684        0.9%    $    60,021        0.6%
2008             8       137,932    14.7      1,650,786     15.2      146,616       15.6%    $ 1,710,808       15.8%
2009             5        95,841    10.2      1,152,526     10.6      242,457       25.8%    $ 2,863,334       26.4%
2010             9       159,449    17.0      1,550,104     14.3      401,906       42.8%    $ 4,413,438       40.7%
2011             6       150,282    16.0      1,233,028     11.4      552,188       58.8%    $ 5,646,466       52.0%
2012             0             0     0.0              0      0.0      552,188       58.8%    $ 5,646,466       52.0%
2013             3       128,130    13.6      1,207,723     11.1      680,318       72.5%    $ 6,854,189       63.2%
2014             0             0     0.0              0      0.0      680,318       72.5%    $ 6,854,189       63.2%
2015             3       258,451    27.5      3,997,709     36.8      938,769      100.0%    $10,851,898      100.0%
2016             0             0     0.0              0      0.0      938,769      100.0%    $10,851,898      100.0%
2017             0             0     0.0              0      0.0      938,769      100.0%    $10,851,898      100.0%
AFTER            0             0     0.0              0      0.0      938,769      100.0%    $10,851,898      100.0%
               ---       -------   -----    -----------    -----
TOTAL:          35       938,769   100.0%   $10,851,898    100.0%
               ---       -------   -----    -----------    -----

                                    A-3-24

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               QUANTICO PORTFOLIO
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF QUANTICO PORTFOLIO OMITTED]

                                    A-3-25

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                         MARRIOTT -- HILTON HEAD ISLAND
--------------------------------------------------------------------------------

              [3 PHOTOS OF MARRIOTT -- HILTON HEAD ISLAND OMITTED]

                                    A-3-26

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                         MARRIOTT -- HILTON HEAD ISLAND
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $125,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $124,609,605
% OF POOL BY IPB:                 3.2%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Columbia Properties Hilton
                                  Head, LLC
SPONSOR:                          Columbia Sussex
                                  Corporation
ORIGINATION DATE:                 11/10/06
INTEREST RATE:                    5.79000%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    12/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           357 months
CALL PROTECTION:                  L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                  --------   --------
TAXES:                            $813,800   $ 62,600
INSURANCE:                        $562,509   $      0
FF&E:(4)                          $125,466   $125,466
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            512
LOCATION:                         Hilton Head Island, SC
YEAR BUILT/RENOVATED:             1976/2006
OCCUPANCY:                        67.2%
OCCUPANCY DATE:(1)                11/30/06
HISTORICAL NOI:
   2006:(2)                       $16,528,431
UW REVENUES:                      $37,849,651
UW EXPENSES:                      $24,266,406
UW NOI:(3)                        $13,583,245
UW NET CASH FLOW:                 $12,069,259
APPRAISED VALUE:                  $167,000,000
APPRAISAL DATE:                   11/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:           $243,379
CUT-OFF DATE LTV:                 74.6%
MATURITY DATE LTV:                63.1%
UW IO DSCR:                       N/A
UW DSCR:                          1.37x
--------------------------------------------------------------------------------

                   PROPERTY HISTORICAL OPERATING STATISTICS(5)

        OCCUPANCY                            ADR                                  REVPAR
-------------------------   -------------------------------------   ------------------------------------
2004   2005   2006    UW      2004      2005      2006       UW      2004      2005      2006       UW
----   ----   ----   ----   -------   -------   -------   -------   ------   -------   -------   -------

63.7%  66.0%  67.2%  68.0%  $149.35   $159.18   $170.55   $180.50   $95.11   $105.05   $114.62   $122.74

(1)  Occupancy represents the property's average occupancy over the trailing 12 month period ending on the Occupancy Date.

(2)  The sponsor acquired the property on March 28, 2006. The 2006 NOI is based on the annualized NOI from the date the property was acquired to and including November 30, 2006.

(3)  At closing, the borrower entered into a master lease with Columbia Sussex
     Corporation for the hotel spa. Rent is payable under the master lease based on a rent formula of $400,000 per annum less the net operating income of the borrower generated by the hotel spa. Provided no event of default is continuing under the mortgage, the master lease will terminate once the net operating income for the spa for the trailing 12-month period is at least
     $400,000 per annum.

(4)  The borrower is required to deposit 1/12th of 4.0% of total revenues into the FF&E reserve on a monthly basis. In an event of default or a transfer of ownership, the borrower will be required to deposit into the FF&E reserve the monthly amount equal to the greater of 1/12th of 4.0% of total revenues or the amount required to be deposited under the franchise agreement. At closing, Columbia Sussex Corporation guaranteed payment of all FF&E expenses.

(5)  The information presented herein represents the trailing 12 months ending
     November 30th for each respective year.

                                    A-3-27

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                         MARRIOTT -- HILTON HEAD ISLAND
--------------------------------------------------------------------------------

THE LOAN. The Marriott -- Hilton Head Island loan is secured by a first mortgage interest in a 512-room full-service hotel located in Hilton Head Island, South
Carolina.

THE BORROWER. The borrower, Columbia Properties Hilton Head, LLC, is a single asset entity that is 100% owned by CSC Holdings, LLC. CSC Holdings, LLC is 99%
owned by 1998 William J. Yung & Martha A. Yung Family Trust as a non-managing member and 1% owned by Columbia Sussex Corporation as a managing member.
Columbia Sussex Corporation is the loan sponsor and the guarantor under the non-recourse carveouts.

Columbia Sussex Corporation, formed in 1972 by William J. Yung, owns 82 hotels and casinos (27,073 rooms) in 32 states located primarily in the Southern,
Eastern, and Midwestern United States. Columbia Sussex Corporation operates a total of 41 Marriott franchise hotels (12,710 rooms) in 28 states and is the largest franchisee of full service Marriott hotels in the United States.

THE PROPERTY.(1) The Marriott -- Hilton Head Island opened in 1976. The hotel was designed and developed as a Hyatt Regency hotel. The property was re-flagged as a Marriott in 2001. As part of the conversion, between 2001 and 2003, approximately $23 million was spent on improvements (guest rooms, public areas, meeting space, windows, and HVAC). In 2005, the hotel added an approximately
5,500 square foot new ballroom. Columbia Sussex plans on spending approximately
$10 to $12 million on renovations through 2007. These renovations include the addition of a 17-treatment room spa, renovation of all guest room bathrooms, a new deck surrounding the pool, a new snack bar at the pool, a new fitness center and retail area.(2) The property consist of two buildings: a 10-story "L" shaped main building featuring 364 guest rooms and the hotel's 46,000 square feet of meeting space, and a 5-story building featuring 148 guest rooms. Other amenities include; 3 restaurants, 2 lounges, 3 swimming pools, a gift shop, a salon, a business center, a fitness center, a parking lot, and direct access to the beach.

The property is located within the Palmetto Dunes Plantation, which is an approximately 2,000 acre oceanfront community located on the east coast of the island. The plantation features over 1,000 homes and villas, three golf courses, a tennis center, a marina, over 50 retail shops and restaurants, and stretches across three miles of the Atlantic Ocean.

Based on the trailing 12 month period ending November 30, 2006, the property achieved an occupancy rate, ADR and RevPAR penetration of 109.1%, 102.8% and
112.2%, respectively. The property's market demand is segmented into meeting and group (60%) and transient (40%).

The property operates under a long-term, 20-year franchise agreement (originally executed on March 24, 2006) with Marriott International, Inc..

THE MARKET.(1, 3) The Marriott -- Hilton Head Island property is located within the Palmetto Dunes Plantation, which is accessed via US Highway 278. Highway 278 is the only transportation route that connects Hilton Head Island to the mainland and to Interstate 95 (I-95), which is located approximately 40 miles east. Hilton Head Island attracts tourists due to its 38 golf courses, 300 tennis courts, 12 miles of beaches and various performing arts centers. The
Hilton Head Island resort market has not experienced an addition to its competitive supply since the Westin Resort opened in 1985.

The Hilton Head Island resort market has shown improved performance over the past few years. Between 2003 and 2005, the market occupancy rate increased from
57.7% to 61.1%, while ADR increased 3.5% from 2003 to 2004 and 4.0% from 2004 to
2005. Within the property's competitive set of hotels (Westin Resort, Hilton
Oceanfront Resort and Crowne Plaza Resort), the overall occupancy rate ranged from 50.0% to 64.0% from 2003 to 2005. During the same period, average ADR increased 7.5% from $149.98 to $161.23 and average RevPAR increased 14.1% from
$86.76 to $99.00 for the competitive set, including the subject property. As of the trailing 12 month period ending November 30, 2006, the competitive set exhibited an occupancy rate of 61.6% and an ADR of $165.86, representing increase of 4.6% and 3.1%, respectively, over the trailing-12 month ending
November 30, 2005 period.

PROPERTY MANAGEMENT. The property is managed by Columbia Sussex Corporation, an affiliate of the borrower.

(1)  Certain information was obtained from the Marriott -- Hilton Head Island
     Smith Travel Research Report ("STAR Report") dated 11/30/06.

(2)  At closing, the borrower entered into a master lease with Columbia Sussex
     Corporation for the hotel spa. Rent is payable under the master lease based on a rent formula of $400,000 per annum less the net operating income of the borrower generated by the hotel spa. Provided no event of default is continuing under the mortgage, the master lease will terminate once the net operating income for the spa for the trailing 12-month period is at least
     $400,000 per annum.

(3)  Certain information was obtained from the Marriott -- Hilton Head Island appraisal dated 11/01/06. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                    A-3-28

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                         MARRIOTT -- HILTON HEAD ISLAND
--------------------------------------------------------------------------------

       [MAP INDICATING LOCATION OF MARRIOTT -- HILTON HEAD ISLAND OMITTED]

                                    A-3-29

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                              HILTON -- ANCHORAGE
--------------------------------------------------------------------------------

                   [2 PHOTOS OF HILTON -- ANCHORAGE OMITTED]

                                    A-3-30

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                              HILTON -- ANCHORAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $95,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $95,000,000
% OF POOL BY IPB:                 2.4%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         CP Anchorage Hotel 2, LLC
SPONSOR:                          Columbia Sussex Corporation
ORIGINATION DATE:
INTEREST RATE:                    5.99500%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    03/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                    INITIAL           MONTHLY
                                  --------------   --------------
TAXES:                               $541,653      $77,379
INSURANCE:                           $195,229      $     0
FF&E:(5)                             $ 92,324      $92,324
SEASONALITY RESERVE:              See Footnote 6   See Footnote 6
ENGINEERING:                         $ 36.250      $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:(1)                         Fee/Leasehold
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            606
LOCATION:                         Anchorage, AK
YEAR BUILT/RENOVATED:             1957/2006
OCCUPANCY:                        66.5%
OCCUPANCY DATE:(2)                11/30/06
HISTORICAL NOI:
   2006:(3)                       $8,585,548
UW REVENUES:(4)                   $27,697,326
UW EXPENSES:(4)                   $17,939,699
UW NOI:(4)                        $9,757,627
UW NET CASH FLOW:(4)              $8,649,734
APPRAISED VALUE:                  $125,300,000
APPRAISAL DATE:                   01/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:           $156,766
CUT-OFF DATE LTV:                 75.8%
MATURITY DATE LTV:                64.3%
UW IO DSCR:                       N/A
UW DSCR:(3)                       1.27x
--------------------------------------------------------------------------------

                   PROPERTY HISTORICAL OPERATING STATISTICS(7)

        OCCUPANCY                             ADR                               REVPAR
--------------------------   -------------------------------------   ---------------------------------
2004    2005   2006    UW      2004      2005      2006       UW      2004     2005     2006      UW
-----   ----   ----   ----   -------   -------   -------   -------   ------   ------   ------   ------

68.8%   65.8%  66.5%  67.0%  $128.87   $130.91   $133.85   $138.50   $88.62   $86.07   $88.95   $92.80

(1)  A portion of the mortgaged property is a leasehold estate on which a multi-story parking garage is located. The lease expires in January 2065.

(2)  Occupancy represents the property's average occupancy over the trailing 12 month period ending on the Occupancy Date.

(3)  The 2006 Historical NOI is based on the trailing 11 months of actual historical financials and one month of forecasted operating net income supplied by the borrower.

(4)  The UW Revenues, UW Expenses, UW NOI, UW Net Cash Flow and UW DSCR is based upon a stabilized underwriting. Columbia Sussex Corporation provided a $10 million recourse guarantee until such time that the property supports a
     1.25x DSCR on a trailing 12 month basis.

(5)  The borrower is required to deposit 1/12th of 4.0% of total revenues into the FF&E reserve on a monthly basis. In an event of default or a transfer of ownership, the borrower will be required to deposit into the FF&E reserve the monthly amount equal to the greater of 1/12th of 4.0% of total revenues or the amount required to be deposited under the franchise agreement. At closing, Columbia Sussex Corporation guaranteed payment of all FF&E expenses.

(6)  Columbia Sussex Corporation provided a full recourse guarantee for
     $3,500,000 (approximately 6 months of debt service). Upon an event of default or if there is a sale of the property to a non-qualified transferee, the borrower will be required to make deposits into the seasonality reserve each year, in periodic installments between May 1st and
     October 1st, which in the aggregate equal the greater of (i) $3,500,000 and
     (ii) the sum of the monthly cash shortfall for each month during the six month period that ended the last day of March of such calendar year.

(7)  The information presented herein represents the trailing12 months ending
     November 30th for each respective year.

                                    A-3-31

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               HILTON -- ANCHORAGE
--------------------------------------------------------------------------------

THE LOAN. The Hilton -- Anchorage loan is secured by a first mortgage interest in a 606-room full-service hotel located in Anchorage, Alaska.

THE BORROWER. The borrower, CP Anchorage Hotel 2, LLC, is a single asset entity that is 100% owned by CSC Holdings, LLC. CSC Holdings, LLC is 99% owned by 1998
William J. Yung & Martha A. Yung Family Trust as a non-managing member and 1%
owned by Columbia Sussex Corporation as a managing member. Columbia Sussex
Corporation is the loan sponsor and the guarantor under the non-recourse carveouts.

Columbia Sussex Corporation, formed in 1972 by William J. Yung, owns 82 hotels and casinos (27,073 rooms) in 32 states located primarily in the Southern,
Eastern, and Midwestern United States. Columbia Sussex Corporation operates a total of 6 Hilton hotels totaling 2,247 rooms.

THE PROPERTY(1). The Hilton -- Anchorage was constructed in phases with the first phase (Old West Tower) originally constructed in 1957. The New West Tower
(an expansion of the Old West Tower) was completed in 1985. The Anchorage Tower is a 21 story building constructed in 1972. The Old West Tower was renovated most recently in 2004 and 2005. The Anchorage Tower is currently under renovation, while the New West Tower will be renovated in 2007. The guestrooms in both the New West Tower and the Anchorage Tower will be completely renovated and will include new soft and hard case goods, carpeting, drapes, furniture, new flat panel televisions, granite vanities, tiling, and wallpaper. The cost of the renovations is estimated at $8,047,000. The hotel contains 606 rooms, three restaurants, approximately 21,358 square feet of meeting and banquet space, an indoor pool, and a fitness center. Parking is provided under a lease expiring in
2065 that provides for a 129 space multi-story parking garage for valet parking located adjacent to the property and also through the utilization of a 320 space city owned parking lot. The hotel is located within the downtown central business district of Anchorage. Downtown contains many of the larger tourist facilities including the Alaska railroad depot, the Imaginarium, the Alaska
Center for the Performing Arts, the Anchorage Museum of Art, the 5th Avenue
Mall, which is anchored by JC Penney and Nordstrom, and the Egan Civic and
Convention Center.

Based on the trailing 12 month period ending November 30, 2006, the property achieved an occupancy, ADR and RevPAR penetration of 98.7%, 116.0% and 114.5%
respectively. The property's market demand is segmented into leisure (35.0%), meeting and group (25.0%), commercial (20.0%), and airline (20.0%).

The property operates under a long-term, 20-year franchise agreement (originally executed on December 28th, 2005) with Hilton Hotels Corporation.

THE MARKET(1,2). The Hilton -- Anchorage property is located in Anchorage,
Alaska. Anchorage is Alaska's largest city, the state's center of commerce and is home to 41.5% of the state's population (666,351 as of 2006). Anchorage is served by the Port of Anchorage, the Ted Stevens Anchorage International
Airport, and the Alaska Railroad. Within the property's marketplace, major corporate demand is driven by the federal and state government, the oil companies (Conoco-Phillips, BP, Shell, Exxon-Mobile and Chevron), Bristol Bay
Native, AT&T, GE and Boeing. Meeting and group demand in the Hilton -- Anchorage area is primarily generated by the Egan Convention and Civic Center, which is within one block of the property and is currently undergoing an approximate $3 million renovation and expansion. Much of the property's leisure demand is generated by the cruise lines. Many cruises depart from Vancouver, B.C. and terminate in Homer and Seward, Alaska. From there, passengers are bussed to
Anchorage for overnight stays. Additionally, travelers utilize Anchorage as a starting point before traveling to other destinations such as the Denali
National Park and fishing expeditions.

The Anchorage hotel market contains approximately 6,924 hotel rooms within 57 properties. Competitive hotels to the Hilton -- Anchorage include the Marriott
Anchorage Downtown (393 rooms), Sheraton Hotel Anchorage (375 rooms), Preferred
Captain Cook Hotel (547 rooms), Howard Johnson Plaza Anchorage (247 rooms), and
Westmark Anchorage (198 rooms). As of the trailing 12 month period ending
November 30, 2006, the competitive set exhibited an occupancy, ADR and RevPAR of
67.3%, $115.38 and $77.67, respectively.

PROPERTY MANAGEMENT. The property is managed by Columbia Sussex Corporation, an affiliate of the borrower.

(1)  Certain information was obtained from the Hilton -- Anchorage Smith Travel
     Research Report ("STAR Report") dated 11/30/06.

(2)  Certain information was obtained from the Hilton -- Anchorage appraisal dated 09/01/06. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                    A-3-32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                              HILTON -- ANCHORAGE
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF HILTON -- ANCHORAGE OMITTED]

                                    A-3-33

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                                BRYANT PARK HOTEL
--------------------------------------------------------------------------------

                     [3 PHOTOS OF BRYANT PARK HOTEL OMITTED]

                                    A-3-34

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                                BRYANT PARK HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $90,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $90,000,000
% OF POOL BY IPB:                 2.3%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Philips Bryant Park LLC
SPONSOR:                          Philip Pilevsky
                                  Raymond Gindi
                                  Joseph Chehebar
ORIGINATION DATE:                 12/12/06
INTEREST RATE:                    5.75000%
INTEREST-ONLY PERIOD:             36 months
MATURITY DATE:                    01/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:(2)                      Cash Management
                                  Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:(3)          Permitted Mezzanine Loan
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                  --------   --------
TAXES:                            $ 80,350   $ 40,175
INSURANCE:                        $162,322   $ 19,451
ENGINEERING:                      $ 28,375   $      0
FF&E:(4)                          $ 43,946   $ 43,946
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            128
LOCATION:                         New York, NY
YEAR BUILT/RENOVATED:             1924/2001
OCCUPANCY:                        80.9%
OCCUPANCY DATE:(1)                12/31/06
HISTORICAL NOI:
   2004:                          $4,228,442
   2005:                          $6,625,988
   2006:                          $8,352,002
UW REVENUES:                      $20,628,367
UW EXPENSES:                      $12,262,461
UW NOI:                           $8,365,906
UW NET CASH FLOW:                 $7,540,771
APPRAISED VALUE:                  $113,000,000
APPRAISAL DATE:                   11/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:           $703,125
CUT-OFF DATE LTV:                 79.6%
MATURITY DATE LTV:                71.6%
UW IO DSCR:                       1.44x
UW DSCR:                          1.20x
--------------------------------------------------------------------------------

                    PROPERTY HISTORICAL OPERATING STATISTICS

        OCCUPANCY                            ADR                                  REVPAR
-------------------------   -------------------------------------   ------------------------------------
2004   2005   2006    UW      2004      2005      2006       UW      2004      2005      2006       UW
----   ----   ----   ----   -------   -------   -------   -------   ------   -------   -------   -------

71.5%  76.9%  80.9%  80.3%  $296.60   $343.94   $384.46   $407.00   $212.04  $264.58   $311.03   $326.82

(1)  Occupancy represents the property's average occupancy over the trailing 12 month period ending on the occupancy date.

(2)  Monies flow through lender controlled account to the borrower unless an event of default occurs or DSCR is less than 1.10x for four consecutive quarters.

(3)  Future mezzanine debt is permitted subject to certain conditions including but not limited to: (i) the loan-to-value ratio ("LTV") shall not exceed an amount which when combined with the outstanding principal balance of the loan is greater than 85%, (ii) a debt service coverage ratio ("DSCR") less than 1.05x, and (iii) borrower shall cause to be delivered written confirmation from the rating agencies that the permitted mezzanine loan will not result in the downgrade, withdrawal, or qualification of the initial ratings associated with the securitization.

(4)  Capped at $1,000,000.

                                    A-3-35

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                                BRYANT PARK HOTEL
--------------------------------------------------------------------------------

THE LOAN. The Bryant Park Hotel loan is secured by a first mortgage interest in a 128-room full-service hotel located in New York, New York.

THE BORROWER. The borrower, Philips Bryant Park LLC, is a single asset entity that is owned by Bryant G.S. LLC (25%), Marsons Group LLC (25%), PL Bryant LLC
(49%) and PB Realty Corp. (1%). The sponsors of the transaction and the guarantors under the non-recourse carveouts are Philip Pilevsky, Raymond Gindi and Joseph Chehebar. Joseph Chehebar is the president and an owner of the
Rainbow Shops which is an apparel retailer with over 1,000 stores nationwide, including Puerto Rico. Raymond Gindi is an owner and vice president of Century
21 Department Stores which has 6 stores throughout New York and New Jersey and has been in business for over 40 years. Philip Pilevsky has over 30 years of commercial real estate experience including development, leasing, management, operation, acquisition and disposition. Mr. Pilevsky has equity interests in 24 retail properties (approximately 3.0 million square feet), 9 office buildings
(approximately 1.3 million square feet) and 2 hotels (454 rooms).

THE PROPERTY(1). The property is a 128-room full-service hotel overlooking
Bryant park on West 40th Street between Fifth Avenue and Sixth Avenue. The building, formerly known as the American Radiator Building, was originally built in 1924 and is considered a New York City landmark. Following extensive renovations in 2001, the American Radiator Building was converted into the
Bryant Park Hotel. In addition to guestrooms, the hotel contains a restaurant
(Koi), a bar (Cellar Bar), approximately 6,550 square feet of meeting space, a
70 seat screening room, and a health club and spa with two saunas and two treatment rooms.

The hotel currently contains 80 standard rooms ranging from 330 square feet to
435 square feet, 47 suites ranging from 480 square feet to 700 square feet, and a 1,100 square foot penthouse. An additional suite will be added in March 2007, when a former hair salon is converted into a guestroom.

The property's market demand is segmented into commercial (70%), leisure (25%)
and meeting and group (5%).

THE MARKET(1). The Bryant Park Hotel is located within the city block bounded by
Sixth Avenue to the west, 40th Street to the north, 39th Street to the south, and Fifth Avenue to the east. The neighborhood surrounding this block is known as Midtown Manhattan. The property is conveniently situated near the Grand
Central District, which is characterized by a mixture of commercial and residential developments. The property is also located near the Times Square
District, which features a variety of office buildings, hotels, theaters, retail stores, and restaurants and is considered a major tourist attraction. Some of the local attractions include the Empire State Building, the Morgan Library, the
New York Public Library, and Bryant Park, which is located opposite the property. Additionally, the United Nations headquarters, the Rockefeller Center and the Museum of Modern Art are located within a one-mile radius of the Bryant
Park Hotel. The property is well served by New York City's public transportation system, including the Grand Central Station and the 5th Avenue/Bryant Park
subway station located in close proximity. Regional access to the property is provided by various major roadways, including Interstates 78, 80, 87, 90 and
495, as well as the PATH and Long Island Rail Road systems.

The Manhattan lodging market has shown improved performance over the past few years. Between 2003 and 2005, average daily rates rose by 28.3%, with occupancy rates increasing from 75.8% in 2003 to 84.9% in 2005. Further, in 2004 and 2005,
RevPar increased 21.8% and 18.0%, respectively. The supply of units changed slightly as a result of the closing of eleven hotels for full or partial condominium conversions from April 2002 through June 2006, which accounted for a total of 3,291 guestrooms or approximately 5.1% of the 2005 room inventory. The market contains barriers to entry, including high construction costs, prohibitive land costs, and a lack of available sites.

According to HVS International, 8 hotel properties are considered competitive with the Bryant Park Hotel. Including the Bryant Park Hotel, these competitors contain a total of 1,671 guest rooms. The competitive hotels consist of Royalton
Hotel (168 rooms), the Mercer (75 rooms), the Soho Grand (336 rooms), the
Tribeca Grand (203 rooms), the Morgans (113 rooms), the City Club (64 rooms), the W Times Square (507 rooms) and Chambers (77 rooms). Collectively, including the Bryant Park Hotel, 2005 occupancy, ADR and RevPAR equaled 83.7%, $336.52 and
$281.50, respectively, which represents an 8.8%, 27.0%, and 38.1% increase over
2003, respectively. For 2005, occupancies ranged from 72.0% to 88.0% and ADR's range from $289 to $560 for this competitive set.

PROPERTY MANAGEMENT. The property is self-managed by the borrower.

(1)  Certain information was obtained from the Bryant Park Hotel property appraisal dated 11/01/06. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                    A-3-36

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               BRYANT PARK HOTEL
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF BRYANT PARK HOTEL OMITTED]

                                    A-3-37

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                   COURTYARD BY MARRIOTT -- TIMES SQUARE SOUTH
--------------------------------------------------------------------------------

       [2 PHOTOS OF COURTYARD BY MARRIOTT -- TIMES SQUARE SOUTH OMITTED]

                                    A-3-38

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                  COURTYARD BY MARRIOTT -- TIMES SQUARE SOUTH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $90,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $89,589,759
% OF POOL BY IPB:                 2.3%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Granite Park LLC
SPONSOR:                          G. Holdings Corporation
ORIGINATION DATE:                 11/02/06
INTEREST RATE:                    5.69000%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    12/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            300 months
REMAINING AMORTIZATION:           297 months
CALL PROTECTION:                  L(24),Def(86),O(7)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL    MONTHLY
                                  -------   ---------
TAXES:(2)                            $0     Springing
INSURANCE:(2)                        $0     Springing
CapEx:                               $0            $0
FF&E:(3)                             $0            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            244
LOCATION:                         New York, NY
YEAR BUILT/RENOVATED:             1998
OCCUPANCY:                        91.9%
OCCUPANCY DATE:(1)                11/30/06
HISTORICAL NOI:
   2004:                          $7,144,911
   2005:                          $7,762,596
TTM AS OF 11/30/06:               $8,990,133
UW REVENUES:                      $23,197,966
UW EXPENSES:                      $14,075,791
UW NOI:                           $9,122,175
UW NET CASH FLOW:                 $8,426,236
APPRAISED VALUE:                  $125,000,000
APPRAISAL DATE:                   11/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:           $367,171
CUT-OFF DATE LTV:                 71.7%
MATURITY DATE LTV:                55.2%
UW IO DSCR:                       N/A
UW DSCR:                          1.25x
--------------------------------------------------------------------------------

                   PROPERTY HISTORICAL OPERATING STATISTICS(4)

          OCCUPANCY                          ADR                                    REVPAR
-------------------------   -------------------------------------   -------------------------------------
2004   2005   2006    UW      2004     2005      2006        UW       2004      2005      2006       UW
----   ----   ----   ----   -------   -------   -------   -------   -------   -------   -------   -------

91.1%  92.3%  91.9%  90.0%  $214.06   $242.55   $259.92   $279.00   $195.01   $223.93   $238.97   $251.10

(1)  Occupancy represents the property's average occupancy over the trailing 12 month period ending on the Occupancy Date.

(2)  Upon the occurrence and during the continuance of an event of default, the borrower is required to pay lender 1/12th of the taxes and insurance premiums that the lender estimates will be payable for the following 12 months.

(3)  A monthly FF&E reserve we collected at a rate equal to 4.0% of the previous month's revenues. The FF&E reserve is currently held by the management company. The FF&E reserve held by the management company has been pledged to the lender and will be turned over to the lender in an event of default.

(4)  The information presented herein represents the trailing 12 months ending
     November 30th for each respective year.

                                    A-3-39

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                   COURTYARD BY MARRIOTT -- TIMES SQUARE SOUTH
--------------------------------------------------------------------------------

THE LOAN. The Courtyard by Marriott -- Times Square South loan is secured by a first mortgage interest in a 244-room full-service hotel located in New York,
New York.

THE BORROWER. The borrower, Granite Park LLC, is a single asset entity that is
99% owned by G. Holdings Corporation and 1% owned by 40th Street Hotel, Inc, as managing member, which are in turn owned 100% by Harry Gross. G. Holdings
Corporation is the sponsor and the guarantor under the non-recourse carveouts.
Harry Gross has over 28 years of commercial real estate experience and currently owns and operates 4 Marriott franchise hotels for a total of 1,216 rooms
(including the subject) in New York and Pennsylvania.

THE PROPERTY.(1) The property is a 244-room full-service hotel situated on a
0.17 acre land parcel located on West 40th Street between the Avenue of the
Americas (Sixth Avenue) and Seventh Avenue. The property was built in 1998. The property offers amenities such as 650 square feet of meeting space, an exercise room, a guest laundry and a vending area on the lower level and a full service restaurant (serving breakfast only) on the ground level. The property has an agreement with Central Parking System of New York, Inc., which operates and provides off-site valet parking to hotel guests for a fee. The property features
144 king guest rooms, 96 double/double guest rooms, 2 king suites and 2 double/double suites. The 240 standard guestrooms each have approximately 297 square feet of living space, which, along with the 4 guest suites, are located on floors 2 through 34.

Between January and November of 2006 the occupancy and ADR at the property improved from 81.2% to 95.0% and $228.84 to $290.10, respectively, resulting in a 48.3% increase in RevPAR. Based on the trailing 12 month period ending
November 30, 2006, the property achieved an occupancy, ADR and RevPar penetration of 107.6%, 106.5% and 114.5%, respectively. The property's market demand is segmented into commercial (60%), leisure (30%) and meeting and group
(10%).

The property operates under a 20-year franchise agreement (with an effective date as of December 1, 1998, with one 10-year renewal option at franchisee's option) with Marriott International, Inc.

THE MARKET.(1,2) The subject property is located on the corner of Sixth Avenue and 39th Street in the Garment District in New York City, New York. The Garment
District is defined as the area west of Fifth Avenue between 30th and 42nd
Street in Lower Midtown Manhattan and contains various discount clothing outlets, warehouses, production space and offices used by the garment industry.
The property is located within walking distance to Times Square and Bryant Park and situated in an area that contains a large concentration of office and commercial space. The property is well served by New York City's public transportation system, including the Grand Central Station and the 5th
Avenue/Bryant Park subway station located in close proximity. Regional access to the property is provided by various major roadways, including Interstate 78, 80,
87, 90 and 495, as well as the PATH and Long Island Rail Road.

The Manhattan lodging market has shown improved performance over the past few years. Between 2003 and 2005, average daily rates rose by 28.3%, with occupancy rates increasing from 75.8% in 2003 to 85.0% in 2005. Further, in 2004 and 2005,
RevPar increased 21.8% and 18.0%, respectively. The supply of units in the market changed as a result of the closing of eleven hotels for full or partial condominium conversions from April 2002 through June 2006, which account for a total of 3,291 guestrooms or approximately 5.1% of the 2005 room inventory. The market contains barriers to entry, including high construction costs, prohibitive land costs, and a lack of available sites.

Within the property's competitive set of hotels (Century Paramount Hotel, Crowne
Plaza Times Square Manhattan, Millennium Hotels Broadway, Courtyard New York
Manhattan 5th Avenue, Radisson Martinique New York Broadway, Hilton Times
Square), the overall average occupancy rate ranged from 81.3% to 89.3% from 2000 to 2005. From 2003 to 2005, the competitive set exhibited an average ADR increase of 43% from $164.97 to $221.32 and an average RevPAR increase of 43%
from $137.41 to $196.74. As of the year-to-date through November 30, 2006, the competitive set exhibited an occupancy rate of 85.9% and an ADR of $241.22, representing an increase of 0.4% and 12.8%, respectively, over the year-to-date through November 2005 period.

PROPERTY MANAGEMENT. The property is managed by Crossroads Hospitality Company,
L.L.C. under a under a 20 year contract that expires October 7, 2024. Crossroads
Hospitality Company, L.L.C., is an operating division of Interstate Hotels &
Resorts. Crossroads' portfolio of over 100 hotels represents such brands as
Residence Inn by Marriott, Courtyard by Marriott, Homewood Suites by Hilton,
Hilton Garden Inn, and Hampton Inn. Interstate is the nation's largest independent hotel management company, which as of the first quarter 2006 operated 282 hospitality properties with nearly 64,000 rooms in 41 states, the
District of Columbia, Canada, and Russia.

(1)  Certain information was obtained from the Courtyard by Marriott -- Times
     Square South Smith Travel Research Report ("STAR Report") dated 11/30/06.

(2)  Certain information was obtained from the Courtyard by Marriott -- Times
     Square South property appraisal dated 11/01/06. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                    A-3-40

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                  COURTYARD BY MARRIOTT -- TIMES SQUARE SOUTH
--------------------------------------------------------------------------------

[MAP INDICATING LOCATION OF COURTYARD BY MARRIOTT -- TIMES SQUARE SOUTH OMITTED]

                                    A-3-41

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               PRESIDENTIAL TOWER
--------------------------------------------------------------------------------

                    [2 PHOTOS OF PRESIDENTIAL TOWER OMITTED]

                                    A-3-42

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               PRESIDENTIAL TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $80,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $80,000,000
% OF POOL BY IPB:                 2.0%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Transwestern Presidential Tower, L.L.C.
SPONSOR:                          Aslan Realty Partners III, L.L.C.
ORIGINATION DATE:                 12/20/06
INTEREST RATE:                    5.52800%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    01/01/17
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:(1)               L(24),Def(10),DeforGrtr1%
                                  orYM(77),O(7)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:(2)          Permitted Mezzanine Loan
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL     MONTHLY
                                  --------   ----------
TAXES:                            $209,688   $   69,896
INSURANCE:                        $      0   $        0
CAPEX:                            $      0   $    4,497
TI/LC:(4)                         $      0    Springing
ENGINEERING:(5)                   $373,400   $        0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   332,928
LOCATION:                         Arlington, VA
YEAR BUILT/RENOVATED:             1972/1994
OCCUPANCY:                        100.0%
OCCUPANCY DATE:                   10/31/06
NUMBER OF TENANTS:                1
HISTORICAL NOI:
   2004:                          $8,251,151
   2005:                          $8,152,676
UW REVENUES:                      $9,934,498
UW EXPENSES:                      $2,918,421
UW NOI:(3)                        $7,016,077
UW NET CASH FLOW:                 $6,629,880
APPRAISED VALUE:                  $102,000,000
APPRAISAL DATE:                   11/21/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $240
CUT-OFF DATE LTV:                 78.4%
MATURITY DATE LTV:                78.4%
UW IO DSCR:                       1.48x
UW DSCR:                          1.48x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                                         BASE          LEASE
          TENANT NAME       MOODY'S/ S&P(6)   SQUARE FEET   % OF GLA   RENT PSF   EXPIRATION YEAR
-------------------------------------------------------------------------------------------------

GSA DEPARTMENT OF DEFENSE       Aaa/AAA         332,928      100.0%     $29.25         2010

(1)  The borrower has the option to either: (1) defease the loan in full at any time following the date that is two years from securitization; or (2)
     prepay the loan subject to the greater of Yield Maintenance or a 1% fixed penalty at anytime beginning three years after the first payment date.
     Under both options, the borrower can prepay the loan in full without penalty beginning six months prior to loan maturity.

(2)  Future mezzanine debt is permitted subject to certain conditions including but not limited to: (i) the loan-to-value ratio ("LTV") shall not exceed an amount which when combined with the outstanding principal balance of the loan is greater than 85.0%, (ii) a debt service coverage ratio ("DSCR") not less than 1.07x, and (iii) borrower shall cause to be delivered to the lender written confirmation from the rating agencies that the permitted mezzanine loan will not result in the downgrade, withdrawal, or qualification of the initial ratings associated with a securitization.

(3)  The UW NOI decrease is primarily due to conservative treatment of CAM reimbursements, and increased operating expenses. CAM reimbursements in
     2005 totaled $974,160, and underwritten CAM reimbursements have been reduced to $66,000.

(4)  Upon an event of default borrower shall deposit on each monthly payment date the sum of $27,744 for tenant improvements and leasing commissions. In addition, in the event that the United States of America, in its capacity as tenant under the GSA lease fails to renew the term of the lease on or before May 1, 2010 for a period through November 30, 2015 borrower shall make a deposit in the amount of $2,500,000.

(5)  Funds in the amount of $373,400 were escrowed at closing for structural and functional modifications to the property. Borrower is required to perform repairs prior to January 1, 2008.

(6)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    A-3-43

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               PRESIDENTIAL TOWER
--------------------------------------------------------------------------------

THE LOAN. The Presidential Tower mortgage loan is secured by a first lien mortgage in a fee interest in a twelve-story Class A office building containing approximately 332,928 square feet of net leasable area ("NRA") located in
Arlington, VA.

THE BORROWER. The borrower, Transwestern Presidential Tower, L.L.C., is part of
Transwestern a fully integrated real estate investment firm founded in 1996, which has invested over $7.0 billion in 380 commercial properties nationwide.
The sponsor of the borrower is Aslan Realty Partners, III, which has total capital contributions of over $800 million and has acquired over 7.3 million square feet of office and retail properties since its inception in 2005.

THE PROPERTY. The Presidential Tower property is a twelve-story 332,928 square foot Class A/B office building located in the Crystal City area of Arlington,
Virginia. The building was constructed in 1972 and was most recently renovated in 1994. The property is situated along the Jefferson Davis Highway in Crystal
City minutes from the Washington Reagan National Airport, the Fashion Center at
Pentagon City Mall, and is within walking distance of the MetroRail and the
Virginia Railway Express (VRE) public transit systems.

Presidential Tower has been single tenant occupied by various General Services
Administration departments since it was constructed in 1972, and is currently occupied by the Department of Defense. The Department of Defense has one
remaining 5-year extension option at $33.95 per square foot on the lease, which is expiring at the end of 2010. Presidential Tower is one of three CBD office properties in the Washington DC metro area with a direct fiber optic connection to the Pentagon. This feature allows the Department of Defense offices located in the building direct seamless communication with the nation's defense headquarters.

THE MARKET(1). The property is located in the Northern Virginia office market and is part of the Crystal City submarket. The Crystal City submarket covers approximately 150 acres on the Potomac River in Arlington County, Virginia, which was primarily developed by the Charles E. Smith companies (Vornado REIT)
between the 1960's and 1990's. Crystal City has become a center for many of the nation's largest defense contractors and consultants, including AT&T Information
Systems, Northrop Grumman, McDonald-Douglas, PRC, and IBM. Government tenants in the market include the Department of Defense, the U.S. Patent & Trademark
Office, and the Environmental Protection Agency.

As of the 2nd Quarter of 2006, there were approximately 11.2 million square feet of office space in the Crystal City office market with a vacancy rate of 14.5%, and an average asking rental rate of approximately $34.06 per square foot. The vacancy rate within this submarket is largely attributable to the U.S. Patent &
Trademark Office relocating 7,000 employees from an approximately 1.5 million square foot campus in Crystal City between 2003 and 2005. The population within a 1, 3 and 5-mile radius of the property was approximately 18,708, 153,481, and
596,662 during 2006.

PROPERTY MANAGEMENT. The property is managed by Transwestern Management Company
("TWC"), which is a borrower related entity. TWC manages all of Transwestern's properties as well as numerous properties for nationally located clients.

(1)  Certain information was obtained from the Presidential Tower appraisal dated 11/21/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    A-3-44

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               PRESIDENTIAL TOWER
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF PRESIDENTIAL TOWER OMITTED]

                                    A-3-45

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                             THE PLAZA AT PPL CENTER
--------------------------------------------------------------------------------

                 [2 PHOTOS OF THE PLAZA AT PPL CENTER OMITTED]

                                    A-3-46

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                            THE PLAZA AT PPL CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $75,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $75,000,000
% OF POOL BY IPB:                 1.9%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         The Plaza at 835 W. Hamilton Street LP
SPONSOR:                          Joshua Safrin
ORIGINATION DATE:                 11/24/06
INTEREST RATE:                    5.75000%
INTEREST-ONLY PERIOD:             36 months
MATURITY DATE:                    12/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  $7,000,000
ADDITIONAL DEBT TYPE:             Mezzanine Loan
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL   MONTHLY
                                  --------   -------
TAXES:                            $143,746   $21,689
INSURANCE:                        $ 30,491   $10,164
CAPEX:                            $  4,016   $ 4,016
TI/LC:(3)                         $ 41,667   $41,667
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:(1)                         Fee and Leasehold
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   252,193
LOCATION:                         Allentown, PA
YEAR BUILT/RENOVATED:             2003
OCCUPANCY:                        85.3%
OCCUPANCY DATE:                   10/13/06
NUMBER OF TENANTS:(2)             1
HISTORICAL NOI:
   2004:                          $5,004,111
   2005                           $6,151,860
   TTM AS OF 09/01/06:            $6,833,073
UW REVENUES:                      $8,810,586
UW EXPENSES:                      $2,120,869
UW NOI:                           $6,689,717
UW NET CASH FLOW:                 $6,489,366
APPRAISED VALUE:                  $96,600,000
APPRAISAL DATE:                   11/08/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $297
CUT-OFF DATE LTV:                 77.6%
MATURITY LTV:                     69.8%
UW IO DSCR:                       1.48x
UW DSCR:                          1.24x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                         SQUARE
TENANT NAME           MOODY'S/ S&P(4)     FEET    % OF GLA   BASE RENT PSF   LEASE EXPIRATION YEAR
-------------------   ---------------   -------   --------   -------------   ---------------------

PPL ENERGYPLUS, LLC      Baa2/BBB       215,112     85.3%      $24.98(5)             2018

(1)  A portion of the mortgaged property is a leasehold estate consisting of additional parking spaces and automated teller machines for a bank sub-tenant of the office building property. The rent under the ground lease is $1.00/year and the ground lease expires May 1, 2023. No material value was attributed to the ground leased premises and the parking spaces located on the ground leased premises are not required to meet parking requirements under applicable zoning requirements.

(2)  PPL EnergyPlus, LLC master leases approximately 17,112 sf of retail space.
     The borrower as landlord may rent all or portions of the retail space to tenants, subject to PPL's approval. As the space is rented, the rent the tenants pay reduces the rent PPL is required to pay under the master lease.
     PPL's master lease automatically terminates when the net effective rent
     (deducting landlord's expenses) paid by all tenants equals or exceeds
     $12/sf.

(3)  TI/LC reserves will be collected monthly at an annual rate of $500,004 capped at $1,500,000.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(5)  Represents a blended Base Rent PSF, Base Rent PSF equals $26.17 on 198,000 sf and $11.19 on 17,112 sf per the tenant estoppel.

                                    A-3-47

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                             THE PLAZA AT PPL CENTER
--------------------------------------------------------------------------------

THE LOAN. The Plaza at PPL Center loan is secured by a first mortgage interest in a 252,193 square foot office building located in Allentown, Pennsylvania.

THE BORROWER. The borrowing entity, The Plaza at 835 W. Hamilton Street LP, is a special purpose entity. The sponsor, Joshua Safrin, is experienced in office, industrial and residential properties located in New York and other metropolitan cities and currently has interests in 15 separate real estate projects valued at over $1.5 billion.

THE PROPERTY. The property is comprised of four non-contiguous parcels totaling
3.19 acres situated in downtown Allentown, Pennsylvania. The primary parcel contains 1.29 acres and is located on the northeast corner of West Hamilton and
North 9th Streets. It is improved with an eight-story Class A office building constructed in 2003 containing 252,193 square feet of space. The building is an environmentally "Green" building granted LEED status by the U.S. Green Building
Council. Another parcel contains 1.59 acres and occupies the entire block bound by Linden, North Fountain, North Hazel and Court Streets. It is improved with a six-story parking garage containing 1,109 spaces and is connected to the office building by an overhead passage. The third site is a 0.20 acre parcel bounded by
Court Street, North Lumber and North Nagel Streets. This site is improved with a paved, open air parking lot. The fourth site is a 0.12 acre parcel bounded by
Court, North Nagel and North Ninth Streets. This site is improved with a paved, open air parking lot, and automatic teller machines for one of the subtenants of the office building, Nazareth National Bank, N.A. (additional subtenants include two restaurants: the Amazon Cafe and the Johnny Mananas).

SIGNIFICANT TENANTS. PPL EnergyPlus, LLC master leases approximately 85%, and occupies approximately 80%, of the gross leasable area(1) under a 15 year lease that expires in 2018 with 1 ten-year option. The tenant is a subsidiary of PPL
Energy Supply, LLC which is the entity that guarantees the lease. PPL Energy
Supply, LLC is a subsidiary of PPL Corporation, which is rated Baa2 and BBB by
Moody's and S&P, respectively. PPL Corporation, incorporated in 1928 and headquartered in Allentown, Pennsylvania, is an energy and utility holding company that, through its subsidiaries, is primarily engaged in the supply and delivery of energy. Through its subsidiaries, PPL Corporation generates electricity from power plants primarily in the northeastern and western United
States; markets wholesale or retail energy primarily in the northeastern and western portions of the United States; delivers electricity to approximately 5.1 million customers in Pennsylvania, the UK and Latin America; and provides energy services for businesses in the mid-Atlantic and northeastern United States. PPL
Energy Supply, LLC was formed in 2000 and headquartered in Allentown,
Pennsylvania, is an energy company engaged, through its subsidiaries, in the generation and marketing of electricity primarily in the northeastern and western power markets of the United States and in the delivery of electricity in the UK and Latin America. PPL EnergyPlus, LLC markets or brokers the electricity produced by its sister company, PPL Generation, LLC, along with purchased power and natural gas, in competitive wholesale and deregulated retail markets, primarily in the northeastern and western portions of the United States. They also provide energy-related products and services, such as engineering and mechanical contracting, construction and maintenance services, to commercial and industrial customers.

The lease guarantor, PPL Energy Supply, LLC, for the 9 months ended September
30, 2006, produced revenues of $3.95 billion (a 14% increase over the same period in 2005) and net income of $570 million (a 36% increase over the same period in 2005). For the period ending September 30, 2006, PPL Energy Supply,
LLC had total assets of $13.8 billion.

THE MARKET.(2) The property is located in the downtown section of the City of
Allentown. The property's location places it in close proximity to the Lehigh
County and Federal Court houses, the Allentown Arts Districts, the proposed
Allentown Intermodal Transportation Center and the Lehigh Landing project. The
Lehigh Landing project is a mixed-use post-industrial development along the
Lehigh River. The Lehigh Landing project will be anchored by the American on
Wheels Museum (containing exhibits from the Smithsonian Institution and Mack
Trucks, which is headquartered in Allentown). The Lehigh Landing project will also include a riverwalk, a tie-in to the Delaware and Lehigh Canal, and boating activities along the river. The downtown neighborhood is generally bounded by South 13th Street to the west, American Parkway to the east, Walnut and Union Street to the south and Linden and Turner Streets to the north. The property is accessed from Interstate 476, Interstate 78 and Highway 22.

The property is located within the Lehigh/Northampton submarket, which contains
450 buildings with 13.6 million square feet. The inventory of Class A space includes 46 buildings with approximately 3.4 million square feet. The vacancy rate in the submarket is currently reported to be 13.7%, down from 17.4% one year ago. For the first 3 quarters of 2006, the submarket realized positive absorption of 416,265 square feet. As of the 3rd quarter of 2006, the overall quoted rate for Class A space was $23.70 per square foot.

The City of Allentown had a 2006 population of 110,569 persons, up from 106,631 in 2005. Its population is projected to increase at a similar pace over the next five years reaching 113,731 in 2011. The median household income was $35,891 as of 2006 while the average household income was $43,387

PROPERTY MANAGEMENT. The property is managed by The Safran Management Group,
LLC, an affiliate of the borrower.

(1)  PPL EnergyPlus, LLC master leases approximately 17,112 sf of retail space.
     The borrower as landlord may rent all or portions of the retail space to tenants, subject to PPL's approval. As the space is rented, the tenant's rent payments reduce the rent PPL is required to pay under the master lease. PPL's master lease automatically terminates when the net effective rent (deducting landlord's expenses) paid by all tenants equals or exceeds
     $12/sf.

(2)  Certain information was obtained from the Plaza at PPL Center appraisal dated 11/08/06. The appraisal relies upon many assumptions and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    A-3-48

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                             THE PLAZA AT PPL CENTER
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF THE PLAZA AT PPL CENTER OMITTED]

                                    A-3-49

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

                    [4 PHOTOS OF AMERICOLD PORTFOLIO OMITTED]

                                    A-3-50

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:(1)    $70,000,000
CUT-OFF DATE PRINCIPAL            $70,000,000
   BALANCE:(1)
% OF POOL BY IPB:                 1.8%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         ART Mortgage Borrower Propco
                                  2006-2 L.P., ART Mortgage
                                  Borrower Opco 2006-2 L.P.
SPONSOR:                          Americold Realty Trust
ORIGINATION DATE:                 12/08/06
INTEREST RATE:                    5.39600%
INTEREST-ONLY PERIOD:             109 months
MATURITY DATE:                    02/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(78),O(5)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:(1)               $280,000,000
ADDITIONAL DEBT TYPE:             Pari Passu Loan
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                  --------   ---------
TAXES:(3)                         $      0   Springing
INSURANCE:(3)                     $      0   Springing
CAPEX:(3)                         $      0   Springing
OTHER:(4)                         $468,563   $       0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Industrial --
                                  Warehouse/Distribution
SQUARE FOOTAGE:                   5,489,324 (131,353,465
                                  Cu. Ft.)
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        78.4%
OCCUPANCY DATE:                   03/01/07
HISTORICAL NOI:
   2004:                          $34,394,285
   2005:                          $37,188,835
   TTM AS OF 09/30/06:            $37,446,508
UW REVENUES:                      $116,585,479
UW EXPENSES:                      $75,469,555
UW NOI:                           $41,115,925
UW NET CASH FLOW:                 $40,010,350
APPRAISED VALUE:(2)               $461,350,000
APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(2)
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:             $64
CUT-OFF DATE LTV:                 75.9%
MATURITY DATE LTV:                75.9%
UW IO DSCR:                       2.09x
UW DSCR:                          2.09x
--------------------------------------------------------------------------------

(1)  The Americold Portfolio loan has a total whole loan balance of $350,000,000 and is comprised of a $210,000,000 pari passu A-1 note held by German
     American Capital Corporation and pari passu A-2 notes in the aggregate principal amount of $140,000,000 held by JPMorgan. The A-2 notes consist of a $70,000,000 A-2A note included in the trust, a $35,000,000 A-2B note not included in the trust and a $35,000,000 A-2C note not included in the trust.

(2)  DSCR, LTV ratios, and loan/sf ratios presented are calculated on the
     Cut-off Date principal balance of the Americold Portfolio loan and the related pari passu loans.

(3)  The monthly deposits for the required reserves are waived provided (i) no trigger event occurs and (ii) no event of default occurs. After a default occurs and continues (i) monthly deposits representing 1/12th of the annual estimates for taxes and the insurance premium will be made into the tax and insurance reserve fund and (ii) monthly deposits of 1/12th of the lesser of
     (A) the product of $0.03 and the number of cubic feet of space at the property (which as of the date here of is 121,379,574) and (B) the difference between $4,000,000 (as adjusted to reflect defeased and substituted properties) and the balance of the capital expense reserve will be made into the current escrow for capital expenses. The borrower may deliver a letter of credit in an amount equal to the aggregate amount of deposits the borrower would have to make in the next 12 months, or a reserve guaranty from Americold Realty Trust in form and substance reasonably acceptable to the lender in lieu of the foregoing deposits. Upon curing of the default or trigger event, all amounts held in reserves are required to be paid to borrower.

(4)  125% of the 3 highest immediate need expenses are being held in escrow.
     These include Woodburn $49,700 ($62,125 escrow), Amarillo $209,200
     ($261,500 escrow), and Wichita $115,950 ($144,938 escrow). Those escrows will be released upon satisfactory completion of work to occur before one year after closing.

                               SIGNIFICANT TENANTS

                                 RATINGS       TOTAL REVENUE FOR                              NUMBER OF
TENANT NAME                  MOODY'S/S&P(1)        PORTFOLIO(2)     % OF TOTAL REVENUE   FACILITIES UTILIZED
--------------------------   --------------   -------------------   ------------------   -------------------

GENERAL MILLS, INC.             Baa1/BBB+         $19,132,171              17.0%                  5
CONAGRA FOODS, INC.             Baa2/BBB+         $11,086,052               9.9%                  4
TYSON FOODS                     Ba2/BBB-          $10,413,601               9.3%                  7
PERDUE FARMS, INC.                                $ 9,113,424               8.1%                  2
SARA LEE CORPORATION            Baa1/BBB+         $ 5,278,824               4.7%                  2
SMITHFIELD COMPANIES, INC.       Ba3/BB+          $ 4,946,022               4.4%                  3
US GOVERNMENT (FEMA)             Aaa/AAA          $ 3,307,846               2.9%                  7

(1)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(2)  Total revenue figures given are as of 10/31/06.

                                    A-3-51

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

                                PROPERTY SUMMARY

                                                                                                                         ALLOCATED
                         YEAR BUILT/                                                                           % OF         LOAN
PROPERTY LOCATION         RENOVATED    CUBIC FEET  SQUARE FEET  OCCUPANCY             TOP TENANT             INCOME(1)    BALANCE
-----------------        -----------  -----------  -----------  ---------  --------------------------------  ---------  -----------

CLEARFIELD, UT            1973/1978    11,123,700     455,227      83.6%   ConAgra Foods Inc.                   33.7%   $ 8,768,000
MURFREESBORO, TN          1982/2000     6,225,243     226,423      79.7%   General Mills, Inc.                 100.0%     6,480,000
CONNELL, WA               1969/1971     7,887,492     299,776      89.8%   ConAgra Foods Inc.                   98.5%     5,882,800
STRASBURG, VA               1999        6,475,968     243,170      90.6%   Perdue Farms Inc.                    83.6%     5,520,000
AMARILLO, TX              1973/2003     3,075,638     163,796      92.3%   Swift & Company                      19.6%     4,989,600
THOMASVILLE, GA             1997        5,662,542     252,419      83.8%   Wayne Farms LLC                      32.2%     4,373,600
WEST MEMPHIS, AR          1985/1995     6,405,230     252,075      81.9%   General Mills, Inc.                  49.1%     3,819,200
RUSSELLVILLE, AR            1995        8,270,691     270,772      91.6%   Tyson Foods                         100.0%     3,773,000
SYRACUSE, NY              1960/1985    12,833,662     573,183      41.0%   US Government (FEMA)                 14.8%     3,234,000
ATLANTA, GA               1990/1993    12,038,603     431,369      80.3%   Sara Lee Corporation                 29.6%     3,040,000
BABCOCK, WI                 1999        3,777,172     127,260      50.2%   Ocean Spray Cranberries Inc.         97.4%     2,987,600
TURLOCK, CA               1955/1989     3,298,228     188,734      89.7%   Hilmar Cheese Corp.                  29.7%     2,950,200
NAMPA, ID                 1946/1974    10,284,446     458,518      40.5%   US Government (FEMA)                 25.9%     2,556,400
WOODBURN, OR              1952/1979     8,407,877     327,601      53.1%   HJ Heinz Co.                         24.3%     2,356,200
WICHITA, KS               1972/1984     3,216,188     168,007      87.1%   Smithfield Companies, Inc.           55.8%     2,125,200
FORT SMITH, AR            1960/2005     1,706,088     118,003      83.6%   Tyson Foods                          79.9%     1,752,000
SEBREE, KY                  1998        3,001,006     111,499      93.2%   Tyson Foods                          69.4%     1,740,200
BOSTON, MA                1969/2004     3,099,098     260,356      90.0%   General Mills, Inc                   35.5%     1,370,000
BETTENDORF, IA              1973       10,246,648     398,223      45.3%   Smithfield Companies Inc.            44.9%     1,320,000
WALLA WALLA, WA           1960/1968     4,317,945     162,914      31.3%   Watts Brothers Frozen Foods LLC.     49.3%   $   962,000
                                      -----------   ---------      ----                                                 -----------
TOTAL/WEIGHTED AVERAGE:               131,353,465   5,489,324      78.4%                                                $70,000,000
                                      -----------   ---------      ----                                                 -----------

(1)  The percent of income is calculated based on the trailing twelve months ended 10/31/06 for each property

                                    A-3-52

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                              AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Americold Portfolio is secured by a fee interest in 20 industrial, cold storage warehouse facilities located throughout the United States.

THE BORROWER. The borrowing entities are ART Mortgage Borrower Propco 2006-2
L.P. and ART Mortgage Borrower Opco 2006-2 L.P. The sponsor is Americold Realty
Trust ("Americold"), the holding company for Americold Logistics, LLC, a provider of temperature-controlled warehousing, distribution, supply-chain management, and other logistics services. Americold Logistics owns and operates over 100 cold storage facilities containing approximately 545 million cubic feet of freezer space throughout the United States. Handling over 60 billion pounds of product annually, Americold is the largest provider of temperature controlled food distribution services in the country.

Ownership of the company is divided among three real estate/private equity firms: Vornado Realty Trust (47.6%), Crescent Real Estate Equities (30.7%), and
The Yucaipa Companies (20.7%). Vornado Realty Trust and Crescent Real Estate
Equities, both public REITs, have a combined market capitalization of over $26 billion. The Yucaipa Companies, owned by Ron Burkle, are investors in real estate and the food and grocery industries.

THE PROPERTIES. The Americold Portfolio included in this trust consists of 20 industrial properties comprised of approximately 131,353,465 cubic feet, located throughout the United States. Typical features of the facilities include multiple truck loading bays, direct rail service, staging areas for shipping and cooling systems. Most of the facilities contain a mix of frozen, refrigerated, and cooler storage spaces.

Customers at the Americold facilities include Sara Lee Corporation (S&P rated
BBB+), HJ Heinz (S&P rated BBB), the US Government (FEMA) (S&P rated AAA),
ConAgra Foods, Inc. (S&P rated BBB+) and Tyson Foods (S&P rated BBB-), among others.

AMARILLO

The Amarillo property is located in Amarillo, Texas, consists of approximately
3,075,638 cubic feet and is 92.3% occupied. The one-story refrigerated warehouse facility is situated on a 46.4-acre parcel of land. The property's revenue is derived from 16 customers, with the largest 3 comprising 49.0% of income. The top three tenants are Swift & Company, Beef Products Inc., and Palo Duro Meats.
The property is located less than one mile south of the Amarillo Municipal
Airport.

ATLANTA

The Atlanta property, located in Atlanta, Georgia, consists of approximately
12,038,603 cubic feet and is 80.3% occupied. The one-story, refrigerated warehouse facility is situated on an 18.0-acre parcel of land. The top three tenants at this property include Sara Lee Corporation (S&P rated BBB+), General
Mills, Inc. (S&P rated BBB+), and ConAgra Foods Inc. (S&P rated BBB+). The building was constructed in 1990 and expanded in 1993.

BABCOCK

The Babcock property is located in Babcock, Wisconsin, consists of approximately
3,777,172 cubic feet and is situated on a 13.1-acre parcel of land. The single story facility is equipped with 5 truck docks and 2 separate freezer rooms. The property is operated by Americold Corporation and subleased to Ocean Spray
Cranberries, Inc..

BETTENDORF

The Bettendorf property is located in Bettendorf, Iowa and consists of a
2-building, 1-story refrigerated cold storage facility containing 10,246,648 cubic feet of net rentable area. The facility is 4 miles northeast of downtown
Bettendorf and is part of the Quad Cities along with Davenport, Iowa, Rock
Island and Moline, Illinois. The property is railroad accessible, has 48 loading dock doors, 3 freezer rooms and 80 to 100 parking spaces. The top three clients at this facility include Smithfield Companies Inc. (Moody's rated Ba3), Altria
Group Inc. (Moody's rated Baa1) and Leiner Davis Gelatin.

BOSTON

The Boston property is located in Boston, Massachusetts and consists of a
4-story refrigerated warehouse facility containing 3,099,098 cubic feet of net rentable area. The property is 90.0% occupied. Built in 1969, the facility is situated on a 4.7-acre parcel of land and is located east of Interstate 93. The property's top 3 tenants include General Mills, Inc., Slate Gorton & Co. and
Crocker and Windsor Seafood.

                                    A-3-53

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                              AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

CLEARFIELD

The Clearfield property is located in Clearfield, Utah and contains 11,123,700 cubic feet of net rentable area, situated on a 24.7-acre parcel of land. The refrigerated cold storage facility is currently 83.6% occupied. Access to the facility is provided through 41 dock high doors, 2 drive in doors and 19 rail in doors. The Central Business District of Clearfield is 2 miles north of the facility, the City of Ogden is approximately 5 miles away, and Salt Lake City is approximately 30 miles south. The top three tenants include ConAgra Foods Inc.
(S&P rated BBB+), Nestle SA (S&P rated AAA), and Schwan's Corp.

CONNELL

The Connell property is located in Connell, Washington and is adjacent to a
ConAgra potato processing plant. The refrigerated warehouse facility contains approximately 7,887,492 cubic feet and is situated on a 17.7-acrel parcel of land and is occupied by the storage of ConAgra's products. The property is railroad accessible, has 20 dock high doors and one main freezer room.

FORT SMITH

The Fort Smith property is located in Fort Smith, Arkansas and consists of a
2-building refrigerated warehouse facility of approximately 1,706,088 cubic feet. The property is situated one mile north of the Fort Smith central business district on a 6.8-acre parcel of land. The top 3 tenants include Tyson Foods
(Moody's rated Ba2), Simmons Foods and Cargill Meat Solutions (Moody's rated
A2).

MURFREESBORO

The Murfreesboro property is located in Murfreesboro, Tennessee and consists of a refrigerated warehouse facility of 6,225,243 cubic feet, situated on a
24.4-acre parcel of land. Constructed in 1982 and further expanded in 2000, the facility has 6 rooms that can be converted between freezer and cooler and 20 dock high doors. The property is currently 79.7% occupied wholly by General
Mills Inc.

NAMPA

The Nampa property is located in Nampa, Idaho 22 miles west of Boise. The
7-building, 1-story refrigerated warehouse facility consists of 10,284,446 cubic feet situated on a 28.1-acre parcel of land. The top 3 tenants include the US
Government, Select Onion Co LLC, and Great American Appetizers. The facility is railroad accessible, has 32 dock high doors, 25 drive-in doors and 70 parking spaces.

RUSSELLVILLE

The Russellville property is located in Russellville, Arkansas and consists of
8,270,691 cubic feet situated on a 30.5-acre parcel of land. Tyson Foods is the largest client at this facility and has occupied on average 94% to 100% of the building since 1995. The Russellville facility is physically connected to the
Tyson's processing plant.

SEBREE

The Sebree property is located in Sebree, Kentucky and consists of 3,001,006 cubic feet situated on a 14.0-acre parcel of land. Constructed in 1998, the refrigerated warehouse facility has 19 dock high doors and 3 rail in doors. The top 3 tenants include Tyson Foods (Moody's rated Ba2), SFG/Fields, Inc. and the
Federal Board of Prisons.

STRASBURG

The Strasburg property is located in Strasburg, Virginia and consists of
6,475,968 cubic feet of net rentable area situated on a 48.2-acre parcel of land. Constructed in 1999, the property includes 23 dock high doors, a freezer space comprised of 7 rooms and is currently 90.6% occupied. The top 3 tenants are Perdue Farms Inc., Nestle SA (S&P rated AAA) and Rich Products Corp, which make up 98.0% of the income at the Strasburg property.

SYRACUSE

The Syracuse property is located in Syracuse, New York and consists of
12,833,662 cubic feet of refrigerated warehouse space. The facility was constructed in 1960 and most recently expanded in 1985. Access to the facility is provided through 84 dock high doors, 12 drive in doors and 2 enclosed rail spurs. The Syracuse facility is made up of 72% freezer space, 6% refrigerated space and 4% office space.

                                    A-3-54

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                              AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

THOMASVILLE

The Thomasville property is located in Thomasville, Georgia and consists of
5,662,542 cubic feet of refrigerated warehouse space. Constructed in 1997, the facility is 50% freezer space, 25% refrigerated space and 25% office space. The
Thomasville property is situated two miles northwest of the Central Business
District. The top 3 tenants include Wayne Farms, the US Government, and
Smithfield Companies Inc., which collectively make up 71% of the income at the property.

TURLOCK

The Turlock facility includes 3,298,228 cubic feet of cold storage space and is located in Turlock, California approximately 100 miles northeast of San Jose,
California. The property was constructed in 1955 and features 3 dock high doors, railroad access and 18 freezer/cooler rooms. The top 3 tenants include Hilmar
Cheese Corporation, Valley Fresh Foods Inc. and Cebro Frozen Foods Inc. which account for 70.0% of the income at the property. The facility is currently 89.7%
occupied.

WALLA WALLA

The refrigerated warehouse facility is located in Walla Walla, Washington and encompasses 4,317,945 cubic feet of net rentable area. The facility is made up of 85% freezer space and is currently occupied by 6 tenants. The largest 3 tenants are Watts Brothers Frozen Foods LLC, Norpac Foods Inc., and Smith Frozen
Foods Inc.

WEST MEMPHIS

The West Memphis property is located in West Memphis, Arkansas and contains approximately 6,405,230 cubic feet of refrigerated warehouse space. The building was constructed in 1985 and most recently renovated in 1995. General Mills Inc.
is the largest tenant at the facility and contributes 49.5% of the property's income.

WICHITA

The Wichita property consists of 3,216,188 cubic feet and is situated on a
14.1-acre parcel of land located in Wichita, Kansas. The space has been utilized for cold storage since 1972 and is served by 22 dock doors and 2 rail doors. The facility is currently 87.1% occupied by 10 tenants. The top 3 tenants are
Smithfield Companies Inc, Creekstone Farms Brands LLC and Schwan Corporation,
which contribute 70.6% of the property's total income.

WOODBURN

Americold's Woodburn, Oregon facility is located 30 miles south of Portland,
Oregon. The facility contains 8,407,877 cubic feet of refrigerated warehouse space and is situated on a 20.5-acre parcel of land. Sabroso Company, HJ Heinz
Co, and Winning Company account for 56.2% of the property's total income.

PARTIAL DEFEASANCE AND PARTIAL RELEASE. The borrower is permitted to voluntarily defease a portion of the loan and obtain a release of the lien of the mortgage on any individual property upon satisfaction of certain conditions including, but not limited to, the following: (A) the payment of funds to purchase direct non-callable obligations of the United States of America sufficient to defease the loan in an amount equal to a release amount (the "Release Amount") equal to
(x) 105% of the original allocated loan amount of the released individual property, which when taken together with the allocated loan amount of each individual property previously released, is less than or equal to 12.5% of the original principal amount of the loan, (y) 110% of the original allocated loan amount of the released individual property, which, when taken together with the allocated loan amount of each individual property previously released, is greater than 12.5% but less than or equal to 25% of the original principal amount of the loan, or (z) 115% of the original allocated loan amount of the released individual property, which, when taken together with the allocated loan amount of each individual property released, is greater than 25% of the original principal amount; (B) after giving effect to the release of any individual property (including any amount so paid in excess of 100% of the allocated loan amount for such individual properties released), the debt service coverage ratio of the loan for the individual properties (excluding the individual properties released) shall not be less than the greater of (i) the debt service coverage ratio as of the date of origination of the loan and (ii) the debt service coverage ratio for the trailing 12 full calendar months as of the date immediately preceding the release of the individual properties; provided, that in order to satisfy such debt service coverage ratio, the borrower may defease a portion of the loan in excess of the Release Amounts of the affected Individual
Properties.

                                    A-3-55

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

SUBSTITUTION. The borrower is permitted to obtain a release of the lien of the mortgage encumbering any of the individual properties (the "Substituted
Property") by substituting another property of like kind and quality (the
"Substitute Property"), provided that the following conditions are satisfied:
(A) the aggregate allocated loan amount of all properties substituted pursuant to the terms of the loan do not exceed 20% of the original principal balance of the loan; (B) after giving effect to the substitution, the debt service coverage ratio for the loan is not less than the greater of (i) the debt service coverage ratio as of the closing date and (ii) the debt service coverage ratio for the trailing 12 full calendar months immediately preceding the substitution;
provided, that in order to satisfy such debt service coverage ratio, the borrower may defease a portion of the loan pursuant to the applicable defeasance provisions of the loan; (C) the loan to value ratio of a Substitute Property is not greater than the lesser of the loan-to-value ratio of a Substituted Property
(i) as of the closing date and (ii) immediately prior to the substitution; (D)
the borrower shall have delivered all title, loan, security and due diligence documents related to the Substituted Property to an individual or entity other than its general partner. If the borrower is unable to satisfy the foregoing loan-to-value ratio test, such test may be satisfied if the loan-to-value ratio for all of the individual properties (excluding the Substituted Properties and including the Substitute Properties) is not greater than the lesser of (i) the loan-to-value ratio as of the closing date and (ii) the loan-to-value ratio immediately prior to the substitution.

THE MARKET(1). Cold storage facilities include artificially cooled warehouses and freezing facilities that offer the following four main services: 1) cooler storage, 2) freezer storage, 3) quick-freezing, and 4) food processing. Cooler storage facilities are the most prevalent and are used primarily to store many food products for days or months at stable temperatures. Facilities of 500,000 square feet or larger tend to be owned or occupied by national, chain type grocers and bakers. Facilities that range from 250,000 to 500,000 square feet in size tend to be owned or occupied by public cold storage operators and are located in large metropolitan areas. Smaller facilities of less than 250,000 square feet tend to be owned or occupied by local/regional agricultural storage or food processing operators. The top three North American Refrigerated
Warehouse companies as of year end 2005 are Americold Logistics with 545,000,000 cubic feet of freezer space, Atlas Cold Storage with 219,392,902 cubic feet of freezer space, and United States Cold Storage with 128,640,274 cubic feet of freezer space.

PROPERTY MANAGEMENT. The properties are managed by ART Manager, LLC, an affiliate of the borrower.

(1)  Certain information was obtained from the Americold Portfolio appraisals dated 09/27/06 through 12/03/06. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                    A-3-56

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                              AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF AMERICOLD PORTFOLIO OMITTED]

                                    A-3-57

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                    SOUTHSIDE WORKS & QUANTUM ONE PORTFOLIO
--------------------------------------------------------------------------------

         [4 PHOTOS OF SOUTHSIDE WORKS & QUANTUM ONE PORTFOLIO OMITTED]

                                    A-3-58

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

                     SOUTHSIDE WORKS & QUANTUM ONE PORTFOLIO

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:(1)   $69,500,000
CUT-OFF DATE PRINCIPAL           $69,500,000
   BALANCE:(1)
% OF POOL BY IPB:                1.8%
LOAN SELLER:                     JPMorgan Chase Bank, N.A.
BORROWER:                        2600 East Carson Street
                                 Associates, L.P., 2700 East
                                 Carson Street Associates, L.P.,
                                 2800 Block Associates, L.P.,
                                 Soffer South Side Works, Ltd.
SPONSOR:                         R. Damian Soffer
ORIGINATION DATE:                01/04/07
INTEREST RATE:                   5.72990%
INTEREST-ONLY PERIOD:            120 months
MATURITY DATE:                   02/01/17
AMORTIZATION TYPE:               Interest-only
ORIGINAL AMORTIZATION:           N/A
REMAINING AMORTIZATION:          N/A
CALL PROTECTION:(2)              Various
CROSS-COLLATERALIZATION:         Yes
LOCK BOX:                        Springing
ADDITIONAL DEBT:                 No
ADDITIONAL DEBT TYPE:            N/A
LOAN PURPOSE:(3)                 Acquisition/Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                 ----------   -------
TAXES:                           $  236,577   $21,507
INSURANCE:                       $        0   $     0
CapEx:                           $        0   $     0
OTHER:(7)                        $1,668,694   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Cross-collateralized (2 loans)
TITLE:                           Fee
PROPERTY TYPE:(4)                Various
SQUARE FOOTAGE:                  402,787
LOCATION:                        Pittsburgh, PA
YEAR BUILT/RENOVATED:(5)         Various
OCCUPANCY:                       91.3%
OCCUPANCY DATE:                  Various
NUMBER OF TENANTS:               44
HISTORICAL NOI:
   TTM AS OF 11/30/06:           $3,905,430
UW REVENUES:                     $9,931,362
UW EXPENSES:                     $4,015,190
UW NOI:(6)                       $5,916,172
UW NET CASH FLOW:                $5,567,785
APPRAISED VALUE:                 $88,868,000
APPRAISAL DATE:                  11/15/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $173
CUT-OFF DATE LTV:                78.2%
MATURITY DATE LTV:               78.2%
UW IO DSCR:                      1.38x
UW DSCR:                         1.38x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

TENANT NAME                        MOODY'S/ S&P(8)   SQUARE FEET   % OF GLA  BASE RENT PSF   LEASE EXPIRATION YEAR
--------------------------------   ---------------   -----------   --------  -------------   ---------------------

UPMC HEALTH SYSTEM(9)                                  151,441       37.6%       $16.60               2012
GENERAL DYNAMICS C4 SYSTEMS INC.                        70,291       17.5%       $19.50               2012
AE MANAGEMENT CO.                                       35,531        8.8%       $10.10               2022
JOSEPH BETH BOOKSELLERS, L.P.                           23,189        5.8%       $12.94               2014
MAYA DESIGN INC.                                        22,106        5.5%       $19.50               2012
H&M HENNES & MAURITZ, L.P.                              14,570        3.6%       $ 9.71               2017

(1)  The total principal balance of $69,500,000 is allocated between two cross collateralized loans: Southside Works ($49,610,000) and Quantum One
     ($19,890,000). All figures presented are calculated based upon the total balance of the two mortgage loans.

(2)  Call protection for the Southside Works and Quantum One loans are
     L(24),Def(91),O(4),and L(0),Grtr1%orYM(24),Def(91),O(4), respectively.

(3)  The Southside Works loan is a refinance of a previous loan against the properties. The Quantum One loan was made to finance the acquisition of the property by the borrower.

(4)  The Southside Works portfolio is a mixed-use portfolio containing 83 multifamily units, 127,815 SF of retail space, and 123,531 SF of office space within the portfolio. Quantum One is a multi-tenant CBD office property.

(5)  The years the properties were built in are as follows: 2700 East Carson
     Street (2004); 2600 East Carson Street (2003); 2800 Block Associates
     (2002); and Quantum One (2001).

(6)  The increase in the UW NOI figure from the TTM is primarily attributed to
     UPMC Health System's rent, which was underwritten to reflect a rent increase occurring on March 1, 2007 at the Quantum One property and substantial leasing activity at the end of 2006 at the Southside Works properties.

(7)  At closing, a holdback of $1,668,694 was taken for tenant allowances, and rent holdbacks. Tenant allowances totaling $1,615,397 are allocated among nine tenants at the property and $53,297 was held as a rent holdback for
     American Eagle. Tenant allowances will be released upon completion of each build out of the tenant space. The American Eagle Rent Holdback funds shall be released on April 1, 2007.

(8)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(9)  UPMC Health System as the single tenant occupying the Quantum One property has the option to purchase the property under the terms of their lease. To the extent that the purchase option is exercised prior to the first permitted prepayment date of April 1, 2009, the borrower may prepay the loan subject to a yield maintenance premium and/or a prepayment penalty. To the extent that the purchase option is exercised at any point beginning after the second anniversary of this securitization, the borrower may obtain a release of the Quantum One property through defeasance.

                                    A-3-59

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          MARRIOTT -- ALBANY, NEW YORK
--------------------------------------------------------------------------------

               [3 PHOTOS OF MARRIOTT -- ALBANY, NEW YORK OMITTED]

                                    A-3-60

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          MARRIOTT -- ALBANY, NEW YORK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:      $65,000,000
CUT-OFF DATE PRINCIPAL           $64,797,151
   BALANCE:
% OF POOL BY IPB:                1.7%
LOAN SELLER:                     CIBC Inc.
BORROWER:                        CS Albany Realty, LLC
SPONSOR:                         Columbia Sussex Corporation
ORIGINATION DATE:                11/17/06
INTEREST RATE:                   5.79000%
INTEREST-ONLY PERIOD:            N/A
MATURITY DATE:                   12/01/16
AMORTIZATION TYPE:               Balloon
ORIGINAL AMORTIZATION:           360 months
REMAINING AMORTIZATION:          357 months
CALL PROTECTION:                 L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:         No
LOCK BOX:                        Springing
ADDITIONAL DEBT:                 No
ADDITIONAL DEBT TYPE:            N/A
LOAN PURPOSE:                    Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL   MONTHLY
                                 --------   -------
TAXES:                           $454,342   $59,377
INSURANCE:                       $160,607   $     0
FF&E:(4)                         $ 68,767   $68,767
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
TITLE:(1)                        Fee/Leasehold
PROPERTY TYPE:                   Hotel -- Full Service
ROOMS:                           359
LOCATION:                        Albany, NY
YEAR BUILT/RENOVATED:            1985/2006
OCCUPANCY:                       74.1%
OCCUPANCY DATE:(2)               11/30/06
HISTORICAL NOI:
  2006:(3)                       $ 7,610,191
UW REVENUES:                     $20,630,193
UW EXPENSES:                     $13,309,543
UW NOI:                          $ 7,320,650
UW NET CASH FLOW:                $ 6,495,442
APPRAISED VALUE:                 $86,700,000
APPRAISAL DATE:                  10/13/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:          $180,493
CUT-OFF DATE LTV:                74.7%
MATURITY DATE LTV:               63.2%
UW IO DSCR:                      N/A
UW DSCR:                         1.42x
--------------------------------------------------------------------------------

                   PROPERTY HISTORICAL OPERATING STATISTICS(5)

         OCCUPANCY                           ADR                                    REVPAR
--------------------------   -------------------------------------   -------------------------------------
2004    2005   2006    UW     2004       2005      2006      UW        2004      2005      2006      UW
-----   ----   ----   ----   -------   -------   -------   -------   -------   -------   -------   -------

74.9%   75.3%  74.1%  78.0%  $135.41   $137.29   $137.80   $136.00   $101.39   $103.33   $102.05   $106.08

(1)  A portion of the mortgaged property is a leasehold estate consisting of an additional 95 parking spaces. The lease expires in April 2034 with one
     10-year extension option at lessee's option. Rent is $4,750 per year.

(2)  Occupancy represents the property's average occupancy over the trailing 12 month period ending on the Occupancy Date.

(3)  The sponsor acquired the property on 01/27/06. The 2006 NOI is based on the annualized NOI from the date the property was acquired to and including
     08/31/06.

(4)  The borrower is required to deposit 1/12th of 4.0% of total revenues into the FF&E reserve on a monthly basis. In an event of default or a transfer of ownership, the borrower will be required to deposit into the FF&E reserve the monthly amount equal to the greater of 1/12th of 4.0% of total revenues or the amount required to be deposited under the franchise agreement. At closing, Columbia Sussex Corporation guaranteed payment of all FF&E expenses.

(5)  The information presented herein represents the trailing 12 months ending
     November 30th for each respective year.

                                    A-3-61

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                           CABOT INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                [2 PHOTOS OF CABOT INDUSTRIAL PORTFOLIO OMITTED]

         [MAP INDICATING LOCATION OF CABOT INDUSTRIAL PORTFOLIO OMITTED]

                                    A-3-62

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                           CABOT INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $61,365,000
CUT-OFF DATE PRINCIPAL BALANCE:   $61,365,000
% OF POOL BY IPB:                 1.6%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Cabot II-IL1M07, LLC, et. al.
SPONSOR:                          Cabot Industrial Value Fund
                                  II Operating Partnership, L.P.
ORIGINATION DATE:                 12/27/06
INTEREST RATE:                    5.44800%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    01/01/17
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(91),O(3)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:(1)          Permitted Mezzanine Loan
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL   MONTHLY
                                  -------   -------
TAXES:                               $0        $0
INSURANCE:                           $0        $0
CAPEX:                               $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Industrial -- Flex/Warehouse
SQUARE FOOTAGE:                   2,108,357
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        87.7%
OCCUPANCY DATE:                   Various
NUMBER OF TENANTS:                70
HISTORICAL NOI:
   TTM AS OF 11/30/06:(3)         $6,047,710
UW REVENUES:                      $10,043,318
UW EXPENSES:                      $2,919,106
UW NOI:(2)                        $7,124,212
UW NET CASH FLOW:                 $6,259,977
APPRAISED VALUE:                  $89,890,000
APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $29
CUT-OFF DATE LTV:                 68.3%
MATURITY DATE LTV:                68.3%
UW IO DSCR:                       1.85x
UW DSCR:                          1.85x
--------------------------------------------------------------------------------

                               PROPERTY SUMMARY

                                                   YEAR BUILT/     SQUARE
PROPERTY NAME                       LOCATION        RENOVATED       FEET
------------------------   ---------------------   -----------   ---------

BREWSTER CREEK BOULEVARD   Bartlett, IL               2006         259,200
CITIZENS AND SOUTHLAKE     Morrow, GA               1986/1996      445,204
   PARKWAY
NORTHPARK COMMERCE         Orlando, FL                1985         148,822
   CENTER
AVIATION BOULEVARD         Hebron, KY                 1999         146,000
WEST LITTLE YORK ROAD(4)   Houston, TX                2001          61,800
WEST REPUBLIC DRIVE        Addison, IL                1979         103,000
EAST RAINES ROAD           Memphis , TN               1996         180,000
EAST WILSON BRIDGE ROAD    Worthington, OH            1983          99,810
AVALON RIDGE PARKWAY       Norcross, GA               1995          93,133
EAST DEVON AVENUE          Elk Grove Village, IL    1971/2005       68,742
1670 FRONTENAC ROAD        Naperville, IL             1988          93,405
OLD LAMAR AVENUE           Memphis, TN              1980/2004      124,812
SOUTH MENDENHALL ROAD      Memphis, TN              1996/2006      102,500
DALLAS AND HOUSTON         Houston, TX,             1967/2001       67,334
   PROPERTIES              Mesquite, TX
451 KINGSTON COURT(5)      Mount Prospect, IL         1989          34,475
WEST 32ND STREET           Charlotte, NC              1970          80,120
                                                                 ---------
TOTAL/WEIGHTED AVERAGE:                                          2,108,357
                                                                 ---------

                                                                                  ALLOCATED
                           OCCUPANCY                                      % OF      LOAN
PROPERTY NAME                  %                 LARGEST TENANT           GLA      BALANCE
------------------------   ---------   -------------------------------   -----   -----------

BREWSTER CREEK BOULEVARD     100.0%    JIT Packaging, Inc.               100.0%  $10,042,824
CITIZENS AND SOUTHLAKE        96.1%    Shipper's Group, Inc               61.3%    7,699,498
   PARKWAY
NORTHPARK COMMERCE            94.6%    Orthomerica Products, Inc.         42.3%    5,824,838
   CENTER
AVIATION BOULEVARD           100.0%    Leslie's Poolmart, Inc.           100.0%    4,351,890
WEST LITTLE YORK ROAD(4)      72.8%    GS Marketing, Inc.                 24.8%    3,916,701
WEST REPUBLIC DRIVE          100.0%    Parts Fit Industry Co., LTD        50.0%    3,635,502
EAST RAINES ROAD              33.3%    FDL., Inc                          33.3%    3,615,417
EAST WILSON BRIDGE ROAD       71.0%    Home Reach, Inc.                   24.7%    3,531,726
AVALON RIDGE PARKWAY         100.0%    Canvas System, LLC                 41.9%    3,414,560
EAST DEVON AVENUE             81.1%    American Airport Limousine Inc.    44.8%    3,207,008
1670 FRONTENAC ROAD           78.1%    Servex, Inc.                       44.2%    2,798,600
OLD LAMAR AVENUE             100.0%    Newell Operating Company           90.1%    2,410,278
SOUTH MENDENHALL ROAD        100.0%    Katt Operating Company, Inc.      100.0%    2,125,731
DALLAS AND HOUSTON           100.0%    Custom Bilt Metals                 29.7%    1,844,532
   PROPERTIES
451 KINGSTON COURT(5)          0.0%                                        0.0%    1,606,852
WEST 32ND STREET             100.0%    SP Richards Company               100.0%    1,339,043
                             -----                                               -----------
TOTAL/WEIGHTED AVERAGE:       87.7%                                              $61,365,000
                             -----                                               -----------

(1)  Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the loan-to-value ratio for the properties must not exceed 70.0%, (ii) the debt service coverage ratio must be equal to or greater than 1.25x, and (iii) the lender shall have received confirmation from the rating agencies that the mezzanine financing will not result in the qualification, downgrade, or withdrawal of the ratings assigned to the securities.

(2)  The increase in UW NOI vs. TTM NOI is primarily due to underwriting properties at market rents with vacancies consistent with the submarket average; including certain rent increases occurring in the following nine months across the portfolio, and substantial leasing activity over the last six months at several of the properties.

(3)  The trailing twelve month NOI for Brewster Creek Boulevard, Aviation
     Boulevard, West Republic Drive, East Devon Avenue, 1670 Frontenac Road, and
     451 Kingston Court are calculated as of 10/31/06.

(4)  Property currently has a signed letter of intent and lease out for signature from Walker Engineering.

(5)  Property currently has a signed letter of intent and lease out for signature from White Way Sign increasing occupancy to 100%.

                                    A-3-63

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                                LEADERSHIP SQUARE
--------------------------------------------------------------------------------

                      [PHOTO OF LEADERSHIP SQUARE OMITTED]

             [MAP INDICATING LOCATION OF LEADERSHIP SQUARE OMITTED]

                                    A-3-64

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                                LEADERSHIP SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $61,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $61,000,000
% OF POOL BY IPB:                 1.6%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Leadership Sq. Realty Investors, LLC
SPONSOR:                          Roy T. Oliver, Mark L. Beffort
ORIGINATION DATE:                 01/26/07
INTEREST RATE:                    5.83400%
INTEREST-ONLY PERIOD:             12 months
MATURITY DATE:                    02/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management
                                  Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                   INITIAL     MONTHLY
                                  ----------   ---------
TAXES:                            $  245,621   $  61,405
INSURANCE:                        $  154,934   $  14,085
CAPEX:                            $        0   $   8,825
TI/LC:(2)                         $1,084,585   Springing
LETTER OF CREDIT:(3)              $5,000,000   $       0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   732,122
LOCATION:                         Oklahoma City, OK
YEAR BUILT/RENOVATED:             1984 / 2005
OCCUPANCY:(1)                     82.9%
OCCUPANCY DATE:                   01/19/07
NUMBER OF TENANTS:                39
HISTORICAL NOI:
   2005:                          $6,291,897
   TTM AS OF 10/31/06:            $6,072,515
UW REVENUES:                      $10,174,182
UW EXPENSES:                      $3,653,523
UW NOI:                           $6,520,659
UW NET CASH FLOW:                 $6,015,495
APPRAISED VALUE:                  $77,000,000
APPRAISAL DATE:                   12/05/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $83
CUT-OFF DATE LTV:                 79.2%
MATURITY DATE LTV:                68.4%
UW IO DSCR:                       1.67x
UW DSCR:                          1.40x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                       SQUARE
TENANT NAME         MOODY'S/ S&P(4)     FEET    % OF GLA   BASE RENT PSF   LEASE EXPIRATION YEAR
-----------------   ---------------   -------   --------   -------------   ---------------------

BANK OF AMERICA         Aa2/AA--      109,244     14.9%       $16.00                 2016
TRONOX(1)                             102,728     14.0%       $14.50                 2018
MCAFEE & TAFT                          82,306     11.2%       $14.50                 2018
GRANT THORTON                          24,655      3.4%       $15.50                 2016
CHESAPEAKE ENERGY        Ba2/BB        24,652      3.4%       $15.75                 2011

(1)  The occupancy figure presented includes approximately 102,728 square feet of space to be occupied by Tronox (NYSE:TRX) pursuant to an executed lease with a term commencing in March of 2008. The current occupancy without giving effect to the Tronox space is approximately 68.9%.

(2)  TI/LC escrows totaling $1,084,585 were taken at closing for Grant Thorton
     ($437,625), Wells Fargo ($201,292), HRH ($82,093), and Tronox Commissions
     ($363,575). These funds shall be released upon the satisfaction of certain conditions, including but not limited to: (i) no event of default (ii)
     tenant shall be in physical occupancy of its space and paying rent, and
     (iii) borrower shall request the release in writing, and deliver documentation that criteria have been met.

(3)  Lender shall have the right to draw the entire amount of the letter of credit should any of the following events occur: (i) upon event of default, or (ii) lender receives a notice of non-extension with respect to the
     Tronox letter of credit or the rating of the issuer of the letter of credit falls below the threshold specified in the loan documents, and, in each case, borrower fails to provide a replacement letter of credit 30 days prior to the termination date. In the event of a letter of credit draw under clause (i) above, the lender may apply such amounts in its discretion. In the event of a letter of credit draw under clause (ii)
     above, funds shall be held as additional collateral for the loan until the following criteria are met: (i) no event of default, (ii) Tronox shall be in physical occupancy of the space, open for business and paying full rent, and (iii) the borrower shall request the release in writing, and deliver documentation that criteria have been met.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    A-3-65

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                            CROWNE PLAZA - LAGUARDIA
--------------------------------------------------------------------------------

                   [PHOTO OF CROWNE PLAZA - LAGUARDIA OMITTED]

          [MAP INDICATING LOCATION OF CROWNE PLAZA - LAGUARDIA OMITTED]

                                    A-3-66

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                            CROWNE PLAZA - LAGUARDIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $50,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $50,000,000
% OF POOL BY IPB:                 1.3%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         LaGuardia Associates, L.P.
SPONSOR:                          Martin Field
ORIGINATION DATE:                 02/07/07
INTEREST RATE:                    6.44500%
INTEREST-ONLY PERIOD:             60
MATURITY DATE:                    02/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360
REMAINING AMORTIZATION:           360
CALL PROTECTION:                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:(1)                      Cash Management Agreement
ADDITIONAL DEBT:                  $8,000,000
ADDITIONAL DEBT TYPE:2            Second Mortgage
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                  --------   --------
TAXES:                            $      0   $135,860
INSURANCE:                        $      0   $      0
ENGINEERING:                      $277,521   $      0
FF&E                              $      0   $ 77,205
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            358
LOCATION:                         East Elmhurst, NY
YEAR BUILT/RENOVATED:             1986/2005
OCCUPANCY:                        84.8%
OCCUPANCY DATE:                   11/30/06
HISTORICAL NOI:
   2004:                          $ 3,012,485
   2005:                          $ 3,873,985
   TTM AS OF 10/31/06:            $ 5,653,976
UW REVENUES:                      $23,161,655
UW EXPENSES:                      $16,999,584
UW NOI:                           $ 6,162,071
UW NET CASH FLOW:                 $ 5,235,605
APPRAISED VALUE:                  $62,600,000
APPRAISAL DATE:                   10/27/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/ROOM:           $139,665
CUT-OFF DATE LTV:                 79.9%
MATURITY DATE LTV:                75.2%
UW IO DSCR:                       1.60
UW DSCR:                          1.39
--------------------------------------------------------------------------------

(1)  On each Payment Date during a Cash Sweep Period (as defined below), borrower shall pay to lender, for deposit to a reserve (the "Cash
     Collateral Reserve"), an amount equal to the Net Cash Flow (as defined in the Cash Management Agreement). Borrower acknowledges that there may be more than one Cash Sweep Period during the term of the loan. Upon the termination of each Cash Sweep Period, provided no default is continuing under the loan, all funds then held in the Cash Collateral Reserve shall be disbursed to borrower by depositing such funds in the Deposit Account maintained pursuant to the Cash Management Agreement. "Cash Sweep Period"
     shall mean any of the following: (a) if no mezzanine loan is in effect, any period commencing on the date when lender notifies borrower that lender has determined that, for the prior two (2) consecutive calendar quarters, the
     Debt Service Coverage Ratio (determined as of the last day of each such quarter) was less than 1.20:1.0, and ending at such time as the Debt
     Service Coverage Ratio has, for four (4) consecutive calendar quarters, been equal to or greater than 1.20:1.0, or (b) if a mezzanine loan permitted by the terms of the loan documents is in effect, any period commencing on the date when lender notifies borrower that lender has determined that, for the prior two (2) consecutive calendar quarters, the
     Combined Debt Service Coverage Ratio (determined as of the last day of each such quarter) was less than 1.20:1.0, and ending at such time as the
     Combined Debt Service Coverage Ratio has, for four (4) consecutive calendar quarters, been equal to or greater than 1.20:1.0, or (c) the period of time commencing on the occurrence of an Event of Default and ending on the occurrence of a Mortgage Satisfaction Event.

(2)  Crowne Plaza-LaGuardia mortgaged property is encumbered by a subordinate mortgage in the principal amount of $8,000,000 held by Gary Isenberg. Mr.
     Isenberg is an officer and director of the general partner of the owner of the Crowne Plaza-LaGuardia mortgaged property, and an employee of the property manager of the Crowne Plaza-LaGuardia mortgaged property. Mr.
     Isenberg has entered into a subordination and standstill agreement with the holder of the Crowne Plaza-LaGuardia mortgage loan, providing that, among other things, payments on account of the obligation secured by the subordinate mortgage may only be made out of excess cash flow (as more fully defined in the subordination and standstill agreement) and only when no "Event of Default" exists under the Crowne Plaza-LaGuardia mortgage loan, and agreeing not to exercise its rights and remedies under the subordinate mortgage and related documents unless and until the Crowne
     Plaza-LaGuardia mortgage loan is paid in full.

                                    A-3-67

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    A-3-68

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANNEX B

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY &
MANUFACTURED HOUSING COMMUNITY LOANS

Annex B-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

 ANNEX
  ID#   LOAN #  SELLER  PROPERTY NAME                             STREET ADDRESS               CITY            STATE  ZIP CODE
------  ------  ------  ----------------------------------------  ---------------------------  --------------  -----  --------

  28      29      CIBC  The Overlook Apartments                   3010-3190 West 14th Avenue   Denver           CO     80204
  36      37     JPMCB  West Grove on The Lake Apartments         2105 Kensington Drive        Waukesha         WI     53188
  37      38      CIBC  Courtney Manor Apartments                 9100 Independence Parkway    Plano            TX     75025
  44      45     JPMCB  Leray Heights Apartments                  Anabel Avenue                Le Ray           NY     13637
  45      46     JPMCB  Campus View Apartments                    10235 42nd Avenue            Allendale        MI     49401
  49      50     JPMCB  River Pointe Apartments                   1600 River Pointe Drive      Conroe           TX     77304
  54      55      CIBC  Ashton Springs Apartments                 25220 109th Place Southeast  Kent             WA     98030
  59      60      CIBC  Lakeside Village                          501 North 116th Avenue N     St. Petersburg   FL     33716
  61      62     JPMCB  Palladium Park                            3902 Pallas Way              High Point       NC     27265
  63      64     JPMCB  University Village                        3333 Melrose Club Boulevard  Raleigh          NC     27603
  75      76      CIBC  Heritage at Hooper Hill                   901 Wilson Road              Conroe           TX     77301
  79      80      CIBC  Lofts at the Mill                         800 James Avenue             Scranton         PA     18510
  83      84      CIBC  Frog Pond Apartments                      3800 University Parkway      Natchitoches     LA     71458
  94      95      CIBC  Parkway Crossing Phase II                 1200 South Geneva Road       Orem             UT     84058
  97      98      CIBC  College Square Apartments                 923 Maplewood Drive          Cedar Falls      IA     50613
  105    106      CIBC  Preston Place & Port Au Prince Portfolio  Various                      Bossier City     LA     71111
105.01  106.01          Preston Place Apartments                  414 Preston Boulevard        Bossier City     LA     71111
105.02  106.02          Port Au Prince Apartments                 400 Preston Boulevard        Bossier City     LA     71111
  106    107      CIBC  Falls on Antoine                          6101 Antoine Drive           Houston          TX     77091
  115    116     JPMCB  Warwick Place Apartments                  902-932 Emjay Way            Carthage         NY     13619
  120    121     JPMCB  Sedgewick Pines                           801 Tamarack Drive           West Carthage    NY     13619
  124    125      CIBC  Club at Stablechase                       13504 Schroeder Road         Houston          TX     77070
  129    130      CIBC  Northridge Villas                         93 Castro Street             Salinas          CA     93906
  135    136     JPMCB  Old Oaks                                  850 Villa Street             Elgin            IL     60120
  138    139     JPMCB  North Pointe Apartments                   3688 Northpointe Drive       Holland          MI     49424
  147    148      CIBC  Parc Bordeaux Apartments                  3410 Rue Chanel              Indianapolis     IN     46227
  158    159     JPMCB  Northwood Grove Apartments                1100 Larch Circle            Gouverneur       NY     13642
  162    163      CIBC  Mutual Investments LP                     Various                      Cincinnati       OH    Various
162.01  163.01          River Bend                                167 Anderson Ferry Road      Cincinnati       OH     45238
162.02  163.02          The Oaks                                  6380 Cheviot Road            Cincinnati       OH     45247
162.03  163.03          Boudinot                                  2378-2436 Boudinot Avenue    Cincinnati       OH     45238
  172    173      CIBC  Pine Ridge Estates                        52 Fitchburg Road            Townsend         MA     01469
  178    179      CIBC  Chasemont Apartments                      54 Cheswold Boulevard        Newark           DE     19713
  181    182     JPMCB  Buttonwood Gardens                        332 Buttonwood Avenue        Hallam           PA     17406
  182    183      CIBC  Maidman Syracuse Portfolio                Various                      Various          NY    Various
182.01  183.01          Pine Tree Apartments                      1136 Vine Street             Liverpool        NY     13088
182.02  183.02          Fennaway Green Apartments                 1-36 Fenner Street           Cazenovia        NY     13035
182.03  183.03          Lawrence Terrace                          402 Lawrence Avenue          Syracuse         NY     13212
  190    191     JPMCB  Winchester Woods Apartments               2008 Woodhaven Drive         Fort Wayne       IN     46819
  192    193     JPMCB  Parklane                                  1210 Parklane Road           McComb           MS     39648
  194    195      CIBC  Fern Forest Apartments                    1024 Ashwood Court           Gastonia         NC     28054
  196    197      CIBC  Hidden Creek Village Apartments           3923 Woodley Road            Montgomery       AL     36116
  199    200     JPMCB  Thornhill Terrace Apartments              1000 Hemlock Drive           Lowville         NY     13367
  213    214     JPMCB  Cortland MHC                              1512 North Somonauk Road     DeKalb           IL     60115
  215    216      CIBC  Gentry Apartments                         13925 Alderson               Houston          TX     77015
  221    222     JPMCB  Countryside MHC                           5192 South Route 45-52       Chebanse         IL     60922
  222    223     JPMCB  Oak Forest                                5110 West 159th Street       Oak Forest       IL     60452

 ANNEX                 NUMBER OF  PROPERTY              PROPERTY                CURRENT        CURRENT       INTEREST
  ID#   COUNTY        PROPERTIES  TYPE                  SUBTYPE               BALANCE ($)  BALANCE/UNIT ($)  RATE (%)  NOTE DATE
------  ------------  ----------  --------------------  --------------------  -----------  ----------------  --------  ----------

  28    Denver             1      Multifamily           Mid/High Rise          31,000,000            65,263    5.8300    11/01/06
  36    Waukesha           1      Multifamily           Garden                 26,000,000            54,622    6.3023    12/06/06
  37    Collin             1      Multifamily           Garden                 23,000,000            71,429    6.1900    10/27/06
  44    Jefferson          1      Multifamily           Garden                 20,283,927            67,613    6.1600    08/24/06
  45    Ottawa             1      Multifamily           Garden                 20,000,000            19,960    5.4400    12/29/06
  49    Montgomery         1      Multifamily           Garden                 19,280,000            61,994    5.8140    11/03/06
  54    King               1      Multifamily           Garden                 17,750,000            53,951    6.0500    07/31/06
  59    Pinellas           1      Multifamily           Garden                 16,750,000            55,099    6.3400    12/28/06
  61    Guilford           1      Multifamily           Garden                 15,500,000            71,759    5.5060    12/19/06
  63    Wake               1      Multifamily           Garden                 15,000,000            25,000    5.5600    12/12/06
  75    Montgomery         1      Multifamily           Garden                 13,200,000            62,857    5.8700    10/16/06
  79    Lackawanna         1      Multifamily           Garden                 12,800,000           143,820    6.0100    11/09/06
  83    Natchitoches       1      Multifamily           Garden                 12,000,000            25,000    5.9600    02/05/07
  94    Utah               1      Multifamily           Garden                 10,700,000            27,157    6.3500    10/04/06
  97    Black Hawk         1      Multifamily           Garden                 10,450,000            23,968    5.6500    12/11/06
  105   Bossier            2      Multifamily           Garden                  9,500,000            34,926    5.7500    11/14/06
105.01  Bossier            1      Multifamily           Garden                  5,834,646            39,423    5.7500    11/14/06
105.02  Bossier            1      Multifamily           Garden                  3,665,354            29,559    5.7500    11/14/06
  106   Harris             1      Multifamily           Garden                  9,350,000            26,868    5.9800    02/07/06
  115   Jefferson          1      Multifamily           Garden                  8,062,822            63,991    6.2750    09/06/06
  120   Jefferson          1      Multifamily           Garden                  7,863,740            64,457    6.2750    09/06/06
  124   Harris             1      Multifamily           Garden                  7,500,000            56,391    5.7500    12/20/06
  129   Monterey           1      Multifamily           Garden                  7,400,000            71,154    5.7100    12/06/06
  135   Kane               1      Manufactured Housing  Manufactured Housing    7,200,000            27,376    5.6861    12/28/06
  138   Ottawa             1      Multifamily           Garden                  7,050,000            58,750    5.8690    12/21/06
  147   Marion             1      Multifamily           Garden                  6,500,000            31,250    5.6200    11/30/06
  158   St. Lawrence       1      Multifamily           Garden                  5,817,478            60,599    6.2750    08/25/06
  162   Hamilton           3      Multifamily           Garden                  5,687,080            22,748    5.7100    12/21/06
162.01  Hamilton           1      Multifamily           Garden                  3,130,404            26,087    5.7100    12/21/06
162.02  Hamilton           1      Multifamily           Garden                  1,982,948            22,033    5.7100    12/21/06
162.03  Hamilton           1      Multifamily           Garden                    573,728            14,343    5.7100    12/21/06
  172   Middlesex          1      Multifamily           Garden                  5,000,000            55,556    5.7500    12/27/06
  178   New Castle         1      Multifamily           Garden                  4,850,000            58,434    5.8500    12/21/06
  181   York               1      Multifamily           Garden                  4,750,000            62,500    5.5000    12/26/06
  182   Various            3      Multifamily           Garden                  4,725,000            34,489    5.8300    01/04/07
182.01  Onondaga           1      Multifamily           Garden                  2,091,393            32,175    5.8300    01/04/07
182.02  Madison            1      Multifamily           Garden                  1,394,263            38,730    5.8300    01/04/07
182.03  Onondaga           1      Multifamily           Garden                  1,239,344            34,426    5.8300    01/04/07
  190   Allen              1      Multifamily           Garden                  4,160,000            24,762    5.6910    01/24/07
  192   Pike               1      Multifamily           Garden                  3,960,000            45,000    6.0060    01/31/07
  194   Gaston             1      Multifamily           Garden                  3,748,401            20,709    6.4700    09/29/06
  196   Montgomery         1      Multifamily           Garden                  3,700,000            30,833    5.6500    12/11/06
  199   Lewis              1      Multifamily           Garden                  3,530,265            63,040    6.2750    08/30/06
  213   DeKalb             1      Manufactured Housing  Manufactured Housing    2,446,000            23,980    5.7350    11/10/06
  215   Harris             1      Multifamily           Garden                  2,273,163            21,445    6.0000    11/20/06
  221   Kankakee           1      Manufactured Housing  Manufactured Housing    1,704,000            18,522    5.7350    11/10/06
  222   Cook               1      Manufactured Housing  Manufactured Housing    1,675,000            25,769    5.7440    11/10/06

                                                                              PAD                 STUDIO
                                                                       ------------------  --------------------
 ANNEX     UW     CURRENT                         LOAN    TOTAL UNIT/  NO. OF  AVERAGE(1)   NO. OF   AVERAGE(1)
  ID#   DSCR (x)  LTV (%)  REM. TERM  REM. AMORT  GROUP  BEDS/PADS/SF    PADS   PAD RENT   STUDIOS  STUDIO RENT
------  --------  -------  ---------  ----------  -----  ------------  ------  ----------  -------  -----------

  28        1.20     73.8        116         360    2             475       0           0        0            0
  36        1.20     77.6        118         360    2             476       0           0        0            0
  37        1.15     65.9        116         360    2             322       0           0        0            0
  44        1.46     67.6        114         354    2             300       0           0        0            0
  45        1.92     59.9        118           0    2           1,002       0           0       17          465
  49        1.51     79.5        117           0    2             311       0           0        0            0
  54        1.31     68.3        113           0    2             329       0           0        0            0
  59        1.31     71.6         58           0    2             304       0           0        0            0
  61        1.16     78.3        118         360    2             216       0           0        0            0
  63        1.15     79.8        118         360    2             600       0           0        0            0
  75        1.20     77.6        116         360    2             210       0           0        0            0
  79        1.21     76.2        117         360    1              89       0           0        0            0
  83        1.19     74.1        120         360    2             480       0           0        0            0
  94        1.19     73.1        116         360    2             394       0           0        0            0
  97        1.25     80.0         82         360    2             436       0           0        0            0
  105       1.46     74.8        117         360    2             272       0           0        0            0
105.01      1.46     74.8                                         148       0           0        0            0
105.02      1.46     74.8                                         124       0           0        0            0
  106       1.15     79.9        108         360    2             348       0           0       24          383
  115       1.32     70.1        115         355    2             126       0           0        0            0
  120       1.46     74.9        115         355    2             122       0           0        0            0
  124       1.15     78.3        118         360    2             133       0           0        0            0
  129       1.15     69.0        118         360    2             104       0           0        0            0
  135       1.26     76.8        118         360    2             263     263         423        0            0
  138       1.15     77.0        118         360    2             120       0           0        0            0
  147       1.21     80.0        117         360    2             208       0           0       11          432
  158       1.26     65.4        114         354    2              96       0           0        0            0
  162       1.45     71.7        118         358    2             250       0           0        0            0
162.01      1.45     71.7                                         120       0           0        0            0
162.02      1.45     71.7                                          90       0           0        0            0
162.03      1.45     71.7                                          40       0           0        0            0
  172       1.44     78.1        118           0    2              90       0           0        0            0
  178       1.20     75.8        118         360    2              83       0           0        0            0
  181       1.24     77.9        118         360    2              76       0           0        0            0
  182       1.39     77.5        119         360    2             137       0           0        5          413
182.01      1.39     77.5                                          65       0           0        5          413
182.02      1.39     77.5                                          36       0           0        0            0
182.03      1.39     77.5                                          36       0           0        0            0
  190       1.54     79.7        119         360    2             168       0           0        2          470
  192       1.34     80.0        119           0    2              88       0           0        0            0
  194       1.15     82.4        115         355    2             181       0           0        0            0
  196       1.24     72.5        118         360    2             120       0           0        0            0
  199       1.46     70.6        114         354    2              56       0           0        0            0
  213       1.33     73.5        117         360    1             102     102         353        0            0
  215       1.41     78.7        117         357    2             106       0           0        0            0
  221       1.28     80.0        117         360    1              92      92         264        0            0
  222       1.41     67.5        117         360    1              65      65         258        0            0

              ONE BEDROOM             TWO BEDROOM            THREE BEDROOM            FOUR BEDROOM
        -----------------------  ----------------------  ----------------------  ----------------------
ANNEX      NO. OF    AVERAGE(1)      NO. OF  AVERAGE(1)     NO. OF   AVERAGE(1)     NO. OF   AVERAGE(1)
 ID#    1-BR UNITS   1-BR RENT   2-BR UNITS   2-BR RENT  3-BR UNITS   3-BR RENT  4-BR UNITS   4-BR RENT
------  ----------   ----------  ----------  ----------  ----------  ----------  ----------  ----------

  28           225          692         136         861         114       1,199           0           0
  36           158          633         278         776          40       1,100           0           0
  37           134          896         160       1,224          28       1,577           0           0
  44             0            0         150         906          90       1,082          60       1,063
  45            78          385         112         342         115         349         680         363
  49           144          646         134         785          33         984           0           0
  54           116          631         163         777          50         961           0           0
  59           152          617         116         727          36       1,122           0           0
  61            54          708         108         854          54       1,019           0           0
  63             0            0         212         354          72         324         316         298
  75            78          675         115         875          17       1,117           0           0
  79            54          884          32         863           3         610           0           0
  83             0            0           0           0           0           0         480         306
  94            23          481          49         290         211         272         111         350
  97           164          267         248         328          24         292           0           0
 105           132          544         139         646           1           0           0           0
105.01          96          563          52         715           0           0           0           0
105.02          36          493          87         604           1           0           0           0
 106           220          512         104         662           0           0           0           0
 115             0            0          52         875          46       1,084          28       1,146
 120             0            0          68         872          36       1,065          18       1,201
 124            55          724          35         931          43       1,211           0           0
 129            52          789          52         978           0           0           0           0
 135             0            0           0           0           0           0           0           0
 138            40          648          56         755          24         829           0           0
 147           106          497          91         626           0           0           0           0
 158             0            0          60         829          20         897          16       1,045
 162           200          450          47         561           3         855           0           0
162.01          75          478          45         558           0           0           0           0
162.02          85          459           2         623           3         855           0           0
162.03          40          378           0           0           0           0           0           0
 172            46          678          44         796           0           0           0           0
 178            63          690          10         896          10       1,016           0           0
 181             0            0          76         780           0           0           0           0
 182            34          484          90         616           8         675           0           0
182.01          10          494          50         603           0           0           0           0
182.02           0            0          28         640           8         675           0           0
182.03          24          480          12         614           0           0           0           0
 190            30          578         128         700           8         700           0           0
 192            24          595          56         676           8         791           0           0
 194           181          405           0           0           0           0           0           0
 196            16          404          96         492           8         686           0           0
 199             0            0          24         808          20       1,044          12         997
 213             0            0           0           0           0           0           0           0
 215            67          467          38         577           1         555           0           0
 221             0            0           0           0           0           0           0           0
 222             0            0           0           0           0           0           0           0

ANNEX           UTILITIES            ELEVATOR            ANNEX
 ID#            TENANT PAYS           PRESENT  LOAN NO.    ID#
------  ---------------------------  --------  --------  -----

  28           Electric, Gas            Yes       29       28
  36           Electric, Gas             No       37       36
  37    Electric, Gas, Sewer, Water      No       38       37
  44    Electric, Gas, Sewer, Water      No       45       44
  45       Electric, Sewer, Water        No       46       45
  49               Water                 No       50       49
  54        Electric, Gas, Water         No       55       54
  59        Electric, Gas, Water         No       60       59
  61    Electric, Gas, Sewer, Water      No       62       61
  63              Electric               No       64       63
  75               Water                 No       76       75
  79          Electric, Water           Yes       80       79
  83       Electric, Sewer, Water        No       84       83
  94              Electric              Yes       95       94
  97                None                 No       98       97
 105              Electric               No      106       105
105.01            Electric               No     106.01   105.01
105.02            Electric               No     106.02   105.02
 106          Electric, Water            No      107       106
 115    Electric, Gas, Sewer, Water      No      116       115
 120    Electric, Gas, Sewer, Water      No      121       120
 124               Water                 No      125       124
 129           Electric, Gas            Yes      130       129
 135              Electric              NAP      136       135
 138              Electric               No      139       138
 147              Electric               No      148       147
 158    Electric, Gas, Sewer, Water      No      159       158
 162              Electric               No      163       162
162.01            Electric               No     163.01   162.01
162.02            Electric               No     163.02   162.02
162.03            Electric               No     163.03   162.03
 172              Electric               No      173       172
 178           Electric, Gas            Yes      179       178
 181              Electric               No      182       181
 182        Electric, Gas, Water         No      183       182
182.01      Electric, Gas, Water         No     183.01   182.01
182.02      Electric, Gas, Water         No     183.02   182.02
182.03      Electric, Gas, Water         No     183.03   182.03
 190                                     No      191       190
 192       Electric, Sewer, Water        No      193       192
 194              Electric               No      195       194
 196           Electric, Gas             No      197       196
 199    Electric, Gas, Sewer, Water      No      200       199
 213              Electric              NAP      214       213
 215              Electric               No      216       215
 221              Electric              NAP      222       221
 222              Electric              NAP      223       222

Footnotes to Annex B

1.	In determining the average rent for units in a multifamily property having a given number of bedrooms (referred to as ‘‘bedroom type’’), as set forth in Annex B, the rent used is the ‘‘Contract Rent’’, defined as the total rent that is, or is anticipated to be, specified in the lease or other rental contract as payable by the tenant to the property owner for the rental of a dwelling unit, including fees or charges for management and maintenance services. In determining Contract Rent for each unit, the following rules have been applied:

(a)	The average Contract Rent for each unit type was based upon a rent roll certified by the owner of the property, or was computed by the appraiser of the mortgaged property based upon a borrower-certified rent roll.

(b)	Rent concessions were not considered, i.e., Contract Rent was not reduced by any rent concessions delineated in the borrower rent-roll.

Annex B-2

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX C

FORM OF REPORT TO CERTIFICATEHOLDERS

Annex C-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                          DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                          PAGE(S)
------------------                                          -------
Certificate Distribution Detail                                2
Certificate Factor Detail                                      3
Reconciliation Detail                                          4
Other Required Information                                     5
Cash Reconciliation Detail                                     6
Ratings Detail                                                 7
Current Mortgage Loan and Property Stratification Tables     8 - 16
Mortgage Loan Detail                                          17
NOI Detail                                                    18
Principal Prepayment Detail                                   19
Historical Detail                                             20
Delinquency Loan Detail                                       21
Specially Serviced Loan Detail                              22 - 23
Advance Summary                                               24
Modified Loan Detail                                          25
Historical Liquidated Loan Detail                             26
Historical Bond / Collateral Realized Loss Reconciliation     27
Interest Shortfall Reconciliation Detail                    28 - 29
Defeased Loan Detail                                          30
Supplemental Reporting                                        31

                                    DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue
10th Floor
New York, NY 10017

Contact: Brian Baker
Phone Number: (212) 834-3813

                                 MASTER SERVICER

Capmark Finance Inc.
200 Witmer Road
Horsham, PA 19044-8015

Contact: CMBS Servicing
Phone Number: (215) 328-1258

                                SPECIAL SERVICER

ARCAP Servicing, Inc.
5221 N. O'Connor Blvd., Suite 600
Irving, Texas 75309

Contact:
Phone Number: (972) 868-5300

                                SPECIAL SERVICER

LNR Partners, Inc.
1601 Washington Avenue
Suite 800
Miami Beach, FL 33139

Contact: Vickie Taylor
Phone Number: (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                     Realized
                                                                                       Loss/
                                                                                    Additional
                                                                                       Trust                           Current
               Pass-Through Original Beginning  Principal     Interest   Prepayment    Fund       Total     Ending  Subordination
 Class   CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Expenses  Distribution Balance   Level (1)
---------------------------------------------------------------------------------------------------------------------------------

  A-1            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
  A-3            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
  A-4            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
 A-1A            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
  A-M            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
 A-MFL           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
  A-J            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
 A-JFL           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   B             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   C             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   D             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   E             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   F             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   G             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   H             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   J             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   K             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   L             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   M             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   N             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   P             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
  NR             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
   R             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
  LR             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
---------------------------------------------------------------------------------------------------------------------------------
Totals                        0.00      0.00       0.00         0.00        0.00       0.00         0.00      0.00       0.00
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                           Original Beginning                                         Ending
              Pass-Through Notional  Notional   Interest    Prepayment     Total     Notional
Class   CUSIP     Rate      Amount    Amount  Distribution    Premium   Distribution  Amount
---------------------------------------------------------------------------------------------

X               0.000000     0.00     0.00        0.00         0.00          0.00      0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                            CERTIFICATE FACTOR DETAIL

                                                                   Realized Loss/
              Beginning     Principal     Interest    Prepayment  Additional Trust    Ending
Class  CUSIP   Balance    Distribution  Distribution    Premium     Fund Expenses     Balance
-----------------------------------------------------------------------------------------------

 A-1          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-3          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-4          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-1A         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-M          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-MFL         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-J          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-JFL         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  B           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  C           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  D           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  E           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  F           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  G           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  H           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  J           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  K           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  L           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  M           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  N           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  P           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 NR           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
  R           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 LR           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000

              Beginning                                 Ending
               Notional     Interest     Prepayment    Notional
Class  CUSIP    Amount    Distribution    Premium       Amount
----------------------------------------------------------------
 X            0.00000000   0.00000000    0.00000000   0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                              RECONCILIATION DETAIL
PRINCIPAL RECONCILIATION

             Stated     Unpaid                                                    Stated     Unpaid      Current
            Beginning  Beginning                                                  Ending     Ending      Principal
            Principal  Principal  Scheduled  Unscheduled   Principal   Realized  Principal  Principal  Distribution
Loan Group   Balance    Balance   Principal   Principal   Adjustments    Loss     Balance    Balance      Amount
-------------------------------------------------------------------------------------------------------------------

     1         0.00       0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
     2         0.00       0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
-------------------------------------------------------------------------------------------------------------------
   Total       0.00       0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
-------------------------------------------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION

                                           Net                                                                          Remaining
                                       Aggregate                  Distributable                                          Unpaid
                            Accrued    Prepayment  Distributable   Certificate              Additional                Distributable
        Accrual  Accrual  Certificate   Interest    Certificate      Interest     WAC CAP   Trust Fund    Interest     Certificate
Class    Dates    Days     Interest     Shortfall     Interest      Adjustment   Shortfall   Expenses   Distribution     Interest
-----------------------------------------------------------------------------------------------------------------------------------

  A-1      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
  A-3      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
  A-4      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
 A-1A      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
  A-M      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
 A-MFL     0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
  A-J      0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
 A-JFL     0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   X       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   B       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   C       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   D       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   E       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   F       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   G       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   H       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   J       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   K       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   L       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   M       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   N       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
   P       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
  NR       0        0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals              0          0.00        0.00         0.00           0.00         0.00        0.00        0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                            0.00

Master Servicing Fee Summary
   Current Period Accrued Master Servicing Fees              0.00
   Less Delinquent Master Servicing Fees                     0.00
   Less Reductions to Master Servicing Fees                  0.00
   Plus Master Servicing Fees for Delinquent Payments        0.00
   Plus Adjustments for Prior Master Servicing Calculation   0.00
   Total Master Servicing Fees Collected                     0.00

Appraisal Reduction Amount

         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER       App. Red.
Number   Effected      Amount        Date
---------------------------------------------

---------------------------------------------
Total
---------------------------------------------

(1)  The Available Distribution Amount includes any Prepayment Premiums.

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                             0.00
      Interest reductions due to Non-Recoverability Determinations          0.00
      Interest Adjustments                                                  0.00
      Deferred Interest                                                     0.00
      Net Prepayment Interest Shortfall                                     0.00
      Net Prepayment Interest Excess                                        0.00
      Extension Interest                                                    0.00
      Interest Reserve Withdrawal                                           0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00

   PRINCIPAL:
      Scheduled Principal                                                   0.00
      Unscheduled Principal                                                 0.00
         Principal Prepayments                                              0.00
         Collection of Principal after Maturity Date                        0.00
         Recoveries from Liquidation and Insurance Proceeds                 0.00
         Excess of Prior Principal Amounts paid                             0.00
         Curtailments                                                       0.00
      Negative Amortization                                                 0.00
      Principal Adjustments                                                 0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                                0.00
      Repayment Fees                                                        0.00
      Borrower Option Extension Fees                                        0.00
      Equity Payments Received                                              0.00
      Net Swap Counterparty Payments Received                               0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====
TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                                  0.00
      Trustee Fee                                                           0.00
      Certificate Administration Fee                                        0.00
      Insurer Fee                                                           0.00
      Miscellaneous Fee                                                     0.00
                                                                            ----
         TOTAL FEES                                                         0.00

   ADDITIONAL TRUST FUND EXPENSES:

      Reimbursement for Interest on Advances                                0.00
      ASER Amount                                                           0.00
      Special Servicing Fee                                                 0.00
      Rating Agency Expenses                                                0.00
      Attorney Fees & Expenses                                              0.00
      Bankruptcy Expense                                                    0.00
      Taxes Imposed on Trust Fund                                           0.00
      Non-Recoverable Advances                                              0.00
      Other Expenses                                                        0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00

   INTEREST RESERVE DEPOSIT                                                 0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                                 0.00
      Principal Distribution                                                0.00
      Prepayment Penalties/Yield Maintenance                                0.00
      Borrower Option Extension Fees                                        0.00
      Equity Payments Paid                                                  0.00
      Net Swap Counterparty Payments Paid                                   0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                                 RATINGS DETAIL

                    Original Ratings         Current Ratings (1)
                -----------------------   -----------------------
Class   CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----------------------------------------------------------------
 A-1
 A-3
 A-4
A-1A
  X
 A-M
A-MFL
 A-J
A-JFL
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  NR

NR   - Designates that the class was not rated by the above agency at the time of original issuance.

X    - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A  - Data not available this period.

1)   For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                % of
Scheduled   # of    Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
 Totals
---------------------------------------------------------------

                                    STATE (3)

                                 % of
            # of     Scheduled   Agg.   WAM           Weighted
  State     Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------

----------------------------------------------------------------
 Totals
----------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                            % of
    Debt Service         # of   Scheduled   Agg.   WAM           Weighted
   Coverage Ratio       loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                                    NOTE RATE

                                            % of
         Note            # of   Scheduled   Agg.   WAM           Weighted
         Rate           loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                            % of
                         # of   Scheduled   Agg.   WAM           Weighted
    Property Type       Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------

                                    SEASONING

                                            % of
                         # of   Scheduled   Agg.   WAM           Weighted
      Seasoning         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % of
Anticipated Remaining    # of   Scheduled   Agg.   WAM           Weighted
      Term (2)          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

      Remaining                             % of
     Amortization        # of   Scheduled   Agg.   WAM           Weighted
         Term           loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                            % of
  Remaining Stated       # of   Scheduled   Agg.   WAM           Weighted
        Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                            % of
     Age of Most         # of   Scheduled   Agg.   WAM           Weighted
     Recent NOI         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
        Totals
---------------------------------------------------------------------------

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                             % of
      Scheduled         # of     Scheduled    Agg.   WAM           Weighted
       Balance          loans     Balance     Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
       Totals
-----------------------------------------------------------------------------

                                     STATE (3)

                                             % of
                        # of     Scheduled    Agg.   WAM           Weighted
        State           Props.    Balance     Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
       Totals
-----------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                             % of
   Debt Service         # of     Scheduled   Agg.   WAM           Weighted
  Coverage Ratio        loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
       Totals
----------------------------------------------------------------------------

                                    NOTE RATE

                                             % of
        Note            # of     Scheduled   Agg.   WAM           Weighted
        Rate            loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
       Totals
----------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                             % of
                        # of     Scheduled   Agg.   WAM           Weighted
   Property Type        Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
       Totals
----------------------------------------------------------------------------

                                    SEASONING

                                             % of
                        # of     Scheduled   Agg.   WAM           Weighted
      Seasoning         loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
       Totals
----------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % of
Anticipated Remaining   # of    Scheduled   Agg.   WAM           Weighted
      Term (2)          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

     Remaining                              % of
    Amortization        # of    Scheduled   Agg.   WAM           Weighted
        Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                            % of
   Remaining Stated     # of    Scheduled   Agg.   WAM           Weighted
        Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                            % of
     Age of Most        # of    Scheduled   Agg.   WAM           Weighted
     Recent NOI         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                                             % of
      Scheduled         # of     Scheduled   Agg.   WAM           Weighted
       Balance          loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
       Totals
----------------------------------------------------------------------------

                                    STATE (3)

                                             % of
                        # of     Scheduled   Agg.   WAM           Weighted
        State           Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
       Totals
----------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                            % of
   Debt Service         # of    Scheduled   Agg.   WAM           Weighted
  Coverage Ratio        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                                    NOTE RATE

                                            % of
        Note            # of    Scheduled   Agg.   WAM           Weighted
        Rate            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                           % of
                        # of    Scheduled   Agg.   WAM           Weighted
   Property Type        Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                                    SEASONING

                                           % of
                        # of    Scheduled   Agg.   WAM           Weighted
      Seasoning         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % of
Anticipated Remaining   # of    Scheduled   Agg.   WAM           Weighted
      Term (2)          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

     Remaining                             % of
    Amortization        # of    Scheduled   Agg.   WAM           Weighted
        Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                            % of
   Remaining Stated     # of    Scheduled   Agg.   WAM           Weighted
        Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                            % of
     Age of Most        # of    Scheduled   Agg.   WAM           Weighted
     Recent NOI         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
       Totals
---------------------------------------------------------------------------

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                              MORTGAGE LOAN DETAIL

                                                                  Anticipated
 Loan         Property               Interest  Principal  Gross    Repayment   Maturity
Number  ODCR  Type (1)  City  State   Payment   Payment   Coupon      Date       Date
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------

        Neg.   Beginning   Ending    Paid  Appraisal  Appraisal   Res.   Mod.
 Loan   Amort  Scheduled  Scheduled  Thru  Reduction  Reduction  Strat.  Code
Number  (Y/N)   Balance    Balance   Date    Date      Amount     (2)     (3)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------

                             (1) Property Type Code

MF - Multi-Family                OF - Office
RT - Retail                      MU - Mixed use
HC - Health Care                 LO - Lodging
IN - Industrial                  SS - Self Storage
WH - Warehouse                   OT - Other
MH - Mobile Home Park

                          (2) Resolution Strategy Code

1 - Modification                 6 - DPO
2 - Foreclosure                  7 - REO
3 - Bankruptcy                   8 - Resolved
4 - Extension                    9 - Pending Return to Master Servicer
5 - Note Sale                    10 - Deed in Lieu Of Foreclosure
                                 11 - Full Payoff
                                 12 - Reps and Warranties
                                 13 - Other or TBD

                              (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                                   NOI DETAIL

                                            Ending       Most       Most    Most Recent   Most Recent
 Loan           Property                  Scheduled     Recent     Recent    NOI Start        NOI
Number   ODCR     Type     City   State    Balance    Fiscal NOI     NOI       Date        End Date
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                           PRINCIPAL PREPAYMENT DETAIL

                                              Principal Prepayment Amount                    Prepayment Penalties
                         Offering Document  ---------------------------------  ---------------------------------------------
Loan Number  Loan Group   Cross-Reference   Payoff Amount  Curtailment Amount  Prepayment Premium  Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 19 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                                HISTORICAL DETAIL

                                                   Delinquencies
------------------------------------------------------------------------------------------------------

Distribution    30-59 Days    60-89 Days   90 Days or More   Foreclosure       REO       Modifications
    Date       #   Balance   #   Balance     #   Balance     #   Balance   #   Balance    #   Balance
------------------------------------------------------------------------------------------------------

                     Prepayments              Rate and Maturities
-----------------------------------------------------------------
                                              Next Weighted
Distribution    Curtailments     Payoff            Avg.
    Date        #   Balance   #   Balance    Coupon   Remit   WAM
-----------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.                                  Page 20 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                             DELINQUENCY LOAN DETAIL

        Offering                                      Status
        Document  # of    Paid   Current Outstanding    of    Resolution Servicing               Actual  Outstanding
 Loan    Cross-  Months Through    P&I       P&I     Mortgage  Strategy   Transfer Foreclosure Principal  Servicing  Bankruptcy REO
Number Reference Delinq.  Date  Advances Advances ** Loan (1)  Code (2)    Date        Date     Balance    Advances     Date    Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                           (1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period        2 - Two Months Delinquent
B - Late Payment But Less Than 1 Month Delinquent          3 - Three or More Months Delinquent
0 - Current                                                4 - Assumed Scheduled Payment (Performing Matured Loan)
1 - One Month Delinquent                                   7 - Foreclosure
                                                           9 - REO

                          (2) Resolution Strategy Code

1 - Modification         6 - DPO                                    10 - Deed in Lieu Of Foreclosure
2 - Foreclosure          7 - REO                                    11 - Full Payoff
3 - Bankruptcy           8 - Resolved                               12 - Reps and Warranties
4 - Extension            9 - Pending Return to Master Servicer      13 - Other or TBD
5 - Note Sale

Copyright, Wells Fargo Bank, N.A.                                  Page 21 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                         Offering      Servicing  Resolution
Distribution   Loan      Document       Transfer   Strategy   Scheduled  Property
    Date      Number  Cross-Reference     Date     Code (1)    Balance   Type (2)  State
----------------------------------------------------------------------------------------

                                    Net                                  Remaining
Distribution  Interest   Actual  Operating   NOI        Note  Maturity  Amortization
    Date        Rate    Balance   Income    Date  DSCR  Date    Date        Term
------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification         6 - DPO                                    10 - Deed in Lieu Of Foreclosure
2 - Foreclosure          7 - REO                                    11 - Full Payoff
3 - Bankruptcy           8 - Resolved                               12 - Reps and Warranties
4 - Extension            9 - Pending Return to Master Servicer      13 - Other or TBD
5 - Note Sale

                             (2) Property Type Code

MF - Multi-Family                OF - Officer
RT - Retail                      MU - Mixed use
HC - Health Care                 LO - Lodging
IN - Industrial                  SS - Self Storage
WH - Warehouse                   OT - Other
MH - Mobile Home Park

Copyright, Wells Fargo Bank, N.A.                                  Page 22 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                         Offering      Resolution     Site
Distribution   Loan      Document       Strategy   Inspection                Appraisal  Appraisal      Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date    Date       Value    Property Revenue  Comment
----------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification         6 - DPO                                    10 - Deed In Lieu Of Foreclosure
2 - Foreclosure          7 - REO                                    11 - Full Payoff
3 - Bankruptcy           8 - Resolved                               12 - Reps and Warranties
4 - Extension            9 - Pending Return to Master Servicer      13 - Other or TBD
5 - Note Sale

Copyright, Wells Fargo Bank, N.A.                                  Page 23 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                              MODIFIED LOAN DETAIL

            Offering
 Loan       Document     Pre-Modification  Post-Modification  Pre-Modification  Post-Modification  Modification  Modification
Number  Cross-Reference       Balance           Balance         Interest Rate     Interest Rate        Date       Description
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 24 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                                 ADVANCE SUMMARY

                                                                 Current Period Interest
            Current P&I  Outstanding P&I  Outstanding Servicing   on P&I and Servicing
Loan Group   Advances       Advances             Advances             Advances Paid
----------------------------------------------------------------------------------------

     1          0.00           0.00               0.00                    0.00
     2          0.00           0.00               0.00                    0.00
----------------------------------------------------------------------------------------
  Totals        0.00           0.00               0.00                    0.00
----------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 25 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                        HISTORICAL LIQUIDATED LOAN DETAIL

                    Beginning      Fees,        Most Recent    Gross Sales   Net Proceeds   Net Proceeds
Distribution        Scheduled    Advances,      Appraised      Proceeds or    Received on  Available for
    Date      ODCR   Balance   and Expenses *  Value or BPO  Other Proceeds   Liquidation   Distribution
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------------------------------

                             Date of Current  Current Period  Cumulative   Loss to Loan
Distribution     Realized      Period Adj.      Adjustment    Adjustment    with Cum
    Date      Loss to Trust      to Trust        to Trust      to Trust   Adj. to Trust
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Current Total
---------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 26 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                  Offering        Beginning      Aggregate     Prior Realized      Amounts       Interest
Distribution      Document         Balance     Realized Loss   Loss Applied      Covered by    (Shortages)/
    Date      Cross-Reference  at Liquidation    on Loans     to Certificates  Credit Support    Excesses
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

               Modification    Additional       Realized Loss       Recoveries of      (Recoveries)/
Distribution    /Appraisal    (Recoveries)        Applied to      Realized Losses    Losses Applied to
    Date      Reduction Adj.    /Expenses   Certificates to Date    Paid as Cash   Certificate Interest
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 27 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

    Offering     Stated Principal  Current Ending      Special Servicing Fees
    Document        Balance at        Scheduled    ------------------------------
Cross-Reference    Contribution        Balance     Monthly  Liquidation  Work Out  ASER
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------

    Offering                    Non-Recoverable               Modified Interest  Additional
    Document                      (Scheduled     Interest on   Rate (Reduction)  Trust Fund
Cross-Reference  (PPIS) Excess     Interest)       Advances        /Excess        Expense
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 28 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                   Reimb of Advances to the Servicer
   Offering      Stated Principal  Current Ending  ---------------------------------
   Document         Balance at       Scheduled                     Left to Reimburse  Other (Shortfalls)/
Cross-Reference    Contribution       Balance       Current Month   Master Servicer        Refunds         Comments
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total                     0.00
-------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total                     0.00
-------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                               0.00
-------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 29 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                              DEFEASED LOAN DETAIL

             Offering Document  Ending Scheduled
Loan Number   Cross-Reference        Balance      Maturity Date  Note Rate  Defeasance Status
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 30 of 31

                                                                              -----------------------------------------
[WELLS FARGO LOGO]         J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES   For Additional Information please contact
                                          TRUST 2007-CIBC18                            CTSLink Customer Service
WELLS FARGO BANK, N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
CORPORATE TRUST SERVICES                  SERIES 2007-CIBC18                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                       -----------------------------------------
COLUMBIA, MD 21045-1951                                                            PAYMENT DATE:
                                                                                   RECORD DATE:
                                                                                   DETERMINATION DATE:

                             SUPPLEMENTAL REPORTING

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 31 of 31

[THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                                  -------------

      J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

      The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

      The primary assets of the trust fund may include:

      o   multifamily and commercial mortgage loans, including participations therein;

      o   mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

      o   direct obligations of the United States or other government agencies;
          or

      o   a combination of the assets described above.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust fund will be secured by hotel/motel properties.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust will be secured by self-storage properties.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                               SEPTEMBER 22, 2006

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 129 in this prospectus.

      In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

      If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9299.

                                       ii

SUMMARY OF PROSPECTUS .........................................................1
RISK FACTORS ..................................................................9
   Risks to the Mortgaged Properties Relating to Terrorist Attacks
      and Foreign Conflicts ...................................................9
   Your Ability to Resell Certificates May Be Limited Because of
      Their Characteristics ...................................................9
   The Assets of the Trust Fund May Not Be Sufficient to Pay
      Your Certificates ......................................................10
   Prepayments of the Mortgage Assets Will Affect the Timing of
      Your Cash Flow and May Affect Your Yield ...............................10
   Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks.......12
   Commercial and Multifamily Mortgage Loans Have Risks That May

   Mortgaged Properties Leased to Borrowers or Borrower Affiliated

   Failure to Comply with Environmental Law May Result in Additional
      Losses .................................................................21
   Hazard Insurance May Be Insufficient to Cover All Losses on
      Mortgaged Properties ...................................................21
   Poor Property Management May Adversely Affect the Performance
      of the Related Mortgaged Property ......................................22
   Property Value May Be Adversely Affected Even When Current
      Operating Income Is Not ................................................22
   Mortgage Loans Secured by Leasehold Interests May Expose Investors

   One Action Jurisdiction May Limit the Ability of the Servicer to
      Foreclose on a Mortgaged Property ......................................24
   Rights Against Tenants May Be Limited if Leases Are Not
      Subordinate to Mortgage or Do Not Contain Attornment Provisions ........24
   If Mortgaged Properties Are Not in Compliance With Current
      Zoning Laws Restoration Following a Casualty Loss May Be Limited .......25
   Inspections of the Mortgaged Properties Will Be Limited ...................25
   Compliance with Americans with Disabilities Act May Result

   Bankruptcy Proceedings Could Adversely Affect Payments on Your
      Certificates ...........................................................27
   Risks Relating to Enforceability of Yield Maintenance Charges,

   Book-Entry System for Certain Classes May Decrease Liquidity
      and Delay Payment ......................................................29
   Delinquent and Non-Performing Mortgage Loans Could Adversely
      Affect Payments on Your Certificates ...................................30

                                       iii

   In The Event of an Early Termination of a Swap Agreement Due to
      Certain Swap Termination Events, a Trust May Be Required to
      Make a Large Termination Payment to any Related Swap Counterparty ......30
   Your Securities Will Have Greater Risk if an Interest Rate Swap
      Agreement Terminates ...................................................30
   Even if You Do Not Receive Timely Notices, You Will Be Deemed
      To Have Tendered Your Reset Rate Certificates ..........................30
   If a Failed Remarketing Is Declared, You Will Be Required To
      Rely On a Sale Through the Secondary Market If You Wish To Sell

   Distributions on the Certificates in Respect of Prepayment

                                       iv

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC

                                        v

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates.............   Mortgage pass-through certificates,
                                     issuable in series.

Depositor.........................   J.P. Morgan Chase Commercial Mortgage
                                     Securities Corp., a wholly owned subsidiary
                                     of JPMorgan Chase Bank, National
                                     Association., a national banking
                                     association, which is a wholly owned
                                     subsidiary of JPMorgan Chase & Co., a
                                     Delaware corporation.

Sponsor...........................   The related prospectus supplement will
                                     identify the sponsor for each series.
                                     JPMorgan Chase Bank, N.A., a national
                                     banking association may be a sponsor. For
                                     more information, see "The Sponsor" in this
                                     prospectus.

Issuing Entity....................   For each series of certificates, a New York
                                     common law trust to be established on the
                                     closing date of the securitization under
                                     the pooling and servicing agreement. For
                                     more information, see "Issuing Entity" in
                                     this prospectus.

Master Servicer...................   The master servicer, if any, for a series
                                     of certificates will be named in the
                                     related prospectus supplement. The master
                                     servicer for any series of certificates may
                                     be an affiliate of the depositor, sponsor
                                     or a special servicer.

Special Servicer..................   One or more special servicers, if any, for
                                     a series of certificates will be named, or
                                     the circumstances under which a special
                                     servicer will be appointed will be
                                     described, in the related prospectus
                                     supplement. A special servicer for any
                                     series of certificates may be an affiliate
                                     of the depositor, sponsor or the master
                                     servicer.

Trustee...........................   The trustee for each series of certificates
                                     will be named in the related prospectus
                                     supplement.

The Trust Assets..................   Each series of certificates will represent
                                     in the aggregate the entire beneficial
                                     ownership interest in a trust fund
                                     consisting primarily of:

A. Mortgage Assets................   The mortgage assets with respect to each
                                     series of certificates will, in general,
                                     consist of a pool of loans secured by liens
                                     on, or security interests in:

                                     o   residential properties consisting of
                                         five or more rental or
                                         cooperatively-owned dwelling units or
                                         shares allocable to a number of those
                                         units and the related leases; or

                                     o   office buildings, shopping centers,
                                         retail stores and establishments,
                                         hotels or motels, nursing homes,
                                         hospitals or other health-care related
                                         facilities, mobile home parks and

                                        1

                                         manufactured housing communities,
                                         warehouse facilities, mini-warehouse
                                         facilities, self-storage facilities,
                                         industrial plants, parking lots, mixed
                                         use or various other types of
                                         income-producing properties described
                                         in this prospectus or unimproved land.

                                     If so specified in the related prospectus
                                     supplement, a trust fund may include
                                     mortgage loans secured by liens on real
                                     estate projects under construction. The
                                     mortgage loans will be guaranteed only to
                                     the extent specified in the related
                                     prospectus supplement. If so specified in
                                     the related prospectus supplement, some
                                     mortgage loans may be delinquent. In no
                                     event will delinquent mortgage loans
                                     comprise 20 percent or more of the trust
                                     fund at the time the mortgage loans are
                                     transferred to the trust fund.

                                     As described in the related prospectus
                                     supplement, a mortgage loan:

                                     o   may provide for no accrual of interest
                                         or for accrual of interest at a
                                         mortgage interest rate that is fixed
                                         over its term or that adjusts from time
                                         to time, or that the borrower may elect
                                         to convert from an adjustable to a
                                         fixed mortgage interest rate, or from a
                                         fixed to an adjustable mortgage
                                         interest rate;

                                     o   may provide for level payments to
                                         maturity or for payments that adjust
                                         from time to time to accommodate
                                         changes in the mortgage interest rate
                                         or to reflect the occurrence of certain
                                         events, and may permit negative
                                         amortization;

                                     o   may be fully amortizing or partially
                                         amortizing or non-amortizing, with a
                                         balloon payment due on its stated
                                         maturity date;

                                     o   may prohibit prepayments over its term
                                         or for a certain period and/or require
                                         payment of a premium or a yield
                                         maintenance penalty in connection with
                                         certain prepayments; and

                                     o   may provide for payments of principal,
                                         interest or both, on due dates that
                                         occur monthly, quarterly, semi-annually
                                         or at another interval specified in the
                                         related prospectus supplement.

                                     Some or all of the mortgage loans in any
                                     trust fund may have been originated by an
                                     affiliate of the depositor. See
                                     "Description of the Trust Funds--Mortgage
                                     Loans" in this prospectus.

                                     If so specified in the related prospectus
                                     supplement, the mortgage assets with
                                     respect to a series of certificates may
                                     also include, or consist of:

                                     o   private mortgage participations,
                                         mortgage pass-through certificates or
                                         other mortgage-backed securities; or

                                        2

                                     o   Certificates insured or guaranteed by
                                         any of the Federal Home Loan Mortgage
                                         Corporation, the Federal National
                                         Mortgage Association, the Governmental
                                         National Mortgage Association or the
                                         Federal Agricultural Mortgage
                                         Corporation.

                                     Each of the above mortgage assets will
                                     evidence an interest in, or will be secured
                                     by a pledge of, one or more mortgage loans
                                     that conform to the descriptions of the
                                     mortgage loans contained in this
                                     prospectus. See "Description of the Trust
                                     Funds--MBS" in this prospectus.

B. Certificate Account............   Each trust fund will include one or more
                                     certificate accounts established and
                                     maintained on behalf of the
                                     certificateholders. The person or persons
                                     designated in the related prospectus
                                     supplement will be required to, to the
                                     extent described in this prospectus and in
                                     that prospectus supplement, deposit all
                                     payments and other collections received or
                                     advanced with respect to the mortgage
                                     assets and any interest rate or currency
                                     swap or interest rate cap, floor or collar
                                     contracts in the trust fund into the
                                     certificate accounts. A certificate account
                                     may be maintained as an interest bearing or
                                     a non-interest bearing account, and its
                                     funds may be held as cash or invested in
                                     certain obligations acceptable to the
                                     rating agencies rating one or more classes
                                     of the related series of offered
                                     certificates. See "Description of the Trust
                                     Funds--Certificate Accounts" and
                                     "Description of the Pooling
                                     Agreements--Certificate Account" in this
                                     prospectus.

C. Other Accounts.................   The prospectus supplement for each trust
                                     will also describe any other accounts
                                     established for such series. These may
                                     include, for any series that contains reset
                                     rate certificates, a remarketing fee
                                     account.

D. Credit Support.................   If so provided in the related prospectus
                                     supplement, partial or full protection
                                     against certain defaults and losses on the
                                     mortgage assets in the related trust fund
                                     may be provided to one or more classes of
                                     certificates of the related series in the
                                     form of subordination of one or more other
                                     classes of certificates of that series,
                                     which other classes may include one or more
                                     classes of offered certificates, or by one
                                     or more other types of credit support, such
                                     as a letter of credit, insurance policy,
                                     guarantee, reserve fund or another type of
                                     credit support described in this
                                     prospectus, or a combination of these
                                     features. The amount and types of any
                                     credit support, the identification of any
                                     entity providing it and related information
                                     will be set forth in the prospectus
                                     supplement for a series of offered
                                     certificates. See "Risk Factors--Credit
                                     Support May Not Cover Losses," "Description
                                     of the Trust Funds--Credit Support" and
                                     "Description of Credit Support" in this
                                     prospectus.

E. Cash Flow Agreements...........   If so provided in the related prospectus
                                     supplement, a trust fund may include
                                     guaranteed investment contracts pursuant to
                                     which moneys held in the funds and accounts
                                     established for the related series will be
                                     invested at a specified rate. The trust
                                     fund may also include interest rate
                                     exchange agreements, interest

                                        3

                                     rate cap or floor agreements, or currency
                                     exchange agreements, all of which are
                                     designed to reduce the effects of interest
                                     rate or currency exchange rate fluctuations
                                     on the mortgage assets or on one or more
                                     classes of certificates. The principal
                                     terms of that guaranteed investment
                                     contract or other agreement, including,
                                     without limitation, provisions relating to
                                     the timing, manner and amount of any
                                     corresponding payments and provisions
                                     relating to their termination, will be
                                     described in the prospectus supplement for
                                     the related series. In addition, the
                                     related prospectus supplement will contain
                                     certain information that pertains to the
                                     obligor under any cash flow agreements of
                                     this type. See "Description of the Trust
                                     Funds--Cash Flow Agreements" in this
                                     prospectus.

Description of Certificates.......   We will offer certificates in one or more
                                     classes of a series of certificates issued
                                     pursuant to a pooling and servicing
                                     agreement or other agreement specified in
                                     the related prospectus supplement. The
                                     certificates will represent in the
                                     aggregate the entire beneficial ownership
                                     interest in the trust fund created by that
                                     agreement.

                                     As described in the related prospectus
                                     supplement, the certificates of each
                                     series, may consist of one or more classes
                                     of certificates that, among other things:

                                     o   are senior or subordinate to one or
                                         more other classes of certificates in
                                         entitlement to certain distributions on
                                         the certificates;

                                     o   are principal-only certificates
                                         entitled to distributions of principal,
                                         with disproportionately small, nominal
                                         or no distributions of interest;

                                     o   are interest-only certificates entitled
                                         to distributions of interest, with
                                         disproportionately small, nominal or no
                                         distributions of principal;

                                     o   provide for distributions of interest
                                         on, or principal of, the certificates
                                         that begin only after the occurrence of
                                         certain events, such as the retirement
                                         of one or more other classes of
                                         certificates of that series;

                                     o   provide for distributions of principal
                                         of the certificates to be made, from
                                         time to time or for designated periods,
                                         at a rate that is faster, or slower
                                         than the rate at which payments or
                                         other collections of principal are
                                         received on the mortgage assets in the
                                         related trust fund;

                                     o   provide for controlled distributions of
                                         principal to be made based on a
                                         specified schedule or other
                                         methodology, subject to available
                                         funds; or

                                     o   provide for distributions based on
                                         collections of prepayment premiums,
                                         yield maintenance penalties or equity
                                         participations on the mortgage assets
                                         in the related trust fund.

                                        4

                                     Each class of certificates, other than
                                     interest-only certificates and residual
                                     certificates which are only entitled to a
                                     residual interest in the trust fund, will
                                     have a stated principal balance. Each class
                                     of certificates, other than principal-only
                                     certificates and residual certificates,
                                     will accrue interest on its stated
                                     principal balance or, in the case of
                                     interest-only certificates, on a notional
                                     amount. Each class of certificates entitled
                                     to interest will accrue interest based on a
                                     fixed, variable, reset rate or adjustable
                                     pass-through interest rate. The related
                                     prospectus supplement will specify the
                                     principal balance, notional amount and/or
                                     fixed pass-through interest rate, or, in
                                     the case of a variable, reset rate or
                                     adjustable pass-through interest rate, the
                                     method for determining that rate, as
                                     applicable, for each class of offered
                                     certificates.

                                     The certificates will be guaranteed or
                                     insured only to the extent specified in the
                                     related prospectus supplement. See "Risk
                                     Factors--The Assets of the Trust Fund May
                                     Not Be Sufficient to Pay Your Certificates"
                                     and "Description of the Certificates" in
                                     this prospectus.

Distributions of Interest on the
  Certificates....................   Interest on each class of offered
                                     certificates, other than certain classes of
                                     principal-only certificates and certain
                                     classes of residual certificates, of each
                                     series will accrue at the applicable fixed,
                                     variable, reset rate or adjustable
                                     pass-through interest rate on the principal
                                     balance or, in the case of certain classes
                                     of interest-only certificates, on the
                                     notional amount, outstanding from time to
                                     time. Interest will be distributed to you
                                     as provided in the related prospectus
                                     supplement on specified distribution dates.
                                     Distributions of interest with respect to
                                     one or more classes of accrual certificates
                                     may not begin until the occurrence of
                                     certain events, such as the retirement of
                                     one or more other classes of certificates,
                                     and interest accrued with respect to a
                                     class of accrual certificates before the
                                     occurrence of that event will either be
                                     added to its principal balance or otherwise
                                     deferred. Distributions of interest with
                                     respect to one or more classes of
                                     certificates may be reduced to the extent
                                     of certain delinquencies, losses and other
                                     contingencies described in this prospectus
                                     and in the related prospectus supplement.
                                     See "Risk Factors--Prepayments of the
                                     Mortgage Assets Will Affect the Timing of
                                     Your Cash Flow and May Affect Your Yield";
                                     "Yield and Maturity Considerations" and
                                     "Description of the
                                     Certificates--Distributions of Interest on
                                     the Certificates" in this prospectus.

Distributions of Principal of the
  Certificates....................   Each class of certificates of each series,
                                     other than certain classes of interest-only
                                     certificates and certain classes of
                                     residual certificates, will have a
                                     principal balance. The principal balance of
                                     a class of certificates will represent the
                                     maximum amount that you are entitled to
                                     receive as principal from future cash flows
                                     on the assets in the related trust fund.

                                        5

                                     Distributions of principal with respect to
                                     one or more classes of certificates may:

                                     o   be made at a rate that is faster, and,
                                         in some cases, substantially faster,
                                         than the rate at which payments or
                                         other collections of principal are
                                         received on the mortgage assets in the
                                         related trust fund;

                                     o   or may be made at a rate that is
                                         slower, and, in some cases,
                                         substantially slower, than the rate at
                                         which payments or other collections of
                                         principal are received on the mortgage
                                         assets in the related trust fund;

                                     o   not commence until the occurrence of
                                         certain events, such as the retirement
                                         of one or more other classes of
                                         certificates of the same series;

                                     o   be made, subject to certain
                                         limitations, based on a specified
                                         principal payment schedule resulting in
                                         a controlled amortization class of
                                         certificates; or

                                     o   be contingent on the specified
                                         principal payment schedule for a
                                         controlled amortization class of the
                                         same series and the rate at which
                                         payments and other collections of
                                         principal on the mortgage assets in the
                                         related trust fund are received.

                                     See "Description of the
                                     Certificates--Distributions of Principal on
                                     the Certificates" in this prospectus.

Advances..........................   If provided in the related prospectus
                                     supplement, if a trust fund includes
                                     mortgage loans, the master servicer, a
                                     special servicer, the trustee, any provider
                                     of credit support and/or any other
                                     specified person may be obligated to make,
                                     or have the option of making, certain
                                     advances with respect to delinquent
                                     scheduled payments of principal and/or
                                     interest on those mortgage loans. Any of
                                     the advances of principal and interest made
                                     with respect to a particular mortgage loan
                                     will be reimbursable from subsequent
                                     recoveries from the related mortgage loan
                                     and otherwise to the extent described in
                                     this prospectus and in the related
                                     prospectus supplement. If provided in the
                                     prospectus supplement for a series of
                                     certificates, any entity making these
                                     advances may be entitled to receive
                                     interest on those advances while they are
                                     outstanding, payable from amounts in the
                                     related trust fund. If a trust fund
                                     includes mortgage participations,
                                     pass-through certificates or other
                                     mortgage-backed securities, any comparable
                                     advancing obligation will be described in
                                     the related prospectus supplement. See
                                     "Description of the Certificates--Advances
                                     in Respect of Delinquencies" in this
                                     prospectus.

Termination.......................   If so specified in the related prospectus
                                     supplement, the mortgage assets in the
                                     related trust fund may be sold, causing an
                                     early termination of a series of
                                     certificates in the manner set forth in the
                                     prospectus supplement. If so provided in
                                     the related prospectus supplement, upon the
                                     reduction of the principal balance of a
                                     specified class or classes of certificates
                                     by a specified percentage or amount, the
                                     party specified in the

                                        6

                                     prospectus supplement may be authorized or
                                     required to bid for or solicit bids for the
                                     purchase of all of the mortgage assets of
                                     the related trust fund, or of a sufficient
                                     portion of the mortgage assets to retire
                                     the class or classes, as described in the
                                     related prospectus supplement. See
                                     "Description of the
                                     Certificates--Termination" in this
                                     prospectus.

Registration of Book-Entry
  Certificates....................   If so provided in the related prospectus
                                     supplement, one or more classes of the
                                     offered certificates of any series will be
                                     book-entry certificates offered through the
                                     facilities of The Depository Trust Company.
                                     Each class of book-entry certificates will
                                     be initially represented by one or more
                                     certificates registered in the name of a
                                     nominee of The Depository Trust Company. No
                                     person acquiring an interest in a class of
                                     book-entry certificates will be entitled to
                                     receive definitive certificates of that
                                     class in fully registered form, except
                                     under the limited circumstances described
                                     in this prospectus. See "Risk
                                     Factors--Book-Entry System for Certain
                                     Classes May Decrease Liquidity and Delay
                                     Payment" and "Description of the
                                     Certificates--Book-Entry Registration and
                                     Definitive Certificates" in this
                                     prospectus.

Certain Federal Income Tax
  Consequences ...................   The federal income tax consequences to
                                     certificateholders will vary depending on
                                     whether one or more elections are made to
                                     treat the trust fund or specified portions
                                     of the trust fund as one or more "real
                                     estate mortgage investment conduits" (each,
                                     a "REMIC") under the provisions of the
                                     Internal Revenue Code. The prospectus
                                     supplement for each series of certificates
                                     will specify whether one or more REMIC
                                     elections will be made. See "Certain
                                     Federal Income Tax Consequences" in this
                                     prospectus.

Certain ERISA Considerations......   If you are a fiduciary of any retirement
                                     plans or certain other employee benefit
                                     plans and arrangements, including
                                     individual retirement accounts, annuities,
                                     Keogh plans, and collective investment
                                     funds and insurance company general and
                                     separate accounts in which those plans,
                                     accounts, annuities or arrangements are
                                     invested, that are subject to ERISA or
                                     Section 4975 of the Internal Revenue Code,
                                     you should carefully review with your legal
                                     advisors whether the purchase or holding of
                                     offered certificates could give rise to a
                                     transaction that is prohibited or is not
                                     otherwise permissible either under ERISA or
                                     the Internal Revenue Code. See "Certain
                                     ERISA Considerations" in this prospectus
                                     and in the related prospectus supplement.

Legal Investment..................   The applicable prospectus supplement will
                                     specify whether the offered certificates
                                     will constitute "mortgage related
                                     securities" for purposes of the Secondary
                                     Mortgage Market Enhancement Act of 1984, as
                                     amended. If your investment activities are
                                     subject to legal investment laws and
                                     regulations, regulatory capital
                                     requirements or review by regulatory
                                     authorities, then you may be subject to
                                     restrictions on investment in the offered
                                     certificates. You should consult your own
                                     legal advisors for assistance in
                                     determining the suitability and
                                     consequences to

                                        7

                                     you of the purchase, ownership and sale of
                                     the offered certificates. See "Legal
                                     Investment" in this prospectus and in the
                                     related prospectus supplement.

Rating............................   At their dates of issuance, each class of
                                     offered certificates will be rated at least
                                     investment grade by one or more nationally
                                     recognized statistical rating agencies. See
                                     "Rating" in this prospectus and "Ratings"
                                     in the related prospectus supplement.

                                        8

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
 CONFLICTS

      The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

      With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

      The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
 CHARACTERISTICS

      We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

      The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

      Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

      o   The perceived liquidity of the certificates;

                                        9

      o   The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

      o   The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

      o   The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

      We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

      You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

      If not described in the related prospectus supplement,

      o   The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or
          instrumentality or by any other person or entity; and

      o   The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

      Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
 MAY AFFECT YOUR YIELD

      As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

      The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For

                                       10

example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

      The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

      o   A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk"
          or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

      o   A class of certificates that entitles the holders of the
          certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

      As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

      A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

      A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the

                                       11

case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

      Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

      o   principal prepayments on the related mortgage loans will be made;

      o   the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

      o   the likelihood of early optional termination of the related trust fund.

      Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of
Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON
 YOUR CERTIFICATES

      A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See "Description of the Trust Funds--Mortgage Loans--Default and Loss
Considerations with Respect to the Mortgage Loans" in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.
Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with
Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net

                                       12

operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

      The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o   the age, design and construction quality of the properties;

      o   perceptions regarding the safety, convenience and attractiveness of the properties;

      o   the characteristics of the neighborhood where the property is located;

      o   the proximity and attractiveness of competing properties;

      o   the adequacy of the property's management and maintenance;

      o   increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

      o   an increase in the capital expenditures needed to maintain the properties or make improvements;

      o   dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

      o   a decline in the financial condition of a major tenant;

      o   an increase in vacancy rates; and

      o   a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o   national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

      o   local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

      o   demographic factors;

      o   consumer confidence;

      o   consumer tastes and preferences; and

      o   retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o   the length of tenant leases;

      o   the creditworthiness of tenants;

      o   in the case of rental properties, the rate at which new rentals occur;
          and

      o   the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                       13

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

      Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

      o   Changes in general or local economic conditions and/or specific industry segments;

      o   Declines in real estate values;

      o   Declines in rental or occupancy rates;

      o   Increases in interest rates, real estate tax rates and other operating expenses;

      o   Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o   Acts of God; and

      o   Other factors beyond the control of a master servicer or special servicer.

      The type and use of a particular mortgaged property may present additional risk. For instance:

      o   Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

      o   Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

      o   The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

      The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

      o   Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o   Construction of competing hotels or resorts;

      o   Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o   Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

                                       14

      o   Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

      Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

      The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

      Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.
Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

      Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

      It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain
Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

      Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans

                                       15

in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

      Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

      o   operating  entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

      o   individuals that have personal liabilities unrelated to the property.

      However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in this prospectus.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower, or its constituent members, defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another

                                       16

lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

      In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

      The mortgage loan documents generally place certain restrictions on the transfer and/or pledge of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower.
Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer.
Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May
Cause Special Risks" above and "Risk Factors--The Borrower's Form of Entity May
Cause Special Risks" in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

      Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

      Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

      See "Description of the Mortgage Pool--General" in the prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in this prospectus.

                                       17

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

      Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

      Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. A borrower's ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o   The fair market value of the related mortgaged property;

      o   The level of available mortgage interest rates at the time of sale or refinancing;

      o   The borrower's equity in the related mortgaged property;

      o   The borrower's financial condition;

      o   The operating history and occupancy level of the related mortgaged property;

      o   Tax laws with respect to certain residential properties;

      o   Reductions in government assistance/rent subsidy programs;

      o   Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

      o   Prevailing general and regional economic conditions; and

      o   The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

      Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

      If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.
While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

      The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In

                                       18

addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

TENANT CONCENTRATION ENTAILS RISK

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier's business operations are negatively impacted or if such a tenant fails to renew its lease. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o   space in the mortgaged properties could not be leased or re leased;

      o   leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

      o   substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o   tenants were unwilling or unable to meet their lease obligations;

      o   a significant tenant were to become a debtor in a bankruptcy case;

      o   a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

      o   rental payments could not be collected for any other reason.

                                       19

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.
Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

      In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any such "dark" space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
 HAVE RISKS

      If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

                                       20

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

      Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.
See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

      Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

      Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage.
The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See
"Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED PROPERTIES

      The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

      o   fire;

      o   lightning;

      o   explosion;

                                       21

      o   smoke;

      o   windstorm and hail; and

      o   riot, strike and civil commotion.

      Each subject to the conditions and exclusions specified in each policy.

      The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
 MORTGAGED PROPERTY

      The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

      o   operating the properties;

      o   providing building services;

      o   establishing and implementing the rental structure;

      o   managing operating expenses;

      o   responding to changes in the local market; and

      o   assuring that maintenance and capital improvements are carried out in a timely fashion.

      Property managers may not be in a financial condition to fulfill their management responsibilities.

      Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

      We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
 NOT

      Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

                                       22

      o   the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

      o   potential environmental legislation or liabilities or other legal liabilities;

      o   the availability of refinancing; and

      o   changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
 RISKS OF DEFAULT AND LOSS

      Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

      Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

      Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                       23

LIMITATIONS OF APPRAISALS

      Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

      You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
 MORTGAGED PROPERTY

      The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly.
Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

      In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "judicial action"
rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
 OR DO NOT CONTAIN ATTORNMENT PROVISIONS

      Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in

                                       24

value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

      If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
 RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

      Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law;
however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

      The failure of a mortgaged property to comply with zoning laws or to be a
"legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

      In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers'
right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

      The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities
Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal
Aspects of Mortgage Loans--Americans with Disabilities Act" in this prospectus.
To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines

                                       25

in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

LITIGATION CONCERNS

      There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates.
There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

      If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.
A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

      o   generally, will not be subject to offset by losses from other activities;

      o   if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

      o   if you are a foreign holder, will not qualify for exemption from withholding tax.

      If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                                       26

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

      Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

      Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o   grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o   reduce periodic payments due under a mortgage loan;

      o   change the rate of interest due on a mortgage loan; or

      o   otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

      As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
 PREMIUMS OR DEFEASANCE PROVISIONS

      Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting

                                       27

the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

      The rate and timing of delinquencies or defaults on the mortgage loans will affect:

      o   the aggregate amount of distributions on the offered certificates;

      o   their yield to maturity;

      o   the rate of principal payments; and

      o   their weighted average life.

      If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

      If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

      Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in this prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

      To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced

                                       28

and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

RISKS RELATING TO ENFORCEABILITY

      The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

      If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The
Depository Trust Company, and its participating organizations:

      o   the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

      o   your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

      o   your access to information regarding the certificates may be limited since conveyance of notices and other communications by The
          Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

      o   you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating
          organizations and only then will they be credited to your account either directly or indirectly through DTC's participating
          organizations.

      See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

                                       29

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
 YOUR CERTIFICATES

      If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

IN THE EVENT OF AN EARLY TERMINATION OF A SWAP AGREEMENT DUE TO CERTAIN SWAP
 TERMINATION EVENTS, A TRUST MAY BE REQUIRED TO MAKE A LARGE TERMINATION PAYMENT
 TO ANY RELATED SWAP COUNTERPARTY

      To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

      If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

YOUR SECURITIES WILL HAVE GREATER RISK IF AN INTEREST RATE SWAP AGREEMENT
 TERMINATES

      If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

EVEN IF YOU DO NOT RECEIVE TIMELY NOTICES, YOU WILL BE DEEMED TO HAVE TENDERED
 YOUR RESET RATE CERTIFICATES

      The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform
DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC,
Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

                                       30

      Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

IF A FAILED REMARKETING IS DECLARED, YOU WILL BE REQUIRED TO RELY ON A SALE
 THROUGH THE SECONDARY MARKET IF YOU WISH TO SELL YOUR RESET RATE CERTIFICATES

      In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each trust fund will consist of:

      1.  various types of multifamily or commercial mortgage loans,

      2.  mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

      3.  a combination of mortgage loans and MBS.

      J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement. The discussion under the heading "--Mortgage
Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

      General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

      o   Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

      o   Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

                                       31

      The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years. Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

      If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged
Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

      Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the
Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. The prospectus supplement may describe certain variations in the calculation of Debt Service
Coverage Ratio that are applicable to a specific series. "Net Operating Income"
generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

      o   non-cash items such as depreciation and amortization,

      o   capital expenditures, and

      o   debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

      The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods,

                                       32

such as warehouses, retail stores, office buildings and industrial plants.
Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The "Loan-to-Value Ratio" of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

      o   the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
          Property to

      o   the Value of the related Mortgaged Property.

      The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

      The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

          (a)   the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity);
          and

          (b)   the greater the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

      o   the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

      o   the cost replacement method which calculates the cost of replacing the property at that date,

      o   the income capitalization method which projects value based upon the property's projected net cash flow, or

      o   upon a selection from or interpolation of the values derived from those methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to

                                       33

do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks That May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

      Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

      o   will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

      o   may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

      o   may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

      o   may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

      o   may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

      A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

      Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

      o   the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

      o   the type or types of property that provide security for repayment of the mortgage loans,

      o   the earliest and latest origination date and maturity date of the mortgage loans,

                                       34

      o   the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

      o   the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
          Loan-to-Value Ratio of the mortgage loans,

      o   the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

      o   with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

      o   information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

      o   the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
          Service Coverage Ratios, and the weighted average of the Debt
          Service Coverage Ratios, and

      o   the geographic distribution of the Mortgaged Properties on a state-by-state basis.

      In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

      MBS may include:

      o   private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

      o   certificates insured or guaranteed by the Federal Home Loan Mortgage
          Corporation ("FHLMC"), the Federal National Mortgage Association
          ("FNMA"), the Governmental National Mortgage Association ("GNMA") or
          the Federal Agricultural Mortgage Corporation ("FAMC") provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans
(the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will

                                       35

make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

      o   the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

      o   the original and remaining term to stated maturity of the MBS, if applicable,

      o   the pass-through or bond rate of the MBS or the formula for determining the rates,

      o   the payment characteristics of the MBS,

      o   the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      o   a description of the credit support, if any,

      o   the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

      o   the terms on which mortgage loans may be substituted for those originally underlying the MBS,

      o   the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in
          Prospectus Supplements" above, and

      o   the characteristics of any cash flow agreements that relate to the
          MBS.

CERTIFICATE ACCOUNTS

      Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

OTHER ACCOUNTS

      The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

                                       36

CREDIT SUPPORT

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and
"Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price you paid, the fixed, variable rate, reset rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.
See "Risk Factors--Prepayments of the Mortgage Assets Will Affect the Timing of
Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

      With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those

                                       37

payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date.
Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest
Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See
"Description of the Pooling Agreements--Servicing Compensation and Payment of
Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

      A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them
(including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the related trust fund).
Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.
An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's

                                       38

yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

      A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

      In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

      Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

      We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

      o   the availability of mortgage credit,

      o   the relative economic vitality of the area in which the Mortgaged
          Properties are located,

      o   the quality of management of the Mortgaged Properties,

      o   the servicing of the mortgage loans,

      o   possible changes in tax laws and other opportunities for investment,

      o   the existence of Lock-out Periods,

      o   requirements that principal prepayments be accompanied by Prepayment
          Premiums, and

      o   by the extent to which these provisions may be practicably enforced.

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent

                                       39

therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR")
prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

                                       40

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a
"prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

      Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some
(but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses

                                       41

on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

      Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

      Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.
See "--Yield and Prepayment Considerations" above.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

      Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

                                       42

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

      The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

      Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

      1.  amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

      2.  Excess Funds, or

      3.  any other amounts described in the related prospectus supplement.

      "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from
Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates. The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

      Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                   THE SPONSOR

      The related prospectus supplement will identify the sponsor or sponsors of the applicable series. JPMorgan Chase Bank, National Association ("JPMCB"), a
national banking association, may be a sponsor (in such capacity, the
"Sponsor"). JPMCB is a national bank and acquires and originates

                                       43

mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMCB is a wholly owned bank subsidiary of
JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

      Additional information, including the most recent Form 10-K and Annual
Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by
JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park
Avenue, New York, New York 10017.

      JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to the offered certificates. JPMCB is an affiliate of the Depositor and J.P. Morgan Securities
Inc.

                                  THE DEPOSITOR

      J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMCB. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212)
834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

      The Depositor remains responsible under the Pooling and Servicing
Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing
Agreement. The Depositor also remains responsible for mailing notices to the
Certificateholders upon the appointment of certain successor entities under the
Pooling and Servicing Agreement.

                               THE ISSUING ENTITY

      The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The
Issuing Entity will operate under a fiscal year ending each December 31st. The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

                                 USE OF PROCEEDS

      We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                                       44

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

      o   provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

      o   are senior (collectively, "Senior Certificates") or subordinate
          (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

      o   are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

      o   are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

      o   provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

      o   provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o   provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

      o   provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form
(those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of
The Depository Trust Company ("DTC"). The offered certificates of each series
(if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be
Limited Because of Their Characteristics" and "--Book-Entry System for Certain
Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date. The
"Available Distribution Amount" for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or

                                       45

currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the
Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

      Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination
Date specified in the related prospectus supplement. The Record Date for each series will be set forth in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive
Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset rate or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

      The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

      1.  based on the principal balances of some or all of the mortgage assets in the related trust fund,

      2.  equal to the principal balances of one or more other classes of certificates of the same series, or

      3.  an amount or amounts specified in the applicable prospectus supplement.

                                       46

      Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement. See "Risk
Factors--Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DETERMINATION OF INTEREST RATES

      Day Count Basis; Interest Rate Change Dates; Interest Rate Determination
Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an
Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

      o   "30/360" which means that interest is calculated on the basis of a
          360-day year consisting of twelve 30-day months;

      o   "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

      o   "Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

      o   "Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

      o   "Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be;
          and

      o   "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/ Actual" adopted by the International Securities
          Market Association ("ISMA"), which means that interest is calculated on the following basis:

                                       47

      o   where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

      o   where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

                      (1)   the number of days in such accrual period falling in
                            the determination period in which the accrual period
                            begins divided by the product of (x) the number of
                            days in such determination period and (y) the number
                            of distribution dates that would occur in one
                            calendar year; and

                      (2)   the number of days in such accrual period falling in
                            the next determination period divided by the product
                            of (x) the number of days in such determination
                            period and (y) the number of distribution dates that
                            would occur in one calendar year;

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

      For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "--LIBOR" below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

      LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination
Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference
Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that
LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

      For this purpose:

      o   "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

                                       48

      o   "Dow Jones Market Service Page 3750" means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

      o   "Reference Banks" means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

      Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial Paper
Rate for any relevant interest determination date will be the Bond Equivalent
Yield shown below of the rate for 90-day commercial paper, as published in
H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper--Financial".

      If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

      o   If the rate described above is not published in H.15(519) by 3:00
          p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the
          Remarketing Terms Determination Date, as published in H.15 Daily
          Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper-- Financial". The "Bond
          Equivalent Yield" will be calculated as follows:

                       Bond Equivalent Yield =     N x D
                                                ------------ x 100
                                                360 (D x 90)

      where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be.

      o   If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

      o   The Commercial Paper Rate will be subject to a lock-in period of six
          New York City business days.

      CMT Rate. If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New
York City time, on that interest determination date under the caption "Treasury
Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately
3:45 p.m.," under the column for:

      o   If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

      o   If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

      The following procedures will apply if the CMT Rate cannot be determined as described above:

      o   If the rate described above is not displayed on the relevant page by
          3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the
          CMT Rate will

                                       49

          be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

      o   If the applicable rate described above is not published in H.15(519)
          or another recognized electronic source for displaying such rate by
          3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the
          Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the
          Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate
          Page shown above and published in H.15(519).

      o   If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New
          York City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

      o   If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

      o   If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

      o   If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

      Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar
Federal funds, as published in H.15(519) for that day opposite the caption
"Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal
Funds Rate". The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

                                       50

      o   If the rate described above does not appear on Money line Telerate
          Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York
          City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily
          Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds
          (Effective)".

      o   If the rate described above does not appear on Money line Telerate
          Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00
          p.m., New York City time, on that interest determination date, the
          Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight
          U.S. Dollar Federal funds arranged by three leading brokers of Federal
          Funds transactions in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

      o   If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

      91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day
Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the
United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

      In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury
Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may
be.

      The 91-day Treasury Bill Rate will be subject to a lock-in period of six
New York City business days.

      Prime Rate. If certificates of any series bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in
H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

      The following procedures will be observed if the Prime Rate cannot be determined as described above:

      o   If the rate described above is not published in H.15(519) prior to
          3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15
          Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

      o   If the above rate is not published in either H.15(519), H.15 Daily
          Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the
          Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

      o   If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as

                                       51

          of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      o   If the selected banks are not quoting as mentioned above, the Prime
          Rate will remain the prime rate then in effect on that interest determination date.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
 RESPECT OF EQUITY PARTICIPATIONS

      If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ADDITIONAL INFORMATION REGARDING RESET RATE CERTIFICATES

      Interest. The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

                                       52

      Interest will be payable on the reset rate certificates for each applicable distribution date as set forth in the related prospectus supplement.
Interest on a class of reset rate certificates during any reset period:

      o   when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

      o   when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis;
          and

      o   when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under "--Determination of Interest Rates--Day Count Basis; Interest Rate Change Dates;
          Interest Rate Determination Dates" above.

      Except for the initial accrual period or if specified in the related prospectus supplement:

      o   an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will generally begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

      o   accrual periods when a class of reset rate certificates bears interest at a fixed rate will generally begin on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

      Principal. Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

      Reset Periods. During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

      The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

      o   the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

      o   the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

      The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See "--Floating Rate Mode" and "--Fixed Rate Mode" below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement. The spread for each reset period will be determined in the manner described below under
"--Spread Determination Date."

                                       53

      Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

      Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See "--Tender of
Reset Rate Certificates; Remarketing Procedures" below.

      Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

      o   at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

      o   at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

      Remarketing Terms Determination Date. The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement
(not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the "remarketing terms determination date," the remarketing agents will establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

      o   the expected weighted average life of that class of reset rate certificates;

      o   the name and contact information of the remarketing agents;

      o   the next reset date and reset period;

      o   the applicable minimum denomination and additional increments;

      o   if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

      o   the interest rate mode, i.e., fixed rate or floating rate;

      o   if in floating rate mode, the applicable interest rate index;

      o   if in floating rate mode, the interval between interest rate change dates;

      o   if in floating rate mode, the applicable interest rate determination date;

      o   if in fixed rate mode, the applicable fixed rate pricing benchmark;

      o   whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

      o   the applicable interest rate day count convention;

      o   the related all-hold rate, if applicable; and

      o   the principal payment priority of the applicable class, if it will differ from that previously in effect.

                                       54

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the "rating agency condition," which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

      The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in
Europe ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

      On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See
"--Tender of Reset Rate Certificates; Remarketing Procedures" below.

      If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100%
of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

      If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under "--Failed Remarketing" below.

      Spread Determination Date. On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained.

      In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC's, Euroclear's and Clearstream's respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

                                       55

      Timeline: The following chart shows an example of a timeline of the remarketing process:

        TIMING                                                               EVENT
        ------                                                               -----

                               ----------------------------------------------------------------------------------------

THIRTY TO FIFTEEN CALENDAR
     DAYS PRIOR TO                  (Trustee to provide notices to clearing agencies specifying the identity of the
   REMARKETING TERMS                                                 remarketing agents)
  DETERMINATION DATE
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
AT LEAST EIGHT BUSINESS DAYS                                REMARKETING TERMS DETERMINATION DATE
   PRIOR TO RESET DATE          (Notices sent to reset rate certificateholders stating the new terms of the reset rate notes, including the related all-hold rate, if applicable)
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
                                                                            NOTICE DATE
    SIX BUSINESS DAYS               (Hold notices due from reset rate certificateholders, if applicable, or they are
  PRIOR TO RESET DATE               deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
                                                                     SPREAD DETERMINATION DATE
                                            (Based on market conditions, the spread or fixed rate is determined by
 THREE BUSINESS DAYS PRIOR           remarketing agents for the next reset period or a failed remarketing is declared,
      TO RESET DATE                     identity of any swap counterparty (or counterparties) is determined; and the related failed remarketing rate for the next reset period will be determined)
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
                                                                            RESET DATE
       RESET DATE                   (New terms of the remarketed reset rate certificates become effective; any swap agreement for previous reset period may terminate; any new swap agreement for next reset period becomes effective; payments to tendering certificateholders)
                               ----------------------------------------------------------------------------------------

      The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

      Failed Remarketing. There will be a failed remarketing if:

      o   the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

      o   the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

      o   either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

      o   one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under
          "--Floating Rate Mode" and "--Fixed Rate Mode" below;

      o   certain conditions specified in the related remarketing agreement are not satisfied; or

      o   any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

                                       56

      In the event a failed remarketing is declared with respect to a class of reset rate certificates:

      o   all holders of that class will retain their reset rate certificates;

      o   the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

      o   the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

      o   any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

      If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

      Floating Rate Mode. If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

      In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

      Fixed Rate Mode. If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

      o   the applicable spread as determined by the remarketing agents on the spread determination date; and

      o   the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

                                       57

      If so specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

      In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust's ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

Each such swap agreement will generally terminate on the earliest to occur of:

      o   the next succeeding reset date;

      o   the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

      o   if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the rating agency condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under "--Floating Rate
Mode" in the selection of the related swap counterparties and the establishment of the applicable spread.

      Tender of Reset Rate Certificates; Remarketing Procedures. A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

      Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

      o   inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates,
          and

      o   request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

      On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at
100% of its outstanding principal balance, unless the holder, by delivery of a

                                       58

hold notice, if applicable, elects not to tender its reset rate certificate. If the related class of reset rate certificates are held in book-entry form, 100%
of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

      If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers.
Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

      The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust's financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

      No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

      Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

      Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or

                                       59

funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

      If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

      If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

      If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

                                       60

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that will set forth, among other things, in each case to the extent applicable:

      o   the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o   the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o   the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o   the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

      o   if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

      o   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      o   information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

      o   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

      o   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      o   the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued
          Certificate Interest has been added to that balance;

                                       61

      o   if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

      o   the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

      o   if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

      o   to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

      The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

      Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in this prospectus.

      If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any
Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

      Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of
the Trustee" in this prospectus.

TERMINATION

      The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

      o   the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

                                       62

      o   the payment to the certificateholders of the series of all amounts required to be paid to them.

      Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect
Participants").

      Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

      The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

      DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the
Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate

                                       63

Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of
DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

      Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The
Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more
Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a
Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to
Certificate Owners or their nominees, rather than to DTC or its nominee, only if

      o   the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

      o   the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from
          DTC, the Participants holding beneficial interests in the Book-Entry
          Certificates agree to initiate such termination.

      Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

      Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as

                                       64

the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

      Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear
Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the
Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its
Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates. Except as otherwise provided under
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master
Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and
Indirect Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

      DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related operating procedures of Euroclear and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear.

      Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and

                                       65

Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued
at any time.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

      The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

      A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage
Securities Corp., 270 Park Avenue, New York, New York 10017, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

      With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

                                       66

      The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the
Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.
This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the
Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling
Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

      o   the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

      o   the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
          Mortgage;

      o   the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

      o   the payment status of the mortgage loan.

      A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement. It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

      Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the

                                       67

date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

      1.  the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

      2.  applicable law, and

      3.  the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

      The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

      A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related
Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the

                                       68

master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

      Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

      General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or
Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

      Deposits. A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

      1.  all payments on account of principal, including principal prepayments, on the mortgage loans;

      2.  all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

      3.  all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration

                                       69

          of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
          Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

      4.  any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

      5.  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies" in this prospectus;

      6.  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

      7.  all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage
          Asset Seller or any other specified person as described under
          "--Assignment of Mortgage Loans; Repurchases" and "--Representations
          and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under
          "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under
          "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

      8.  any amounts paid by the master servicer to cover Prepayment Interest
          Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

      9.  to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

      10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

      11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

      Withdrawals. A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1.  to make distributions to the certificateholders on each distribution date;

      2.  to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

      3.  to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--

                                       70

          Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      4.  to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent
          Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

      5.  to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3)
          above made by it and/or any servicing expenses referred to in clause
          (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise
          distributable on one or more classes of Subordinate Certificates of the related series;

      6.  if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

      7.  if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

      8.  to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the
          Master Servicer and the Depositor" in this prospectus;

      9.  if described in the related prospectus supplement, to pay the fees of trustee;

      10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
          Regarding the Trustee" in this prospectus;

      11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

      12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

      13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

                                       71

      14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
          Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

      15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

      16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

      17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of
          certificateholders;

      18. to make any other withdrawals permitted by the related Pooling
          Agreement and described in the related prospectus supplement; and

      19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose
(or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans"
in this prospectus.

      The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising

                                       72

any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

      Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

      The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.
The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a
Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale
and Due-on-Encumbrance" in this prospectus.

                                       73

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      A master servicer's primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

      If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR
229.1122) that contains the following:

      (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b) a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

      (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

      (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

                                       74

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the
Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling
Agreement.

EVENTS OF DEFAULT

      Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

      The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

      Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

      1.  to cure any ambiguity,

      2.  to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

      3.  to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

      4.  to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely

                                       75

affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

      Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose. The related prospectus supplement may provide that these types of amendments may not:

      1.  reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

      2.  adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

      3.  modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

      Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling
Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

      The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.
If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

                                       76

CERTAIN MATTERS REGARDING THE TRUSTEE

      As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

      The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related
Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

      The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

      The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not

                                       77

covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

      If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

      o   the nature and amount of coverage under the credit support,

      o   any conditions to payment under the credit support not otherwise described in this prospectus,

      o   any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

      o   the material provisions relating to the credit support.

      Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

      o   a brief description of its principal business activities;

      o   its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

      o   its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
          Losses" in this prospectus.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

      If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of

                                       78

that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement
(the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form
8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the Securities and Exchange
Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

      Amounts deposited in any reserve fund will generally be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund.

                                       79

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans" in this prospectus.

GENERAL

      Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.
Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower)
conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as

                                       80

landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

      In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.

                                       81

These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme
Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example,

                                       82

the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

      Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require

                                       83

the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

      Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the
Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

      Generally. The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property

                                       84

may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
If this is done the full amount due under the original loan may never be repaid.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy
Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.
In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for

                                       85

lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy
Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of

                                       86

the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.
However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

      o   may pose an imminent or substantial endangerment to human health or welfare or the environment,

      o   may result in a release or threatened release of any hazardous material, or

      o   may give rise to any environmental claim or demand,

      o   may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial, treatment, storage or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

      The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

      Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator"
under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

      Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders

                                       87

under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on
"generators" or "transporters" of hazardous substances.

      Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

      In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

      The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

      To reduce the likelihood of this kind of loss, the related Pooling
Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

      Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

      If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance would be complicated and may entail substantial expense.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the
"Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the
Garn Act. Therefore, subject to those limitations, a master servicer may have the right

                                       88

to accelerate the maturity of a mortgage loan that contains a "due-on-sale"
provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

SUBORDINATE FINANCING

      Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.
In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar
Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

                                       89

A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

      1.  hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

      2.  the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

      In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations
(such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may

                                       90

also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools
Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA
Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the
"IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the
"REMIC Regulations") promulgated by the U.S. Department of Treasury (the
"Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

      For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the
Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

      With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool.

                                       91

Qualification as a REMIC requires ongoing compliance with certain conditions.
With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      1.  the making of an election,

      2.  compliance with the Pooling Agreement and any other governing documents and

      3.  compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC
          Pool will qualify as a REMIC.

      In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual
Certificates will be considered to be "residual interests" in the REMIC Pool.
The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See
"--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

      REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of
Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to
Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section
856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be
"qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3).
REMIC Certificates held by a regulated investment company will not constitute
"Government Securities" within the meaning of Code Section 851(b)(3)(A)(i).
REMIC Certificates held by certain financial institutions will constitute an
"evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An

                                       92

entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another
REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv)
loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

      1.  the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day
          (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

      2.  substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

      If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

      o   a mortgage in default or as to which default is reasonably foreseeable,

      o   mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

      o   a mortgage that was fraudulently procured by the mortgagor, and

      o   a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

      A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC Pool's initial assets) may be used to

                                       93

provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the
IRS.

      In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each
REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

      If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

      General.

      A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the
Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual

                                       94

method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

      Original Issue Discount.

      Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the
"OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

      Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price." The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a
Regular Certificate, it is possible that no interest on any class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular
Certificates as qualified stated interest. Distributions of interest on an
Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular
Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

                                       95

      Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the
Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the
Regular Certificate is held as a capital asset. However, under the OID
Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant
Yield Method" below.

      A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

      1.  the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated
          redemption price at maturity and (b) the distributions made on the
          Regular Certificate during the accrual period that are included in the
          Regular Certificate's stated redemption price at maturity, over

      2.  the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      1.  the yield to maturity of the Regular Certificate at the issue date,

      2.  events (including actual prepayments) that have occurred prior to the end of the accrual period, and

      3.  the Prepayment Assumption.

      For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       96

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

      In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

      The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular
Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

      Acquisition Premium.

      A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

      Variable Rate Regular Certificates.

      Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

      1.  the issue price does not exceed the original principal balance by more than a specified amount, and

      2.  the interest compounds or is payable at least annually at current values of

                                       97

          (a)   one or more "qualified floating rates,"

          (b)   a single fixed rate and one or more qualified floating rates,

          (c)   a single "objective rate," or

          (d)   a single fixed rate and a single objective rate that is a
                "qualified inverse floating rate."

      A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or
(2) unique to the circumstances of the depositor or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as

                                       98

having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

      Deferred Interest.

      Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

      Market Discount.

      A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated
interest) (1) is exceeded by the then-current principal amount of the Regular
Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular
Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.
The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular
Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which that election may be deemed to be made.

      Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears

                                       99

that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium.

      A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference
Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under
"--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method.

      A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

      Sale or Exchange of Regular Certificates.

      If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the

                                       100

Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

      1.  if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

      2.  in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

      3.  to the extent that the gain does not exceed the excess, if any, of (a)
          the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

      In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Treatment of Losses.

      Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of
Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those
Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The
IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.
This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.

                                       101

You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular
Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income.

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of
Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      1.  the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      2.  all bad loans will be deductible as business bad debts, and

      3.  the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2)
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular
Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later

                                       102

classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular
Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

      Basis and Losses.

      The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC
Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

      You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related REMIC
Pool. However, that taxable income will not include cash received by the REMIC
Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the
Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

      Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.

                                       103

The REMIC Regulations currently in effect do not so provide. See "--Treatment of
Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual
Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense.

      Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

      Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.
The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the
IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                       104

      Limitations on Offset or Exemption of REMIC Income.

      A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

      The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on
Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Certificates.

      Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the
Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the

                                       105

residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

      In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

      For these purposes:

      1.  "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization
          (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

      2.  "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.
          Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity,
          and

      3.  an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

      The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual
Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each
Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the
Depositor or the trustee may charge a fee for computing and providing that information.

                                       106

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign
Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the
Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual
Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading
"--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

      The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

          (i)   the present value of any consideration given to the transferee to acquire the interest;

          (ii)  the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

      The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer

                                       107

must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Unless otherwise stated in the related prospectus supplement, a Residual
Certificate may not be purchased by or transferred to any person that is not a
U.S. Person. The term "U.S. Person" means a citizen or resident of the United
States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a non-U.S. Person.

      Sale or Exchange of a Residual Certificate.

      Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the
Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment

                                       108

income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

      Mark to Market Regulations.

      The Treasury has issued regulations, the "Mark to Market Regulations,"
under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions.

      Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

      1.  the disposition of a qualified mortgage other than for:

          (a)   substitution within two years of the Startup Day for a defective
          (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the
          Startup Day,

          (b)   foreclosure, default or imminent default of a qualified
          mortgage,

          (c)   bankruptcy or insolvency of the REMIC Pool, or

          (d)   a qualified (complete) liquidation,

      2.  the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      3.  the receipt of compensation for services or

      4.  the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or

                                       109

due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day.

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

      1.  during the three months following the Startup Day,

      2.  made to a qualified reserve fund by a Residual Certificateholder,

      3.  in the nature of a guarantee,

      4.  made to facilitate a qualified liquidation or clean-up call, and

      5.  as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property.

      The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual

                                       110

Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular
Certificates, as well as holders of Residual Certificates, where those Regular
Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular
Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

      Regular Certificates.

      Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possible one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code
Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular
Certificate being effectively connected to a United States trade or business;
Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is

                                       111

classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the
Non-U.S. Person is a partnership. An intermediary (other than a partnership)
must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

      If that statement, or any other required statement, is not provided, 30%
withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person"
means any person who is not a U.S. Person.

      Residual Certificates.

      The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a
Residual Certificateholder will not be entitled to any exemption from the 30%
withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of
Residual Certificates--Limitations on Offset or Exemption of REMIC Income"
above. If the amounts paid to Residual Certificateholders who are Non-U.S.
Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to
United States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential" and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

      Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a

                                       112

current rate of 28% (which rate will be increased to 31% commencing after 2010)
on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the
Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS
Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the
IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication
938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

      The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

                         FEDERAL INCOME TAX CONSEQUENCES
             FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

      General.

      In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a
"taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the
Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its

                                       113

Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund.
However, investors who are individuals, estates or trusts who own Standard
Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section
212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon"
rules of the Code, as described under "--Stripped Certificates" and
"--Recharacterization of Servicing Fees," below.

      Tax Status.

      In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

      1.  Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

      2.  Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
          Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

      3.  Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section
          860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section
          860G(a)(3).

                                       114

      Premium and Discount.

      Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

      Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section
1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a
Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

      Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

      Recharacterization of Servicing Fees.

      If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

                                       115

      Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds."
Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable
Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Certificates.

      Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard
Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

      General.

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

                                       116

      The certificates will be subject to those rules if:

      1.  we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

      2.  the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

      3.  certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard
Certificates--General" above, subject to the limitation described there.

      Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations"
below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for

                                       117

REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

      Status of Stripped Certificates.

      No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped
Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

      Taxation of Stripped Certificates.

      Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that
Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the
Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.

                                       118

Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped
Certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

      1.  one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

      2.  as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

      3.  a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

      Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

                                       119

      Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

RESET RATE CERTIFICATES

      As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and as interest in any related interest rate swap agreement or other derivative instrument. See
"Federal Income Tax Consequences for REMIC Certificates" for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped
Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after
2010) may be required in respect of any reportable payments, as described under
"--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding"
above.

      On January 24, 2006, the Treasury published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under
Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in
"street name." The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

TAXATION OF CERTAIN FOREIGN INVESTORS

      To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

                                       120

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences", you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the
Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special
caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b)
has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

      Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the

                                       121

appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar
Law.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL"), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (that is, Plans and entities whose underlying assets include plan assets) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

      In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

      Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

      The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

      Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance

                                       122

company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

      The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

      The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

      The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      If so specified in the related prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in

                                       123

determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk,

                                       124

Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation, and the OTS, effective May 26, 1998, and by the
NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

      The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

      We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

      1.  by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

                                       125

      2.  by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

      3.  through direct offerings by the Depositor.

      If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

      In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

      This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

      In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing.
In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                                       126

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on
Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

      The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

                       WHERE YOU CAN FIND MORE INFORMATION

      Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the
Public Reference Section of the Securities and Exchange Commission, 100 F Street
N.W., Washington, D.C. 20549. Information regarding the operation of the Public
Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D,
10-K and 8-K will be made available on the applicable Trustee's or other identified party's website.

                                  LEGAL MATTERS

      The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                       127

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       128

                             INDEX OF DEFINED TERMS

1998 Policy Statement........................................................125
30/360........................................................................47
401(c) Regulations...........................................................123
91-day Treasury Bill Rate.....................................................51
91-day Treasury Bills.........................................................51
Accrual Certificates..........................................................46
Accrued Certificate Interest..................................................46
Actual/360....................................................................47
ADA...........................................................................90
Amendments...................................................................122
ARM Loans.....................................................................35
Assessment of Compliance......................................................74
Attestation Report............................................................75
Available Distribution Amount.................................................45
Bankruptcy Code...............................................................82
Bond Equivalent Yield.........................................................49
Book-Entry Certificates.......................................................45
calculation date..............................................................48
Cash Flow Agreement...........................................................37
CERCLA........................................................................87
Certificate Owner.............................................................63
Clearstream...................................................................55
CMT Rate......................................................................49
Code..........................................................................62
Commercial Paper Rate.........................................................49
Cooperatives..................................................................32
CPR...........................................................................40
Debt Service Coverage Ratio...................................................32
defective obligation..........................................................93
Definitive Certificates.......................................................45
Depositor.....................................................................31
Determination Date............................................................38
determination period..........................................................48
Direct Participants...........................................................63
Disqualified Organization...............................................106, 123
Distribution Date Statement...................................................61
DOL..........................................................................122
Dow Jones Market Service Page 3750............................................49
DTC...........................................................................45
Due Dates.....................................................................34
Due Period....................................................................38
EDGAR........................................................................127
electing large partnership...................................................106
Equity Participation..........................................................34
Euroclear.....................................................................55
Event of Default..............................................................75
Excess Funds..................................................................43
excess servicing.............................................................115
Exemptions...................................................................122
FAMC..........................................................................35
Federal Funds Rate............................................................50
FHLMC.........................................................................35
FNMA..........................................................................35
Garn Act......................................................................88
GNMA..........................................................................35
Indirect Participants.........................................................63
Insurance and Condemnation Proceeds...........................................70
IRS...........................................................................91
ISMA..........................................................................47
JPMCB.........................................................................43
L/C Bank......................................................................79
LIBOR Determination Date......................................................48
Liquidation Proceeds..........................................................70
Loan-to-Value Ratio...........................................................33
Lock-out Date.................................................................34
Lock-out Period...............................................................34
MBS...........................................................................31
MBS Agreement.................................................................35
MBS Issuer....................................................................35
MBS Servicer..................................................................35
MBS Trustee...................................................................35
Mortgage Asset Seller.........................................................31
Mortgage Notes................................................................31
Mortgaged Properties..........................................................31
Mortgages.....................................................................31
NCUA.........................................................................124
Net Leases....................................................................33
Net Operating Income..........................................................32
Nonrecoverable Advance........................................................60
Non-SMMEA Certificates.......................................................123
Non-U.S. Person..............................................................112
OCC..........................................................................124
OID Regulations...............................................................95
OTS..........................................................................124
Participants..................................................................63
Parties in Interest..........................................................121
Pass-Through Entity..........................................................106
Permitted Investments.........................................................69
Plans........................................................................121
Pooling Agreement.............................................................66
prepayment....................................................................40
Prepayment Assumption.........................................................96
Prepayment Interest Shortfall.................................................38
Prepayment Premium............................................................34
Prime Rate....................................................................51
PTCE.........................................................................122
Random Lot Certificates.......................................................95
rating agency condition.......................................................55
Record Date...................................................................46
Reference Banks...............................................................49
Reform Act....................................................................94
Registration Statement.......................................................127

                                      129

Regular Certificateholder.....................................................94
Regular Certificates..........................................................91
Related Proceeds..............................................................60
Relief Act....................................................................90
REMIC......................................................................7, 92
REMIC Certificates............................................................91
REMIC Pool................................................................91, 92
REMIC Regulations.............................................................91
REO Property..................................................................68
Residual Certificateholders..................................................102
Residual Certificates.........................................................46
secured-creditor exemption....................................................87
Securities Act...............................................................126
Senior Certificates...........................................................45
Servicing Standard............................................................68
Similar Law..................................................................121
SMMEA........................................................................123
SPA...........................................................................40
Sponsor.......................................................................43
Standard Certificateholder...................................................113
Standard Certificates........................................................113
Startup Day...................................................................92
Stripped Certificateholder...................................................118
Stripped Certificates........................................................116
Subordinate Certificates......................................................45
Sub-Servicing Agreement.......................................................68
Title V.......................................................................89
Treasury......................................................................91
Treasury Notes................................................................50
U.S. Person..................................................................108
Value.........................................................................33
Warranting Party..............................................................67

                                      130

The attached diskette contains a Microsoft Excel,1 Version 5.0 spreadsheet file (the ‘‘Spreadsheet File’’) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is ‘‘JPMCC 2007-CIBC18.xls.’’ It provides, in electronic format, certain statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and in Annex A-1, Annex A-2 and Annex B to the free writing prospectus. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this free writing prospectus. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this free writing prospectus. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and in Annex A-1, Annex A-2 and Annex B to the free writing prospectus, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final free writing prospectus and accompanying prospectus relating to the Certificates in making their investment decision.

Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the ‘‘READ ONLY’’ button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

[1]	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any jurisdiction where the offer is not permitted.

Free Writing Prospectus

$3,611,325,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
Depositor

J.P. Morgan Chase Commercial
Mortgage Securities Trust 2007-CIBC18
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2007-CIBC18

Class A-1	$105,817,000
Class A-3	$251,333,000
Class A-4	$2,002,203,000
Class A-1A	$373,541,000
Class X	$3,904,135,398
Class A-M	$290,414,000
Class A-MFL	$100,000,000
Class A-J	$226,971,000
Class A-JFL	$100,000,000
Class B	$73,203,000
Class C	$29,281,000
Class D	$58,562,000

FREE WRITING PROSPECTUS

JPMorgan

CIBC World Markets

Credit Suisse

February     , 2007